Filed Pursuant to Rule 424(b)(3)

Registration No. 333-185118

PROPOSED MERGER—YOUR VOTE IS VERY IMPORTANT

The boards of directors of Crescent Financial Bancshares, Inc. and ECB Bancorp, Inc. have approved a merger agreement under which ECB will merge with and into Crescent with Crescent as the surviving entity. Under the terms of the merger agreement, ECB shareholders will receive in exchange for each share of ECB common stock they own immediately prior to completion of the merger 3.55 shares of Crescent’s common stock, par value $0.001 per share. In connection with the merger, and based on the assumptions described in more detail in this document, Crescent expects to issue approximately 12,016,484 shares of Crescent common stock.

The number of shares of Crescent common stock that ECB shareholders will receive in the merger for each share of ECB common stock is fixed. The dollar value of the consideration ECB shareholders will receive in the merger will change depending on changes in the market price of Crescent common stock and will not be known at the time you vote on the merger. The following table shows the closing sale prices of Crescent common stock and ECB common stock as reported on The NASDAQ Global Market and the NYSE MKT, respectively, on September 24, 2012, the last trading day before public announcement of the merger, and on February 8, 2013, the latest practicable trading date before the date of this document. This table also shows the implied value of the merger consideration proposed for each share of ECB common stock, which we calculated by multiplying the closing price of Crescent common stock on those dates by 3.55, the exchange ratio.

	Crescent Common Stock	ECB Common Stock	Implied Value of One Share of ECB Common Stock

September 24, 2012	$5.28	$11.75	$18.74
February 8, 2013	$4.47	$14.98	$15.87

The market prices for both ECB common stock and Crescent common stock will fluctuate before completion of the merger. We urge you to obtain current market quotations for both ECB common stock and Crescent common stock before you vote. Crescent’s common stock is listed on The NASDAQ Global Market under the symbol “CRFN” and ECB’s common stock is listed on the NYSE MKT under the symbol “ECBE.”

At the ECB special meeting of shareholders, ECB shareholders will be asked to vote on the approval and adoption of the agreement and plan of merger entered into by ECB and Crescent, dated as of September 25, 2012 and certain other matters.

At the Crescent special meeting of stockholders, Crescent stockholders will be asked to vote on the approval and adoption of the agreement and plan of merger entered into by ECB and Crescent, dated as of September 25, 2012, and any other business properly presented at the meeting, or any adjournments or postponements thereof.

Your vote is very important. Whether or not you plan to attend your shareholders’ meeting, please take the time to vote by completing and mailing the enclosed proxy card in accordance with the instructions on the proxy card, or by casting your vote over the Internet or by telephone in accordance with the instructions on the proxy card or voting instructions, as the case may be.

The dates, times and places of the meetings are as follows:

For Crescent Financial Bancshares, Inc. Stockholders:	For ECB Bancorp, Inc. Shareholders:
March 7, 2013, at 11:00 a.m. Eastern Time	March 20, 2013, at 10:00 a.m. Eastern Time
Operations Center of VantageSouth Bank	Washington Civic Center
206 High House Road	110 Gladden Street
Cary, North Carolina 27513	Washington, North Carolina 27889

This document provides you with detailed information about these meetings and the proposed merger. You also can obtain information about our companies from publicly available documents filed with the Securities and Exchange Commission. We encourage you to carefully read this entire document, including all its annexes and the section entitled “Risk Factors” beginning on page 12. We support this combination of our companies and recommend that you vote in favor of the merger.

Scott M. Custer	A. Dwight Utz
President and Chief Executive Officer	President and Chief Executive Officer
Crescent Financial Bancshares, Inc.	ECB Bancorp, Inc.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the accuracy or adequacy of the disclosure in this Joint Proxy Statement/Prospectus. Any representation to the contrary is a criminal offense. The securities of Crescent being offered through this document are not savings or deposit accounts or other obligations of any bank or non-bank subsidiary of either of our companies, and they are not insured by the Federal Deposit Insurance Corporation or any other governmental agency.

This Joint Proxy Statement/Prospectus is dated February 8, 2013, and we will first mail it to shareholders of ECB and Crescent on or about February 11, 2013.

ECB BANCORP, INC.

Post Office Box 337

Engelhard, North Carolina 27824

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS

TO BE HELD MARCH 20, 2013

On March 20, 2013, ECB Bancorp, Inc. will hold a special meeting of shareholders at the Washington Civic Center, 110 Gladden Street, Washington, North Carolina 27889. The meeting will begin at 10:00 a.m., Eastern Time. At the meeting, ECB shareholders will consider the following matters:

(1)	Approval and adoption of the agreement and plan of merger entered into by ECB and Crescent, dated as of September 25, 2012;

(2)	Approval of the adjournment of the ECB special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement;

(3)	Approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of ECB in connection with the merger; and

(4)	Any other business properly presented at the ECB special meeting, or any adjournments or postponements thereof.

The board of directors of ECB has carefully considered the terms of the merger agreement and believes that the merger is in the best interests of ECB. The board of directors of ECB has approved the merger agreement and recommends that shareholders vote “FOR” approval and adoption of the merger agreement, “FOR” the adjournment of the ECB special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement and “FOR” approval, in a non-binding advisory vote, of the compensation payable to the named executive officers of ECB in connection with the merger.

Only shareholders of record of ECB common stock at the close of business on February 8, 2013, and their proxies, may vote at the ECB special meeting. If the ECB special meeting cannot be organized because a quorum is not present, in person or by proxy, the shareholders present may, subject to approval of Proposal 2, adjourn the meeting to such time and place as they may determine. If the ECB special meeting or any other meeting of ECB shareholders is adjourned, notice of the adjourned meeting and of the business to be transacted at the adjourned meeting will be given by announcement at the meeting at which the adjournment is taken.

By Order of the Board of Directors,

A. Dwight Utz
President and Chief Executive Officer

Engelhard, North Carolina

February 11, 2013

Your vote is important. Please complete, sign, date and return the enclosed proxy card immediately or vote by telephone or over the Internet.

Whether or not you plan to attend the special meeting, you are encouraged to return the enclosed proxy card or vote by telephone or over the Internet at your earliest convenience.

If you fail to return your proxy card or vote by telephone or Internet, your shares will not be counted for the purposes of determining whether a quorum is present at the ECB special meeting and will have the same effect as a vote “AGAINST” the approval and adoption of the merger agreement.

Please do not send in any ECB stock certificates with your proxy card(s). Stock certificates should be mailed in accordance with the instructions included in the transmittal letter that will be sent to you at a later date.

If you have any questions or need assistance voting your shares, please contact our proxy solicitor, Phoenix Advisors AST, toll-free at (877) 478-5038.

CRESCENT FINANCIAL BANCSHARES, INC.

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD MARCH 7, 2013

On March 7, 2013, Crescent Financial Bancshares, Inc. will hold a special meeting of Stockholders at the Operations Center of VantageSouth Bank, 206 High House Road, Cary, North Carolina 27513. The meeting will begin at 11:00 a.m. Eastern Time. At the meeting, Crescent stockholders will consider the following matters:

1.	Approval and adoption of the agreement and plan of merger entered into by ECB and Crescent, dated as of September 25, 2012; and

2.	Any other business properly presented at the Crescent special meeting, or any adjournments or postponements thereof.

Crescent’s board of directors has carefully considered the terms of the merger agreement and believes that the proposed merger is in the best interests of Crescent. The board of directors of Crescent has unanimously approved the merger agreement and recommends that stockholders vote “FOR” approval and adoption of the merger agreement.

Only stockholders of record of Crescent common stock at the close of business on February 5, 2013, and their proxies, may vote at the Crescent special meeting. If the Crescent special meeting cannot be organized because a quorum is not present, the Crescent stockholders present and entitled to vote at such meeting will have the power, except as otherwise provided by statute, to adjourn the meeting to such time and place as they may determine.

By Order of the Board of Directors,

Scott M. Custer
President and Chief Executive Officer

Raleigh, North Carolina

February 11, 2013

Your vote is important. Please complete, sign, date and return the enclosed proxy card immediately or vote by telephone or over the Internet.

Whether or not you plan to attend the special meeting, you are encouraged to return the enclosed proxy card or vote by telephone or over the Internet at your earliest convenience.

If you fail to return your proxy card or vote by telephone, Internet or in person, your shares will not be counted for the purpose of determining whether a quorum is present at the Crescent special meeting and will have the same effect as a vote “AGAINST” approval and adoption of the merger agreement.

ABOUT THIS DOCUMENT

This document constitutes a notice of meeting and a Joint Proxy Statement/Prospectus under Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (1) with respect to the Crescent special meeting, at which Crescent stockholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement, and (2) with respect to the ECB special meeting, at which ECB shareholders will be asked to consider and vote upon a proposal to approve and adopt the merger agreement, to approve the adjournment of the ECB special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement and to approve, in a non-binding advisory vote, the compensation payable to the named executive officers of ECB in connection with the merger.

This document, which forms a part of a registration statement on Form S-4 filed with the Securities and Exchange Commission (the “SEC”) by Crescent, also constitutes a prospectus of Crescent under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”), with respect to the shares of Crescent common stock to be issued to ECB shareholders in connection with the merger.

VOTING ELECTRONICALLY OR BY TELEPHONE

ECB shareholders of record on the close of business on February 8, 2013, the record date for the ECB special meeting, may authorize the voting of their shares by telephone or Internet by following the instructions on their proxy cards or voting instruction forms. If you have any questions regarding whether you are eligible to authorize the voting of your shares by telephone or by Internet, please contact ECB Bancorp, Inc., Post Office Box 337, Engelhard, North Carolina 27824, Attn: Thomas Crowder, Investor Relations, telephone (252) 925-5501.

Crescent stockholders of record on the close of business on February 5, 2013, the record date for the Crescent special meeting, may authorize the voting of their shares by telephone or Internet by following the instructions on their proxy card or voting instruction form. If you have any questions regarding whether you are eligible to authorize the voting of your shares by telephone or by Internet, please contact Crescent Financial Bancshares, Inc., 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612, Attn: Nancy Snow, Corporate Secretary, telephone (919) 659-9000.

INFORMATION ABOUT CRESCENT’S SPECIAL MEETING AND ECB’S SPECIAL MEETING	i

SUMMARY	1

RISK FACTORS	12

Risks Relating to ECB and Crescent Shareholders in Connection with the Merger	12

Risks Relating to Crescent’s Business	16

Risks Relating to Crescent’s Regulatory Environment	23

Risks Relating to Ownership of Crescent Common Stock	25

SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA OF ECB BANCORP, INC. AND CRESCENT FINANCIAL BANCSHARES, INC.	28

SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA	37

COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA	39

MARKET PRICES AND DIVIDEND INFORMATION	43

ECB Bancorp, Inc.	45

Crescent Financial Bancshares, Inc.	46

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS	47

THE ECB SPECIAL SHAREHOLDERS’ MEETING	49

Date, Time and Place of Meeting	49

Purpose of the Meeting	49

Who Can Vote at the Meeting	50

Quorum; Vote Required	50

Shares Held by ECB Officers and Directors and by Crescent	50

Voting and Revocability of Proxies	51

Solicitation of Proxies	52

PROPOSAL NO. 1 APPROVAL AND ADOPTION OF THE MERGER AGREEMENT	52

PROPOSAL NO. 2 ADJOURNMENT OF THE SPECIAL MEETING	52

PROPOSAL NO. 3 NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION PAYABLE TO THE NAMED EXECUTIVE OFFICERS OF ECB IN CONNECTION WITH THE MERGER	53

THE CRESCENT SPECIAL STOCKHOLDERS’ MEETING	54

Date, Time and Place of Meeting	55

Purpose of the Meeting	55

Who Can Vote at the Meeting	55

Quorum; Vote Required	55

Shares Held by Crescent Officers and Directors and by ECB	56

Voting and Revocability of Proxies	56

Solicitation of Proxies	57

PROPOSAL FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT	57

THE MERGER	57

General	57

Consideration to be Received in the Merger	57

Background of the Merger	58

Crescent’s Reasons for the Merger and Recommendation of the Crescent Board of Directors	61

Opinion of Crescent’s Financial Advisor	63

ECB’s Reasons for the Merger and Recommendation of the ECB Board of Directors	71

Opinion of ECB’s Financial Advisor	73

ECB’s Directors and Officers Have Financial Interests in the Merger	89

Regulatory Approvals Required for the Merger	92

Appraisal Rights	93

Accounting Treatment	94

Restrictions on Sales of Shares by Certain Affiliates	94

Material U.S. Federal Income Tax Consequences of the Merger	94

THE MERGER AGREEMENT	98

Terms of the Merger	98

Closing and Effective Time of the Merger	98

Conversion of Shares; Exchange of Certificates	99

Representations and Warranties	101

Covenants and Agreements	103

Reasonable Best Efforts of ECB to Obtain the Required Shareholder Vote	107

Agreement Not to Solicit Other Offers	107

Expenses and Fees	110

Employee Matters	110

Indemnification and Insurance	111

Board of Directors of the Surviving Corporation	111

Conditions to Complete the Merger	112

Termination of the Merger Agreement	114

Effect of Termination	115

Amendment, Waiver and Extension of the Merger Agreement	115

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS	116

DESCRIPTION OF CRESCENT CAPITAL STOCK	135

Common Stock	135

Preferred Stock	136

Treasury Warrant	141

Certain Restrictions in the Certificate of Incorporation Having Potential Anti-Takeover Effect	142

COMPARISON OF SHAREHOLDERS’ RIGHTS FOR EXISTING ECB SHAREHOLDERS	143

Authorized Capital	143

Annual Meetings of Shareholders	144

Special Meetings of Shareholders	144

Shareholder Nomination of Directors	144

Number of Directors	145

Classification of Directors	145

Removal of Directors	145

Voting Rights	146

Appraisal Rights	146

State Anti-Takeover Statutes	147

Anti-Takeover Effect of Certain Provisions of ECB’s Articles of Incorporation and Bylaws	148

Anti-Takeover Effect of Certain Provisions of Crescent’s Certificate of Incorporation and Bylaws	148

Indemnification	149

INFORMATION ABOUT ECB	149

ECB’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	171

INFORMATION ABOUT CRESCENT	227

CRESCENT’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS	258

MANAGEMENT FOLLOWING THE MERGER	311

Executive Officers	311

Directors	313

Director Independence	317

EXECUTIVE COMPENSATION	319

Summary Compensation Table	319

Outstanding Equity Awards at Fiscal Year-End	322

Director Compensation Table	323

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS	324

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS	326

ECB Bancorp, Inc.	326

Crescent Financial Bancshares, Inc.	328

LEGAL MATTERS	330

EXPERTS	330

ECB Bancorp, Inc.	330

Crescent Financial Bancshares, Inc.	330

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS	331

ECB Bancorp, Inc.	331

Crescent Financial Bancshares, Inc.	331

WHERE YOU CAN FIND MORE INFORMATION	332

FINANCIAL STATEMENTS	333

Crescent Financial Bancshares, Inc.	FA-1

VantageSouth Bank	FB-1

Community Bank of Rowan	FC-1

ECB Bancorp, Inc.	FD-1

Annex A	Agreement and Plan of Merger, dated as of September 25, 2012, by and between ECB Bancorp, Inc. and Crescent Financial Bancshares, Inc.	A-1

Annex B	Opinion of Sandler O’Neill & Partners, L.P.	B-1

Annex C	Opinion of Keefe Bruyette & Woods, Inc.	C-1

INFORMATION ABOUT

CRESCENT’S SPECIAL MEETING AND ECB’S SPECIAL MEETING

What am I voting on?

ECB shareholders:

At the ECB special meeting, you will be asked to consider and vote on proposals to:

·	approve and adopt the agreement and plan of merger entered into by ECB and Crescent, dated September 25, 2012;

·	approve the adjournment of the ECB special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement;

·	approve, in a non-binding advisory vote, the compensation payable to the named executive officers of ECB in connection with the merger; and

·	attend to any other business properly presented at the meeting, or any postponements or adjournments thereof.

As of February 8, 2013, ECB’s board of directors did not know of any business to be presented at the ECB special meeting other than the proposals described above. If any other matters should properly come before the ECB special meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting such proxies.

Crescent stockholders:

At the Crescent special meeting, you will be asked to consider and vote on proposals to:

·	approve and adopt the agreement and plan of merger entered into by ECB and Crescent, dated September 25, 2012; and

·	attend to any other business properly presented at the meeting, or any postponements or adjournments thereof.

As of February 8, 2013, Crescent’s board of directors did not know of any business to be presented at the special meeting other than the proposals described above. If any other matters should properly come before the special meeting, it is intended that the shares represented by proxies will be voted in accordance with the judgment of the persons voting such proxies.

How does the board of directors recommend I vote on the proposals?

ECB: The ECB board of directors recommends a vote “FOR” approval and adoption of the merger agreement; “FOR” approval of the adjournment of the ECB special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement; and “FOR” approval of the compensation payable to the named executive officers of ECB in connection with the merger.

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Crescent: The Crescent board of directors recommends that you vote “FOR” approval and adoption of the merger agreement.

Who is entitled to vote?

ECB: Shareholders of record of ECB’s common stock at the close of business on February 8, 2013 are entitled to vote at the ECB special meeting, or any postponement or adjournment of the meeting scheduled in accordance with North Carolina law. As of February 8, 2013, 2,904,841 shares of ECB’s common stock, par value $3.50 per share, were issued and outstanding and entitled to vote at the ECB special meeting.

Crescent: Stockholders of record of Crescent’s common stock at the close of business on February 5, 2013 are entitled to vote at the Crescent special meeting, or any postponement or adjournment of the meeting scheduled in accordance with Delaware law. As of February 5, 2013, 35,779,127 shares of Crescent’s common stock, par value $0.001 per share, were issued and outstanding and entitled to vote at the Crescent special meeting.

What will happen in the merger?

In the merger, ECB will merge with Crescent, and Crescent will be the surviving company. In addition, immediately following the merger, or as soon as practicable thereafter, The East Carolina Bank, a wholly owned subsidiary of ECB (“East Carolina Bank”), will merge with VantageSouth Bank (“VSB”), a wholly owned subsidiary of Crescent, and VSB will be the surviving bank.

What do I need to do now?

After you have carefully read and considered the information contained in this document, complete, sign, date and mail your proxy card in the enclosed postage-paid return envelope as soon as possible, so that your shares may be represented at the meeting. Shareholders may also cast their votes over the Internet or by telephone in accordance with the instructions on their proxy card. As discussed above, if you do not submit your proxy card and you do not otherwise vote by telephone, Internet or in person, your shares will be counted as a vote against the merger proposal. If your shares are held in street name by a broker, please contact your broker for instructions on how to vote. If you do not specifically instruct your broker on how to vote your shares, your shares will be counted as a vote against the merger proposal.

Your vote is very important. The merger cannot be completed unless the ECB and Crescent shareholders approve and adopt the merger agreement.

When do you expect the merger to be completed?

We expect to complete the merger as quickly as possible once all of the conditions to the merger are fulfilled, including obtaining the approvals of our shareholders and applicable regulatory agencies. We currently expect to complete the merger during the first quarter of 2013.

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What form of consideration will ECB shareholders receive as a result of the merger?

As described in the following “Summary” and elsewhere in this document, ECB shareholders will receive, in exchange for each share of ECB common stock they own immediately prior to completion of the merger, 3.55 shares of Crescent common stock. Cash will be paid in lieu of fractional shares.

If I do not attend the meeting, what methods may I use to vote?

Shareholders have the choice of voting over the Internet, by using a toll-free telephone number or by completing the proxy card and mailing it in the postage-paid envelope provided. Internet and telephone voting will provide proxy holders the same authority to vote your shares as if you had returned your proxy card by mail. The Internet and telephone voting procedures are designed to authenticate shareholders by use of a control number and to accurately record and count their proxies.

Please refer to your Crescent or ECB proxy card, as applicable, or the information forwarded by your broker or other holder of record to see which options are available to you.

What is a proxy?

A proxy is your legal designation of another person to vote the stock you own. That other person is called a “proxy.” If you designate someone as your proxy in a written document, that document is also called a proxy or a proxy card. Because many shareholders cannot attend the Crescent special meeting or the ECB special meeting, as applicable, in person, it is necessary that a large number be represented by proxy. ECB has designated James J. Burson and Thomas M. Crowder, or either of them, with full power of substitution, as its proxies for the ECB special meeting. Lee H. Roberts and Terry S. Earley, or either of them, with full power of substitution, have been designated as proxies for the Crescent special meeting.

All shares represented by valid proxies will be voted in the manner specified in those proxies.

How can I vote?

To vote using your proxy card, mark your selections, sign and return your proxy card using the postage-paid envelope provided with this Joint Proxy Statement/Prospectus. The proxies will vote your shares according to your directions. If you sign and return your proxy card without specifying choices, your shares will be voted as recommended by your company’s board of directors. You may also choose to vote by telephone or by using the Internet.

How do I vote using the Internet?

If your shares are held in the name of a broker, bank or other nominee: You may vote your shares over the Internet by following the Internet voting instructions, if any, provided on the voting instruction form that you receive from such broker, bank or other nominee.

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If your shares are registered in your name:

ECB shareholders: You may vote your ECB shares over the Internet by directing your Internet browser to www.proxyvote.com and following the onscreen instructions. You will need the control number that appears on the voting instruction form to vote when using this webpage. Internet voting facilities for ECB’s shareholders of record will close at 11:59 p.m. Eastern Time on March 19, 2013. You may also choose to vote by telephone or by using your proxy card.

Crescent stockholders: You may vote your Crescent shares over the Internet by directing your Internet browser to www.proxyvote.com and following the onscreen instructions. You will need the control number that appears on the voting instruction form to vote when using this webpage. Internet voting facilities for Crescent’s stockholders of record will close at 11:59 p.m. Eastern Time on March 6, 2013. You may also choose to vote by telephone or by using your proxy card.

How do I vote by telephone?

If your shares are held in the name of a broker, bank or other nominee: You may vote your shares over the telephone by following the telephone voting instructions, if any, provided on the voting instruction form you receive from such broker, bank or other nominee.

If your shares are registered in your name:

ECB shareholders: You may vote your ECB shares by telephone by accessing the telephone voting system toll-free at (800) 690-6903 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card to vote when you call. Telephone voting facilities for ECB’s shareholders of record will close at 11:59 p.m. Eastern Time on March 19, 2013. You may also choose to vote by using the Internet or by using your proxy card.

Crescent stockholders: You may vote your shares over the telephone by accessing the telephone voting system toll-free at (800) 690-6903 and following the telephone voting instructions. The telephone instructions will lead you through the voting process. You will need the control number that appears on your proxy card to vote when you call. Telephone voting facilities for Crescent’s stockholders of record will close at 11:59 p.m. Eastern Time on March 6, 2013. You may also choose to vote by using the Internet or by using your proxy card.

How many votes may I cast?

ECB shareholders:

You are entitled to cast one vote on each proposal for each share of ECB common stock that you held of record on the record date. Votes may be cast in favor of or against each proposal. You may choose to abstain from voting on each proposal by selecting the appropriate box.

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Crescent stockholders:

You are entitled to cast one vote on the proposal for each share of Crescent common stock that you held of record on the record date. Votes may be cast in favor of or against the proposal. You may choose to abstain from voting on the proposal by selecting the appropriate box.

What vote is required to approve each item on the agenda?

ECB:

·	The affirmative vote of a majority of the ECB common stock entitled to vote on the merger agreement is required to approve and adopt the merger agreement.

·	The affirmative vote of a majority of the votes cast on the proposal is required to approve the adjournment of the ECB special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement.

·	The affirmative vote of a majority of the votes cast on the proposal is required to approve (on an advisory basis) the compensation payable to the named executive officers of ECB in connection with the merger.

Crescent:

·	The affirmative vote of a majority of the Crescent common stock entitled to vote on the merger agreement is required to approve and adopt the merger agreement.

What is a quorum?

ECB: The presence at the ECB special meeting, in person or by proxy, of a majority of the votes entitled to be cast on the matter will constitute a quorum. Once a share is represented for any purpose at the meeting, it will be deemed present for quorum purposes for the remainder of the meeting and for any adjournment of the meeting unless a new record date is or must be set for that adjourned meeting. Proxies received but marked as abstentions are considered to be present and will be counted for the purposes of determining a quorum. Broker non-voters will not be included in the determination of a quorum.

Crescent: The presence at the Crescent special meeting of the holders of a majority of the voting power of the issued and outstanding shares entitled to vote at the meeting, present in person or represented by proxy, will constitute a quorum. Proxies received but marked as abstentions are considered to be present and entitled to vote at the meeting and will be counted for the purposes of determining a quorum. Broker non-votes will not be included in the determination of a quorum.

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How are broker non-votes and abstentions counted?

ECB: Broker non-votes and abstentions will have the same effect as a vote “AGAINST” the proposal for approval and adoption of the merger agreement. Broker non-votes and abstentions will have no effect on the proposals for (1) approval of the adjournment of the ECB special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement and (2) approval of the compensation payable to the named executive officers of ECB in connection with the merger.

Crescent: Broker non-votes will have the same effect as a vote “AGAINST” the proposal for approval and adoption of the merger agreement.

Abstentions will have the same effect as a vote “AGAINST” the proposal for approval and adoption of the merger agreement.

May I change my mind after voting by proxy?

Proxies are voted at the shareholder meeting. You can revoke your proxy at any time before it is voted, and your last vote received is the vote that will be counted. If you are an ECB shareholder of record, you can write to ECB’s Secretary, Attn: Lorie Y. Runion, Post Office Box 337, Engelhard, North Carolina 27824, stating that you wish to revoke your proxy and requesting another proxy card. If you are a Crescent stockholder of record, you can write to Crescent’s Corporate Secretary, Attn: Nancy Snow, 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612, stating that you wish to revoke your proxy and requesting another proxy card. If you hold your shares through a broker, bank or other nominee, you can revoke your proxy by contacting the broker, bank or other nominee and asking for a new proxy card. If you submitted your proxy by Internet or by telephone, you may revoke your proxy by voting again over the Internet or by telephone. If you attend the meeting, you must request a revocation of your submitted proxy and vote by ballot to revoke your proxy. Your appearance alone at the shareholder meeting will not of itself constitute a revocation of your proxy.

What does it mean if I receive more than one proxy card?

If your shares are registered differently and are in more than one account, you will receive more than one card. Please follow the directions for voting on each of the proxy cards you receive to ensure that all of your shares are voted.

What if I submit a proxy without specifying how to vote?

ECB: If you submit a properly executed proxy that is received before or at ECB’s special meeting and not revoked, unless you otherwise specify in the proxy, your proxy will be voted “FOR” approval and adoption of the merger agreement; “FOR” approval of the adjournment of the ECB special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement; and “FOR” approval of the compensation payable to the named executive officers of ECB in connection with the merger.

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Where you have appropriately specified how your proxy is to be voted, it will be voted in accordance with the instruction indicated in your proxy.

Crescent: If you submit a properly executed proxy that is received before or at Crescent’s special meeting and not revoked, unless you otherwise specify in the proxy, your proxy will be voted “FOR” approval and adoption of the merger agreement.

Where you have appropriately specified how your proxy is to be voted, it will be voted in accordance with the instruction indicated in your proxy.

Who may solicit proxies on Crescent’s or ECB’s behalf?

ECB: ECB will pay the costs of soliciting proxies from its shareholders. In addition to solicitation by mail, directors, officers and employees acting on behalf of ECB may solicit proxies for the special meeting in person or by telephone, facsimile or other means of communication. ECB will not pay any additional compensation to these directors, officers or employees for these activities, but may reimburse them for reasonable out-of-pocket expenses. ECB will make arrangements with brokerage houses, custodians, nominees and fiduciaries for forwarding of proxy solicitation materials to beneficial owners of shares held of record by these brokerage houses, custodians, nominees and fiduciaries, and ECB will reimburse these brokerage houses, custodians, nominees and fiduciaries for their reasonable expenses incurred in connection with the solicitation. ECB has engaged Phoenix Advisors AST to solicit proxies on ECB’s behalf in connection with ECB’s special meeting. ECB has agreed to pay Phoenix Advisors AST $5,000 for its services, and has agreed to reimburse Phoenix Advisors AST for all reasonable out-of-pocket expenses.

Crescent: Crescent has not engaged a third party to solicit proxies on Crescent’s behalf in connection with Crescent’s special meeting. However, Crescent’s directors, officers and employees may solicit proxies from Crescent’s stockholders. These persons will not receive any additional compensation for their efforts to this end. Crescent will also request that brokerage houses and other custodians, nominees and fiduciaries send these proxy materials to beneficial owners. Crescent will, upon request, reimburse such brokerage houses and custodians for their reasonable expenses in assisting with the solicitation of proxies. If necessary, Crescent may request that you return your proxy card(s) by personal interview, mail, telephone, facsimile or other means of electronic transmission. The extent to which this will be necessary depends entirely upon how quickly proxy cards are returned.

Will any business be conducted at the meeting other than as specified above?

As of February 8, 2013, neither the Crescent nor the ECB board of directors knew of any business to be presented for consideration at the respective meetings other than the matters described in this Joint Proxy Statement/Prospectus and those incidental to the conduct of the meeting. It is not anticipated that other matters will be brought before the respective meetings. If, however, other matters are properly brought before a meeting or any adjournments thereof, the persons named in the proxy for that company’s meeting will have the discretion to vote or act on such matters at such meeting according to their best judgment.

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When should ECB shareholders send in their stock certificates?

ECB shareholders are instructed NOT to send in their stock certificates with their proxy card. Promptly, but no later than three business days after the effective time of the merger, Crescent or its exchange agent will mail to each ECB shareholder at the time of the merger a letter of transmittal containing instructions for the exchange of his or her ECB stock certificates for the merger consideration. ECB shareholders should not submit their ECB stock certificate(s) for exchange until they receive the transmittal instructions and a form of letter of transmittal from Crescent or its exchange agent.

What if I have additional questions?

If you are a ECB shareholder and have any questions about the merger, or if you need additional copies of this document or the enclosed proxy card, you should contact:

ECB Bancorp, Inc.

Post Office Box 337

Engelhard, North Carolina 27824

Attention: Lorie Y. Runion, Investor Relations

Telephone: (252) 925-5501

To obtain help in voting your shares of ECB common stock, please also feel free to contact Phoenix Advisors AST, ECB’s proxy solicitor:

Phoenix Advisors AST

110 Wall Street, 27th Floor

New York, New York 10005

Toll Free: (877)478-5038

If you are a Crescent stockholder and have any questions about the merger, or if you need additional copies of this document or the enclosed proxy card, you should contact:

Crescent Financial Bancshares, Inc.

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

Attention: Nancy Snow, Corporate Secretary

Telephone: (919) 659-9000

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SUMMARY

This summary highlights selected information in this document, which we refer to as a “Joint Proxy Statement/Prospectus,” and does not contain all of the information that may be important to you. You should carefully read this entire document in order to fully understand the merger and the proposals being submitted to shareholders. Each item in this summary refers to the page or pages where that subject is discussed more fully. Unless otherwise stated, all references in this Joint Proxy Statement/Prospectus to Crescent are to Crescent Financial Bancshares, Inc. All references to ECB are to ECB Bancorp, Inc. and all references to the merger agreement are to the Agreement and Plan of Merger, dated September 25, 2012, between Crescent and ECB, a copy of which is attached as Annex A and which is incorporated herein by reference. Any references to shares or shareholders refer to the shares or shareholders of Crescent, ECB, or both, as the context requires.

The Companies (see page 149 for ECB and page 227 for Crescent)

ECB:

ECB Bancorp, Inc.

35050 U.S. Highway 264 East

Engelhard, North Carolina 27824

Telephone: (252) 925-9411

ECB is a North Carolina corporation organized during 1998 by East Carolina Bank and at the direction of its board of directors to serve as East Carolina Bank’s parent holding company. ECB operates as a bank holding company registered with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”), and its primary business activity is owning East Carolina Bank and promoting its banking business. Through East Carolina Bank, ECB engages in a general, community-oriented commercial and consumer banking business.

East Carolina Bank is a North Carolina-chartered bank that was founded in 1919. Its deposits are insured under the Deposit Insurance Fund of the Federal Deposit Insurance Corporation (the “FDIC”) to the maximum amount permitted by law, and it is subject to supervision and regulation by the FDIC and the North Carolina Commissioner of Banks (the “NCCOB”).

Like other community banks, ECB’s net income depends primarily on ECB’s net interest income, which is the difference between the interest income earned on loans, investment assets and other interest-earning assets, and the interest paid on deposits and other interest-bearing liabilities. To a lesser extent, ECB’s net income also is affected by non-interest income derived principally from fees and charges for our services, as well as the level of ECB’s non-interest expenses, such as expenses related to ECB’s banking facilities and salaries and employee benefits.

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ECB’s operations are significantly affected by prevailing economic conditions, competition, and the monetary, fiscal and regulatory policies of governmental agencies. Lending activities are influenced by the general credit needs of small and medium-sized businesses and individuals in ECB’s banking markets, competition among lenders, the level of interest rates, and the availability of funds. Deposit flows and costs of funds are influenced by prevailing market interest rates (primarily the rates paid on competing investments), account maturities and the levels of personal income and savings in our banking markets.

ECB’s common stock is listed on the NYSE MKT under the symbol “ECBE.”

Recent Developments.

ECB’s net income for the fourth quarter of 2012 was $378,000, compared to a net loss of $(1,612,000) for the fourth quarter of 2011. Annual net income for 2012 totaled $2,992,000 compared to a loss of $(1,024,000) for 2011. Credit expense was a major contributor to the improvement in 2012 earnings with fourth quarter 2012 net charge offs totaling $1.73 million as compared to $2.37 million for the fourth quarter of 2011. Annual net charge offs for 2012 totaled $5.22 million as compared to $9.63 million for 2011. Net interest margin for 2012 was 3.24% as compared to 3.20 % for 2011.

Crescent:

Crescent Financial Bancshares, Inc.

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

Telephone: (919) 659-9000

Crescent is a holding company incorporated under the laws of Delaware on March 28, 2011 and is a successor company to Crescent Financial Corporation (“CFC”) through a reincorporation of CFC which occurred on November 15, 2011. In the reincorporation, all shares of CFC’s outstanding common stock, $1.00 par value, were converted to shares of Crescent’s common stock, $0.001 par value. CFC was a bank holding company incorporated under the laws of North Carolina on June 29, 2001. Crescent operates for the primary purpose of serving as the holding company for VSB.

VSB was incorporated on December 22, 1998 as a North Carolina-chartered commercial bank and opened for business on December 31, 1998. VSB operates twenty (20) full service branch offices in the communities of Cary (2), Apex, Burlington (2), China Grove, Clayton, Fayetteville, Holly Springs, Pinehurst, Raleigh (3), Salisbury, Southern Pines, Sanford, Garner, Wilmington (2) and Knightdale, North Carolina.

VSB is a community bank focused on being the bank of choice for businesses, business owners, and professionals in the markets it serves. VSB is accomplishing this by creating mutually beneficial and robust relationships with its customers and positively impacting its communities. In addition to offering standard banking products and services, VSB builds relationships with its customers by understanding their personal and business challenges and goals, and providing tangible solutions. VSB offers a broad range of banking services, including checking and savings accounts, individual retirement accounts, certificates of deposit, commercial, consumer and personal loans, mortgage banking services and other associated financial services. These banking services are offered through VSB’s branch network and certain services are offered through its online banking platform.

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Crescent’s common stock is listed on The NASDAQ Global Market under the symbol “CRFN.”

Recent Developments.

On January 30, 2013, Crescent announced unaudited financial results for the fourth quarter and year ended December 31, 2012. Crescent reported net income in the fourth quarter of 2012 of $2.1 million, compared to a net loss of $852 thousand in the predecessor fourth quarter of 2011. After preferred stock dividends, Crescent recognized net income of $0.05 per basic and diluted common share during the fourth quarter of 2012 and a net loss of $0.06 per basic and diluted common share in the predecessor fourth quarter of 2011. The fourth quarter of 2012 included $2.3 million in merger, conversion and re-branding costs that reduced net income by $1.4 million on an after-tax basis. Annualized net loan growth in the last six months of 2012 was 19 percent, which was driven by loan originations for the second half of 2012 totaling $162.3 million which was a significant increase from $82.9 million in the first half of 2012. Fourth quarter 2012 loan originations totaled $87.6 million. Net interest margin improved to 4.37 percent in the fourth quarter of 2012 from 3.72 percent in the predecessor fourth quarter of 2011. The fourth quarter of 2012 also included the reversal of a $3.3 million valuation allowance related to tax benefits generated by VantageSouth Bank before and after the investment in that company by Piedmont Community Bank Holdings, Inc. (“Piedmont”), the current majority stockholder of Crescent.

Crescent’s financial position and results of operations have been retrospectively adjusted to reflect the common control merger between VantageSouth Bank and Crescent on November 30, 2012. In periods prior to November 18, 2011, the date the companies became commonly controlled by Piedmont, Crescent’s financial position and results of operation reflect only VantageSouth Bank’s historical balances since it was the first company acquired by Piedmont. In periods after November 18, 2011, Crescent’s financial position and results of operations reflect the combination of VantageSouth Bank’s and Crescent’s historical balances.

The Shareholders’ Meetings; Proposals to be Considered (See pages 49 through 54 for ECB and pages 54 through 57 for Crescent)

ECB:

A special meeting of ECB shareholders will be held at 10:00 a.m., Eastern time, on March 20, 2013 at the Washington Civic Center, 110 Gladden Street, Washington, North Carolina 27889. At the ECB special meeting, ECB shareholders will be asked to (1) approve and adopt the merger agreement, (2) approve the adjournment of the ECB special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement and (3) approve, in a non-binding advisory vote, the compensation payable to the named executive officers of ECB in connection with the merger.

ECB shareholders can vote at the ECB special meeting if they owned ECB common stock at the close of business on February 8, 2013. On that date, there were 2,904,841 shares of ECB common stock outstanding and entitled to vote. ECB shareholders can cast one vote for each share of ECB common stock owned on that date. In order for a proposal to be voted on, there must be a quorum present. A majority of the outstanding shares of ECB common stock entitled to vote will constitute a quorum. Shares may be voted in person or by one or more proxies. Approval and adoption of the merger agreement requires the affirmative vote of a majority of the ECB common stock entitled to vote on the merger agreement. Approval and adoption of the proposals to (1) adjourn the ECB special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement and (2) approve the compensation payable to the named executive officers of ECB in connection with the merger requires the affirmative vote of a majority of the votes cast on each respective proposal at the ECB special meeting.

As of the record date relating to the ECB special meeting, the directors and executive officers of ECB and their affiliates owned and were entitled to vote 320,394 shares of ECB common stock, which represents approximately 11.1% of the outstanding shares of ECB common stock entitled to vote at the ECB special meeting. As of such date, the directors and executive officers of Crescent and their affiliates did not hold any shares of ECB common stock. ECB directors owning 121,702 shares of ECB common stock, which represents 4.2% of the outstanding shares of ECB common stock as of the record date, have agreed to vote their shares in favor of the merger at the ECB special meeting.

Crescent:

A special meeting of Crescent’s stockholders will be held at 11:00 a.m. Eastern Time, on March 7, 2013 at Operations Center of VantageSouth Bank, 206 High House Road, Cary, North Carolina 27513. At the Crescent special meeting, Crescent stockholders will be asked to approve and adopt the merger agreement.

Crescent stockholders can vote at the Crescent special meeting if they owned Crescent common stock at the close of business on February 5, 2013. On that date, there were 35,779,127 shares of Crescent common stock outstanding and entitled to vote. Crescent stockholders can cast one vote for each share of Crescent common stock owned on that date. In order for the proposal to be voted on, there must be a quorum present. A majority of the outstanding shares of Crescent common stock entitled to vote will constitute a quorum. Approval and adoption of the merger agreement requires the affirmative vote of a majority of the Crescent common stock entitled to vote entitled to vote on the merger agreement.

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As of the record date relating to the Crescent special meeting, the directors and executive officers of Crescent and their affiliates owned and were entitled to vote 796,453 shares of Crescent common stock, which represents approximately 2.23% of the outstanding shares of Crescent common stock. As of such date, the directors and executive officers of Crescent and their affiliates held 796,453 shares of Crescent common stock. Each of the directors and executive officers of Crescent and their affiliates has indicated to us that they intend to vote their shares in favor of the merger at the Crescent special meeting.

The Merger (See pages 57 through 98)

A complete copy of the merger agreement is attached as Annex A to this document. Please carefully read the merger agreement. The merger agreement is the legal document that governs the merger.

What ECB Shareholders will Receive in the Merger (See pages 57 through 58)

ECB shareholders will receive in exchange for each share of ECB common stock they own immediately prior to completion of the merger 3.55 shares of Crescent’s common stock. The exchange ratio of 3.55 is fixed and will not change as a result of changes in Crescent’s share price. As a result, the value of the Crescent shares that ECB shareholders will receive in the merger will change as the price of Crescent common stock changes, and we cannot predict what the value will be at the closing of the merger.

Crescent will not issue any fractional shares to ECB shareholders. Instead, fractional shares will be paid out based on a $5.00 per full share basis.

The table below shows the closing price of Crescent common stock and ECB common stock, and the implied value of shares of Crescent common stock to be received for each share of ECB common stock (which we calculated by multiplying the closing price of Crescent common stock on the following dates by the exchange ratio of 3.55) on September 24, 2012 (the last trading day prior to announcement of the execution of the merger agreement) and February 8, 2013 (the most recent practicable trading day before the mailing of this document).

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	September 24, 2012	February 8, 2013
Crescent	$5.28	4.47
ECB	$11.75	14.98
Implied value of Crescent common stock to be received for each share of ECB common stock	$18.74	15.87

Because the exchange ratio is fixed and will be adjusted only in limited circumstances, and the market price of Crescent common stock will fluctuate prior to the merger, the implied value of merger consideration to be received for each share of ECB common stock will also fluctuate prior to the merger. ECB shareholders will not know the final value of merger consideration to be received for each share of ECB common stock when they vote on the merger.

Ownership of Crescent After the Merger

Upon completion of the merger, current Crescent stockholders will own approximately 78% of the combined company (70% held by Piedmont and 8% held by current minority stockholders of Crescent) and current ECB shareholders will own approximately 22% of the combined company.

ECB Stock Options and Restricted Stock Awards

Crescent will have the right to either assume any ECB stock options, whether vested or unvested, and unvested restricted stock awards, that do not otherwise vest by their terms, in accordance with the equity plan under which the option or restricted stock was granted or substitute the ECB stock options, whether vested or unvested, and unvested restricted stock awards, that do not otherwise vest by their terms, for substantially identical awards under any Crescent equity plans.

Our Recommendations to Shareholders (See page 52 for ECB and page 57 for Crescent)

ECB shareholders. The ECB board of directors believes that the merger presents a unique opportunity for ECB given, among other factors, the business strategy and strategic plan of ECB, its prospects for the future, projected financial results and expectations relating to the merger. The ECB board of directors believes that the merger is fair to, and in the best interests of, ECB and recommends that ECB shareholders vote “FOR” approval and adoption of the merger agreement.

Crescent stockholders. The Crescent board of directors believes that the completion of the merger presents a unique opportunity for Crescent to further its strategic plan to grow and broaden its geographic market area by expanding its franchise and banking operations into the eastern North Carolina market area, which Crescent believes is an attractive market area in North Carolina. The Crescent board of directors also noted that the merger furthers Crescent’s strategic focused regional growth plan. The Crescent board of directors believes that the merger is fair to, and in the best interests of, Crescent and unanimously recommends that Crescent stockholders vote “FOR” approval and adoption of the merger agreement.

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Opinion of ECB’s Financial Advisor (See pages 73 through 87)

ECB’s financial advisor, Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”), has provided its opinion to the ECB board of directors, dated September 24, 2012 (the date on which ECB’s board of directors approved the merger agreement), that, as of that date, and subject to and based on the considerations referred to in its opinion, the merger consideration to be received for each ECB share was fair, from a financial point of view, to holders of ECB common stock. The full text of Sandler O’Neill’s opinion is attached to this document as Annex B. The opinion of Sandler O’Neill is not a recommendation to any ECB shareholder as to how to vote on the merger agreement. ECB encourages its shareholders to read that opinion in its entirety. The opinion of Sandler O’Neill will not reflect any developments that may occur or may have occurred after the date of its opinion and prior to the completion of the merger. Sandler’s written opinion is addressed to the ECB board of directors and is directed only to the consideration in the merger and does not constitute a recommendation as to how any holder of ECB common stock should vote with respect to the merger or any other matter.

Opinion of Crescent’s Financial Advisor (See pages 63 through 71)

On September 24, 2012, Keefe, Bruyette & Woods, Inc. (“KBW”) provided its opinion to the Crescent board of directors that as of such date, and based upon and subject to the factors and assumptions set forth in its written opinion, the exchange ratio of 3.55 shares of Crescent common stock to be paid by Crescent in the merger for each share of ECB common stock, par value $3.50 per share, was fair, from a financial point of view, to Crescent. The full text of KBW’s opinion, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached to this document as Annex C. Crescent’s stockholders are encouraged to read the opinion in its entirety. KBW’s written opinion is addressed to the Crescent board of directors and is directed only to the consideration in the merger and does not constitute a recommendation as to how any holder of Crescent common stock should vote with respect to the merger.

Conditions to Completion of the Merger (See page 112)

Completion of the merger is subject to a number of conditions, including:

·	the approval and adoption of the merger agreement by ECB and Crescent shareholders;

·	the receipt of requisite regulatory consents and approvals that are necessary to permit completion of the merger, including approval from the Federal Reserve Board under the Bank Holding Company Act of 1956, as amended (the “BHCA”) and the NCCOB under North Carolina law for the merger of ECB with and into Crescent, and the approval of the FDIC under the Bank Merger Act and the NCCOB under North Carolina law for the merger of East Carolina Bank with and into VSB; and

·	receipt by ECB and Crescent of tax opinions from their respective counsel that the merger will be treated as a tax-free reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the “Code”).

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We May Not Complete the Merger Without All Required Regulatory Approvals (See pages 92 through 93)

The merger requires regulatory approvals which includes the prior approval of the Federal Reserve Board, the FDIC and the NCCOB. The requisite filings and notifications for these approvals have been filed with these regulatory agencies. We expect to obtain all necessary regulatory approvals, although we cannot be certain if or when we will obtain them.

Termination of the Merger Agreement (See pages 114 through 116)

Crescent and ECB may mutually agree to terminate the merger agreement before completing the merger, even after Crescent and ECB shareholder approval. In addition, the merger agreement may be terminated:

·	by either party if the shareholders of Crescent or ECB fail to approve the merger agreement;

·	by either party if regulatory approval has been denied;

·	by either party if the merger is not consummated by June 30, 2013; provided however, that this right is not available to any party who failed to comply with a provision of the merger agreement that causes the delay;

·	by either party if the other breaches a representation or warranty or breaches a covenant or agreement so that the conditions to closing the merger cannot be satisfied and the breach is not cured within 45 days following written notice to the party committing the breach; or

·	by Crescent if the ECB board of directors (i) fails to recommend the approval and adoption of the merger agreement to shareholders or (ii) in a manner adverse to Crescent, withdraws, modifies or qualifies its recommendation at the ECB special meeting of shareholders, or recommends an alternative proposal.

Termination Fee (See page 115)

The merger agreement requires ECB to pay Crescent a termination fee of $2,000,000 and an expense reimbursement of up to $500,000 if the merger agreement is terminated in certain circumstances that involve a competing offer. Specifically, ECB will pay the termination fee and expense reimbursement if it consummates or enters into an agreement with another party with respect to an acquisition proposal within 12 months following termination of the merger agreement if:

·	Crescent terminates the merger agreement because ECB’s shareholders failed to approve the merger agreement at the stockholders meeting and prior to the meeting an acquisition proposal from a third party was publicly proposed or publicly disclosed;

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·	Crescent terminates the merger agreement because of a breach by ECB, the breach giving rise to termination was knowing and intentional, and prior to the date of termination an acquisition proposal from a third party was publicly proposed or publicly disclosed; or

·	Crescent terminates the merger agreement because ECB fails to recommend the transaction to shareholders or withdraws, modifies or qualifies its recommendation in a manner adverse to Crescent, and prior to the date of termination an acquisition proposal from a third party was publicly proposed or publicly disclosed.

In addition, if Crescent terminates the merger agreement because ECB’s shareholders failed to approve the merger agreement at the shareholders meeting, ECB has agreed to pay Crescent an expense reimbursement of up to $500,000.

Material U.S. Federal Income Tax Consequences (See pages 94 through 98)

The merger will qualify as a reorganization within the meaning of Section 368(a) of the Code for United States federal income tax purposes. Tax counsel for ECB opines in connection with the merger that the receipt by ECB common shareholders of Crescent common stock pursuant to the merger agreement will not result in gain or loss to ECB shareholders for federal income tax purposes, except to the extent of cash received by ECB shareholders with respect to fractional shares. Tax counsel for both ECB and Crescent opine in connection with the merger that the merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. The forms of opinions for each tax counsel are filed as exhibits to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part. Each opinion is subject to customary qualifications and limitations and is based in part on customary factual representations made to each tax counsel by Crescent and ECB. See “The Merger—Material U.S. Federal Income Tax Consequences of the Merger.”

ECB shareholders should consult their own tax advisors for a full understanding of the tax consequences of the merger to them.

Each of Crescent’s and ECB’s obligations to complete the merger is conditioned on the receipt of a legal opinion about the federal income tax treatment of the merger. This opinion will not bind the Internal Revenue Service (the “IRS”), which could take a different view.

Accounting of the Merger (See page 94)

The merger will be accounted for using the acquisition method of accounting in accordance with the accounting principles generally accepted in the United States of America (“GAAP”).

Interests of ECB Officers and Directors in the Merger that are Different Than or in Addition to Their Interests as ECB Shareholders (See pages 89 through 92)

In considering the recommendation of the ECB board of directors to adopt the merger agreement, you should be aware that officers and directors of ECB have employment and other compensation agreements or economic interests that give them interests in the merger that are different from, or in addition to, their interests as ECB shareholders. These interests include:

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•	A new three-year employment agreement that A. Dwight Utz, President and Chief Executive Officer of ECB, will enter into with Crescent and VSB effective upon completion of the merger under which Mr. Utz will serve as President of Crescent and Chairman of the Board of VSB and receive an annual base salary of $325,000. The new employment agreement also includes a “no-fault” separation benefit provision that provides if Mr. Utz resigns from Crescent within 12 months following the effective date of his employment agreement, or Crescent or VSB terminates Mr. Utz’s employment without cause (as defined in the employment agreement) within 12 months following the effective date, Mr. Utz will be paid his salary and any benefits accrued through the last day of his employment and will be entitled to receive monthly severance payments for a period of 36 months based on the salary in effect at the time employment is terminated (which, assuming a $325,000 base salary, would total $975,000);

•	Relocation benefits for Mr. Utz, in an aggregate amount not expected to exceed $100,000, to (i) assist Mr. Utz with the sale of his current home in Engelhard; and (ii) reimburse Mr. Utz for certain expenses associated with maintaining two residences following the Merger as a result of Mr. Utz’s relocation to Raleigh. The exact amount of this relocation benefit will not be known until after the sale of Mr. Utz's current home in Engelhard;

•	New three-year employment agreements that Thomas M. Crowder, Executive Vice President and Chief Financial Officer of ECB, James J. Burson, Executive Vice President and Chief Revenue Officer of ECB, and T. Olin Davis, Executive Vice President and Chief Credit Officer, will enter into with Crescent and VSB effective upon completion of the merger under which each will serve as executive officers of VSB and receive an annual base salary of $215,000, $215,000 and $175,000, respectively. The new employment agreements also include a “no-fault” separation benefit provision that provides if the executive resigns from Crescent within 12 months following the effective date of his employment agreement, or Crescent or VSB terminates the executive’s employment without cause (as defined in the employment agreement) within 12 months following the effective date, the executive will be paid his salary and any benefits accrued through the last day of his employment and: (i) with respect to Messrs. Crowder and Davis, will be entitled to receive monthly severance payments for a period of 24 and 18 months, respectively, based on the salary in effect at the time employment is terminated (which, assuming the stated base salaries, would total $430,000 and $350,000, respectively), and (ii) with respect to Mr. Burson, will be entitled to receive a lump sum payment equal to two times his base salary in effect at the time employment is terminated (which, assuming the stated base salary, would total $430,000);

•	New employment agreements that Lorie Y. Runion, Executive Vice President/Chief Administrative Officer and Corporate Secretary of ECB and William S. Sampson, Executive Vice President and Chief Information Officer of ECB will enter into with Crescent and VSB effective upon completion of the merger under which each will serve as officers of VSB and receive an annual base salary of $135,000 each;

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•	The acceleration of vesting of all outstanding restricted stock awards held by executive officers pursuant to the terms of their respective restricted stock award agreements, which, based on the closing price of $4.47 of Crescent common stock on February 8, 2013, is the vesting of stock valued at approximately $238,000, $159,000, $159,000, $111,000, $48,000 and $48,000 for Mr. Utz, Mr. Crowder, Mr. Burson, Mr. Davis, Ms. Runion and Mr. Sampson, respectively;

•	The appointment, effective at the closing of the merger of three current directors of ECB – George T. Davis, Jr., J. Bryant Kittrell III and Joseph T. Lamb, Jr. – to the board of directors of Crescent, and the appointment of Messrs. Utz, Davis and Kittrell to the board of directors of VSB, and the payment of compensation to such individuals in accordance with the policies of Crescent, which currently includes an annual fee of $18,750 to each director of Crescent, except for Mr. Utz;

•	The appointment, effective at the closing of the merger, of John F. Hughes, Jr., a current director of ECB and East Carolina Bank, to an Eastern North Carolina Advisory Board for a minimum term of 12 months following the effective time of the merger and the payment of compensation to Mr. Hughes of the same compensation that he received for service on the Board of Directors of East Carolina Bank during the 12 months preceding the date of the merger agreement, which based on 2011 compensation for Mr. Hughes was $36,900;

•	The assumption by Crescent of each of the East Carolina Bank Director Supplemental Retirement Agreements and the vesting of the full retirement benefits under such agreements, although the timing of the commencement of the benefit is not altered by the merger. Based on the terms of the agreements, directors Davis, Hughes, Kittrell, Lamb, Marshall, Spencer and Weeks will receive annual benefits of approximately $56,000, $13,000, $23,000, $13,000, $18,000, $17,000 and $12,000, respectively, during the benefit period specified in each director’s agreement; and

•	The continued indemnification of current directors and officers of ECB and its subsidiary pursuant to the terms of the merger agreement and providing these individuals with director’s and officer’s liability insurance.

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No Appraisal Rights (See pages 93 through 94)

Under both Delaware and North Carolina law, neither Crescent nor ECB shareholders, respectively, are entitled to appraisal rights in connection with the merger.

Certain Differences in Rights of ECB Shareholders (See pages 143 through 149)

The rights of ECB shareholders are governed by North Carolina law, as well as ECB’s articles of incorporation and bylaws. After completion of the merger, the rights of the ECB shareholders who receive Crescent common stock in the merger will be governed by Delaware law, as well as Crescent’s amended and restated certificate of incorporation and amended and restated bylaws. Although Crescent’s certificate of incorporation and Crescent’s bylaws are similar in many ways to ECB’s articles of incorporation and ECB’s bylaws, there are some substantive and procedural differences that will affect the rights of ECB shareholders. A description of some of the material differences is discussed on pages 143 through 149 under the caption “Comparison of Shareholders’ Rights For Existing ECB Shareholders.”

Where You Can Find More Information (See page 332)

If you would like more information about Crescent or ECB, you should refer to documents filed by us with the SEC. We have identified these documents and instructions on how you can obtain copies of these documents beginning on page 332 under the section entitled “Where You Can Find More Information.”

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RISK FACTORS

In considering whether to vote in favor of the proposal to approve the merger agreement, you should consider all of the information included in this document and its annexes. In particular, you should consider the following risk factors.

Risks Relating to ECB and Crescent Shareholders in Connection with the Merger

ECB shareholders cannot be sure of the market value of the Crescent common stock that they will receive in the merger.

The merger agreement provides that ECB shareholders will receive in exchange for each share of ECB common stock they own immediately prior to completion of the merger 3.55 shares of Crescent common stock. This exchange ratio is fixed in the agreement and plan of merger and will not be adjusted for changes in the market price of either Crescent’s common stock or ECB’s common stock. The market value of the merger consideration may vary from the closing price of Crescent common stock on the date we announced the merger, on the date that this document was mailed to ECB shareholders, on the date of the special meeting of the ECB shareholders and on the date we complete the merger. Therefore, at the time of the special meeting, ECB shareholders will not know or be able to calculate the market value of the Crescent common stock they will receive upon completion of the merger. See “Market Prices and Dividend Information.”

Stock price changes may result from a variety of factors, including general market and economic conditions, changes in our respective businesses, operations and prospects, and regulatory considerations.

The market price of Crescent common stock may be affected by factors different from those affecting ECB common stock.

Upon completion of the merger, ECB shareholders will own approximately 22% of the combined company. Some of Crescent’s current businesses and markets differ from those of ECB and, accordingly, the results of operations of Crescent after the merger may be affected by factors different from those currently affecting the results of operations of ECB.

The required regulatory approvals and filings may not be obtained or completed, may delay the date of completion of the merger or may contain materially burdensome conditions.

Crescent and ECB will be required to complete and obtain regulatory approval with respect to certain filings and/or applications regarding the merger. These approvals and filings include, among other items, applications and notices filed with the Federal Reserve Board, the FDIC and the NCCOB, approval of the listing of Crescent’s common stock on The NASDAQ Global Market, and such other relevant filings, registrations, authorizations or approvals as may be required by a governmental or regulatory entity. Such filings and approvals must be completed prior to effecting the merger. Crescent and ECB have agreed to use their reasonable best efforts to complete these filings and obtain these approvals; however, satisfying any requirements of regulatory agencies may delay the date of completion of the merger or such approval may not be obtained at all. In addition, you should be aware that, as in any transaction, it is possible that, among other things, restrictions on Crescent after the merger may be sought by governmental agencies as a condition to obtaining the required regulatory approvals and these conditions could be materially burdensome to Crescent following the closing of the merger. We cannot assure you as to whether these regulatory approvals will be received, the timing of the approvals or whether any conditions will be imposed.

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Failure to complete the merger could negatively affect the market price of Crescent’s and ECB’s common stock.

If the merger is not completed for any reason, Crescent and ECB will be subject to a number of material risks, including the following:

·	the market price of their common stock may decline to the extent that the current market prices of their shares reflect a market assumption that the merger will be completed;

·	costs relating to the merger, such as legal, accounting and financial advisory fees, and, in specified circumstances, termination fees, must be paid even if the merger is not completed; and

·	the diversion of management’s attention from the day-to-day business operations and the potential disruption to our employees and business relationships during the period before the completion of the merger may make it difficult to regain financial and market positions if the merger does not occur.

Crescent and ECB will be subject to business uncertainties and contractual restrictions while the merger is pending.

Uncertainties about the effect of the merger on their businesses may have an adverse effect on Crescent and ECB. These uncertainties may also impair ECB’s ability to attract, retain and motivate strategic personnel until the merger is consummated, and could cause their customers and others that deal with ECB to seek to change their existing business relationship, which could negatively impact Crescent upon consummation of the merger. In addition, the merger agreement restricts Crescent and ECB from taking certain specified actions without the other’s consent until the merger is consummated. These restrictions may prevent Crescent and ECB from pursuing or taking advantage of attractive business opportunities that may arise prior to the completion of the merger.

The merger agreement limits ECB’s ability to pursue alternatives to the merger with Crescent.

The merger agreement contains terms and conditions that make it more difficult for ECB to engage in a business combination with a party other than Crescent. Subject to limited exceptions, ECB is required to convene a special meeting and ECB’s board of directors is required to recommend approval of the merger agreement. If the ECB board of directors determines to accept a superior acquisition proposal from a competing third party, ECB will be obligated to pay a $2,000,000 termination fee to Crescent, plus up to $500,000 of Crescent’s documented out-of-pocket legal and due diligence expenses in connection with the transactions contemplated by the merger agreement. A competing third party may be discouraged from considering or proposing an acquisition of ECB, including an acquisition on better terms than those offered by Crescent, due to the termination fee and ECB’s obligations under the merger agreement. Further, the termination fee might result in a potential competing third party acquiror proposing a lower per share price than it might otherwise have proposed to acquire ECB. See “The Merger Agreement—Termination of the Merger Agreement” beginning on page 114.

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The opinion of ECB’s financial advisor does not reflect changes in circumstances between signing the merger agreement on September 25, 2012 and the merger.

ECB’s financial advisor, Sandler O’Neill, rendered an opinion dated September 24, 2012, to the ECB board of directors that, as of such date, and subject to and based on the considerations referred to in its opinion, the exchange ratio of 3.55 Crescent shares to be received for each ECB share was fair, from a financial point of view, to holders of ECB common stock. The opinion was based on economic, market and other conditions in effect on, and the information made available to it as of, the date thereof.

Changes in the operations and prospects of Crescent or ECB, general market and economic conditions and other factors on which Sandler O’Neill’s opinion to ECB was based, may significantly alter the value of Crescent or ECB common stock or the prices of shares of Crescent common stock or ECB common stock by the time the merger is completed. The opinion does not speak as of the time the merger will be completed or as of any date other than the date of such opinion. For a description of the opinion that ECB received from its financial advisor, please refer to “The Merger—Opinion of ECB’s Financial Advisor.” beginning on page 73.

ECB directors and executive officers may have interests in the merger that differ from your interests.

Some of ECB’s directors and executive officers have interests in the transaction other than their interests as shareholders. For example, after the merger of Crescent and ECB, the current directors of Crescent and VSB will continue to serve as such, and three current directors of ECB will be selected to serve on Crescent’s board of directors and A. Dwight Utz, current President and Chief Executive Officer of ECB and two additional current directors of ECB will also be selected to serve on VSB’s board of directors. In addition:

·	several officers of ECB will enter into new employment agreements with Crescent and VSB effective upon consummation of the merger; and

·	as a result of the merger, restricted stock granted to ECB executive officers that has not previously vested or has not been forfeited will immediately and fully vest at the closing of the merger.

These and certain other additional interests of ECB’s directors and executive officers are described in detail in “The Merger—ECB’s Directors and Officers Have Financial Interests in the Merger” beginning on page 89. These circumstances may cause some of ECB’s directors and executive officers to view the proposed merger differently than a ECB shareholder may view it.

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After the merger is completed, ECB shareholders will become Crescent stockholders and will have different rights that may be less advantageous than their current rights.

Upon completion of the merger, ECB shareholders will become Crescent stockholders. Differences in ECB’s articles of incorporation and bylaws and Crescent’s certificate of incorporation and bylaws will result in changes to the rights of ECB shareholders who become Crescent stockholders. See “Comparison of Shareholders’ Rights for Existing ECB Shareholders” beginning on page 143.

ECB shareholders will have less influence as stockholders of Crescent than as shareholders of ECB.

ECB shareholders currently have the right to vote in the election of the board of directors of ECB and on other matters affecting ECB. The amount of Crescent common stock ECB shareholders will receive for their shares of ECB common stock will result in the transfer of control of ECB to the stockholders of Crescent. Following the merger, the percentage ownership of ECB shareholders in Crescent will be approximately 22%, which is significantly less than their 100% ownership of ECB. Because of this, ECB shareholders in the aggregate will have significantly less influence on the management and policies of Crescent than they now have on the management and policies of ECB.

Piedmont is a controlling stockholder and may have interests that differ from the interests of Crescent’s other stockholders.

As of the February 5, 2013 record date, Piedmont owned approximately 90% of Crescent’s outstanding voting power. Upon completion of the merger, Piedmont is expected to own approximately 70% of Crescent’s outstanding voting power. As a result, Piedmont will be able to control the election of Crescent’s directors, determine its corporate and management policies and determine the outcome of any corporate transaction or other matter submitted to Crescent’s stockholders for approval. Such transactions may include mergers and acquisitions (which may include mergers of Crescent and/or its subsidiaries with or into Piedmont and/or Piedmont’s other subsidiaries), sales of all or some of Crescent’s assets (including sales of such assets to Piedmont and/or Piedmont’s other subsidiaries) or purchases of assets from Piedmont and/or Piedmont’s other subsidiaries, and other significant corporate transactions. Further, as part of these transactions, Piedmont may use its controlling interest in Crescent to cause Crescent to issue new shares of Crescent’s common stock on such terms so as to have the effect of diluting the investment of Crescent’s current stockholders.

Eight of Crescent’s current twelve directors, and all of its executive officers, including its Chief Executive Officer, its Chief Operating Officer, and its Chief Financial Officer, are affiliated with Piedmont. Piedmont also has sufficient voting power to amend Crescent’s organizational documents. The interests of Piedmont may differ from those of Crescent’s other stockholders, and it may take actions that advance its interests to the detriment of Crescent’s other stockholders. Additionally, Piedmont is in the business of making investments in or acquiring financial institutions and may, from time to time, acquire and hold interests in businesses that compete directly or indirectly with Crescent. Piedmont may also pursue, for its own account, acquisition opportunities that may be complementary to Crescent’s business, and as a result, those acquisition opportunities may not be available to Crescent.

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Crescent may fail to realize the cost savings estimated for the merger.

The success of the merger will depend, in part, on Crescent’s ability to realize the estimated cost-savings from combining the businesses of Crescent and ECB. Crescent’s management estimated at the time the proposed merger was announced that it expects to achieve total cost-savings of approximately $6.8 million. While Crescent and ECB continue to believe these cost-savings estimates are achievable as of the date of this document, it is possible that the potential cost-savings could turn out to be more difficult to achieve than originally anticipated. The cost-savings estimates also depend on the ability to combine the businesses of Crescent and ECB in a manner that permits those cost-savings to be realized. If the estimates of Crescent and ECB turn out to be incorrect or Crescent and ECB are not able to successfully combine their two companies, the anticipated cost-savings may not be realized fully or at all, or may take longer than expected to realize.

Unanticipated costs relating to the merger could reduce Crescent’s future earnings per share.

We believe that we have reasonably estimated the likely incremental costs of the combined operations of Crescent and ECB following the merger. However, it is possible that unexpected transaction costs such as taxes, fees or professional expenses or unexpected future operating expenses such as unanticipated costs to integrate the two businesses, increased personnel costs or increased taxes, as well as other types of unanticipated adverse developments, could have a material adverse effect on the results of operations and financial condition of Crescent following the merger. In addition, if actual costs are materially different than expected costs, the merger could have a significant dilutive effect on Crescent’s earnings per share.

Risks Relating to Crescent’s Business

This section discusses risks relating to Crescent’s business and includes risks Crescent will continue to face after the merger. References in this subsection to “we” and “our” refer to Crescent and VSB.

Crescent’s financial information reflects the application of the acquisition method of accounting. Any change in the assumptions used in such methodology could have an adverse effect on Crescent’s results of operations.

As a result of the investment by Piedmont on November 18, 2011 (the “Piedmont Investment”), Crescent’s financial results are heavily influenced by the application of the acquisition method of accounting. The acquisition method of accounting requires management to make assumptions regarding the assets purchased and liabilities assumed to determine their fair market value. In addition, the balances of non-performing assets were significantly reduced by the adjustments to fair value recorded in conjunction with the Piedmont Investment. If Crescent’s fair value assumptions are incorrect or the regulatory agencies to whom Crescent reports require Crescent to change or modify its assumptions, such change or modification could have a material adverse effect on Crescent’s financial condition or results of operations or its previously reported results.

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We may experience increased delinquencies and credit losses, which could have a material adverse effect on our capital, financial condition, and results of operations.

Like other lenders, we face the risk that our customers will not repay their loans. A customer’s failure to repay us is usually preceded by missed monthly payments. In some instances, however, a customer may declare bankruptcy prior to missing payments, and, following a borrower filing bankruptcy, a lender’s recovery of the credit extended is often limited. Since many of our loans are secured by collateral, we may attempt to seize the collateral when and if customers default on their loans. However, the value of the collateral may not equal the amount of the unpaid loan, and we may be unsuccessful in recovering the remaining balance from our customers. The resolution of nonperforming assets, including the initiation of foreclosure proceedings, requires significant commitments of time from management and our directors, which can be detrimental to the performance of their other responsibilities, and will expose Crescent to additional legal costs and potential delays. Rising delinquencies and rising rates of bankruptcy in our market area generally and among our customers specifically can be precursors of future charge-offs and may require us to increase our allowance for loan and lease losses. Higher charge-off rates, delays in the foreclosure process or in obtaining judgments against defaulting borrowers and an increase in our allowance for loan and lease losses may hurt our overall financial performance if we are unable to increase revenue to compensate for these losses and may also increase our cost of funds.

The impact of the current economic environment on performance of other financial institutions in our markets; actions taken by our competitors to address the current economic downturn; and public perception of and confidence in the economy generally, and the banking industry specifically, may present significant challenges for us and could adversely affect our performance.

We are operating in a challenging and uncertain economic environment, including generally uncertain national conditions and local conditions in our markets. Financial institutions continue to be affected by decreasing valuations in the real estate market and constrained financial markets. While we are taking steps to decrease and limit our exposure to real estate construction loans, we nonetheless retain direct exposure to the real estate markets, and we are affected by these events. Continued declines in real estate values and financial stress on borrowers as a result of the uncertain economic environment, including job losses, could have an adverse effect on our borrowers or their customers, which could adversely affect our financial condition and results of operations.

The impact of recent events relating to housing and commercial real estate markets has not been limited to those directly involved in the real estate industry, but rather it has affected a number of related businesses such as building materials suppliers, equipment leasing firms, and real estate attorneys, among others. All of these affected businesses have banking relationships, and when their businesses suffer from recession, the banking relationship suffers as well.

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In addition, the market value of the real estate securing our loans as collateral has been adversely affected by the slowing economy and unfavorable changes in economic conditions in our market areas and could be further adversely affected in the future. As of September 30, 2012, approximately 89% of our loans receivable were secured by real estate. Any sustained period of increased payment delinquencies, foreclosures, or losses caused by the adverse market and economic conditions, including the downturn in the real estate market, in our markets will continue to adversely affect the value of our assets, revenues, results of operations, and financial condition. Currently, our market area is experiencing such an economic downturn, and if it continues, our earnings could be further adversely affected.

The overall deterioration in economic conditions may subject us to increased regulatory scrutiny in the current environment. In addition, further deterioration in national and local economic conditions in our markets could drive losses beyond that which is provided for in our allowance for loan losses, resulting in the following other consequences: increased loan delinquencies, problem assets, and foreclosures; decline in demand for our products and services; decrease in deposits, adversely affecting our liquidity position; and decline in value of collateral, reducing our customers’ borrowing power and the value of assets and collateral associated with our existing loans. As a community bank, we are less able to spread the risk of unfavorable economic conditions than larger or more regional banks. Moreover, we cannot give any assurance that we will benefit from any market growth or favorable economic conditions in our primary market areas even if they do occur.

We hold in our portfolio a significant number of land acquisition and development and construction loans, which pose more credit risk than other types of loans typically made by financial institutions.

We offer land acquisition and development, and construction loans for builders and developers. As of September 30, 2012, we had $58.6 million, or 11%, of our total loan portfolio represented by loans for which the related property is neither presold nor preleased. These land acquisition and development and construction loans are considered more risky than other types of loans. The primary credit risks associated with land acquisition and development and construction lending are underwriting, project risks, and market risks. Project risks include cost overruns, borrower credit risk, project completion risk, general contractor credit risk, and environmental and other hazard risks. Market risks are risks associated with the sale or leasing of the completed projects to end users. They include affordability risk, which means the risk that purchasers cannot obtain affordable financing, product design risk, and risks posed by competing projects. There can be no assurance that losses in our land acquisition and development and construction loan portfolio will not exceed our reserves, which could adversely impact our earnings. Given the current environment, the non-performing loans in our land acquisition and development and construction portfolio may increase in 2013, which could result in a material increase of our charge-offs, which will negatively impact our capital and earnings.

The deterioration in the residential mortgage market may continue to spread to commercial real estate credits, which may result in increased financial and regulatory risks and greater losses and non-performing assets, each of which may have an adverse effect on our business operations.

The losses that were initially associated with subprime residential mortgages rapidly spread into the residential mortgage market generally. These losses then continued to spread to commercial real estate credits, and we have been forced to take greater losses or retain more non-performing assets, and may continue to do so. In addition, in general commercial real estate is cyclical and poses risks of possible loss due to concentration levels and similar risks of the asset class. As of September 30, 2012, approximately 57% of our loan portfolio consisted of commercial real estate loans.

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The amount of other real estate owned (“OREO”) may increase significantly, resulting in additional losses, and costs and expenses that will negatively affect our operations.

As the amount of OREO increases, our losses, and the costs and expenses to maintain the real estate, likewise increase. Due to the ongoing economic crisis, the amount of OREO we hold may continue increase in 2013. Any additional increase in losses and maintenance costs and expenses due to OREO may have material adverse effects on our business, financial condition, and results of operations. Such effects may be particularly pronounced in a market of reduced real estate values and excess inventory, which may make the disposition of OREO properties more difficult, increase maintenance costs and expenses, and may reduce our ultimate realization from any OREO sales. In addition, we are required to reflect the fair market value of our OREO in our financial statements. If the OREO declines in value, we are required to recognize a loss in connection with continuing to hold the property. As a result, declines in the value of our OREO have a negative effect on our results of operations and financial condition.

Our use of appraisals in deciding whether to make a loan on or secured by real property or how to value such loan in the future may not accurately describe the net value of the real property collateral that we can realize.

In considering whether to make a loan secured by real property, we generally require an appraisal of the property. However, an appraisal is only an estimate of the value of the property at the time the appraisal is made, and, as real estate values in our market area have experienced changes in value in relatively short periods of time, this estimate might not accurately describe the net value of the real property collateral after the loan has been closed. If the appraisal does not reflect the amount that may be obtained upon any sale or foreclosure of the property, we may not realize an amount equal to the indebtedness secured by the property. In addition, we rely on appraisals and other valuation techniques to establish the value of our OREO and to determine certain loan impairments. If these valuations are inaccurate, our consolidated financial statements may not reflect the correct value of OREO, and our Allowance for Loan and Lease Losses (“ALLL”) may not reflect accurate loan impairments. The valuation of the property may negatively impact the continuing value of such loan and could adversely affect our results of operations and financial condition.

If our allowance for loan losses is not sufficient to cover actual loan losses, our earnings could decrease.

Our success depends to a significant extent upon the quality of our assets, particularly loans. In originating loans, there is a substantial likelihood that we will experience credit losses. The risk of loss will vary with, among other things, general economic conditions, the type of loan, the creditworthiness of the borrower over the term of the loan, and, in the case of a collateralized loan, the quality of the collateral for the loan.

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Our loan customers may not repay their loans according to the terms of these loans, and the collateral securing the payment of these loans may be insufficient to assure repayment. As a result, we may experience significant loan losses, which could have a material adverse effect on our operating results. Management makes various assumptions and judgments about the collectability of our loan portfolio, including the creditworthiness of our borrowers and the value of the real estate and other assets serving as collateral for the repayment of many of our loans. We maintain an allowance for loan losses in an attempt to cover any loan losses that may occur. In determining the size of the allowance, we rely on an analysis of our loan portfolio based on historical loss experience, volume and types of loans, trends in classification, volume and trends in delinquencies and non-accruals, national and local economic conditions, and other pertinent information.

If our assumptions are wrong, our current allowance may not be sufficient to cover future loan losses, and we may need to make adjustments to allow for different economic conditions or adverse developments in our loan portfolio. Material additions to our allowance would materially decrease our net income. We expect our allowance to continue to fluctuate throughout 2013; however, given current and future market conditions, we can make no assurance that our allowance will be adequate to cover future loan losses.

In addition, federal and state regulators periodically review our allowance for loan losses and may require us to increase our provision for loan losses or recognize further loan charge-offs, based on judgments different than those of our management. Any increase in our allowance for loan losses or loan charge-offs as required by these regulators could have a negative effect on our operating results.

Changes in the interest rate environment could reduce our net interest income, which could reduce our profitability.

As a financial institution, our earnings significantly depend on our net interest income, which is the difference between the interest income that we earn on interest-earning assets, such as investment securities and loans, and the interest expense that we pay on interest-bearing liabilities, such as deposits and borrowings. Therefore, any change in general market interest rates, including changes in federal fiscal and monetary policies, affects us more than non-financial institutions and can have a significant effect on our net interest income and total income. Our assets and liabilities may react differently to changes in overall market rates or conditions because there may be mismatches between the repricing or maturity characteristics of the assets and liabilities. As a result, an increase or decrease in market interest rates could have material adverse effects on our net interest margin and results of operations.

In addition, we cannot predict whether interest rates will continue to remain at present levels. Changes in interest rates may cause significant changes, up or down, in our net interest income. Depending on our portfolio of loans and investments, our results of operations may be adversely affected by changes in interest rates. In addition, any significant increase in prevailing interest rates could adversely affect our mortgage banking business because higher interest rates could cause customers to request fewer refinancings and purchase money mortgage originations.

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Recent negative developments in the financial industry, and the domestic and international credit markets may adversely affect our operations and results.

Negative developments during 2008 in the global credit and derivative markets have resulted in uncertainty in the financial markets in general with the expectation of the general economic downturn continuing through 2012. As a result of this “credit crunch,” commercial as well as consumer loan portfolio performances have deteriorated at many institutions and the competition for deposits and quality loans has increased significantly. In addition, the values of real estate collateral supporting many commercial loans and home mortgages have declined and may continue to decline. Shortfalls in public pensions, both nationally and internationally, related to the economic downturn, have caused additional uncertainty, and have the potential to erode sources of readily-available capital in the future. Global securities markets, and many bank holding company stock prices have been negatively affected, as has the ability of banks and bank holding companies to raise capital or borrow in the debt markets. If these negative trends continue, our business operations and financial results may be negatively affected.

We face strong competition from larger, more established competitors.

The banking business is highly competitive, and we experience strong competition from many other financial institutions. We compete with commercial banks, credit unions, savings and loan associations, mortgage banking firms, consumer finance companies, securities brokerage firms, insurance companies, money market funds, and other financial institutions that operate in our primary market areas and elsewhere.

We compete with these institutions both in attracting deposits and in making loans, primarily on the basis of the interest rates we pay and yield on these products. In addition, we have to attract our customer base from other existing financial institutions and from new residents. Many of our competitors are well-established, much larger financial institutions. While we believe we can and do successfully compete with these other financial institutions in our markets, we may face a competitive disadvantage as a result of our smaller size and lack of geographic diversification. Further, should we fail to maintain an adequate volume of loans and deposits in accordance with our business strategy, it could have an adverse effect on our profitability in the future.

Although we compete by concentrating our marketing efforts in our primary market area with local advertisements, personal contacts, and greater flexibility in working with local customers, we can give no assurance that this strategy will be successful.

Hurricanes or other adverse weather events could negatively affect our local economies or disrupt our operations, which could have an adverse effect on our business or results of operations.

The economy of North Carolina’s coastal region is affected, from time to time, by adverse weather events, particularly hurricanes. Our market area includes several coastal communities, and we cannot predict whether, or to what extent, damage caused by future hurricanes will affect our operations, our customers, or the economies in our banking markets. However, weather events could cause a decline in loan originations, destruction or decline in the value of properties securing our loans, or an increase in the risks of delinquencies, foreclosures, and loan losses. Even if a hurricane does not cause any physical damage in our market area, a turbulent hurricane season could significantly affect the market value of all coastal property.

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As a community bank, we have different lending risks than larger banks.

We provide services to our local communities. Our ability to diversify our economic risks is limited by our own local markets and economies. We lend primarily to individuals and to small- to medium-sized businesses, which may expose us to greater lending risks than those of banks lending to larger, better-capitalized businesses with longer operating histories.

We manage our credit exposure through careful monitoring of loan applicants and loan concentrations in particular industries, and through loan approval and review procedures. We have established an evaluation process designed to determine the adequacy of our allowance for loan losses. While this evaluation process uses historical and other objective information, the classification of loans and the establishment of loan losses is an estimate based on experience, judgment and expectations regarding our borrowers, and the economies in which we and our borrowers operate, as well as the judgment of our regulators. We cannot assure you that our loan loss reserves will be sufficient to absorb future loan losses or prevent a material adverse effect on our business, profitability or financial condition.

We are subject to liquidity risk in our operations.

Liquidity risk is the possibility of being unable, at a reasonable cost and within acceptable risk tolerances, to pay obligations as they come due, to capitalize on growth opportunities as they arise, or to pay regular dividends because of an inability to liquidate assets or obtain adequate funding on a timely basis. Liquidity is required to fund various obligations, including credit obligations to borrowers, mortgage originations, withdrawals by depositors, repayment of debt, dividends to stockholders, operating expenses, and capital expenditures. Liquidity is derived primarily from retail deposit growth and retention, principal and interest payments on loans and investment securities, net cash provided from operations, and access to other funding sources. Our access to funding sources in amounts adequate to finance our activities could be impaired by factors that affect us specifically or the financial services industry in general. Factors that could detrimentally affect our access to liquidity sources include a decrease in the level of our business activity due to a market downturn or adverse regulatory action against us. Our ability to borrow could also be impaired by factors that are not specific to us, such as a severe disruption in the financial markets or negative views and expectations about the prospects for the financial services industry as a whole, given the recent turmoil faced by banking organizations in the domestic and worldwide credit markets. Currently, we have access to liquidity to meet our current anticipated needs; however, our access to additional borrowed funds could become limited in the future, and we may be required to pay above market rates for additional borrowed funds, if we are able to obtain them at all, which may adversely affect our results of operations.

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The impact of the current economic downturn on the performance of other financial institutions in our geographic area, actions taken by our competitors to address the current economic downturn, and the public perception of and confidence in the economy generally, and the banking industry specifically, could negatively impact our performance and operations.

All financial institutions are subject to the same risks resulting from a weakening economy such as increased charge-offs and levels of past due loans and nonperforming assets. As troubled institutions in our market area continue to recognize and dispose of problem assets, the already substantial inventory of residential homes and lots will continue to negatively affect home values and increase the time it takes us or our borrowers to sell existing inventory. The perception that troubled banking institutions (and smaller banking institutions that are not “in trouble”) are risky institutions for purposes of regulatory compliance or safeguarding deposits may cause depositors nonetheless to move their funds to larger institutions. If our depositors should move their funds based on events happening at other financial institutions, our operating results would suffer.

Risks Relating to Crescent’s Regulatory Environment

This section discusses risks relating to Crescent’s regulatory environment and includes risks Crescent will continue to face after the merger. References in this subsection to “we” and “our” refer to Crescent and VSB.

We are subject to extensive regulation that could limit or restrict our activities.

We operate in a highly regulated industry and are subject to examination, supervision, and comprehensive regulation by various regulatory agencies. Our compliance with these regulations, including compliance with our regulatory commitments, is costly and restricts certain of our activities, including the declaration and payment of cash dividends to common stockholders, mergers and acquisitions, investments, loans and interest rates charged, interest rates paid on deposits, and locations of offices. We are also subject to capitalization guidelines established by our regulators, which require us to maintain adequate capital to support our growth and operations. Should we fail to comply with these regulatory requirements, federal and state regulators could impose additional restrictions on the activities of Crescent and VSB, which could materially affect our growth strategy and operating results in the future.

The laws and regulations applicable to the banking industry have recently changed and may continue to change, and we cannot predict the effects of these changes on our business and profitability. Because government regulation greatly affects the business and financial results of all commercial banks and bank holding companies, our cost of compliance could adversely affect our ability to operate profitably.

The Dodd-Frank Act was enacted on July 21, 2010. The implications of the Dodd-Frank Act, or its implementing regulations, on our business are unclear at this time, but it may adversely affect our business, results of operations, and the underlying value of our common stock. The full effect of this legislation will not be even reasonably certain until implementing regulations are promulgated, which could take several years in some cases. See “Information About Crescent—Supervision and Regulation” for additional information.

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Some or all of the changes, including the new rulemaking authority granted to the newly-created Consumer Financial Protection Bureau, may result in greater reporting requirements, assessment fees, operational restrictions, capital requirements, and other regulatory burdens for either, or both, VSB and Crescent, and many of our non-bank competitors may remain free from such limitations. This could affect our ability to attract and maintain depositors, to offer competitive products and services, and to expand our business.

Congress may consider additional proposals to substantially change the financial institution regulatory system and to expand or contract the powers of banking institutions and bank holding companies. Such legislation may change existing banking statutes and regulations, as well as our current operating environment significantly. If enacted, such legislation could increase or decrease the cost of doing business, limit or expand our permissible activities, or affect the competitive balance among banks, savings associations, credit unions, and other financial institutions. We cannot predict whether new legislation will be enacted and, if enacted, the effect that it, or any regulations, would have on our business, financial condition, or results of operations.

Our financial condition and results of operations are affected by credit policies of monetary authorities, particularly the Federal Reserve. Actions by monetary and fiscal authorities, including the Federal Reserve, could have an adverse effect on our deposit levels, loan demand, or business and earnings.

We may be required to raise additional capital in the future, including through new increased minimum capital thresholds established by our regulators, but that capital may not be available when it is needed and could be dilutive to our existing stockholders, which could adversely affect our financial condition and results of operations.

We are required by regulatory authorities to maintain adequate levels of capital to support our operations, and, at present, our federal and state regulators are considering new regulations that could have the net effect of requiring Crescent and VSB to maintain higher levels of Tier 1 Capital. As such, in order to support the operations at VSB, we may need to raise capital in the future. Our ability to raise capital, if needed, will depend in part on conditions in the capital markets at that time, which are outside our control. Accordingly, we cannot assure you of our ability to raise capital, if needed, on terms acceptable to us. If we cannot raise capital when needed, our ability to operate or further expand our operations could be materially impaired. In addition, if we decide to raise equity capital under such conditions, the interest of our stockholders could be diluted.

The FDIC Deposit Insurance assessments that we are required to pay may continue to materially increase in the future, which would have an adverse effect on our earnings.

As a member institution of the FDIC, we are assessed a quarterly deposit insurance premium. Failed banks nationwide have significantly depleted the insurance fund and reduced the ratio of reserves to insured deposits. As a result, we may be required to pay significantly higher premiums or additional special assessments that could adversely affect our earnings.

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On October 19, 2010, the FDIC adopted a Deposit Insurance Fund (“DIF”) Restoration Plan, which requires the DIF to attain a 1.35% reserve ratio by September 30, 2020. In addition, the FDIC modified the method by which assessments are determined and, effective April 1, 2011, adjusted assessment rates, which will range from 2.5 to 45 basis points (annualized), subject to adjustments for unsecured debt and, in the case of small institutions outside the lowest risk category and certain large and highly complex institutions, brokered deposits. Further increased FDIC assessment premiums, due to our risk classification, emergency assessments, or implementation of the modified DIF reserve ratio, could adversely impact our earnings.

Our agreement with the United States Department of the Treasury (“Treasury”) under the Troubled Asset Relief Program (“TARP”) Capital Purchase Program (“CPP”) is subject to unilateral change by the Treasury, which could adversely affect our business, financial condition, and results of operations.

Under the capital TARP CPP, the Treasury may unilaterally amend the terms of its agreement with us in order to comply with any changes in federal law. We cannot predict the effects of any of these changes and of the associated amendments.

Risks Relating to Ownership of Crescent Common Stock

This section discusses risks relating to ownership of Crescent common stock and includes risks Crescent will continue to face after the merger. References in this subsection to “we” and “our” refer to Crescent and VSB.

As a controlled company, we are exempt from certain NASDAQ corporate governance requirements.

Our common stock is currently listed on The NASDAQ Global Market. NASDAQ generally requires a majority of directors to be independent and requires independent director oversight over the nominating and executive compensation functions. However, under NASDAQ’s rules, if another company owns more than 50% of the voting power for the election of directors of a listed company, that company is considered a “controlled company” and exempt from rules relating to independence of the board of directors and the compensation and nominating committees. We are and will continue to be a controlled company because Piedmont currently owns and will own after the merger more than 50% of our voting power for the election of directors. Accordingly, we are and will continue to be exempt from certain corporate governance requirements, and holders of our common stock may not have all the protections that these rules are intended to provide.

The trading volume in our common stock has been relatively low, and market conditions and other factors may affect the value of our common stock, which may make it difficult for you to sell your shares at times, volumes or prices you find attractive.

While our common stock is traded on The NASDAQ Global Market, our common stock is thinly traded and has substantially less liquidity than the average trading market for many other publicly traded companies. Trading volume may remain low as a result of Piedmont owning a majority stake in Crescent.

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Thinly traded stocks can be more volatile than stock trading in an active public market. Our stock price has been relatively volatile in the past and it may fluctuate significantly in the future, with these fluctuations being unrelated to our performance. General market declines or market volatility in the future, especially in the financial institutions sector of the economy, could adversely affect the price of our common stock, and the current market price may not be indicative of future market prices. Therefore, our stockholders may not be able to sell their shares at the volume, prices or times that they desire.

The Treasury has rights that are senior to those of our common stockholders.

We have supported our capital operations by issuing preferred stock to the Treasury under the TARP CPP. The preferred stock has dividend rights that are senior to our common stock; therefore, we must pay dividends on the preferred stock before we can pay any dividends on our common stock. In the event of our bankruptcy, dissolution, or liquidation, the holders of our preferred stock must be satisfied before we can make any distributions to our common stockholders.

We can provide no assurances as to when our Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) can be redeemed.

Subject to consultation with our banking regulators, we intend to repurchase our Series A Preferred Stock and the warrant issued to the Treasury as part of our participation in the TARP CPP when we believe the overall economy has entered into a sustained period of recovery. However, we can provide no assurance at this time as to when the Series A Preferred Stock can be repurchased, if at all. Until such time as the Series A Preferred Stock is repurchased, we will remain subject to the terms and conditions of those instruments, which, among other things, require us to obtain regulatory approval to repurchase or redeem common stock or our other classes of securities that rank junior to the Series A Preferred Stock or commencing the payment of a dividend on our shares of common stock. Further, so long as our Series A Preferred Stock remains outstanding, its terms and conditions would provide that the dividends payable on the Series A Preferred Stock would continue to accrue until such time as those shares are repurchased from the Treasury, with such cumulative dividends increasing from 5% to 9% per annum commencing in January 2014. As a result, so long as our Series A Preferred Stock remains outstanding, we continue to be subject to additional costs and regulatory requirements that could adversely affect our profitability.

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Our ability to pay cash dividends on our securities is limited and we may be unable to pay future dividends.

We make no assurances that we will pay any dividends on our securities in the future. Any future determination relating to dividend policy will be made at the discretion of our board of directors and will depend on a number of factors, including our future earnings, capital requirements, financial condition, future prospects, regulatory restrictions, and other factors that our board of directors may deem relevant. The holders of our capital stock are entitled to receive dividends when, and if, declared by our board of directors out of funds legally available for that purpose. As part of our consideration to pay cash dividends, we intend to retain adequate funds from future earnings to support the development and growth of our business. In addition, our ability to pay dividends is restricted by federal policies and regulations. It is the policy of the Federal Reserve that bank holding companies should pay cash dividends on capital stock only out of net income available over the past year and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition. Further, our principal source of funds to pay dividends is cash dividends that we receive from VSB.

Because we have participated in the TARP CPP, our ability to pay cash dividends on common stock is further limited. Specifically, we may not pay cash dividends on common stock unless all dividends have been paid on the securities issued to the Treasury under the TARP CPP. The TARP CPP also restricts our ability to increase the amount of cash dividends on common stock. Should we defer payment of these dividends for six quarters, the holders of our Series A Preferred Stock will have the right to appoint directors to serve on Crescent’s board of directors.

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SELECTED HISTORICAL CONSOLIDATED FINANCIAL AND OPERATING DATA
OF ECB BANCORP, INC. AND CRESCENT FINANCIAL BANCSHARES, INC.

Selected Historical Consolidated Financial and Operating Data of

ECB Bancorp, Inc.
(Amounts in thousands, except per share data)

The following selected financial information for the fiscal years ended December 31, 2011, 2010, 2009, 2008 and 2007 is derived from audited consolidated financial statements of ECB. The financial information as of and for the nine months ended September 30, 2012 and September 30, 2011 is derived from unaudited financial statements. The results of operations for the nine months ended September 30, 2012 are not necessarily indicative of the results of operations for the full year or any other interim period. ECB’s management prepared the unaudited information on the same basis as it prepared ECB’s audited consolidated financial statements. In the opinion of ECB’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates. You should read this information in conjunction with ECB’s consolidated financial statements and related notes included elsewhere in this Joint Proxy Statement/Prospectus and from which this information is derived. Please see “Financial Statements—ECB Bancorp, Inc.” beginning on page FD-1.

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	At or for Nine Months Ended September 30,	At or for Nine Months Ended September 30,	At or for the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Unaudited)		(Dollars in thousands, except per share data)
Income Statement Data:
Net interest income	$20,261	$20,436	$26,971	$27,919	$26,748	$20,273	$20,357
Provision for loan losses	2,783	6,231	8,483	12,980	11,100	2,450	(99)
Non-interest income	9,214	6,538	8,880	11,995	8,649	6,809	6,377
Non-interest expense	23,117	20,440	29,856	26,840	23,152	20,633	20,344
Provision for income taxes	961	(285)	(1,544)	(766)	(357)	580	1,677
Net income (loss)	2,614	588	(1,024)	860	1,502	3,419	4,812
Preferred stock dividend & accretion of discount	797	797	1,063	1,063	1,003	—	—
Net income (loss) available to common shareholders	$1,817	$(209)	$(2,087)	$(203)	499	3,419	4,812
Per Share Data and Shares Outstanding:
Basic net income (loss)(1)	$0.64	$(0.07)	$(0.73)	$(0.07)	$0.18	$1.19	$1.65
Diluted net income (loss)(1)	0.64	(0.07)	(0.73)	(0.07)	0.18	1.18	1.65
Cash dividends declared	—	0.14	0.19	0.28	0.73	0.73	0.70
Dividend payout ratio	—	(200.00)%	(26.03)%	(400.00)%	405.56%	61.34%	42.42%
Book value at period end	23.15	23.10	22.10	22.32	23.62	23.89	22.88
Weighted-average number of common shares outstanding:
Basic	2,849,841	2,849,841	2,849,841	2,849,594	2,844,950	2,884,396	2,908,371
Diluted	2,850,367	2,849,841	2,849,841	2,849,594	2,845,966	2,889,016	2,914,352
Shares outstanding at period end	2,904,841	2,849,841	2,849,841	2,849,841	2,847,881	2,844,489	2,920,769
Balance Sheet Data:
Total assets	$927,592	$923,695	$921,277	$919,869	$888,720	$841,851	$643,889
Loans receivable	516,934	521,626	496,542	567,631	577,791	538,836	454,198
Allowance for loan losses	11,385	12,214	12,092	13,247	9,725	5,931	4,083

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	At or for Nine Months Ended September 30,	At or for Nine Months Ended September 30,	At or for the Year Ended December 31,
	2012	2011	2011	2010	2009	2008	2007
	(Unaudited)		(Dollars in thousands, except per share data)
Other interest-earning assets	342,748	337,288	352,140	290,371	253,183	244,470	133,970
Total deposits	779,413	796,609	797,645	785,941	754,730	629,152	526,361
Borrowings	57,827	39,028	37,179	46,009	43,910	83,716	43,174
Shareholders’ equity	84,837	83,248	80,443	80,894	84,375	67,943	66,841
Selected Performance Ratios:
Return on average assets	0.38%	0.08%	(0.11)%	0.09%	0.17%	0.47%	0.77%
Return on average shareholders’ equity	4.24%	0.97%	(1.26)	0.99	1.74	5.14	7.48
Net interest margin(2)	3.26	3.24	3.20	3.40	3.41	3.12	3.72
Efficiency ratio(3)	76.74%	74.78%	82.30	65.36	63.48	73.91	73.44
Asset Quality Ratios:
Nonperforming loans to period-end loans	5.64%	5.49%	5.15%	3.89%	2.54%	1.85%	0.10%
Allowance for loan losses to period-end loans	2.20	2.34	2.44	2.33	1.68	1.10	0.90
Allowance for loan losses to nonperforming loans	39.00	42.70	47.29	59.97	66.17	59.42	876.92
Nonperforming assets to total assets(4)	4.07	3.64	3.64	2.89	2.27	1.63	0.08
Net loan charge-offs to average loans outstanding	0.93	1.77	1.79	1.64	1.30	0.12	0.13
Capital Ratios:(5)
Equity-to-assets ratio(6)	9.15%	9.01%	8.73%	8.79%	9.49%	8.07%	10.38%
Leverage capital ratio(7)	8.27	8.34	8.25	8.66	9.59	8.65	10.66
Tier 1 capital ratio(7)	12.36	12.59	12.59	12.08	12.77	10.83	12.94
Total capital ratio(7)	13.62	13.85	13.85	13.34	14.02	11.80	13.72

(1)	Per share amounts are computed based on the weighted-average number of shares outstanding during each period.

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(2)	Net interest margin is net interest income divided by average interest earning assets, net of allowance for loan losses.

(3)	Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income, both as calculated on a fully taxable-equivalent basis.

(4)	Nonperforming assets consist of the aggregate amount of any non-accruing loans, loans past due greater than 90 days and still accruing interest, restructured loans, repossessions and foreclosed assets and other nonperforming assets on each date.

(5)	Capital ratios are for East Carolina Bank.

(6)	Equity-to-assets ratios are computed based on total shareholders’ equity and total assets at each period end.

(7)	These ratios are described in “Information About ECB” under the caption “Supervision and Regulation.”

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Selected Historical Consolidated Financial and Operating Data of

Crescent Financial Bancshares, Inc.

(Amounts in thousands, except per share data)

The following selected financial information for the fiscal years ended December 31, 2011, 2010, 2009, 2008 and 2007 is derived from audited consolidated financial statements of Crescent. The financial information as of and for the nine months ended September 30, 2012 and September 30, 2011 is derived from unaudited financial statements. The results of operations for the nine months ended September 30, 2012 are not necessarily indicative of the results of operations for the full year or any other interim period. Crescent’s management prepared the unaudited information on the same basis as it prepared Crescent’s audited consolidated financial statements. In the opinion of Crescent’s management, this information reflects all adjustments, consisting of only normal recurring adjustments, necessary for a fair presentation of this data for those dates. You should read this information in conjunction with Crescent’s consolidated financial statements and related notes included elsewhere in this Joint Proxy Statement/Prospectus and from which this information is derived. Please see “Financial Statements—Crescent Financial Bancshares, Inc.” beginning on page FA-1.

Crescent’s financial condition and results of operations for 2011 were significantly impacted by the controlling investment in Crescent by Piedmont. Because of the level of Piedmont’s ownership and control following the controlling investment and Piedmont’s, purchase of 6,128,423 shares of Crescent’s common stock for approximately $29.1 million through a tender offer to Crescent’s stockholders, Crescent has applied push-down accounting. Accordingly, Crescent’s assets and liabilities were adjusted to estimated fair value at the acquisition date, and the allowance for loan losses was eliminated. Balances and activity in Crescent’s Consolidated Financial Statements, and financial information for periods prior to the Piedmont Investment have been labeled with “Predecessor Company,” while balances and activity subsequent to the Piedmont Investment have been labeled with “Successor Company.”

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	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Nine months ended September 30,	Nine months ended September 30,	November 19 to December 31	January 1 to November 18,	At or for the Years Ended December 31,
	2012	2011	2011	2011(7)	2010	2009	2008	2007
	(Unaudited)			(Dollars in thousands, except share and per share data)
Summary of Operations
Interest income	$26,972	$32,530	$4,610	$37,849	$50,780	$56,206	$54,405	$54,872
Interest expense	4,058	13,392	$1,259	15,445	22,322	26,620	29,070	28,217
Net interest income	22,914	19,138	3,351	22,404	28,458	29,586	25,335	26,655
Provision for loan losses	3,730	14,511	227	16,718	20,347	11,526	6,485	1,684
Net interest income after the provision for loan losses	19,184	4,627	3,124	5,686	8,111	18,060	18,850	24,971
Non-interest income	5,654	3,562	484	8,073	4,909	4,328	3,732	2,621
Non-interest expense	24,392	21,684	4,276	27,282	26,964	53,943	19,972	17,823
Income (loss) before income taxes	446	(13,495)	(668)	(13,523)	(13,944)	(31,555)	2,610	9,769
Income tax expense (benefit)	109	-	(520)	-	(4,070)	(1,329)	599	3,520
Net income (loss)	337	(13,495)	(148)	(13,523)	(9,874)	(30,226)	2,011	6,249
Effective dividend on preferred stock	1,124	1,306	182	1,539	1,689	1,617	-	-
Net income available (loss attributed) to common stockholders	$(787)	$(14,801)	$(330)	$(15,062)	$(11,563)	$(31,843)	$2,011	$6,249
Per Share and Shares Outstanding
Net income (loss), basic(1)	$(0.03)	$(1.54)	$(0.01)	$(1.57)	$(1.21)	$(3.33)	$0.21	$0.68
Net income (loss), diluted(1)	$(0.03)	$(1.54)	$(0.01)	$(1.57)	$(1.21)	$(3.33)	$0.21	$0.65
Book value at end of period	$4.17	$4.48	$4.17	NA	$5.76	$6.92	$9.88	$9.75
Tangible book value	$3.28	$4.41	$3.39	NA	$5.69	$6.83	$6.64	$6.42

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	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Nine months ended September 30,	Nine months ended September 30,	November 19 to December 31	January 1 to November 18,	At or for the Years Ended December 31,
	2012	2011	2011	2011(7)	2010	2009	2008	2007

Weighted average shares outstanding:
Basic	28,361,159	9,585,056	28,353,053	9,586,167	9,579,633	9,569,290	9,500,103	9,211,779
Diluted	28,361,159	9,585,056	28,353,053	9,586,167	9,579,633	9,569,290	9,680,484	9,635,694
Shares outstanding at period end	28,379,445	9,662,059	28,412,059	9,662,059	9,664,059	9,626,559	9,626,559	9,404,579
Balance Sheet Data
Total assets	$793,764	915,961	836,307	NA	$973,019	$1,032,805	$968,311	$835,540
Total investments(2)	139,845	248,055	168,691	NA	233,171	227,341	113,278	97,858
Loans, net	538,682	593,379	551,165	NA	656,101	741,781	772,792	667,643
Total deposits	633,899	686,174	674,418	NA	724,383	722,635	714,883	605,431
Borrowings and debt	12,326	157,748	12,216	NA	164,748	216,748	154,454	135,003
Stockholders’ equity	142,843	66,982	143,058	NA	79,015	89,520	95,092	91,659
Selected Performance Ratios
Return on average assets	0.06%	(1.91)%	(0.13)%	(1.63)%	(1.00)%	(2.85)%	0.22%	0.80%
Return on average stockholders’ equity	0.31%	(24.59)%	(0.85)%	(21.25)%	(11.18)%	(24.85)%	2.13%	7.15%
Net interest spread(3)	4.22%	2.76%	3.04%	2.76%	2.90%	2.74%	2.55%	3.08%
Net interest margin(4)	4.38%	2.98%	3.24%	2.98%	3.18%	3.09%	3.05%	3.79%
Efficiency ratio(5)	85.38%	95.52%	111.51%	89.52%	80.81%	159.06%	68.71%	60.88%
Asset Quality Ratios
Net charge-offs to average loans outstanding	0.43%	2.61%	0.00%	2.63%	2.38%	0.84%	0.29%	0.06%
Allowance for loan losses to total loans	0.42%	3.67%	0.04%	NA	3.06%	2.31%	1.60%	1.22%

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	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Nine months ended September 30,	Nine months ended September 30,	November 19 to December 31	January 1 to November 18,	At or for the Years Ended December 31,
	2012	2011	2011	2011(8)	2010	2009	2008	2007
Allowance for loan losses to period end loans originated in successor period	0.98%	NA	2.02%	NA	NA	NA	NA	NA
Allowance for loan losses to non-performing loans, predecessor	NA	52%	NA	NA	68%	95%	95%	303%
Non-performing loans to period end loans	1.65%	7.00%	4.15%	NA	4.52%	2.44%	1.53%	0.40%
Non-performing assets to period end assets(6)	1.61%	6.20%	3.86%	NA	4.74%	2.40%	1.53%	0.36%
Capital Ratios(7)
Total risk-based capital ratio	15.50%	11.71%	15.27%	NA	12.57%	13.53%	10.68%	10.51%
Tier 1 risk-based capital ratio	14.11%	9.39%	14.26%	NA	10.34%	11.37%	8.53%	9.37%
Leverage ratio	12.43%	7.25%	10.68%	NA	8.35%	9.03%	7.67%	8.56%
Equity to assets ratio	18.00%	7.31%	17.11%	NA	8.12%	8.67%	9.82%	10.97%
Other Data
Number of full-service banking offices	15	15	15	15	15	15	13	12
Number of full-time equivalent employees	185	163	172	163	164	158	147	126

(1)	Computed based on the weighted average number of shares outstanding during each period.

(2)	Consists of interest-earning deposits, federal funds sold, investment securities and FHLB stock.

(3)	Net interest spread is the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

(4)	Net interest margin is net interest income divided by average interest-earning assets on a tax equivalent basis.

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(5)	Efficiency ratio is non-interest expense divided by the sum of net interest income and non-interest income.

(6)	Non-performing assets consist of non-accrual loans, accruing loans 90 days or more past due, restructured loans only if in non-accrual status, and foreclosed assets, where applicable.

(7)	Capital ratios are for Crescent.

(8)	Certain end of period data for the predecessor period immediately prior to the Piedmont Investment is not applicable and is labeled as “NA.”

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SUMMARY UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL DATA

The following tables show selected financial information on a pro forma combined basis giving effect to the merger, which closed on November 30, 2012, of VantageSouth Bank with and into Crescent State Bank (the “VantageSouth Merger”) and the ECB Merger as if both mergers had become effective at September 30, 2012, in the case of balance sheet information, and at January 1, 2011, the beginning of the earliest period presented, in the case of income statement information. The pro forma information for the ECB Merger reflects the acquisition method of accounting. The pro forma information for the VantageSouth Merger reflects a combination of commonly controlled entities, meaning VantageSouth’s historical balances are combined with Crescent’s on Piedmont’s basis of accounting beginning on the date the two entities came under common control. References to “VantageSouth Bank” throughout this Joint Proxy Statement/Prospectus refer to VSB prior to its merger with and into Crescent State Bank.

Crescent anticipates that the mergers will provide the combined company with financial benefits that include reduced operating expenses and the opportunity to earn more revenue. The pro forma information, while helpful in illustrating the financial characteristics of Crescent following the merger under one set of assumptions, does not reflect all of these benefits and, accordingly, does not attempt to predict or suggest future results. The pro forma information also does not necessarily reflect what the historical results of Crescent would have been had our companies been combined during these periods.

You should read this selected summary pro forma information in conjunction with the information under “Unaudited Pro Forma Condensed Combined Financial Statements” and with the historical information in this document on which it is based.

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	Combination of Crescent and VantageSouth		Combination of Crescent and ECB		Combination of Crescent, VantageSouth and ECB
	Nine Months Ended September 30, 2012	Year Ended December 31, 2011	Nine Months Ended September 30, 2012	Year Ended December 31, 2011	Nine Months Ended September 30, 2012	Year Ended December 31, 2011
	(In thousands, except per share data)
Pro forma combined income statement data:
Interest income	$35,935	$51,906	$52,292	$79,035	$61,255	$88,483
Interest expense	5,205	18,200	8,212	24,326	9,359	25,823
Net interest income	30,730	33,706	44,080	54,709	51,896	62,660
Provision for loan losses	4,187	18,339	6,513	25,428	6,970	26,822
Net interest income after provision for loan losses	26,543	15,367	37,567	29,281	44,926	35,838
Non-interest income	7,766	9,764	14,868	17,357	16,980	18,564
Non-interest expense	31,914	38,610	47,734	61,714	55,256	68,766
Income (loss) before income taxes	2,395	(13,479)	4,701	(15,076)	6,650	(14,364)
Income tax expense (benefit)	217	188	1,332	(1,416)	1,440	(708)
Net income (loss)	2,178	(13,667)	3,369	(13,660)	5,210	(13,656)
Effective dividend on preferred stock	1,124	1,721	1,921	2,784	1,921	2,784
Net income (loss) attributable to common stockholders	$1,054	$(15,388)	$1,448	$(16,444)	$3,289	$(16,440)

Pro forma per share data:
Basic net income (loss)	$0.03	$(0.80)	$0.04	$(0.74)	$0.07	$(0.56)
Diluted net income (loss)	$0.03	$(0.80)	$0.04	$(0.74)	$0.07	$(0.56)

	As of September 30, 2012	As of September 30, 2012	As of September 30, 2012
	(In thousands)
Pro forma combined balance sheet data:
Total assets	$1,054,436	$1,705,722	$1,966,394
Loans, net of allowance for loan losses	735,882	1,017,116	1,214,316
Deposits	852,989	1,416,812	1,635,902
Total stockholders' equity	171,511	207,946	236,614

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COMPARATIVE HISTORICAL AND UNAUDITED PRO FORMA PER SHARE DATA

The following tables set forth certain historical ECB, Crescent and VantageSouth Bank per share data as well as certain pro forma per share data reflecting the combination of each of: (1) Crescent and VantageSouth Bank, (2) Crescent and ECB, and (3) Crescent and VantageSouth Bank and ECB. This data should be read together with ECB’s, Crescent’s and VantageSouth Bank’s historical financial statements and notes thereto included elsewhere in this Joint Proxy Statement/Prospectus and the Crescent unaudited pro forma financial statements included elsewhere in this Joint Proxy Statement/Prospectus. Please see “Financial Statements” beginning on page 333 and “Unaudited Pro Forma Condensed Combined Financial Statements” beginning on page 116. The equivalent pro forma per share amounts have been calculated by multiplying the pro forma amounts of Crescent by the respective VantageSouth Bank and ECB exchange ratios. The per share data is not necessarily indicative of the operating results that Crescent would have achieved had it completed the mergers as of the beginning of the periods presented and should not be considered as representative of future operations.

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	Successor Company	Predecessor Company	Successor Company	Predecessor Company
Crescent historical data:	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011	Period from November 19 To December 31, 2011	Period from January 1 to November 18, 2011		12 Months Ended December 31, 2010	12 Months Ended December 31, 2009

Net income (loss) per common share – basic	$(0.03)	$(1.54)	$(0.01)		$(1.57)	$(1.21)	$(3.33)
Net income (loss) per common share – diluted	$(0.03)	$(1.54)	$(0.01)		$(1.57)	$(1.21)	$(3.33)
Book value per share as of the end of the period	$4.17	$4.48	$4.17	$	NA	$5.76	$6.92

	Successor Company	Predecessor Company
VantageSouth Bank historical data:	Period from February 1, 2012 to September 30, 2012	Period from January 1 to January 31, 2012		Nine Months Ended September 30, 2011		12 Months Ended December 31, 2011	12 Months Ended December 31, 2010	12 Months Ended December 31, 2009

Net income (loss) per common share – basic	$1.25		$0.10		$1.27	$0.82	$(3.53)	$(1.43)
Net income (loss) per common share – diluted	$1.25		$0.10		$0.97	$0.63	$(3.53)	$(1.43)
Book value per share as of the end of the period	$20.73	$	NA	$	NA	$19.43	$2.50	$5.82

	Nine Months Ended September 30,			Year Ended December 31,
Pro Forma combined data:	2012	2011		2011		2010		2009

Net income (loss) per common share – basic	$0.03		$(0.80)		$(0.80)		$(0.83)		$(1.97)
Net income (loss) per common share – diluted	$0.03		$(0.80)		$(0.80)		$(0.83)		$(1.97)
Book value per share as of the end of the period	$4.11	$	NA	$	NA	$	NA	$	NA

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	Successor Company	Predecessor Company	Successor Company	Predecessor Company
Crescent historical data:	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011	Period from November 19 To December 31, 2011	Period from January 1 to November 18, 2011		12 Months Ended December 31, 2010	12 Months Ended December 31, 2009

Net income (loss) per common share – basic	$(0.03)	$(1.54)	$(0.01)		$(1.57)	$(1.21)	$(3.33)
Net income (loss) per common share – diluted	$(0.03)	$(1.54)	$(0.01)		$(1.57)	$(1.21)	$(3.33)
Book value per share as of the end of the period	$4.17	$4.48	$4.17	$	NA	$5.76	$6.92

	Nine Months Ended September 30,		Year Ended December 31,
	2012	2011	2011	2010	2009
ECB historical data:
Net income (loss) per common share – basic	$0.64	$(0.07)	$(0.73)	$(0.07)	$0.18
Net income (loss) per common share – diluted	$0.64	$(0.07)	$(0.73)	$(0.07)	$0.18
Book value per share as of the end of the period	$23.15	$23.10	$22.10	$22.32	$23.62

	Nine Months Ended September 30,			Year Ended December 31,
Pro Forma combined data:	2012	2011		2011		2010		2009

Net income (loss) per common share – basic	$0.04		$(0.75)		$(0.74)		$(0.59)		$(1.58)
Net income (loss) per common share – diluted	$0.04		$(0.75)		$(0.74)		$(0.59)		$(1.58)
Book value per share as of the end of the period	$4.31	$	NA	$	NA	$	NA	$	NA

	Nine Months Ended September 30,			Year Ended December 31,
Pro Forma equivalent ECB shares:	2012	2011		2011		2010		2009

Net income (loss) per common share – basic	$0.14		$(2.68)		$(2.63)		$(2.10)		$(5.60)
Net income (loss) per common share – diluted	$0.14		$(2.68)		$(2.63)		$(2.10)		$(5.60)
Book value per share as of the end of the period	$15.30	$	NA	$	NA	$	NA	$	NA

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	Successor Company	Predecessor Company	Successor Company	Predecessor Company
Crescent historical data:	Nine Months Ended September 30, 2012	Nine Months Ended September 30, 2011	Period from November 19 To December 31, 2011	Period from January 1 to November 18, 2011		12 Months Ended December 31, 2010	12 Months Ended December 31, 2009

Net income (loss) per common share – basic	$(0.03)	$(1.54)	$(0.01)		$(1.57)	$(1.21)	$(3.33)
Net income (loss) per common share – diluted	$(0.03)	$(1.54)	$(0.01)		$(1.57)	$(1.21)	$(3.33)
Book value per share as of the end of the period	$4.17	$4.48	$4.17	$	NA	$5.76	$6.92

	Successor Company	Predecessor Company
VantageSouth Bank historical data:	Period from February 1, 2012 to September 30, 2012	Period from January 1 to January 31, 2012		Nine Months Ended September 30, 2011		12 Months Ended December 31, 2011	12 Months Ended December 31, 2010	12 Months Ended December 31, 2009

Net income (loss) per common share – basic	$1.25		$0.10		$1.27	$0.82	$(3.53)	$(1.43)
Net income (loss) per common share – diluted	$1.25		$0.10		$0.97	$0.63	$(3.53)	$(1.43)
Book value per share as of the end of the period	$20.73	$	NA	$	NA	$19.43	$2.50	$5.82

	Nine Months Ended September 30,		Year Ended December 31,
ECB historical data:	2012	2011	2011	2010	2009

Net income (loss) per common share – basic	$0.64	$(0.07)	$(0.73)	$(0.07)	$0.18
Net income (loss) per common share – diluted	$0.64	$(0.07)	$(0.73)	$(0.07)	$0.18
Book value per share as of the end of the period	$23.15	$23.10	$22.10	$22.32	$23.62

	Nine Months Ended September 30,			Year Ended December 31,
Pro Forma combined data:	2012	2011		2011		2010		2009

Net income (loss) per common share – basic	$0.07		$(0.51)		$(0.56)		$(0.53)		$(1.21)
Net income (loss) per common share – diluted	$0.07		$(0.51)		$(0.56)		$(0.53)		$(1.21)
Book value per share as of the end of the period	$4.24	$	NA	$	NA	$	NA	$	NA

	Nine Months Ended September 30,			Year Ended December 31,
Pro Forma equivalent ECB shares:	2012	2011		2011		2010		2009

Net income (loss) per common share – basic	$0.25		$(1.79)		$(1.99)		$(1.87)		$(4.28)
Net income (loss) per common share – diluted	$0.25		$(1.79)		$(1.99)		$(1.87)		$(4.28)
Book value per share as of the end of the period	$15.06	$	NA	$	NA	$	NA	$	NA

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MARKET PRICES AND DIVIDEND INFORMATION

Effective as of December 30, 2011, ECB’s common stock is listed on the NYSE MKT under the trading symbol “ECBE.” Prior to that time, ECB’s common stock was listed on The NASDAQ Global Market under the trading symbol “ECBE.” Crescent’s common stock is listed on The NASDAQ Global Market under the symbol “CRFN.” Following the merger, Crescent’s common stock will continue to be listed on The NASDAQ Global Market, and there will be no further market for ECB common stock.

On February 8, 2013, the record date for the ECB special meeting, there were approximately 612 record holders of ECB’s common stock. ECB believes the number of beneficial owners of ECB’s common stock is greater than the number of record holders because a large amount of ECB’s common stock is held of record through brokerage firms in “street name.”

On February 5, 2013, the record date for the Crescent special meeting, there were approximately 702 record holders of Crescent’s common stock. Crescent’s common stock is considered thinly traded with fewer than 10,000 shares traded, on average, per day.

The following table lists the high and low sales prices, for ECB’s common stock and for Crescent’s common stock, as reported in published financial sources, and the cash dividends declared by each company, for the periods indicated.

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	Crescent				ECB
	High		Low		High	Low
Fiscal Year 2013
First Quarter (through February 8, 2013)	$4.77		$4.21		$15.37	$14.32
Fiscal Year 2012
Fourth Quarter	$5.49		$3.51		$15.50	$13.70
Third Quarter	$5.59		$4.46		$16.65	$8.75
Second Quarter	$6.28		$3.28		$9.80	$9.01
First Quarter	$4.60		$2.88		$10.82	$8.00
Fiscal Year 2011
Fourth Quarter	$4.45	[1]	$2.27	[1]	$12.15	$9.58
	$4.64	[2]	$3.22	[2]
Third Quarter	$4.10		$2.04		$13.85	$10.12
Second Quarter	$4.19		$3.56		$12.64	$10.41
First Quarter	$4.25		$2.01		$14.50	$11.09
Fiscal Year 2010
Fourth Quarter	$2.80		$2.00		$14.50	$12.57
Third Quarter	$2.94		$2.50		$14.55	$11.25
Second Quarter	$5.05		$2.50		$16.97	$11.37
First Quarter	$3.70		$2.80		$12.77	$11.00

1 For the Predecessor Company period October 1, 2011 to November 18, 2011.

2 For the Successor Company period November 19, 2011 to December 31, 2011.

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ECB Bancorp, Inc.

Under North Carolina law, ECB is authorized to pay dividends as declared by ECB’s board of directors, provided that no such distribution results in ECB’s insolvency on a going concern or balance sheet basis. However, although ECB is a legal entity separate and distinct from East Carolina Bank, ECB’s principal source of funds with which ECB can pay dividends to its shareholders is dividends ECB receives from East Carolina Bank. For that reason, ECB’s ability to pay dividends effectively is subject to the limitations that apply to East Carolina Bank. Cash dividends on ECB’s common stock were declared quarterly in the amount per share of $0.07 for each quarter of the fiscal year ended December 31, 2010, and $0.07, $0.00, $0.07 and $0.05 for the first through fourth quarters of the fiscal year ended December 31, 2011, respectively. ECB has not declared any cash dividends on its common stock during the year ending December 31, 2012. Dividends are paid by ECB as and when declared by ECB’s board of directors.

In general, East Carolina Bank may pay dividends only to the extent that its regulatory capital would not thereby be reduced below its applicable required capital levels. East Carolina Bank’s ability to pay dividends to us is subject to other regulatory restrictions. See “Supervision and Regulation” under “Information About ECB”.

In April 2011, East Carolina Bank’s board of directors adopted a resolution at the request of the FDIC that provides that, among other things, East Carolina Bank will not pay any cash dividend to ECB without seeking the prior approval of the FDIC and NCCOB. If East Carolina Bank is unable to pay dividends to ECB, then ECB may not be able to service its debt, pay its other obligations or pay dividends on its common stock and the Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) ECB has sold to Treasury.

ECB’s sale of its Series A Preferred Stock to the Treasury during January 2009 under the TARP CPP resulted in additional restrictions on ECB’s ability to pay dividends on its common stock and to repurchase shares of its common stock. Unless all accrued dividends on the Series A Preferred Stock have been paid in full, (1) no dividends may be declared or paid on ECB’s common stock, and (2) ECB may not repurchase any of its outstanding common stock.

In the future, in addition to the restrictions discussed above, ECB’s ability to declare and pay cash dividends on its common stock will be subject to evaluation by ECB’s board of directors of ECB’s and East Carolina Bank’s operating results, capital levels, financial condition, future growth plans, general business and economic conditions, and other relevant considerations. ECB cannot assure you that it will pay cash dividends on any particular schedule or that ECB will pay any dividends in the future.

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Crescent Financial Bancshares, Inc.

It is the policy of the Federal Reserve that bank holding companies should pay cash dividends on common stock only out of net income available over the past year and only if prospective earnings retention is consistent with the organization’s expected future needs and financial condition. The policy provides that bank holding companies should not maintain a level of cash dividends that undermines the bank holding company’s ability to serve as a source of strength to its banking subsidiaries. For a foreseeable period of time, Crescent’s principal source of cash will be dividends and management fees paid by VSB to Crescent. There are certain restrictions on these payments imposed by federal banking laws, regulations and authorities; please see “Supervision and Regulation” under “Information About Crescent” for additional information.

Historically, Crescent has not elected to declare and pay cash dividends on Crescent’s common stock. The declaration and payment of dividends on Crescent’s common stock will depend upon Crescent’s earnings and financial condition, liquidity and capital requirements, the general economic and regulatory climate, Crescent’s ability to service any equity or debt obligations senior to Crescent’s common stock and other factors deemed relevant by Crescent’s board of directors.

During the first quarter of 2011, Crescent’s board of directors elected to defer the dividend payment on Crescent’s Series A Preferred Stock. Over the balance of 2011 through the first quarter of 2012, Crescent’s board of directors elected on a quarterly basis to continue to defer the dividend payments for the Series A Preferred Stock and interest payment on Crescent’s trust preferred securities, which was similarly deferred commencing in the second quarter of 2011. On April 12, 2012, Crescent received approval from the Federal Reserve Bank of Richmond to (i) pay in full all amounts in arrears due to dividends on the Series A Preferred Stock deferred during 2011 and the first quarter of 2012, and (ii) pay in full dividends on the Series A Preferred Stock due for the second quarter of 2012. On May 15, 2012, Crescent paid all such deferred cumulative dividends of $1.6 million, or $64.26 per share of Series A Preferred Stock, plus the dividends on the Series A Preferred Stock due for the second quarter of 2012. Crescent makes no assurance that it will pay any dividends in the future.

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CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This document contains forward-looking statements, within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act, with respect to the merger and the financial condition, results of operations, future performance and business of Crescent, ECB and the combined company after completion of the merger. These forward-looking statements are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are those that are not historical facts. You should understand that various factors, in addition to those discussed elsewhere in this document, could affect the future results of the combined company following the merger and could cause results to differ materially from those expressed in these forward-looking statements, including:

·	whether the transactions contemplated by the merger agreement will be approved by shareholders of Crescent and ECB and applicable federal, state and local regulatory authorities;

·	the ability to complete the merger, and the merger of VSB and East Carolina Bank, within our anticipated time frame, or at all;

·	Crescent’s ability to successfully integrate any assets, liabilities, customers, systems, employees and management personnel acquired into its operations in connection with the merger, and its ability to realize related revenue synergies and cost savings within the expected time frame, or at all;

·	deterioration in the financial condition of borrowers resulting in significant increases in loan losses and provisions for those losses;

·	changes in loan underwriting, credit review or loss reserve policies associated with economic conditions, examination conclusions, or regulatory developments;

·	the failure of assumptions underlying the establishment of reserves for possible loan losses;

·	changes in political and economic conditions, including the political and economic effects of the current economic downturn and other major developments, including the ongoing war on terrorism, continued tensions in the Middle East, and the ongoing economic challenges facing the European Union;

·	changes in financial market conditions, either internationally, nationally or locally in areas in which Crescent conducts its operations, including, without limitation, reduced rates of business formation and growth, commercial and residential real estate development, and real estate prices;

·	Crescent’s ability to comply with any requirements imposed on it or VSB by their respective regulators, and the potential negative consequences that may result;

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·	fluctuations in markets for equity, fixed-income, commercial paper and other securities, which could affect availability, market liquidity levels, and pricing;

·	governmental monetary and fiscal policies, as well as legislative and regulatory changes;

·	Crescent’s participation or lack of participation in governmental programs implemented under the Emergency Economic Stabilization Act (the “EESA”) and the American Recovery and Reinvestment Act (the “ARRA”), including, without limitation, the CPP administered under the TARP, and the Temporary Liquidity Guarantee Program (“TLGP”) and the impact of such programs and related regulations on Crescent and on international, national and local economic and financial markets and conditions;

·	Crescent’s lack of participation in a “stress test” under the Federal Reserve’s Supervisory Capital Assessment Program; the diagnostic and stress testing Crescent conducted differs from that administered under the Supervisory Capital Assessment Program, and the results of Crescent’s test may be inaccurate;

·	the impact of the EESA and the ARRA and related rules and regulations on the business operations and competitiveness of Crescent and other participating American financial institutions;

·	the risks of changes in interest rates on the level and composition of deposits, loan demand and the values of loan collateral, securities and interest sensitive assets and liabilities;

·	the effects of competition from other commercial banks, thrifts, mortgage banking firms, consumer finance companies, credit unions, securities brokerage firms, insurance companies, money market and other mutual funds and other financial institutions operating in Crescent’s market area and elsewhere, including institutions operating regionally, nationally, internationally, together with such competitors offering banking products and services by mail, telephone and the Internet;

·	the effect of any mergers, acquisitions or other transactions, to which Crescent or VSB may from time to time be a party; and

·	Crescent’s success in managing the risks involved in the foregoing.

Crescent and ECB shareholders are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this document.

All subsequent written and oral forward-looking statements attributable to Crescent or ECB or any person acting on their behalf in connection with the solicitation of proxies or otherwise in connection with the proposed merger are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. Neither Crescent nor ECB undertakes any obligation to release publicly any revisions to these forward-looking statements to reflect events or circumstances after the date of this document or to reflect the occurrence of unanticipated events. We encourage readers to carefully review and consider the various disclosures in Crescent’s and ECB’s SEC filings, including, but not limited to, each of Crescent’s and ECB’s Annual Report on Form 10-K for the fiscal year ended December 31, 2011, and Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012.

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THE ECB SPECIAL SHAREHOLDERS’ MEETING

This Joint Proxy Statement/Prospectus is being provided to holders of ECB common stock as ECB’s proxy statement in connection with the solicitation of proxies by and on behalf of its board of directors to be voted at the special meeting of ECB shareholders to be held on March 20, 2013, and at any adjournment or postponement of the special meeting. This Joint Proxy Statement/Prospectus is also being provided to you as Crescent’s prospectus in connection with the offer and sale by Crescent of its shares of common stock as a result of the proposed merger.

Date, Time and Place of Meeting

The special meeting is scheduled to be held as follows:

Date: March 20, 2013

Time: 10:00 a.m., Eastern time

Place:	Washington Civic Center 110 Gladden Street Washington, North Carolina 27889

Purpose of the Meeting

At the special meeting, ECB’s shareholders will be asked to:

·	Approve the agreement and plan of merger, pursuant to which ECB will merge with and into Crescent, with Crescent surviving the merger, and each outstanding share of ECB common stock will be converted into the right to receive 3.55 shares of Crescent common stock.

·	Approve a proposal, if necessary, to adjourn the special meeting to permit the further solicitation of proxies if there are not sufficient votes at the time of the special meeting to achieve a quorum or approve the agreement and plan of merger and the merger.

·	Approve a non-binding advisory resolution approving the compensation that ECB’s named executive officers will receive in connection with merger.

·	Transact any other business that may properly come before the special meeting or any postponement or adjournment of the special meeting.

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Who Can Vote at the Meeting

You are entitled to vote if the records of ECB showed that you held shares of ECB common stock as of the close of business on February 8, 2013. Beneficial owners of shares held in the name of a broker, bank or other nominee (“street name”) should instruct their recordholder how to vote their shares. As of the close of business on the record date, a total of 2,904,841 shares of ECB common stock were outstanding. Each share of common stock has one vote on each matter presented to shareholders. If you are a beneficial owner of shares of ECB common stock held in “street name” and you want to vote your shares in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will conduct business only if a majority of the outstanding shares of ECB common stock entitled to vote is represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes will not be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares of ECB common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

Approval and adoption of the agreement and plan of merger will require the affirmative vote of a majority of the ECB common stock entitled to vote at the meeting. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the agreement and plan of merger. Broker non-votes and abstentions from voting will have the same effect as voting against the agreement and plan of merger.

The affirmative vote of a majority of the votes cast is required to approve the proposal to adjourn the special meeting if necessary to solicit additional proxies in favor of the approval and adoption of the merger agreement. Broker non-votes, if any, and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

The affirmative vote of a majority of the votes cast is required to approve the non-binding advisory vote on the compensation payable to the named executive officers of ECB in connection with the merger. Broker non-votes and abstentions will not be counted as votes cast and will have no effect on the voting on this proposal.

Shares Held by ECB Officers and Directors and by Crescent

As of February 8, 2013, directors and executive officers of ECB beneficially owned 320,394 shares of ECB common stock. This equals 11.1% of the outstanding shares of ECB common stock. As of the same date, neither Crescent nor any of its subsidiaries, directors or executive officers owned any shares of ECB common stock. ECB directors holding an aggregate of 121,702 shares of ECB common stock entered into voting agreements with Crescent to vote such common stock in favor of the proposal to approve the agreement and plan of merger.

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Voting and Revocability of Proxies

You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, ECB recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.

ECB shareholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. If your shares are held in “street name” and you wish to vote in person at the special meeting, you will have to obtain a “legal proxy” from your recordholder entitling you to vote at the special meeting.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against or abstain with respect to the approval and adoption of the agreement and plan of merger. If you are the record holder of your shares of ECB common stock and submit your proxy without specifying a voting instruction, your shares of ECB common stock will be voted “FOR” the proposal to approve and adopt the agreement and plan of merger, “FOR” the proposal to adjourn the meeting if necessary to permit further solicitation of proxies on the proposal to approve and adopt the agreement and plan of merger, and “FOR” the approval of the resolution approving the compensation payable to the named executive officers of ECB in connection with the merger. If you return an incomplete instruction card to your broker, bank or other nominee, that nominee will not vote your shares with respect to any matter except for the adjournment of the special meeting if necessary to permit further solicitation of proxies. ECB’s board of directors unanimously recommends a vote “FOR” approval and adoption of the agreement and plan of merger, “FOR” approval of the proposal to adjourn the meeting if necessary to permit further solicitation of proxies on the proposal to approve the agreement and plan of merger and “FOR” the approval of the compensation payable to the named executive officers of ECB in connection with the merger.

You may revoke your proxy at any time before it is voted by:

·	filing with the Corporate Secretary of ECB a duly executed revocation of proxy;

·	submitting a new proxy with a later date; or

·	voting in person at the special meeting.

Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:

ECB Bancorp, Inc.

Post Office Box 337

Engelhard, North Carolina 27824

Attention: Thomas M. Crowder, Investor Relations

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If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. ECB does not know of any other matters to be presented at the meeting.

Solicitation of Proxies

ECB will pay for this proxy solicitation. In addition to soliciting proxies by mail, Phoenix Advisors AST, a proxy solicitation firm, will assist ECB in soliciting proxies for the special meeting. ECB will pay $5,000 for these services and has agreed to reimburse Phoenix Advisors AST for all reasonable out-of-pocket expenses. Additionally, directors, officers and employees of ECB and Crescent may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. ECB will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

PROPOSAL NO. 1
APPROVAL AND ADOPTION OF THE MERGER AGREEMENT

At the ECB special meeting, ECB shareholders will consider and vote on a proposal to approve and adopt the merger agreement. Details about the merger, including ECB’s reasons for the merger, the effect of approval and adoption of the merger agreement and the timing of effectiveness of the merger, are discussed in the section entitled “The Merger” beginning on page 57 of this document.

Approval of the merger proposal requires the presence of a quorum and the affirmative vote of a majority of the ECB common stock entitled to vote on the merger agreement.

ECB’S BOARD OF DIRECTORS RECOMMENDS THAT ECB SHAREHOLDERS
VOTE “FOR” APPROVAL AND ADOPTION OF THE
AGREEMENT AND PLAN OF MERGER ENTERED INTO BY ECB AND
CRESCENT, DATED AS OF SEPTEMBER 25, 2012.

PROPOSAL NO. 2
ADJOURNMENT OF THE SPECIAL MEETING

At the ECB special meeting, if there are insufficient proxies at the time of the special meeting to approve and adopt the merger agreement, the ECB shareholders may vote on a proposal to adjourn the special meeting to a later date to allow additional time to solicit additional proxies. The ECB board of directors currently does not intend to propose adjournment at the special meeting if there are sufficient votes to approve and adopt the merger agreement (Proposal No. 1). Approval of the adjournment proposal requires the presence of a quorum and the affirmative vote of a majority of the votes cast on the proposal.

ECB’S BOARD OF DIRECTORS RECOMMENDS A VOTE
“FOR” APPROVAL OF THE ADJOURNMENT OF THE SPECIAL MEETING IF
NECESSARY TO SOLICIT ADDITIONAL PROXIES IN FAVOR OF THE APPROVAL
AND ADOPTION OF THE MERGER AGREEMENT.

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PROPOSAL NO. 3
NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION PAYABLE
TO THE NAMED EXECUTIVE OFFICERS OF ECB IN CONNECTION WITH THE
MERGER

In accordance with the requirements of the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 and the rules of the SEC adopted thereunder, ECB’s board of directors is providing shareholders with the opportunity to cast a non-binding advisory vote on the compensation payable to the named executive officers of ECB in connection with the merger, as summarized in the table below. This proposal gives ECB shareholders the opportunity to express their views on the compensation that ECB’s named executive officers will be entitled to receive that is based on or otherwise relates to the merger.

As described in greater detail under the captions “The Merger—ECB’s Directors and Officers Have Financial Interests in the Merger,” ECB’s “named executive officers” will enter into new employment agreements with Crescent and the vesting of their restricted stock awards will be accelerated, as a result of the merger. In addition, in connection with the proposed relocation of Mr. Utz from Engelhard to Raleigh following the Merger, Crescent and ECB have agreed to: (i) assist Mr. Utz with the sale of his current home in Engelhard; (ii) reimburse Mr. Utz for certain expenses associated with maintaining two residences following the Merger; and (iii) pay the expenses of Mr. Utz’s relocation to Raleigh. The exact amount of these relocation benefits to be received by Mr. Utz cannot be determined at this time, but are not expected to exceed $50,000. Under SEC rules, ECB’s shareholders must be provided with the opportunity to vote on a non-binding advisory resolution to approve certain “golden parachute” payments that named executive officers will receive in connection with the merger. Only the acceleration of vesting of restricted stock awards and the relocation expenses for Mr. Utz constitute such “golden parachute” payments.

The following table sets forth the “golden parachute” payments to be received by Messrs. Utz, Crowder and Burson that are subject of Proposal 3.

Name	Cash	Equity(1)	Perquisites/ Benefits(2)	Total
A. Dwight Utz	$–	$238,000	$100,000	$338,000

Thomas M. Crowder	–	$159,000	–	$159,000

James J. Burson	–	$159,000	–	$159,000

(1)	Consists of 15,000, 10,000 and 10,000 unvested ECB restricted stock awards for Messrs. Utz, Crowder and Burson, respectively, that will vest upon completion of the merger. Dollar value is based on the closing price of $4.47 of Crescent common stock on February 8, 2013.
(2)	In connection with the proposed relocation of Mr. Utz from Engelhard to Raleigh following the Merger, Crescent and ECB have agreed to: (i) assist Mr. Utz with the sale of his current home in Engelhard; (ii) reimburse Mr. Utz for certain expenses associated with maintaining two residences following the Merger; and (iii) pay the expenses of Mr. Utz’s relocation to Raleigh. The exact amount of these relocation benefits to be received by Mr. Utz cannot be determined at this time, but are not expected to exceed $100,000.

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Accordingly, at the special meeting, ECB is asking its shareholders to approve, in a non-binding advisory vote, the compensation payable to Messrs. Utz, Crowder and Burson in connection with the merger through the adoption of the following resolution:

“RESOLVED, that the compensation that may be paid or become payable to Messrs. Utz, Crowder and Burson in connection with the merger, as disclosed in the table in the section of this prospectus titled – Proposal 3 – NON-BINDING ADVISORY VOTE TO APPROVE THE COMPENSATION PAYABLE TO THE NAMED EXECUTIVE OFFICERS OF ECB BANCORP IN CONNECTION WITH THE MERGER including the associated narrative discussion, and the agreements or understandings pursuant to which such compensation may be paid or become payable, is hereby APPROVED.”

The vote on this Proposal No. 3 is a vote separate and apart from the vote on Proposal No. 1 to approve the agreement and plan of merger. Accordingly, you may vote to approve this Proposal No. 3 and not to approve Proposal No. 1, and vice versa. Because the vote is advisory in nature only, it will not be binding on either ECB or Crescent regardless of whether the agreement and plan of merger is approved. Accordingly, as the compensation to be paid in connection with the merger is a contractual obligation to Messrs. Utz, Crowder and Burson regardless of the outcome of this advisory vote, such compensation will be payable if the agreement and plan of merger is approved and the merger is completed, subject only to the contractual conditions applicable to such payment.

Approval of the non-binding advisory vote on compensation payable to the named executive officers of ECB in connection with the merger requires the presence of a quorum and the affirmative vote of a majority of the votes cast on the proposal.

ECB’S BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL, ON AN ADVISORY NON-BINDING BASIS, OF THE COMPENSATION PAYABLE IN CONNECTION WITH THE MERGER.

THE CRESCENT SPECIAL STOCKHOLDERS’ MEETING

This Joint Proxy Statement/Prospectus is being provided to holders of Crescent common stock as Crescent’s proxy statement in connection with the solicitation of proxies by and on behalf of its board of directors to be voted at the special meeting of Crescent stockholders to be held on March 7, 2013, and at any adjournment or postponement of the special meeting. This Joint Proxy Statement/Prospectus is also being provided to you as Crescent’s prospectus in connection with the offer and sale by Crescent of its shares of common stock as a result of the proposed merger.

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Date, Time and Place of Meeting

The special meeting is scheduled to be held as follows:

Date: March 7, 2013

Time: 11:00 a.m., Eastern time

Place: Operations Center of VantageSouth Bank, 206 High House Road, Cary, North Carolina 27513

Purpose of the Meeting

At the special meeting, Crescent’s stockholders will be asked to:

·	Approve the agreement and plan of merger, pursuant to which ECB will merge with and into Crescent, with Crescent surviving the merger, and each outstanding share of ECB common stock will be converted into the right to receive 3.55 shares of Crescent common stock.

·	Transact any other business that may properly come before the special meeting or any postponement or adjournment of the special meeting.

Who Can Vote at the Meeting

You are entitled to vote if the records of Crescent showed that you held shares of Crescent common stock as of the close of business on February 5, 2013. Beneficial owners of shares held in the name of a broker, bank or other nominee (“street name”) should instruct their recordholder how to vote their shares. As of the close of business on the record date, a total of 35,779,127 shares of Crescent common stock were outstanding. Each share of common stock has one vote on each matter presented to stockholders. If you are a beneficial owner of shares of Crescent common stock held in “street name” and you want to vote your shares in person at the meeting, you will have to get a written proxy in your name from the broker, bank or other nominee who holds your shares.

Quorum; Vote Required

The special meeting will conduct business only if a majority of the outstanding shares of Crescent common stock entitled to vote is represented in person or by proxy at the meeting. If you return valid proxy instructions or attend the meeting in person, your shares will be counted for purposes of determining whether there is a quorum, even if you abstain from voting. Broker non-votes will not be counted for purposes of determining the existence of a quorum. A broker non-vote occurs when a broker, bank or other nominee holding shares of Crescent common stock for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received voting instructions from the beneficial owner.

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Approval and adoption of the agreement and plan of merger will require the affirmative vote of a majority of the Crescent common stock entitled to vote at the meeting. Failure to return a properly executed proxy card or to vote in person will have the same effect as a vote against the agreement and plan of merger. Broker non-votes and abstentions from voting will have the same effect as voting against the agreement and plan of merger.

Shares Held by Crescent Officers and Directors and by ECB

As of February 5, 2013, directors and executive officers of Crescent beneficially owned 796,453 shares of Crescent common stock. This equals 2.23% of the outstanding shares of Crescent common stock. As of the same date, neither ECB nor any its subsidiaries, directors or executive officers owned any shares of Crescent common stock.

Voting and Revocability of Proxies

You may vote in person at the special meeting or by proxy. To ensure your representation at the special meeting, Crescent recommends that you vote by proxy even if you plan to attend the special meeting. You can always change your vote at the special meeting.

Crescent stockholders whose shares are held in “street name” by their broker, bank or other nominee must follow the instructions provided by their broker, bank or other nominee to vote their shares. Your broker or bank may allow you to deliver your voting instructions via the telephone or the Internet. If your shares are held in “street name” and you wish to vote in person at the special meeting, you will have to obtain a “legal proxy” from your recordholder entitling you to vote at the special meeting.

Voting instructions are included on your proxy form. If you properly complete and timely submit your proxy, your shares will be voted as you have directed. You may vote for, against or abstain with respect to the approval and adoption of the agreement and plan of merger. If you are the record holder of your shares of Crescent common stock and submit your proxy without specifying a voting instruction, your shares of ECB common stock will be voted “FOR” the proposal to approve and adopt the agreement and plan of merger. If you return an incomplete instruction card to your broker, bank or other nominee, that nominee will not vote your shares with respect to the proposal. Crescent’s board of directors unanimously recommends a vote “FOR” approval and adoption of the agreement and plan of merger.

You may revoke your proxy at any time before it is voted by:

·	filing with the Corporate Secretary of Crescent a duly executed revocation of proxy;

·	submitting a new proxy with a later date; or

·	voting in person at the special meeting.

Attendance at the special meeting will not, in and of itself, constitute a revocation of a proxy. All written notices of revocation and other communication with respect to the revocation of proxies should be addressed to:

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Crescent Financial Bancshares, Inc.

3600 Glenwood Avenue, Suite 300

Raleigh, North Carolina 27612

Attention: Nancy Snow, Corporate Secretary

If any matters not described in this document are properly presented at the special meeting, the persons named in the proxy card will use their own judgment to determine how to vote your shares. Crescent does not know of any other matters to be presented at the meeting.

Solicitation of Proxies

Crescent will pay for this proxy solicitation. In addition to soliciting proxies by mail, directors, officers and employees of Crescent and ECB may solicit proxies personally and by telephone. None of these persons will receive additional or special compensation for soliciting proxies. Crescent will, upon request, reimburse brokers, banks and other nominees for their expenses in sending proxy materials to their customers who are beneficial owners and obtaining their voting instructions.

PROPOSAL FOR APPROVAL AND ADOPTION OF THE MERGER AGREEMENT

At the Crescent special meeting, Crescent stockholders will consider and vote on a proposal to approve and adopt the merger agreement between ECB and Crescent. Details about the merger, including Crescent’s reasons for the merger, the effect of approval and adoption of the merger agreement and the timing of effectiveness of the merger, are discussed in the section entitled “The Merger” beginning on page 57 of this document.

Approval of the merger proposal requires the presence of a quorum and the affirmative vote of a majority of the Crescent common stock entitled to vote on the merger agreement.

CRESCENT’S BOARD OF DIRECTORS RECOMMENDS A
VOTE “FOR” APPROVAL AND ADOPTION OF THE AGREEMENT AND PLAN OF
MERGER ENTERED INTO BY ECB AND CRESCENT, DATED AS OF
SEPTEMBER 25, 2012.

THE MERGER

General

The agreement and plan of merger provides for the merger of ECB with and into Crescent, with Crescent as the surviving entity. Immediately following the merger of ECB with Crescent, East Carolina Bank will merge with and into VSB, with VSB as the surviving entity.

Consideration to be Received in the Merger

When the merger becomes effective, each share of ECB common stock issued and outstanding immediately before completion of the merger will automatically be converted into the right to receive 3.55 shares of Crescent common stock, plus cash in lieu of any fractional share.

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If Crescent declares a stock dividend or distribution on shares of its common stock or subdivides, splits, reclassifies or combines the shares of Crescent common stock before the effective time of the merger, then the exchange ratio will be adjusted to provide ECB shareholders with the same economic effect as contemplated by the agreement and plan of merger before any of these events.

ECB shareholders will not receive fractional shares of Crescent common stock. Instead, ECB shareholders will receive a cash payment for any fractional shares in an amount equal to the product of the fraction of a share of Crescent common stock to which he, she or it is entitled multiplied by $5.00.

Background of the Merger

2012 began with disappointment for the ECB Board of Directors (the “ECB Board”) and executive management team. In February 2012, over seven months after entering into an agreement to issue $79.7 million in ECB common stock in a private capital raise (at a “weighted” purchase price of approximately $14.40 per share), ECB announced that the agreement and related capital raise had been terminated. The investors and ECB had mutually agreed to terminate the agreement due to the fact that not all the required regulatory approvals necessary to complete the transaction had been received by all of the investors by the termination date of the agreement. The private placement offering was the means by which the ECB Board had attempted to fulfill its growth strategy, address ECB’s capital needs and redeem ECB’s $17.9 million of preferred stock and related warrant issued under the U.S. Department of Treasury’s Trouble Asset Relief Program - Capital Purchase Program (the “TARP Securities”). The terminated agreement contributed significantly to losses ECB incurred during 2011.

Since the termination of the private placement offering in February 2012, the ECB Board and management, together with ECB’s financial advisor and legal counsel, have reviewed various strategic options available to ECB including, among other things, continued independence, acquisitions of other institutions and mergers with and acquisitions by other institutions. On multiple occasions since the termination of the private placement offering, the ECB Board and management also reviewed the pro forma effect of various future strategies on earnings per share, book value per share, return on equity and other pertinent ratios. The ECB Board, together with ECB’s financial advisor, also compared quantitative measures of ECB’s performance with those of other financial institutions and monitored the local and regional financial institution merger markets. In addition, together with its financial advisor, the ECB Board analyzed the prices ECB likely would receive in a merger or acquisition transaction and compared such prices to the present values of the future returns to shareholders of alternative strategies.

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On May 7, 2012, at the invitation of Crescent, A. Dwight Utz, President and Chief Executive Officer of ECB, met with Scott M. Custer, President and Chief Executive Officer of Crescent. At this meeting the possibility of a strategic partnership was discussed generally. Mr. Utz agreed to keep in touch with Mr. Custer but stated that ECB was not yet willing to proceed with a potential merger with Crescent. On May 9, 2012, Mr. Utz provided a summary of these preliminary discussions to the ECB Board. At this meeting, the ECB Board also unanimously authorized Mr. Utz to begin discussions with the Chief Executive Officer of another regional bank holding company (“Bank Holding Company A”) that had earlier in 2011 expressed preliminary interest in a business combination with ECB.

Immediately after this board meeting, members of ECB’s executive management team reviewed and analyzed the potential merger of equals with Bank Holding Company A. Based on several factors, including, but not limited to, financial condition and executive leadership concerns with Bank Holding Company A, these preliminary considerations were abandoned by ECB in late May 2012.

On July 11, 2012, the ECB Board held a strategic planning retreat. Representatives of Sandler O’Neill & Partners, L.P. (“Sandler O’Neill”) were present to review with the ECB Board various strategies, including continued independence, growth through regional acquisitions, strategic partnership through a merger of equals and the sale of ECB. In particular, representatives of Sandler O’Neill updated the ECB Board on the current economic environment and provided a recent historical overview of the market for bank stocks, including the comparative performance of ECB. Sandler O’Neill also provided an overview of the current mergers and acquisitions market for banks and discussed the implied valuation of ECB based on recent transactions. The ECB Board also considered the limited growth prospects within ECB’s market area and ECB’s TARP Securities as significant hurdles to the prospects for growing the franchise and enhancing shareholder value as an independent entity. Also considered were the earnings and operational challenges that ECB faced as a result of the current interest rate environment. In addition, a representative of Kilpatrick Townsend & Stockton LLP (“Kilpatrick Townsend”), ECB’s legal counsel, was present to review and discuss certain legal considerations in connection with the board’s review of the strategic plan, including the board’s fiduciary duties in the context of considering a potential merger transaction. At this meeting, the ECB Board unanimously authorized management to engage in preliminary discussions with other parties interested in a strategic partnership.

On July 16, 2012, Mr. Utz met with Mr. Custer to discuss the overall concept of a strategic partnership of ECB and Crescent, including merger consideration, executive management and board representation of the combined entity and future corporate strategy. On July 18, 2012, Mr. Utz discussed with the Executive Committee of the ECB Board his meeting with Mr. Custer. The Executive Committee, consisting of directors Davis, Kittrell, Lamb, Spencer and Utz, unanimously authorized Mr. Utz to continue discussions with Crescent, to execute a confidentiality agreement and to commence due diligence.

On July 20, 2012, ECB and Crescent executed a mutual confidentiality agreement.

On July 23, 2012, Crescent entered into a formal engagement letter with Keefe, Bruyette & Woods, Inc. (“KBW”) for KBW to serve as its financial advisor in connection with the potential merger with ECB. ECB engaged Sandler O’Neill to serve as its financial advisor in connection with the potential merger on July 31, 2012.

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Crescent commenced due diligence in July 2012, and during the week of July 23, 2012, Crescent began evaluating initial modeling materials from KBW that included pricing ranges from $14.00-$18.00 per share of ECB common stock. On July 27, 2012, the Crescent board of directors (the “Crescent Board”) held a meeting to review Crescent’s businesses and to discuss strategic alternatives, including ECB’s invitation to perform formal due diligence. On July 31, 2012, Crescent associates signed non-disclosure agreements and during the following weeks, members of Crescent’s management discussed various aspects of ECB’s business, operational, credit and compliance activities and reviewed due diligence activities.

ECB executive management commenced due diligence in August 2012 and provided a summary of management’s preliminary diligence findings to the ECB Board on August 8, 2012.

On August 23, 2012, the Crescent Board held a meeting to discuss progress on due diligence activities and preliminary findings. Also on August 23, 2012, Crescent and ECB held a joint senior management team meeting. On August 29, 2012, Crescent engaged Womble Carlyle Sandridge & Rice, LLP as its legal counsel for the transaction. On August 30, 2012, members of Crescent’s management met with representatives of Credit Risk Management, L.L.C. (“CRM”), which conducted credit due diligence beginning on August 6, 2012, to review ECB’s loan portfolio. On September 4, 2012, the Crescent Board met to discuss the status of the transaction and preliminary due diligence, as well as to assess key financial metrics and to review CRM’s report, including the size and composition of ECB’s loan portfolio, and various transaction considerations and potential timelines.

At a special meeting of the ECB Board on September 5, 2012, executive management of Crescent formally submitted a non-binding letter of interest, which included pricing and deal terms, and discussed generally the proposed transaction. The non-binding letter of interest stated that Crescent was prepared to offer $18.00 per share in Crescent common stock for each share of ECB common stock based on an exchange ratio of 3.60 per share of Crescent common stock for every share of ECB Bancorp common stock. After the Crescent presentation, representatives of Kilpatrick Townsend reviewed with the board its fiduciary duties in connection with the proposed transaction and discussed the potential timing and process for the transaction. Representatives of Sandler O’Neill then reviewed with the board the financial aspects of the proposed merger and discussed in detail with the board the non-binding letter of interest. The ECB Board then unanimously authorized Mr. Utz to instruct its legal and financial advisors to conduct due diligence on Crescent and to begin to negotiate a definitive agreement. Mr. Utz was instructed to coordinate the merger negotiations through a newly formed Strategic Partnership Committee of the ECB Board, consisting of directors Davis, Kittrell, Lamb and Spencer. At this meeting, the ECB Board also agreed to engage independent legal counsel to represent the board of directors and provide additional guidance regarding the merger negotiations and the board’s fiduciary duties.

On September 7, 2012, Crescent delivered an initial draft of the merger agreement and a draft exclusivity agreement. The exclusivity agreement provided for exclusive negotiations between the parties through October 5, 2012. Crescent and ECB entered into the exclusivity agreement on September 13, 2012.

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On September 14 and 15, 2012, members of ECB’s management, ECB’s legal advisor, Kilpatrick Townsend, and its financial advisor, Sandler O’Neill, conducted on-site due diligence and interviews of Crescent management.

Through September 24, 2012, the parties continued to negotiate the terms of the merger agreement and conduct additional due diligence resulting in a decrease in the exchange ratio from 3.60 to 3.55. In addition, the continued negotiations resulted in a decrease in the termination fee from an aggregate of up to $3.25 million (including expense reimbursement) to an aggregate of up to $2.5 million (including expense reimbursement). The ECB Strategic Partnership Committee was apprised of the negotiations and provided direction to ECB management throughout these negotiations.

On September 24, 2012, the ECB Board held a meeting to consider the definitive merger agreement and related documents. First, the ECB Board met with independent legal counsel to discuss questions regarding the merger negotiations and the board’s fiduciary duties. Thereafter, the ECB Board met with representatives of Sandler O’Neill and Kilpatrick Townsend. Sandler O’Neill made a presentation on the fairness, from a financial point of view, of the merger consideration to the shareholders of ECB. In particular, Sandler O’Neill reviewed commercial, financial and corporate information on Crescent and ECB, each entity’s historical stock price and performance, and valuation methodologies and analyses of the consideration offered by Crescent. Sandler O’Neill reviewed and discussed its transaction valuation analysis and opined to the ECB Board that the consideration to be received by the shareholders of ECB was fair, from a financial point of view. A copy of Sandler O’Neill’s written opinion is attached to this document as Annex B and a summary of the fairness opinion is included below in “Opinion of ECB’s Financial Advisor.” In addition, the ECB Board reviewed in detail the merger agreement and related documents with legal counsel, Kilpatrick Townsend. After an extensive discussion, the ECB Board approved the definitive merger agreement by a vote of five in favor and three directors (Messrs. Marshall, Spencer and Weeks) against.

The Crescent Board also held a meeting on September 24, 2012 to consider the transaction. In its meeting on September 24, 2012, the Crescent Board received a copy of the definitive merger agreement and detailed resolutions for consideration to adopt the merger agreement. KBW reviewed and discussed its transaction valuation analysis and opined to the Crescent Board that the consideration to be paid was fair, from a financial point of view. A copy of KBW’s written opinion is attached to this document as Annex C and a summary of the fairness opinion is included below in “Opinion of Crescent’s Financial Advisor.” After thorough discussion, each director was asked for his opinion on the transaction as proposed and the transaction as presented was unanimously approved by the Crescent Board.

ECB and Crescent executed the definitive merger agreement prior to the opening of business on Tuesday, September 25, 2012 and issued a joint press release publicly announcing the transaction shortly thereafter.

Crescent’s Reasons for the Merger and Recommendation of the Crescent Board of Directors

The Crescent Board believes that the completion of the merger presents a unique opportunity for Crescent to further its strategic plan to grow and broaden its geographic market area by expanding its franchise and banking operations into the eastern North Carolina market area, which Crescent believes is an attractive market area in North Carolina. The Crescent Board also noted that the merger furthered Crescent’s strategic focused regional growth plan.

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The terms of the merger, including the merger consideration, are the result of arm’s-length negotiations between representatives of Crescent and ECB. In reaching its decision to approve the merger, the Crescent Board consulted with its legal advisors regarding the terms of the transaction, with its financial advisor, KBW, regarding the financial aspects of the proposed transaction and the merger consideration, and with management of Crescent. In approving the entry into the merger agreement, the Crescent Board considered the following material factors:

·	The completion of the merger would not only expand and diversify Crescent’s markets but it would expand product capabilities and further diversify its revenue and deposit mix.

·	ECB’s strategic presence around the attractive eastern and coastal North Carolina market area.

·	The reports of Crescent management and the financial presentation of Crescent’s financial advisors concerning the operations and financial condition of ECB and the pro forma financial impact of the merger.

·	ECB is a very well managed, quality organization with a strong earnings history and its bank subsidiary is a healthy 93 year-old bank.

·	ECB’s attractive core deposit markets complement Crescent’s higher growth lending markets.

·	ECB’s diversified loan portfolio which is not heavily dependent on commercial real estate loans, as well as ECB’s strong agricultural lending.

·	ECB and Crescent’s management teams share a common business vision and commitment to their respective clients, shareholders, employees and other constituencies.

·	The two companies have complementary service-focused business models.

·	Crescent’s management believes that the merger will be accretive to Crescent’s GAAP earnings.

·	The merger is likely to provide an increase in shareholder value, including the benefits of a stronger strategic position.

The Crescent Board also considered potential risks associated with the merger in connection with its deliberations of the proposed transaction, including the challenges of integrating ECB’s business, operations and workforce with those of Crescent, the potential negative impact on Crescent’s stock price and the need to obtain shareholder and regulatory approvals in order to complete the transaction.

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The Crescent Board considered all of these factors as a whole and, on balance, the Crescent Board believes that the opportunities created by the merger to increase the value of the Crescent franchise more than offset any integration or other risks inherent in the merger.

The foregoing discussion of the information and factors considered by the Crescent Board is not exhaustive, but includes the material factors considered by the Crescent Board. In view of the wide variety of factors considered by the Crescent Board in connection with its evaluation of the merger and the complexity of these matters, the Crescent Board did not consider it practical to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the Crescent Board may have given different weights to different factors.

The Crescent Board determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are in the best interests of Crescent and its stockholders. Accordingly, the Crescent Board unanimously approved the merger and the merger agreement.

Opinion of Crescent’s Financial Advisor

On July 23, 2012, Piedmont executed an engagement agreement with KBW. KBW’s engagement encompassed assisting Piedmont in analyzing, structuring, negotiating and effecting a transaction between Piedmont (and/or one or more subsidiaries, affiliates or shareholders of Piedmont, including Crescent) and ECB. Piedmont selected KBW because KBW is a nationally recognized investment banking firm with substantial experience in transactions similar to the merger and is familiar with Piedmont and its business. As part of its investment banking business, KBW is continually engaged in the valuation of financial businesses and their securities in connection with mergers and acquisitions.

On September 24, 2012, the Crescent Board held a meeting to evaluate the proposed merger of ECB with and into Crescent. At this meeting, KBW reviewed the financial aspects of the proposed merger and rendered an oral opinion (subsequently confirmed in writing), to Crescent that, as of such date, and based upon and subject to factors and assumptions set forth therein, the common stock merger consideration in the merger is fair, from a financial point of view, to Crescent. The Crescent Board approved the merger agreement at this meeting.

The full text of KBW’s written opinion, dated September 24, 2012, which sets forth the assumptions made, procedures followed, matters considered and limitations on the review undertaken in connection with the opinion, is attached as Annex C to this document and is incorporated herein by reference. The description of the opinion set forth herein is qualified in its entirety by reference to the full text of such opinion. Crescent’s shareholders are urged to read the opinion in its entirety.

KBW’s opinion speaks only as of the date of the opinion. The opinion is directed to the Crescent Board and addresses only the fairness, from a financial point of view to Crescent, of the common stock merger consideration in the merger. It does not address the underlying business decision to proceed with the merger and does not constitute a recommendation to any Crescent shareholder as to how the shareholder should vote at the Crescent special meeting on the merger or any related matter.

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In connection with its opinion, KBW reviewed, analyzed and relied upon material bearing upon the merger and the financial and operating condition of Crescent and ECB and the Merger, including among other things, the following:

·	a draft of the Merger Agreement dated September 23, 2012 (the most recent draft made available to KBW),

·	the Annual Reports on Form 10-K for the three years ended December 31, 2011 of Crescent and the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2011 of ECB,

·	certain interim reports to shareholders and Quarterly Reports on Form 10-Q of Crescent and ECB and certain other communications from Crescent and ECB to their respective stockholders, and

·	other financial information concerning the businesses and operations of Crescent and ECB furnished to KBW by Crescent and ECB for purposes of KBW’s analysis.

KBW also held discussions with members of senior management of Crescent and ECB regarding the past and current business operations, regulatory relations, financial condition, and future prospects of the respective companies and such other matters that KBW deemed relevant to its inquiry. In addition, KBW compared certain financial and stock market information for ECB and Crescent with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry, and performed such other studies and analyses as KBW considered appropriate.

In conducting its review and arriving at its opinion, KBW relied upon and assumed the accuracy and completeness of all of the financial and other information provided to it or publicly available, and did not independently verify the accuracy or completeness of any such information or assume any responsibility for such verification or accuracy. KBW relied upon the managements of Crescent and ECB as to the reasonableness and achievability of the financial and operating forecasts and projections (and assumptions and bases therefor) provided to KBW and KBW assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. KBW is not an expert in the independent valuation of the adequacy of allowances for loan losses, and without independent verification, assumed that the aggregate allowances for loan and lease losses for Crescent and ECB are adequate to cover those losses. KBW did not make or obtain any evaluations or appraisals of any assets or liabilities of Crescent or ECB, nor did they examine or review any individual credit files.

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The projections and associated assumptions used by KBW in certain of its analyses were sourced from Crescent’s and ECB’s senior management teams. Crescent and ECB do not publicly disclose internal management projections of the type provided to KBW in connection with its review of the merger. As a result, such projections were not prepared with a view towards public disclosure. The projections were based on numerous variables and assumptions, which are inherently uncertain, including factors related to general economic and competitive conditions. Accordingly, actual results could vary significantly from those set forth in the projections. Any estimates or projections contained in the analyses performed by KBW are not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by these analyses. Additionally, estimates or projections of the value of businesses or securities do not purport to be appraisals or to reflect the prices at which such businesses or securities might actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

KBW was not asked to, and it did not, offer any opinion as to the terms of the Merger Agreement or the form of the merger, other than the common stock merger consideration, to the extent expressly specified in KBW’s opinion. Additionally, KBW’s opinion did not address the relative merits of the merger as compared to any alternative business strategies that might exist for Crescent, nor does it address the effect of any other business combination in which Crescent might engage.

For purposes of rendering its opinion, KBW assumed that, in all respects material to its analyses:

·	the merger will be completed substantially in accordance with the terms set forth in the Merger Agreement;

·	the representations and warranties of each party in the Merger Agreement and in all related documents and instruments referred to in the Merger Agreement are true and correct;

·	each party to the Merger Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents;

·	all conditions to the completion of the merger will be satisfied without any waivers or modifications to the Merger Agreement; and

·	in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the merger, including the cost savings, revenue enhancements and related expenses expected to result from the merger.

KBW further assumed that the merger will be accounted for as a purchase transaction under generally accepted accounting principles, and that the merger will qualify as a tax-free reorganization for United States federal income tax purposes. KBW’s opinion is not an expression of an opinion as to the prices at which shares of Crescent common stock will trade since the announcement of the proposed merger or the actual value of the Crescent common shares when issued pursuant to the merger, or the prices at which the Crescent common shares will trade following the completion of the merger.

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In performing its analyses, KBW considered such financial and other factors we deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of Crescent and ECB; (ii) the assets and liabilities of Crescent and ECB; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. KBW also took into account its assessment of general economic, market and financial conditions and its experience in other transactions, as well as its experience in securities valuation and knowledge of the banking industry generally.

The common stock merger consideration was determined through negotiation between Crescent and ECB and the decision to enter into the merger was solely that of Crescent’s board of directors. In addition, the KBW opinion was among several factors taken into consideration by the Crescent board in making its determination to approve the Merger Agreement and the merger. Consequently, the analyses described below should not be viewed as determinative of the decision of the Crescent board with respect to the fairness of the common stock merger consideration in the merger.

Summary of Analysis by KBW. The following is a summary of the material financial analyses presented by KBW to the Crescent board, in connection with rendering the fairness opinion described above. The following summary is not a complete description of the financial analyses performed by KBW in rendering its opinion or the presentation made by KBW to the Crescent board, nor does the order of analysis described represent relative importance or weight given to any particular analysis by KBW and is qualified in its entirety by reference to the written opinion of KBW attached as Annex C. The preparation of a fairness opinion is a complex analytic process involving various determinations as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Selecting portions of the analysis or of the summary set forth herein, without considering the analysis as a whole, could create an incomplete view of the processes underlying KBW’s opinion. In arriving at its opinion, KBW considered the results of its entire analysis and KBW did not attribute any particular weight to any analysis or factor that it considered. Rather, KBW made its determination as to fairness on the basis of its experience and professional judgment after considering the results of its entire analysis. The financial analyses summarized below include information presented in tabular format. Accordingly, KBW believes that its analyses and the summary of its analyses must be considered as a whole and that selecting portions of its analyses and factors or focusing on the information presented below in tabular format, without considering all analyses and factors or the full narrative description of the financial analyses, including the methodologies and assumptions underlying the analyses, could create a misleading or incomplete view of the process underlying its analyses and opinion. The tables alone do not constitute a complete description of the financial analyses.

Selected Companies Analysis. Using publicly available information, KBW compared the financial performance and financial condition of Crescent and ECB to the following publicly traded banks and thrifts headquartered in North Carolina with assets between $500 million and $3 billion:

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BNC Bancorp	First National Bank of Shelby
FNB United Corp.	ASB Bancorp, Inc.
Southern BancShares (N.C.), Inc.	High Point Bank Corporation
Yadkin Valley Financial Corporation	First South Bancorp, Inc.
NewBridge Bancorp	1st Financial Services Corporation
HomeTrust Bancshares, Inc.	North State Bancorp
Park Sterling Corporation	Carolina Bank Holdings, Inc.
Peoples Bancorp of North Carolina, Inc.	New Century Bancorp, Inc.
Four Oaks Fincorp, Inc.	Uwharrie Capital Corp.

To perform this analysis, KBW used financial information as of or for the three month period ended June 30, 2012. Certain financial data prepared by KBW, and as referenced in the tables presented below may not correspond to the data presented in Crescent’s and ECB’s historical financial statements, or to the data prepared by Sandler O’Neill & Partners, presented under the section “Opinion of ECB’s Financial Advisor,” as a result of the different periods, assumptions and methods used by KBW to compute the financial data presented.

KBW’s analysis showed the following concerning Crescent’s and ECB’s financial performance:

	Crescent	ECB	Selected Companies Minimum	Selected Companies Maximum
Core Return on Average Assets (1)	(0.17)%	0.18%	(3.43)%	1.35%
Core Return on Average Equity (1)	(0.98)%	1.98%	(66.83)%	18.79%
Net Interest Margin	4.19%	3.23%	2.45%	4.42%
Fee Income / Revenue Ratio (2)	18.8%	22.6%	13.2%	45.6%
Efficiency Ratio	85.6%	77.8%	61.9%	101.5%

(1)	Core income excludes extraordinary items, non-recurring items and gains/losses on sale of securities.

(2)	Excludes gains/losses on sale of securities.

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KBW’s analysis showed the following concerning Crescent’s and ECB’s financial condition:

	Crescent	ECB	Selected Companies Minimum	Selected Companies Maximum
Tangible Common Equity / Tangible Assets	11.79%	6.96%	0.47%	17.02%
Total Risk-Based Capital Ratio	15.98%	13.35%	5.90%	29.68%
Gross Loans Held for Investment / Total Deposits	77.1%	63.6%	57.0%	85.5%
Loan Loss Reserve / Gross Loans	0.41%	2.12%	1.30%	3.79%
Nonperforming Assets / Loans + OREO	1.05%	7.28%	4.49%	13.71%
Net Charge-Offs / Average Loans	0.46%	1.18%	0.08%	2.80%

KBW’s analysis showed the following concerning Crescent’s and ECB’s market performance:

	Crescent		ECB		Selected Companies Minimum		Selected Companies Maximum
Stock Price Performance: % One Year Price Change	53.3%		5.4%		(68.6)%		155.3%
Stock Price Performance: % One Year Total Return	53.3%		5.9%		(68.6)%		155.3%
Stock Price Performance: % YTD Price Change	48.0%		10.9%		(18.0)%		175.1%
Stock Price / Book Value per Share	1.22	x	0.51	x	0.27	x	2.39	x
Stock Price / Tangible Book Value per Share	1.54	x	0.51	x	0.27	x	2.68	x
Stock Price / LTM EPS	NM		NM		2.4	x	70.0	x
Dividend Yield	0.0%		0.0%		0.0%		3.1%
LTM Dividend Payout Ratio	0.0%		0.0%		0.0%		40.0%

Note: NM = Not meaningful; Designated for negative Price / EPS ratios

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Selected Transactions Analysis. KBW reviewed publicly available information related to select acquisitions of banks and thrifts headquartered in the Southeast announced after January 1, 2010 with aggregate transaction values between $25 million and $150 million. The transactions included in the group were:

Acquiror:	Acquired Company:
SCBT Financial Corporation	Savannah Bancorp, Inc.
City Holding Company	Community Financial Corporation
Customers Bancorp, Inc.	Acacia Federal Savings Bank
BNC Bancorp	First Trust Bank
Trustmark Corporation	BancTrust Financial Group, Inc.
Park Sterling Corporation	Citizens South Banking Corporation
Capital Bank Financial Corporation	Southern Community Financial Corporation
IBERIABANK Corporation	Florida Gulf Bancorp, Inc.
First Community Bancshares, Inc.	Peoples Bank of Virginia
SCBT Financial Corporation	Peoples Bancorporation, Inc.
1st United Bancorp, Inc.	Anderen Financial, Inc.
Park Sterling Corporation	Community Capital Corporation
American National Bankshares Inc.	MidCarolina Financial Corporation
Community Bancorp, LLC	Cadence Financial Corporation

Transaction multiples for the merger were derived from an implied aggregate offer price of $52.5 million (based on stock prices as of September 21, 2012) for Crescent and ECB. For each precedent transaction, KBW derived and compared, among other things, the implied ratio of price per common share paid for the acquired company to:

·	tangible book value per share of the acquired company based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition,

·	tangible equity premium to core deposits (total deposits less time deposits greater than $100,000) based on the latest publicly available financial statements of the company available prior to the announcement of the acquisition, and

·	market premium based on the latest closing price 1-day prior to the announcement of the acquisition.

The results of the analysis are set forth in the following table:

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Transaction Price to:	Crescent / ECB Merger		Selected Transactions Minimum		Selected Transactions Maximum
Tangible Book Value	0.80	x	0.39	x	1.41	x
Core Deposit Premium	(1.9)%		(9.5)%		5.4%
Market Premium	54.4%		20.2%		157.4%

No company or transaction used as a comparison in the above analysis is identical to Crescent, ECB or the proposed merger. Accordingly, an analysis of these results is not mathematical. Rather, it involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies involved.

Financial Impact Analysis. KBW performed pro forma merger analyses that combined projected income statement and balance sheet information of Crescent and ECB. Assumptions regarding the accounting treatment, acquisition adjustments and cost savings were used to calculate the financial impact that the merger would have on certain projected financial results of Crescent. In the course of this analysis, KBW used an earnings estimate for Crescent for 2013 from Crescent management and used an earnings estimate for ECB for 2013 from Crescent management. This analysis indicated that the merger is expected to be accretive to Crescent’s estimated earnings per share in 2013. The analysis also indicated that the merger is expected to be accretive to book value per share and accretive to tangible book value per share for Crescent and that Crescent would maintain capital ratios in excess of those required for Crescent to be considered well-capitalized under existing regulations. For all of the above analyses, the actual results achieved by Crescent following the merger will vary from the projected results, and the variations may be material.

Discounted Cash Flow Analysis. KBW performed a discounted cash flow analysis to estimate a range for the implied equity value of ECB. In this analysis, KBW assumed discount rates ranging from 10.0% to 16.0% to derive (i) the present value of the estimated free cash flows that ECB could generate over a five year period, including certain cost savings forecasted as a result of the merger, and (ii) the present value of ECB’s terminal value at the end of year five. Terminal values for ECB were calculated based on a range of 10.0x to 14.0x estimated year six earnings. In performing this analysis, KBW used estimates per Crescent management for ECB. Certain data was adjusted to account for certain restructuring charges anticipated by management to result from the merger. KBW assumed that ECB would maintain a tangible common equity / tangible asset ratio of 7.50% and would retain sufficient earnings to maintain that level. Any earnings in excess of what would need to be retained represented dividendable cash flows for ECB. Based on these assumptions, KBW derived a range of implied value of ECB of $18.93 per share to $34.27 per share.

The discounted cash flow analysis is a widely used valuation methodology, but the results of such methodology are highly dependent on the assumptions that must be made, including asset and earnings growth rates, terminal values, dividend payout rates, and discount rates. The analysis did not purport to be indicative of the actual values or expected values of ECB.

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The Crescent Board retained KBW as an independent contractor to act as financial adviser to Crescent regarding the merger. As part of its investment banking business, KBW is continually engaged in the valuation of banking businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, competitive biddings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, KBW has experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of its business as a broker-dealer, KBW may, from time to time, purchase securities from, and sell securities to, Crescent and ECB. As a market maker in securities, KBW may from time to time have a long or short position in, and buy or sell, debt or equity securities of Crescent and ECB for KBW’s own account and for the accounts of its customers.

Crescent and KBW entered into an agreement relating to the services to be provided by KBW in connection with the merger. Crescent agreed to pay KBW a cash fee of $100,000 concurrently with the rendering of its opinion. In addition, Crescent agreed to pay to KBW at the time of closing a cash fee equal to $300,000. Pursuant to the KBW engagement agreement, Crescent also agreed to reimburse KBW for all reasonable out-of-pocket expenses and disbursements, including fees and reasonable expenses of counsel, incurred in connection with the engagement and to indemnify KBW and related parties against certain liabilities, including liabilities under federal securities laws, relating to, or arising out of, its engagement. Other than in connection with the merger, there has been no material relationship between Crescent and KBW during the last two years. The aggregate amount paid by Crescent to KBW over the last two years is $105,285, which amount includes the payment for KBW rendering its opinion and reimbursement for out-of-pocket expenses and disbursements.

ECB’s Reasons for the Merger and Recommendation of the ECB Board of Directors

In reaching its decision to approve the merger agreement and recommend its approval to shareholders, the ECB Board consulted with ECB senior management, as well as its legal counsel, Kilpatrick Townsend, and its financial advisor, Sandler O’Neill, and considered a number of factors in favor of the merger, including, among others, the following, which are not presented in order of priority:

·	the business strategy and strategic plan of ECB, its prospects for the future, projected financial results, and expectations relating to the proposed merger with Crescent;

·	a review of the risks and prospects of ECB remaining independent, including the challenges of maintaining a community bank in the current financial and regulatory climate versus aligning ECB with a well-capitalized and well-managed organization;

·	a review of potential merger opportunities available to ECB for the foreseeable future based on an assessment of financial institutions operating in ECB’s market area or in contiguous areas that are of appropriate size and liquidity to engage in a transaction with ECB;

·	a review of the historical financial statements and condition of ECB and certain other internal information, primarily financial in nature, relating to the respective businesses, earnings and balance sheets of ECB;

·	the form and amount of the merger consideration, including the ability of ECB shareholders to participate in the future performance of the combined company;

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·	the fact that the implied value of the merger consideration as of September 24, 2012 of approximately $18.74 for each share of ECB Bancorp common stock represented a 59.5% premium over the closing price of ECB Bancorp common stock on September 24, 2012 (the last trading day before public announcement of the merger);

·	the written opinion of Sandler O’Neill, ECB’s financial advisor, dated as of September 24, 2012, delivered to the ECB Board to the effect that, as of such date, and based upon and subject to and the various factors, assumptions and limitations set forth in its opinion, the merger consideration to be paid to the holders of ECB common stock in the proposed transaction with Crescent was fair, from a financial point of view, to such holders;

·	the relative financial strength of Crescent as a merger partner based on Crescent’s historical revenues and revenue expectations over the near and long term;

·	the strength and recent performance of Crescent’s common stock;

·	the ability of ECB’s shareholders to benefit from Crescent’s potential growth and stock appreciation since it is more likely that the combined entity will have superior future earnings and prospects compared to ECB’s earnings and prospects on an independent basis;

·	the ability of Crescent to execute a merger transaction from a financial and regulatory perspective;

·	the increased customer convenience of the branch networks of ECB;

·	the complementary nature of the capital and balance sheet structures, business strategies, customers and geographic markets of the two companies, which management believes should provide the opportunity to mitigate integration risks and increase potential returns;

·	the potential continued representation of ECB’s management on the management team and board of directors of the combined entity;

·	the anticipated effect of the acquisition on ECB’s employees (including the fact that Crescent anticipates offering employment to the majority of ECB’s employees, following the consummation of the merger);

·	the effect on ECB’s customers and the communities served by ECB;

·	the terms of the merger agreement, including the price protection provisions, walk-away provisions, representations and warranties of the parties, the covenants, the consideration, the benefits to ECB’s employees, the circumstances under which the ECB Board may consider a superior proposal, the ability of ECB to terminate the merger agreement, and the absence of burdensome contingencies in the merger agreement;

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·	the increased legal lending limit available to borrowers by reason of the merger;

·	the likelihood of obtaining the necessary regulatory approvals within a reasonable time frame and without unusual or burdensome conditions; and

·	the long-term and short term interests of ECB and its shareholders, the interests of the employees, customers, creditors and suppliers of ECB, and community and societal considerations including those of the communities in which ECB maintains offices.

The ECB Board also considered a number of potentially negative factors in its deliberations concerning the merger agreement, including Sandler O’Neill’s contribution analysis, as set forth in “Opinion of ECB’s Financial Advisor—Contribution Analysis.” In particular, the contribution analysis provides that ECB’s shareholders will hold 22.6% of the shares of the combined company after the merger, although its contribution to other financial metrics of the combined company are higher than 22.6%, including:

·	total assets, which ECB’s relative financial contribution to the combined company is 46.9%;

·	gross total loans, which ECB’s relative financial contribution to the combined company is 42.0%;

·	total deposits, which ECB’s relative financial contribution to the combined company is 47.9%;

·	tangible common equity, which ECB’s relative financial contribution to the combined company is 35.2%; and

·	year-to-date net income, which ECB’s relative financial contribution to the combined company is 92.7%.

The foregoing discussion of the information and factors considered by the ECB Board is not intended to be exhaustive, but includes the material factors considered by the ECB Board. In reaching its decision to approve the merger agreement, the merger and the other transactions contemplated by the merger agreement, the ECB Board did not quantify or assign any relative weights to the factors considered, and individual directors may have given different weights to different factors. The ECB Board considered all these factors as a whole, including discussions with, and questioning of, ECB’s management and ECB’s financial and legal advisors, and concluded that the positive factors outweighed the negative factors and that the factors as a whole supported a determination to approve the merger agreement.

For the reasons set forth above, the ECB Board determined that the merger agreement and the transactions contemplated by the merger agreement are advisable and in the best interests of ECB and its shareholders, and adopted and approved the merger agreement and the transactions contemplated by it. The ECB Board recommends that the ECB shareholders vote “FOR” the merger proposal, “FOR” the merger-related named executive officer compensation proposal and “FOR” the ECB adjournment proposal, if necessary or appropriate, to solicit additional proxies.

Opinion of ECB’s Financial Advisor

By letter dated July 31, 2012, ECB retained Sandler O’Neill to act as its financial advisor in connection with a sale of ECB to Crescent. Sandler O’Neill is a nationally recognized investment banking firm whose principal business specialty is financial institutions. In the ordinary course of its investment banking business, Sandler O’Neill is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions.

Sandler O'Neill acted as financial advisor to the Board of Directors of ECB and its subsidiary in connection with the proposed transaction and participated in certain of the negotiations leading to the execution of the merger agreement, dated as of September 25, 2012. At a meeting of the Board of Directors of ECB and its subsidiary on September 24, 2012, the Board of Directors reviewed the merger agreement and Sandler O’Neill delivered to the Board of Directors its oral opinion, followed by delivery of its written opinion, that, as of such date, the merger consideration was fair to the holders of ECB common stock from a financial point of view. The full text of Sandler O’Neill’s written opinion dated September 24, 2012 is attached as Annex B to this Joint Proxy Statement/Prospectus. The opinion outlines the procedures followed, assumptions made, matters considered and qualifications and limitations on the review undertaken by Sandler O’Neill in rendering its opinion. The description of the opinion set forth below is qualified in its entirety by reference to the opinion. ECB shareholders are urged to read the entire opinion carefully in connection with their consideration of the proposed merger.

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Sandler O’Neill’s opinion speaks only as of the date of the opinion. The opinion was directed to the Board of Directors of ECB and its subsidiary and is directed only to the fairness of the merger consideration paid the holders of ECB common stock from a financial point of view. It does not address the underlying business decision of ECB to engage in the merger or any other aspect of the merger and is not a recommendation to any ECB stockholder as to how such stockholder should vote at the special meeting with respect to the merger or any other matter.

In connection with rendering its opinion on September 24, 2012, Sandler O’Neill reviewed and considered, among other things:

(1)	the merger agreement;

(2)	certain publicly available financial statements and other historical financial information of ECB that Sandler O’Neill deemed relevant;

(3)	certain publicly available financial statements and other historical financial information of Crescent that Sandler O’Neill deemed relevant;

(4)	certain internal financial projections for ECB for the years ending December 31, 2012 through 2015 as provided by senior management of ECB;

(5)	certain internal financial projections for Crescent for the years ending December 31, 2012 through December 31, 2015 as provided by senior management of Crescent and pro forma for Crescent’s publicly announced acquisition of VantageSouth Bank;

(6)	the pro forma financial impact of the Merger on Crescent, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings as determined by the senior managements of ECB and Crescent;

(7)	the publicly reported historical price and trading activity for ECB’s and Crescent’s common stock, including a comparison of certain financial and stock market information for ECB and Crescent with similar publicly available information for certain other commercial banks, the securities of which are publicly traded;

(8)	the terms and structures of other recent mergers and acquisition transactions in the commercial banking sector;

(9)	the current market environment generally and in the commercial banking sector in particular; and

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(10)	such other information, financial studies, analyses and investigations and financial, economic and market criteria as Sandler O’Neill considered relevant.

Sandler O’Neill also discussed with certain members of senior management of ECB the business, financial condition, results of operations and prospects of ECB and held similar discussions with senior management of Crescent concerning the business, financial condition, results of operations and prospects of Crescent.

In performing its review, Sandler O’Neill has relied upon the accuracy and completeness of all of the financial and other information that was available to Sandler O’Neill from public sources, that was provided to Sandler O’Neill by ECB and Crescent or their respective representatives or that was otherwise reviewed by Sandler O’Neill and has assumed such accuracy and completeness for purposes of rendering its opinion. Sandler O’Neill has further relied on the assurances of the respective managements of ECB and Crescent that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading. Sandler O’Neill has not been asked to and has not undertaken an independent verification of any of such information and does not assume any responsibility or liability for the accuracy or completeness thereof. Sandler O’Neill did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of ECB and Crescent or any of their respective subsidiaries. Sandler O’Neill renders no opinion or evaluation on the collectability of any assets or the future performance of any loans of ECB and Crescent. Sandler O’Neill did not make an independent evaluation of the adequacy of the allowance for loan losses of ECB and Crescent, or the combined entity after the merger and it has not reviewed any individual credit files relating to ECB and Crescent. Sandler O’Neill has assumed, with ECB’s consent, that the respective allowances for loan losses for both ECB and Crescent are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

In preparing its analyses, Sandler O’Neill used internal financial projections as provided by the respective senior managements of ECB and Crescent. Sandler O’Neill also received and used in its analyses certain projections of transaction costs, purchase accounting adjustments, expected cost savings and other synergies which were prepared by and/or reviewed with the senior management of ECB. With respect to those projections, estimates and judgments, the respective managements of ECB and Crescent confirmed to Sandler O’Neill that those projections, estimates and judgments reflected the best currently available estimates and judgments of those respective managements of the future financial performance of ECB and Crescent, respectively, and Sandler O’Neill assumed that such performance would be achieved. Sandler O’Neill expresses no opinion as to such estimates or the assumptions on which they are based. Sandler O’Neill has also assumed that there has been no material change in ECB’s and Crescent’s assets, financial condition, results of operations, business or prospects since the date of the most recent financial statements made available to Sandler O’Neill. Sandler O’Neill has assumed in all respects material to its analysis that ECB and Crescent will remain as going concerns for all periods relevant to its analyses, that all of the representations and warranties contained in the merger agreement and all related agreements are true and correct, that each party to the merger agreement will perform all of the covenants required to be performed by such party under the merger agreement and that the conditions precedent in the merger agreement are not waived. Finally, with the consent of ECB, Sandler O’Neill has relied upon the advice that ECB has received from its legal, accounting and tax advisors as to all legal, accounting and tax matters relating to the merger and the other transactions contemplated by the merger agreement.

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Sandler O’Neill’s opinion is necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect this opinion. Sandler O’Neill has not undertaken to update, revise, reaffirm or withdraw its opinion or otherwise comment upon events occurring after the date hereof.

Sandler O’Neill opinion was directed to the Board of Directors of ECB and its subsidiary in connection with its consideration of the merger and does not constitute a recommendation to any shareholder of either of ECB or Crescent as to how any such shareholder should vote at any meeting of shareholders called to consider and vote upon the merger. Sandler O’Neill’s opinion is directed only to the fairness, from a financial point of view, of the merger consideration to the holders of ECB common stock and does not address the underlying business decision of ECB to engage in the merger, the relative merits of the merger as compared to any other alternative business strategies that might exist for ECB or the effect of any other transaction in which ECB might engage. Sandler O’Neill’s opinion shall not be reproduced or used for any other purposes, without Sandler O'Neill’s prior written consent. Sandler O’Neill’s opinion has been approved by Sandler O’Neill’s fairness opinion committee. Sandler O’Neill has consented to inclusion of its opinion and a summary thereof in this Joint Proxy Statement/Prospectus and in the registration statement on Form S-4 which includes this Joint Proxy Statement/Prospectus. Sandler O’Neill does not express any opinion as to the fairness of the amount or nature of the compensation to be received in the merger by any officer, director, or employees, or class of such persons, relative to the compensation to be received in the merger by any other shareholder.

In rendering its September 24, 2012 opinion, Sandler O'Neill performed a variety of financial analyses. The following is a summary of the material analyses performed by Sandler O'Neill, but is not a complete description of all the analyses underlying Sandler O'Neill's opinion. The summary includes information presented in tabular format. In order to fully understand the financial analyses, these tables must be read together with the accompanying text. The tables alone do not constitute a complete description of the financial analyses. The preparation of a fairness opinion is a complex process involving subjective judgments as to the most appropriate and relevant methods of financial analysis and the application of those methods to the particular circumstances. In arriving at its opinion, Sandler O’Neill did not attribute any particular weight to any analysis or factor that it considered. Rather Sandler O’Neill made qualitative judgments as to the significance and relevance of each analysis and factor. Sandler O’Neill did not form an opinion as to whether any individual analysis or factor (positive or negative) considered in isolation supported or failed to support its opinion; rather Sandler O’Neill made its determination as to the fairness of the merger consideration on the basis of its experience and professional judgment after considering the results of all its analyses taken as a whole. The process, therefore, is not necessarily susceptible to a partial analysis or summary description. Sandler O'Neill believes that its analyses must be considered as a whole and that selecting portions of the factors and analyses to be considered without considering all factors and analyses, or attempting to ascribe relative weights to some or all such factors and analyses, could create an incomplete view of the evaluation process underlying its opinion. Also, no company included in Sandler O’Neill’s comparative analyses described below is identical to ECB or Crescent and no transaction is identical to the merger. Accordingly, an analysis of comparable companies or transactions involves complex considerations and judgments concerning differences in financial and operating characteristics of the companies and other factors that could affect the public trading values or merger transaction values, as the case may be, of ECB or Crescent and the companies to which they are being compared.

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In performing its analyses, Sandler O’Neill also made numerous assumptions with respect to industry performance, business and economic conditions and various other matters, many of which cannot be predicted and are beyond the control of ECB, Crescent and Sandler O’Neill. The analysis performed by Sandler O’Neill is not necessarily indicative of actual values or future results, both of which may be significantly more or less favorable than suggested by such analyses. Sandler O’Neill prepared its analyses solely for purposes of rendering its opinion and provided such analyses to the Board of Directors of ECB and its subsidiary at the September 24, 2012 meeting. Estimates on the values of companies do not purport to be appraisals or necessarily reflect the prices at which companies or their securities may actually be sold. Such estimates are inherently subject to uncertainty and actual values may be materially different. Accordingly, Sandler O’Neill’s analyses do not necessarily reflect the value of ECB’s common stock or the prices at which ECB’s common stock may be sold at any time. The analysis and opinion of Sandler O’Neill was among a number of factors taken into consideration by the Board of Directors of ECB and its subsidiary in making its determination to adopt the plan of merger contained in the merger agreement and the analyses described below should not be viewed as determinative of the decision the Board of Directors of ECB and its subsidiary or management with respect to the fairness of the merger.

At the September 24, 2012 meeting of the Board of Directors of ECB and its subsidiary, Sandler O’Neill presented certain financial analyses of the merger. The summary below is not a complete description of the analyses underlying the opinions of Sandler O’Neill or the presentation made by Sandler O’Neill to the Board of Directors of ECB and its subsidiary, but is instead a summary of the material analyses performed and presented in connection with the opinion.

Summary of Proposal

Sandler O’Neill reviewed the financial terms of the proposed transaction. Shares of ECB common stock issued and outstanding immediately prior to the merger will be converted into shares of Crescent common stock equal to a specified exchange ratio. The exchange ratio will be 3.5500. The aggregate transaction value of approximately $54.3 million is based upon Crescent’s September 20, 2012 closing price of $5.18 and includes $0.9 million of deal value for 28,513 rolled stock options at a weighted average stock price of $27.94 and 144,984 rolled warrants held by the US Treasury at a strike price of $18.57 and assumes 2,849,841 ECB common shares outstanding and 55,000 ECB restricted common shares outstanding. Based upon financial information as or for the quarter ended June 30, 2012, Sandler O’Neill calculated the following transaction ratios:

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Transaction Value / Book Value:	80%
Transaction Value / Tangible Book Value:	80%
Transaction Value / Last Twelve Months Earnings Per Share:	NM
Core Deposit Premium:	(1.7)%

ECB - Comparable Company Analysis

Sandler O’Neill also used publicly available information to compare selected financial and market trading information for ECB and two groups of financial institutions selected by Sandler O’Neill.

The first ECB peer group consisted of the following selected North Carolina publicly-traded banks with total assets between $250 million and $2.5 billion:

BNC Bancorp	1st Financial Services Corporation
FNB United Corp.	North State Bancorp
Southern BancShares (N.C.), Inc.	Carolina Bank Holdings, Inc.
Yadkin Valley Financial Corporation	New Century Bancorp, Inc.
NewBridge Bancorp	Uwharrie Capital Corp
Park Sterling Corporation	Bank of the Carolinas Corporation
Peoples Bancorp of North Carolina, Inc.	Oak Ridge Financial Services, Inc.
Four Oaks Fincorp, Inc.	Randolph Bank & Trust Company
First National Bank of Shelby	M&F Bancorp, Inc.
Crescent	Carolina Trust Bank
High Point Bank Corporation	Heritage Bancshares, Inc.
First South Bancorp, Inc.

The analysis compared publicly available financial information for ECB and the median financial and market trading data for the first ECB peer group as of and for the last twelve months ended June 30, 2012. The table below sets forth the data for ECB and the median data for the first ECB peer group as of and for the last twelve months ended June 30, 2012, with pricing data as of September 20, 2012.

	ECB	Comparable Group Median
Total Assets (in millions)	$944	$742
Tangible Common Equity / Tangible Assets	7.0%	6.7%
Total Risk Based Capital Ratio	13.4%	14.8%
Return on Average Assets	(0.01)%	0.15%
Return on Average Equity	(0.1)%	1.3%
Net Interest Margin	3.11%	3.69%
Efficiency Ratio	83%	72%
Loan Loss Reserve / Gross Loans	2.12%	2.15%
Non-performing Assets / Assets	4.00%	4.43%
Price / Tangible Book Value	51%	57%

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	ECB		Comparable Group Median
Price / LTM EPS	NM		14.4	x
Price / 2013 Estimated EPS	10.0	x	11.9	x
Market Capitalization (in millions)	$33		$31

The second ECB peer group consisted of the following selected publicly-traded banks headquartered in the Southeast region with TARP outstanding and total assets between $250 million and $2.0 billion:

1st Financial Services Corporation	Greer Bancshares Incorporated

Bank of the Carolinas Corporation	HCSB Financial Corporation

Carolina Bank Holdings, Inc.	HomeTown Bankshares Corporation

Carolina Trust Bank	M&F Bancorp, Inc.

Central Virginia Bankshares, Inc.	NewBridge Bancorp

Citizens Bancshares Corporation	Oak Ridge Financial Services, Inc.

Coastal Banking Company, Inc.	Provident Community Bancshares, Inc.

Colony Bankcorp, Inc.	Randolph Bank & Trust Company

Community Bankers Trust Corporation	Security Federal Corporation

Crescent	SouthCrest Financial Group, Inc.

Eastern Virginia Bankshares, Inc.	Tidelands Bancshares, Inc.

Farmers Bank	United Bancorporation of Alabama, Inc.

First Bancshares, Inc.	Uwharrie Capital Corp

First Intercontinental Bank	Valley Financial Corporation

First M&F Corporation	Village Bank and Trust Financial Corp.

First Reliance Bancshares, Inc.	Yadkin Valley Financial Corporation

First Security Group, Inc.

The analysis compared publicly available financial information for ECB and the median financial and market trading data for the second ECB peer group as of and for the last twelve months ended June 30, 2012. The table below sets forth the data for ECB and the median data for the second ECB peer group as of and for the last twelve months ended June 30, 2012, with pricing data as of September 20, 2012.

	ECB	Comparable Group Median
Total Assets (in millions)	$944	$524
Tangible Common Equity / Tangible Assets	7.0%	5.7%
Total Risk Based Capital Ratio	13.4%	14.0%

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ECB	Comparable Group Median
Return on Average Assets	(0.01)%	0.21%
Return on Average Equity	(0.1)%	2.3%
Net Interest Margin	3.11%	3.55%
Efficiency Ratio	83%	78%
Loan Loss Reserve / Gross Loans	2.12%	2.16%
Non-performing Assets / Total Assets	4.00%	5.23%
Price / Tangible Book Value	51%	51%
Price / LTM EPS	NM	12.6	x
Price / 2013 Estimated EPS	10.0	x	8.8	x
Market Capitalization (in millions)	$33	$12

Crescent - Comparable Company Analysis

Sandler O’Neill also used publicly available information to compare selected financial and market trading information for Crescent and two groups of financial institutions selected by Sandler O’Neill.

The first Crescent peer group consisted of the selected publicly-traded high performing banks headquartered in the Southeast:

1st United Bancorp, Inc.	National Bankshares, Inc.
American National Bankshares Inc.	Pinnacle Financial Partners, Inc.
Bank of the Ozarks, Inc.	Renasant Corporation
BankUnited, Inc.	SCBT Financial Corporation
BNC Bancorp	TowneBank
CenterState Banks, Inc.	Trustmark Corporation
City Holding Company	United Bankshares, Inc.
First Financial Holdings, Inc.	WesBanco, Inc.
Home BancShares, Inc.

The analysis compared publicly available financial information for Crescent and the median financial and market trading data for the first Crescent peer group as of and for the last twelve months ended June 30, 2012. The table below sets forth the data for Crescent Financial and the median data for the first Crescent peer group as of and for the last twelve months ended June 30, 2012, with pricing data as of September 20, 2012.

	Crescent	Comparable Group Median
Total Assets (in millions)	$820	$4,056
Tangible Common Equity / Tangible Assets	11.8%	9.0%
Total Risk Based Capital Ratio	16.0%	15.2%

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	Crescent	Comparable Group Median
Return on Average Assets	(0.34)%	0.97%
Return on Average Equity	(2.5)%	8.4%
Net Interest Margin	3.64%	3.97%
Efficiency Ratio	92%	61%
Loan Loss Reserve / Gross Loans	0.41%	1.48%
Non-performing Assets / Assets	0.66%	1.83%
Price / Tangible Book Value	157%	166%
Price / LTM EPS	NM	15.4	x
Price / 2013 Estimated EPS	21.9	13.7	x
Market Capitalization (in millions)	$147	$529

The second Crescent peer group consisted of the following nationwide publicly-traded banks with total assets between $500 million and $2.5 billion, tangible common equity as a percentage of tangible assets greater than 8%, nonperforming assets as a percentage of total assets less than 1%, and a net interest margin from the most recent quarter greater than 4%:

Cass Information Systems, Inc.	Honat Bancorp, Inc.
Citizens & Northern Corporation	Jeff Davis Bancshares, Inc.
Citizens National Bancshares of Bossier, Inc.	National Bankshares, Inc.
Farmers & Merchants Bancorp	Somerset Trust Holding Company

The analysis compared publicly available financial information for Crescent and the median financial and market trading data for the second Crescent peer group as of and for the last twelve months ended June 30, 2012. The table below sets forth the data for Crescent and the median data for the second Crescent peer group as of and for the last twelve months ended June 30, 2012, with pricing data as of September 20, 2012.

	Crescent	Comparable Group Median
Total Assets (in millions)	$820	$913
Tangible Common Equity / Tangible Assets	11.8%	11.9%
Total Risk Based Capital Ratio	16.0%	17.9%
Return on Average Assets	(0.34)%	1.48%
Return on Average Equity	(2.5)%	12.7%
Net Interest Margin	3.64%	4.29%
Efficiency Ratio	92%	52%
Loan Loss Reserve / Gross Loans	0.41%	1.50%
Non-performing Assets / Assets	0.66%	0.62%
Price / Tangible Book Value	157%	141%

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	Crescent	Comparable Group Median
Price / LTM EPS	NM	11.5	x
Price / 2013 Estimated EPS	21.9	12.8	x
Market Capitalization (in millions)	$147	$164

ECB – Stock Price Performance

Sandler O’Neill reviewed the history of the publicly reported trading prices of ECB’s common stock for the one-year period ended September 20, 2012. Sandler O’Neill also reviewed the history of the publicly reported trading prices of ECB’s common stock for the three-year period ended September 20, 2012. Sandler O’Neill then compared the relationship between the movements in the price of ECB’s common stock against the movements in the prices of the NASDAQ Bank Index and the S&P 500 Index.

ECB One Year Stock Performance
	Beginning Index Value September 20, 2011	Ending Index Value September 20, 2012
ECB	0.0%	2.6%
NASDAQ Bank Index	0.0%	31.0%
S&P 500 Index	0.0%	21.5%

ECB Three Year Stock Performance
	Beginning Index Value September 20, 2009	Ending Index Value September 20, 2012
ECB	0.0%	(30.9)%
NASDAQ Bank Index	0.0%	9.8%
S&P 500 Index	0.0%	36.7%

Crescent – Stock Price Performance

Sandler O’Neill reviewed the history of the publicly reported trading prices of Crescent’s common stock for the one-year period ended September 20, 2012. Sandler O’Neill also reviewed the history of the publicly reported trading prices of Crescent’s common stock for the three-year period ended September 20, 2012. Sandler O’Neill then compared the relationship between the movements in the price of Crescent’s common stock against the movements in the prices of the NASDAQ Bank Index and the S&P 500 Index.

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Crescent One Year Stock Performance
	Beginning Index Value September 20, 2011	Ending Index Value September 20, 2012
Crescent	0.0%	48.0%
NASDAQ Bank Index	0.0%	31.0%
S&P 500 Index	0.0%	21.5%

Crescent Three Year Stock Performance
	Beginning Index Value September 20, 2009	Ending Index Value September 20, 2012
Crescent	0.0%	15.1%
NASDAQ Bank Index	0.0%	9.8%
S&P 500 Index	0.0%	36.7%

ECB – Net Present Value Analysis

Sandler O’Neill performed an analysis that estimated the present value of ECB through December 31, 2015.

Sandler O’Neill based the analysis on ECB’s projected earnings stream as derived from the internal financial projections provided by ECB management for the years ending December 31, 2012 through 2015.

To approximate the terminal value of ECB’s common stock at December 31, 2015, Sandler O’Neill applied price to forward earnings multiples of 10.0x to 14.0x and multiples of tangible book value ranging from 25% to 125%. The income streams and terminal values were then discounted to present values using different discount rates ranging from 10.7% to 16.7%.

Earnings Per Share Multiples

Discount Rate	10.0x	11.0x	12.0x	13.0x	14.0x
10.7%	19.11	20.89	22.67	24.45	26.23
11.7%	18.53	20.25	21.97	23.70	25.42
12.7%	17.97	19.64	21.31	22.98	24.65
13.7%	17.43	19.05	20.67	22.29	23.91
14.7%	16.91	18.48	20.05	21.63	23.20
15.7%	16.42	17.94	19.46	20.99	22.51
16.7%	15.94	17.42	18.89	20.37	21.85

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Tangible Book Value Per Share Multiples

Discount Rate	25%	50%	75%	100%	125%
10.7%	6.00	10.67	15.35	20.02	24.69
11.7%	5.82	10.35	14.88	19.41	23.94
12.7%	5.65	10.04	14.43	18.82	23.21
13.7%	5.49	9.75	14.00	18.26	22.52
14.7%	5.34	9.46	13.59	17.72	21.84
15.7%	5.18	9.19	13.19	17.20	21.20
16.7%	5.04	8.92	12.81	16.69	20.58

Sandler O’Neill also considered and discussed with the Board of Directors of ECB and its subsidiary how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming ECB’s net income varied from 50% above projections to 50% below projections. This analysis resulted in the following reference ranges of indicated aggregate values for ECB’s common stock, using a discount rate of 13.66%:

Earnings Per Share Multiples

Annual Budget Variance	10.0x	11.0x	12.0x	13.0x	14.0x
(50.0)%	9.33	10.14	10.95	11.76	12.57
(25.0)%	13.38	14.60	15.81	17.03	18.24
0.0%	17.43	19.05	20.67	22.29	23.91
25.0%	21.48	23.50	25.53	27.55	29.58
50.0%	25.53	27.96	30.39	32.82	35.25

Crescent – Net Present Value Analysis

Sandler O'Neill performed an analysis that estimated the present value of Crescent through December 31, 2015.

Sandler O’Neill based the analysis on Crescent’s projected earnings stream as derived from the internal financial projections provided by Crescent’s management for the years ending December 31, 2012 through 2015.

To approximate the terminal value of Crescent’s common stock at December 31, 2015, Sandler O’Neill applied price to forward earnings multiples of 8.0x to 18.0x and multiples of tangible book value ranging from 75% to 200%. The income streams and terminal values were then discounted to present values using different discount rates ranging from 10.7% to 16.7%.

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Earnings Per Share Multiples

Discount Rate	8.0x	10.0x	12.0x	14.0x	16.0x	18.0x
10.7%	2.40	2.95	3.50	4.05	4.60	5.15
11.7%	2.33	2.86	3.39	3.92	4.46	4.99
12.7%	2.26	2.77	3.29	3.80	4.32	4.84
13.7%	2.19	2.69	3.19	3.69	4.19	4.69
14.7%	2.12	2.61	3.09	3.58	4.06	4.55
15.7%	2.06	2.53	3.00	3.47	3.94	4.41
16.7%	2.00	2.46	2.91	3.37	3.83	4.28

Tangible Book Value Per Share Multiples

Discount Rate	75%	100%	125%	150%	175%	200%
10.7%	2.43	3.17	3.91	4.65	5.39	6.13
11.7%	2.35	3.07	3.79	4.51	5.23	5.94
12.7%	2.28	2.98	3.67	4.37	5.07	5.76
13.7%	2.21	2.89	3.56	4.24	4.91	5.59
14.7%	2.15	2.80	3.46	4.11	4.76	5.42
15.7%	2.08	2.72	3.35	3.99	4.62	5.26
16.7%	2.02	2.64	3.25	3.87	4.49	5.10

Sandler O’Neill also considered and discussed with the Board of Directors of ECB and its subsidiary how this analysis would be affected by changes in the underlying assumptions, including variations with respect to net income. To illustrate this impact, Sandler O’Neill performed a similar analysis assuming Crescent’s net income varied from 50% above projections to 50% below projections. This analysis resulted in the following reference ranges of indicated per share values for Crescent’s common stock, using a discount rate of 13.66%:

Earnings Per Share Multiples

Annual Budget Variance	8.0x	10.0x	12.0x	14.0x	16.0x	18.0x
(50.0)%	1.19	1.44	1.69	1.94	2.19	2.44
(25.0)%	1.69	2.06	2.44	2.81	3.19	3.56
0.0%	2.19	2.69	3.19	3.69	4.19	4.69
25.0%	2.69	3.31	3.94	4.56	5.19	5.82
50.0%	3.19	3.94	4.69	5.44	6.19	6.94

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Analysis of Selected Merger Transactions

Sandler O’Neill reviewed one set of comparable mergers and acquisitions.

The set of mergers and acquisitions included 18 transactions announced from January 1, 2010 through September 20, 2012 in which the targets were North Carolina, South Carolina, and Virginia-based banks with announced transaction values greater than $10 million. Sandler O’Neill deemed these transactions to be reflective of the proposed ECB and Crescent combination. Sandler O’Neill reviewed the following multiples: transaction price to book value, transaction price to tangible book value, transaction price to last twelve months’ earnings per share and core deposit premium. As illustrated in the following table, Sandler O’Neill compared the proposed merger multiples to the median multiples of these comparable transactions.

	ECB / Crescent	Comparable Transactions Median
Transaction Value / Book Value	80%	72%
Transaction Value / Tangible Book Value	80%	73%
Transaction Value / Last Twelve Months Earnings Per Share	NM	20.4	x
Core Deposit Premium	(1.7)%	(1.7)%

Contribution Analysis

Sandler O’Neill performed a contribution analysis comparing the June 30, 2012 financial information of Crescent and ECB and each company’s relative financial contribution to the pro forma entity, prior to any purchase accounting or other transaction related adjustments.

	Crescent¹	ECB
Total Assets	53.1%	46.9%
Gross Total Loans	58.0%	42.0%
Total Deposits	52.1%	47.9%
Tangible Common Equity	64.8%	35.2%
Gross Deferred Tax Asset²	84.4%	15.6%
YTD Net Income Avail. For Common	7.3%	92.7%
LTM Net Income Avail. For Common	NM	NM
2012 Projected Net Income Avail. For Common	69.9%	30.1%
OREO	50.4%	49.6%
Nonperforming Assets[3]	23.6%	76.4%
Allowance for Loan Loss Reserves	22.0%	78.0%
Pro Forma Crescent Shares[4]	77.4%	22.6%

(1)	Crescent June 30, 2012 financial data is pro forma for VantageSouth acquisition and assumes pooled accounting as of June 30, 2012

(2)	As of June 30, 2012 VantageSouth held a valuation allowance against its deferred tax asset of $3.9 million

(3)	Nonperforming assets include nonaccrual loans, renegotiated loans and OREO

(4)	ECB ownership based on an exchange ratio of 3.5500x and ECB common shares outstanding of 2,904,841

Pro Forma Merger Analysis

Sandler O’Neill analyzed certain potential pro forma effects of the merger, assuming the following: (1) the merger is completed in the first quarter of 2013; (2) the deal value per share is equal to a $18.39 per ECB share, given a 3.5500 exchange ratio of Crescent’s common stock and a stock price of Crescent of $5.18 per share; (3) cost savings of $9.1 million on an annual basis fully phased-in in 2014; (4) one-time costs of $12.5 million pre-tax are expensed prior to close and $0.9 million pre-tax are expensed in 2013; (5) ECB’s performance was calculated in accordance with ECB’s management’s prepared earnings projections; (6) Crescent’s performance was calculated in accordance Crescent’s management’s prepared earnings projections; (7) and certain other assumptions pertaining to costs and expenses associated with the transaction, intangible amortization, opportunity cost of cash and other items. The analyses indicated that, for the full years 2013 and 2014, the merger (excluding transaction expenses) would be accretive to Crescent’s projected earnings per share and tangible book value per share. The actual results achieved by the combined company may vary from projected results and the variations may be material.

Sandler O’Neill’s Compensation and Other Relationships with ECB

Sandler O’Neill has acted as financial advisor to the Board of Directors of ECB and its subsidiary in connection with the merger. The Board of Directors of ECB and its subsidiary agreed to pay Sandler O’Neill a transaction fee of 1.5% of the aggregate purchase price, as defined in the engagement letter, subject to a minimum fee of $750,000, $206,250 of which was paid at the signing of the definitive agreement. Sandler O’Neill also received a fee for $150,000 upon the rendering of its fairness opinion to the Board of Directors of ECB and its subsidiary. The remainder of the transaction fee shall be paid upon closing of the merger. ECB has also agreed to reimburse Sandler O’Neill for its reasonable out-of-pocket expenses, provided that such expenses will not exceed $25,000 without the prior written consent of ECB, and to indemnify Sandler O’Neill against certain liabilities arising out of its engagement. Sandler O’Neill’s fairness opinion was approved by Sandler O’Neill’s fairness opinion committee.

In the past, Sandler O’Neill has provided certain investment banking and other services to ECB, including acting as financial advisor on ECB private equity raise in 2010 through 2012 for which Sandler received a retainer fee of $150,000 plus reimbursement for out-of-pocket expenses and acting as buy-side financial advisor on a potential merger transaction in 2012 for which Sandler received a retainer fee of $37,500.

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In the ordinary course of their respective broker and dealer businesses, Sandler O’Neill may purchase securities from and sell securities to ECB and Crescent and their affiliates. Sandler O’Neill may also actively trade the debt and/or equity securities of ECB and Crescent or their affiliates for their own accounts and for the accounts of their customers and, accordingly, may at any time hold a long or short position in such securities.

Nonpublic Financial Projections Provided to Financial Advisors

Neither Crescent nor ECB, as a matter of course, generally publish our respective business plans and strategies or make public projections as to future revenues, earnings, or other results other than our periodic revenue and earnings guidance. However, during the course of negotiating the merger, Crescent and ECB prepared prospective financial information to present certain projections of financial performance for Crescent and ECB. Crescent provided projections for both companies to KBW, ECB provided projections for ECB to Sandler O’Neill, and Crescent provided projections for Crescent to Sandler O’Neill in connection with their financial analyses of the proposed merger. The projections were prepared by the management of Crescent and the management of ECB, solely for the purpose of evaluating the merger.

None of these projections were prepared with a view toward public disclosure, nor with a view toward complying with U.S. generally accepted accounting principles, or GAAP, the published guidelines of the SEC or the guidelines of the American Institute of Certified Public Accountants for the preparation and presentation of prospective financial information, but, in the view of Crescent and ECB, they were prepared on a reasonable basis, reflect the best estimates and judgments available as of the date of their preparation, and present, to the best knowledge and belief of each of Crescent and ECB as of the date of their preparation, the potential course of action and potential future financial performance of the respective companies. However, this information is not fact and should not be relied upon as being necessarily indicative of future results. The projections are forward-looking statements inherently subject to the general risks that Crescent and ECB face in our businesses, including those discussed under “Risk Factors” in this Joint Proxy Statement/Prospectus and the factors described under “Cautionary Note Regarding Forward-Looking Statements” in this Joint Proxy Statement/Prospectus.

Neither Crescent’s nor ECB’s independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and they assume no responsibility for, and disclaim any association with, this prospective financial information.

Set forth below are material projections of net income and net income per share for Crescent as Crescent provided to KBW and Sandler O’Neill. The projections were prepared on a standalone basis. The projections provided present net income prior to payment of common dividends and net income per share prior to payment of common dividends. These projections were provided to KBW and Sandler O’Neill in September 2012. These financial forecasts and the assumptions underlying them have not been updated since their respective dates of preparation. They should not be utilized as public guidance and will not be provided in the ordinary course of our business.

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Crescent

As Projected Pre-Merger

Projections for the years ended December 31, 2013 and 2014

(US Dollars in Millions)

	Dec 31, 2013	Dec 31, 2014
Projected Net Income	$8.6	$10.5
Projected Net Income Per Share	$0.24	$0.30

Set forth below are material projections of net income and net income per share for ECB as Crescent provided to KBW. The projections were prepared on a standalone basis. The projections provided present net income prior to payment of common dividends and net income per share prior to payment of common dividends. These projections were provided to KBW in September 2012. These financial forecasts and the assumptions underlying them have not been updated since their respective dates of preparation. They should not be utilized as public guidance and will not be provided in the ordinary course of our business.

ECB

As Projected by Crescent Pre-Merger

Projections for the years ended December 31, 2013 and 2014

(US Dollars in Millions)

	Dec 31, 2013	Dec 31, 2014
Projected Net Income	$2.9	$3.0
Projected Net Income Per Share	$1.00	$1.03

To develop the above projections, Crescent assumed that loan and deposit growth was consistent with projected market growth rates. Crescent assumed no material strategic developments in the underlying businesses of either bank other than that the pending merger between Crescent, Crescent State Bank and VantageSouth Bank closed, which closing occurred on November 30, 2012. Crescent assumed that margins would decline to historical averages and that operating expenses would increase marginally. The above projections do not include the impact of cost saves nor restructuring expenses. There can be no assurance that the assumptions made in preparing the financial projections will prove accurate.

Set forth below are material projections of net income and net income per share for ECB as ECB provided to Sandler O’Neill. The projections were prepared on a standalone basis. The projections provided present net income prior to payment of common dividends and net income per share prior to payment of common dividends. These projections were provided to Sandler O’Neill in September 2012. These financial forecasts and the assumptions underlying them have not been updated since their respective dates of preparation. They should not be utilized as public guidance and will not be provided in the ordinary course of our business.

ECB

As Projected by ECB Pre-Merger

Projections for the years ended December 31, 2013 and 2014

(US Dollars in Millions)

	Dec 31, 2013	Dec 31, 2014
Projected Net Income	$3.4	$5.1
Projected Net Income Per Share	$1.18	$1.78

The assumptions and estimates underlying the prospective financial information set forth above are inherently uncertain and, though considered reasonable by Crescent’s and ECB’s management, respectively, as of the date of its preparation, are subject to a wide variety of significant business, economic, and competitive risks and uncertainties that could cause actual results to differ materially from those contained in the prospective financial information, including, among others, the risks and uncertainties described in “Risk Factors” and “Cautionary Note Regarding Forward-Looking Statements.” Accordingly, there can be no assurance that the prospective results are indicative of our future performance or that of the combined company or that actual results will not differ materially from those presented in the prospective financial information. Inclusion of the prospective financial information in this Joint Proxy Statement/Prospectus should not be regarded as a representation by any person that the results contained in the prospective financial information will be achieved.

Neither Crescent nor ECB intend to update or otherwise revise the prospective financial information to reflect circumstances existing or events occurring, including changes in general economic or industry conditions, since its preparation, even if any or all of the underlying assumptions are shown to be in error.

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ECB’s Directors and Officers Have Financial Interests in the Merger

In considering the recommendation of the ECB Board that you vote to approve the merger on substantially the terms set forth in the merger agreement, you should be aware that some of ECB’s directors and executive officers have interests in the merger and have arrangements that are different from, or are in addition to, those of ECB’s shareholders generally. The ECB Board was aware of these interests and considered them, among other matters, in reaching its decisions to approve the merger agreement and to recommend that you vote in favor of approving the merger agreement.

Employment Agreements with Executive Officers. It is a condition to both Crescent’s and ECB’s respective obligations under the merger agreement that Messrs. Utz, Crowder, Burson and Davis enter into new employment agreements with Crescent and VSB, and that each of their existing employment agreements will be terminated in connection with his entry into a release agreement with ECB prior to the effective time of the merger. Under the employment agreements, which will be effective upon consummation of the merger and have an initial term of three years for Mr. Utz, two years for Messrs. Crowder and Burson, and 18 months for Mr. Davis, each of the executives will receive an annual base salary of $325,000, $215,000, $215, 000 and $175,000, respectively. Under the employment agreements, Mr. Utz will serve as President of Crescent and Chairman of the Board of VSB, Mr. Crowder will serve as Executive Vice President, Chief Investment Officer and Treasurer of VSB, Mr. Burson will serve as Executive Vice President and Chief Business Strategy Officer of VSB and Mr. Davis will serve as Northeast Region Retail Executive of VSB. The employment agreements also provide that these executives shall be entitled throughout the term of their agreement to use a VSB owned or leased automobile (for Messrs. Utz, Crowder and Burson), for specified discretionary performance bonuses and to participate in any and all officer or employee compensation, bonus, incentive and benefit plans in effect from time to time, including without limitation plans providing pension, medical, dental, disability and group life benefits, including 401(k) Plan, and to receive any and all other fringe benefits provided from time to time, provided that the executive satisfies the eligibility requirements for the plans or benefits. The new employment agreements also provide for a “no-fault” separation benefit that provides that if Messrs. Utz, Crowder, Burson or Davis resigns from Crescent within 12 months following the effective date of his employment agreement, or Crescent or VSB terminates the executive’s employment without cause (as defined in the employment agreement) within 12 months following the effective date, the executive will be paid his salary and any benefits accrued through the last day of his employment and: (i) with respect to Messrs. Utz, Crowder and Davis, will be entitled to receive monthly severance payments for a period of 36 months, 24 months, and 18 months, respectively, based on the salary in effect at the time employment is terminated (which, assuming the stated base salaries, would total $975,000, $430,000, and $350,000 for Messrs. Utz, Crowder, and Davis, respectively) and (ii) with respect to Mr. Burson, will be entitled to receive a lump sum payment equal to two times his base salary in effect at the time employment is terminated (which, assuming the stated base salary, would total $430,000). Such payments are subject to certain conditions, including noncompetition and non-solicitation provisions, detailed in the employment agreement. Messrs. Utz, Crowder, Burson and Davis will also be entitled to certain severance payments in the event Crescent or VSB terminates their employment without cause or the executive resigns for good reason (as defined in the employment agreement) after the first anniversary of the effective date.

Relocation Benefits for Mr. Utz. In connection with the proposed relocation of Mr. Utz from Engelhard to Raleigh following the Merger, Crescent and ECB have agreed to: (i) assist Mr. Utz with the sale of his current home in Engelhard; (ii) reimburse Mr. Utz for certain expenses associated with maintaining two residences following the Merger; and (iii) pay the expenses of Mr. Utz’s relocation to Raleigh. The exact amount of these relocation benefits to be received by Mr. Utz cannot be determined at this time, but are not expected to exceed $100,000.

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New Employment Agreements with Executive Officers. Crescent and Ms. Runion and Mr. Sampson, along with certain other senior executives, intend to enter into new employment agreements to add more restrictive noncompetition and non-solicitation provisions enforceable by Crescent and VSB under certain circumstances following termination. The remainder of each of these agreements will generally remain identical to such officer’s current employment agreement, including base salary (which for both Ms. Runion and Mr. Sampson is $135,000), eligibility for benefits and change in control benefit. In particular, upon the occurrence of a “change in control,” as defined in the employment agreements, the term of the employment agreement shall be extended for a period of one year after the date on which the change in control occurs if the then remaining term is less than one year. If during the remaining term, as extended, following a change in control, either (i) Crescent or VSB or its successor terminates an executive’s employment without cause, or (ii) a “termination event” (as defined in the agreement) occurs and, subject to specified notice and cure procedures, an executive terminates his or her own employment, then, in lieu of other termination payments provided for in the agreement, Crescent will be obligated to pay the executive a severance payment equal to 1.5 times the sum of (i) the executive’s base salary at the rate then in effect, or if greater, in effect immediately preceding the change of control and (ii) the average of the cash bonuses paid or accrued on the executive’s behalf with respect to the three completed calendar years preceding the effective date of the change of control. In addition, Crescent will continue the executive’s health, life and long-term care insurance coverage at its expense. The new agreements also provide that if the executive’s employment is terminated without cause or if the executive resigns for good reason, each as defined in the agreement, within 12 months following the effective date of the employment agreement, the executive will be paid a benefit identical to the change in control benefit described above.

Acceleration of Vesting of Restricted Stock Awards. Under the terms of the ECB executive officers’ respective stock award agreements, restricted stock awards that have not yet vested will become fully vested upon the occurrence of a change in control. Executive officers Utz, Crowder, Burson, Davis, Runion and Sampson hold 15,000; 10,000; 10,000; 7,000; 3,000 and 3,000 shares, respectively, of unvested restricted stock awards. Based on the closing price of $4.47 of Crescent common stock on February 8, 2013, the value of the vested stock is approximately $238,000, $159,000, $159,000, $111,000, $48,000 and $48,000 for Mr. Utz, Mr. Crowder, Mr. Burson, Mr. Davis, Ms. Runion and Mr. Sampson, respectively.

Crescent and VSB Board Seats. The merger agreement provides that Crescent and VSB shall appoint, effective at the closing of the merger, three current directors of ECB to the Crescent Board and three current directors of ECB to the board of directors of VSB. Crescent and VSB expect to appoint George T. Davis, Jr., J. Bryant Kittrell III and Joseph T. Lamb, Jr. to the Crescent Board and Messrs. Utz, Davis and Kittrell to the board of directors of VSB. In addition, such board members, except for Mr. Utz, will receive board compensation in accordance with the policies of Crescent, which currently includes an annual fee of $18,750 to each director.

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Eastern North Carolina Advisory Board. The merger agreement provides that Crescent or VSB shall appoint, effective at the closing of the merger, any directors not appointed to the boards of directors of Crescent or VSB (other than directors Marshall, Spencer and Weeks) to an Eastern North Carolina Advisory Board for a minimum term of 12 months following the effective time of the merger. Crescent and VSB expect to appoint John F. Hughes, Jr. to the Eastern North Carolina Advisory Board. In addition, such advisory board members will receive the same compensation that they received for service on the board of directors of East Carolina Bank during the 12 months preceding the date of the merger agreement, which based on 2011 compensation for Mr. Hughes was $36,900.

Director Supplemental Retirement Agreements. Crescent will assume each of the East Carolina Bank Director Supplemental Retirement Agreements and, in connection with the change in control, the full retirement benefits under such agreements will vest. However, the timing of the commencement of the benefit is not altered by the merger. Based on the terms of the agreements, directors Davis, Hughes, Kittrell, Lamb, Marshall, Spencer and Weeks will receive annual benefits of approximately $56,000, $13,000, $23,000, $13,000, $18,000, $17,000 and $12,000, respectively, during the benefit period specified in each director’s agreement.

ECB Director and Officer Indemnification and Insurance. Crescent has agreed to indemnify the directors and officers of ECB and East Carolina Bank following the merger against certain liabilities arising from their acts or omissions before the merger. Crescent has also agreed to provide directors’ and officers’ liability insurance for the directors and officers of ECB and East Carolina Bank for a period of six years following the merger with respect to acts or omissions occurring before the merger that were committed by such directors and officers in their capacities as such. However, Crescent is not required to pay annually in the aggregate any amount in excess of 300% of the annual premiums paid by ECB before the merger for such insurance.

Merger-Related Compensation for ECB’s Named Executive Officers. The following table and the related footnotes provide information about the compensation to be paid to ECB’s named executive officers that is based on or otherwise relates to the merger. Certain compensation shown in this table and described in these footnotes is the subject of a non-binding, advisory vote, of the ECB shareholders at the ECB special meeting, as described in “Proposal No. 3 – Non-binding Advisory Vote to Approve the Compensation Payable to the Named Executive Officers of ECB in Connection with the Merger.” SEC rules do not require us to provide a vote on approving compensation under new employment agreements. As a result, shareholders will be voting to approve the compensation of the named executive officers with respect to only the accelerated vesting of their restricted stock and the relocation expenses for Mr. Utz in an amount not expected to exceed $100,000, and not to approve the compensation payable to the named executive officers under their new employment agreements with Crescent. The figures in the table are estimated based on compensation levels as of the date of this document and an assumed effective date of February 8, 2013 for both the merger and, where applicable, termination of the executive’s employment. The amounts reported below are estimates based on multiple assumptions that may or may not actually occur or be accurate on the relevant date, including assumptions described in this document, and do not reflect certain compensation actions that may occur before the completion of the merger. As a result of the assumptions set forth below, the actual amounts, if any, to be received by a named executive officer may materially differ from the amounts set forth below.

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Name	Cash ($)(1)	Equity ($)(2)	Perquisites/ Benefits ($)(3)	Total ($)
A. Dwight Utz	$975,000	$238,000	$111,000	$1,324,000
Thomas M. Crowder	430,000	$159,000	10,000	$599,000
James J. Burson	430,000	$159,000	10,000	$599,000

(1)	Assumes the executive either resigns or is terminated without cause (as defined in the new employment agreement) within 12 months of the effective date of the employment agreement. Such payments shall be paid in monthly installments of 36 months and 24 months for Messrs. Utz and Crowder, respectively, and in a lump sum for Mr. Burson.

(2)	Consists of 15,000, 10,000 and 10,000 unvested ECB restricted stock awards for Messrs. Utz, Crowder and Burson, respectively, that will vest upon completion of the merger. Dollar value is based on the closing price of $4.47 of Crescent common stock on February 8, 2013.

(3)	Includes projected employer premiums of $11,000, $10,000 and $10,000 for continued health and life insurance coverage continuation for 18 months on behalf of Messrs. Utz, Crowder and Burson, respectively (and assumes the executive is terminated without cause (as defined in the new employment agreement) within 12 months of the effective date of the employment agreement). For Mr. Utz, also includes relocation benefits, in an amount not expected to exceed $100,000, to: (i) assist Mr. Utz with the sale of his current home in Engelhard; (ii) reimburse Mr. Utz for certain expenses associated with maintaining two residences following the Merger; and (iii) pay the expenses of Mr. Utz’s relocation to Raleigh.

Regulatory Approvals Required for the Merger

Completion of the merger is subject to prior receipt of all approvals and consents required to be obtained from applicable governmental and regulatory authorities to complete the merger. Crescent and ECB have agreed to cooperate and use all reasonable best efforts to obtain all permits, consents, approvals and authorizations from any governmental or regulatory authority necessary to consummate the transactions contemplated by the merger agreement as promptly as practicable.

There can be no assurance that regulatory approvals will be obtained, that such approvals will be received on a timely basis, or that such approvals will not impose conditions or requirements that, individually or in the aggregate, would or could reasonably be expected to have a material adverse effect on the financial condition, results of operations, assets or business of Crescent or ECB following completion of the merger.

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Federal Reserve Approval. The merger of ECB with and into Crescent is subject to approval by the Federal Reserve Board under the BHCA pursuant to a formal application process under applicable regulations. In considering the approval of a transaction such as the merger, the BHCA requires the Federal Reserve Board to review, with respect to the bank holding companies and the banks concerned, the financial condition and future prospects, including capital positions and managerial resources, the effect of the merger on competition in the relevant markets and the convenience and needs of the communities to be served and the record of the insured depository institution subsidiaries of the bank holding companies under the Community Reinvestment Act. The Federal Reserve Board also is required to evaluate whether the merger would result in a monopoly or would be in furtherance of any combination or conspiracy or attempt to monopolize the business of banking in any part of the United States or otherwise would substantially lessen competition or tend to create a monopoly or which in any manner would be in restraint of trade. If the Federal Reserve Board determines that there are anticompetitive consequences to the merger, it will not approve the transaction unless it finds that the anticompetitive effects of the proposed transaction are clearly outweighed in the public interest by the probable effect of the transaction in meeting the convenience and needs of the communities to be served. Crescent filed the requisite application for the holding company merger with the Federal Reserve Bank of Richmond in November 2012.

FDIC Approval. Immediately following the merger of ECB with and into Crescent, Crescent expects to merge The East Carolina Bank with and into VSB. The bank merger is subject to the approval by the FDIC under the Bank Merger Act. In granting its approval under the Bank Merger Act, the FDIC must consider the financial and managerial resources and future prospects of the existing and proposed institutions and the convenience and needs of the communities to be served. VSB filed the requisite application for the bank merger with the FDIC in November 2012.

In addition, a period of 15 to 30 days must expire following approval by the Federal Reserve Board and the FDIC before completion of the merger is allowed, within which period the United States Department of Justice may file objections to the merger under the federal antitrust laws. While Crescent and ECB believe that the likelihood of objection by the Department of Justice is remote in this case, there can be no assurance that the Department of Justice will not initiate proceedings to block the merger.

North Carolina Commissioner of Banks Approval. The merger of ECB with and into Crescent, and the simultaneous merger of East Carolina Bank with and into VSB, is subject to approval by the NCCOB under the banking laws of North Carolina pursuant to a formal application process. In its review of the applications, the NCCOB examines the character, competency, and experience of the proposed directors and executive officers of the surviving entities, to determine whether the interests of the customers of and communities served by the parties to the merger would be adversely affected. Crescent and VSB filed these requisite applications with the NCCOB in November 2012 and the required approvals were issued in January 2013.

Appraisal Rights

Appraisal rights are statutory rights that, if applicable, enable shareholders who object to extraordinary transactions, such as mergers, to demand that the corporation pay such shareholders the fair value of their shares as determined by a court in a judicial proceeding instead of receiving the consideration offered to shareholders in connection with the extraordinary transaction. Appraisal rights are not available in all circumstances and exceptions to those rights are set forth in the Delaware General Corporation Law (“DGCL”) and the North Carolina Business Corporation Act (“NCBCA”).

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Neither Crescent nor ECB shareholders are entitled to appraisal rights under Delaware law and North Carolina law, respectively, in connection with the merger because their shares are listed on The NASDAQ Global Market and the NYSE MKT, respectively. Delaware law and North Carolina law, respectively, generally state that in connection with the consummation of a plan of merger, shareholders of a company whose stock is listed on a national securities exchange are not entitled to appraisal rights.

Accounting Treatment

The merger will be accounted for under the acquisition method of accounting within GAAP. Under the acquisition method of accounting, the assets (including identifiable intangible assets) and liabilities (including executory contracts and other commitments) of ECB as of the effective date of the merger will be recorded at their respective fair values and added to those of Crescent. Any excess of purchase price over the fair values of assets acquired and liabilities assumed will be recorded as goodwill. Financial statements of Crescent issued after the merger will reflect these fair values and will not be restated retroactively to reflect the historical financial position or results of operations of ECB before the merger date.

Restrictions on Sales of Shares by Certain Affiliates

All shares of Crescent common stock to be issued in the merger will be freely transferable under the Securities Act, except shares issued to any shareholder who is an “affiliate” of Crescent as defined by Rule 144 under the Securities Act. These affiliates may only sell their shares in transactions permitted by Rule 144 under the Securities Act or as otherwise permitted under the Securities Act. “Affiliates” typically include directors, executive officers and those who control, are controlled by or are under common control with Crescent and may include significant stockholders of Crescent.

Material U.S. Federal Income Tax Consequences of the Merger

The following summary describes the anticipated material U.S. federal income-tax consequences of the merger to U.S. holders (as defined below) of ECB common stock. The following summary is based upon the Code, its legislative history, existing and proposed regulations thereunder and published rulings and decisions, all as currently in effect as of the date hereof, and all of which are subject to change, possibly with retroactive effect. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences set forth below. Tax considerations under state, local and foreign laws, or federal laws other than those pertaining to income tax, or federal laws applicable to alternative minimum taxes, are not addressed in this Joint Proxy Statement/Prospectus.

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For purposes of this discussion, the term “U.S. holder” means a beneficial owner that is: an individual citizen or resident of the United States; a corporation (or other entity taxable as a corporation for U.S. federal income-tax purposes) created or organized under the laws of the United States or any of its political subdivisions; a trust that (1) is subject to the supervision of a court within the United States and the control of one or more U.S. persons or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person; or an estate that is subject to U.S. federal income taxation on its income regardless of its source.

This discussion addresses only those holders of ECB common stock that hold their ECB common stock as a capital asset within the meaning of Section 1221 of the Code and does not address all the U.S. federal income-tax consequences that may be relevant to particular holders of ECB common stock in light of their individual circumstances or to holders of ECB common stock that are subject to special rules, such as

·	financial institutions;

·	investors in pass-through entities;

·	insurance companies;

·	tax-exempt organizations;

·	dealers in securities or currencies;

·	traders in securities that elect to use a mark-to-market method of accounting;

·	persons that hold ECB common stock as part of a straddle, hedge, constructive sale or conversion transaction;

·	regulated investment companies;

·	real estate investment trusts;

·	persons whose “functional currency” is not the U.S. dollar;

·	persons who are not citizens or residents of the United States; and

·	holders who acquired their shares of ECB common stock through the exercise of an employee stock option or otherwise as compensation.

If a partnership (or other entity that is taxed as a partnership for federal income-tax purposes) holds ECB common stock, the tax treatment of a partner in the partnership generally will depend upon the status of the partner and the activities of the partnership. Partnerships and partners in partnerships should consult their tax advisors about the tax consequences of the merger to them.

The actual tax consequences of the merger to you may be complex and will depend on your specific situation and on factors that are not within the control of Crescent or ECB. You should consult with your own tax advisor as to the tax consequences of the merger in your particular circumstances, including the applicability and effect of the alternative minimum tax and any state, local or foreign and other tax laws and of changes in those laws.

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Tax Consequences of the Merger Generally

The merger will qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Accordingly, the material U.S. federal income-tax consequences will be as follows:

·	no gain or loss will be recognized by Crescent or ECB as a result of the merger;

·	no gain or loss will be recognized by U.S. holders that hold their ECB common stock as a capital asset within the meaning of Section 1221 of the Code who exchange all of their ECB common stock solely for Crescent common stock pursuant to the merger;

·	the aggregate basis of the Crescent common stock received by a U.S. holder of ECB common stock in the merger will be the same as the aggregate basis of the ECB common stock for which it is exchanged, and increased by the amount of gain recognized on the exchange (regardless of whether such gain is classified as capital gain or as dividend income, as discussed below under “—Potential Recharacterization of Gain as a Dividend”); and

·	the holding period of Crescent common stock received in exchange for shares of ECB common stock will include the holding period of the ECB common stock for which it is exchanged.

If a U.S. holder of ECB common stock acquired different blocks of ECB common stock at different times or at different prices, any gain or loss will be determined separately with respect to each block of ECB common stock, and the shares of Crescent common stock received will be allocated pro rata to each such block of stock. U.S. holders should consult their tax advisors with regard to identifying the bases or holding periods of the particular shares of Crescent common stock received in the merger.

The U.S. federal income-tax consequences to such U.S. holder will not be ascertainable with certainty until such U.S. holder knows the precise number of shares of Crescent common stock that such U.S. holder will receive in the merger.

Completion of the merger is conditioned on, among other things, the receipt by Crescent and ECB of legal opinions from Womble Carlyle Sandridge & Rice, LLP and Kilpatrick Townsend & Stockton LLP, respectively, each dated as of the closing date of the merger, that for U.S. federal income-tax purposes the merger will be treated as a “reorganization” within the meaning of Section 368(a) of the Code. Kilpatrick Townsend & Stockton LLP’s opinion also provides that holders of ECB common stock who receive Crescent common stock in the merger in exchange for all their shares of ECB common stock will not recognize gain or loss with respect to the shares of Crescent common stock, except with respect to any cash received by ECB shareholders in lieu of fractional shares which will generally be taxable.

These opinions are based on certain assumptions and on representation letters provided by ECB and Crescent. If any of the facts, representations or assumptions upon which the opinions are based is inconsistent with the actual facts, the United States federal income tax consequences of the merger could be adversely affected. Neither of the tax opinions will be binding on the IRS. These tax opinions are filed as Exhibits 8.1 and 8.2, respectively, to the Registration Statement of which this Joint Proxy Statement/Prospectus forms a part. Neither Crescent nor ECB intends to request any ruling from the IRS as to the U.S. federal income-tax consequences of the merger and there is no guarantee that the IRS will treat the merger as a “reorganization” within the meaning of Section 368(a) of the Code.

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Taxation of Capital Gain

Except as described under “—Potential Recharacterization of Gain as a Dividend” below, any gain, such as the receipt of consideration other than Crescent common stock in exchange for ECB common stock, that U.S. holders of ECB common stock recognize in connection with the merger generally will constitute capital gain and will constitute long-term capital gain if such U.S. holders have held (or are treated as having held) their ECB common stock for more than one year as of the date of the merger. For U.S. holders of ECB common stock that are noncorporate holders, long-term capital gain generally will be taxed at a maximum U.S. federal income-tax rate of 15%.

Potential Recharacterization of Gain as a Dividend

All or part of the gain that a particular U.S. holder of ECB common stock recognizes could be treated as dividend income rather than capital gain if such U.S. holder is a significant stockholder of Crescent. This could happen, for example, because of ownership of additional shares of Crescent common stock by such holder, ownership of shares of Crescent common stock by a person related to such holder or a share repurchase by Crescent from other holders of Crescent common stock. The IRS has indicated in rulings that any reduction in the interest of a minority shareholder that owns a small number of shares in a publicly and widely held corporation and that exercises no control over corporate affairs would result in capital gain as opposed to dividend treatment. Because the possibility of dividend treatment depends primarily upon the particular circumstances of a holder of ECB common stock, including the application of certain constructive ownership rules, holders of ECB common stock should consult their own tax advisors regarding the potential tax consequences of the merger to them.

Constructive Ownership

In applying the constructive ownership provisions of Section 318 of the Code, a holder of ECB stock may be deemed to own stock that is owned directly or indirectly by other persons, such as certain family members and entities such as trusts, corporations, partnerships or other entities in which the holder has an interest. Since the constructive ownership provisions are complex, holders of ECB common stock should consult their tax advisors as to the applicability of these provisions.

Information Reporting

A U.S. holder of ECB common stock who receives Crescent common stock as a result of the merger will be required to retain records pertaining to the merger. Each U.S. holder of ECB common stock who is required to file a U.S. federal income-tax return and who is a “significant holder” that receives Crescent common stock in the merger will be required to file a statement with such U.S. federal income-tax return in accordance with Treasury Regulations Section 1.368-3 setting forth such holder’s basis in the ECB common stock surrendered and the fair market value of the Crescent common stock received in the merger. A “significant holder” is a holder of ECB common stock who, immediately before the merger, owned at least 5% of the outstanding stock of ECB or securities of ECB with a basis for federal income taxes of at least $1 million.

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This discussion does not address tax consequences that may vary with, or are contingent on, individual circumstances. Moreover, it does not address any non-income tax or any foreign, state or local tax consequences of the merger. Tax matters are very complicated, and the tax consequences of the merger to you will depend upon the facts of your particular situation. Accordingly, we encourage you to consult with a tax advisor to determine the particular federal, state, local or foreign income or other tax consequences to you of the merger.

The foregoing summary of material federal U.S. income-tax consequences of the merger is not intended or written to be used, and cannot be used, by any shareholder of ECB, any stockholder of Crescent or any other person for the purpose of avoiding penalties that may be imposed by the IRS.

THE MERGER AGREEMENT

The following summary describes certain aspects of the merger, including all the terms of the merger agreement that Crescent and ECB believe are material. The merger agreement is attached to this Joint Proxy Statement/Prospectus as Annex A and is incorporated by reference in this Joint Proxy Statement/Prospectus. We urge you to read the merger agreement carefully and in its entirety, as it is the legal document governing the merger.

Terms of the Merger

The merger agreement provides for the merger of ECB with and into Crescent, with Crescent as the surviving corporation. Under the terms of the merger agreement, at the effective time of the merger, each share of common stock, par value $3.50 per share, of ECB issued and outstanding immediately before the effective time, except for shares of ECB common stock owned by ECB or Crescent or any of their respective wholly-owned subsidiaries (other than certain trust account shares), will be converted into the right to receive 3.55 shares of common stock, par value $0.001 per share, of Crescent. ECB shareholders will not receive fractional shares of Crescent common stock. Instead, ECB shareholders will receive a cash payment for any fractional shares in an amount equal to the product of the fraction of a share of Crescent common stock to which they are entitled multiplied by $5.00.

Crescent’s certificate of incorporation will be the certificate of incorporation, and Crescent’s bylaws will be the bylaws, of the combined company after completion of the merger. In connection with the merger, East Carolina Bank will be merged with and into VSB, and the separate existence of East Carolina Bank will thereupon cease. The bank merger is currently anticipated to occur simultaneously with the merger.

Closing and Effective Time of the Merger

The closing of the merger shall take place no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in the merger agreement (other than those conditions that by their nature are to be satisfied or waived at the closing), unless extended by mutual agreement of the parties. The merger will become effective as set forth in the articles of merger that shall be filed with the Delaware Secretary of State and the North Carolina Secretary of State, respectively, on the date of the Closing. As of the date of this document, the parties expect that the merger will be effective during the first calendar quarter of 2013. However, there can be no assurance as to when or if the merger will occur.

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Conversion of Shares; Exchange of Certificates

After the effective time of the merger, each holder of shares of ECB common stock issued and outstanding at the effective time shall surrender the certificate(s) representing such shares to Crescent and receive the merger consideration in exchange, together with all undelivered dividends or distributions in respect of such shares (without interest thereon). Crescent shall not be obligated to deliver the consideration to which any former holder of ECB common stock is entitled as a result of the merger until such holder surrenders his or her certificate(s) representing the shares of ECB common stock for exchange as provided in the merger agreement.

Letter of Transmittal

Promptly, but no later than three business days, after the effective time, Crescent or its exchange agent will mail to each ECB shareholder at the time of the merger a letter of transmittal containing instructions for the exchange of his or her ECB stock certificates for the merger consideration. Upon surrendering your certificate(s) representing shares of ECB common stock, together with the properly executed letter of transmittal and any other required documents, each ECB stock certificate(s) will be cancelled and ECB shareholders will receive the shares of Crescent common stock and cash for any fractional shares, to which they are entitled in accordance with the merger agreement. No interest will be paid to ECB shareholders or accrued with respect to unpaid dividends and distributions, if any. Upon completion of the merger, ECB stock certificates will no longer represent shares of ECB common stock and will only represent the right to receive the merger consideration. After the completion of the merger, there will be no further transfers of ECB common stock, except as required to settle trades executed before completion of the merger.

Holders of ECB common stock should not submit their ECB stock certificate(s) for exchange until they receive the transmittal instructions and a form of letter of transmittal from Crescent or its exchange agent.

If you are an ECB shareholder and your stock certificates have been lost, stolen or destroyed, you will have to prove your ownership of these certificates and that they were lost, stolen or destroyed and an indemnity bond must be purchased at your expense before you receive any consideration for your shares. Upon request, Crescent or its exchange agent will send you instructions on how to provide evidence of ownership and the purchase of an indemnity bond for lost certificates.

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If any certificate representing shares of Crescent’s common stock is to be issued in a name other than that in which the certificate for shares surrendered in exchange is registered, it will be a condition of issuance that the certificate so surrendered be properly endorsed or otherwise be in proper form for transfer and that the person requesting the exchange either:

·	pay to the exchange agent in advance any transfer or other taxes required by reason of the issuance of a certificate to a person other than the registered holder of the certificate surrendered, or

·	establish to the satisfaction of the exchange agent that the tax has been paid or is not payable.

Any portion of the shares of Crescent common stock made available to Crescent’s exchange agent that remains unclaimed by ECB shareholders as of the first anniversary of the effective time of the merger will be returned to Crescent. After that time, any ECB shareholder who has not exchanged shares of ECB common stock for the merger consideration in accordance with the merger agreement may look only to Crescent for payment of the merger consideration for these shares and any unpaid dividends or distributions. Nonetheless, none of Crescent, ECB, the exchange agent or any other person will be liable to any ECB shareholder for any amount properly delivered to a public official under applicable abandoned property, escheat or similar laws.

Dividends and Distributions

Until ECB common stock certificates are surrendered for exchange, any dividends or other distributions declared after the effective time of the merger with respect to Crescent common stock into which shares of ECB common stock may have been converted into the right to receive will accrue, without interest, but will not be paid. Crescent will pay to former ECB shareholders any unpaid dividends or other distributions, without interest, only after they have duly surrendered their ECB stock certificates.

ECB’s TARP Securities

In the event that ECB’s $17.9 million of issued and outstanding TARP Securities is not purchased or redeemed prior to or contemporaneous with the merger, Crescent shall assume these securities and each share of ECB’s TARP Securities shall automatically be converted into and shall thereafter represent the right to receive, one share of Crescent preferred stock to be designated as Fixed Rate Cumulative Perpetual Preferred Stock, Series B, stated liquidation amount $1,000 per share. In addition, to the extent it is still outstanding at the time of the merger, Treasury’s right to receive ECB common stock upon exercise of that certain warrant issued on January 16, 2009 to Treasury in connection with the issuance of ECB’s TARP Securities shall also by virtue of the merger and without any action on the part of any person be converted automatically into the right of Treasury to exercise this warrant to acquire that number of shares of Crescent common stock equal to the product of (x) the number of shares of ECB common stock that were purchasable pursuant to Treasury’s warrant immediately prior to the merger and (y) the exchange ratio of 3.55 shares of Crescent common stock, rounded to the nearest one-hundredth (1/100th) of a share.

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Representations and Warranties

The merger agreement contains customary representations and warranties of ECB and Crescent relating to their respective businesses. With the exception of certain representations that must be true and correct in all material respects (or, in the case of specific representations and warranties regarding the capitalization and authority of ECB, or specific representations and warranties of either party regarding the absence of certain changes or events, true and correct in all respects), no representation or warranty will be deemed untrue or incorrect as a consequence of the existence or absence of any fact, circumstance or event unless that fact, circumstance or event, individually or when taken together with all other facts, circumstances or events, has had or is reasonably likely to have a material adverse effect on the company making the representation. In determining whether a material adverse effect has occurred or is reasonably likely, the parties will disregard any effects resulting from (1) changes in GAAP or regulatory accounting requirements applicable to banks or savings associations and their holding companies generally, (2) changes in laws, rules or regulations of general applicability to banks or savings associations, and their holding companies generally, or their interpretations by courts or governmental entities, (3) changes in global or national political conditions (including the outbreak of war or acts of terrorism) or in general economic or market conditions affecting banks, savings associations or their holding companies generally, except to the extent that such changes have a disproportionate adverse effect on such party as compared to other community banks in the southeastern United States, or (4) the direct effects of compliance with the merger agreement on the operating performance of ECB and its subsidiaries. The representations and warranties in the merger agreement do not survive the effective time of the merger.

Each of Crescent and ECB has made representations and warranties to the other regarding, among other things:

·	corporate matters, including due organization and qualification;

·	capitalization;

·	each party’s authority relative to execution and delivery of the merger agreement and the absence of conflicts with, or violations of, organizational documents or other obligations as a result of the merger;

·	required governmental filings and consents;

·	the timely filing of reports with governmental entities, and the absence of investigations by regulatory agencies;

·	financial statements and accounting matters;

·	broker’s fees payable in connection with the merger;

·	the absence of material adverse changes;

·	legal proceedings;

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·	tax matters;

·	compliance with applicable laws;

·	the federal income tax treatment of the merger;

·	the accuracy of information supplied for inclusion in this Joint Proxy Statement/ Prospectus and other similar documents; and

·	the receipt of a financial advisor’s fairness opinion.

In addition, ECB has made other representations and warranties about itself to Crescent as to:

·	employee matters, including employee benefit plans;

·	certain material contracts;

·	risk management instruments;

·	investment securities and commodities;

·	loan portfolios;

·	real property, intellectual property and insurance;

·	environmental liabilities;

·	personal and real property leases;

·	securitizations; and

·	the inapplicability of state takeover laws.

The representations and warranties described above and included in the merger agreement were made by each of Crescent and ECB to the other. These representations and warranties were made as of specific dates, may be subject to important qualifications and limitations agreed to by Crescent and ECB in connection with negotiating the terms of the merger agreement, and may have been included in the merger agreement for the purpose of allocating risk between Crescent and ECB rather than to establish matters as facts. The merger agreement is described in, and included as Annex A to this Joint Proxy Statement/Prospectus only to provide you with information regarding its terms and conditions, and not to provide any other factual information regarding ECB, Crescent or their respective businesses. Accordingly, the representations and warranties and other provisions of the merger agreement should not be read alone, but instead should be read only in conjunction with the information provided elsewhere in this Joint Proxy Statement/Prospectus.

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Covenants and Agreements

Each of ECB and Crescent has undertaken customary covenants that place restrictions on it and its subsidiary until the effective time of the merger. In general, both ECB and Crescent agreed to (1) conduct their respective businesses in the ordinary course in all material respects, and (2) use commercially reasonable best efforts to maintain and preserve intact their respective business organizations and advantageous business relationships, and retain the services of their respective key officers and key employees.

ECB has further agreed that, with certain exceptions and except with Crescent’s prior written consent, ECB and East Carolina Bank will not, among other things, undertake the following actions prior to the effective time of the merger:

·	other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or capital contribution to, or investment in, any person (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposit and entering into repurchase agreements);

·	adjust, split, combine or reclassify any of its capital stock;

·	make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) dividends paid by any of subsidiaries of ECB to ECB or to its wholly-owned subsidiary, (B) the acceptance of shares of ECB common stock in payment of the exercise price or withholding taxes incurred by any employee or director in connection with the vesting of equity-based awards in respect of ECB common stock granted under an ECB stock plan, in each case in accordance with past practice and the terms of the applicable ECB stock plans and related award agreements, and (C) regular quarterly cash dividends on the Series A Preferred Stock in accordance with the terms thereof);

·	except for restricted shares that may be granted to directors of ECB or East Carolina Bank in lieu of cash for earned board of director and committee fees, grant any stock options, restricted shares or other equity-based award with respect to shares of ECB common stock under the ECB Stock Plans, or otherwise, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock;

·	issue any additional shares of capital stock or other securities except pursuant to the settlement of equity-based awards previously granted under the ECB stock plans or as otherwise provided in the merger agreement;

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·	hire any employees with a title of Vice President or above or an annualized base salary in excess of $120,000, enter into any new employment or independent contractor agreements or arrangements, or enter into any collective-bargaining agreements;

·	make any loan or extension of credit in an amount in excess of $1,000,000 (excluding any loan or extension of credit of a smaller amount on an outstanding loan or line of credit in excess of $1,000,000), or renew or amend any existing loan or extension of credit in an amount in excess of $500,000; provided, however, that, if ECB shall request the prior approval of Crescent to make a loan or extend credit in an amount in excess of $1,000,000, or amend or renew any existing loan in an amount in excess of $500,000, and Crescent shall not have disapproved such request in writing within four business days upon receipt of such request from ECB, then such request shall be deemed to be approved by Crescent and ECB or its subsidiary, may make the loan or extend the credit referenced in such request on the terms described in such request;

·	except as required by applicable law or the terms of any ECB benefit plan (as defined in the merger agreement) as in effect on the date of the merger agreement and, solely with respect to employees that are not executive officers or directors of ECB, except for normal increases made in the ordinary course of business consistent with past practice, (i) increase the wages, salaries, incentive compensation, incentive compensation opportunities of, or benefits provided to, any current, former or retired employee, director, consultant, independent contractor or other service provider of ECB or any of its subsidiaries or ERISA affiliates (as defined in the merger agreement), or, except for payments in the ordinary course of business consistent with past practice, pay or provide, or increase or accelerate the accrual rate, vesting or timing of payment or funding of, any compensation, benefits or other rights of any current, former or retired employee, director, consultant, independent contractor or other service provider of ECB or any of its subsidiaries or ERISA affiliates; (ii) establish, adopt or become a party to any new employee benefit or compensation plan, program, commitment or agreement or amend, modify, change or terminate any ECB benefit plan; (iii) take any action other than in the ordinary course of business and consistent with past practice, to fund or in any way secure the payment of compensation or benefits under any ECB benefit plan; (iv) amend, alter or modify any warrant or other equity-based right to purchase any capital stock or other equity interests in ECB or any securities exchangeable for or convertible into the same or other ECB common stock outstanding on the date of the merger agreement, except as otherwise permitted in the merger agreement; (v) enter into any collective-bargaining agreement; or (vi) other than in the ordinary course of business, enter, amend, modify, alter, terminate or change any third-party vendor or service agreement related to any ECB benefit plan;

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·	sell, transfer, mortgage, encumber or otherwise dispose of any material amount of its properties or assets to any person, other than a subsidiary, or cancel, release or assign any material amount of indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business consistent with past practice or pursuant to contracts in force at the date of the merger agreement; provided, however, that, if ECB or any of its subsidiaries shall request the prior approval of Crescent to make sell, transfer or dispose of any “Other Real Estate Owned” of ECB, and Crescent shall not have disapproved such request in writing within five business days upon receipt of such request from ECB or any of its subsidiaries, as applicable, then such request shall be deemed to be approved by Crescent in writing and thus ECB or its subsidiary, as applicable, may effect the sale, transfer or disposal referenced in such request on the terms described in such request; provided, further, prior approval is not required for (i) transactions contemplated in the merger agreement or (ii) transactions with respect to any real estate valued at less than $250,000, in each case, so long as the sale or transfer price is at least 80% of the carrying value for such real estate on ECB’s financial statements as of June 30, 2012;

·	enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking, operating and servicing policies, except as required by applicable law, regulation or policies imposed by any governmental entity;

·	except for de minimus expenditures in each case not exceeding $10,000 and except as contemplated in the merger agreement, make capital expenditures in excess of $250,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures reasonably necessary to maintain existing assets in good repair;

·	take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

·	amend ECB’s articles of incorporation or ECB’s bylaws, or otherwise take any action to exempt any person (other than Crescent or its subsidiaries) or any action taken by any person from any takeover statute or similarly restrictive provisions of its organizational documents or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

·	other than in prior consultation with Crescent, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

·	other than commencement or settlement of foreclosure actions in the ordinary course of business consistent with past practice, commence or settle any claim, action or proceeding where the amount in dispute is in excess of $50,000 or subjecting ECB or any of its subsidiaries to any material restrictions on its current or future business operations (including the future business and operations of Crescent);

·	take any action or fail to take any action that is intended or may reasonably be expected to result in any of the closing conditions to the merger not being satisfied;

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·	implement or adopt any material change in its tax accounting or financial accounting principles, practices or methods, other than as may be required by applicable law, GAAP or regulatory guidelines;

·	file or amend any tax return other than in the ordinary course of business, make any significant change in any method of tax or accounting (other than as may be required by applicable law, GAAP or regulatory guidelines), make or change any tax election or settle or compromise any tax liability in excess of $50,000;

·	except for transactions in the ordinary course of business consistent with past practice, terminate, or waive any material provision of, any ECB contract (as defined in the merger agreement) or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

·	take any action that would materially impede or materially delay the ability of the parties to obtain any necessary approvals of any regulatory agency or governmental entity required for the transactions, contemplated hereby; or

·	agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by Section 5.2 of the merger agreement.

Crescent has agreed that, except with ECB’s prior written consent, Crescent will not, among other things, undertake the following actions:

·	amend, repeal or otherwise modify any provision of Crescent’s certificate of incorporation or Crescent’s bylaws in a manner that would adversely affect the shareholders of ECB or the transactions contemplated by the merger agreement;

·	take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

·	take any action that is intended or may reasonably be expected to result in any of the closing conditions to the merger not being satisfied;

·	take any action that would be reasonably expected to prevent, materially impede, materially impact or materially delay the ability of the parties to obtain any necessary approvals of any regulatory agency or any governmental entity required for the consummation of the transactions contemplated by the merger agreement or cause any other application to a bank regulatory agency for approval of a merger to be submitted for filing before the application related to the merger is approved by such bank regulatory agency (except if such bank regulatory agency requires in writing a prior submission as a condition to its approval of the application related to the merger);

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·	other than in the ordinary course of business of Crescent or VSB consistent with past practice or as otherwise contemplated by the merger agreement, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or capital contribution to, or investment in, any person (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposit and entering into repurchase agreements); or

·	agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions described above (it being understood that Crescent’s pursuit, negotiation and consummation of other acquisitions and capital raising transactions shall not violate this covenant).

The merger agreement also contains mutual covenants relating to the preparation of this Joint Proxy Statement/Prospectus, access to information of the other company and public announcements with respect to the transactions contemplated by the merger agreement. Crescent also has agreed to cause the shares of Crescent common stock issued in the merger to be approved for listing on The NASDAQ Global Market.

Reasonable Best Efforts of ECB to Obtain the Required Shareholder Vote

Each of Crescent and ECB has agreed to hold a meeting of its shareholders as soon as is reasonably practicable after Crescent’s Registration Statement on Form S-4 has been declared effective by the Securities and Exchange Commission for the purpose of obtaining the requisite shareholder approval of the merger agreement, and each will use its reasonable best efforts to obtain such approval. The boards of directors of Crescent and ECB have adopted resolutions approving the merger and recommending its approval by their respective shareholders, on substantially the terms and conditions set forth in the merger agreement, and directing that the merger, on such terms and conditions, be submitted to each of its shareholders for their consideration.

Agreement Not to Solicit Other Offers

ECB has agreed that it and its subsidiaries, and their officers, directors, employees, agents and representatives will not, directly or indirectly:

·	solicit, initiate, encourage or facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals for any “Alternative Transaction” (as defined below); or

·	participate in any discussions or negotiations regarding any Alternative Transaction; or

·	enter into any agreement regarding any Alternative Transaction.

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ECB also has agreed to cease any existing discussions or negotiations with any persons with respect to any Alternative Proposal (as defined below), to request the prompt return or destruction of all confidential information previously furnished in connection therewith and not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any Alternative Proposal to which it or any of its subsidiaries is a party, and to enforce the provisions of such agreement.

However, if at any time before approval of the merger agreement by ECB’s shareholders, (1) ECB receives an unsolicited written Alternative Proposal that its board of directors believes in good faith to be bona fide, (2) such Alternative Proposal was not the result of a breach of ECB’s nonsolicitation provisions under the merger agreement, (3) the ECB Board determines in good faith, after consulting with outside counsel and its financial advisor, that such Alternative Proposal constitutes or is reasonably likely to lead to a Superior Proposal (as defined below) and (4) the ECB Board determines in good faith, after consulting with outside legal counsel, that failure to so act would be reasonably likely to violate its fiduciary duties under applicable law, then ECB may (and may authorize its subsidiaries and representatives to): (1) furnish nonpublic information regarding ECB and its subsidiaries to the person making such Alternative Proposal (and its representatives) pursuant to a confidentiality agreement that is no less favorable to ECB than its confidentiality agreement with Crescent, and (2) participate in discussions and negotiations with the person making the Alternative Proposal.

ECB has further agreed that the ECB Board will not withdraw (or modify or qualify in any manner adverse to Crescent) or refuse to recommend its approval of the merger agreement, or adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any Alternative Proposal (we refer to any such action as an “Adverse Recommendation Change”) or cause or permit ECB or any of its subsidiaries to enter into any agreement that is intended to or reasonably likely to lead to an Alternative Proposal (other than the confidentiality agreement referenced above). However, before obtaining the ECB shareholder approval, the ECB Board may, if such board determines in good faith (after consultation with outside counsel) that failure to do so would be reasonably likely to violate its fiduciary duties under applicable law, taking into account all adjustments to the terms of the merger agreement that may be offered by Crescent, make an Adverse Recommendation Change; provided that ECB may not make an Adverse Recommendation Change in response to an Alternative Proposal unless ECB shall not have breached its nonsolicitation covenant in the merger agreement in any respect and:

(i)	the ECB Board determines in good faith (after consultation with outside legal and its financial advisor) that such Alternative Proposal is a Superior Proposal and such proposal has been made and has not been withdrawn and continues to be a Superior Proposal after taking into account all adjustments to the terms of the merger agreement that may be offered by Crescent pursuant to the merger agreement;

(ii)	ECB has given Crescent at least three days’ prior written notice of its intention to take such action and specifying the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal) and has contemporaneously provided an unredacted copy of the relevant proposed transaction agreements with the person making such Superior Proposal; and

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(iii)	before effecting such an Adverse Recommendation Change, ECB has negotiated, and has caused its representatives to negotiate, in good faith with Crescent during such notice period to the extent Crescent wishes to negotiate, to enable Crescent to revise the terms of the merger agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal.

ECB has agreed that, in the event of any material change to a Superior Proposal, ECB shall, in each case, be required to deliver to Crescent a new written notice, the notice period shall have commenced and ECB shall be required to comply with the above obligations with respect to such new written notice.

ECB has further agreed to notify Crescent promptly (but in no event later than 24 hours) after it receives any Alternative Proposal, or any material change to any Alternative Proposal, or any request for nonpublic information relating to ECB or any of its subsidiaries by any person that informs the ECB Board that it is considering making, or has made, an Alternative Proposal. Such notice to Crescent shall be made orally and in writing, and shall indicate the identity of the person making the Alternative Proposal or intending to make or considering making an Alternative Proposal or requesting nonpublic information relating to ECB or any of its subsidiaries, and the material terms of any such Alternative Proposal or modification or amendment to an Alternative Proposal. ECB shall keep Crescent fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Alternative Proposal, indication or request. ECB shall also promptly, and in any event within 24 hours, notify Crescent, orally and in writing, if it enters into discussions or negotiations concerning any Alternative Proposal.

As used in the merger agreement, “Alternative Proposal” means any inquiry or proposal regarding any merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including by way of a tender offer) or similar transaction involving ECB or any of its subsidiaries that, if completed, would constitute an Alternative Transaction.

As used in the merger agreement, “Alternative Transaction” means any of:

·	a transaction pursuant to which any person (or group of persons) (other than Crescent or its affiliates), directly or indirectly, acquires or would acquire more than 25% of the outstanding shares of ECB common stock or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to the merger, whether from ECB or pursuant to a tender offer or exchange offer or otherwise;

·	a merger, share exchange, consolidation or other business combination involving ECB (other than the merger); or

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·	any transaction pursuant to which any person (or group of persons) (other than Crescent or its affiliates) acquires or would acquire control of assets (including for this purpose the outstanding equity securities of subsidiaries of ECB and securities of the entity surviving any merger or business combination including any of ECB’s subsidiaries) of ECB, or any of its subsidiaries, representing more than 25% of the assets of ECB and its subsidiaries, taken as a whole, immediately before such transaction.

As used in the merger agreement, “Superior Proposal” means any unsolicited bona fide Alternative Proposal that the ECB Board determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the person (or group of persons) making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (A) if consummated, would be more favorable to the shareholders of ECB from a financial point of view than the transactions contemplated by the merger agreement (including taking into account any adjustment to the terms and conditions proposed by Crescent in response to such proposal under the merger agreement or otherwise) and (B) if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

Expenses and Fees

In general, all fees and expenses incurred in connection with the merger, the merger agreement and the transactions contemplated by the merger agreement shall be paid by the party incurring such fees or expenses, whether or not the merger is consummated. However, the costs and expenses of printing and mailing this Joint Proxy Statement/Prospectus, and all filing and other fees paid to the SEC in connection with the merger, shall be borne equally by ECB and Crescent. Further, ECB has agreed to reimburse certain expenses of Crescent if the merger agreement is terminated under certain circumstances. See “—Termination of the Merger Agreement.”

Employee Matters

Crescent has agreed that all individuals employed by, or on an authorized leave of absence from, ECB or any of its subsidiaries immediately before the effective time of the merger (the “Covered Employees”) shall automatically become employees of Crescent and its affiliates as of the effective time. Immediately following the effective time of the merger, Crescent shall, or shall cause its applicable subsidiaries to, provide to those Covered Employees employee benefits, rates of base salary or hourly wage and annual bonus opportunities that are substantially similar, in the aggregate, to the aggregate rates of base salary or hourly wage and the aggregate employee benefits and annual bonus opportunities provided to such Covered Employees under the ECB benefit plans as in effect immediately before the effective time of the merger.

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In addition, Crescent has agreed, that if a Covered Employee who does not have an employment, change-of-control or severance agreement with ECB or any of its subsidiaries and who within six months after the effective time of the merger is (i) terminated by Crescent or any of its subsidiaries due to a permanent or indefinite reduction in staff resulting in job elimination, reduction of a position as the result of any organizational or business restructuring or the integration of ECB and its subsidiaries with Crescent and its subsidiaries, discontinuance of operation, relocation of all or a part of Crescent’s or its subsidiaries’ business, sale of an operation to another company, or sale or other change in ownership of all or a part of Crescent’s or its subsidiaries’ business, or (ii) voluntarily resigns after being notified that, as a condition of employment, such Covered Employee’s base salary will be materially decreased, such Covered Employee shall be entitled to receive severance payments equal to (after providing customary releases) two weeks of severance pay for every year of employment with ECB, with a minimum severance payment of one month and a maximum of one year, regardless of employee classification.

For a discussion of the employment agreements and employment agreement amendments that Crescent has entered into with certain ECB executives, and the effect of the merger on agreements between ECB and certain of its executives, see “The Merger—ECB’s Directors and Officers Have Financial Interests in the Merger.”

Indemnification and Insurance

The merger agreement provides that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or before the effective time of the merger existing in favor of any director, officer or employee as provided in the respective Crescent and ECB certificate and articles of incorporation, respectively, or bylaws and any existing indemnification agreements, shall survive the merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified after the effective time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or before the effective time or taken at the request of Crescent pursuant to the merger agreement.

The merger agreement provides that Crescent will maintain for a period of six years after completion of the merger ECB’s current directors’ and officers’ liability insurance policy, or policies of at least the same coverage and amount and containing terms and conditions that are not less advantageous than the current policy, with respect to acts or omissions occurring before the effective time that were committed by such officers and directors in their capacities as such, except that Crescent is not required to expend annually in the aggregate an amount in excess of 300% of the annual premiums currently paid by ECB for such insurance.

Board of Directors of the Surviving Corporation

Crescent and VSB are required to take certain actions to appoint to the Crescent Board three current directors of ECB and to appoint to the board of directors of VSB three current directors of ECB and to pay compensation to such individuals in accordance with the policies of Crescent. Crescent and VSB expect to appoint George T. Davis, Jr., J. Bryant Kittrell III and Joseph T. Lamb, Jr. to the Crescent Board and Messrs. Utz, Davis and Kittrell to the board of directors of VSB. The directors of ECB and its subsidiaries immediately before the effective time shall have submitted their resignations to be effective as of the effective time.

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The merger agreement provides that Crescent or VSB shall appoint, effective at the closing of the merger, any directors not appointed to the boards of directors of Crescent or VSB (other than directors Marshall, Spencer and Weeks) to an Eastern North Carolina Advisory Board for a minimum term of 12 months following the effective time of the merger. In addition, such advisory board members will receive the same compensation that they received for service on the board of directors of East Carolina Bank during the 12 months preceding the date of the merger agreement. Crescent and VSB expect to appoint John F. Hughes, Jr. to the Eastern North Carolina Advisory Board.

Conditions to Complete the Merger

The respective obligations of Crescent and ECB to effect the merger are subject to the satisfaction at or before the effective time of the merger the following conditions:

·	the approval of the merger by the requisite affirmative vote of the holders of both Crescent and ECB common stock entitled to vote thereon;

·	the authorization of the listing of Crescent common stock to be issued in the merger on The NASDAQ Global Market, subject to official notice of issuance;

·	the effectiveness of the registration statement of which this Joint Proxy Statement/Prospectus is a part with respect to the Crescent common stock to be issued in the merger and the absence of any stop order or proceedings initiated or threatened by the SEC for that purpose;

·	no order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the merger or any of the other transactions contemplated by the merger agreement shall be in effect;

·	no statue, rule, regulation, order, Injunction or decree shall have been enacted, entered, promulgated or enforced by any governmental entity that prohibits or makes illegal consummation of the merger;

·	the employment agreements with Messrs. Utz, Crowder, Burson and Davis, which are discussed under the heading “The Merger—ECB’s Directors and Officers Have Financial Interests in the Merger,” shall have become effective; and

·	all regulatory approvals set forth in the merger agreement to consummate the transactions contemplated by the merger agreement, including the merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired, and no such regulatory approval shall have resulted in the imposition of any materially burdensome regulatory condition (as defined in the merger agreement).

The obligation of Crescent to effect the merger is also subject to the satisfaction, or waiver by Crescent, at or before the effective time of the merger, of a number of other conditions, including:

·	the representations and warranties of ECB set forth in the merger agreement shall be true and correct as of the date of the merger agreement and as of the effective time as though made on and as of the effective time, and Crescent shall have received a certificate signed on behalf of ECB by the Chief Executive Officer or Chief Financial Officer of ECB to such effect;

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·	ECB shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or before the effective time, and Crescent shall have received a certificate signed on behalf of ECB by the Chief Executive Officer or Chief Financial Officer of ECB to such effect;

·	Crescent shall have received the opinion of its counsel with respect to certain federal income-tax consequences of the merger;

·	Crescent must have received from each director of ECB (1) an executed support agreement and (2) a noncompete agreement, each in the form attached as an exhibit to the merger agreement (see “The Merger—ECB’s Directors and Officers Have Financial Interests in the Merger”);

·	Crescent shall have received resignations, effective as of the effective time of the merger, from the directors of ECB and its subsidiaries;

·	receipt by Crescent of mutually acceptable release agreements waiving rights under existing agreements from Messrs. Utz, Crowder, Burson and Davis to be received at the effective time; and

·	all ECB employees listed on ECB’s disclosure schedule, other than Messrs. Utz, Crowder, Burson and Davis, shall have entered into amendments to their existing employment/severance agreement(s), with Crescent and/or VSB.

The obligation of ECB to complete the merger is also subject to the satisfaction, or waiver by ECB, at or before the effective time of the merger, of a number of other conditions, including:

·	the representations and warranties of Crescent set forth in the merger agreement shall be true and correct as of the date of the merger agreement and as of the effective time as though made on and as of the effective time, and ECB shall have received a certificate signed on behalf of Crescent by the Chief Executive Officer or the Chief Financial Officer of Crescent to such effect;

·	Crescent shall have performed in all material respects all obligations required to be performed by it under the merger agreement at or before the effective time, and ECB shall have received a certificate signed on behalf of Crescent by the Chief Executive Officer or Chief Financial Officer of Crescent to such effect;

·	ECB shall have received the opinion of its counsel with respect to certain federal income-tax consequences of the merger; and

·	the merger between Crescent and VantageSouth Bank shall have been consummated.

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We cannot provide assurance as to when or if all of the conditions to the merger can or will be satisfied or, if applicable, waived by the appropriate party. As of the date of this Joint Proxy Statement/Prospectus, we have no reason to believe that any of these conditions will not be satisfied.

Termination of the Merger Agreement

The merger agreement can be terminated at any time before completion of the merger by mutual consent, if authorized by each of the Crescent and ECB boards of directors, or by either party in the following circumstances:

·	if any of the required regulatory approvals are denied (and the denial is final and nonappealable) or any governmental entity of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by the merger agreement;

·	in the event of the failure of (i) the ECB’s shareholders to approve the merger agreement at ECB’s shareholder meeting; provided, however, that ECB shall only be entitled to terminate the merger agreement pursuant to this provision if it has complied in all material respects with its obligations to call and hold the shareholders meeting and recommend the approval of the merger, subject to ECB’s nonsolicitation obligations or (ii) Crescent’s stockholders to approve the merger agreement at Crescent’s stockholder meeting; provided, however, that Crescent shall only be entitled to terminate the merger agreement pursuant to this provision if it has complied in all material respects with its obligations to call and hold the shareholders meeting and recommend the approval of the merger.

·	if the merger has not been consummated by June 30, 2013, unless the failure of the Closing to occur by that date is due to the terminating party’s failure to abide by the merger agreement; or

·	if there is a breach by the other party that would cause the failure of the Closing conditions described above, unless the breach is capable of being, and is, cured within 45 days’ notice of the breach.

Crescent also may terminate the merger agreement if the ECB Board: (i) fails to recommend that ECB shareholders approve and adopt the merger agreement, or (ii) in a manner adverse to Crescent, (a) withdraws, modifies, or qualifies, or publicly discloses its intention to withdraw, modify or qualify, the recommendation of the ECB Board of the merger agreement and/or the merger to the ECB shareholders; or (b) recommends any Alternative Proposal (or, in the case of clause (ii), resolves to take any such action), whether or not permitted by the terms of the merger agreement.

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Termination Fee

The merger agreement requires ECB to pay Crescent a termination fee of $2,000,000 and an expense reimbursement of up to $500,000 if the merger agreement is terminated in certain circumstances that involve a competing offer. Specifically, provided Crescent is not in material breach of any representation, warranty or material covenant contained in the merger agreement, ECB will pay the termination fee and expense reimbursement if it consummates or enters into an agreement with another party with respect to an acquisition proposal within 12 months following termination of the merger agreement if:

·	Crescent terminates the merger agreement because ECB’s shareholders failed to approve the merger agreement at the shareholders meeting and prior to the meeting an acquisition proposal from a third party was publicly proposed or publicly disclosed;

·	Crescent terminates the merger agreement because of a breach by ECB, the breach giving rise to termination was knowing and intentional, and prior to the date of termination an acquisition proposal from a third party was publicly proposed or publicly disclosed; or

·	Crescent terminates the merger agreement because ECB fails to recommend the transaction to stockholders or withdraws, modifies or qualifies its recommendation in a manner adverse to Crescent, and prior to the date of termination an acquisition proposal from a third party was publicly proposed or publicly disclosed.

In addition, if Crescent terminates the merger agreement because ECB’s shareholders failed to approve the merger agreement at the shareholders meeting, ECB has agreed to pay Crescent an expense reimbursement of up to $500,000.

Effect of Termination

If the merger agreement is terminated, it will become void, and there will be no liability on the part of Crescent or ECB, except that (1) both Crescent and ECB will remain liable for any willful breach of the merger agreement and (2) designated provisions of the merger agreement, including the payment of fees and expenses, the confidential treatment of information, publicity restrictions, notices and governing law and jurisdiction will survive the termination.

Amendment, Waiver and Extension of the Merger Agreement

Subject to applicable law, the parties may amend the merger agreement by action taken or authorized by their respective boards of directors. However, after any approval of the transactions contemplated by the merger agreement by the ECB shareholders, there may not be, without further approval of the shareholders, any amendment of the merger agreement that (1) alters or changes the amount or the form of the consideration to be delivered to the holders of ECB common stock, (2) alters or changes any term of Crescent’s certificate of incorporation or (3) changes any of the terms and conditions of the merger agreement if such alteration or change would adversely affect the holders of any ECB securities, in each case other than as contemplated by the merger agreement.

At any time before the effective time of the merger, each of Crescent and ECB, by action taken or authorized by its respective board of directors, to the extent legally allowed, may:

·	extend the time for the performance of any of the obligations or other acts of the other party;

·	waive any inaccuracies in the representations and warranties in the merger agreement; or

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·	waive compliance by the other party with any of the other agreements or conditions contained in the merger agreement.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

The accompanying unaudited pro forma condensed combined financial statements present the pro forma consolidated financial position and results of operations of a combined company in three distinct scenarios: (i) following the completion of the merger of VantageSouth Bank with and into Crescent State Bank (the “VantageSouth Merger”); (ii) following the completion of the merger of ECB with and into Crescent (the “ECB Merger”), without giving effect to the VantageSouth Merger, and (iii) following the completion of both the VantageSouth Merger and the ECB Merger. The unaudited pro forma condensed combined financial statements are based upon the historical financial statements of Crescent, VantageSouth Bank and ECB, as applicable, after giving effect to the VantageSouth Merger and/or the ECB Merger and adjustments described in the following footnotes, and are intended to reflect the impact of each of the proposed mergers on Crescent, and also reflect the cumulative impact of both the VantageSouth Merger and the ECB Merger on Crescent.

The unaudited pro forma condensed combined balance sheets relating to (i) the VantageSouth Merger, and (ii) the cumulative effect of the VantageSouth Merger and the ECB Merger, reflect the VantageSouth Merger as if it had been consummated on September 30, 2012. The VantageSouth Merger will be accounted for as a combination between entities under common control as Piedmont holds approximately 88% of Crescent’s common stock and wholly owns VantageSouth Bank (except for directors’ qualifying shares). The VantageSouth Merger does not constitute a business combination under U.S. generally accepted accounting principles. Crescent will record the “purchased” assets and liabilities of VantageSouth Bank at their carrying amounts, and no adjustments to VantageSouth Bank’s assets and liabilities as of September 30, 2012 are necessary.

The unaudited pro forma condensed combined balance sheets relating to (i) the ECB Merger and (ii) the cumulative effect of the VantageSouth Merger and the ECB Merger, reflect the ECB Merger as if it has been consummated on September 30, 2012 and includes pro forma adjustments for preliminary valuations of certain tangible and intangible assets by Crescent management pursuant to certain purchase accounting guidance. These adjustments are subject to further revision upon completion of the contemplated transaction and related intangible asset valuations.

The unaudited pro forma condensed combined statements of operations for the year ended December 31, 2011 that give effect to, respectively, the VantageSouth Merger, the ECB Merger, and the cumulative effects of the VantageSouth Merger and the ECB Merger, combine Crescent’s historical results for the year ended December 31, 2011 (includes both predecessor and successor periods) with each of the following, as applicable: (i) VantageSouth Bank’s historical results for the year ended December 31, 2011; and (ii) ECB’s historical results for the year ended December 31, 2011. The unaudited pro forma condensed combined statements of operations for the nine months ended September 30, 2012 that give effect to, respectively, the VantageSouth Merger, the ECB Merger, and the cumulative effects of the VantageSouth Merger and the ECB Merger, combine Crescent’s historical results for the nine months ended September 30, 2012 with each of the following, as applicable: (i) VantageSouth Bank’s historical results for the nine months ended September 30, 2012 (includes both predecessor and successor periods), and (ii) ECB’s historical results for the nine months ended September 30, 2012. The unaudited pro forma statements of operations give effect to the respective acquisitions as if they had taken place on January 1, 2011, the beginning of the earliest period presented.

116

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs. Certain cost savings and revenue synergies may result from the VantageSouth Merger and the ECB Merger. However, there can be no assurance that these cost savings or revenue synergies will be achieved. Cost savings, if achieved, could result from, among other things, the reduction of operating expenses, changes in corporate infrastructure and governance, the elimination of duplicative operating systems, and the combination of regulatory and financial reporting requirements under one state-chartered bank. The pro forma information is not necessarily indicative of what the financial position or results of operations actually would have been had each of the VantageSouth Merger or the ECB Merger been completed at the dates indicated. In addition, the unaudited pro forma combined financial information does not purport to project the future financial position or operating results of the combined company after completion of the ECB Merger.

Pro Forma Adjustments

Pro forma adjustments are necessary to reflect the estimated purchase price of VantageSouth Bank, including issuance of newly issued shares of our common stock pursuant to the VantageSouth Merger and adjustments to reflect Piedmont’s basis in VantageSouth Bank from the date on which it acquired a controlling interest, amounts related to ECB’s net tangible and intangible assets at an amount equal to the preliminary estimate of their fair values, along with the amortization expense related to the estimated identifiable intangible assets and stock-based compensation, changes in depreciation and amortization expense resulting from the estimated fair value adjustments to net tangible assets and to reflect the income tax effect related to the pro forma adjustments. With respect to the pro forma estimates relating to the VantageSouth Merger, Crescent has not included pro forma adjustments to the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011 or the nine months ended September 30, 2012 to eliminate VantageSouth Bank’s historical charges for the Rowan system conversion or merger activity. Although these items are not expected to have a continuing impact on the combined results, they are not directly affected by the VantageSouth Merger and therefore have not been eliminated.

With respect to the pro forma estimates relating to the ECB Merger, the historical consolidated financial information has been adjusted to give effect to pro forma events that are (1) directly attributable to the merger, (2) factually supportable, and (3) with respect to the statement of operations, expected to have a continuing impact on the combined results. Crescent has not included a pro forma adjustment to the unaudited pro forma condensed combined statement of operations for the years ended December 31, 2011 to eliminate ECB’s historical charges for its core system conversion and its securities purchase agreement termination. Although these items are not expected to have a continuing impact on the combined results, they are not directly affected by the merger and therefore have not been eliminated. Crescent has also not adjusted ECB’s historical credit losses although such expenses may have been materially different had purchase accounting been applied to a merger on January 1, 2011, the beginning of the earliest period presented.

117

The pro forma adjustments reflecting the completion of the ECB Merger are based upon the acquisition method of accounting in accordance with Section 805 of the FASB Codification and upon the assumptions set forth in the notes to the unaudited pro forma condensed combined financial statements. The unaudited pro forma condensed combined balance sheet has been adjusted to reflect the preliminary allocation of the estimated purchase price to identifiable net assets acquired. The estimated purchase price was calculated based upon $4.47 per share, the closing trading price of Crescent’s common stock on February 8, 2013, which was the latest practicable trading date before the date of this document. The final allocation of the purchase price will be determined after the completion of the merger. This allocation is dependent upon certain valuations and other studies that have not progressed to a stage where sufficient information is available to make a definitive allocation. The purchase price allocation adjustments and related amortization reflected in the following unaudited pro forma combined financial statements are preliminary and have been made solely for the purpose of preparing these statements.

The pro forma adjustments are based upon available information and certain assumptions that Crescent believes are reasonable under the circumstances. A final determination of the fair value of the assets acquired and liabilities assumed, which cannot be made prior to the completion of the acquisition, may differ materially from the preliminary estimates. This final valuation will be based on the actual fair values of tangible and intangible assets and liabilities assumed of ECB that are acquired as of the date of completion of the merger. The final valuation may change the purchase price allocation, which could affect the fair value assigned to the assets acquired and liabilities assumed and could result in a change to the unaudited pro forma combined financial statements.

Prior to the November 30, 2012 merger, VantageSouth Bank and Crescent were both controlled by Piedmont, and as entities under common control the VantageSouth Merger is not a business combination but is accounted for in a manner similar to a pooling of interests. Piedmont acquired a 62% controlling interest in VantageSouth Bank on February 19, 2010 and the remaining non-controlling interest on February 1, 2012. Accordingly, VantageSouth Bank’s historical financial statements reflect Piedmont’s basis beginning February 1, 2012, the date at which it became substantially wholly-owned by Piedmont. The pro forma adjustments related to the VantageSouth Merger reflect the push down of Piedmont’s basis in VantageSouth Bank.

Crescent expects to incur costs associated with integrating VantageSouth Bank, ECB and each of their respective businesses. The unaudited pro forma condensed combined financial statements do not reflect the cost of any integration activities or benefits that may result from synergies that may be derived from any integration activities.

You should read this information in conjunction with the:

•	accompanying notes to the unaudited pro forma combined financial statements included in this Joint Proxy Statement/Prospectus;

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•	separate historical audited consolidated financial statements of Crescent as of the years ended December 31, 2011 (Successor) and 2010 (Predecessor) and for the period from November 19, 2011 through December 31, 2011 (Successor), the period from January 1, 2011 through November 18, 2011 (Predecessor), and for the year ended December 31, 2010, and Crescent’s unaudited consolidated financial statements as of and for the three and nine months ended September 30, 2012 (Successor) and 2011 (Predecessor) included in the “Financial Statements” section of this Joint Proxy Statement/Prospectus beginning at page FA-1;

•	separate historical audited financial statements of VantageSouth Bank as of and for the years ended December 31, 2011 and 2010 (Predecessor), and the VantageSouth Bank unaudited financial statements as of September 30, 2012 (Successor) and for the three months ended September 30, 2012 (Successor), the period February 1, 2012 to September 30, 2012 (Successor), the period January 1, 2012 to January 31, 2012 (Predecessor) and the three and nine months ended September 30, 2011 (Predecessor) included in the “Financial Statements” section of this Joint Proxy Statement/Prospectus beginning at page FB-1;

•	separate historical audited financial statements of ECB as of and for the years ended December 31, 2011 and 2010, and the ECB unaudited financial statements as of September 30, 2012 and for the three and nine months ended September 30, 2012 and 2011 included in the “Financial Statements” section of this Joint Proxy Statement/Prospectus beginning at page FD-1; and

•	the “Summary of Pro Forma Adjustments” that describes in detail the adjustments made in formulating the pro forma statements of operations that are presented in the following pages.

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CRESCENT FINANCIAL BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2012

REFLECTING THE MERGER OF VANTAGESOUTH BANK WITH CRESCENT

(in thousands)

	Crescent Financial Bancshares, Inc. (As Reported)	VantageSouth Bank (As Reported)	Adjustments	Crescent Financial Bancshares, Inc. (Pro Forma)
ASSETS
Cash and due from banks	$9,249	$3,938	$-	$13,187
Interest-earning deposits with banks	1,702	2,119	-	3,821
Federal funds sold	3,935	16,615	-	20,550
Investment securities available for sale	132,953	20,789	-	153,742
Investment securities held to maturity	-	166	-	166
Loans held for sale	7,023	1,216	-	8,239
Loans, net of allowance for loan losses	538,682	197,200	-	735,882
Federal Home Loan Bank stock	1,255	917	-	2,172
Premises and equipment, net	10,684	6,384	-	17,068
Bank owned life insurance	19,800	-	-	19,800
Foreclosed assets	3,828	2,869	-	6,697
Deferred tax asset, net	30,913	2,195	-	33,108
Goodwill	23,110	3,144	-	26,254
Other intangibles, net	2,036	451	-	2,487
Accrued interest receivable and other assets	8,594	2,669	-	11,263
Total assets	$793,764	$260,672	$-	$1,054,436
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$86,454	$25,271	$-	$111,725
Interest bearing	547,445	193,819	-	741,264
Total deposits	633,899	219,090	-	852,989
FHLB advances - short-term	-	1,500	-	1,500
FHLB advances - long-term	-	10,500	-	10,500
Long-term debt	12,326	-	-	12,326
Accrued interest payable and other liabilities	4,696	914	-	5,610
Total liabilities	650,921	232,004	-	882,925
Stockholders’ equity
Preferred stock, no par value	24,601	-	-	24,601
Common stock, $0.001 par value	28	3,457	(3,449)	36
Common stock warrants	1,325	-	-	1,325
Additional paid-in capital	117,459	25,747	3,449	146,655
Accumulated deficit	(2,292)	(908)	-	(3,200)
Accumulated other comprehensive income	1,722	372	-	2,094
Total stockholders’ equity	142,843	28,668	-	171,511
Total liabilities and stockholders’ equity	$793,764	$260,672	$-	$1,054,436

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

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CRESCENT FINANCIAL BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2012

REFLECTING THE MERGER OF VANTAGESOUTH BANK WITH CRESCENT

(in thousands, except per share amounts)

	Crescent Financial Bancshares, Inc. (As Reported)	VantageSouth Bank (As Reported for Predecessor Period From January 1 to January 31, 2012)	VantageSouth Bank (As Reported for Successor Period From February 1 to September 30, 2012)	VantageSouth Bank (As Adjusted for Combined Period)	Adjustments		Crescent Financial Bancshares, Inc. (Pro Forma)
INTEREST INCOME
Loans	$24,137	$967	$7,527	$8,494	$(20	)(a)	$32,611
Investment securities	2,787	66	402	468	-		3,255
Other interest income	48	3	18	21	-		69
Total interest income	26,972	1,036	7,947	8,983	(20)		35,935
INTEREST EXPENSE
Deposits	3,242	143	922	1,065	-		4,307
FHLB advances and other borrowed funds	2	7	75	82	-		84
Long-term debt	814	-	-	-	-		814
Total interest expense	4,058	150	997	1,147	-		5,205
NET INTEREST INCOME	22,914	886	6,950	7,836	(20)		30,730
Provision for loan losses	3,730	70	387	457	-		4,187
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	19,184	816	6,563	7,379	(20)		26,543
NON-INTEREST INCOME
Service charges and fees on deposit accounts	1,315	27	275	302	-		1,617
Mortgage lending	2,411	27	180	207	-		2,618
Government guaranteed lending	-	112	1,343	1,455	-		1,455
Gain (loss) on sale of available for sale securities	648	-	-	-	-		648
Other	1,280	11	137	148	-		1,428
Total non-interest income	5,654	177	1,935	2,112	-		7,766
NON-INTEREST EXPENSE
Salaries and employee benefits	12,099	396	3,165	3,561	-		15,660
Occupancy and equipment	3,251	55	452	507	-		3,758
System conversion	-	-	436	436	-		436
Other	9,042	297	2,711	3,008	10	(e)	12,060
Total non-interest expense	24,392	748	6,764	7,512	10		31,914
NET INCOME (LOSS) BEFORE INCOME TAXES	446	245	1,734	1,979	(30)		2,395
Income taxes	109	108	-	108	-		217
NET INCOME (LOSS)	337	137	1,734	1,871	(30)		2,178
Effective dividend on preferred stock	1,124	-	-	-	-		1,124
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(787)	$137	$1,734	$1,871	$(30)		$1,054
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.03)				$0.06		$0.03
Diluted	$(0.03)				$0.06		$0.03
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	28,361,159				7,368,140		35,729,299
Diluted	28,361,159				7,368,140		35,729,299

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

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CRESCENT FINANCIAL BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2011

REFLECTING THE MERGER OF VANTAGESOUTH BANK WITH CRESCENT

(in thousands, except per share amounts)

	Crescent Financial Bancshares, Inc. (As Reported for Predecessor Period from January 1 to November 18, 2011)	Crescent Financial Bancshares, Inc. (As Reported for Successor Period From November 19 to December 31, 2011)	Crescent Financial Bancshares, Inc. (As Adjusted for Combined Period)	VantageSouth Bank (As Reported)	Adjustments		Crescent Financial Bancshares, Inc. (Pro Forma)
INTEREST INCOME
Loans	$31,569	$4,252	$35,821	$9,110	$(276	)(a)	$44,655
Investment securities	6,198	313	6,511	551	-		7,062
Other interest income	82	44	126	63	-		189
Total interest income	37,849	4,609	42,458	9,724	(276)		51,906
INTEREST EXPENSE
Deposits	10,514	616	11,130	1,419	(10	)(b)	12,539
FHLB advances and other borrowed funds	78	18	96	100	(12	)(c)	184
Long-term debt	4,853	624	5,477	-	-		5,477
Total interest expense	15,445	1,258	16,703	1,519	(22)		18,200
NET INTEREST INCOME	22,404	3,351	25,755	8,205	(254)		33,706
Provision for loan losses	16,718	227	16,945	652	742	(d)	18,339
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,686	3,124	8,810	7,553	(996)		15,367
NON-INTEREST INCOME
Service charges and fees on deposit accounts	1,617	217	1,834	298	-		2,132
Mortgage lending	1,241	169	1,410	270	-		1,680
Government guaranteed lending	-	-	-	476	-		476
Gain (loss) on sale of available for sale securities	3,990	(55)	3,935	17	-		3,952
Other	1,225	153	1,378	146	-		1,524
Total non-interest income	8,073	484	8,557	1,207	-		9,764
NON-INTEREST EXPENSE
Salaries and employee benefits	12,787	2,399	15,186	3,394	-		18,580
Occupancy and equipment	3,489	436	3,925	516	-		4,441
Other	11,006	1,441	12,447	3,025	117	(e)	15,589
Total non-interest expense	27,282	4,276	31,558	6,935	117		38,610
NET INCOME (LOSS) BEFORE INCOME TAXES	(13,523)	(668)	(14,191)	1,825	(1,113)		(13,479)
Income taxes	-	(520)	(520)	708	-		188
NET INCOME (LOSS)	(13,523)	(148)	(13,671)	1.117	(1,113)		(13,667)
Effective dividend on preferred stock	1,539	182	1,721	-	-		1,721
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(15,062)	$(330)	$(15,392)	$1,117	$(1,113)		$(15,388)
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(1.57)	$(0.01)	$(1.30)		$0.50		$(0.80)
Diluted	$(1.57)	$(0.01)	$(1.30)		$0.50		$(0.80)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	9,586,167	28,353,053	11,848,477		7,368,140		19,216,617
Diluted	9,586,167	28,353,053	11,848,477		7,368,140		19,216,617

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

122

CRESCENT FINANCIAL BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2012

REFLECTING THE ECB MERGER WITH CRESCENT

(in thousands)

	Crescent Financial Bancshares, Inc. (As Reported)	ECB Bancorp, Inc. (As Reported)	Adjustments to Reflect ECB Bancorp, Inc. Merger (k)	Crescent Financial Bancshares, Inc. (Pro Forma)
ASSETS
Cash and due from banks	$9,249	$15,411	$-	$24,660
Interest-earning deposits with banks	1,702	61	-	1,763
Federal funds sold	3,935	51,195	-	55,130
Investment securities available for sale	132,953	284,963	-	417,916
Investment securities held to maturity	-	-	-	-
Loans held for sale	7,023	2,379	-	9,402
Loans, net of allowance for loan losses	538,682	505,549	(27,115)	1,017,116
Federal Home Loan Bank stock	1,255	4,150	-	5,405
Premises and equipment, net	10,684	25,773	(2,000)	34,457
Bank owned life insurance	19,800	12,082	-	31,882
Foreclosed assets	3,828	7,118	(1,872)	9,074
Deferred tax asset, net	30,913	7,299	12,353	50,565
Goodwill	23,110	-	-	23,110
Other intangibles, net	2,036	-	3,000	5,036
Accrued interest receivable and other assets	8,594	11,612	-	20,206
Total assets	$793,764	$927,592	$(15,634)	$1,705,722
LIABILITIES AND STOCKHOLDERS’ EQUITY
Deposits:
Non-interest bearing	$86,454	$152,495	$-	$238,949
Interest bearing	547,445	626,918	3,500	1,177,863
Total deposits	633,899	779,413	3,500	1,416,812
Securities sold under agreements to repurchase	-	4,327	-	4,327
FHLB advances - short-term	-	37,500	-	37,500
FHLB advances - long-term	-	16,000	600	16,600
Long-term debt	12,326	-	-	12,326
Accrued interest payable and other liabilities	4,696	5,515	-	10,211
Total liabilities	650,921	842,755	4,100	1,497,776
Stockholders’ equity
Preferred stock, no par value	24,601	17,578	(1,017)	41,162
Common stock, $0.001 par value	28	10,167	(10,157)	38
Common stock warrants	1,325	878	(664)	1,539
Additional paid-in capital	117,459	25,753	22,565	165,777
Accumulated deficit	(2,292)	27,743	(27,743)	(2,292)
Accumulated other comprehensive income	1,722	2,718	(2,718)	1,722
Total stockholders’ equity	142,843	84,837	(19,734)	207,946
Total liabilities and stockholders’ equity	$793,764	$927,592	$(15,634)	$1,705,722

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

123

CRESCENT FINANCIAL BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2012

REFLECTING THE ECB MERGER WITH CRESCENT

(in thousands, except per share amounts)

	Crescent Financial Bancshares, Inc. (As Reported)	ECB Bancorp, Inc. (As Reported)	Adjustments to Reflect ECB Bancorp, Inc. Merger		Crescent Financial Bancshares, Inc. (Pro Forma)
INTEREST INCOME
Loans	$16,184	$368	$-		$21,222
Loans	$4,137	$19,514	$(375	)(f)	$43,276
Investment securities	2,787	6,169	-		8,956
Other interest income	48	12	-		60
Total interest income	26,972	25,695	(375)		52,292
INTEREST EXPENSE
Deposits	3,242	4,885	(1,167	)(g)	6,960
FHLB advances and other borrowed funds	2	549	(113	)(h)	438
Long-term debt	814	-	-		814
Total interest expense	4,058	5,434	(1,280)		8,212
NET INTEREST INCOME	22,914	20,261	905		44,080
Provision for loan losses	3,730	2,783	-		6,513
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	19,184	17,478	905		37,567
NON-INTEREST INCOME
Service charges and fees on deposit accounts	1,315	4,092	-		5,407
Mortgage lending	2,411	1,228	-		3,639
Government guaranteed lending	-	-	-		-
Gain (loss) on sale of available for sale securities	648	3,544	-		4,192
Other	1,280	350	-		1,630
Total non-interest income	5,654	9,214	-		14,868
NON-INTEREST EXPENSE
Salaries and employee benefits	12,099	8,706	-		20,805
Occupancy and equipment	3,251	4,286	-		7,537
System conversion	-	-	-		-
Other	9,042	10,125	225	(i)	19,392
Total non-interest expense	24,392	23,117	225		47,734
NET INCOME (LOSS) BEFORE INCOME TAXES	446	3,575	680		4,701
Income taxes	109	961	262	(j)	1,332
NET INCOME (LOSS)	337	2,614	418		3,369
Effective dividend on preferred stock	1,124	797	-		1,921
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(787)	$1,817	$418		$1,448
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.03)		$0.07		$0.04
Diluted	$(0.03)		$0.07		$0.04
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	28,361,159		10,312,186		38,673,345
Diluted	28,361,159		10,312,186		38,673,345

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

124

CRESCENT FINANCIAL BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2011

REFLECTING THE ECB MERGER WITH CRESCENT

(in thousands, except per share amounts)

	Crescent Financial Bancshares, Inc. (As Reported for Predecessor Period from January 1 to November 18, 2011)	Crescent Financial Bancshares, Inc. (As Reported for Successor Period From November 19 to December 31, 2011)	Crescent Financial Bancshares, Inc. (As Adjusted for Combined Period)	ECB Bancorp, Inc. (As Reported)	Adjustments to Reflect ECB Bancorp, Inc. Merger		Crescent Financial Bancshares, Inc. (Pro Forma)
INTEREST INCOME
Loans	$31,569	$4,252	$35,821	$28,652	$(500	)(f)	$63,973
Investment securities	6,198	313	6,511	8,381	-		14,892
Other interest income	82	44	126	44	-		170
Total interest income	37,849	4,609	42,458	37,077	(500)		79,035
INTEREST EXPENSE
Deposits	10,514	616	11,130	9,208	(2,333	)(g)	18,005
FHLB advances and other borrowed funds	78	18	96	898	(150	)(h)	844
Long-term debt	4,853	624	5,477	-	-		5,477
Total interest expense	15,445	1,258	16,703	10,106	(2,483)		24,326
NET INTEREST INCOME	22,404	3,351	25,755	26,971	1,983		54,709
Provision for loan losses	16,718	227	16,945	8,483	-		25,428
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,686	3,124	8,810	18,488	1,983		29,281
NON-INTEREST INCOME
Service charges and fees on deposit accounts	1,617	217	1,834	4,487	-		6,321
Mortgage lending	1,241	169	1,410	1,300	-		2,710
Gain (loss) on sale of available for sale securities	3,990	(55)	3,935	2,631	-		6,566
Other	1,225	153	1,378	382	-		1,760
Total non-interest income	8,073	484	8,557	8,800	-		17,357
NON-INTEREST EXPENSE
Salaries and employee benefits	12,787	2,399	15,186	13,683	-		28,869
Occupancy and equipment	3,489	436	3,925	4,214	-		8,139
Other	11,006	1,441	12,447	11,959	300	(i)	24,706
Total non-interest expense	27,282	4,276	31,558	29,856	300		61,714
NET INCOME (LOSS) BEFORE INCOME TAXES	(13,523)	(668)	(14,191)	(2,568)	1,683		(15,076)
Income taxes	-	(520)	(520)	(1,544)	648	(j)	(1,416)
NET INCOME (LOSS)	(13,523)	(148)	(13,671)	(1,024)	1,035		(13,660)
Effective dividend on preferred stock	1,539	182	1,721	1,063	-		2,784
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(15,062)	$(330)	$(15,392)	$(2,087)	$1,035		$(16,444)
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(1.57)	$(0.01)	$(1.30)		$0.56		$(0.74)
Diluted	$(1.57)	$(0.01)	$(1.30)		$0.56		$(0.74)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	9,586,167	28,353,053	11,848,477		10,312,186		22,160,663
Diluted	9,586,167	28,353,053	11,848,477		10,312,186		22,160,663

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

125

CRESCENT FINANCIAL BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET
AS OF SEPTEMBER 30, 2012

REFLECTING BOTH THE VANTAGESOUTH MERGER AND THE ECB MERGER

(in thousands)

	Crescent Financial Bancshares, Inc. (As Reported)	VantageSouth Bank (As Reported)	Adjustments To Reflect VantageSouth Bank Merger	Crescent Financial Bancshares, Inc. (As Adjusted to Reflect VantageSouth Bank Merger)	ECB Bancorp, Inc. (As Reported)	Adjustments to Reflect ECB Bancorp, Inc. Merger (k)	Crescent Financial Bancshares, Inc. (Pro Forma)
ASSETS

Cash and due from banks	$9,249	$3,938	$-	$13,187	$15,411	$-	$28,598
Interest-earning deposits with banks	1,702	2,119	-	3,821	61	-	3,882
Federal funds sold	3,935	16,615	-	20,550	51,195	-	71,745
Investment securities available for sale	132,953	20,789	-	153,742	284,963	-	438,705
Investment securities held to maturity	-	166	-	166	-	-	166
Loans held for sale	7,023	1,216	-	8,239	2,379	-	10,618
Loans, net of allowance for loan losses	538,682	197,200	-	735,882	505,549	(27,115)	1,214,316
Federal Home Loan Bank stock	1,255	917	-	2,172	4,150	-	6,322
Premises and equipment, net	10,684	6,384	-	17,068	25,773	(2,000)	40,841
Bank owned life insurance	19,800	-	-	19,800	12,082	-	31,882
Foreclosed assets	3,828	2,869	-	6,697	7,118	(1,872)	11,943
Deferred tax asset, net	30,913	2,195	-	33,108	7,299	12,353	52,760
Goodwill	23,110	3,144	-	26,254	-	-	26,254
Other intangibles, net	2,036	451	-	2,487	-	3,000	5,487
Accrued interest receivable and other assets	8,594	2,669	-	11,263	11,612	-	22,875
Total assets	$793,764	$260,672	$-	$1,054,436	$927,592	$(15,634)	$1,966,394
LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Non-interest bearing	$86,454	$25,271	$-	$111,725	$152,495	$-	$264,200
Interest bearing	547,445	193,819	-	741,264	626,918	3,500	1,371,682
Total deposits	633,899	219,090	-	852,989	779,413	3,500	1,635,902
Securities sold under agreements to repurchase	-	-	-	-	4,327	-	4,327
FHLB advances - short-term	-	1,500	-	1,500	37,500	-	39,000
FHLB advances - long-term	-	10,500	-	10,500	16,000	600	27,100
Long-term debt	12,326	-	-	12,326	-	-	12,326
Accrued interest payable and other liabilities	4,696	914	-	5,610	5,515	-	11,125
Total liabilities	650,921	232,004	-	882,925	842,755	4,100	1,729,280
Stockholders’ equity
Preferred stock, no par value	24,601	-	-	24,601	17,578	(1,017)	41,162
Common stock, $0.001 par value	28	3,457	(3,449)	36	10,167	(10,157)	46
Common stock warrants	1,325	-	-	1,325	878	(664)	1,539
Additional paid-in capital	117,459	25,747	3,449	146,655	25,753	22,565	194,973
Accumulated deficit	(2,292)	(908)	-	(3,200)	27,743	(27,743)	(3,200)
Accumulated other comprehensive income	1,722	372	-	2,094	2,718	(2,718)	2,094
Total stockholders’ equity	142,843	28,668	-	171,511	84,837	(19,734)	236,614
Total liabilities and stockholders’ equity	$793,764	$260,672	$-	$1,054,436	$927,592	$(15,634)	$1,966,394

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information..

126

CRESCENT FINANCIAL BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
NINE MONTHS ENDED SEPTEMBER 30, 2012

REFLECTING BOTH THE VANTAGESOUTH MERGER AND THE ECB MERGER

(in thousands, except per share amounts)

	Crescent Financial Bancshares, Inc. (As Reported)	VantageSouth Bank (As Reported for Predecessor Period From January 1 to January 31, 2012)	VantageSouth Bank (As Reported for Successor Period From February 1 to September 30, 2012)	VantageSouth Bank (As Adjusted for Combined Period)	Adjustments to Reflect VantageSouth Bank Merger		Crescent Financial Bancshares, Inc. (As Adjusted to Reflect VantageSouth Bank Merger)	ECB Bancorp, Inc. (As Reported)	Adjustments to Reflect ECB Bancorp, Inc. Merger		Crescent Financial Bancshares, Inc. (Pro Forma)
INTEREST INCOME
Loans	$24,137	$967	$7,527	$8,494	$(20	)(a)	$32,611	$19,514	$(375	)(f)	$51,750
Investment securities	2,787	66	402	468	-		3,255	6,169	-		9,424
Other interest income	48	3	18	21	-		69	12	-		81
Total interest income	26,972	1,036	7,947	8,983	(20)		35,935	25,695	(375)		61,255
INTEREST EXPENSE
Deposits	3,242	143	922	1,065	-		4,307	4,885	(1,167	)(g)	8,025
FHLB advances and other borrowed funds	2	7	75	82	-		84	549	(113	)(h)	520
Long-term debt	814	-	-	-	-		814	-	-		814
Total interest expense	4,058	150	997	1,147	-		5,205	5,434	(1,280)		9,359
NET INTEREST INCOME	22,914	886	6,950	7,836	(20)		30,730	20,261	905		51,896
Provision for loan losses	3,730	70	387	457	-		4,187	2,783	-		6,970
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	19,184	816	6,563	7,379	(20)		26,543	17,478	905		44,926
NON-INTEREST INCOME
Service charges and fees on deposit accounts	1,315	27	275	302	-		1,617	4,092	-		5,709
Mortgage lending	2,411	27	180	207	-		2,618	1,228	-		3,846
Government guaranteed lending	-	112	1,343	1,455	-		1,455	-	-		1,455
Gain (loss) on sale of available for sale securities	648	-	-	-	-		648	3,544	-		4,192
Other	1,280	11	137	148	-		1,428	350	-		1,778
Total non-interest income	5,654	177	1,935	2,112	-		7,766	9,214	-		16,980
NON-INTEREST EXPENSE
Salaries and employee benefits	12,099	396	3,165	3,561	-		15,660	8,706	-		24,366
Occupancy and equipment	3,251	55	452	507	-		3,758	4,286	-		8,044
System conversion	-	-	436	436	-		436	-	-		436
Other	9,042	297	2,711	3,008	10	(e)	12,060	10,125	225	(i)	22,410
Total non-interest expense	24,392	748	6,764	7,512	10		31,914	23,117	225		55,256
NET INCOME (LOSS) BEFORE INCOME TAXES	446	245	1,734	1,979	(30)		2,395	3,575	680		6,650
Income taxes	109	108	-	108	-		217	961	262	(j)	1,440
NET INCOME (LOSS)	337	137	1,734	1,871	(30)		2,178	2,614	418		5,210
Effective dividend on preferred stock	1,124	-	-	-	-		1,124	797	-		1,921
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(787)	$137	$1,734	$1,871	$(30)		$1,054	$1,817	$418		$3,289
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.03)				$0.06		$0.03		$0.04		$0.07
Diluted	$(0.03)				$0.06		$0.03		$0.04		$0.07
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	28,361,159				7,368,140		35,729,299		10,312,186		46,041,485
Diluted	28,361,159				7,368,140		35,729,299		10,312,186		46,041,485

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

127

CRESCENT FINANCIAL BANCSHARES, INC.

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS
YEAR ENDED DECEMBER 31, 2011

REFLECTING BOTH THE VANTAGESOUTH MERGER AND THE ECB MERGER

(in thousands, except per share amounts)

	Crescent Financial Bancshares, Inc. (As Reported for Predecessor Period from January 1 to November 18, 2011)	Crescent Financial Bancshares, Inc. (As Reported for Successor Period From November 19 to December 31, 2011)	Crescent Financial Bancshares, Inc. (As Adjusted for Combined Period)	VantageSouth Bank (As Reported)	Adjustments to Reflect VantageSouth Bank Merger		Crescent Financial Bancshares, Inc. (As Adjusted to Reflect VantageSouth Bank Merger)	ECB Bancorp, Inc. (As Reported)	Adjustments to Reflect ECB Bancorp, Inc. Merger		Crescent Financial Bancshares, Inc. (Pro Forma)
INTEREST INCOME
Loans	$31,569	$4,252	$35,821	$9,110	$(276	)(a)	$44,655	$28,652	$(500	)(f)	$72,807
Investment securities	6,198	313	6,511	551	-		7,062	8,381	-		15,443
Other interest income	82	44	126	63	-		189	44	-		233
Total interest income	37,849	4,609	42,458	9,724	(276)		51,906	37,077	(500)		88,483
INTEREST EXPENSE
Deposits	10,514	616	11,130	1,419	(10	)(b)	12,539	9,208	(2,333	)(g)	19,414
FHLB advances and other borrowed funds	78	18	96	100	(12	)(c)	184	898	(150	)(h)	932
Long-term debt	4,853	624	5,477	-	-		5,477	-	-		5,477
Total interest expense	15,445	1,258	16,703	1,519	(22)		18,200	10,106	(2,483)		25,823
NET INTEREST INCOME	22,404	3,351	25,755	8,205	(254)		33,706	26,971	1,983		62,660
Provision for loan losses	16,718	227	16,945	652	742	(d)	18,339	8,483	-		26,822
NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	5,686	3,124	8,810	7,553	(996)		15,367	18,488	1,983		35,838
NON-INTEREST INCOME
Service charges and fees on deposit accounts	1,617	217	1,834	298	-		2,132	4,487	-		6,619
Mortgage lending	1,241	169	1,410	270	-		1,680	1,300	-		2,980
Government guaranteed lending	-	-	-	476	-		476	-	-		476
Gain (loss) on sale of available for sale securities	3,990	(55)	3,935	17	-		3,952	2,631	-		6,583
Other	1,225	153	1,378	146	-		1,524	382	-		1,906
Total non-interest income	8,073	484	8,557	1,207	-		9,764	8,800	-		18,564
NON-INTEREST EXPENSE
Salaries and employee benefits	12,787	2,399	15,186	3,394	-		18,580	13,683	-		32,263
Occupancy and equipment	3,489	436	3,925	516	-		4,441	4,214	-		8,655
Other	11,006	1,441	12,447	3,025	117	(e)	15,589	11,959	300	(i)	27,848
Total non-interest expense	27,282	4,276	31,558	6,935	117		38,610	29,856	300		68,766
NET INCOME (LOSS) BEFORE INCOME TAXES	(13,523)	(668)	(14,191)	1,825	(1,113)		(13,479)	(2,568)	1,683		(14,364)
Income taxes	-	(520)	(520)	708	-		188	(1,544)	648	(j)	(708)
NET INCOME (LOSS)	(13,523)	(148)	(13,671)	1,117	(1,113)		(13,667)	(1,024)	1,035		(13,656)
Effective dividend on preferred stock	1,539	182	1,721	-	-		1,721	1,063	-		2,784
NET INCOME (LOSS) ATTRIBUTABLE TO COMMON STOCKHOLDERS	$(15,062)	$(330)	$(15,392)	$1,117	$(1,113)		$(15,388)	$(2,087)	$1,035		$(16,440)
NET INCOME (LOSS) PER COMMON SHARE
Basic	$(1.57)	$(0.01)	$(1.30)		$0.50		$(0.80)		$0.24		$(0.56)
Diluted	$(1.57)	$(0.01)	$(1.30)		$0.50		$(0.80)		$0.24		$(0.56)
WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	9,586,167	28,353,053	11,848,477		7,368,140		19,216,617		10,312,186		29,528,803
Diluted	9,586,167	28,353,053	11,848,477		7,368,140		19,216,617		10,312,186		29,528,803

See “Notes to Unaudited Pro Forma Condensed Combined Financial Statements” below for additional information.

128

CRESCENT FINANCIAL BANCSHARES, INC.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1.	Basis of Presentation

The unaudited pro forma condensed combined financial statements included herein have been prepared pursuant to the rules and regulations of the SEC. Certain information and certain footnote disclosures normally included in financial statements prepared in accordance with U.S. generally accepted accounting principles have been omitted pursuant to such rules and regulations; however, management believes that the disclosures are adequate to make the information presented not misleading.

2.	Acquisition of VantageSouth Bank

On August 10, 2012, Crescent entered into the Agreement and Plan of Merger with VantageSouth Bank (the “VSB Agreement”) pursuant to which it acquired, by means of a merger with our wholly owned subsidiary Crescent State Bank, VantageSouth Bank for up to 7,368,140 shares of our common stock. The VantageSouth Merger, which closed on November 30, 2012, is being accounted for as a combination between entities under common control as Piedmont holds approximately 88% of our common stock and wholly owned VantageSouth Bank (except for an immaterial number of directors’ qualifying shares).

For purposes of the pro forma condensed combined statements of operations for both the year ended December 31, 2011 and the nine months ended September 30, 2012, VantageSouth Bank’s historical results have been adjusted to reflect Piedmont’s basis of accounting beginning with the acquisition on February 19, 2010. Piedmont’s basis in VantageSouth Bank was different than VantageSouth’s historical basis since Piedmont owned less than 80% of VantageSouth Bank prior to the common stock purchase on February 1, 2012. Therefore, push down accounting was not applied to the historical VantageSouth Bank financial statements prior to that date.

3.	Acquisition of ECB

On September 25, 2012, Crescent entered into the merger agreement pursuant to which it will acquire all outstanding common stock of ECB. Shareholders of ECB will receive 3.55 shares of Crescent for each share of ECB common stock. The stock issuance is valued at approximately $46.1 million in the aggregate, based on 2,904,841 shares of ECB common stock outstanding at $4.47 per Crescent share (the closing trading price on February 8, 2013). The final purchase price used to apply purchase accounting will be determined based on Crescent’s common stock price at consummation of the merger.

129

4.	Pro Forma Adjustments

Below is a summary of the adjustments made to develop these unaudited condensed pro forma combined financial statements.

(a)	Interest income on loans was adjusted to reflect the difference between the contractual interest earned on loans and the interest income that was recorded on Piedmont’s basis. Included in this adjustment is the amortization of a premium on VantageSouth Bank purchased non-impaired loans recorded by Piedmont.

(b)	Interest expense on deposits was adjusted to reflect the amortization of the time deposit premium recorded by Piedmont.

(c)	Interest expense on Federal Home Loan Bank of Atlanta (“FHLB”) advances and other borrowed funds was adjusted to reflect the amortization of the premium recorded by Piedmont.

(d)	Provision for loans losses was adjusted to reflect the additional provision recorded by Piedmont on VantageSouth Bank loans. Piedmont eliminated the historic allowance for loan losses of VantageSouth Bank at the acquisition date on February 19, 2010. Therefore, Piedmont recognized all future deterioration of purchased loans as well as provisions for loans originated after the February 2010 acquisition. In addition, Piedmont recognized improvements in purchased credit-impaired loans after the acquisition date as a prospective adjustment to yield as opposed to offsetting deterioration in other purchased loans or loans originated after Piedmont’s acquisition to arrive at a net provision. Conversely, VantageSouth Bank recorded provision to reflect additional net deterioration of the entire portfolio. This allowed improvements in loans originated prior to Piedmont’s acquisition to offset deterioration in loans originated after Piedmont’s acquisition which resulted in a lower provision recorded by VantageSouth Bank when compared to Piedmont.

Also, to a lesser extent, VantageSouth Bank provided for losses incurred after the acquisition date that were included in the initial fair value adjustment made by Piedmont which resulted in a higher provision recorded by VantageSouth Bank, on certain loans originated prior to Piedmont’s acquisition, when compared to Piedmont. The net impact of these factors was an increase to provision on a pro forma basis.

(e)	Other noninterest expense was adjusted to reflect the amortization of the core deposit intangible recorded by Piedmont.

(f)	An adjustment has been made to loan interest income to reflect the estimated impact of loan fair value adjustments. The non-credit portion of loan fair value adjustments was assumed to be amortized/accreted on a method that approximated the level yield method over the estimated weighted average life of the portfolio. No determination has yet been made regarding the appropriate loan accounting method post-acquisition (i.e., purchased credit-impaired vs. purchased non-impaired) for loans in ECB’s portfolio. Therefore, the loan accretion estimate made in the pro forma presentation may differ materially from actual accretion income recorded on the ECB loans in periods after the acquisition.

130

(g)	The estimated premiums on time deposits generated by the ECB Merger are amortized on a straight-line basis over an estimated useful life of eighteen months. This amortization is included as an adjustment to interest expense.

(h)	The estimated premiums on FHLB borrowings generated by the ECB Merger are amortized on a straight-line basis over an estimated useful life of forty-eight months. This amortization is included as an adjustment to interest expense.

(i)	The core deposit intangible generated by the ECB Merger is amortized on a straight line basis over a ten year estimated useful life. Related core deposit intangible amortization expense is included as an adjustment to other non-interest expense.

(j)	The estimated tax expense related to the adjustments generated by the ECB Merger is included as an adjustment to income tax expense.

(k)	The adjustments reflected in the pro forma balance sheets relating to the ECB Merger are discussed in greater detail in the Purchase Price Allocation Adjustments section below.

The accompanying unaudited pro forma condensed combined financial statements are presented for illustrative purposes only and do not reflect the realization of potential cost savings, revenue synergies or any potential restructuring costs.

5.	Purchase Price Allocation Adjustments

The unaudited pro forma condensed combined balance sheets relating to (i) the ECB Merger (without giving effect to the merger between Crescent State Bank and VantageSouth Bank), and (ii) the cumulative effect of the VantageSouth Merger and the ECB Merger, reflect the acquisition of ECB as if it had been consummated on September 30, 2012. Below is a summary of the purchase price allocation used to develop these condensed combined pro forma balance sheets.

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	ECB Bancorp, Inc. (As Reported)	Adjustments to Reflect ECB Bancorp, Inc. Merger		ECB Bancorp, Inc. (As Adjusted for Purchase Accounting Adjustments)
Fair value of assets acquired:
Cash and cash equivalents	$66,667	$-		$66,667
Investment securities available for sale	284,963	-		284,963
Loans held for sale	2,379	-		2,379
Loans	505,549	(27,115	)(a)	478,434
Federal Home Loan Bank stock	4,150	-		4,150
Premises and equipment	25,773	(2,000	)(b)	23,773
Bank owned life insurance	12,082	-		12,082
Foreclosed assets	7,118	(1,872	)(c)	5,246
Deferred tax asset, net	7,299	12,353	(d)	19,652
Other intangibles	-	3,000	(e)	3,000
Accrued interest receivable and other assets	11,612	-		11,612
Total assets acquired	927,592	(15,634)		911,958
Fair value of liabilities acquired:
Deposits	779,413	3,500	(f)	782,913
Borrowings	57,827	600	(g)	58,427
Accrued interest payable and other liabilities	5,515	-		5,515
Total liabilities acquired	842,755	4,100		846,855
Net assets acquired	84,837	(19,734)		65,103
Non-controlling interests at fair value:
Preferred stock	17,578	(1,017	)(h)	16,561
Common stock warrant	878	(664	)(i)	214
Total non-controlling interests	18,456	(1,681)		16,775

Bargain purchase gain		2,223	(j)	2,223

Purchase price				$46,095

(a)	After analyzing estimated lifetime credit losses on the loan portfolio as well as evaluating differences between contractual interest rates and market interest rates, we estimated a total loan fair value discount of $38.5 million at September 30, 2012. Since all loans were adjusted to estimated fair value, the historical allowance for loan losses of $11.4 million was eliminated, resulting in a net loan adjustment of $27.1 million.

(b)	Premises and equipment were adjusted by $2.0 million to reduce the value of certain branch offices.

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(c)	Foreclosed assets were reduced by $1.9 million based on our estimate of property values given current market conditions and additional discounts anticipated to liquidate these properties.

(d)	The net deferred tax asset is primarily related to the recognition of anticipated differences between certain tax and book bases of assets and liabilities related to purchase accounting, including fair value adjustments discussed elsewhere in this section, along with federal and state net operating losses that we expect to be realizable after the acquisition date.

(e)	The adjustment for other intangibles reflects the estimated value of ECB’s core deposit intangible, or CDI. CDI is the present value of the difference between a market participant’s cost of obtaining alternative funds and the cost to maintain the acquired deposit base. The present value is calculated over the estimated life of the acquired deposit base and will be amortized on a straight line method over that period. Deposit accounts that will be evaluated for the CDI include demand deposit accounts, money market accounts and savings accounts.

(f)	Time deposits were not included in the CDI evaluation. Instead, a separate valuation of term deposit liabilities will be conducted due to the contractual time frame associated with these liabilities. The fair value of these time deposits will be estimated by first stratifying the deposit pool by maturity and determining the contractual interest rate for each maturity period. Then cash flows will be projected by period and discounted to present value using current market interest rates. The adjustment of $3.5 million reflects an estimated time deposit premium, which means that in aggregate, current market rates are expected to be lower than contractual rates as of September 30, 2012.

(g)	The fair value premium of $600 thousand for FHLB advances was estimated based on scheduled principal and interest payments, current interest rates for similar maturities and prepayment penalties.

(h)	The $1.0 million discount on ECB’s preferred stock issued to the U.S. Treasury pursuant to TARP reflects our estimate of fair value based on the current market yields on similar classes of preferred stock as well as recent transaction prices for preferred stock of banks participating in TARP.

(i)	The $664 thousand discount on the common stock warrant, also issued to the U.S. Treasury, reflects our estimate of fair value based on an option pricing model.

(j)	The bargain purchase gain represents the excess of the fair value of the acquired net assets over the purchase price. The purchase price will not be finalized until the ECB Merger is consummated and will be based on the share price of Crescent stock on that date. The above estimate is based on the closing price of Crescent stock on February 8, 2013 of $4.47 per share, the latest practicable trading date before the date of this document. Based on preliminary fair values used herein, a 20% increase in Crescent’s stock price would result in goodwill of $7.0 million being recognized as an indefinite lived intangible asset while a 20% reduction in the stock price would result in bargain purchase gain of $11.5 million.

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6.	Pro Forma Net Income/Loss Per Share

The calculation of pro forma weighted average shares outstanding, which is used as the denominator in calculating pro forma net income/loss per share, assumes the issuance of 7,368,140 shares of Crescent’s common stock, which is the maximum number of shares that can be issued pursuant to the VSB Agreement, and assumes the issuance of 10,312,186 shares of Crescent’s common stock, which is the number of shares that will be issued pursuant to the ECB Merger, on January 1, 2011, the beginning of the earliest period presented.

In addition, for the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2011, weighted average shares outstanding for both Crescent’s predecessor period of January 1 to November 18, 2011 and the successor period of November 19 to December 31, 2011 have been combined on a weighted average basis for the entire year.

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DESCRIPTION OF CRESCENT CAPITAL STOCK

The following is a brief description of the terms of Crescent’s capital stock. This summary does not purport to be complete in all respects. This description is subject to and qualified in its entirety by reference to the DGCL, federal law, Crescent’s certificate of incorporation and Crescent’s bylaws. Copies of Crescent’s certificate of incorporation and Crescent’s bylaws have been filed with the SEC and are also available upon request from Crescent.

Common Stock

General

Crescent’s certificate of incorporation authorizes the issuance of 75,000,000 shares of common stock, par value $0.001 per share. As of February 5, 2013, there were 35,779,127 shares of common stock issued and outstanding, held of record by approximately 702 stockholders. In addition, as of February 5, 2013, 29,159 shares of Crescent’s common stock were reserved for issuance upon exercise of outstanding stock options that were exercisable on that date (or within 60 days of that date) and (ii) 833,705 shares of Crescent’s common stock are reserved for issuance upon exercise of a warrant to purchase shares of common stock held by the U.S. Department of the Treasury.

Crescent’s common stock is listed and traded on The NASDAQ Global Market under the symbol “CRFN.” Outstanding shares of Crescent’s common stock are validly issued, fully paid and non-assessable.

Preemptive Rights; Terms of Conversion; Sinking Fund; and Redemption Provision

Crescent’s common stock does not have preemptive rights, conversion rights, sinking fund or redemption provisions.

Voting Rights. Each holder of common stock is entitled to cast one vote for each share of common stock held of record on all matters submitted to a vote of the stockholders, unless such matter relates solely to the terms of one or more classes of preferred stock, in which case holders of common stock may only vote as permitted by Delaware law. Stockholders are not entitled to cumulate their votes for the election of directors. Directors are elected by a plurality of the votes cast.

Liquidation Rights. In the event of Crescent’s liquidation, dissolution or winding up, holders of Crescent common stock are entitled to share equally on a per share basis in all of Crescent’s assets remaining after payment of debts and the liquidation preference of any then outstanding preferred stock. Because Crescent is a bank holding company, Crescent’s rights and the rights of Crescent’s creditors and stockholders to receive the assets of any subsidiary upon liquidation or recapitalization may be subject to prior claims of the subsidiary’s creditors, except to the extent that Crescent may itself be a creditor with recognized claims against its subsidiary.

Dividend Rights. Holders of Crescent’s common stock are entitled to receive equally, on a per share basis, such dividends and other distributions in cash, securities or other property of Crescent as may be declared by the Crescent Board from time to time out of Crescent’s assets or funds legally available for that purpose.

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The ability of the Crescent Board to declare and pay dividends on Crescent’s common stock is subject to the terms of applicable Delaware law, banking regulations and the terms of the Series A Preferred Stock, as described in “Information About Crescent—Supervision and Regulation” and Crescent’s periodic reports. Crescent’s principal source of income is cash dividends and management fees received from VSB. Therefore, the ability of Crescent to pay dividends is dependent upon the receipt of dividends from VSB. North Carolina commercial banks, such as VSB, are subject to legal limitations on the amounts of dividends they are permitted to pay under both North Carolina and federal banking laws. North Carolina commercial banks and insured depository institutions, such as VSB, are prohibited from making capital distributions, including the payment of dividends, if, after making such distribution, the institution would become “undercapitalized,” as such term is defined in the applicable law and regulations. Also, Crescent may not pay dividends on Crescent’s capital stock if it is in default or has elected to defer payments of interest under Crescent’s junior subordinated debentures. The declaration and payment of future dividends to holders of Crescent’s common stock will also depend upon Crescent’s future earnings, capital requirements, financial condition, future prospects, regulatory restrictions and other factors as the Crescent Board may deem relevant.

Transfer Agent and Registrar. The transfer agent and registrar for Crescent’s common stock is Broadridge Corporate Issuer Solutions, Inc.

Restrictions on Ownership. The BHCA requires any “bank holding company,” as defined in the BHCA to obtain the approval of the Federal Reserve Board before acquiring 5% or more of Crescent’s common stock. Any person, other than a bank holding company, is required to obtain the approval of the Federal Reserve Board before acquiring 10% or more of Crescent’s common stock under the Change in Bank Control Act. Any holder of 25% or more of Crescent’s voting common stock, a holder of 33% or more of Crescent’s total equity or a holder of 5% or more of Crescent’s common stock if such holder otherwise exercises a “controlling influence” over Crescent, is subject to regulation as a bank holding company under the BHCA.

Preferred Stock

General

Crescent’s certificate of incorporation authorizes the issuance of 5,000,000 shares of preferred stock, no par value per share, of which 24,900 shares have been designated as Series A Preferred Stock. The remaining shares of preferred stock remain undesignated. As of February 5, 2013, there were 24,900 shares of Crescent’s Series A Preferred Stock issued and outstanding. The Series A Preferred Stock is not listed on any exchange. Outstanding shares of Series A Preferred Stock are validly issued, fully paid and non-assessable.

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Crescent’s certificate of incorporation, subject to certain limitations, authorizes the Crescent Board to provide by resolution, and without further stockholder action for the issuance of shares of preferred stock, in one or more classes or series, and to fix the voting powers, designations, powers, preferences and relative rights of the shares as well as any qualifications, limitations or restrictions.

Series A Preferred Stock

On January 9, 2009, pursuant to the Treasury’s CPP, Crescent issued and sold 24,900 shares of Series A Preferred Stock to the Treasury. The Series A Preferred Stock has a liquidation preference of $1,000 per share. The holders of the Series A Preferred Stock have preferential dividend and liquidation rights over holders of Crescent’s common stock. The Series A Preferred Stock pays cumulative dividends at a rate of 5% per year for the first five years, and thereafter 9% per year. The Series A Preferred Stock is non-voting, except in limited circumstances described below. So long as any of Crescent’s Series A Preferred Stock is outstanding, Crescent may not repurchase or otherwise acquire any of its outstanding common stock unless Crescent is current in its dividend payments on Crescent’s outstanding Series A Preferred Stock. Crescent may not redeem the Series A Preferred Stock without the prior approval of Crescent’s primary federal regulator.

Preemptive Rights; Terms of Conversion; Sinking Fund; and Redemption Provision. The Series A Preferred Stock is not subject to any mandatory redemption, sinking fund or similar provisions. Holders of shares of Series A Preferred Stock have no right to require the conversion, redemption or repurchase of any shares of the Series A Preferred Stock.

Crescent may redeem the Series A Preferred Stock, subject to the approval of the appropriate federal banking agency in certain circumstances, in whole or in part, at any time and from time to time. If fewer than all of the outstanding shares of Series A Preferred Stock are to be redeemed, the shares to be redeemed will be selected either pro rata or in such other manner as the Crescent Board may determine to be fair and equitable. Shares of Series A Preferred Stock that Crescent redeems, repurchases or otherwise acquires will be cancelled and will revert to authorized but unissued shares of Crescent’s preferred stock.

Voting Rights. Except as indicated below or otherwise required by law, the holders of Series A Preferred Stock do not have any voting rights.

Election of Two Directors upon Non-Payment of Dividends. If the dividends on the Series A Preferred Stock have not been paid for an aggregate of six quarterly dividend periods or more (whether or not consecutive), the authorized number of Crescent’s directors will automatically increase by two and the holders of Series A Preferred Stock, together with the holders of any outstanding parity stock with like voting rights, referred to as “voting parity stock,” voting as a single class, will be entitled to elect two members of the Crescent Board (the “preferred stock directors”) at the next annual meeting (or at a special meeting called for the purpose of electing the preferred stock directors prior to the next annual meeting) and at each subsequent annual meeting until all accrued and unpaid dividends for all past dividend periods have been declared and paid in full. The election of any preferred stock director is subject to the qualification that the election would not cause Crescent to violate the corporate governance requirements of The NASDAQ Global Market (or any other exchange on which Crescent’s securities may be listed) that listed companies must have a majority of independent directors. Upon the termination of the right of the holders of Series A Preferred Stock and voting parity stock to vote for preferred stock directors, as described above, the preferred stock directors will cease to be qualified as directors, their term of office will terminate immediately and the number of Crescent’s authorized directors will be reduced by two directors. The holders of a majority of shares of Series A Preferred Stock and voting parity stock, voting as a class, may remove any preferred stock director, with or without cause, as well as fill any vacancy created by the removal of a preferred stock director. If the office of a preferred stock director becomes vacant for any other reason, the remaining preferred stock director may choose a successor to fill such vacancy for the remainder of the unexpired term.

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Crescent had deferred dividend payments on the Series A Preferred Stock beginning with the payment due February 15, 2011; however, on April 12, 2012, Crescent received approval from the Federal Reserve Bank of Richmond to resume payment of preferred dividends on the Series A Preferred Stock. Crescent paid all deferred cumulative preferred dividends, in the amount of $1.6 million, plus current dividends on the regularly scheduled quarterly payment date of May 15, 2012.

Other Voting Rights. So long as any shares of Series A Preferred Stock are outstanding, in addition to any other vote or written consent of stockholders required by law or by Crescent’s certificate of incorporation, the vote or consent of the holders of at least 66 2/3% of the shares of Series A Preferred Stock at the time outstanding, voting as a separate class, given in person or by proxy, either in writing without a meeting or by vote at any meeting called for the purpose, will be necessary for effecting or validating:

·	any amendment or alteration of Crescent’s certificate of designations for the Series A Preferred Stock that would authorize or create or increase the authorized amount of, or any issuance of, any shares of, or any securities convertible into or exchangeable or exercisable for shares of, any class or series of capital stock ranking senior to the Series A Preferred Stock with respect to payment of dividends and/or distribution of assets on Crescent’s liquidation, dissolution or winding up;

·	any amendment, alteration or repeal of any provision of Crescent’s certificate of designations for the Series A Preferred Stock that would adversely affect the rights, preferences, privileges or voting powers of the Series A Preferred Stock; or

·	any consummation of a binding share exchange or reclassification involving the Series A Preferred Stock or of a merger or consolidation of Crescent with another entity, unless the shares of Series A Preferred Stock remain outstanding following any such transaction or, if Crescent is not the surviving entity, such shares are converted into or exchanged for preference securities and such remaining outstanding shares of Series A Preferred Stock or preference securities have rights, preferences, privileges and voting powers that are not materially less favorable than the rights, preferences, privileges or voting powers of the Series A Preferred Stock, taken as a whole.

With respect to each action described above, each holder of Series A Preferred Stock will be entitled to one vote for each share of Series A Preferred Stock held.

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The foregoing voting provisions will not apply if, at or prior to the time when the vote or consent would otherwise be required, all outstanding shares of Series A Preferred Stock have been redeemed or called for redemption upon proper notice and sufficient funds have been set aside by Crescent for the benefit of the holders of Series A Preferred Stock to effect the redemption.

Liquidation Rights. If Crescent voluntarily or involuntarily liquidates, dissolves or winds up its affairs, the holders of Series A Preferred Stock will be entitled to receive a liquidation preference equal to $1,000 per share, plus any accrued and unpaid dividends, whether or not declared, to the date of payment. Holders of Series A Preferred Stock will be entitled to receive the liquidation preference out of Crescent’s assets or proceeds that are available for distribution to stockholders, subject to the rights of any of Crescent’s creditors, but before any distribution of assets is made to holders of Crescent’s common stock and any other shares ranking, as to that distribution, junior to the Series A Preferred Stock.

If Crescent’s assets or proceeds are not sufficient to pay the total liquidation preference in full to all holders of Series A Preferred Stock and all holders of other shares of stock ranking equally with the Series A Preferred Stock, holders of the Series A Preferred Stock and parity stock will share ratably in any distribution in proportion to the full respective distributions to which such stockholders are entitled. If the liquidation preference per share of Series A Preferred Stock has been paid in full to all holders of Series A Preferred Stock and other shares of parity stock, the holders of Crescent’s common stock or any other shares ranking, as to such distribution, junior to the Series A Preferred Stock will be entitled to receive all of Crescent’s remaining assets according to their respective rights and preferences. For purposes of the liquidation rights, the merger or consolidation of Crescent with any other corporation or other entity, including a merger or consolidation in which the holders of Series A Preferred Stock receive cash, securities or other property for their shares, or the sale lease or exchange (for cash, securities or other property) of all or substantially all of Crescent’s assets, will not constitute a liquidation, dissolution or winding up of Crescent’s affairs.

Dividend Rights. The holders of Series A Preferred Stock are entitled to receive, if, as and when declared by the Crescent Board, out of assets legally available for payment, cumulative cash dividends at a rate per annum of 5% per share with respect to each dividend period during the five year period following January 9, 2009 and 9% per share thereafter on (i) the liquidation preference of $1,000 per share of Series A Preferred Stock and (ii) the amount of accrued and unpaid dividends for any prior dividend period on such shares, if any.

Dividends are payable quarterly in arrears on February 15, May 15, August 15 and November 15 of each year. Dividends payable during any dividend period are computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable with respect to the Series A Preferred Stock are payable to the holders of record of shares of Series A Preferred Stock on the date that is 15 calendar days immediately preceding the applicable dividend payment date or such other record date as the Crescent Board determines, so long as such record date is not more than 60 nor less than 10 days prior to the applicable dividend payment date.

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Dividends on the Series A Preferred Stock are cumulative. If for any reason the Crescent Board does not declare a dividend on the Series A Preferred Stock for a particular dividend period, or if the Crescent Board declares less than a full dividend, Crescent is obligated to pay the unpaid portion of the dividend for that period and the unpaid dividend will compound on each subsequent dividend date (meaning that dividends for future dividend periods will accrue on any unpaid dividend amounts for prior dividend periods). Crescent is required to provide written notice to the holders of shares of Series A Preferred Stock prior to the applicable dividend payment date if Crescent determines not to pay any dividend or a full dividend with respect to the Series A Preferred Stock.

Crescent is subject to various regulatory policies and requirements relating to the payment of dividends, including requirements to maintain adequate capital above regulatory minimums. The Federal Reserve Board is authorized to determine, under certain circumstances relating to the financial condition of a bank holding company, that the payment of dividends would be an unsafe or unsound practice and to prohibit their payment.

With respect to the payment of dividends and the amounts to be paid upon liquidation, the Series A Preferred Stock will rank (i) senior to Crescent’s common stock and all other equity securities designated as ranking junior to the Series A Preferred Stock and (ii) at least equally with all other equity securities designated as ranking on a parity with the Series A Preferred Stock, with respect to the payment of dividends and distribution of assets upon Crescent’s liquidation, dissolution or winding up.

So long as any share of Series A Preferred Stock remains outstanding, unless all accrued and unpaid dividends for all past dividend periods have been contemporaneously declared and paid in full, no dividend or distribution may be declared or paid on shares of common stock or any other shares of junior stock or parity stock, other than a dividend payable solely in shares of common stock. In addition, Crescent may not purchase, redeem or otherwise acquire for consideration any shares of common stock, other junior stock or parity stock unless all accrued and unpaid dividends for all past dividend periods on the Series A Preferred Stock are fully paid, other than: (i) redemptions, purchases or other acquisitions of shares of common stock or other junior stock in connection with the administration of Crescent’s employee benefit plans in the ordinary course of business and consistent with past practice; (ii) any dividends or distributions of rights of junior stock in connection with a stockholders’ rights plan or any redemption or repurchase of rights pursuant to any stockholders’ rights plan; (iii) Crescent’s acquisition of record ownership in junior stock or parity stock for the beneficial ownership of any other persons (other than Crescent or any of Crescent’s subsidiaries), including as trustees or custodians; and (iv) the exchange or conversion of junior stock for or into other junior stock or of parity stock for or into other parity stock or junior stock, but only to the extent that such acquisition is required pursuant to binding contractual agreements entered into before January 9, 2009 or any subsequent agreement for the accelerated exercise, settlement or exchange thereof for common stock.

On any dividend payment date for which full dividends on the Series A Preferred Stock and any other parity stock are not paid, or declared and funds set aside therefor, all dividends declared on the Series A Preferred Stock and any other parity stock will be declared pro rata among the holders of any such shares who have the right to receive dividends, in proportion to the respective amounts of the undeclared and unpaid dividends relating to the dividend period.

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Subject to the foregoing, such dividends (payable in cash, securities or other property) as may be determined by the Crescent Board may be declared and paid on any of Crescent’s securities, including common stock and other junior stock, from time to time out of any funds legally available for such payment, and the holders of Series A Preferred Stock will not be entitled to participate in any such dividends.

Transfer Agent and Registrar. The transfer agent and registrar for Crescent’s Series A Preferred Stock is Broadridge Corporate Issuer Solutions, Inc.

Restriction on Ownership. Any holder of 33% or more of Crescent’s total equity, or a holder of Crescent’s Series A Preferred Stock if such holder otherwise exercises a “controlling influence” over Crescent, is subject to regulation as a bank holding company under the BHCA.

Treasury Warrant

In connection with Treasury’s purchase of Crescent’s Series A Preferred Stock, Crescent issued to Treasury a warrant exercisable for 833,705 shares of Crescent’s common stock (subject to adjustment as described below) at an initial exercise price of $4.48 per common share (the “Warrant”). The Warrant is currently exercisable at any time by surrender of the Warrant, notice of exercise and payment of the exercise price for the shares of common stock for which the Warrant is being exercised. The exercise price may be paid either by Crescent’s withholding of such number of shares of common stock issuable upon exercise of the Warrant equal in value to the aggregate exercise price of the Warrant determined by reference to the market price of Crescent’s common stock on the trading day on which the Warrant is exercised and notice of exercise is delivered to Crescent or, if agreed to by Crescent and Treasury, by the payment of cash.

Rights as a Stockholder

Treasury will not have any rights provided to the holders of Crescent’s common stock, including any voting or dividend rights, until (and then only to the extent) the Warrant has been exercised.

Transferability

The Warrant and all rights under the Warrant are transferable in whole or in part.

Adjustments to the Warrant

Adjustments in Connection with Stock Splits, Subdivisions, Reclassifications and Combinations. If Crescent (i) pays a dividend or makes a distribution on its common stock in shares of common stock, (ii) subdivides or reclassifies outstanding shares of Crescent’s common stock into a greater number of shares or (iii) combines or reclassifies Crescent’s outstanding shares of common stock into a smaller number of shares, the number of shares of common stock issuable upon exercise of the Warrant at the time of the record date for such dividend or distribution or the effective date of such subdivision, combination or reclassification will be proportionately adjusted so that after such date Treasury will be entitled to purchase the number of shares of Crescent’s common stock that such holder would have owned or been entitled to receive in respect of the shares of Crescent’s common stock subject to the Warrant after such date had the Warrant been exercised immediately prior to such date.

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Other Distributions. If Crescent declares any dividends or distributions other than those described above or Crescent’s historical, ordinary cash dividends, the exercise price of the Warrant will be adjusted to reflect such a distribution.

Certain Repurchases. If Crescent effects a pro rata repurchase of common stock, then both the number of shares issuable upon exercise of the Warrant and the exercise price will be adjusted.

Business Combinations. In the event of a merger, consolidation, statutory share exchange or similar transaction involving Crescent and requiring stockholder approval, Treasury’s right to receive shares of Crescent’s common stock upon exercise of the Warrant will convert into the right to exercise the Warrant for the consideration that would have been payable to Treasury with respect to the shares of common stock for which the Warrant may be exercised, as if the Warrant had been exercised prior to such merger, consolidation, statutory share exchange or similar transaction.

Certain Restrictions in the Certificate of Incorporation Having Potential Anti-Takeover Effect

General

The following is a summary of the material provisions of Crescent’s certificate of incorporation and Crescent’s bylaws that address matters of corporate governance and the rights of stockholders. Certain of these provisions may delay or prevent takeover attempts not first approved by the Crescent Board (including takeovers that certain stockholders may deem in their best interests). These provisions could also delay or prevent the removal of incumbent directors or the assumption of control by certain stockholders.

Issuance of Additional Shares

The Crescent Board may issue additional authorized shares of its capital stock to deter future attempts to gain control of Crescent. Further, Crescent’s certificate of incorporation, subject to certain limitations, authorizes the Crescent Board to provide, by resolution and without further stockholder action, for the issuance of shares of preferred stock in one or more classes or series, to establish the number of shares to be included in each such class or series and to fix the voting powers, designations, powers, preferences and other rights of the shares of each such class or series and any qualifications, limitations or restrictions thereof. As a result of its ability to take such actions without stockholder approval, the Crescent Board could dilute or otherwise adversely affect the voting power of the holders of common stock and, by issuing shares of preferred stock with certain voting, conversion and/or redemption rights, could discourage any attempt to obtain control of Crescent.

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Amendment of Bylaws

Subject to certain restrictions described below, either a majority of the Crescent Board or a majority of Crescent’s stockholders may adopt, amend or repeal Crescent’s bylaws. A bylaw adopted, amended or repealed by the stockholders may not be readopted, amended or repealed by the Crescents Board unless Crescent’s certificate of incorporation or a bylaw adopted by the stockholders authorizes the Crescent Board to adopt, amend or repeal that particular bylaw or Crescent’s bylaws generally. Crescent’s stockholders may generally adopt, amend or repeal Crescent’s bylaws in accordance with the DGCL.

“Comparison of Shareholders’ Rights for Existing ECB Shareholders,” below, further describes provisions of Crescent’s certificate of incorporation and Crescent’s bylaws that would have the effect of impeding an attempt to change or remove Crescent’s management or to gain control of Crescent in a transaction not supported by the Crescent Board.

COMPARISON OF SHAREHOLDERS’ RIGHTS FOR EXISTING ECB SHAREHOLDERS

The current rights of ECB shareholders are governed by North Carolina law, including the NCBCA and Chapter 53 of the North Carolina General Statutes, and ECB’s articles of incorporation and ECB’s bylaws. Upon consummation of the merger, holders of ECB common stock who receive Crescent common stock as merger consideration will become holders of Crescent common stock. Because Crescent is a Delaware corporation, the rights of such shareholders will be governed by the Delaware General Corporation Law, Crescent’s certificate of incorporation and Crescent’s bylaws following the merger.

The following is a summary of material differences between the rights of holders of Crescent common stock and the rights of holders of ECB common stock. The following summary does not purport to be a complete statement of the provisions affecting and differences between the rights of holders of Crescent common stock and the rights of holders of ECB common stock. The identification of specific provisions or differences is not meant to indicate that other equally or more significant differences do not exist. This summary is qualified in its entirety by reference to Delaware and North Carolina law and the certificate or articles of incorporation and bylaws of Crescent and ECB, to which the shareholders of ECB are referred.

Authorized Capital

ECB. ECB is authorized to issue 50,000,000 common shares, par value $3.50 per share, 2,000,000 mandatorily convertible non-voting common shares, par value $3.50 per share, and 2,000,000 preferred shares, no par value per share. Of the 2,000,000 preferred shares, 20,000 are designated as Series A Preferred Stock.

Crescent. Crescent is authorized to issue 75,000,000 shares of common stock, par value $0.001 per share, and 5,000,000 shares of preferred stock, no par value per share. Of the 5,000,000 shares of preferred stock, 24,900 shares are designated as Series A Preferred Stock.

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Annual Meetings of Shareholders

ECB. ECB’s bylaws provide that an annual meeting will be held during the first six months following ECB’s immediately preceding fiscal year end on a date and at a time determined by the ECB Board. If an annual meeting is not held within six months following the fiscal year end, a substitute annual meeting may be called by following the procedures for calling a special meeting of shareholders.

Crescent. Crescent’s bylaws provide that an annual meeting will be held each year on a date and at a time designated by the Crescent Board.

Special Meetings of Shareholders

ECB. ECB’s bylaws provide that special meetings of the ECB shareholders may be called by or at the direction of the chairman of the board or the chief executive officer or by resolution duly adopted by the board of directors.

Crescent. Crescent’s bylaws provide that special meetings of the Crescent stockholders may be called by the chairman of the board of directors or by its Secretary upon direction of the Crescent Board pursuant to a resolution adopted by a majority of the entire board of directors.

Shareholder Nomination of Directors

ECB. ECB’s bylaws provide that nominations for election to the board of directors may be made by the board of directors or by a shareholder of record entitled to vote for the election of directors. Nominations, other than those made by the board, must be submitted to the secretary in writing not later than the close of business on the fifth business day following the date on which notice of the meeting at which the election is to be held is given to shareholders. The nomination must set forth: (i) the name and address of both the nominating shareholder and the director nominee; (ii) a representation that the nominating shareholder is a holder of record of ECB’s shares, is entitled to vote in the election of directors and plans to appear, in person or by proxy, at the meeting to nominate their director nominee; (iii) a description of all arrangements or understandings between the shareholder and each of his nominees and any other person (naming such person(s)) pursuant to which the nomination is to be made; and (iv) any other information regarding the director nominee required to be included in a proxy statement filed pursuant to the rules of the SEC if the nominee had been nominated by the board of directors. The nomination must also include the written consent of each nominee to serve as a director if so elected.

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Crescent. Under Crescent’s bylaws, nominations of directors may be made only (i) pursuant to Crescent’s notice of meeting, (ii) by or at the direction of the board of directors or a duly authorized committee thereof or (iii) by a stockholder in a written notice addressed to Crescent’s secretary. For stockholder nominations, the stockholder must be (A) a stockholder of record (and, with respect to a beneficial owner, if different, on whose behalf the nomination is made, only if such beneficial owner is the beneficial owner of shares) at the time the notice of nomination is delivered to Crescent’s secretary and at the time of the meeting, (B) entitled to vote at the meeting and (C) in accordance with the procedures set forth in Crescent’s bylaws. The bylaws provide that notice must be generally delivered to Crescent’s corporate secretary not later than the close of business on the 90th day nor earlier than the close of business on the 120th day prior to the first anniversary of the preceding year’s annual meeting (and in the case of special meetings, not earlier than the close of business on the 120th day prior to the special meeting and not later than the close of business on the later of the 90th day prior to such special meeting the 10th day following the day on which public announcement is first made of the date of the special meeting). Crescent’s bylaws set forth detailed disclosures that must be provided in such notice, including (i) certain identifying information with respect to the nominating stockholder and director nominee, (ii) a description of agreements, if any, related to the nomination, (iii) information regarding the beneficial ownership of Crescent securities held by the nominating stockholder and director nominee, respectively, (iv) an agreement by the director nominee to be identified in the proxy statement, serve as director if elected and submit to a suitability check if required and (v) various other information regarding the nominating stockholder and director nominee required to be provided in proxy statements by SEC rules and regulations.

Number of Directors

ECB. ECB’s bylaws provide that the number of ECB directors will be fixed by the ECB Board. The ECB Board currently consists of eight directors.

Crescent. Under Crescent’s bylaws, the number of directors may not be less than five nor more than twenty five, with the actual number of directors to be fixed by the Crescent Board. The Crescent Board currently consists of twelve directors.

Classification of Directors

ECB. ECB’s bylaws provide that directors are divided into three classes, with each class elected to staggered three-year terms so that the terms of approximately one-third of the directors expire each year.

Crescent. The Crescent Board is not classified, and all directors are elected annually.

Removal of Directors

ECB. ECB’s bylaws provide that any ECB director may be removed from office at any time with or without cause by a vote of shareholders whenever the number of votes cast in favor of removal of the director exceeds the number of votes cast against such removal. If a director is elected by a voting group of shareholders, only the shareholders of that voting group may participate in the vote to remove such director.

Crescent. Crescent’s certificate of incorporation provides that directors elected by the holders of Series A Preferred Stock in certain instances, as described above, may be removed at any time, with or without cause, by the affirmative vote of the holders of a majority of the shares of Series A Preferred Stock voting separately as a class together with the holders of shares of voting parity stock. In all other instances regarding removal of directors, Crescent’s certificate of incorporation and Crescent’s bylaws are silent and Delaware law controls, which states that any director may be removed, with or without cause, by the holders of a majority of the shares then entitled to vote an election of directors.

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Voting Rights

Amendment of Articles

Under North Carolina law, which applies to ECB, unless a corporation’s board of directors, articles of incorporation, or bylaws adopted by shareholders require a greater vote, amendments to articles of incorporation must be approved by a majority of all votes entitled to be cast on the matter, and if applicable, a majority of the votes entitled to be cast on the matter within each voting group entitled to vote as a separate voting group on the amendment.

Under Delaware law, which applies to Crescent, unless a corporation’s certificate of incorporation requires a greater vote, amendments to certificates of incorporation must be approved by a majority of all votes entitled to be cast on the matter, and if applicable, a majority of the votes entitled to be cast on the matter within each voting group entitled to vote as a separate voting group on the amendment.

Neither ECB’s articles of incorporation nor Crescent’s certificate of incorporation require more than a majority of votes cast with respect to amendments to ECB’s articles of incorporation or Crescent’s certificate of incorporation, as the case may be, except in the certain instances where holders of Series A Preferred Stock of ECB and Crescent are entitled to vote as a separate class, which include (i) authorization of stock ranking senior to the Series A Preferred Stock, (ii) amendment to the terms of the Series A Preferred Stock and (iii) the approval of share exchanges, reclassifications, mergers and other consolidations involving the Series A Preferred Stock and require the affirmative vote or consent of holders of at least 66 2/3% of the holders of Series A Preferred Stock.

Amendment of Bylaws

Both of ECB’s and Crescent’s board of directors may amend or repeal their respective bylaws, except to the extent otherwise provided by law, each entity’s articles or certificate of incorporation or a bylaw adopted by stockholders. North Carolina and Delaware law also allow stockholders to amend or repeal the bylaws. A bylaw adopted, amended or repealed by the stockholders of either of ECB or Crescent may not be readopted, amended or repealed by the board of directors unless the articles or certificate of incorporation or a bylaw adopted by stockholders authorizes the board to adopt, amend or repeal that particular bylaw or the bylaws generally.

Required Vote for Certain Business Combinations

Neither ECB’s articles of incorporation nor Crescent’s certificate of incorporation places any requirements on the vote for approval of a business combination beyond that which is required by North Carolina law and Delaware law, respectively.

Appraisal Rights

ECB. Under Article 13 of the NCBCA, certain shareholders have appraisal rights to obtain “fair value” for their shares in connection with certain business combinations and corporate actions. The NCBCA does not generally confer appraisal rights to shareholders of public corporations such as ECB; however, appraisal rights are generally available in the context of “interested transactions” (as defined in Section 55-13-01(7) of the NCBCA) and for shareholders who are required to accept anything other than cash or shares of a corporation. ECB shareholders do not have appraisal rights in connection with this transaction.

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Crescent. Under the DGCL, a stockholder of a Delaware corporation who has not voted in favor of, nor consented in writing to, a merger or consolidation in which the corporation is participating generally has the right to an appraisal of the fair value of the stockholder’s shares of stock, subject to specified procedural requirements. The DGCL does not generally confer appraisal rights to stockholders of public corporations such as Crescent. Crescent stockholders do not have appraisal rights in connection with this transaction.

Even if a corporation’s stock meets the foregoing requirements, however, the DGCL provides that appraisal rights generally will be permitted if stockholders of the corporation are required to accept for their stock in any merger, consolidation or similar transaction anything other than (i) shares of the corporation surviving or resulting from the transaction, or depository receipts representing shares of the surviving or resulting corporation, or those shares or depository receipts plus cash in lieu of fractional interests, or (ii) shares of any other corporation, or depository receipts representing shares of the other corporation, or those shares or depository receipts plus cash in lieu of fractional interests, which shares or depository receipts are listed on a national securities exchange.

State Anti-Takeover Statutes

Business Combinations.

ECB. The North Carolina Shareholder Protection Act generally requires that, unless certain “fair price” and procedural requirements are satisfied, an affirmative vote of 95% of a public corporation’s voting shares is required to approve certain business combination transactions with another entity that is the beneficial owner, directly or indirectly, of more than 20% of the corporation’s voting shares or which is an affiliate of the corporation and previously has been a 20% beneficial holder of such shares. The Shareholder Protection Act is applicable to ECB but does not apply to this transaction.

Crescent. The DGCL generally prohibits a public corporation from engaging in a “business combination” with an “interested stockholder” (generally, a stockholder who beneficially owns 15% or more of the corporation’s voting power) for a period of three years following the date that the stockholder became an “interested stockholder” unless (i) prior to that time the corporation’s board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an “interested stockholder”; (ii) upon the completion of the transaction that resulted in the stockholder becoming an “interested stockholder,” the “interested stockholder” owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, subject to specified adjustments; or (iii) at or subsequent to that time, the business combination is approved by the corporation’s board of directors and authorized at an annual or special meeting of stockholders by the affirmative vote of at least 66 2/3% of the outstanding voting stock that is not owned by the “interested stockholder.” The term “business combination” is defined to include a wide variety of transactions, including mergers, consolidations, sales or other dispositions of 10% or more of a corporation’s assets and various other transactions that may benefit an “interested stockholder.” Crescent’s certificate of incorporation contains a provision opting out of the restrictions prescribed by this Section of the DGCL. The merger does not constitute a prohibited business combination under this statute.

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Control Share Acquisition.

ECB. The North Carolina Control Share Acquisition Act generally provides that, except as provided below, “Control Shares” will not have any voting rights. Control Shares are shares acquired by a person under certain circumstances which, when added to other shares owned, would give such person effective control over one-fifth, one-third, or a majority of all voting power in the election of the corporation’s directors. However, voting rights will be restored to Control Shares by resolution approved by the affirmative vote of the holders of a majority of the corporation’s voting stock (other than shares held by the owner of the Control Shares, officers of the corporation, and directors of the corporation). If voting rights are granted to Control Shares which give the holder a majority of all voting power in the election of the corporation’s directors, then the corporation’s other shareholders may require the corporation to redeem their shares at their fair value. The North Carolina Control Share Acquisition Act is applicable to ECB.

Crescent. The DGCL does not contain a control share acquisition statute.

Anti-Takeover Effect of Certain Provisions of ECB’s Articles of Incorporation and Bylaws

The ability of the ECB Board to expand the number of directors, without shareholder approval, and to fill vacancies resulting from such an increase, may allow the ECB Board to prevent, for a period of time, a person or entity owning a majority of shares from electing a majority of the ECB directors. Moreover, the classification of the ECB Board may have the effect of delaying any person or entity owning a majority of shares from electing its designees to a majority of seats on the ECB Board.

Anti-Takeover Effect of Certain Provisions of Crescent’s Certificate of Incorporation and Bylaws

Crescent’s certificate of incorporation, subject to certain limitations, authorizes the Crescent Board to issue shares of preferred stock without stockholder approval. If such preferred stock is created by the Crescent Board with certain voting, conversion and/or redemption rights, its issuance could discourage takeover attempts. Crescent’s bylaws also generally allow a majority of the Crescent Board to adopt, amend or repeal the bylaws, unless such bylaw was adopted, amended or repealed by Crescent’s stockholders, which could also deter takeovers. Further, the ability of the Crescent Board to expand the number of directors, without stockholder approval, and to fill vacancies resulting from such an increase, may allow the Crescent Board to prevent, for a period of time, a person or entity owning a majority of shares from electing a majority of the Crescent directors.

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Indemnification

ECB. ECB’s articles provide for the indemnification of directors to the fullest extent permitted by the NCBCA against personal liability to ECB and its shareholders or otherwise for monetary damages for breach of any duty as director. ECB’s bylaws provide for the indemnification of its officers, directors, employees, and agents, including such persons serving at ECB’s request as a director, officer, employee, partner, trustee or agent of another corporation or entity, against all liability and litigation expense, including reasonable attorney’s fees.

Crescent. Crescent’s certificate of incorporation provides for indemnification of its directors to the fullest extend permitted by the DGCL against personal liability to Crescent or any of its stockholders or otherwise for monetary damages for breach of any duty as director. Crescent’s bylaws provide for the indemnification of its officers and directors, including officers and directors serving a the request of Crescent as a director, officer, employee or agent of another corporation or entity against all liability and loss suffered and expenses (including attorneys’ fees) reasonably incurred by such person.

INFORMATION ABOUT ECB

When used in this section, the terms “we,” “us,” “our” and similar terms refer to ECB Bancorp, Inc.

General

We are a North Carolina corporation organized during 1998 by East Carolina Bank and at the direction of its Board of Directors to serve as East Carolina Bank’s parent holding company. We operate as a bank holding company registered with the Federal Reserve Board, and our primary business activity is owning East Carolina Bank and promoting its banking business. Through East Carolina Bank, we engage in a general, community-oriented commercial and consumer banking business.

East Carolina Bank is a North Carolina-chartered bank that was founded in 1919. Its deposits are insured under the DIF of the FDIC to the maximum amount permitted by law, and it is subject to supervision and regulation by the FDIC and the NCCOB.

Like other community banks, our net income depends primarily on our net interest income, which is the difference between the interest income we earn on loans, investment assets and other interest-earning assets, and the interest we pay on deposits and other interest-bearing liabilities. To a lesser extent, our net income also is affected by non-interest income we derive principally from fees and charges for our services, as well as the level of our non-interest expenses, such as expenses related to our banking facilities and salaries and employee benefits.

Our operations are significantly affected by prevailing economic conditions, competition, and the monetary, fiscal and regulatory policies of governmental agencies. Lending activities are influenced by the general credit needs of small and medium-sized businesses and individuals in our banking markets, competition among lenders, the level of interest rates, and the availability of funds. Deposit flows and costs of funds are influenced by prevailing market interest rates (primarily the rates paid on competing investments), account maturities and the levels of personal income and savings in our banking markets.

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Our and East Carolina Bank’s headquarters are located at 35050 U.S. Highway 264 East in Engelhard, North Carolina, and our telephone number at that address is (252) 925-9411.

Business Offices and Banking Markets

East Carolina Bank has 25 full-service banking offices located in thirteen North Carolina counties. Our banking markets are located east of the Interstate Highway 95 corridor in portions of the Coastal Plain region of North Carolina which extends from the Virginia border along the coast of North Carolina to the South Carolina border. Within that region, we subdivide our banking markets into two banking regions. The following table lists our branch offices in each banking region.

Region	Branches	County
Northeast Region	Currituck	Currituck
	Southern Shores/ Kitty Hawk	Dare
	Nags Head	Dare
	Manteo	Dare
	Avon	Dare
	Hatteras	Dare
	Ocracoke	Hyde
	Engelhard	Hyde
	Swan Quarter	Hyde
	Fairfield	Hyde
	Columbia	Tyrrell
	Creswell	Washington
	Hertford	Perquimans

Southeast Region	Greenville (three offices)	Pitt
	Wilmington	New Hanover
	Porters Neck	New Hanover
	Ocean Isle Beach	Brunswick
	Leland	Brunswick
	Morehead City	Carteret
	New Bern	Craven
	Washington	Beaufort
	Winterville	Pitt
	Williamston	Martin

Competition

Commercial banking in North Carolina is highly competitive, due in large part to our state’s early adoption of statewide branching. Over the years, federal and state legislation (including the elimination of restrictions on interstate banking) has heightened the competitive environment in which all financial institutions conduct their business, and competition among financial institutions of all types has increased significantly.

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Banking also is highly competitive in our banking markets, and customers tend to aggressively “shop” the terms of both their loans and deposits. We compete with other commercial banks, savings banks and credit unions, including banks headquartered or controlled by companies headquartered outside of North Carolina but that have offices in our banking markets. According to the most recent market share data published by the FDIC, on June 30, 2011 there were 302 offices of 34 different FDIC-insured depository institutions (including us) in the 13 counties in which we have banking offices. Four of those banks (Wells Fargo, BB&T, Bank of America and First Citizens Bank) controlled an aggregate of approximately 60% of all deposits in the 13-county area held by those 4 institutions, while we held approximately 7% of total deposits.

We believe community banks can compete successfully by providing personalized service and making timely, local decisions, and that further consolidation in the banking industry is likely to create additional opportunities for community banks to capture deposits from customers of other financial institutions who become dissatisfied as their financial institutions grow larger. Additionally, we believe continued growth in our banking markets provides us with an opportunity to capture new deposits from new residents.

Almost all our customers are small- and medium-sized businesses and individuals. We try to differentiate ourselves from our larger competitors with our focus on relationship banking, personalized service, direct customer contact, and our ability to make credit and other business decisions locally. We also depend on our reputation as a community bank in our banking markets, our involvement in the communities we serve, the experience of our senior management team, and the quality of our associates. We believe that our focus allows us to be more responsive to our customers’ needs and more flexible in approving loans based on collateral quality and personal knowledge of our customers.

Services

Our banking operations are primarily retail oriented and directed toward small- and medium-sized businesses and individuals located in our banking markets. We derive the majority of our deposits and loans from customers in our banking markets, but we also make loans and have deposit relationships with commercial and consumer customers in areas surrounding our immediate banking markets. We also market certificates of deposit by advertising our deposit rates on an Internet certificate of deposit network, and we accept “brokered” deposits. We provide most traditional commercial and consumer banking services, but our principal activities are taking demand and time deposits and making commercial and consumer loans. Our primary source of revenue is interest income we derive from our lending activities.

We do not believe we have any one customer from whom more than 10% of our revenues are derived. However, we have multiple customers, commercial and retail, that are directly or indirectly affected by, or engaged in businesses related to, the tourism and agribusiness industries and that, in the aggregate, historically have provided greater than 10% of our revenues.

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Seasonality and Cycles

Because the local economies of communities in our Northeast Region and Southeast Regions depend, to a large extent, on tourism and agribusiness (including seafood related businesses), historically there has been an element of seasonality in our business in those regions. However, more recently, the extent to which seasonality affects our business has diminished somewhat, largely as a result of a shift away from the seasonal population growth that once characterized many of our coastal communities and toward a more year-round economy resulting from increasing numbers of permanent residents and retirees relocating to these markets. The seasonal patterns that once characterized agribusiness also have been lessened with agricultural product diversification, the year round marketing and sales of agricultural commodities, and agribusiness tax and financial planning.

The current real estate cycle has been trending downward in most of East Carolina Bank’s markets. This downward trend has and will continue to have an impact on the real estate lending of East Carolina Bank. Continued emphasis will be placed on the customer’s ability to generate sufficient cash flow to support their total credit exposure rather than reliance upon the underlying value of the real estate being held as collateral for those loans.

Lending Activities

General. We make a variety of commercial and consumer loans to small- and medium-sized businesses and individuals for various business and personal purposes, including term and installment loans, business and personal lines of credit, equity lines of credit and overdraft checking credit. For financial reporting purposes, our loan portfolio generally is divided into real estate loans, consumer installment loans, commercial and industrial loans (including agricultural production loans), and credit cards and related plans. We make credit card services available to our customers through a correspondent relationship. Statistical information about our loan portfolio is contained in this Joint Proxy Statement/Prospectus under the caption “ECB’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Real Estate Loans. Our real estate loan classification includes all loans secured by real estate. Real estate loans include loans made to purchase, construct or improve residential or commercial real estate, and for real estate development purposes. However, many of our real estate loans, while secured by real estate, were made for various other commercial, agricultural and consumer purposes (which may or may not be related to our real estate collateral). This generally reflects our efforts to reduce credit risk by taking real estate as primary or additional collateral, whenever possible, without regard to loan purpose. Substantially all of our real estate loans are secured by real property located in or near our banking markets. On September 30, 2012, loans amounting to approximately 78.4% of our loan portfolio were classified as real estate loans. We make long-term residential mortgage loans through our mortgage department. These loans are held for sale and we generally hold these loans for a short period of time of approximately ten days. This allows us to make long-term residential loans available to our customers and generate fee income but avoid most risks associated with those loans.

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One to Four Family Residential Loans. As of September 30, 2012, we had $54.1 million in one to four family first and second mortgage residential loans, which represents 10.5% of our total loan portfolio and 13.3% of our real estate secured loans. The majority of these loans are originated with maturities of five years or less with amortization periods ranging from fifteen to twenty years. The majority of these loans are priced at fixed rates and none have escrow provisions. These loans are primarily made to individuals for various purposes. Most “true” mortgage loans are referred to the Bank’s Mortgage Division for origination and sale in the secondary market. Loans that do not fit within those market parameters are sometimes housed in this portfolio on a short maturity to allow time for the loan to either “season” to meet secondary guidelines or convert to some other type of mortgage product outside of the Bank’s parameters. 90% of these loans are first mortgage loans. The Bank also offers a 5/1 ARM in house mortgage product to handle select credits that do not qualify for the secondary portfolio. These loans are originated and serviced by the Mortgage Division but housed in the Bank’s loan portfolio. As of September 30, 2012 there were only 4 of these loans totaling $1.8 million in the portfolio.

While we anticipate that our adjustable-rate loans will better offset the adverse effects on our net interest income of an increase in interest rates as compared to fixed-rate mortgages, the increased mortgage payments required of adjustable-rate loans in a rising interest rate environment could cause an increase in delinquencies and defaults. The marketability of the underlying property also may be adversely affected in a high interest rate environment. In addition, although adjustable-rate mortgage loans help make our asset base more responsive to changes in interest rates, the extent of this interest sensitivity is limited by the annual and lifetime interest rate adjustment limits.

Home Equity Lines of Credit. As of September 30, 2012, we had total commitments of $60.2 million and outstanding amounts of $34.1 million of home equity lines of credit. This represents 6.6% of our total loan portfolio and 8.4% of our real estate secured portfolio. The vast majority of these accounts are secured by junior deeds of trust on primary or secondary residences with proceeds used for consumer purposes. Rental or investment properties are not allowed to have equity lines under the Bank’s policy guidelines. Our equity lines are priced at the Wall Street Journal Prime Rate and are not tiered. All lines originated since mid-2009 have a floor rate of 4.00%. Our policy provides for maximum limits up to $250,000 and payments are either 1.5% of the outstanding balance or accrued interest only and have a maturity of 15 years. Interest only home equity lines of credit represented total commitments of $46 million and current outstanding amounts of $28.6 million. Payment history on these accounts have been very good with very low delinquencies. Losses on these accounts through September 30, 2012 totalled $197,000.

Commercial Real Estate. Commercial real estate, construction loans and multi-family residential loans typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. Repayment of commercial real estate loans may depend on the successful operation of income producing properties, a business, or a real estate project and, therefore, may, to a greater extent than in the case of other loans, be subject to the risk of adverse conditions in the economy generally or in the real estate market in particular. Each of these categories will be addressed as follows:

Construction, Acquisition and Development. On September 30, 2012, our construction and acquisition and development loans (consumer and commercial) amounted to $65.7 million or approximately 12.7% of our loan portfolio and 16.2% of our real estate portfolio. Construction loans involve special risks because loan funds are advanced on the security of houses or other improvements that are under construction and are of uncertain value before construction is complete. For that reason, it is more difficult to evaluate accurately the total loan funds required to complete a project and the related loan-to-value ratios. To reduce these risks, we generally limit loan amounts to 85% of the projected “as built” appraised values of our collateral on completion of construction. For larger projects, we include amounts for contingencies in our construction cost estimates. We generally require a qualified permanent financing commitment from an outside lender unless we have agreed to convert the construction loan to permanent financing ourselves. To further mitigate risks associated with the construction, we require, in advance, a review of all costs, plans and specifications as well as a builder analysis completed by the Bank’s Construction Management Specialist, who is independent of the lending function. His job is to review and ensure that all costs are in line with market conditions and oversee the inspection process of each project through completion and ultimate permanent funding. 98% of these loans are priced on a variable rate typically indexed to The East Carolina Bank’s Prime Rate of 4.00% plus a premium. The payments are interest only with the average maturity being one year or less. There are isolated exceptions where the maturity date is greater than one year depending on the complexity of the project. This component of the loan portfolio has experienced the most delinquencies and has the highest amount of losses in the entire portfolio over the last several years. 43.3% of total loan losses through September 30, 2012 occurred in Construction, Acquisition and Development loans.

Commercial Owner Occupied and Non-Owner Occupied Real Estate. As of September 30, 2012, we had $205.0 million in outstanding amounts which represents 40.0% of total loans outstanding and 50.6% of real estate loans outstanding. Of that amount, $80.4 million is in Owner Occupied Real Estate. These loans are generally to individuals or small business owners that utilize the real estate pledged as collateral for the operation of their respective businesses. The primary source of repayment for these loans is the cash flow from the operations of the respective businesses. The remaining $124.6 million in outstanding is in Non-Owner Occupied Real Estate. These are generally non-farm, non-residential properties that are leased to third parties where the rental income from the respective property is the key driver of cash flow coverage. Our real estate loans may be made at fixed or variable interest rates, and they generally have maturities that do not exceed five years and provide for payments based on amortization schedules of less than twenty years. A real estate loan with a maturity of more than five years or that is based on an amortization schedule of more than five years generally will include contractual provisions that allow us to call the loan in full, or provide for a “balloon” payment in full, at the end of a period of no more than five years. The lingering impact of the recession has been reflected in an increase in delinquencies and losses in these portions of the portfolio. Through September 30, 2012, losses in this category have totaled $1.2 million or 29.1% of total loan losses.

Loans secured by commercial real estate, including multi-family real estate, generally have larger balances and involve a greater degree of risk than residential mortgage loans. Of primary concern in commercial real estate lending is the borrower’s creditworthiness and the feasibility and cash flow potential of the project. Payments on loans secured by income properties often depend on successful operation and management of the properties. As a result, repayment of such loans may be subject to a greater extent than residential real estate loans to adverse conditions in the real estate market or the economy.

Multi-Family Residential Real Estate. As of September 30, 2012, we had $15.8 million in outstandings which represents 3.1% of total loans outstanding or 3.9% of total real estate loans. These loans are typically structured on principal and interest payments with maturities not exceeding twenty years. The loan amounts are based on the net operating income cash flow of the respective projects and in addition to the real estate, they carry an assignment of leases, rents and profits as additional collateral. Loan amounts are generally limited to the lesser of 85% of the current appraised value or a maximum loan amount determined by a 1.25 times coverage of annualized debt service by annualized net operating income. Cash flow is always the primary driver in the lending analysis of these types of projects. The Bank has experienced excellent repayment in these loan types with virtually no losses over the last five years.

Farm Real Estate. As of September 30, 2012, we had $28.0 million in farm real estate loans in the portfolio. This represents 5.4% of total loans outstanding and 6.9% of total real estate loans. These loans are primarily made to individuals or small corporate farms for the acquisition of farmland to be used primarily in row crop production. They are typically set up with a typical maturity of three to five years based on a maximum amortization of twenty years and principal and interest payments are typically made annually at the end of the harvest season. Delinquencies and losses are non-existent in this sector of the portfolio, due in part to the overall strength of the agricultural economy but due largely to the superior quality of the Bank’s agricultural customer base.

Consumer Installment Loans. Our consumer installment loans consist primarily of loans for various consumer purposes, as well as the outstanding balances of non-real estate secured consumer revolving credit accounts. A majority of these loans are secured by liens on various personal assets of the borrowers, but they also may be made on an unsecured basis. On September 30, 2012, our consumer installment loans made up approximately 1.2% of our loan portfolio, and approximately 21.9% of the aggregate outstanding balances of those loans were unsecured. In addition to loans classified on our books as consumer installment loans, many of our loans included in the real estate loan classification are made for consumer purposes but are classified as real estate loans on our books because they are secured by first or junior liens on real estate. Consumer loans generally are made at fixed interest rates and with maturities or amortization schedules that generally do not exceed five years. However, consumer-purpose loans secured by real estate (and, thus, classified as real estate loans as described above) may be made for terms of up to 15 years but under terms that allow us to call the loan in full, or provide for a “balloon” payment, at the end of a period of no more than five years.

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Consumer installment loans involve greater risks than other loans, particularly in the case of loans that are unsecured or secured by depreciating assets. When damage or depreciation reduces the value of our collateral below the unpaid balance of a defaulted loan, repossession may not result in repayment of the entire outstanding loan balance. The resulting deficiency may not warrant further substantial collection efforts against the borrower. In connection with consumer lending in general, the success of our loan collection efforts is highly dependent on the continuing financial stability of our borrowers, and our collection of consumer installment loans may be more likely to be adversely affected by a borrower’s job loss, illness, personal bankruptcy or other change in personal circumstances than is the case with other types of loans.

Commercial and Industrial Loans and Agricultural Loans. Our commercial and industrial loan classification includes loans to small- and medium-sized businesses and individuals for working capital, equipment purchases and various other business and agricultural purposes. This classification excludes any loan secured by real estate. These loans generally are secured by business assets, such as inventory, accounts receivable, equipment or similar assets, but they also may be made on an unsecured basis. On September 30, 2012, our commercial and industrial loans made up approximately 18.2% of our loan portfolio, and approximately 8.6% of the aggregate outstanding balances of those loans represented unsecured loans. Those loans included approximately $33.2 million, or approximately 6.4% of our total loans, to borrowers engaged in agriculture, commercial fishing or seafood-related businesses. In addition to loans classified on our books as commercial and industrial loans, many of our loans included in the real estate loan classification are made for commercial or agricultural purposes but are classified as real estate loans on our books because they are secured by first or junior liens on real estate. Commercial and industrial loans may be made at variable or fixed rates of interest. However, any loan that has a maturity or amortization schedule of longer than five years normally will be made at an interest rate that varies with our prime lending rate and will include contractual provisions that allow us to call the loan in full, or provide for a “balloon” payment in full, at the end of a period of no more than five years. Commercial and industrial loans typically are made on the basis of the borrower’s ability to make repayment from business cash flow. As a result, the ability of borrowers to repay commercial loans may be substantially dependent on the success of their businesses, and the collateral for commercial loans may depreciate over time and cannot be appraised with as much precision as real estate.

Loan Pricing. We price our loans under policies established as a part of our asset/liability management function. For larger loans, we use a pricing model developed by an outside vendor to reduce our exposure to interest rate risk on fixed and variable rate loans that have maturities of longer than three years. On September 30, 2012, approximately 56% of the total dollar amount of our loans accrued interest at variable rates.

Loan Administration and Underwriting. We make loans based, to a great extent, on our assessment of borrowers’ income, cash flow, net worth, sources of repayment and character. The principal risk associated with each of the categories of our loans is the creditworthiness of our borrowers, and our loans may be viewed as involving a higher degree of credit risk than is the case with some other types of loans, such as long-term residential mortgage loans, in which greater emphasis is placed on collateral values. To manage this risk, we have adopted written loan policies and procedures, and our loan portfolio is administered under a defined process. That process includes guidelines and standards for loan underwriting and risk assessment, and procedures for loan approvals, loan grading, ongoing identification and management of credit deterioration, and portfolio reviews to assess loss exposure and to test our compliance with our credit policies and procedures.

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The loan underwriting standards we use include an evaluation of various factors, including a loan applicant’s income, cash flow, payment history on other debts, and ability to meet existing obligations and payments on the proposed loan. Although an applicant’s creditworthiness is a primary consideration in the loan approval process, our underwriting process for secured loans also includes analysis of the value of the proposed collateral in relation to the proposed loan amount. We consider the value of collateral, the degree of certainty of that value, the marketability of the collateral in the event of foreclosure or repossession, and the likelihood of depreciation in the collateral value.

Our Board of Directors has approved levels of lending authority for lending and credit personnel based on our aggregate credit exposure to a borrower. A loan that satisfies East Carolina Bank’s loan policies and is within a lending officer’s assigned authority may be approved by that officer alone. Loans involving aggregate credit exposures in excess of a lending officer’s authority may be approved by a Credit Policy Officer in our Loan Administration Department up to the amount of that officer’s authority. Above those amounts, a secured or unsecured loan involving an aggregate exposure to a single relationship of up to $2 million may be approved either by our Chief Executive Officer, Chief Revenue Officer or Chief Credit Officer, and a loan involving an aggregate exposure to a single relationship of up to $3 million may be approved by our General Loan Committee which consists of our Chief Executive Officer, Chief Revenue Officer and Chief Credit Officer. A loan that exceeds the approval authority of that Committee, and, notwithstanding the above credit authorities, any single loan in excess of $2 million, must be approved by the Executive Committee of our Board of Directors.

When a loan is made, our lending officer handling that loan assigns it a grade based on various underwriting and other criteria under our risk grading procedures. Any proposed loan that grades below a threshold set by our Board of Directors must be reviewed by a Credit Policy Officer before it can be made, even if the loan amount is within the loan officer’s approval authority. The grades assigned to loans we make indicate the level of ongoing review and attention we will give to those loans to protect our position and reduce loss exposure.

After loans are made, they are reviewed by our Loan Administration personnel for adequacy of contract documentation, compliance with regulatory requirements, and documentation of compliance with our loan underwriting criteria. Also, our Credit Policy Officers conduct detailed reviews of selected loans based on various criteria, including loan type, amount, collateral, and borrower identity, and the particular lending officer’s or branch’s lending history. These reviews include at least 10% of the loans made by each lending officer. All loans involving an aggregate exposure of $2 million or more ultimately are reviewed after funding by the Executive Committee of our Board of Directors. Each loan involving an aggregate exposure of more than $350,000 is required to be reviewed at least annually by the lending officer who originated the loan, and those reviews are monitored by a Credit Policy Officer. Loan Administration personnel also periodically review various loans based on various criteria, and we retain the services of an independent credit risk management consultant to annually review our problem loans, a random sampling of performing loans related to our larger aggregate credit exposures, and selected other loans.

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During the life of each loan, its grade is reviewed and validated or modified to reflect changes in circumstances and risk. We generally place a loan on a nonaccrual status when it becomes 90 days past due or whenever we believe collection of that loan has become doubtful. We charge off loans when the collection of principal and interest has become doubtful and the loans no longer can be considered sound collectible assets (or, in the case of unsecured loans, when they become 90 days past due).

Our Special Assets Manager, who reports directly to our Chief Credit Officer, monitors the overall performance of our loan portfolio, monitors the collection activities of our lending officers, and directly supervises collection actions that involve legal action or bankruptcies.

Allowance for Loan Losses. Our Board of Directors reviews all impaired loans at least quarterly, and our management reviews asset quality trends monthly. Based on these reviews and our current judgments about the credit quality of our loan portfolio and other relevant internal and external factors, we have established an allowance for loan losses. The adequacy of the allowance is assessed by our management monthly and reviewed by our Board of Directors each quarter. On September 30, 2012, our allowance was $11.4 million and amounted to 2.20% of our total loans and approximately 39.0% of our nonperforming loans.

On September 30, 2012, our nonperforming loans (consisting of non-accrual loans, loans past due greater than 90 days and still accruing interest, and restructured loans) amounted to approximately $29.2 million, and we had $7.1 million of other real estate owned and repossessed collateral acquired in settlement of loans on our books. We also had $1.4 million in other nonperforming investment assets on our books at September 30, 2012. (See “ ECB’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”)

Deposit Activities and Other Sources of Funds

General. Deposits, borrowings and loan repayments are the major sources of our funds for lending and other investment purposes. Scheduled loan repayments are a relatively stable source of funds, while deposit inflows and outflows and loan prepayments are significantly influenced by general interest rates and money market conditions.

Deposit Accounts. Our deposit services include business and individual checking accounts, NOW accounts, money market checking accounts, savings accounts and certificates of deposit. We monitor our competition in order to keep the rates paid on our deposits at a competitive level. On September 30, 2012, our time deposits of $100,000 or more amounted to approximately $87.2 million, or approximately 13.9% of our total deposits. We derive the majority of our deposits from within our banking market. However, we also accept deposits through deposit brokers and market our certificates of deposit by advertising our deposit rates on an Internet certificate of deposit network, and we generate a significant amount of out-of-market deposits in that manner. Although we accept these deposits primarily for liquidity purposes, we also use them to manage our interest rate risk. On September 30, 2012, our out-of-market deposits amounted to approximately $24.1 million, or approximately 3.1% of our total deposits and approximately 8.6% of our total certificates of deposit.

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Business Banking and Cash Management Services. We also offer a variety of deposit accounts designed for the businesses operating in our market area. Our business banking deposit products include a commercial checking account and checking accounts specifically designed for small businesses. We also offer remote capture products for business customers to meet their online banking needs. Additionally, we offer sweep accounts and money market accounts for businesses. We are seeking to increase our commercial deposits through the offering of these types of cash management products.

Statistical information about our deposit accounts is contained in this Joint Proxy Statement/Prospectus under the caption “ECB’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Borrowings. We may utilize advances from the Federal Home Loan Bank of Atlanta to supplement our supply of investable funds. The Federal Home Loan Bank functions as a central reserve bank providing credit for its member financial institutions. As a member, we are required to own capital stock in the Federal Home Loan Bank and are authorized to apply for advances on the security of such stock and certain of our whole first mortgage loans and other assets (principally securities which are obligations of, or guaranteed by, the United States), provided certain standards related to creditworthiness have been met. Advances are made under several different programs, each having its own interest rate and range of maturities. Depending on the program, limitations on the amount of advances are based either on a fixed percentage of an institution’s net worth or on the Federal Home Loan Bank’s assessment of the institution’s creditworthiness. At September 30, 2012, we had the ability to borrow a total of $185.5 million from the Federal Home Loan Bank of Atlanta, of which $53.5 million was outstanding. All of our borrowings from the Federal Home Loan Bank are secured by a blanket lien on residential real estate or investment securities.

Financial Services. ECB Wealth Management, a department of East Carolina Bank, offers customers a range of nondeposit services and products, including investment and retirement planning services, mutual funds, fixed income and equity securities, real estate investment trusts and life insurance services. Wealth management fees totaled $242,000 during the nine months ended September 30, 2012.

Investment Portfolio

On September 30, 2012, our investment portfolio totaled approximately $285.0 million and included municipal securities, corporate notes, mortgage-backed securities guaranteed by the Government National Mortgage Association or issued by the Federal National Mortgage Corporation and Federal Home Loan Mortgage Corporation (including collateralized mortgage obligations), and securities issued by U.S. government-sponsored enterprises and agencies. We have classified all of our securities as “available-for-sale,” and we analyze their performance at least quarterly. Our securities have various interest rate features, maturity dates and call options.

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Statistical information about our investment portfolio is contained in this Joint Proxy Statement/Prospectus under the caption “ECB’s Management’s Discussion and Analysis of Financial Condition and Results of Operations.”

Employees

On September 30, 2012, East Carolina Bank employed 248 full-time employees (including our executive officers), and six part-time employees. We have no separate employees of our own. East Carolina Bank is not party to any collective bargaining agreement with its employees, and we consider East Carolina Bank’s relations with its employees to be good.

Supervision and Regulation

As a registered bank holding company, we are subject to examination, regulation and periodic reporting under the BHCA, as administered by the Federal Reserve Board. In addition, East Carolina Bank is subject to extensive regulation by the NCCOB, as its chartering agency, and by the FDIC, as its deposit insurer, and East Carolina Bank’s deposits are insured up to applicable limits by the FDIC. This regulation and supervision establishes a comprehensive framework of activities in which an institution can engage and is intended primarily for the protection of depositors and, for purposes of the FDIC, the protection of the insurance fund. The regulatory structure also gives the regulatory authorities extensive discretion in connection with their supervisory and enforcement activities and examination policies, including policies with respect to the classification of assets and the establishment of adequate loan loss reserves for regulatory purposes. Any change in such regulatory requirements and policies, whether by the North Carolina legislature, the FDIC or Congress, could have a material adverse impact on our operations. East Carolina Bank is a member of the Federal Home Loan Bank of Atlanta.

Certain regulatory requirements applicable to us are referred to below or elsewhere herein. This description of statutes and regulations is intended to be a summary of the material provisions of such statutes and regulations and their effects on us. You are encouraged to reference the actual statutes and regulations for additional information.

Recent Regulatory Reform

The Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), which was enacted on July 21, 2010, will significantly change the current bank regulatory structure and affect the lending, investment, trading and operating activities of financial institutions and their holding companies. The Dodd-Frank Act eliminated the Office of Thrift Supervision and required that federal savings associations be regulated by the Office of the Comptroller of the Currency (the primary federal regulator for national banks). The Dodd-Frank Act also authorized the Federal Reserve Board to supervise and regulate all savings and loan holding companies.

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The Dodd-Frank Act requires the Federal Reserve Board to set minimum capital levels for bank holding companies that are as stringent as those required for insured depository institutions, and the components of Tier 1 capital would be restricted to capital instruments that are currently considered to be Tier 1 capital for insured depository institutions. In addition, the proceeds of trust preferred securities are excluded from Tier 1 capital unless such securities were issued prior to May 19, 2010 by bank or savings and loan holding companies with less than $15 billion of assets. The legislation also establishes a floor for capital of insured depository institutions that cannot be lower than the standards in effect today, and directs the federal banking regulators to implement new leverage and capital requirements within 18 months. These new leverage and capital requirements must take into account off-balance sheet activities and other risks, including risks relating to securitized products and derivatives.

The Dodd-Frank Act also created a new Consumer Financial Protection Bureau with broad powers to supervise and enforce consumer protection laws. The Consumer Financial Protection Bureau has broad rulemaking authority for a wide range of consumer protection laws that apply to all banks and savings institutions, including the authority to prohibit “unfair, deceptive or abusive” acts and practices. The Consumer Financial Protection Bureau has examination and enforcement authority over all banks and savings institutions with more than $10.0 billion in assets. Banks and savings institutions with $10.0 billion or less in assets will be examined by their applicable bank regulators. The new legislation also weakens the federal preemption available for national banks and federal savings associations, and gives the state attorneys general the ability to enforce applicable federal consumer protection laws.

The Dodd Frank Act also broadens the base for FDIC insurance assessments, permanently increases the maximum amount of deposit insurance for banks, savings institutions and credit unions to $250,000 per depositor, retroactive to January 1, 2008, and provides that noninterest-bearing transaction accounts have unlimited deposit insurance through December 31, 2012. Lastly, the Dodd-Frank Act will increase shareholder influence over boards of directors by requiring companies to give shareholders a non-binding vote on executive compensation and so-called “golden parachute” payments, and by authorizing the Securities and Exchange Commission to promulgate rules that would allow shareholders to nominate and solicit votes for their own candidates using a company’s proxy materials. The legislation also directs the Federal Reserve Board to promulgate rules prohibiting excessive compensation paid to bank holding company executives, regardless of whether the company is publicly traded.

It is difficult to predict at this time what impact the new legislation and implementing regulations will have on community banks such as East Carolina Bank, including the lending and credit practices of such banks. Moreover, many of the provisions of the Dodd-Frank Act are not yet in effect, and the legislation requires various federal agencies to promulgate numerous and extensive implementing regulations over the next several years. Although the substance and scope of these regulations cannot be determined at this time, it is expected that the legislation and implementing regulations will increase our operating and compliance costs in the future.

Holding Company Regulation

We are subject to examination, regulation and periodic reporting under the BHCA, as administered by the Federal Reserve Board. As a result, prior Federal Reserve Board approval would be required for us to acquire direct or indirect ownership or control of any voting securities of any bank or bank holding company if, after such acquisition, it would, directly or indirectly, own or control more than 5% of any class of voting shares of the bank or bank holding company. In addition to the approval of the Federal Reserve Board, before any bank acquisition can be completed, prior approval may also be required to be obtained from other agencies having supervisory jurisdiction over the bank to be acquired.

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A bank holding company is generally prohibited from engaging in, or acquiring, direct or indirect control of more than 5% of the voting securities of any company engaged in non-banking activities. One of the principal exceptions to this prohibition is for activities found by the Federal Reserve Board to be so closely related to banking or managing or controlling banks as to be a proper incident thereto. Some of the principal activities that the Federal Reserve Board has determined by regulation to be so closely related to banking are: (i) making or servicing loans; (ii) performing certain data processing services; (iii) providing discount brokerage services; (iv) acting as fiduciary, investment or financial advisor; (v) leasing personal or real property; (vi) making investments in corporations or projects designed primarily to promote community welfare; and (vii) acquiring a savings and loan association.

The Gramm-Leach-Bliley Act of 1999 authorizes a bank holding company that meets specified conditions, including being “well capitalized” and “well managed,” to opt to become a “financial holding company” and thereby engage in a broader array of financial activities than previously permitted. Such activities can include insurance underwriting and investment banking.

We are also subject to the Federal Reserve Board’s capital adequacy guidelines for bank holding companies (on a consolidated basis), which are substantially similar to those of the FDIC for East Carolina Bank.

A bank holding company is generally required to give the Federal Reserve Board prior written notice of any purchase or redemption of then outstanding equity securities if the gross consideration for the purchase or redemption, when combined with the net consideration paid for all such purchases or redemptions during the preceding 12 months, is equal to 10% or more of the company’s consolidated net worth. The Federal Reserve Board may disapprove such a purchase or redemption if it determines that the proposal would constitute an unsafe and unsound practice, or would violate any law, regulation, Federal Reserve Board order or directive, or any condition imposed by, or written agreement with, the Federal Reserve Board. The Federal Reserve Board has adopted an exception to this approval requirement for well-capitalized bank holding companies that meet certain other conditions.

The Federal Reserve Board has issued a policy statement regarding the payment of dividends by bank holding companies. In general, the Federal Reserve Board’s policies provide that dividends should be paid only out of current earnings and only if the prospective rate of earnings retention by the bank holding company appears consistent with the organization’s capital needs, asset quality and overall financial condition. The Federal Reserve Board’s policies also require that a bank holding company serve as a source of financial strength to its subsidiary banks by standing ready to use available resources to provide adequate capital funds to those banks during periods of financial stress or adversity and by maintaining the financial flexibility and capital-raising capacity to obtain additional resources for assisting its subsidiary banks where necessary. Under the prompt corrective action laws, the ability of a bank holding company to pay dividends may be restricted if a subsidiary bank becomes undercapitalized. These regulatory policies could affect our ability to pay dividends or otherwise engage in capital distributions.

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Under the Federal Deposit Insurance Act, depository institutions are liable to the FDIC for losses suffered or anticipated by the FDIC in connection with the default of a commonly controlled depository institution or any assistance provided by the FDIC to such an institution in danger of default. This law would have potential applicability if we ever held as a separate subsidiary a depository institution in addition to East Carolina Bank.

We are affected by the monetary and fiscal policies of various agencies of the United States Government, including the Federal Reserve System. In view of changing conditions in the national economy and in the money markets, it is impossible for management to accurately predict future changes in monetary policy or the effect of such changes on our business or financial condition.

Our status as a registered bank holding company under the BHCA, does not exempt us from certain federal and state laws and regulations applicable to corporations generally, including, without limitation, certain provisions of the federal securities laws.

Federal Reserve System

The Federal Reserve Board’s regulations require savings institutions to maintain noninterest earning reserves against their transaction accounts (primarily Negotiable Order of Withdrawal (“NOW”) and regular checking accounts). The regulations generally provide that reserves be maintained against aggregate transaction accounts as follows: a 3% reserve ratio is assessed on net transaction accounts up to and including $58.8 million; a 10% reserve ratio is applied above $58.8 million. The first $10.7 million of otherwise reservable balances (subject to adjustments by the Federal Reserve Board) are exempted from the reserve requirements. The amounts are adjusted annually. East Carolina Bank complies with the foregoing requirements.

U.S. Treasury’s Troubled Asset Relief Program (TARP) Capital Purchase Program

On January 16, 2009, we issued Series A Preferred Stock in the amount of $17,949,000 and a warrant to purchase 144,984 shares of our common stock to the Treasury as a participant in the TARP CPP. The Series A Preferred Stock qualifies as Tier 1 capital for purposes of regulatory capital requirements and calls for cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter. Until the U.S. Treasury ceases to own our securities sold under the TARP CPP, or following certain qualified transactions such as the merger contemplated herein, the compensation arrangements for our senior executive officers must comply in all respects with the U.S. Emergency Economic Stabilization Act of 2008, as amended by the American Recovery and Reinvestment Act of 2009, and the rules and regulations thereunder.

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 North Carolina Banking Laws and Supervision

General. As a North Carolina commercial bank, East Carolina Bank is subject to supervision, regulation and examination by the NCCOB and to various North Carolina statutes and regulations which govern, among other things, investment powers, lending and deposit taking activities, borrowings, maintenance of surplus and reserve accounts, distributions of earnings and payment of dividends. In addition, East Carolina Bank is also subject to North Carolina consumer protection and civil rights laws and regulations. The approval of the NCCOB is required for a North Carolina commercial bank to establish or relocate branches, merge with other financial institutions, organize a holding company, issue stock and undertake certain other activities.

Loans to One Borrower Limitations. North Carolina law generally limits a state chartered commercial bank’s direct or indirect extensions of credit to a single borrower to 15% of the unimpaired capital of the bank. An additional 10% of unimpaired capital may be lent if secured by readily marketable collateral having a market value at least equal to the additional loans.

Branching. With appropriate regulatory approvals, North Carolina commercial banks are authorized to establish branches both in North Carolina and in other states. As a result of the Dodd-Frank Act, federal law allows de novo interstate branching and branching through mergers. A bank that establishes a branch in another state may conduct any activity at that branch office that is permitted by the law of that state to the extent that the activity is permitted either for a state bank chartered by that state or for a branch in the state of an out-of-state national bank.

Restrictions on Payment Dividends. A North Carolina commercial bank may not pay dividends on its capital stock if its regulatory capital would thereby be reduced below its applicable required capital levels, such as a distribution that would cause a bank to become “undercapitalized.”

In April 2011, East Carolina Bank’s Board of Directors adopted a resolution at the request of the FDIC that provides that, among other things, East Carolina Bank will not pay any cash dividend to us without seeking the prior approval of the FDIC and NCCOB. If East Carolina Bank is unable to pay dividends to us, then we may not be able to service our debt, pay our other obligations or pay dividends on our common stock and the Series A Preferred Stock we have sold to Treasury.

Regulatory Enforcement Authority. Any North Carolina commercial bank that does not operate in accordance with the regulations, policies and directives of the NCCOB may be subject to sanctions for noncompliance, including revocation of its articles of incorporation. The NCCOB may, under certain circumstances, suspend or remove officers or directors of a state commercial bank who have violated the law or conducted the bank’s business in a manner which is unsafe or unsound. Upon finding that a state commercial bank has engaged in an unsafe, unsound or discriminatory manner, the NCCOB may issue an order to cease and desist and impose civil monetary penalties on the institution.

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Federal Banking Regulations

Capital Requirements. Under the FDIC’s regulations, federally insured state-chartered banks that are not members of the Federal Reserve System (“state non-member banks”), such as East Carolina Bank, are required to comply with minimum leverage capital requirements. For an institution determined by the FDIC to not be anticipating or experiencing significant growth and to be, in general, a strong banking organization rated composite 1 under the Uniform Financial Institutions Ranking System established by the Federal Financial Institutions Examination Council, the minimum capital leverage requirement is a ratio of Tier 1 capital to total assets of 3.0%. For all other institutions, the minimum leverage capital ratio is not less than 4.0%. Tier 1 capital is the sum of common shareholder’s equity, noncumulative perpetual preferred stock (including any related surplus) and minority investments in certain subsidiaries, less intangible assets (except for certain servicing rights and credit card relationships) and certain other specified items.

In addition, FDIC regulations require state non-member banks to maintain certain ratios of regulatory capital to regulatory risk-weighted assets, or “risk-based capital ratios.” Risk-based capital ratios are determined by allocating assets and specified off-balance sheet items to four risk-weighted categories ranging from 0.0% to 100.0%. State non-member banks must maintain a minimum ratio of total capital to risk-weighted assets of at least 8.0%, of which at least one-half must be Tier 1 capital. Total capital consists of Tier 1 capital plus Tier 2 or supplementary capital items, which include allowances for loan losses in an amount of up to 1.25% of risk-weighted assets, cumulative preferred stock and certain other capital instruments, and a portion of the net unrealized gain on equity securities. The includable amount of Tier 2 capital cannot exceed the amount of the institution’s Tier 1 capital.

The following table lists our consolidated regulatory capital ratios, and East Carolina Bank’s separate regulatory capital ratios, at September 30, 2012. On that date, our capital ratios were at levels to qualify us as “well capitalized.”

	Minimum Required Ratios	Required to be “Well Capitalized”	Our Consolidated Capital Ratios	East Carolina Bank’s Capital Ratios
Leverage Capital Ratio (Tier 1 Capital to average assets)	3.0%	5.0%	8.27%	8.27%
Risk-based capital ratios:
Tier 1 Capital Ratio (Tier 1 Capital to risk-weighted assets)	4.0%	6.0%	12.36%	12.36%
Total Capital Ratio (Total Capital to risk-weighted assets)	8.0%	10.0%	13.62%	13.62%

Standards for Safety and Soundness. As required by statute, the federal banking agencies adopted final regulations and Interagency Guidelines Establishing Standards for Safety and Soundness to implement safety and soundness standards. The guidelines set forth the safety and soundness standards that the federal banking agencies use to identify and address problems at insured depository institutions before capital becomes impaired. The guidelines address internal controls and information systems, internal audit system, credit underwriting, loan documentation, interest rate exposure, asset growth, asset quality, earnings and compensation, fees and benefits. Most recently, the agencies have established standards for safeguarding customer information. If the appropriate federal banking agency determines that an institution fails to meet any standard prescribed by the guidelines, the agency may require the institution to submit to the agency an acceptable plan to achieve compliance with the standard.

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Investment Activities. Since the enactment of FDIC Improvement Act, all state- chartered federally insured banks, including commercial banks, have generally been limited in their investment activities to principal and equity investments of the type and in the amount authorized for national banks, notwithstanding state law. The FDIC Improvement Act and the FDIC regulations permit exceptions to these limitations. For example, state chartered banks may, with FDIC approval, continue to exercise state authority to invest in common or preferred stocks listed on a national securities exchange or The NASDAQ Global Market and in the shares of an investment company registered under the Investment Company Act of 1940, as amended. The maximum permissible investment is 100.0% of Tier 1 Capital, as specified by the FDIC’s regulations, or the maximum amount permitted by North Carolina law, whichever is less. In addition, the FDIC is authorized to permit such institutions to engage in state authorized activities or investments not permissible for national banks (other than non-subsidiary equity investments) if they meet all applicable capital requirements and it is determined that such activities or investments do not pose a significant risk to the Deposit Insurance Fund. The FDIC has adopted regulations governing the procedures for institutions seeking approval to engage in such activities or investments. The Gramm-Leach-Bliley Act of 1999 specifies that a non-member bank may control a subsidiary that engages in activities as principal that would only be permitted for a national bank to conduct in a “financial subsidiary” if a bank meets specified conditions and deducts its investment in the subsidiary for regulatory capital purposes.

Prompt Corrective Regulatory Action. Federal law requires, among other things, that federal bank regulatory authorities take “prompt corrective action” with respect to banks that do not meet minimum capital requirements. For these purposes, the law establishes five capital categories: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized and critically undercapitalized.

The FDIC has adopted regulations to implement the prompt corrective action legislation. An institution is deemed to be “well capitalized” if it has a total risk-based capital ratio of 10.0% or greater, a Tier 1 risk-based capital ratio of 6.0% or greater and a leverage ratio of 5.0% or greater. An institution is “adequately capitalized” if it has a total risk-based capital ratio of 8.0% or greater, a Tier 1 risk-based capital ratio of 4.0% or greater, and generally a leverage ratio of 4.0% or greater. An institution is “undercapitalized” if it has a total risk-based capital ratio of less than 8.0%, a Tier 1 risk-based capital ratio of less than 4.0%, or generally a leverage ratio of less than 4.0%. An institution is deemed to be “significantly undercapitalized” if it has a total risk-based capital ratio of less than 6.0%, a Tier 1 risk-based capital ratio of less than 3.0%, or a leverage ratio of less than 3.0%. An institution is considered to be “critically undercapitalized” if it has a ratio of tangible equity (as defined in the regulations) to total assets that is equal to or less than 2.0%.

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“Undercapitalized” banks must adhere to growth, capital distribution (including dividend) and other limitations and are required to submit a capital restoration plan. A bank’s compliance with such a plan is required to be guaranteed by any company that controls the undercapitalized institution in an amount equal to the lesser of 5.0% of the institution’s total assets when deemed undercapitalized or the amount necessary to achieve the status of adequately capitalized. If an “undercapitalized” bank fails to submit an acceptable plan, it is treated as if it is “significantly undercapitalized.” “Significantly undercapitalized” banks must comply with one or more of a number of additional restrictions, including but not limited to an order by the FDIC to sell sufficient voting stock to become adequately capitalized, requirements to reduce total assets, cease receipt of deposits from correspondent banks or dismiss directors or officers, and restrictions on interest rates paid on deposits, compensation of executive officers and capital distributions by the parent holding company. “Critically undercapitalized” institutions are subject to additional measures including, subject to a narrow exception, the appointment of a receiver or conservator within 90 days after it obtains such status.

Transactions with Affiliates. Transactions between banks and their related parties or affiliates are limited by Sections 23A and 23B of the Federal Reserve Act. An affiliate of a bank is any company or entity that controls, is controlled by or is under common control with the bank. In a holding company context, the parent bank holding company and any companies which are controlled by such parent holding company are affiliates of the bank. Generally, Sections 23A and 23B of the Federal Reserve Act and Regulation W (i) limit the extent to which the bank or its subsidiaries may engage in “covered transactions” with any one affiliate to an amount equal to 10.0% of such institution’s capital stock and surplus, and contain an aggregate limit on all such transactions with all affiliates to an amount equal to 20.0% of such institution’s capital stock and surplus and (ii) require that all such transactions be on terms substantially the same, or at least as favorable, to the institution or subsidiary as those provided to non-affiliates. The term “covered transaction” includes the making of loans, purchase of assets, issuance of a guarantee and other similar transactions. In addition, loans or other extensions of credit by the financial institution to the affiliate are required to be collateralized in accordance with the requirements set forth in Section 23A of the Federal Reserve Act. The Sarbanes-Oxley Act of 2002 generally prohibits loans by a company to its executive officers and directors. However, the law contains a specific exception for loans by a depository institution to its executive officers and directors in compliance with federal banking laws assuming such loans are also permitted under the law of the institution’s chartering state. Under such laws, East Carolina Bank’s authority to extend credit to executive officers, directors and 10% shareholders (“insiders”), as well as entities such person’s control, is limited. The law limits both the individual and aggregate amount of loans East Carolina Bank may make to insiders based, in part, on East Carolina Bank’s capital position and requires certain board approval procedures to be followed. Such loans are required to be made on terms substantially the same as those offered to unaffiliated individuals and not involve more than the normal risk of repayment. There is an exception for loans made pursuant to a benefit or compensation program that is widely available to all employees of the institution and does not give preference to insiders over other employees. Loans to executive officers are further limited by specific categories.

Enforcement. The FDIC has extensive enforcement authority over insured state-chartered commercial banks, including East Carolina Bank. This enforcement authority includes, among other things, the ability to assess civil money penalties, issue cease and desist orders and remove directors and officers. In general, these enforcement actions may be initiated in response to violations of laws and regulations and unsafe or unsound practices. The FDIC has authority under federal law to appoint a conservator or receiver for an insured bank under limited circumstances. The FDIC is required, with certain exceptions, to appoint a receiver or conservator for an insured state non-member bank if that bank was “critically undercapitalized” on average during the calendar quarter beginning 270 days after the date on which the institution became “critically undercapitalized.” The FDIC may also appoint itself as conservator or receiver for an insured state non-member institution under specific circumstances on the basis of the institution’s financial condition or upon the occurrence of other events, including: (1) insolvency; (2) substantial dissipation of assets or earnings through violations of law or unsafe or unsound practices; (3) existence of an unsafe or unsound condition to transact business; and (4) insufficient capital, or the incurring of losses that will deplete substantially all of the institution’s capital with no reasonable prospect of replenishment without federal assistance.

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Insurance of Deposit Accounts. The FDIC insures deposits at FDIC insured financial institutions such as East Carolina Bank. Deposit accounts in East Carolina Bank are insured by the FDIC generally up to a maximum of $250,000 per separately insured depositor and up to a maximum of $250,000 for self-directed retirement accounts. The FDIC charges the insured financial institutions premiums to maintain the Deposit Insurance Fund.

As part of its plan to restore the Deposit Insurance Fund in the wake of the large number of bank failures following the financial crisis, the FDIC imposed a special assessment of 5 basis points for the second quarter of 2009. In addition, the FDIC has required all insured institutions to prepay their quarterly risk-based assessments for the fourth quarter of 2009, and for all of 2010, 2011 and 2012. As part of this prepayment, the FDIC assumed a 5% annual growth in the assessment base and applied a 3 basis point increase in assessment rates effective January 1, 2011.

In February 2011, the FDIC published a final rule under the Dodd-Frank Act to reform the deposit insurance assessment system. The rule redefines the assessment base used for calculating deposit insurance assessments effective April 1, 2011. Under the new rule, assessments will be based on an institution’s average consolidated total assets minus average tangible equity as opposed to total deposits. Since the new base will be much larger than the current base, the FDIC also lowered assessment rates so that the total amount of revenue collected from the industry will not be significantly altered. The new rule is expected to benefit smaller financial institutions, which typically rely more on deposits for funding, and shift more of the burden for supporting the insurance fund to larger institutions, which have greater access to non-deposit sources of funding.

Federal Home Loan Bank System. East Carolina Bank is a member of the Federal Home Loan Bank System, which consists of twelve regional Federal Home Loan Banks. The Federal Home Loan Bank provides a central credit facility primarily for member institutions. East Carolina Bank, as a member of the Federal Home Loan Bank of Atlanta, is required to acquire and hold shares of capital stock in that Federal Home Loan Bank. At September 30, 2012, East Carolina Bank complied with this requirement with an investment in Federal Home Loan Bank of Atlanta stock of $4.2 million.

The Federal Home Loan Banks are required to provide funds for the resolution of insolvent thrifts in the late 1980s and to contribute funds for affordable housing programs. These requirements, or general results of operations, could reduce or eliminate the dividends that the Federal Home Loan Banks pay to their members and result in the Federal Home Loan Banks imposing a higher rate of interest on advances to their members. If dividends were reduced, or interest on future Federal Home Loan Bank advances increased, our net interest income would likely also be reduced.

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Community Reinvestment Act. Under the Community Reinvestment Act, as implemented by FDIC regulations, a savings association has a continuing and affirmative obligation consistent with its safe and sound operation to help meet the credit needs of its entire community, including low and moderate income neighborhoods. The Community Reinvestment Act does not establish specific lending requirements or programs for financial institutions nor does it limit an institution’s discretion to develop the types of products and services that it believes are best suited to its particular community. The Community Reinvestment Act requires the FDIC, in connection with its examination of a savings institution, to assess the institution’s record of meeting the credit needs of its community and to take such record into account in its evaluation of certain applications by such institution.

The Community Reinvestment Act requires public disclosure of an institution’s rating and requires the FDIC to provide a written evaluation of an association’s Community Reinvestment Act performance utilizing a four-tiered descriptive rating system.

East Carolina Bank received a “satisfactory” rating as a result of its most recent Community Reinvestment Act assessment.

Other Regulations

Interest and other charges collected or contracted for by East Carolina Bank are subject to state usury laws and federal laws concerning interest rates. East Carolina Bank’s operations are also subject to federal laws applicable to credit transactions, such as the:

·	Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

·	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

·	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed or other prohibited factors in extending credit;

·	Fair Credit Reporting Act of 1978, governing the use and provision of information to credit reporting agencies;

·	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies; and

·	Rules and regulations of the various federal agencies charged with the responsibility of implementing such federal laws.

The operations of East Carolina Bank also are subject to the:

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·	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

·	Electronic Funds Transfer Act and Regulation E promulgated thereunder, which governs automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

·	Check Clearing for the 21st Century Act (also known as “Check 21”), which gives “substitute checks,” such as digital check images and copies made from that image, the same legal standing as the original paper check;

·	Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (referred to as the “USA PATRIOT Act”), which significantly expands the responsibilities of financial institutions in preventing the use of the U.S. financial system to fund terrorist activities. Among other provisions, it requires financial institutions operating in the United States to develop new anti-money laundering compliance programs, due diligence policies and controls to ensure the detection and reporting of money laundering. Such required compliance programs are intended to supplement existing compliance requirements, also applicable to financial institutions, under the Bank Secrecy Act and the Office of Foreign Assets Control Regulations; and

·	The Gramm-Leach-Bliley Act, which places limitations on the sharing of consumer financial information with unaffiliated third parties. Specifically, the Gramm-Leach-Bliley Act requires all financial institutions offering financial products or services to retail customers to provide such customers with the financial institution’s privacy policy and provide such customers the opportunity to “opt out” of the sharing of personal financial information with unaffiliated third parties.

Available Information

Copies of reports we file electronically with the Securities and Exchange Commission, including copies of our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K, and amendments to those reports, are available free of charge through our Internet website as soon as reasonably practicable after they are filed. Our website address is www.myecb.com. These filings also are accessible on the SEC’s website at www.sec.gov. Information on our website should not be considered a part of this Joint Proxy Statement/Prospectus.

Properties

Our offices are located in East Carolina Bank’s corporate offices in Engelhard, North Carolina, and we do not own or lease any separate properties. East Carolina Bank maintains 25 branch offices, 22 of which are owned by East Carolina Bank, and three of which are leased from unaffiliated third parties. The following table contains information about our branch offices.

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Office location	Opening date of original banking office	Owned/Leased	Date current facility built or purchased (1)
35050 Hwy 264 Engelhard, NC	January 1920	Owned	2004

80 Main and Pearl St. Swan Quarter, NC	March 1935	Owned (2)	1975

204 Scuppernong Dr. Columbia, NC	December 1936	Owned (2)	1975

7th St. & Hwy. 64 Creswell, NC	January 1963	Owned	1963

205 Virginia Dare Rd. Manteo, NC	June 1969	Owned	1999

2721 S Croatan Hwy. Nags Head, NC	April 1971	Owned (2)	1974

State Hwy. 12 Hatteras, NC	April 1973	Owned (2)	1980

6839 N.C. Hwy. 94 Fairfield, NC	June 1973	Owned (2)	1973

Hwy. 12 Ocracoke, NC	May 1978	Owned	1978

Hwy. 158 & Juniper Tr. Kitty Hawk, NC	May 1984	Owned (3)	2006

1001 Red Banks Rd. Greenville, NC	August 1989	Owned	1990

2400 Stantonsburg Rd. Greenville, NC	June 1995	Owned	1995

NC Hwy. 12 Avon, NC	June 1997	Leased (4)	—

2878 Caratoke Hwy. Currituck, NC	January 1998	Owned	2001

1418 Carolina Ave. Washington, NC	May 1999	Leased (4)	—

1801 S Glenburnie Rd. New Bern, NC	August 2000	Owned	1996

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Office location	Opening date of original banking office	Owned/Leased	Date current facility built or purchased (1)

1103 Harvey Point Road Hertford, NC	October 2000	Owned (5)	2006

403 East Blvd. Williamston, NC	May 2003	Owned	2003

168 Hwy. 24 Morehead City, NC	January 2004	Owned	2004

1724 Eastwood Rd. Wilmington, NC	June 2004	Owned	2004

100 Causeway Drive Unit 4 Ocean Isle Beach, NC	May 2007	Leased (4)	—

1221 Portertown Rd. Greenville, NC	July 2007	Owned	2007

3810 S. Memorial Dr. Winterville, NC	July 2007	Owned	2007

1101 New Pointe Blvd. Leland, NC	July 2008	Owned	2008

7961 Market Street Wilmington, NC	December 2010	Owned	2010

(1)	Includes only facilities owned by East Carolina Bank.

(2)	Leased from East Carolina Bank’s subsidiary, ECB Realty, Inc. until February 2, 2007. ECB Realty, Inc. was merged into East Carolina Bank on that date and East Carolina Bank acquired title to the property.

(3)	Constructed by East Carolina Bank and first occupied during February 2006 to replace a facility previously leased from ECB Realty, Inc.

(4)	Leased from a third party.

(5)	Constructed by East Carolina Bank and first occupied during January 2006 to replace a facility previously leased from a third party.

East Carolina Bank owns a vacant property in each of Jacksonville, Wilmington, Ocean Isle Beach, New Bern and Grandy, North Carolina, as sites for possible future branch offices.

All of East Carolina Bank’s existing branch offices are in good condition and fully equipped for East Carolina Bank’s purposes. At September 30, 2012, our consolidated investment in premises and banking equipment (cost less accumulated depreciation) was approximately $25.8 million.

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Legal Proceedings

From time to time we may become involved in legal proceedings in the ordinary course of our business. However, subject to the uncertainties inherent in any litigation, we believe that, at September 30, 2012 there was no pending proceedings that are likely to result in a material adverse change in our financial condition or operating results.

ECB’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND RESULTS OF OPERATIONS

This section presents management’s discussion and analysis of ECB’s financial condition and results of operations. You should read the discussion in conjunction with the ECB financial statements and related notes included elsewhere in this Joint Proxy Statement/Prospectus. This discussion contains forward-looking statements that involve risks and uncertainties. ECB’s actual results could differ significantly from those described in these forward-looking statements as a result of various factors. This discussion is intended to assist in understanding ECB’s financial condition and results of operations.

Executive Summary for Three and Nine Months Ended September 30, 2012

ECB is a bank holding company headquartered in Engelhard, North Carolina. Our wholly-owned subsidiary, East Carolina Bank, is a state-chartered community bank that was founded in 1919. For the purpose of this discussion, “we,” “us” and “our” refers to East Carolina Bank and the bank holding company as a single, consolidated entity unless the context otherwise indicates, and “the Bank” refers to East Carolina Bank.

As of September 30, 2012, we had consolidated assets of approximately $927.6 million, total loans of approximately $516.9 million, total deposits of approximately $779.4 million and shareholders’ equity of approximately $84.8 million. For the three months ended September 30, 2012, we had income available to common shareholders of $1.4 million, or $0.48 basic and diluted earnings per share, compared to income available to common shareholders of $0.3 million, or $0.09 basic and diluted earnings per share for the three months ended September 30, 2011. For the nine months ended September 30, 2012, we had net income available to common shareholders of $1.8 million or $0.64 basic and diluted earnings per share, compared to loss attributable to common shareholders of ($0.2) million or ($0.07) basic and diluted loss per share for the nine months ended September 30, 2011.

Critical Accounting Policies

ECB’s accounting policies are in accordance with accounting principles generally accepted in the United States and with general practices within the banking industry. Our significant accounting policies are set forth in Note 1 to our audited consolidated financial statements included in this Joint Proxy Statement/Prospectus under “Financial Statements – ECB Bancorp, Inc.” Management makes a number of estimates and assumptions relating to reported amounts of assets, liabilities, revenues and expenses in the preparation of the financial statements and disclosures. Estimates and assumptions that are most significant to ECB are related to the determination of the allowance for loan losses, asset impairment valuations, postretirement and benefit plan accounting and income taxes.

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We consider our policy regarding the allowance for loan losses to be our most critical accounting policy, because it requires management’s most subjective and complex judgments. In addition, changes in economic conditions can have a significant impact on the allowance for loan losses and, therefore, the provision for loan losses and results of operations. We have developed policies and procedures for assessing the adequacy of the allowance for loan losses, recognizing that this process requires a number of assumptions and estimates with respect to our loan portfolio. Our assessments may be impacted in future periods by changes in economic conditions, the results of regulatory examinations, and the discovery of information with respect to borrowers that is not currently known to management. For additional discussion concerning our allowance for loan losses and related matters, see “Financial Condition” and “Financial Condition at December 31, 2011, 2010 and 2009” below. Other real estate acquired through the settlement of loans is carried at fair value less cost to sell. Management relies on outside appraisals and estimates of costs of disposal in determining this value. The actual disposal value could vary from this fair value estimate.

The determination of retirement plans and other postretirement benefit plans requires the use of estimates and judgments related to the amount and timing of expected future cash out-flows for benefit payments and cash in-flows for maturities. Our retirement plans and other postretirement benefit plans are actuarially determined based on assumptions on the discount rate and the health care cost trend rate. Changes in estimates and assumptions related to mortality rates and future health care costs could have a material impact to our financial condition or results of operations. The discount rate is used to determine the present value of future benefit obligations and the net periodic benefit cost. The discount rate used to value the future benefit obligation as of each year-end is the rate used to determine the periodic benefit cost in the following year. For additional discussion concerning our retirement plans and other postretirement benefits refer to Note 8 of our consolidated financial statements included in this Joint Proxy Statement/Prospectus under “Financial Statements—ECB Bancorp, Inc.”

Management seeks strategies that minimize the tax effect of implementing their business strategies. As such, judgments are made regarding the ultimate consequence of long-term tax planning strategies, including the likelihood of future recognition of deferred tax benefits. ECB’s tax returns are subject to examination by both Federal and State authorities. Such examinations may result in the assessment of additional taxes, interest and penalties. As a result, the ultimate outcome, and the corresponding financial statement impact, can be difficult to predict with accuracy. For additional discussion concerning income taxes refer to Note 6 of our consolidated financial statements included in this Joint Proxy Statement/Prospectus under “Financial Statements—ECB Bancorp, Inc.”

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Comparison of the Results of Operations for the Three- and Nine-Month Periods Ended September 30, 2012 and 2011

The following table summarizes components of income and expense and the changes in those components for the three- and nine-month periods ended September 30, 2012 as compared to the same periods in 2011.

Condensed Consolidated Results of Operations
(Dollars in thousands)

	For the
	Three			For the Nine
	Months			Months
	Ended	Changes from the		Ended	Changes from the Prior
	September	Prior Year		September	Year
	30, 2012	Amount	%	30, 2012	Amount	%
Total interest income	$8,751	$(438)	(4.8)	$25,695	$(2,564)	(9.1)
Total interest expense	1,676	(890)	(34.7)	5,434	(2,389)	(30.5)
Net interest income	7,075	452	6.8	20,261	(175)	(0.9)
Provision for loan losses	1,917	889	86.5	2,783	(3,448)	(55.3)
Net interest income after Provision for loan losses	5,158	(437)	(7.8)	17,478	3,273	23.0
Noninterest income	5,254	2,686	104.6	9,214	2,676	40.9
Noninterest expense	7,942	403	5.3	23,117	2,677	13.1
Income before income taxes	2,470	1,846	295.8	3,575	3,272	1,079.9
Income tax provision	821	724	746.4	961	1,246	(437.2)
Net income	1,649	1,122	212.9	2,614	2,026	344.6
Preferred stock dividend and accretion of discount	267	—	—	797	—	—
Net income available to common shareholders	$1,382	$1,122	431.5	$1,817	$2,026	(969.4)

Net Interest Income

Net interest income (the difference between the interest earned on assets, such as loans and investment securities, and the interest paid on liabilities, such as deposits and other borrowings) is our primary source of operating income. Net interest income for the three months ended September 30, 2012 was $7.1 million, an increase of $452 thousand or 6.8% when compared to net interest income of $6.6 million for the three months ended September 30, 2011. For the nine months ended September 30, 2012, net interest income was $20.3 million, a decrease of $175 thousand or 0.9% when compared to net interest income of $20.4 million for the same period in 2011.

The level of net interest income is determined primarily by the average balances (volume) of interest-earning assets and interest-bearing liabilities and the various rate spreads between our interest-earning assets and our interest-bearing liabilities. Changes in net interest income from period to period result from increases or decreases in the volume of interest-earning assets and interest-bearing liabilities, increases or decreases in the average interest rates earned and paid on such assets and liabilities, the ability to manage the interest-earning asset portfolio (which includes loans), and the availability of particular sources of funds, such as noninterest bearing deposits.

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Interest income decreased $438 thousand or 4.8% for the three months ended September 30, 2012 compared to the same three months of 2011. Interest income decreased $2.6 million or 9.1% for the nine months ended September 30, 2012 compared to the same nine months in 2011. The decreases for the three and nine months ended September 30, 2012 are due to the decreases in the rates earned on our average earning assets and a decrease in the volume of these earning assets. The tax-equivalent yield on average earning assets decreased 15 basis points for the quarter ended September 30, 2012 to 4.09% from 4.24% for the same period in 2011. For the first nine months of 2012, the yield on average earning assets, on a tax-equivalent basis, decreased 35 basis points to 4.11% compared to 4.46% for the nine months ended September 30, 2011. Management attributes the decrease in the yield on our earning assets to the continued low level of market interest rates and the decline in volume of higher yielding loans which were replaced by lower yielding securities. Yields on our taxable securities decreased approximately 31 and 54 basis points for the three- and nine-month periods ending September 30, 2012, respectively, as compared to the same periods last year as securities sold, called or matured have been replaced with lower yielding securities.

Our average cost of funds during the third quarter of 2012 was 0.95%, a decrease of 44 basis points when compared to 1.39% for the third quarter of 2011. Average rates paid on bank certificates of deposit decreased 25 basis points from 1.77% for the quarter ended September 30, 2011 to 1.52% for the quarter ended September 30, 2012, while our average cost of borrowed funds decreased 94 basis points during the third quarter of 2012 compared to the same period in 2011. Total interest expense decreased $890 thousand or 34.7% during the third quarter of 2012 compared to the same period in 2011, primarily the result of decreased market rates paid on these liabilities. For the nine months ended September 30, 2012, our cost of funds was 1.03%, a decrease of 40 basis points when compared to 1.43% for the same period in 2011. Average rates paid on bank certificates of deposit decreased 27 basis points from 1.84% to 1.57% for the first nine months of 2012, while our cost of borrowed funds decreased 80 basis points compared to the same period a year ago. Total interest expense decreased $2.4 million or 30.5% during the nine months of 2012 compared to the same period in 2011, primarily the result of decreased market rates paid on these liabilities. The volume of average interest-bearing liabilities decreased approximately $25.7 million for the nine months of 2012 compared with the same period in 2011.

The banking industry uses two key ratios to measure profitability of net interest income: net interest rate spread and net interest margin. The net interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest-bearing liabilities. The net interest rate spread does not consider the impact of non-interest-bearing deposits and gives a direct perspective on the effect of market interest rate movements. The net interest margin is defined as net interest income as a percentage of total average earning assets and takes into account the positive effects of investing non-interest bearing deposits in earning assets.

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Our annualized net interest margin, on a tax-equivalent basis, for the three months ended September 30, 2012 was 3.32% compared to 3.06% in the third quarter of 2011, while our net interest spread increased 29 basis points during the same period. For the nine months ended September 30, 2012, our net interest margin, on a tax-equivalent basis, was 3.26% compared to 3.24% in the first nine months of 2011 while our net interest spread increased 5 basis points.

Average interest-bearing liabilities, as a percentage of interest-earning assets, for the quarters ended September 30, 2012 and 2011 were 81.5% and 84.6%, respectively. For the nine months ended September 30, 2012, average interest-bearing liabilities as a percentage of interest-earning assets were 83.0% compared to 85.6% for the nine months ended September 30, 2011.

Average Consolidated Balance Sheets and Net Interest Analysis Fully on Tax-Equivalent Basis

	For the three months ended
	September 30, 2012			September 30, 2011
	Average Balance	Yield/ Rate(5)	Income/ Expense	Average Balance	Yield/ Rate(5)	Income/ Expense
	(Dollars in thousands)
Assets
Loans—net(1)	$509,124	5.25%	$6,741	$522,486	5.39%	$7,096
Taxable securities	305,467	2.28%	1,758	302,011	2.59%	1,970
Non-taxable securities (2)	34,517	4.28%	373	10,863	5.87%	161
Other investments	11,189	0.21%	6	29,147	0.23%	17
Total interest-earning assets	860,297	4.09%	$8,878	864,507	4.24%	$9,244
Cash and due from banks	13,259			14,775
Bank premises and equipment, net	26,024			26,343
Other assets	37,852			35,385
Total assets	$937,432			$941,010
Liabilities and Shareholders’ Equity
Interest-bearing deposits	$640,500	0.93%	$1,498	$690,380	1.35%	$2,347
Short-term borrowings	43,561	0.95%	104	14,287	2.03%	73
Long-term obligations	17,173	1.71%	74	26,978	2.15%	146
Total interest-bearing liabilities	701,234	0.95%	1,676	731,645	1.39%	2,566
Non-interest-bearing deposits	146,369			121,741
Other liabilities	5,527			5,288
Shareholders’ equity	84,302			82,336
Total liabilities and Shareholders’ equity	$937,432			$941,010
Net interest income and net interest margin (FTE) (3)		3.32%	$7,202		3.06%	$6,678
Interest rate spread (FTE) (4)		3.14%			2.85%

(1)	Average loans include non-accruing loans, net of allowance for loan losses and loans held for sale.
(2)	Yields on tax-exempt investments have been adjusted to a fully taxable-equivalent basis (FTE) using the federal income tax rate of 34%. The taxable-equivalent adjustments were $127 thousand and $55 thousand for periods ended September 30, 2012 and 2011, respectively.
(3)	Net interest margin is computed by dividing net interest income by average total earning assets.
(4)	Interest rate spread equals the average yield on total earning assets minus the average rate paid on total interest-bearing liabilities.
(5)	Annualized

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	For the nine months ended
	September 30, 2012			September 30, 2011
	Average Balance	Yield/ Rate(5)	Income/ Expense	Average Balance	Yield/ Rate(5)	Income/ Expense
	(Dollars in thousands)
Assets
Loans—net(1)	$493,066	5.29%	$19,514	$533,250	5.46%	$21,782
Taxable securities	313,734	2.32%	5,439	285,005	2.86%	6,088
Non-taxable securities (2)	33,374	4.43%	1,106	11,681	6.09%	532
Other investments	6,947	0.23%	12	21,876	0.23%	38
Total interest-earning assets	847,121	4.11%	$26,071	851,812	4.46%	$28,440
Cash and due from banks	13,240			13,423
Bank premises and equipment, net	26,208			26,596
Other assets	39,079			35,363
Total assets	$925,648			$927,194
Liabilities and Shareholders’ Equity
Interest-bearing deposits	$645,980	1.01%	$4,885	$684,901	1.39%	$7,137
Short-term borrowings	37,566	1.00%	280	15,056	1.91%	215
Long-term obligations	19,748	1.82%	269	29,075	2.17%	471
Total interest-bearing liabilities	703,294	1.03%	5,434	729,032	1.43%	7,823
Non-interest-bearing deposits	134,250			111,563
Other liabilities	5,591			5,5526
Shareholders’ equity	82,513			81,073
Total liabilities and Shareholders’ equity	$925,648			$927,194
Net interest income and net interest margin (FTE) (3)		3.26%	$20,637		3.24%	$20,617
Interest rate spread (FTE) (4)		3.08%			3.03%

(1)	Average loans include non-accruing loans, net of allowance for loan losses and loans held for sale.
(2)	Yields on tax-exempt investments have been adjusted to a fully taxable-equivalent basis (FTE) using the federal income tax rate of 34%. The taxable-equivalent adjustments were $376 thousand and $181 thousand for periods ended September 30, 2012 and 2011, respectively.
(3)	Net interest margin is computed by dividing net interest income by average total earning assets.
(4)	Interest rate spread equals the average yield on total earning assets minus the average rate paid on total interest-bearing liabilities.
(5)	Annualized

The following table presents the relative impact on net interest income of average outstanding balances (volume) of earning assets and interest-bearing liabilities and the rates earned and paid by us on such assets and liabilities. Variances resulting from a combination of changes in rate and volume are allocated in proportion to the absolute dollar amount of the change in each category.

Change in Interest Income and Expense on Tax Equivalent Basis
For the three months ended September 30, 2012 compared to 2011

Increase (Decrease) in interest income and expense due to changes in:

	2012 compared to 2011
	Volume(1)	Rate(1)	Net
	(Dollars in thousands)
Loans	$(179)	$(176)	$(355)
Taxable securities	21	(233)	(212)
Non-taxable securities (2)	303	(89)	214
Other investments	(10)	(1)	(11)
Interest income	135	(499)	(364)
Interest-bearing deposits	(143)	(706)	(849)
Short-term borrowings	110	(79)	31
Long-term obligations	(48)	(24)	(72)
Interest expense	(81)	(809)	(890)
Net interest income	$216	$310	$526

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(1)	The combined rate/volume variance for each category has been allocated equally between rate and volume variances.
(2)	Yields on tax-exempt investments have been adjusted to a fully taxable-equivalent basis (FTE) using the federal income tax rate of 34%. The taxable-equivalent adjustments were $127 thousand and $55 thousand for periods ended September 30, 2012 and 2011, respectively.

For the nine months ended September 30, 2012 compared to 2011

Increase (Decrease) in interest income and expense due to changes in:

	2012 compared to 2011
	Volume(1)	Rate(1)	Net
	(Dollars in thousands)
Loans	$(1,616)	$(652)	$(2,268)
Taxable securities	556	(1,205)	(649)
Non-taxable securities (2)	853	(279)	574
Other investments	(26)	—	(26)
Interest income	(233)	(2,136)	(2,369)
Interest-bearing deposits	(350)	(1,902)	(2,252)
Short-term borrowings	245	(180)	65
Long-term obligations	(139)	(62)	(201)
Interest expense	(244)	(2,144)	(2,389)
Net interest income	$11	$8	$19

(1)	The combined rate/volume variance for each category has been allocated equally between rate and volume variances.
(2)	Yields on tax-exempt investments have been adjusted to a fully taxable-equivalent basis (FTE) using the federal income tax rate of 34%. The taxable-equivalent adjustments were $376 thousand and $181 thousand for periods ended September 30, 2012 and 2011, respectively.

Provision for Loan Losses

The provision for loan losses charged to operations during the three and nine months ended September 30, 2012 was $1.9 million and $2.8 million, respectively. The provision for loan losses charged to operations during the three and nine months ended September 30, 2011 was $1.0 million and $6.2 million, respectively. The increase for the quarter ended September 30, 2012 as compared to the quarter ended September 30, 2011 is primarily due to changes made during the third quarter of 2011 in the allowance model related to years to impairment that decreased the provision required for the third quarter of 2011. The decrease for the nine-month period reflects reduced charge-off levels and adjustments for loan loss migrations within the portfolio as previously announced. The Bank had net charge-offs of $1.3 million for the quarter ended September 30, 2012 compared to net charge-offs of $4.3 million during the third quarter of 2011. For the nine-month periods ended September 30, 2012 and 2011, the Bank had net charge-offs of $3.5 million and $7.3 million, respectively. We use the results of our allowance for loan loss model to estimate the dollar amount of provision expense needed to maintain the adequacy of our allowance for loan losses. Our management analyzes the adequacy of the allowance on a monthly basis and adjustments to the provision expense are made as necessary. Additional information regarding our allowance for loan losses is contained in the discussion under the caption “Asset Quality.”

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Noninterest Income

Noninterest income, principally charges and fees assessed for the use of our services, is a significant contributor to net income. The following table presents the components of noninterest income for the three- and nine-month periods ended September 30, 2012 and 2011.

	For the
	Three
	Months			For the Nine
	Ended	Changes from the Prior		Months Ended	Changes from the Prior
	September	Year		September 30,	Year
	30, 2012	Amount	%	2012	Amount	%
	(Dollars in thousands)
Service charges on deposit accounts	$902	$66	7.9	$2,704	$275	11.3
Other service charges and fees	541	131	32.0	1,388	404	41.1
Mortgage origination fees	446	191	74.9	1,228	195	18.9
Net gain on sale of securities	3,220	2,222	222.6	3,544	1,662	88.3
Income from bank owned life insurance	101	27	36.5	304	82	36.9
Other operating income (expense)	44	49	(980.0)	46	58	(483.3)
Total noninterest income	$5,254	$2,686	104.6	$9,214	$2,676	40.9

Noninterest income increased $2.7 million or 104.6% to $5.3 million for the third quarter of this year compared to $2.6 million for the same period in 2011. For the nine months ended September 30, 2012 noninterest income increased $2.7 million or 40.9% to $9.2 million compared to $6.5 million for the same period in 2011. The increase in noninterest income in the third quarter of 2012 as compared to the same quarter of 2011 is primarily due to an increase in net gain on sale of securities of $2.2 million. The quarter and year to date increase in noninterest income is also primarily the result of an increase in net gain on the sale of securities of $1.7 million. The increase in net gain on sale of securities for the quarter and year to date is mainly the result of management’s decision to sell a large portion of securities in the third quarter to reposition and reduce price volatility of the security portfolio. Service charges on deposit accounts increased $66 thousand and $275 thousand, respectively, for the three and nine months ended September 30, 2012 as compared to the same periods in 2011 mainly due to an increase in cardholder fees. Other service charges and fees increased $32 thousand and $404 thousand, respectively, for the three and nine months ended September 30, 2012 as compared to the same periods in 2011. The primary reason for the increase is an increase in merchant processing fees. Mortgage loan origination fees increased $191 thousand and increased $195 thousand, respectively, for the three and nine months ended September 30, 2012 as compared to the same periods in 2011. Income from bank owned life insurance increased $27 thousand and increased $82 thousand, respectively, for the three and nine months ended September 30, 2012 as compared to the same periods in 2011 due to the Bank increasing the investment in bank owned life insurance late in 2011. Other operating income increased $49 thousand and increased $46 thousand, respectively, for the three and nine months ended September 30, 2012 as compared to the same periods in 2011 mainly due to an increase in small business investment company income.

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Noninterest Expense

Noninterest expense increased 5.3% and 13.1%, respectively, for the three and nine months ended September 30, 2012, as compared to the same periods in 2011. The following table presents the components of noninterest expense for the three and nine months ended September 30, 2012 and dollar and percentage changes from the prior year.

	For the
	Three			For the Nine
	Months			Months
	Ended	Changes from the		Ended	Changes from the
	September	Prior Year		September	Prior Year
	30, 2012	Amount	%	30, 2012	Amount	%
	(Dollars in thousands)
Salaries	$2,922	$185	6.8	$8,706	$579	7.1
Retirement and other employee benefits	782	144	22.6	2,700	602	28.7
Occupancy	538	10	1.9	1,586	53	3.5
Equipment	587	37	6.7	1,780	158	9.7
Professional fees	271	31	12.9	833	51	6.5
Supplies	28	(21)	(42.9)	143	(35)	(19.7)
Telephone	170	(9)	(5.0)	552	15	2.8
FDIC deposit insurance	204	(32)	(13.6)	611	(152)	(19.9)
Other outside services	279	185	198.6	471	34	7.8
Data processing and related expenses	421	13	3.2	1,163	602	107.3
Net cost of real estate and repossessions acquired in settlement of loans	321	(324)	(50.2)	1,468	726	97.8
Other operating expenses	1,419	184	14.9	3,104	44	1.4
Total noninterest expenses	$7,942	$403	5.3	$23,117	$2,677	13.1

Salary expense for the three and nine months ended September 30, 2012 increased $185 thousand and $579 thousand, respectively, compared to the same prior year periods. During 2011, we continued to expand the Bank’s infrastructure to support asset growth as outlined in our five-year strategic plan and implemented several initiatives to improve our customer service delivery. While the following initiatives took place in 2011 their full impact was not reflected in the first nine months of 2011. A portion of the increase in salary expense can be attributed to the successful implementation of a fully staffed and functioning Customer Care Center that manages various communication channels and contact points for the customer. This allows customers to utilize phone, email, website and online banking to receive immediate responses to questions they have regarding their Bank accounts or other services offered by the Bank. The Customer Care Center is part of the Bank’s continued development of its Customer Experience strategy designed to focus on improving the experience customers have, whether it be interacting with a branch or the many “banking channels” offered to maintain their banking relationship with ECB. We also made staff additions to our Agriculture Lending business unit during 2011 as we continue to expand our presence and expertise to capture attractive lending opportunities within our eastern North Carolina footprint. Expansion of our Bank support infrastructure came in several forms during 2011, the Bank added additional staff in the areas of Information Technology, Risk Management, Asset Review, Human Resources, Training, Marketing and Special Assets. Also, the increase was related to stock based compensation expense which for the three and nine months ended September 30, 2012 increased $84 thousand and $73 thousand, respectively, compared to the same prior year periods. As of September 30, 2012, we had 249 full time equivalent employees and operated 25 full service banking offices, one loan production office and one mortgage loan origination office. As of September 30, 2011, we had 246 full time equivalent employees and operated 25 full service banking offices and one mortgage loan origination office.

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Employee related benefits expense for the three and nine months ended September 30, 2012 increased $144 thousand and $602 thousand, respectively, compared to the same prior year periods. The increase is associated with the increase in salaries mentioned above and an increase in supplemental employee retirement plan expense, as a result of a change in the discount rate, during the nine month period.

Occupancy expense for the three and nine months ended September 30, 2012 increased $10 thousand and $53 thousand, respectively, compared to the same prior year periods. The increases are related to expenses associated with building repair and maintenance.

Equipment expense for the three and nine months ended September 30, 2012 increased $37 thousand and increased $158 thousand, respectively, compared to the same prior year periods. The increases are related to increases in equipment and software maintenance expenses.

Professional fees, which include consulting, audit and legal fees, increased $31 thousand for the three months ended September 30, 2012 compared to the same period of 2011, and increased $51 thousand when compared on a year to date basis to the prior year period. Consulting expense during the third quarter increased $7 thousand and, on a year to date basis, consulting expense decreased $17 thousand in 2012 when compared to the same period in 2011. Audit and accounting fees in the third quarter of 2012 decreased $19 thousand from the prior year period, and for the nine-month period ended September 30, 2012 audit fees decreased $9 thousand over the prior year nine-month period. Legal expense during the third quarter of 2012 increased $44 thousand and, on a year to date basis, legal expense increased $78 thousand in 2012 when compared to the same period in 2011.

FDIC deposit insurance expenses decreased $32 thousand for the three months ended September 30, 2012 compared to the three months ended September 30, 2011. For the nine-month period ended September 30, 2012, FDIC deposit insurance expense decreased $152 thousand over the nine-month period ended September 30, 2011. The decrease for the nine-month periods was due to a change made by the FDIC in its assessment calculations.

Other outside services expense for the three and nine months ended September 30, 2012 increased $185 thousand and increased $34 thousand, respectively, compared to the same prior year periods. The increases for the periods are mainly attributable to merchandising related services.

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Data processing services expense, which primarily consist of check and deposit item processing, nightly update of loan, deposit and general ledger balances, ATM/ EFT network management and On-line Banking, for the three months ended September 30, 2012 was $421 thousand compared to $408 thousand for the three months ended September 30, 2011. Data processing services expense for the nine months ended September 30, 2012 was $1.2 million compared to $0.6 million for the nine months ended September 30, 2011. In May of 2011, the Bank outsourced all of its core bank data processing under agreement with InfoTech Alliance Bank Services (“ITA”) using the FIS integrated HORIZON banking system. Prior to the core system conversion in May, the Bank only outsourced its item processing through ITA while maintaining an in-house core processing system, ATM/EFT network and On-line Banking package. During the nine month period ending September 30, 2011, $150 thousand of expense related to our On-line Banking was included in Other Outside Services. Also, $136 thousand of our ATM/EFT network management expenses was included in Other Operating Expense during the nine month period ending September 30, 2011. In addition, the Bank implemented a number of ancillary systems including an advanced data reporting interface, customer relationship management system, fraud monitoring system, teller system, and real-time online banking among others. These additional systems also added to the increase in data processing services expense in the three and nine month periods ending September 30, 2012 when compared to 2011.

Net cost of real estate and repossessions acquired in the settlement of loans expense for the nine months ended September 30, 2012 increased $726 thousand compared to the same prior year period. The increases are mainly attributable to impairments of real estate.

Income Taxes

Income tax expense for the three months ended September 30, 2012 was $821 thousand compared to $97 thousand for the three months ended September 30, 2011, resulting in effective tax rates of 33.2% and 15.5%, respectively. For the nine-month period ended September 30, 2012, there was an income tax expense of $961 thousand compared to an income tax benefit of $285 thousand for the same period of 2011, which resulted in effective tax rates of 26.9% and (94.1)%, respectively. The effective tax rate were higher for the three and nine months ended September 30, 2012 compared to the same periods in 2011 due to a smaller percentage of tax exempt income to taxable income during the three and nine months ended September 30, 2012 as compared to the same periods in 2011.

Deferred tax assets are recognized for temporary deductible differences and operating loss and tax credit carryforwards. A valuation allowance is established when it is more likely than not that all or some portion of the deferred tax asset will not be realized. Evaluating the need for and amount of a valuation allowance requires judgment and analysis of the positive and negative evidence. Included in our analysis, which receives significant weight, is the 3-year cumulative loss test. The cumulative loss test calculates the cumulative pre-tax income (loss) over the preceding twelve quarter period. If ECB is in a cumulative loss position, management performs an evaluation of the positive and negative evidence to determine whether a valuation allowance is necessary. As of September 30, 2012, ECB did not pass the cumulative loss test by $0.6 million. Management has evaluated, among other factors, projected future earnings, credit quality trends, taxable temporary differences and the cause and probability of recurrence of those circumstances leading to current taxable losses in evaluating the need for a valuation allowance.

As of September 30, 2012, our recorded net deferred tax asset was $6.7 million and at this time management has concluded that the net deferred tax asset is fully realizable. ECB will continue to monitor deferred tax assets closely to evaluate whether we will be able to realize the full benefit of our net deferred tax asset and need for valuation allowance. Significant negative trends in credit quality, losses from operations, or significant deviations from forecasted future financial results could impact our ability to realize the deferred tax asset in the future.

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Financial Condition

Balance Sheet

Our total assets were $927.6 million at September 30, 2012, $921.3 million at December 31, 2011 and $923.7 million at September 30, 2011. For the twelve months ended September 30, 2012, our loans declined $4.7 million or 0.9% while our deposits declined by approximately $17.2 million or 2.2%. Year-over-year, our earning assets increased by $0.8 million. For the nine months ended September 30, 2012, our loans outstanding increased $20.4 million and deposits decreased by $18.2 million.

Loans

As of September 30, 2012, total loans were $516.9 million, up 4.1% from total loans of $496.5 million at December 31, 2011 and down 0.9% from total loans of $521.6 million at September 30, 2011. The decline in loans year-over-year ending September 30, 2012 can be attributed to continued weak economic conditions. Loans as of September 30, 2012 were up $20.4 million or 4.1% compared to December 31, 2011 which is mainly attributed to an increase of $11.7 in loans to finance agricultural production.

Asset Quality

At September 30, 2012, our allowance for loan losses as a percentage of loans was 2.20%, down from 2.34% at September 30, 2011 and 2.44% at December 31, 2011. The decrease can be attributable to a reduction in the CLD (Construction, land and Development) portfolio from $71.2 million to $65.7 million as of September 30, 2012. The largest portion of charge offs occurred in 2011 within the CLD portfolio with net charge offs in 2011 totaling $4.3 million versus just $1.5 million through September 30, 2012. Also, growth in loans during 2012 have been driven by an increase in loans to finance agriculture production which have 0% loss rates over the last two years. In evaluating the allowance for loan losses, we prepare an analysis of our current loan portfolio through the use of historical loss rates, homogeneous risk analysis grouping to include probabilities for loss in each group by risk grade, estimation of years to impairment in each homogeneous grouping, analysis of internal credit processes, past due loan portfolio performance and overall economic conditions, both regionally and nationally. The above mentioned combination of re-alignment of the loan portfolio away from a higher loss related segment to a lower loss history segment combined with lower net charge offs through September 30, 2012 resulted in a lower allowance for loan loss percentage of loans being required by our ALLL model.

Historical loss calculations for each homogeneous risk group are based on a three-year average loss ratio calculation with the most recent quarter’s loss history included in the model. The impact is to more quickly recognize and increase the loss history in a respective grouping. For those groups with little or no loss history, management increases the historical factor through a positive adjustment to more accurately represent current economic conditions and their potential impact on that particular loan group.

182

Homogeneous loan groups are assigned risk factors based on their perceived loss potential, current economic conditions and their respective risk ratings. The probability of loss is increased as the risk grade increases within each risk grouping to more accurately reflect the Bank’s exposure in that particular group of loans. The Bank utilizes a system of eight possible risk ratings. The risk ratings are established based on perceived probability of loss. Most loans risk rated “substandard”, “doubtful” and “loss” are removed from their homogeneous group and individually analyzed for impairment. Some smaller loans risk rated “substandard”, “doubtful” and “loss” with balances less than $100 thousand are not removed from their homogeneous group and individually analyzed for impairment. Other groups of loans based on loan size may be selected for impairment review. Loans are considered impaired if, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is based on either the fair value of the underlying collateral, the present value of the future cash flows discounted at the historical effective interest rate stipulated in the loan agreement, or the estimated market value of the loan. In measuring the fair value of the collateral, management uses a comparison to the recent selling price of similar assets, which is consistent with those that would be utilized by unrelated third parties.

A portion of the Bank’s allowance for loan losses is not allocated to any specific category of loans. This general portion of the allowance reflects the elements of imprecision and estimation risk inherent in the calculation of the overall allowance. Due to the subjectivity involved in determining the overall allowance, including the portion determined through general qualitative and quantitative internal and external factors, the general portion may fluctuate from period to period based on management’s evaluation of the factors affecting the assumptions used in calculating the allowance, including historical loss experience, current and expected economic conditions and geographic conditions. While we believe that our management uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments to the allowance for loan losses, and net income could be significantly affected, if circumstances differ substantially from the assumptions used in making the final determination. Because these factors and management’s assumptions are subject to change, the allocation is not necessarily indicative of future loan portfolio performance.

Unsecured loans are charged-off in full against the Bank’s allowance for loan losses as soon as the loan becomes uncollectible. Unsecured loans are considered uncollectible when no regularly scheduled monthly payment has been made within three months, the loan matured over 90 days ago and has not been renewed or extended, or the borrower files for bankruptcy. Secured loans are considered uncollectible when the liquidation of collateral is deemed to be the most likely source of repayment. Once secured loans reach 90 days past due, they are placed into non-accrual status. If the loan is deemed to be collateral dependent, the principal balance is written down immediately to reflect the current market valuation based on current independent appraisals. Included in the write-down is the estimated expense to liquidate the property and, typically, an additional allowance for the foreclosure discount.

183

Net charge-offs for the first nine months of 2012 totaled $3.5 million compared to net charge-offs of $7.3 million during the first nine months of 2011. The provision for loan losses charged to operations for the nine months ended September 30, 2012 and 2011 was $2.8 million and $6.2 million, respectively. The following table presents an analysis of the changes in the allowance for loan losses for the nine months ended September 30, 2012 and 2011.

Analysis of Changes in Allowance for Loan Losses

	For the nine months
	Ended September 30,
	2012	2011
	(Dollars in thousands)
Total loans outstanding at end of period-gross	$516,934	$521,626
Average loans outstanding-gross	$501,842	$546,225
Allowance for loan losses at beginning of period	$12,092	$13,247
Loans charged off:
Real estate	(3,352)	(6,862)
Installment loans	(47)	(18)
Credit cards and related plans	(21)	(108)
Commercial and all other loans	(602)	(510)
Total charge-offs	(4,022)	(7,498)
Recoveries of loans previously charged off:
Real estate	405	59
Installment loans	13	4
Credit cards and related plans	4	1
Commercial and all other loans	110	170
Total recoveries	532	234
Net charge offs	(3,490)	(7,264)
Provision for loan losses	2,783	6,231
Allowance for loan losses at end of period	$11,385	$12,214

	For the nine months
	Ended September 30,
	2012	2011
Ratios
Annualized net charge-offs to average loans during the period	0.93%	1.77%
Allowance for loan losses to loans at period end	2.20%	2.34%
Allowance for loan losses to nonperforming loans at period end	39.0%	42.7%
Allowance for loan losses to impaired loans at period end	34.8%	38.7%

The ratio of annualized net charge-offs to average loans decreased to 0.93% at September 30, 2012 from 1.77% at September 30, 2011 mainly due to an decrease in real estate related charge-offs. The decrease in the allowance for loan losses to loans to 2.20% at September 30, 2012 from 2.34% at September 30, 2011 reflects the decrease in our historical loss rate as our charge-offs have decreased during the most recent nine month ending September 30, 2012. The ratio of our allowance for loan losses to nonperforming loans decreased to 39.0% as of September 30, 2012 compared to 42.7% as of September 30, 2011.

This reduction in percent of reserve to non-performing loans resulted from a repositioning of our loan portfolio from CLD loans to Agricultural loans. This resulted in a general improvement of loan quality and a lower loan loss reserve that we felt was prudent based on our evaluation of the loan portfolio. The loan portfolio contracted over the twelve months ended September 30, 2012; however the agricultural segment of the portfolio grew. The agricultural segment of our loan portfolio has historically shown a very low charge off history versus other segments of credit in the portfolio. This growth in our strongest segment in the portfolio contributed to the lower percentage of reserve indicated for our general reserve allowance.

184

As we have indicated in past discussions we are constantly reviewing and analyzing our assumptions for qualitative calculations related to our general reserve calculations. In the course of these reviews during the last several quarters we have modified some of the time frames the model uses in estimating probable losses from the credit quality migration. In the second quarter of 2012 we made two adjustments to slightly shorten the loan loss migration periods which our model uses to estimate probable losses. These adjustments also had the effect of slightly reducing the general portion of reserves required in our loan loss reserve. In the third quarter of 2012 we made adjustments to slightly increase the loan loss migration periods in the commercial real estate classifications which our model uses to estimate probable losses. These adjustments were made due to slight increases in historical impairment data reflected in our loss migration history and had the effect of slightly increasing the general portion of reserves required in our loan loss reserve.

Construction, land and development (“CLD”) loans made up 12.7% of the Bank’s loan portfolio as of September 30, 2012 down from 13.6% of the Bank’s loan portfolio as of September 30, 2011. This sector of the economy has been particularly impacted by declines in housing activity and has had a disproportionate impact on the Bank’s credit quality. The tables below show trends of CLD loans, along with ratios relating to their relative credit quality for September 30, 2012 and September 30, 2011.

	CLD Loans		All Other Loans		Total
	Balance	% of Total	Balance	% of Total	Loans
	(Dollars in thousands)
Balances at September 30, 2012	$65,707	12.7%	$451,227	87.3%	$516,934
Impaired loans	8,164	25.0%	24,545	75.0%	32,709
Allocated Reserves	3,512	41.9%	4,861	58.1%	8,373
YTD Net Charge-offs	1,478	42.3%	2,012	57.7%	3,490
Nonperforming loans (NPL)	7,080	24.3%	22,089	75.7%	29,169
NPL as % of loans	10.8%		4.9%		5.6%

While balances of CLD loans make up 12.7% of the Bank’s loan portfolio at September 30, 2012, they represent 25.0% and 41.9% of the Bank’s impaired loans and YTD net charge-offs, respectively. CLD loans represent 24.3% of the Bank’s nonperforming loans and 41.9% of the Bank’s allocated reserves are allocated to CLD loans.

	CLD Loans		All Other Loans		Total
	Balance	% of Total	Balance	% of Total	Loans
	(Dollars in thousands)
Balances at September 30, 2011	$71,174	13.6%	$450,452	86.4%	$521,626
Impaired loans	12,567	39.8%	18,996	60.2%	31,563
Allocated Reserves	4,403	41.1%	6,301	59.9%	10,704
YTD Net Charge-offs	4,318	59.4%	2,946	40.6%	7,264
Nonperforming loans (NPL)	11,445	40.0%	17,173	60.0%	28,618
NPL as % of loans	16.1%		3.8%		5.5%

While balances of CLD loans make up 13.6% of the Bank’s loan portfolio at September 30, 2011, they represent 39.8% and 59.4% of the Bank’s impaired loans and YTD net charge-offs, respectively. CLD loans represent 40.0% of the Bank’s nonperforming loans and 41.1% of the Bank’s allocated reserves are allocated to CLD loans.

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Nonperforming Assets

The following table summarizes our nonperforming assets and past due loans at the dates indicated.

	September 30,	December 31,
	2012	2011
	(Dollars in thousands)
Non-accrual loans	$18,025	$15,973
Loans past due 90 days or more still accruing	—	—
Restructured loans	11,144	9,596
Other real estate owned & repossessions	7,118	6,573
Other nonperforming assets (1)	1,427	1,427
Total	$37,714	$33,569

(1) The other nonperforming asset of $1.4 million represents the movement of a foreclosed participation loan into a separate LLC for liability purposes. It is a single purpose LLC set up specifically by the lending group to handle the disposition of the property. Proper approvals for this arrangement had to be obtained in advance from the NC Commissioner of Banks.

Nonperforming assets consist of loans not accruing interest, loans past due ninety days and still accruing interest, restructured debt and real estate acquired in settlement of loans and other repossessed collateral. It is our policy to place loans on non-accrual status when any portion of principal or interest becomes 90 days past due, or earlier if full collection of principal and interest becomes doubtful. When loans are placed on nonaccrual status, interest receivable is reversed against interest income in the current period. Interest payments received thereafter are applied as a reduction to the remaining principal balance so long as doubt exists as to the ultimate collection of the principal. Loans are removed from nonaccrual status when they become current as to both principal and interest and when the collectability of principal or interest is no longer doubtful. Nonperforming assets were $37.7 million and $33.6 million, or 4.07% and 3.64% of total assets at September 30, 2012 and December 31, 2011, respectively. On September 30, 2012 and December 31, 2011 our nonperforming loans (consisting of non-accruing loans, loans past due ninety days and still accruing interest and restructured loans) amounted to approximately $29.2 million and $25.6 million, respectively. We had $7.1 million in other real estate owned and repossessions at September 30, 2012 compared to $6.6 million at December 31, 2011. We also had $1.4 million in other nonperforming assets at both September 30, 2012 and December 31, 2011 as described above.

Loans Considered Impaired

We review our nonperforming loans and other groups of loans based on loan size or other factors for impairment. At September 30, 2012, we had loans totaling $32.7 million (which includes $28.1 million in nonperforming loans) which were considered to be impaired compared to $31.3 million at December 31, 2011. As discussed under the caption “Asset Quality”, loans are considered impaired if, based on current information, circumstances or events, it is probable that the Bank will not collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. However, treating a loan as impaired does not necessarily mean that we expect to incur a loss on that loan, and our impaired loans include loans that currently are performing in accordance with their terms. For example, if we believe it is probable that a loan will be collected, but not according to its original agreed upon payment schedule, we may treat that loan as impaired even though we expect that the loan will be repaid or collected in full. As indicated in the table below, when we believe a loss is probable on a non-collateral dependent impaired loan, a portion of our reserve is allocated to that probable loss. If the loan is deemed to be collateral dependent, the principal balance is written down immediately to reflect the current market valuation based on a current independent appraisal.

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The following table sets forth the number and volume of loans, net of previous charge-offs, that were considered impaired, and their associated reserve allocation, if any, at September 30, 2012. Twenty-six non-accrual loans with a total balance of approximately $956 thousand and three restructured loans with a balance of $109 thousand were not removed from their homogeneous group and individually analyzed for impairment because their individual loan balances were less than $100 thousand.

	Number of Loans	Loan Balances Outstanding	Allocated Reserves
	(Dollars in millions)
Non-accrual loans	42	$17.1	$0.5
Restructured loans	20	11.0	1.1
Total nonperforming loans	62	$28.1	$1.6
Other impaired loans with allocated reserves	8	2.6	0.1
Other impaired loans without allocated reserves	6	2.0	—
Total impaired loans	76	$32.7	$1.7

Investment Securities and Other Assets

The composition of our securities portfolio reflects our investment strategy of maintaining an appropriate level of liquidity while providing a relatively stable source of income. Our securities portfolio also provides a balance to interest rate risk and credit risk in other categories of the balance sheet while providing a vehicle for investing available funds, furnishing liquidity and supplying securities to pledge as required collateral for certain deposits and borrowed funds. We use two categories to classify our securities: “held-to-maturity” and “available-for-sale.” Currently, none of our investments are classified as held-to-maturity. While we have no plans to liquidate a significant amount of our securities, the securities classified as available-for-sale may be sold to meet liquidity needs should management deem it to be in our best interest.

Our investment securities totaled $285.0 million at September 30, 2012, $339.5 million at December 31, 2011 and $327.1 million at September 30, 2011. Additions to the investment securities portfolio depend to a large extent on the availability of investable funds that are not otherwise needed to satisfy loan demand. Investable funds not otherwise utilized are temporarily invested as federal funds sold or as interest-bearing balances at other banks, the level of which is affected by such considerations as near-term loan demand and liquidity needs.

At September 30, 2012, the securities portfolio had unrealized net gains of approximately $4.6 million, which are reported in accumulated other comprehensive income on the consolidated statement of changes in shareholders’ equity, net of tax. Our securities portfolio at September 30, 2012 consisted of U.S. government sponsored agencies, collateralized mortgage obligations (CMOs), mortgage-backed securities (MBS), corporate bonds and municipal securities.

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We currently have the ability to hold our available-for-sale investment securities to maturity. However, should conditions change, we may sell unpledged securities. We consider the overall quality of the securities portfolio to be high. As of September 30, 2012, our aggregate amortized cost of securities we held from certain individual issuers exceeded 10% of our common shareholders’ equity. As of September 30, 2012 the amortized cost and market value of the securities from such issuers were as follows:

	Amortized Cost	Market Value
	(Dollars in thousands)
Federal National Mortgage Corporation	$69,801	$71,068
Federal Home Loan Mortgage Corporation	23,468	23,587
Government National Mortgage Association	9,952	10,071
Morgan Stanley	8,406	8,526
Small Business Administration	125,305	127,240

At September 30, 2012, we held $12.1 million in bank owned life insurance, compared to $11.8 million and $11.7 million at December 31, 2011 and September 30, 2011, respectively.

Deposits and Other Borrowings

Deposits

Deposits totaled $779.4 million as of September 30, 2012 compared to deposits of $797.6 million at December 31, 2011 and down 2.2% compared to deposits of $796.6 million at September 30, 2011. We attribute our deposit decline during the twelve months ended September 30, 2012 to allowing higher priced Time deposits to roll off while focusing on core transaction accounts. We believe that we can improve our core deposit funding by improving our branching network and providing more convenient opportunities for customers to bank with us.

Other Borrowings

Short-term borrowings include sweep accounts and advances from the Federal Home Loan Bank of Atlanta (the “FHLB”) having maturities of one year or less. Our short-term borrowings totaled $41.8 million at September 30, 2012, compared to $11.7 million on December 31, 2011, a net increase of $30.1 million.

The following table details the maturities and rates of our borrowings from the FHLB, as of September 30, 2012.

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Borrow Date	Type	Principal	Term	Rate	Maturity
(Dollars in thousands)
March 12, 2008	Fixed rate	7,500	5 years	3.54	March 12, 2013
August 17, 2010	Fixed rate	3,000	4 years	1.49	August 18, 2014
August 17, 2010	Fixed rate	4,500	5 years	1.85	August 17, 2015
August 17, 2010	Fixed rate	2,500	6 years	2.21	August 17, 2016
August 20, 2010	Fixed rate	2,000	3 years	1.09	August 20, 2013
August 20, 2010	Fixed rate	3,000	4 years	1.48	August 20, 2014
August 20, 2010	Fixed rate	3,000	5 years	1.83	August 20, 2015
June 29, 2012	Fixed rate	7,000	1 year	0.38	June 28, 2013
September 10, 2012	Fixed rate	21,000	1 month	0.26	July 11, 2012

	Total Borrowings:	$53,500	Composite rate:	1.22%

Long-Term Obligations

Long-term obligations consist of advances from FHLB with maturities greater than one year. Our long-term borrowing from the FHLB totaled $16.0 million on September 30, 2012, compared to $25.5 million of FHLB advances on both December 31, 2011 and September 30, 2011. The decrease of $9.5 million in long-term FHLB advances as of September 30, 2012 from December 31, 2011 and September 30, 2011, is the result of FHLB advances being reclassified to short-term borrowings because the current time to maturity is less than a year.

Liquidity

Liquidity refers to our continuing ability to meet deposit withdrawals, fund loan and capital expenditure commitments, maintain reserve requirements, pay operating expenses and provide funds for payment of dividends, debt service and other operational requirements. Liquidity is immediately available from five major sources: (a) cash on hand and on deposit at other banks; (b) the outstanding balance of federal funds sold; (c) lines for the purchase of federal funds from other banks; (d) lines of credit established at the FHLB, less existing advances; and (e) our investment securities portfolio. All our debt securities are of investment grade quality and, if the need arises, can be promptly liquidated on the open market or pledged as collateral for short-term borrowing.

Consistent with our general approach to liquidity management, loans and other assets of the Bank are funded primarily using local core deposits, retail repurchase agreements and the Bank’s capital position. To date, these core funds, supplemented by FHLB advances, institutional deposits obtained through the internet and brokered deposits, have been adequate to fund loan demand in our market areas, while maintaining the desired level of immediate liquidity and an investment securities portfolio available for both immediate and secondary liquidity purposes. It is anticipated that funding sources in the future will include continued use of brokered deposits and institutional deposits obtained through the Internet.

We are a member of the FHLB. Membership, along with a blanket collateral commitment of our one-to-four family residential mortgage loan portfolio, as well as our commercial real estate loan portfolio, provided us the ability to draw up to $185.5 million, $184.3 million and $184.7 million of advances from the FHLB at September 30, 2012, December 31, 2011 and September 30, 2011, respectively. At September 30, 2012, we had outstanding FHLB advances totaling $53.5 million compared to $34.5 million at December 31, 2011 and $35.5 million at September 30, 2011.

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As a requirement for membership, we invest in stock of the FHLB in the amount of 1% of our outstanding residential loans or 5% of our outstanding advances from the FHLB, whichever is greater. That stock is pledged as collateral for any FHLB advances drawn by us. At September 30, 2012, we owned 41,501 shares of the FHLB’s $100 par value capital stock, compared to 34,558 and 37,675 shares at December 31, 2011 and September 30, 2011, respectively. No ready market exists for such stock, which is carried at cost.

We also had unsecured federal funds lines in the aggregate amount of $36.0 million available to us at September 30, 2012 under which we can borrow funds to meet short-term liquidity needs. At September 30, 2012, we had no borrowings outstanding under these federal funds lines. Another source of funding is loan participations sold to other commercial banks (in which we retain the servicing rights). We believe that our liquidity sources are adequate to meet our operating needs.

Net cash provided by operations during the nine months ended September 30, 2012 totaled $8.7 million, compared to net cash provided by operations of $9.8 million for the same period in 2011. Net cash provided by investing activities was $31.5 million for the nine months ended September 30, 2012, as compared to net cash used by investing activities of $15.3 million for the same period in 2011. Net cash provided by financing activities was $1.7 million for the first nine months of 2012, compared to net cash provided of $2.6 million for the same period in 2011. Cash and cash equivalents at September 30, 2012 were $66.7 million compared to $17.2 million at September 30, 2011.

As discussed in Note 11 to our audited consolidated financial statements included in this Joint Proxy Statement/Prospectus under “Financial Statements – ECB Bancorp, Inc.,” during April 2011, the Bank’s Board of Directors adopted a resolution at the request of the Federal Deposit Insurance Corporation to the effect that, among other things, the Bank will not pay any cash dividend to us without the approval of the FDIC and N.C. Commissioner of Banks. Dividends we receive from the Bank are our primary source of funds with which we can pay dividends on our outstanding common and preferred stock. As a result, if the Bank’s regulators declined to permit the Bank to dividend funds to us, we would be unable to pay dividends on our common and preferred stock.

Capital Resources

Shareholders’ Equity

As of September 30, 2012, our total shareholders’ equity was $84.8 million (consisting of common shareholders’ equity of $67.2 million and preferred stock of $17.6 million) compared with total shareholders’ equity of $80.4 million as of December 31, 2011 (consisting of common shareholders’ equity of $62.9 million and preferred stock of $17.5 million). Common shareholders’ equity increased by approximately $4.3 million to $67.2 million at September 30, 2012 from $62.9 million at December 31, 2011. We generated net income of $2.6 million, experienced an increase in net unrealized gains on available-for-sale securities of $2.4 million, and stock based compensation of $73 thousand on incentive stock awards. During the first nine months of 2012, we declared dividends and recorded accretion of discount of $797 thousand on preferred shares.

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We are subject to various regulatory capital requirements administered by our federal banking regulators. Failure to meet minimum capital requirements can result in certain mandatory and possibly additional discretionary actions by these regulators that, if undertaken, could have a direct material effect on our financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, we must meet specific capital guidelines involving quantitative measures of our assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. Our capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

Quantitative measures established by the FDIC to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of Total and Tier 1 capital to risk-weighted assets and of Tier 1 capital to average assets (each as defined in the regulations). As a bank holding company, we also are subject, on a consolidated basis, to the capital adequacy guidelines of the Federal Reserve Board. The capital requirements of the Federal Reserve Board are similar to those of the FDIC governing the Bank. As of September 30, 2012, we and the Bank met all capital adequacy requirements to which we are subject.

As of September 30, 2012, we experienced a decrease in our risk-weighted capital ratios when compared to the periods ending September 30, 2011 and December 31, 2011. This decrease from the December 31, 2011 period is primarily due to an increase in risk-weighted assets for the September 30, 2012 period. The decrease from the September 30, 2011 period is primarily due to a decrease in Tier 1 capital for the September 30, 2012 period.

Based on the most recent notification from the FDIC, the Bank is well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category.

Our and the Bank’s actual capital ratios are presented in the following table:

	Ratio required to be well capitalized under prompt corrective action provisions		Minimum ratio required for capital adequacy purpose		Our Ratio	Bank’s Ratio
As of September 30, 2012:
Tier 1 Capital (to Average Assets)	≥	5.00%	≥	3.00%	8.27%	8.27%
Tier 1 Capital (to Risk Weighted Assets)	≥	6.00%	≥	4.00%	12.36	12.36
Total Capital (to Risk Weighted Assets)	≥	10.00%	≥	8.00%	13.62	13.62
As of December 31, 2011:
Tier 1 Capital (to Average Assets)	≥	5.00%	≥	3.00%	8.25%	8.25%
Tier 1 Capital (to Risk Weighted Assets)	≥	6.00%	≥	4.00%	12.59	12.59
Total Capital (to Risk Weighted Assets)	≥	10.00%	≥	8.00%	13.85	13.85
As of September 30, 2011:

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	Ratio required to be well capitalized under prompt corrective action provisions			Minimum ratio required for capital adequacy purpose	Our Ratio	Bank’s Ratio
Tier 1 Capital (to Average Assets)	≥	5.00%	≥	3.00%	8.34%	8.34%
Tier 1 Capital (to Risk Weighted Assets)	≥	6.00%	≥	4.00%	12.59	12.59
Total Capital (to Risk Weighted Assets)	≥	10.00%	≥	8.00%	13.85	13.85

Executive Summary for Year Ended December 31, 2011

Our consolidated assets increased 0.2% to $921.3 million on December 31, 2011, from $919.9 million at year-end 2010. Our loan portfolio decreased 12.5% to $496.5 million at December 31, 2011, from $567.6 million at year-end 2010 while deposits increased 1.5% to $797.6 million at year-end 2011 from $785.9 million at year-end 2010. Total shareholders’ equity was approximately $80.4 million at year-end 2011.

In 2011, we had a loss attributable to common shareholders of $2.1 million or $(0.73) basic and diluted loss per share, compared to a loss attributable to common shareholders of $203 thousand or $(0.07) basic and diluted loss per share for the year ended December 31, 2010. The 2011 loss attributable to common shareholders represents a higher loss than was reported in 2010 mainly due to a decrease in net gains on sales of securities, fees incurred in connection with the terminated private placement offering and increased data processing fees.

Results of Operations for the Years Ended December 31, 2011, 2010 and 2009

In 2011, our loss attributable to common shareholders was $2.1 million or $(0.73) basic and diluted loss per share, compared to loss attributable to common shareholders of $203 thousand or $(0.07) basic and diluted loss per share for the year ended December 31, 2010. The decrease in earnings is primarily due to a decrease in net gains on sales of securities.

The following table shows return on assets (net income before preferred dividends and accretion of discount divided by average assets), return on equity (net income before preferred dividends and accretion of discount divided by average shareholders’ equity), dividend payout ratio (dividends declared per share divided by net income available to common shareholders per share) and shareholders’ equity to assets ratio (average shareholders’ equity divided by average total assets) for each of the years presented.

	Year Ended December 31,
	2011	2010	2009
Return on assets	(0.11)%	0.09%	0.17%
Return on equity	(1.26)	0.99	1.74
Dividend payout	(26.0)	(400.00)	405.56
Shareholders’ equity to assets	8.79	9.53	9.98

Our core strategies continue to be to: (1) grow the loan portfolio while maintaining high asset quality; (2) grow core deposits; (3) increase non-interest income; (4) control expenses; and (5) make strategic investments in new and existing communities that will result in increased shareholder value.

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Net Interest Income

Net interest income (the difference between the interest earned on assets, such as loans and investment securities and the interest paid on liabilities, such as deposits and other borrowings) is our primary source of operating income. The level of net interest income is determined primarily by the average balances (volume) of interest-earning assets and our interest-bearing liabilities and the various rate spreads between our interest-earning assets and interest-bearing liabilities. Changes in net interest income from period to period result from increases or decreases in the volume of interest-earning assets and interest-bearing liabilities, increases or decreases in the average interest rates earned and paid on such assets and liabilities, the ability to manage the interest-earning asset portfolio, and the availability of particular sources of funds, such as non-interest-bearing deposits.

The banking industry uses two key ratios to measure profitability of net interest income: net interest rate spread and net interest margin. The net interest rate spread measures the difference between the average yield on earning assets and the average rate paid on interest-bearing liabilities. The net interest rate spread does not consider the impact of non-interest-bearing deposits and gives a direct perspective on the effect of market interest rate movements. The net interest margin is defined as net interest income as a percentage of total average interest earning assets and takes into account the positive effects of investing non-interest-bearing deposits in earning assets.

Our net interest income for the year ended December 31, 2011 was $27.0 million, a decrease of $948 thousand or 3.40% when compared to net interest income of $27.9 million for the year ended December 31, 2010. Our net interest margin, on a tax-equivalent basis, for 2011 was 3.20% compared to 3.40% for 2010. Our net interest rate spread, on a tax-equivalent basis, for 2011 was 2.99% compared to 3.16% for 2010. The spread decreased by seventeen basis points as the decrease in the rates paid on interest-bearing liabilities was twenty-five basis points while the decrease on yields earned on interest-earning assets was forty-two basis points for the year.

Total interest income decreased $2.7 million or 6.8% to $37.1 million in 2011 compared to $39.8 million in interest income in 2010. Although our average interest earning assets increased $5.5 million in 2011 when compared to 2010 this still resulted in a $1.8 million decrease in interest income from 2010 to 2011 as the increase in volume of lower yielding taxable securities was more than offset by the decline in volume of higher yielding loans and tax-exempt securities. Our interest income declined $1.5 million in 2011 as compared to 2010 from a decline in yields. We funded the increases in interest-earning assets primarily with long-term borrowings.

The effect of variances in volume and rate on interest income and interest expense is illustrated in the table titled “Change in Interest Income and Expense on Tax Equivalent Basis.” Management attributes the decrease in the yield on our interest earning assets to the continued low level of market interest rates. Yields on our taxable securities decreased approximately 60 basis points for 2011 as compared to 2010 as the volume of securities has increased with lower yielding securities and previously held securities sold, called or matured have been replaced with lower yielding securities.

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Our average cost of funds for 2011 was 1.40%, a decrease of 25 basis points when compared to 1.65% for 2010. The average cost on Bank certificates of deposit decreased 24 basis points from 2.06% paid in 2010 to 1.82% paid in 2011, while our average cost of borrowed funds decreased 15 basis points during 2011 compared to 2010.

Total interest expense decreased $1.8 million or 15.1% to $10.1 million in 2011 from $11.9 million in 2010, primarily as a result of decreased market rates paid on Bank certificates of deposit. The volume of average interest-bearing liabilities increased approximately $3.3 million when comparing 2011 with that of 2010. The decrease to interest expense resulting from decreased rates on all interest-bearing liabilities was $1.9 million and the increase attributable to higher volumes of interest-bearing liabilities was $96 thousand.

Our net interest income for the year ended December 31, 2010 was $27.9 million, an increase of $1.2 million or 4.49% when compared to net interest income of $26.7 million for the year ended December 31, 2009. Our net interest margin, on a tax-equivalent basis, for 2010 was 3.40% compared to 3.41% for 2009. Our net interest rate spread, on a tax-equivalent basis, for 2010 was 3.16% compared to 3.09% for 2009. The spread increased by seven basis points as the decrease in the rates paid on interest-bearing liabilities was forty-two basis points while the decrease on yields earned on interest-earning assets was thirty-five basis points for the year.

Total interest income decreased $1.1 million or 2.7% to $39.8 million in 2010 compared to $40.9 million in interest income in 2009. Increases in our average earning assets of $38.7 million in 2010 when compared to 2009 resulted in a $1.6 million increase in interest income from 2009 to 2010 but this was more than offset by a decrease in interest income of $2.7 million from a decline in yields. We funded the increases in interest-earning assets primarily with interest-bearing demand accounts.

Our average cost of funds for 2010 was 1.65%, a decrease of 42 basis points when compared to 2.07% for 2009. The average cost on Bank certificates of deposit decreased 48 basis points from 2.54% paid in 2009 to 2.06% paid in 2010, while our average cost of borrowed funds increased 64 basis points during 2010 compared to 2009. The increase in the average cost of borrowed funds for 2010 compared to 2009 was the result of a decrease in the volume of lower cost short-term borrowings.

Total interest expense decreased $2.3 million or 16.2% to $11.9 million in 2010 from $14.2 million in 2009, primarily as a result of decreased market rates paid on Bank certificates of deposit. The volume of average interest-bearing liabilities increased approximately $37.6 million when comparing 2010 with that of 2009. The decrease to interest expense resulting from decreased rates on all interest-bearing liabilities was $3.2 million and the increase attributable to higher volumes of interest-bearing liabilities was $0.9 million.

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The following table presents an analysis of average interest-earning assets and interest-bearing liabilities, the interest income or expense applicable to each asset or liability category and the resulting yield or rate paid.

Average Consolidated Balances and Net Interest Income Analysis

	Year Ended December 31,
	2011			2010			2009
	Average Balance	Yield/ Rate	Income/ Expense	Average Balance	Yield/ Rate	Income/ Expense	Average Balances	Yield/ Rate	Income/ Expense
				(Dollars in thousands)
Assets:
Loans-net(1)	$525,244	5.45%	$28,652	$566,007		$30,745	$556,017	5.50%	$30,595
Taxable securities	292,982	2.70	7,896	227,505	3.30	7,508	201,676	4.41	8,901
Nontaxable securities (2)	12,814	5.73	735	38,351	6.09	2,335	36,743	5.80	2,130
Other investments(3)	19,290	0.23	44	12,981	0.10	13	11,705	0.03	3
Total interest-earning assets	850,330	4.39	37,327	844,844	4.81	40,601	806,141	5.16	41,629
Cash and due from banks	13,092			11,645			10,999
Bank premises and equipment, net	26,515			25,577			25,506
Other assets	35,938			27,277			23,745
Total assets	$925,875			$909,343			$866,391

Liabilities and Shareholders’ Equity:
Interest-bearing deposits	$680,576	1.35%	$9,208	$680,920	1.62%	$11,010	$607,880	2.13%	$12,958
Short-term borrowings	14,547	1.95	284	15,842	1.52	241	52,293	0.94	492
Long-term obligations	28,174	2.18	614	23,195	2.75	637	22,219	3.18	707
Total interest-bearing liabilities	723,297	1.40	10,106	719,957	1.65	11,888	682,392	2.07	14,157
Non-interest-bearing deposits	115,847			102,039			90,732
Other liabilities	5,379			705			6,783
Shareholders’ equity	81,352			86,642			86,484
Total liabilities and shareholders’ equity	$925,875			$909,343			$866,391
Net interest income and net interest margin (FTE)(4)		3.20%	$27,221		3.40%	$28,713		3.41%	$27,472
Net interest rate spread (FTE)(5)		2.99%			3.16%			3.09%

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(1)	Average loans include non-accruing loans, net of allowance for loan losses, and loans held for sale.

(2)	Yields on tax-exempt investments have been adjusted to a fully taxable-equivalent basis (FTE) using the federal income tax rate of 34%. The taxable equivalent adjustment was $250 thousand, $794 thousand, and $724 thousand for the years ended December 31, 2011, 2010, and 2009, respectively.

(3)	Other investments include federal funds sold and interest-bearing deposits with banks and other institutions.

(4)	Net interest margin is computed by dividing net interest income by total average earning assets.

(5)	Net interest rate spread equals the average yield on total earning assets minus the average rate paid on total interest-bearing liabilities.

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The following table presents the relative impact on net interest income of the volume of earning assets and interest- bearing liabilities and the rates earned and paid by us on such assets and liabilities. Variances resulting from a combination of changes in rate and volume are allocated in proportion to the absolute dollar amount of the change in each category.

Change in Interest Income and Expense on Tax Equivalent Basis

	2011 Compared to 2010			2010 Compared to 2009
	Volume (1)	Rate(1)	Net	Volume (1)	Rate(1)	Net
			(Dollars in thousands)
Loans(2)	$(2,219)	$126	$(2,093)	$546	$(396)	$150
Taxable securities	1,963	(1,575)	388	996	(2,389)	(1,393)
Nontaxable securities(3)	(1,510)	(90)	(1,600)	96	109	205
Other investments	10	21	31	1	9	10
Interest income	(1,756)	(1,518)	(3,274)	1,639	(2,667)	(1,028)
Interest-bearing deposits	(5)	(1,797)	(1,802)	1,369	(3,318)	(1,949)
Short-term borrowings	(22)	65	43	(449)	198	(251)
Long-term obligations	123	(146)	(23)	29	(99)	(70)
Interest expense	96	(1,878)	(1,782)	949	(3,219)	(2,270)
Net interest income	$(1,852)	$360	$(1,492)	$690	$552	$1,242

(1)	The combined rate/volume variance for each category has been allocated equally between rate and volume variances.

(2)	Income on non-accrual loans is included only to the extent that it represents interest payments received.

(3)	Yields on tax-exempt investments have been adjusted to a fully taxable-equivalent basis (FTE) using the federal income tax rate of 34%. The taxable equivalent adjustment was $250 thousand, $794 thousand, and $724 thousand for the years ended December 31, 2011, 2010, and 2009, respectively.

Rate Sensitivity Management

Rate sensitivity management, an important aspect of achieving satisfactory levels of net interest income, is the management of the composition and maturities of rate-sensitive assets and liabilities. The following table sets forth our interest sensitivity analysis at December 31, 2011 and describes, at various cumulative maturity intervals, the gap-ratios (ratios of rate-sensitive assets to rate-sensitive liabilities) for assets and liabilities that we consider to be rate sensitive. The interest-sensitivity position has meaning only as of the date for which it was prepared. Variable rate loans are considered to be highly sensitive to rate changes and are assumed to reprice within 12 months.

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The difference between interest-sensitive asset and interest-sensitive liability repricing within time periods is referred to as the interest-rate-sensitivity gap. Gaps are identified as either positive (interest-sensitive assets in excess of interest-sensitive liabilities) or negative (interest-sensitive liabilities in excess of interest-sensitive assets).

As of December 31, 2011, we had a negative one-year cumulative gap of 12.5% and had interest-earning assets of $440.7 million maturing or repricing within one year and interest-bearing liabilities of $546.7 million repricing or maturing within one year. This is primarily the result of short-term interest sensitive liabilities being used to fund longer term interest-earning assets, such as loans and investment securities. A negative gap position implies that interest-bearing liabilities (deposits and other borrowings) will reprice at a faster rate than interest-earning assets (loans and investments). In a falling rate environment, a negative gap position will generally have a positive effect on earnings, while in a rising rate environment this will generally have a negative effect on earnings.

On December 31, 2011, our savings, NOW and Money Market accounts had aggregate balances totaling $325.6 million. In our rate sensitivity analysis, these deposits are considered as repricing in the earliest period (3 months or less) because the rate we pay on these interest-bearing deposits can be changed weekly. However, our historical experience has shown that changes in market interest rates have little, if any, effect on those deposits within a given time period and, for that reason, those liabilities could be considered non-rate sensitive. If those deposits were excluded from rate sensitive liabilities, our rate sensitive assets and liabilities would be more closely matched at the end of the one-year period.

Rate Sensitivity Analysis as of December 31, 2011

	3 Months Or Less	4-12 Months	Total Within 12 Months	Over 12 Months	Total
		(Dollars in thousands)
Earning assets:
Loans—gross	$310,502	$29,297	$339,799	$156,743	$496,542
Loans held for sale	2,866	—	2,866	—	2,866
Investment securities	69,976	18,173	88,149	251,301	339,450
Interest bearing deposits	63	—	63	—	63
Federal funds sold	6,305	—	6,305	—	6,305
FHLB stock	3,456	—	3,456	—	3,456
Total earning assets	393,168	47,470	440,638	408,044	848,682
Percent of total earnings assets	46.3%	5.6%	51.9%	48.1%	100.0%
Cumulative percentage of total earning assets	46.3	51.9	51.9	100.0
Interest-bearing liabilities:

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	3 Months Or Less	4-12 Months	Total Within 12 Months	Over 12 Months	Total
		(Dollars in thousands)
Savings, NOW and Money Market deposits	325,636	—	325,636	—	325,636
Time deposits of $100,000 or more	24,249	53,467	77,716	34,661	112,377
Other time deposits	64,958	66,671	131,629	92,271	223,900
Short-term borrowings	11,679	—	11,679	—	11,679
Long-term obligations	—	—	—	25,500	25,500
Total interest-bearing liabilities	$426,522	$120,138	$546,660	$152,432	$699,092
Percent of total interest-bearing liabilities	61.0%	17.2%	78.2%	21.8%	100.0%
Cumulative percent of total interest-bearing liabilities	61.0	78.2	78.2	100.0
Ratios:
Ratio of earning assets to interest-bearing liabilities (gap ratio)	92.2%	39.5%	80.6%	267.7%	121.4%
Cumulative ratio of earning assets to interest-bearing liabilities (cumulative gap ratio)	92.2%	80.6%	80.6%	121.4%
Interest sensitivity gap	$(33,354)	$(72,668)	$(106,022)	$255,612	$149,590
Cumulative interest sensitivity gap	(33,354)	(106,022)	(106,022)	149,590	149,590
As a percent of total earnings assets	(3.9)%	(12.5)%	(12.5)%	17.6%	17.6%

As of December 31, 2011, approximately 51.9% of our interest-earning assets could be repriced within one year and approximately 68.0% of our interest-earning assets could be repriced within five years. Approximately 78.2% of interest-bearing liabilities could be repriced within one year and 100.0% could be repriced within five years.

Market Risk

Our primary market risk is interest rate risk. Interest rate risk results from differing maturities or repricing intervals of interest-earning assets and interest-bearing liabilities and the fact that rates on these financial instruments do not change uniformly. These conditions may impact the earnings generated by our interest-earning assets or the cost of our interest-bearing liabilities, thus directly impacting our overall earnings.

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We actively monitor and manage interest rate risk. One way this is accomplished is through the development of and adherence to our asset/liability policy. This policy sets forth our strategy for matching the risk characteristics of interest-earning assets and interest-bearing liabilities so as to mitigate the effect of changes in the rate environment.

Market Risk Analysis

	Principal Maturing in Years Ended December 31,
	2012	2013	2014	2015	2016	Thereafter	Total	Fair Value
				(Dollars in thousands)
Assets:
Loans, gross:
Fixed rate	$49,880	$41,837	$27,743	$19,850	$34,851	$32,683	$206,844	$205,245
Average rate (%)	5.53%	6.12%	6.09%	5.99%	5.72%	5.35%	5.77%
Variable rate	84,460	46,805	55,045	37,492	21,152	44,744	289,698	289,698
Average rate (%)	4.93	4.78	4.95	4.82	5.13	3.73	4.72
Loans held for sale:
Fixed rate	2,866	—	—	—	—	—	2,866	2,866
Average rate (%)	3.85						3.85
Investment securities:
Fixed rate	250	—	—	5,200	5,102	234,752	245,304	246,591
Average rate (%)	7.35	—	—	3.27	3.32	3.00	3.01
Variable rate	—	—	—	2,500	1,500	89,381	93,381	92,859
Average rate (%)	—	—	—	5.00	2.85	1.96	2.05	63
Interest-bearing deposits:
Variable rate	63	—	—	—	—	—	63	63
Average rate (%)	0.01	—	—	—	—	—	0.01
Liabilities:
Savings and interest-bearing checking:

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	Principal Maturing in Years Ended December 31,
	2012	2013	2014	2015	2016	Thereafter	Total	Fair Value
	(Dollars in thousands)
Variable rate	325,636	—	—	—	—	—	325,636	325,636
Average rate (%)	0.70	—	—	—	—	—	0.70
Certificate of deposit:
Fixed rate	208,096	40,351	16,584	43,993	26,003	—	335,027	342,124
Average rate (%)	1.21	1.93	2.31	2.77	2.24	—	1.64
Variable rate	1,250	—	—	—	—	—	1,250	1,250
Average rate (%)	0.25	—	—	—	—	—	0.25
Short-term borrowings:
Fixed rate	9,000	—	—	—	—	—	9,000	9,000
Average rate (%)	2.64	—	—	—	—	—	2.64
Variable rate	2,679	—	—	—	—	—	2,679	2,679
Average rate (%)	1.00	—	—	—	—	—	1.00
Long-term borrowings:
Fixed rate	—	9,500	6,000	7,500	2,500	—	25,500	26,296
Average rate (%)	—	3.02	1.49	1.84	2.21	—	2.23

Non-interest Income

Non-interest income, principally charges and fees assessed for the use of our services, is a significant contributor to net income. The following table presents the components of non-interest income for 2011, 2010 and 2009.

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Non-interest Income

	Year Ended December 31,
	2011	2010	2009
	(Dollars in thousands)
Service charges on deposit accounts	$3,262	$3,418	$3,652
Other service charges and fees	1,225	1,419	1,160
Mortgage origination fees	1,300	1,283	950
Net gain (loss) on sale of securities	2,631	5,508	2,565
Income from bank owned life insurance	324	297	310
Other operating income	58	70	12
Total non-interest income	$8,800	$11,995	$8,649

Non-interest income decreased $3.2 million or 26.7% to $8.8 million in 2011 compared to $12.0 million for 2010. The decrease in non-interest income for the year ending December 31, 2011 is primarily the result of a decrease of $2.9 million in gains on the sale of securities compared to 2010. Service charges on deposit accounts decreased $156 thousand or 4.6% as we saw a decline in our overdraft protection fees. Other service charges and fees decreased $194 thousand or 13.7% in 2011 compared to the prior year mainly due to a decrease in gain on mortgage commitments. Mortgage origination fees increased $17 thousand or 1.3% over 2010. Other operating income decreased $12 thousand in 2011 compared to the prior year due to an impairment charge on investments.

Non-interest income increased $3.3 million or 38.7% to $12.0 million in 2010 compared to $8.6 million for 2009. The increase in non-interest income for the year ending December 31, 2010 is primarily the result of an increase of $2.9 million in gains on the sale of securities compared to 2009. Service charges on deposit accounts decreased $234 thousand or 6.4% as we saw a decline in our overdraft protection fees. Other service charges and fees increased $259 thousand or 22.3% in 2010 compared to the prior year mainly due to increased investment brokerage fees of $295 thousand. Mortgage origination fees increased $333 thousand or 35.1% over 2009.

Non-interest Expense

Non-interest expense increased $3.1 million or 11.6% to $29.9 million in 2011 compared to $26.8 million in 2010. Non-interest expense increased $3.7 million or 15.9% in 2010 compared to $23.2 million in 2009. The following table presents the components of non-interest expense for 2011, 2010 and 2009.

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Non-interest Expense

	Year Ended December 31,
	2011	2010	2009
	(Dollars in thousands)
Salaries	$10,869	$9,832	$8,287
Retirement and other employee benefits	2,814	2,924	2,488
Occupancy	2,041	1,876	1,832
Equipment	2,173	2,160	1,763
Professional fees	1,386	936	832
Supplies	238	221	216
Communications/Data lines	710	663	642
FDIC Insurance	941	1,445	1,689
Other outside services	602	528	470
Net cost of real estate and repossessions acquired in settlement of loans	1,438	1,104	1,345
Data processing and related expenses	1,062	295	304
Securities Purchase Agreement termination fees	1,686	—	—
Contract early termination fees	—	1,141	—
Other	3,896	3,715	3,284
Total	$29,856	$26,840	$23,152

Salary expense increased $1.0 million or 10.5% in 2011 compared to 2010. During 2011, we continued to expand East Carolina Bank’s infrastructure to support asset growth as outlined in our five-year strategic plan and implemented several initiatives to improve our customer service delivery. A portion of the increase in salary expense can be attributed to the successful implementation of a fully staffed and functioning Customer Care Center that manages various communication channels and contact points for the customer. This allows customers to utilize phone, email, website and online banking to receive immediate responses to questions they have regarding their Bank accounts or other services offered by East Carolina Bank. The Customer Care Center is part of East Carolina Bank’s continued development of its Customer Experience strategy designed to focus on improving the experience customers have, whether it be interacting with a branch or the many “banking channels” offered to maintain their banking relationship with ECB. We also made staff additions to our Agriculture Lending business unit during 2011 as we continue to expand our presence and expertise to capture attractive lending opportunities within our eastern North Carolina footprint. Expansion of our Bank support infrastructure came in several forms during 2011, East Carolina Bank added additional staff in the areas of Information Technology, Risk Management, Asset Review, Human Resources, Training, Marketing and Special Assets. East Carolina Bank’s salary expense also increased during 2011 as the result of a full year of salary expense incurred at our newest office in Porter’s Neck opened in December of 2010.

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Employee benefit expense decreased $110 thousand or 3.8% in 2011 over the prior year principally due to the reduction in East Carolina Bank’s supplemental executive retirement plan benefit expense. As of December 31, 2011, we had 251 full time equivalent employees compared to 239 full time equivalent employees at December 21, 2010. We operated 25 full service banking offices and a mortgage loan origination office in both 2011 and 2010.

Occupancy expense increased $165 thousand or 8.8% in 2011 mainly due to building repairs and maintenance expense increasing $94 thousand. Equipment expense remained relatively flat only increasing $13 thousand or less than 1%.

Professional fees, which include audit, legal and consulting fees, increased $450 thousand or 48.1% to $1.4 million for 2011 compared to $936 thousand in 2010. Legal fees increased $282 thousand year over year as loan collection legal fees increased $67 thousand and other legal fees increased $215 thousand which was partially related to legal expense associated with our previously announced proposed private placement offering and efforts to acquire several branches from another financial institution. Consulting fees increased $129 thousand in 2011 as compared to 2010, partially due to fees associated with the above mentioned branch acquisition efforts. Accounting and audit fees increased $39 thousand in 2011 as compared to 2010, primarily due to expanded quarterly review of our Allowance for Loan Loss (ALLL) model by our external auditors.

FDIC insurance decreased $504 thousand in 2011 compared to 2010. The decrease was mainly

Other outside services increased $74 thousand in 2011 compared to 2010. During 2011, we updated our branch operations manual at a cost of approximately $38 thousand. We also incurred expense of $31 thousand for professional services relating to our previously announced proposed private placement offering potential equity raise, and we incurred $29 thousand of expense for marketing research associated with our proposed branch acquisition efforts.

Net cost of real estate and repossessions acquired in settlement of loans expense increased $334 thousand or 30.3% in 2011 compared to 2010.

Data processing services expense, which primarily consist of check and deposit item processing, nightly update of loan, deposit and general ledger balances, ATM/ EFT network management and On-line Banking, for the period ended December 31, 2011 was $1.1 million compared to $0.3 million for the period ended December 31, 2010. In May of 2011, East Carolina Bank outsourced all of its core bank data processing under agreement with InfoTech Alliance Bank Services (“ITA”) using the FIS integrated HORIZON banking system. Prior to the core system conversion in May, East Carolina Bank only outsourced its item processing through ITA while maintaining an in-house core processing system, ATM/EFT network and On-line Banking package. During 2010, expense related to our On-line Banking totaled approximately $311 thousand and was included in Other Outside Services. Our 2010 expense for our ATM/EFT network management totaled approximately $228 thousand and was included in Other Operating Expense. The year-over-year data processing expense increase also includes a one-time charge of $175 thousand paid to ITA for pre-conversion services related to our terminated 2011 branch acquisition effort. In addition, East Carolina Bank implemented a number of ancillary systems including an advanced data reporting interface, customer relationship management system, fraud monitoring system, teller system, and real-time online banking among others. These additional systems also added to the increase in data processing services expense in 2011 when compared to 2010.

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On February 8, 2012, we and six institutional investors mutually agreed to terminate a previously reported Securities Purchase Agreement under which ECB would issue $79.7 million in Company common stock in a private placement offering. Pursuant to the terms of the agreement, we had also agreed to reimburse the lead investors for certain out-of-pocket expenses such as legal fees, asset review fees and travel expense incurred during their due diligence process during 2011 of approximately $300 thousand dollars. In addition, pursuant to our engagement letter dated July 19, 2010 with our investment banking group, we agreed to reimburse out-of-pocket expenses such as legal fees, asset review fees and travel expense incurred on behalf of ECB in connection with the private placement that totaled approximately $425 thousand dollars. These reimbursable expenses are included in other liabilities on the balance sheet at December 31, 2011. East Carolina Bank incurred additional expense of approximately $965 thousand dollars related to the equity raise during 2011. As a result of the agreement termination, we recorded a Securities Purchase Agreement termination expense of $1.7 million at December 31, 2011.

Salary expense increased $1.5 million or 18.6% in 2010 compared to 2009. The increase was primarily the result of additions made to senior management and other management positions during 2010 and general cost of living and merit increases. Employee benefits increased $436 thousand or 17.5% in 2010 over the prior year principally due to the additional positions mentioned above and an increase in supplemental employee retirement plan expense. As of December 31, 2010, we had 239 full time equivalent employees and operated 25 full service banking offices and a mortgage loan origination office. At December 31, 2009 we had 219 full time equivalent employees and operated 24 full service banking offices, a loan production office and a mortgage loan origination office.

Equipment expense increased $397 thousand or 22.5% in 2010 mainly due to maintenance expense increasing $239 thousand and furniture and equipment rental expense increasing $68 thousand.

Professional fees, which include audit, legal and consulting fees, increased $104 thousand or 12.5% to $936 thousand for 2010 compared to $832 thousand in 2009. Legal fees increased $138 thousand year over year but were offset by consulting fees decreasing $1 thousand and audit fees decreasing $32 thousand during 2010 as compared to 2009.

FDIC insurance decreased $244 thousand in 2010 compared to 2009. The decrease is related to the special assessment that was levied on all banks by the FDIC in 2009.

Net cost of real estate and repossessions acquired in settlement of loans expense decreased $241 thousand to $1.1 million in 2010 compared to $1.3 million in 2009.

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During 2010 we accrued an expense for contract early termination fees in the amount of $1.1 million. East Carolina Bank announced on August 12, 2010, that it had signed an agreement with InfoTech Alliance Bank Services to implement the FIS integrated HORIZON banking system. As a result of this decision, it was determined that several existing multiyear support and maintenance agreements with current vendors would be terminated early resulting in the accrual of the expenses in 2010.

Other operating expense increased $431 thousand in 2010 compared to 2009. The increase is related to increased director fees of $138 thousand due to an accrual of retirement benefits and an increase in franchise taxes of $122 thousand in 2010 as compared to 2009.

Income Taxes

For the year ended December 31, 2011, we recorded an income tax benefit of $1.5 million, compared to a benefit of $766 thousand and $357 thousand for the years ended December 31, 2010 and 2009, respectively. Our effective tax rate for the years ended December 31, 2011, 2010 and 2009 was 60.1%, (814.9%) and (31.2%), respectively. The effective tax rate in 2011, 2010 and 2009 differs from the federal statutory rate of 34.0% primarily due to tax-exempt interest income we earned on tax-exempt securities in our investment portfolio. For more information see disclosure on income taxes in Note 6 of our audited consolidated financial statements included in this Joint Proxy Statement/Prospectus under “Financial Statements—ECB Bancorp, Inc.”

The valuation allowance for deferred tax assets was $7 thousand for December 31, 2011 and $43 thousand for December 31, 2010 and December 31, 2009. The valuation allowance was primarily for certain capital losses related to equity securities and perpetual preferred stock issued by FNMA and FHLMC in 2004. These losses are capital in character and we may not have current capital gain capacity to offset these losses.

Financial Condition at December 31, 2011, 2010 and 2009

Our total assets were $921.3 million at December 31, 2011, $919.9 million at December 31, 2010 and $888.7 million at December 31, 2009. Asset growth during 2011 was funded primarily by an increase in non-interest-bearing demand accounts of $30.8 million. For the year ended December 31, 2011 our loans declined $71.1 million which can be attributed to continued weak economic conditions. For the year ended December 31, 2010, our loans declined $10.2 million, which was also, due primarily to weak economic conditions. For the years ended December 31, 2011 and 2010, we grew our deposits $11.7 million and $31.2 million, respectively. The deposit growth was mainly through non-interest-bearing demand deposits in 2011 and mainly through interest-bearing demand deposits in 2010, the proceeds of which were invested in interest-earning assets.

We believe our financial condition is sound. The following discussion focuses on the factors considered by us to be important in assessing our financial condition.

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The following table sets forth the relative composition of our balance sheets at December 31, 2011, 2010 and 2009.

Distribution of Assets and Liabilities

	December 31,
	2011		2010		2009
			(Dollars in thousands)
	Amount	%	Amount	%	Amount	%
Assets:
Loan, gross	$496,542	53.9%	$567,631	61.7%	$577,791	65.0%
Loans held for sale	2,866	0.3	4,136	0.4	—	0.0
Investment securities	339,450	36.8	273,229	29.7	239,332	26.9
Interest-bearing deposits	63	0.0	20	0.0	870	0.1
FHLB stock	3,456	0.4	4,571	0.5	5,116	0.6
Federal funds sold	6,305	0.7	8,415	0.9	7,865	0.9
Total earning assets	848,682	92.1	858,002	93.2	830,974	93.5
Allowance for loan losses	(12,092)	(1.3)	(13,247)	(1.4)	(9,725)	(1.1)
Non-interest-bearing deposits and cash	18,363	2.0	11,731	1.3	9,076	1.0
Bank premises and equipment, net	26,289	2.9	26,636	2.9	25,329	2.9
Other assets	40,035	4.3	36,747	4.0	33,066	3.7
Total assets	$921,277	100.0%	$919,869	100.0%	$888,720	100.0%
Liabilities and Shareholders’ Equity:
Demand deposits	$135,732	14.7%	$104,932	11.4%	$93,492	10.5%
Savings, NOW and Money Market deposits	325,636	35.3	292,915	31.8	161,551	18.2
Time deposits of $100,000 or more	112,377	12.2	92,889	10.1	198,388	22.3
Other time deposits	223,900	24.3	295,205	32.1	301,299	33.9
Total deposits	797,645	86.5	785,941	85.4	754,730	84.9
Short-term borrowings	11,679	1.3	11,509	1.3	22,910	2.6
Long-term obligations	25,500	2.8	34,500	3.7	21,000	2.4
Accrued interest and other liabilities	6,010	0.7	7,025	0.8	5,705	0.6
Total liabilities	840,834	91.3	838,975	91.2	804,345	90.5
Shareholders’ equity	80,443	8.7	80,894	8.8	84,375	9.5
Total liabilities and share-holders’ equity	$921,277	100.0%	$919,869	100.0%	$888,720	100.0%

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Loans

As of December 31, 2011, total loans decreased to $496.5 million, down 12.5% from total loans of $567.6 million at December 31, 2010. Construction and land development loans decreased from $90.1 million in 2010 to $67.1 million in 2011. The decrease in construction and development loans was a result of the continuing decline of the housing market. Commercial and residential real estate loans decreased from $364.6 million in 2010 to $343.3 million in 2011.

As of December 31, 2010, total loans decreased to $567.6 million, down 1.8% from total loans of $577.8 million at December 31, 2009. Construction and land development loans decreased from $125.9 million in 2009 to $90.1 million in 2010. The decrease in construction and development loans was a function of the decline of economic conditions. Commercial and residential real estate loans increased from $335.0 million in 2009 to $364.6 million in 2010. The growth in residential and commercial real estate loans was due to a continued focus on growth by the bank in owner-occupied small business lending during the year.

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At December 31, 2011, our loan portfolio contained no foreign loans, and we believe the portfolio is adequately diversified. Real estate loans represented approximately 82.7% of our loan portfolio at December 31, 2011. However, many of our real estate loans, while secured by real estate, were made for various other commercial, agricultural and consumer purposes (which may or may not be related to our real estate collateral). Real estate loans are primarily loans secured by real estate, including mortgage and construction loans. Residential mortgage loans accounted for approximately $110.4 million or 26.9% of our real estate loans at December 31, 2011. Commercial loans are spread throughout a variety of industries, with no particular industry or group of related industries accounting for a significant portion of the commercial loan portfolio. At December 31, 2011, our ten largest loans accounted for approximately 7.57% of our loans outstanding. As of December 31, 2011, we had outstanding loan commitments of approximately $93.8 million. The amounts of loans outstanding at the indicated dates are shown in the following table according to loan type.

Loan Portfolio Composition

	At December 31,
	2011	2010	2009	2008	2007
		(Dollars in thousands)
Real estate—construction and land development	$67,127	$90,145	$125,856	$132,525	$104,339
Real estate—commercial, residential and other(1)	343,327	364,648	335,004	298,959	234,812
Installment loans	6,620	4,209	4,351	5,115	5,808
Credit card and related plans	1,661	2,261	2,451	2,214	2,002
Commercial and all other loans	77,807	106,368	110,129	100,023	107,237
Total	$496,542	$567,631	$577,791	$538,836	$454,198

(1) The majority of the commercial real estate is owner-occupied and operated.

Maturities and Sensitivities of Loans to Changes in Interest Rates

The following table sets forth the maturity distribution of our loans as of December 31, 2011. A significant majority of our loans maturing after one year reprice at two and three year intervals. In addition, approximately 58.3% of our loan portfolio is comprised of variable rate loans.

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Loan Maturities at December 31, 2011

		Due after 1 year through 5 years		Due after 5 years
	1 year or less	Floating	Fixed	Floating	Fixed	Total
			(Dollars in thousands)
Real estate—construction and land development	$36,203	$16,102	$12,246	$1,589	$987	$67,127
Real estate—commercial, residential and other	57,325	128,825	97,701	40,248	19,228	343,327
Installment loans	1,528	374	4,189	30	499	6,620
Credit card and related plans	716	224	22	25	674	1,661
Commercial and all other loans	38,568	14,970	10,122	2,852	11,295	77,807
Total	$134,340	$160,495	$124,280	$44,744	$32,683	$496,542

Allowance for Loan Losses

We consider the allowance for loan losses (AFLL) adequate to cover estimated probable loan losses relating to the loans outstanding as of each reporting period. However, the procedures and methods used in the determination of the allowance necessarily rely upon various judgments and assumptions about economic conditions and other factors affecting our loans. In addition, various regulatory agencies, as an integral part of their examination process, periodically review our allowance for loan losses. Those agencies may require us to recognize adjustments to the allowance for loan losses based on their judgments about the information available to them at the time of their examinations. No assurance can be given that we will not in any particular period sustain loan losses that are sizable in relation to the amount reserved or that subsequent evaluations of the loan portfolio, in light of conditions and factors then prevailing, will not require significant changes in the allowance for loan losses or future charges to earnings.

The following table summarizes the balances of loans outstanding, average loans outstanding, changes in the allowance arising from charge-offs and recoveries by category and additions to the allowance that have been charged to expense.

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Analysis of the Allowance for Loan Losses

	Year ended December 31,
	2011	2010	2009	2008	2007
		(Dollars in thousands)
Total loans outstanding at end of year—gross	$496,542	$567,631	$577,791	$538,836	$454,198
Average loans outstanding—gross	$537,524	$575,374	$562,095	$504,426	$431,579
Allowance for loan losses at beginning of year	$13,247	$9,725	$5,931	$4,083	$4,725
Loans charged off:
Real estate	9,022	8,211	7,032	381	433
Installment loans	20	21	18	64	43
Credit cards and related plans	294	44	19	—	—
Commercial and all other loans	622	1,469	497	253	161
Total charge-offs	9,958	9,745	7,566	698	637
Recoveries of loans previously charged off:
Real estate	65	130	72	1	—
Installment loans	5	7	3	4
Credit cards and related plans	3	1	4	9	—
Commercial and all other loans	247	149	181	82	76
Total recoveries	320	287	260	96	94
Net charge-offs	9,638	9,458	7,306	602	543
Provision for loan losses	8,483	12,980	11,100	2,450	(99)
Allowance for loan losses at end of year	$12,092	$13,247	$9,725	$5,931	$4,083

Ratios:
Net charge-offs during year to average loans outstanding	1.79%	1.64%	1.30%	0.12%	0.13%
Allowance for loan losses to loans at year end	2.44	2.33	1.68	1.10	0.90
Allowance for loan losses to nonperforming loans	47	60	66	59	877

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At December 31, 2011, our AFLL as a percentage of loans was 2.44%, up from 2.33% at December 31, 2010. The increase was mainly due to increases in the portion of the allowance determined through general qualitative and quantitative internal and external factors. Also, the increase reflects the recognition of additional loans identified as being impaired. For additional discussion on the AFLL refer to Note 4 of our consolidated financial statements included in this Joint Proxy Statement/Prospectus under “Financial Statements—ECB Bancorp, Inc.”

In evaluating the AFLL, ECB prepares an analysis of its current loan portfolio through the use of historical loss rates, homogeneous risk analysis grouping to include probabilities for loss in each group by risk grade, estimation of years to impairment in each homogeneous grouping, analysis of internal credit processes, past due loan portfolio performance and overall economic conditions, both regionally and nationally.

Historical loss calculations for each homogeneous risk group are based on a three year average loss ratio calculation with the most recent quarter’s loss history included in the model. The impact is to more quickly recognize and increase the loss history in a respective grouping. For those groups with little or no loss history, management increases the historical factor through a positive adjustment to more accurately represent current economic conditions and their potential impact on that particular loan group.

Homogeneous loan groups are assigned risk factors based on their perceived loss potential, current economic conditions and on their respective risk ratings. The probability of loss is increased as the risk grade increases within each risk grouping to more accurately reflect East Carolina Bank’s exposure in that particular group of loans. East Carolina Bank utilizes a system of eight possible risk ratings. The risk ratings are established based on perceived probability of loss. Most loans risk rated “substandard”, “doubtful” and “loss” are removed from their homogeneous group and individually analyzed for impairment. Some smaller loans risk rated “substandard”, “doubtful” and “loss” with balances less than $100 thousand are not removed from their homogeneous group and individually analyzed for impairment. Other groups of loans based on loan size may be selected for impairment review. Loans are considered impaired if, based on current information and events, it is probable that East Carolina Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is based on either the fair value of the underlying collateral, the present value of the future cash flows discounted at the historical effective interest rate stipulated in the loan agreement, or the estimated market value of the loan. In measuring the fair value of the collateral, management uses a comparison to the recent selling price of similar assets, which is consistent with those that would be utilized by unrelated third parties.

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A portion of East Carolina Bank’s AFLL is not allocated to any specific category of loans. This general portion of the allowance reflects the elements of imprecision and estimation risk inherent in the calculation of the overall allowance. Due to the subjectivity involved in determining the overall allowance, including the portion determined through general qualitative and quantitative internal and external factors, the general portion may fluctuate from period to period based on management’s evaluation of the factors affecting the assumptions used in calculating the allowance, including historical loss experience, current and expected economic conditions and geographic conditions. While ECB believes that our management uses the best information available to determine the AFLL, unforeseen market conditions could result in adjustments to the AFLL, and net income could be significantly affected, if circumstances differ substantially from the assumptions used in making the final determination. Because these factors and management’s assumptions are subject to change, the allocation is not necessarily indicative of future loan portfolio performance.

Unsecured loans are charged-off in full against ECB’s AFLL as soon as the loan becomes uncollectible. Unsecured loans are considered uncollectible when no regularly scheduled monthly payment has been made within three months, the loan matured over 90 days ago and has not been renewed or extended or the borrower files for bankruptcy. Secured loans are considered uncollectible when the liquidation of collateral is deemed to be the most likely source of repayment. Once secured loans reach 90 days past due, they are placed into non-accrual status. If the loan is deemed to be collateral dependent, the principal balance is written down immediately to reflect the current market valuation based on current independent appraisal. Included in the write-down is the estimated expense to liquidate the property and typically an additional allowance for the foreclosure discount.

Net charge-offs totaled $9.6 million for 2011 representing an increase of $180 thousand and $2.3 million when compared to 2010 and 2009, respectively. Net charge-offs from real estate secured loans were $9.0 million, $8.1 million and $7.0 million for 2011, 2010 and 2009, respectively. Asset quality remains a top priority of East Carolina Bank. For the year ending December 31, 2011, net loan charge-offs were 1.79% of average loans compared to 1.64% for the year ending December 31, 2010. The increase in the AFLL to loans to 2.44% at December 31, 2011 from 2.33% at December 31, 2010 was mainly due to increases in the portion of the allowance determined through general qualitative and quantitative internal and external factors.

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Construction, land and development (“CLD”) loans make up 13.5% of East Carolina Bank’s loan portfolio. The local construction industry has been particularly impacted by declines in housing activity, and has had a disproportionate impact on the credit quality of ECB. The table below shows trends of CLD loans, along with ratios relating to their relative credit quality.

	CLD Loans		All Other Loans		Total
	Balance	% of Total	Balance	% of Total	Loans
	Dollars in thousands
Balances at December 31, 2011	$67,127	13.5%	$429,415	86.5%	$496,542
Impaired loans	10,074	32.2%	21,215	67.8%	31,289
Allocated Reserves	3,655	42.6%	4,933	57.4%	8,588
YTD Net Charge-offs	5,140	53.3%	4,498	46.7%	9,638
Nonperforming loans (NPL)	8,757	34.2%	16,813	65.8%	25,570
NPL as % of loans	13.0%		3.9%		5.1%

While balances of CLD loans make up 13.5% of East Carolina Bank’s loan portfolio, they represent 32.2% and 53.3% of East Carolina Bank’s impaired loans and YTD net charge-offs, respectively. CLD loans represent 34.2% of East Carolina Bank’s nonperforming loans and 42.6% of East Carolina Bank’s allocated allowance for loan loss is reserved for CLD loans.

Allocation of the Allowance for Loan Losses

The following table sets forth the allocation of allowance for loan losses and percent of our total loans represented by the loans in each loan category for each of the years presented.

Allocation of the Allowance for Loan Losses

	December 31,
	2011		2010		2009		2008		2007
	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent	Amount	Percent
	(Dollars in thousands)
Real estate	$7,828	82.7%	$10,653	80.1%	$7,572	79.8%	$4,762	80.1%	$2,642	74.7%
Installment loans	46	1.3	12	0.7	23	0.8	25	0.9	73	1.3
Credit cards and related plans	18	0.3	21	0.4	13	0.4	16	0.4	38	0.4
Commercial and all other loans	696	15.7	1,039	18.8	708	19.0	507	18.6	773	23.6
Total allocated	8,588	100.0%	11,725	100.0%	8,316	100.0%	5,310	100.0%	3,526	100.0%
Unallocated[1]	3,504		1,522		1,409		621		557
Total	$12,092		$13,247		$9,725		$5,931		$4,083

1.	Beginning in 2009 unallocated reserve was reflected in our homogenous pool estimates based on general qualitative and quantitative internal and external factors.

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Loans Considered Impaired

We review our nonperforming loans and other groups of loans based on loan size or other factors for impairment. At December 31, 2011, we had loans totaling $31.3 million (which includes $24.7 million in nonperforming loans) which were considered to be impaired compared to $26.3 million at December 31, 2010. Loans are considered impaired if, based on current information, circumstances or events, it is probable that East Carolina Bank will not collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. However, treating a loan as impaired does not necessarily mean that we expect to incur a loss on that loan, and our impaired loans may include loans that currently are performing in accordance with their terms. For example, if we believe it is probable that a loan will be collected, but not according to its original agreed upon payment schedule, we may treat that loan as impaired even though we expect that the loan will be repaid or collected in full. As indicated in the table below, when we believe a loss is probable on a non-collateral dependent impaired loan, a portion of our reserve is allocated to that probable loss. If the loan is deemed to be collateral dependent, the principal balance is written down immediately to reflect the current market valuation based on current independent appraisal.

The following table sets forth the number and volume of loans net of previous charge-offs considered impaired and their associated reserve allocation, if any, at December 31, 2011. Twenty-four non-accrual loans with a total balance of $745 thousand and three restructured loans with a balance of $114 thousand were not removed from their homogeneous group and individually analyzed for impairment because their individual loan balances were less than $100 thousand.

	Number of Loans	Loan Balances Outstanding	Allocated Reserves
	(Dollars in millions)
Non-accrual loans	39	$15.2	$0.3
Restructured loans(1)	17	9.5	1.5
Total nonperforming loans	56	$24.7	$1.8
Other impaired loans with allocated reserves	11	4.9	0.7
Impaired loans without allocated reserves	6	1.7	—
Total impaired loans	73	$31.3	$2.5

(1)	Restructured loans include loans restructured and still accruing.

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Nonperforming Assets and Past Due Loans

The following table summarizes our nonperforming assets and past due loans at the dates indicated.

Nonperforming Assets and Past Due Loans

	December 31,
	2011	2010	2009	2008	2007
		(Dollars in thousands)
Non-accrual loans	$15,973	$15,896	$13,343	$9,957	$393
Loans past due 90 days or more days still accruing	—	—	—	—	—
Restructured loans	9,596	6,193	1,353	24	73
Other real estate owned & repossessions	6,573	4,536	5,443	3,724	66
Other nonperforming assets(1)	1,427	—	—	—	—
Total	$33,569	$26,625	$20,139	$13,705	$532

(1)	The other nonperforming asset of $1.4 million represents the movement of a foreclosed participation loan into a separate LLC for liability purposes. It is a single purpose LLC set up specifically by the lending group to handle the disposition of the property. Proper approvals for this arrangement had to be obtained in advance from the NCCOB.

A loan is placed on non-accrual status when, in our judgment, the collection of interest income appears doubtful or the loan is past due 90 days or more. Interest receivable that has been accrued and is subsequently determined to have doubtful collectability is charged to the appropriate interest income account. Interest on loans that are classified as non-accrual is recognized when received. In some cases, where borrowers are experiencing financial difficulties, loans may be restructured to provide terms significantly different from the original terms.

At December 31, 2011 and 2010, nonperforming assets were approximately 3.64% and 2.89%, respectively, of total assets outstanding at such dates. The general downturn in the overall economy has contributed to the overall increase in nonperforming assets reflected at year end. The impact of our impaired loans at December 31, 2011 on our interest income was approximately $0.9 million, as we would have accrued $1.6 million in interest income versus the $0.7 million recognized.

Any loans that are classified for regulatory purposes as loss, doubtful, substandard or special mention, and that are not included as nonperforming loans, do not (i) represent or result from trends or uncertainties that management reasonably expects will materially impact future operating results; or (ii) represent material credits about which management has any information which causes management to have serious doubts as to the ability of such borrower to comply with the loan repayment terms.

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Off-Balance Sheet Arrangements and Contractual Obligations

We have various financial instruments (outstanding commitments) with off-balance sheet risk that are issued in the normal course of business to meet the financing needs of our customers. These financial instruments include commitments to extend credit and standby letters of credit. We also have contractual cash obligations and commitments, including certificates of deposit, other borrowings, operating leases and loan commitments. The following tables set forth our commercial commitments and contractual payment obligations as of December 31, 2011.

	Amount of Commitment Expiration per Period
Commercial Commitments	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
		(Dollars in thousands)
Loan commitments and lines of credit	$92,336	$53,990	$8,148	$5,552	$24,646
Standby letters of credit	1,534	1,500	34	—	—
Total commercial commitments	$93,870	$55,490	$8,182	$5,552	$24,646

	Amount of Payments Due per Period
Contractual Obligations	Total	Less than 1 year	1-3 years	4-5 years	More than 5 years
		(Dollars in thousands)
Short-term borrowings	$11,679	$11,679	$—	$—	$—
Long-term borrowings	25,500	—	15,500	10,000	—
Operating leases	1,916	531	864	402	119
Deposits	797,645	670,714	56,935	69,996	—
Total contractual obligations	$836,740	$682,924	$73,299	$80,398	$119

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Investment Portfolio

The composition of our securities portfolio reflects our investment strategy of maintaining an appropriate level of liquidity while providing a relatively stable source of income. Our securities portfolio also provides a balance to interest rate risk and credit risk in other categories of the balance sheet while providing a vehicle for investing available funds, furnishing liquidity and supplying securities to pledge as required collateral for certain deposits and borrowed funds. We use two categories to classify our securities: “held-to-maturity” and “available-for-sale.” Currently, none of our investments are classified as held-to-maturity. While we have no plans to liquidate a significant amount of our securities, the securities classified as available-for-sale may be sold to meet liquidity needs should management deem it to be in our best interest.

Our investment securities totaled $339.5 million at December 31, 2011, $273.2 million at December 31, 2010, and $239.3 million at December 31, 2009. The investment portfolio increased $66.3 million or 24.2% from December 31, 2010 to December 31, 2011. The investment portfolio increased $33.9 million or 14.1% from December 31, 2009 when compared to December 31, 2010. Additions to the investment securities portfolio depend to a large extent on the availability of investable funds that are not otherwise needed to satisfy loan demand. Investable funds not otherwise utilized are temporarily invested as federal funds sold or as interest-bearing balances at other banks, the level of which is affected by such considerations as near-term loan demand and liquidity needs.

The carrying values of investment securities held by us at the dates indicated are summarized as follows:

Investment Portfolio Composition

	December 31,
	2011	Percentage	2010	Percentage	2009	Percentage
			(Dollars in thousands)
Securities available-for-sale:
Government-sponsored enterprises and FFCB bonds	$1,032	0.3%	$24,781	9.1%	$35,843	15.0%
Collaterized mortgage obligations	4,333	1.3	21,683	7.9	25,285	10.6
Corporate bonds	30,771	9.1	28,527	10.4	5,860	2.5
Mortgage-backed securities	127,959	37.7	128,407	47.0	92,851	38.8
SBA-backed securities	146,637	43.2	56,853	20.8	32,665	13.6
Municipal securities	28,718	8.4	12,978	4.8	46,022	19.2
Equity securities	—	—	—	—	806	0.3
Total investments	$339,450	100.0%	$273,229	100.0%	$239,332	100.0%

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The following table shows maturities of the carrying values and the weighted-average yields of investment securities held by us at December 31, 2011.

Investment Portfolio Maturity Schedule

	3 months or less	Over 3 months through 1 year	Over 1 year through 5 years	Over 5 years through 10 years	Over 10 years
	Amount/ Yield	Amount/ Yield	Amount/ Yield	Amount/ Yield	Amount/ Yield	Total/ Yield
			(Dollars in thousands)
Securities available-for-sale:

Government-sponsored enterprises and FFCB bonds	$—	$—	$28	$1,004	$—	$1,032
	—%	—%	3.25%	2.00%	—%	2.00%
Collaterized mortgage obligations(1)	134	161	4,038	—	—	4,333
	0.91	4.15	1.84	—	—	1.89
Corporate bonds	—	—	13,081	17,690	—	30,771
	—	—	3.40	4.34	—	3.96
Mortgage-backed securities(1)	—	—	82,426	40,438	5,095	127,959
	—	—	2.06	2.16	3.39	2.14
SBA-backed	—	—	—	3,007	143,630	146,637
	—	—	—	1.77	2.74	2.72
Municipal securities(2)	100	151	1,034	12,083	15,350	28,718
	7.76	7.08	5.52	4.06	4.56	4.41
Total investments	$234	$312	$100,607	$74,222	$164,075	$339,450
	3.84%	5.58%	2.26%	3.00%	2.92%	2.75%

(1)	Mortgage-backed securities (MBS) and collaterized mortgage obligations (CMO) maturities are based on the average life at the projected prepayment assumptions. All other bond maturities are based on maturity date.

(2)	Yields on tax-exempt investments have been adjusted to a fully taxable-equivalent basis (FTE) using the federal income tax rate of 34%.

The weighted average yields shown are calculated on the basis of cost and effective yields for the scheduled maturity of each security. At December 31, 2011, the market value of the investment portfolio was approximately $765 thousand above its book value, which is primarily the result of lower market interest rates compared to the interest rates on the investments in the portfolio.

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We currently have the ability to hold our available-for-sale investment securities to maturity. However, should conditions change, we may sell unpledged securities. We consider the overall quality of the securities portfolio to be high. All but two securities held are traded in liquid markets. As of December 31, 2011, we owned securities from issuers in which the aggregate amortized cost from such issuers exceeded 10% of our common shareholders’ equity. As of December 31, 2011 the amortized cost and market value of the securities from each issuer were as follows:

	Amortized Cost	Market Value
	(Dollars in thousands)
Federal National Mortgage Corporation	$78,554	$79,386
Federal Home Loan Mortgage Corporation	35,460	35,699
Goldman Sachs Group	7,368	6,984
Government National Mortgage Association	16,935	6,710
Morgan Stanley	7,456	17,206
Small Business Administration	146,195	146,637

At December 31, 2011, we held $11.8 million in bank owned life insurance, compared to $9.0 million at December 31, 2010.

Deposits

Deposits increased to $797.6 million at December 31, 2011, an increase of 1.5% compared to deposits of $785.9 million at December 31, 2010. Non-interest-bearing deposits increased $30.8 million from year-end 2010 to year-end 2011, while total interest-bearing deposits decreased $19.1 million over the same period, primarily as a result of a decrease in time deposits. Time deposits, including wholesale time deposits, decreased $51.8 million year over year. Time deposits of less than $100,000 decreased $71.3 million and time deposits of $100,000 or more increased $19.5 million. We believe that we can improve our core deposit funding by improving our branch network and providing more convenient opportunities for customers to bank with us. We anticipate that our deposits will continue to increase throughout 2012.

Total deposits increased to $785.9 million, up 4.1% as of December 31, 2010 compared to deposits of $754.7 million at December 31, 2009. Non-interest-bearing deposits increased $11.4 million from year-end 2009 to year-end 2010, while total interest-bearing deposits increased $19.8 million over the same period, primarily as a result of an increase in interest- bearing demand deposits. During 2010, we experienced a 150% increase of public funds interest-bearing demand deposits as municipalities desiring to maintain more liquidity moved monies from lower rate certificates of deposits into highly liquid money market accounts at favorable interest rates. Time deposits, including wholesale time deposits, decreased $111.6 million year over year. Time deposits of less than $100,000 decreased $6.1 million and time deposits of $100,000 or more decreased $105.5 million.

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The average balance of deposits and interest rates thereon for the years ended December 31, 2011, 2010, and 2009 are summarized below.

Average Deposits

	Year ended December 31,
	2011		2010		2009
	Average Balance	Rate	Average Balance	Rate	Average Balance	Rate
			(Dollars in thousands)
Interest-bearing demand deposits	$257,903	0.77%	$202,951	0.75%	$112,971	0.74%
Savings deposits	42,277	0.73	22,795	0.40	18,429	0.25
Time deposits	380,396	1.82	455,174	2.06	476,480	2.54
Total interest-bearing deposits	680,576	1.35	680,920	1.62	607,880	2.13
Non-interest-bearing deposits	115,847		102,039		90,732
Total deposits	$796,423	1.16%	$782,959	1.41%	$698,612	1.85%

For the years ended December 31, 2011, 2010 and 2009, our average non-interest-bearing deposits have been approximately 14.5%, 13.0% and 13.0%, respectively, of our average total deposits. At year-end 2011 and 2010, we had approximately $42.1 million and $77.9 million, respectively, in these types of deposits, most of which have a maturity of two years or less.

As of December 31, 2011, we held approximately $95.8 million in time deposits of $100,000 or more of individuals, local governments or municipal entities and $16.6 million of wholesale deposits of $100,000 or more. Non-wholesale time deposits less than $100,000 were approximately $171.3 million at December 31, 2011. The following table is a maturity schedule of our time deposits as of December 31, 2011.

Time Deposit Maturity Schedule

	3 months or less	Over 3-6 months	Over 6-12 months	Over 12 months	Total
		(Dollars in thousands)
Non-wholesale time certificates of deposit of less than $100,000	$50,958	$21,609	$31,022	$67,686	$171,275
Non-wholesale time certificates of deposit of $100,000 or more	24,250	16,794	23,020	31,707	95,771
Wholesale time certificates of deposit of less than $100,000	14,000	10,502	3,538	24,585	52,625
Wholesale time certificates of deposit of $100,000 or more	—	3,731	9,922	2,953	16,606
Total time deposits	$89,208	$52,636	$67,502	$126,931	$336,277

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Borrowings

Short-term borrowings include sweep accounts and advances from the Federal Home Loan Bank of Atlanta (the “FHLB”) having maturities of one year or less. Our short-term borrowings totaled $11.7 million on December 31, 2011, compared to $11.5 million on December 31, 2010, an increase of approximately $170 thousand. Our short-term advances from FHLB increased $1.0 million while sweep accounts decreased $830 thousand from December 31, 2010 to December 31, 2011. For additional discussion concerning borrowings refer to Note 7 of our consolidated financial statements included in this Joint Proxy Statement/Prospectus under “Financial Statements—ECB Bancorp, Inc.”

The following table details the maturities and rates of our borrowings from the FHLB, as of December 31, 2011.

Borrow Date	Type	Principal	Term	Rate	Maturity
	(Dollars in thousands)
February 29, 2008	Fixed rate	$5,000	4 years	3.18%	February 29, 2012
March 12, 2008	Fixed rate	2,000	4 years	3.25	March 12, 2012
March 12, 2008	Fixed rate	7,500	5 years	3.54	March 12, 2013
August 17, 2010	Fixed rate	3,000	4 years	1.49	August 18, 2014
August 17, 2010	Fixed rate	4,500	5 years	1.85	August 17, 2015
August 17, 2010	Fixed rate	2,500	6 years	2.21	August 17, 2016
August 20, 2010	Fixed rate	2,000	3 years	1.09	August 20, 2013
August 20, 2010	Fixed rate	3,000	4 years	1.48	August 20, 2014
August 20, 2010	Fixed rate	3,000	5 years	1.83	August 20, 2015
September 1, 2010	Fixed rate	2,000	2 years	0.66	September 4, 2012
	Total Borrowings:	$34,500	Composite rate:	2.34%

Long-Term Obligations

Long-term obligations consist of advances from FHLB with maturities greater than one year. Our long-term borrowings from the FHLB totaled $25.5 million on December 31, 2011, compared to $34.5 million long-term FHLB advances on December 31, 2010.

Liquidity

Liquidity refers to our continuing ability to meet deposit withdrawals, fund loan and capital expenditure commitments, maintain reserve requirements, pay operating expenses and provide funds for payment of dividends, debt service and other operational requirements. Liquidity is immediately available from five major sources: (a) cash on hand and on deposit at other banks; (b) the outstanding balance of federal funds sold; (c) lines for the purchase of federal funds from other banks; (d) lines of credit established at the FHLB, less existing advances; and (e) our investment securities portfolio. All our debt securities are of investment grade quality and, if the need arises, can promptly be liquidated on the open market or pledged as collateral for short-term borrowing.

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Consistent with our general approach to liquidity management, loans and other assets of East Carolina Bank are funded primarily using a core of local deposits, proceeds from retail repurchase agreements and excess Bank capital. During 2011 East Carolina Bank relied more heavily on saving deposits, non-interest-bearing demand deposits and interest bearing demand deposits to meet our liquidity needs. Savings deposits, non-interest bearing demand deposits and interest bearing demand deposits increased $25.6 million, $30.8 million and $7.1 million, respectively, from December 31, 2010 to December 31, 2011. East Carolina Bank reduced its reliance on time deposits as these deposits decreased $51.8 million from December 31, 2010 to December 31, 2011. East Carolina Bank intends to continue to focus on increasing core deposits.

We are a member of the FHLB of Atlanta. Membership, along with a blanket collateral commitment of our one-to-four family residential mortgage loan portfolio, as well as our commercial real estate loan portfolio, provided us the ability to draw up to $184.3 million, $184.0 million and $177.7 million of advances from the FHLB at December 31, 2011, 2010 and 2009, respectively. At December 31, 2011, we had outstanding FHLB advances totaling $34.5 million compared to $42.5 million and $41.0 million at December 31, 2010 and 2009, respectively.

As a requirement for membership, we invest in stock of the FHLB of Atlanta in the amount of 1.0% of our outstanding residential loans or 5.0% of our outstanding advances from the FHLB, whichever is greater. That stock is pledged as collateral for any FHLB advances drawn by us. At December 31, 2011, we owned 34,558 shares of the FHLB’s $100 par value capital stock, compared to 45,708 and 51,160 shares at December 31, 2010 and 2009, respectively. No ready market exists for FHLB of Atlanta stock, which is carried at cost.

We also had unsecured federal funds lines in the aggregate amount of $36.0 million available to us at December 31, 2011 under which we can borrow funds to meet short-term liquidity needs. At December 31, 2011, we did not have any advances under these federal funds lines. We also have the ability to borrow from the Federal Reserve Discount Window by pledging certain types of collateral. Another source of funding available is loan participations sold to other commercial banks (in which we retain the servicing rights). As of December 31, 2011, we did not have any loan participations sold. We believe that our liquidity sources are adequate to meet our operating needs.

Capital Resources and Shareholders’ Equity

As of December 31, 2011, our total shareholders’ equity was $80.4 million (consisting of common shareholders’ equity of $63.0 million and preferred stock of $17.4 million) compared with total shareholders’ equity of $80.9 million as of December 31, 2010 (consisting of common shareholders’ equity of $63.6 million and preferred stock of $17.3 million).

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Common shareholders’ equity decreased by approximately $617 thousand to $63.0 million at December 31, 2011 from $63.6 million at December 31, 2010. We had a net loss of $1.0 million, experienced an increase in net unrealized gains on available-for-sale securities of $2.1 million, and recognized a decrease of $113 thousand related to post retirement benefit plan and stock based compensation of $21 thousand on incentive stock awards. In 2011 we declared cash dividends of $541 thousand on our common shares or $0.19 per share, and dividends of $897 thousand on preferred shares.

Common shareholders’ equity decreased by approximately $3.7 million to $63.6 million at December 31, 2010 from $67.3 million at December 31, 2009. We experienced net income in 2010 of $0.9 million and recognized stock compensation of $36 thousand on stock options. We had a decrease in net unrealized gains on available-for-sale securities of $2.7 million. During 2010, we declared cash dividends of $798 thousand on our common shares, or $0.28 per share, and dividends of $897 thousand on preferred shares.

The following table presents information concerning capital required of us and our actual capital ratios.

	To be well capitalized under prompt corrective action provisions	Minimum required for capital adequacy purposes	Our	Bank’s
	Ratio	Ratio	Ratio	Ratio
As of December 31, 2011:
Tier 1 Capital (to Average Assets)	³5.00%	³3.00%	8.25%	8.25%
Tier 1 Capital (to Risk Weighted Assets)	³6.00	³4.00	12.59	12.59
Total Capital (to Risk Weighted Assets)	³10.00	³8.00	13.85	13.85
As of December 31, 2010:
Tier 1 Capital (to Average Assets)	³5.00%	³3.00%	8.66%	8.66%
Tier 1 Capital (to Risk Weighted Assets)	³6.00	³4.00	12.08	12.08
Total Capital (to Risk Weighted Assets)	³10.00	³8.00	13.34	13.34

Inflation and Other Issues

Because our assets and liabilities are primarily monetary in nature, the effect of inflation on our assets is less significant compared to most commercial and industrial companies. However, inflation does have an impact on the growth of total assets in the banking industry and the resulting need to increase capital at higher than normal rates in order to maintain an appropriate equity-to-assets ratio. Inflation also has a significant effect on other expenses, which tend to rise during periods of general inflation. Notwithstanding these effects of inflation, management believes our financial results are influenced more by our ability to react to changes in interest rates than by inflation.

Except as discussed in this Management’s Discussion and Analysis, management is not aware of trends, events or uncertainties that will have or that are reasonably likely to have a material adverse effect on the liquidity, capital resources or operations. Management is not aware of any current recommendations by regulatory authorities which, if they were implemented, would have such an effect.

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Recent Accounting Pronouncements

Please refer to Note (1) (S) of our consolidated financial statements included in this Joint Proxy Statement/Prospectus under the caption “Financial Statements – ECB Bancorp, Inc. ” for a summary of recent authoritative pronouncements that could impact our accounting, reporting, and/or disclosure of financial information.

ECB adopted ASU 2011-5, Comprehensive Income, as of January 1, 2012, which required a separate statement of Comprehensive Income that follows the Statement of Operations. As this standard requires retrospective application, ECB is including the impact of the adoption of this accounting principle below to reflect retrospective application for each of the years for the three-year period ended December 31, 2011, as those financial statements are included in the registration statement of which this Joint Proxy Statement/Prospectus forms a part.

ECB Bancorp, Inc.

Consolidated Statements of Comprehensive Income

(unaudited)

	2011	2010	2009
	(Dollars in thousands)

Net income (loss)	$(1,024)	$860	$1,502

Other comprehensive income (loss):
Available for sale securities:
Unrealized gains arising during the period	6,050	1,116	2,232
Tax related to unrealized gains	(2,329)	(430)	(860)
Reclassification to realized gains	(2,631)	(5,508)	(2,565)
Tax related to realized gains	1,013	2,121	988

Defined benefit pension plan:
Defined benefit pension adjustment	(184)	-	-
Tax related to defined benefit pension adjustment	71	-	-

Total other comprehensive income (loss)	1,990	(2,701)	(205)

Total comprehensive income (loss)	$966	$(1,841)	$1,297

Summary Quarterly Financial Information

The following table contains summary financial information for each quarterly period listed below. This information has been derived from our unaudited interim consolidated financial statements. This information has not been audited but, in the opinion of our management, it includes all adjustments (consisting only of normal recurring adjustments) which management considers necessary for a fair presentation of our results for those periods. You should read this information in conjunction with our audited year end consolidated financial statements that appear in this Joint Proxy Statement/Prospectus under the caption “Financial Statements – ECB Bancorp, Inc.”. Our results for quarterly periods shown in the table are not necessarily indicative of our results for any future period.

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	2011				2010
	Fourth Quarter	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
			(Dollars in thousands, except per share data)
Summary of Operations
Income Statement Data:
Interest income	$8,818	$9,189	$9,632	$9,438	$9,840	$9,982	$9,965	$10,020
Interest expense	2,283	2,566	2,587	2,670	2,926	3,005	2,932	3,025
Net interest income	6,535	6,623	7,045	6,768	6,914	6,977	7,033	6,995
Provision for loan losses	2,252	1,028	1,273	3,930	4,337	3,863	1,780	3,000
Net interest income after provision	4,283	5,595	5,772	2,838	2,577	3,114	5,253	3,995
Non-interest income	2,262	2,568	2,539	1,431	3,661	3,800	1,866	2,668
Non-interest expense	9,416	7,539	6,657	6,244	8,307	6,379	5,916	6,238
Income (loss) before income taxes	(2,871)	624	1,654	(1,975)	(2,069)	535	1,203	425
Income taxes	(1,259)	97	509	(891)	(945)	(5)	246	(62)
Net income(loss)	(1,612)	527	1,145	(1,084)	(1,124)	540	957	487
Preferred stock dividend & accretion of discount	266	267	265	265	266	267	265	265
Net income (loss) available to common shareholders	(1,878)	260	880	(1,349)	(1,390)	273	692	222
Per Share Data and Shares Outstanding:
Net income (loss)—basic	$(0.66)	$0.09	$0.31	$(0.47)	$(0.49)	$0.10	$0.24	$0.08
Net income (loss)—diluted	(0.66)	0.09	0.31	(0.47)	(0.49)	0.10	0.24	0.08
Cash dividends	0.0500	0.0000	0.0700	0.0700	0.0700	0.0700	0.0700	0.0700
Book value at period end	22.10	23.10	22.79	21.71	22.32	24.70	24.46	23.56
Shares outstanding at period end	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841	2,849,841
Balance Sheet Data:
Total assets	$921,277	$923,695	$941,463	$916,571	$919,869	$932,209	$921,840	$897,754
Investments	339,450	327,066	298,116	304,975	273,229	263,946	268,064	197,520
Loans	496,542	521,626	542,687	546,641	567,631	575,003	570,174	577,964
Interest-earning assets	848,682	858,914	880,814	856,840	858,002	877,540	862,410	841,344
Deposits	797,645	796,609	812,774	786,754	785,941	790,592	792,454	772,927
Long-term obligations	25,500	25,500	27,500	27,500	34,500	34,500	14,500	14,500
Shareholders’ equity	80,443	83,248	82,320	79,213	80,894	87,632	86,918	84,292
Selected Performance Ratios:
Rate of return (annualized) on:
Total assets	(0.70)%	0.22%	0.49%	(0.48)%	(0.48)%	0.23%	0.43%	0.22%
Shareholders’ equity	(7.85)	2.56	5.71	(5.38)	(5.15)	2.44	4.48	2.28
Dividend payout ratio	(7.58)	—	22.58	(14.89)	(14.29)	70.00	29.17	87.50

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INFORMATION ABOUT CRESCENT

General

Crescent Financial Bancshares, Inc. (referred to as the “Company” or “Crescent” or by the use of “we,” “our” or “us” in this section), is a holding company incorporated under the laws of Delaware on March 28, 2011 and is a successor company to Crescent Financial Corporation (“CFC”) through a reincorporation of CFC which occurred on November 15, 2011. In the reincorporation, all shares of CFC’s outstanding common stock, $1.00 par value, were converted to shares of Crescent’s common stock, $0.001 par value. CFC was a bank holding company incorporated under the laws of North Carolina on June 29, 2001. Crescent operates for the primary purpose of serving as the holding company for VSB. Crescent’s headquarters are located at 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612.

VSB was incorporated on December 22, 1998 as a North Carolina-chartered commercial bank and opened for business on December 31, 1998. VSB operates twenty (20) full service branch offices in the communities of Cary (2), Apex, Burlington (2), China Grove, Clayton, Fayetteville, Holly Springs, Pinehurst, Raleigh (3), Salisbury, Southern Pines, Sanford, Garner, Wilmington (2) and Knightdale, North Carolina. Additional information about VSB’s branches is included below under “Properties”.

VSB is a community bank focused on being the bank of choice for businesses, business owners, and professionals in the markets we serve. We are accomplishing this by creating mutually beneficial and robust relationships with our customers and positively impacting our communities. In addition to offering standard banking products and services, we build relationships with our customers by understanding their personal and business challenges and goals, and providing tangible solutions. We offer a broad range of banking services, including checking and savings accounts, individual retirement accounts (“IRA’s”), certificates of deposit (“CD’s”), commercial, consumer and personal loans, mortgage banking services and other associated financial services. These banking services are offered through our branch network and certain services are offered through our online banking platform.

Investment Transaction with Piedmont Community Bank Holdings, Inc.

On November 18, 2011, Crescent completed the issuance and sale to Piedmont of 18,750,000 shares of common stock for $75.0 million in cash (the “Piedmont Investment”). As part of its investment, Piedmont also made a tender offer to Crescent’s stockholders commencing on November 8, 2011 to purchase up to 67% (or 6,442,105 shares) of our outstanding common stock at a price of $4.75 per share (“Tender Offer”). Pursuant to the Tender Offer, Piedmont purchased 6,128,423 shares of Crescent’s common stock for approximately $29.1 million. As a result of the Piedmont Investment and the Tender Offer, Piedmont owns approximately 88% of our outstanding common stock.

Upon closing of the Piedmont Investment, Adam Abram, Chairman of Piedmont, was named Chairman of Crescent Financial Bancshares, Inc., and Scott Custer, President and Chief Executive Officer of Piedmont, became Chief Executive Officer of Crescent Financial Bancshares, Inc. In addition, the Board of Directors of Crescent Financial Bancshares, Inc. has been reconstituted to include eight designees of Piedmont, including Mr. Abram and Mr. Custer, as well as four continuing Company directors, including Messrs. Brent D. Bar ringer, James A. Lucas Jr., Charles A. Paul III and Jon S. Rufty. These four existing Company directors were also appointed to the Board of Directors of Piedmont, and resigned effective in July 2012.

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Crescent’s financial condition and results of operations were significantly impacted by the controlling investment in Crescent by Piedmont. Because of the level of Piedmont’s ownership and control following the controlling investment and the Tender Offer, Crescent has applied push-down accounting. Accordingly, Crescent’s assets and liabilities were adjusted to estimated fair value at the acquisition date, and the allowance for loan losses was eliminated. Balances and activity in the Crescent’s Consolidated Financial Statements, and financial information for periods prior to the Piedmont Investment have been labeled with “Predecessor Company,” while balances and activity subsequent to the Piedmont Investment have been labeled with “Successor Company.”

Lending Activities

We provide a wide range of business and consumer loans in the markets we serve. Our goal is to have a well-diversified and balanced loan portfolio focusing on commercial and industrial, consumer and commercial real estate loans. In order to manage our loan portfolio risk, we establish concentration limits by borrower, product type, maturity, loan structure, industry and geography. The majority of our business loans are secured by business assets and real estate. Consumer loans are primarily secured with personal assets and real estate. Underwriting is primarily focused on the underlying cash flow of the business or consumer and secondarily on the assets securing the loans.

Our loan policies and procedures establish the basic guidelines governing our lending operations. The guidelines address the types of loans that we seek, target markets, underwriting, collateral requirements, terms, interest rate, yield considerations and compliance with laws and regulations. The loan policies are reviewed and approved annually by the Board of Directors of VSB.

The summary below provides an overview of the types of loans we currently provide. Because of the change in control transaction with Piedmont which occurred in November 2011, the acquired loan portfolio does not necessarily reflect VSB’s current focus and lending strategy as it was modified following the Piedmont Investment. Acquired loan amounts were adjusted to estimated fair value in purchase accounting and are being serviced and managed according to the specific circumstances of each loan and borrower relationship.

Commercial and Industrial Loans. Commercial and industrial loans are a focus of VSB. These loans are typically for working capital, equipment, and business expansion. Commercial loans are generally secured by accounts receivable, inventory, equipment and owner occupied real estate. With few exceptions, we require personal guarantees of the principal business owners. Commercial loans are generally originated with one to seven year maturities for working capital and equipment loans and five to seven year maturities with 15-25 year amortizations for owner occupied real estate.

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Commercial Mortgage Loans. Commercial mortgage loans for stabilized properties are a focus of VSB. These loans are secured principally by leased apartments, retail centers, and commercial office buildings, acquired by the borrower for both investment and owner occupied purposes. Our focus is on lending for stabilized, income producing properties and not on speculative projects. We generally require the personal guaranty of the principal business owners on all such loans. The real estate collateral is a secondary source of repayment. Commercial mortgage loans are generally originated with three-to-seven year maturities with up to 25-year amortizations.

Construction Loans. Commercial construction loans for owner occupied buildings, projects that are pre-sold or pre-leased are a focus of VSB. These loans are generally originated with one to five year maturities and may have an amortization feature that could extend up to 25 years. Lending for speculative construction, land and lot development is not a focus. Our focus on one-to-four family residential construction loans is to borrowers who are the homeowners or to a builder where the home is pre-sold to the home owner and where the loan is repaid when the homeowner closes into the permanent mortgage market. These loans are generally originated with maturities up to 18 months in length. Construction loans to builders for speculative residential homes are not a focus. Any loans made in this product would be to local, well-established, well-capitalized builders. We lend to builders in our market who have demonstrated a favorable record of performance and profitable operations. Our loan policies require personal guarantees of the principal business owners.

Loans to Individuals, Home Equity Lines of Credit and Residential Real Estate Loans. Loans to individuals (or consumer loans) include automobile loans, boat and recreational vehicle financing, home equity and home improvement loans and miscellaneous secured and unsecured personal loans. Residential real estate loans are made for purchasing and refinancing one to four family properties. We offer fixed and variable rate options but generally limit the maximum term to five to seven years for non-real estate secured loans.

Mortgage Loans. We provide customers access to long-term conventional real estate loans through our mortgage loan department. In 2010, Crescent began originating mortgage loans for sale. The loans are closed by VSB and are sold to national investors/servicers.

SBA Guaranteed Loans. We provide loans guaranteed by the Small Business Administration (“SBA”) for the purchase of businesses, business startups, business expansion, equipment, and working capital. All SBA loans are underwritten and documented as prescribed by the SBA. SBA loans are generally fully amortizing and have maturity dates and amortizations of up to 25 years.

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The following table summarizes our loan portfolio composition by category for the periods presented:

	Successor Company		Predecessor Company
	At December 31, 2011		At December 31, 2010
(Dollars in thousands)	Amount	% of Total Loans	Amount	% of Total Loans

Real estate – commercial	$310,315	56.12%	$345,902	51.05%
Real estate – residential	67,004	12.12%	81,645	12.05%
Construction loans	83,930	15.18%	140,849	20.79%
Commercial and industrial loans	39,434	7.13%	48,144	7.11%
Home equity loans and lines of credit	48,940	8.85%	57,125	8.43%
Loans to individuals	3,300	0.60%	3,838	0.57%

Total loans	552,923	100.00%	677,503	100.00%
Less: Net deferred loan fees	(46)		(700)
Total loans, net	$552,877		$676,803

	Predecessor Company
	At December 31,
	2009		2008		2007
	Amount	% of Total Loans	Amount	% of Total Loans	Amount	% of Total Loans
	(Dollars in Thousands)

Real estate – commercial	$359,450	47.28%	$350,961	51.85%	$350,961	51.85%
Real estate – residential	96,731	12.73%	89,873	11.43%	18,257	2.70%
Construction loans	179,228	23.58%	242,771	30.87%	184,019	27.18%
Commercial and industrial loans	55,360	7.28%	81,000	10.30%	72,930	10.77%
Home equity loans and lines of credit	64,484	8.48%	63,772	8.11%	45,258	6.69%
Loans to individuals	4,966	0.65%	3,199	0.41%	5,489	0.81%

Total loans	760,219	100.00%	786,423	100.00%	676,914	100.00%
Less: Net deferred loan fees	(871)		(1,046)		(998)
Total Loans, net	$759,348		$785,377		$675,917

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The following table presents at December 31, 2011 (i) the aggregate maturities of loans in the named categories of our loan portfolio and (ii) the aggregate amounts of such loans, by variable and fixed rates that mature after one year. For purposes of this presentation, all variable rate loans with an interest rate floor that is currently effective are considered fixed:

	Successor Company
	Within 1 Year	1-5 Years	After 5 Years	Total
		(Dollars in Thousands)

Real estate – commercial	$87,252	$185,533	$37,530	$310,315
Real estate – residential	18,451	30,880	17,673	67,004
Construction loans	54,089	29,647	194	83,930
Commercial and industrial	13,049	24,596	1,789	39,434
Home equity lines and loans	2,573	5,388	40,979	48,940
Loans to individuals	1,797	1,498	5	3,300
Total	$177,211	$277,542	$98,170	$552,923

Interest Rate Types:
Fixed rate loans				$219,097
Variable rate loans				$156,615

Total maturing after 1 year				$375,712

Loan Approvals. Our loan policies and procedures establish the basic guidelines governing lending operations.  Generally, the guidelines address the type of loans that we seek, target markets, underwriting and collateral requirements, terms, interest rate and yield considerations and compliance with laws and regulations.  All loans and credit lines are subject to approval procedures and exposure limits.  Bankers are assigned to work with specific credit administration officers depending on geography and product type, and any loans must be approved by the designated credit administration officer prior to origination.  Relationships where the total borrower credit exposure exceeds $4 million must be approved by the Chief Risk Officer and loans where the total borrower credit exposure exceeds $10 million must be approved by the Loan Commitment Committee of the VSB Board. Loans where the total borrower credit exposure exceeds $7.5 million are presented to the Loan Commitment Committee on an advisory basis.  Our lending policies are reviewed and approved at least annually by the Board of Directors.

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Loan Review. Responsibility for loan review resides with the Chief Risk Officer.  To supplement our internal loan review resources, we have engaged an independent third-party loan review group, which together form our combined internal loan review function.  VSB’s combined internal loan review function reports to the Audit Committee of the Board of Directors, and the Audit Committee approves the annual loan review plan.  Responsibility for loan underwriting, compliance and document monitoring reside with the credit administration department, the compliance department and loan operations department, respectively.  On an annual basis, VSB’s Risk Management Committee determines and approves the Chief Risk Officer’s lending authority, who then delegates lending authorities to credit administration officers.

Credit Cards. We offer a credit card on an agency basis as an accommodation to our customers. We assume none of the underwriting risk.

Loan Participations. At times, we may purchase and sell loan participations to or from other banks within and outside our market area. All loan participations purchased are underwritten using our standard and customary underwriting criteria.

Commitments and Contingent Liabilities

In the ordinary course of business, we enter into various types of transactions that include commitments to extend credit. We apply the same credit standards to these commitments that we use in all of our lending activities and have included these commitments in our lending risk evaluations. Our exposure to credit loss under commitments to extend credit is represented by the amount of these commitments. See Note P of the “Notes to Consolidated Financial Statements” under “Financial Statements–Crescent Financial Bancshares, Inc.” in this Joint Proxy Statement/Prospectus for additional information.

Asset Quality

We consider asset quality to be of primary importance. It is the responsibility of each banker and credit administration officer to assign an appropriate risk grade to every loan originated, reviewed and renewed. Loan review evaluates compliance with our underwriting standards and risk grading and provides a report detailing the conclusions of all internal and external reviews to our Board of Directors and senior management. VSB’s loan policies require management to address any criticisms raised during the loan review and to take appropriate actions where warranted. VSB also employs a special assets group which is responsible for maximizing the collection of amounts owed to VSB related to problem assets. In addition to developing workout and repayment plans with borrowers, as appropriate, the special assets group takes appropriate legal action to file all claims and judgments to recover amounts owed VSB.

Investment Activities

Our investment portfolio plays a major role in management of liquidity and interest rate sensitivity and, therefore, is managed in the context of the overall balance sheet. We invest in securities as allowable under bank regulations. These securities include obligations of the Treasury, U.S. government agencies, U.S. government-sponsored entities, including mortgage-backed securities, bank eligible obligations of any state or political subdivision, privately-issued mortgage-backed securities, bank eligible corporate bonds, mutual funds and limited types of equity securities.

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The securities portfolio generates some of our interest income and serves as a necessary source of liquidity. Debt and equity securities that will be held for indeterminate periods of time, including securities that we may sell in response to changes in market interest or prepayment rates, needs for liquidity and changes in the availability of and the yield of alternative investments, are classified as available for sale. We carry these investments at market value, which we generally determine using published quotes or a pricing matrix obtained at the end of each month. Unrealized gains and losses are excluded from our earnings and are reported, net of applicable income tax, as a component of accumulated other comprehensive income in stockholders’ equity until realized.

Deposit Activities

Deposits are the primary source of funds for our lending and investing activities; therefore, deposit cost is the largest driver of our interest expense. We provide a range of deposit services to businesses and individuals, including non-interest bearing checking accounts, interest bearing checking accounts, savings accounts, money market accounts, IRA’s and CD’s. These accounts generally earn interest at rates we establish based on market factors and the anticipated amount and timing of funding needs. At times, we use brokered deposits to supplement our funding sources, but we are in the process of reducing our overall reliance on brokered deposits and other wholesale funding sources. We strive instead to establish customer relationships to attract core deposits. Therefore, the establishment or continuity of a core deposit relationship is a factor in making lending decisions. At December 31, 2011, brokered deposits represented approximately 17% of our total deposits compared to 25% at December 31, 2010.

The following table sets forth for the years indicated the average balances outstanding and average interest rates for each major category of deposits:

	Successor Company		Predecessor Company
	November 19, 2011 through December 31, 2011		January 1, 2011 through November 18, 2011		For the Year Ended December 31, 2010
			(Dollars in Thousands)
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate

Non-interest bearing deposits	$83,687	-	$65,530	-	$58,889	-
Interest bearing demand deposits	147,061	1.03%	148,228	1.66%	121,589	2.52%
Money market deposits	65,887	0.96%	76,657	1.01%	68,445	1.32%
Savings deposits	48,642	0.30%	54,887	0.49%	63,608	0.94%
Time deposits over $100,000	236,809	0.93%	276,477	2.41%	312,778	3.00%

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	Successor Company		Predecessor Company
	November 19, 2011 through December 31, 2011		January 1, 2011 through November 18, 2011		For the Year Ended December 31, 2010
			(Dollars in Thousands)
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate

Time deposits under $100,000	84,507	0.72%	84,336	2.15%	88,560	2.52%
Total interest bearing deposits	582,906	0.88%	640,585	1.87%	654,980	2.47%
Total average deposits	$666,592	0.77%	$706,115	1.69%	$713,869	2.27%

	Predecessor Company
	For the Year Ended December 31, 2008
	2009		2008		2007
	Average Balance	Average Rate	Average Balance	Average Rate	Average Balance	Average Rate

Non-interest bearing deposits	$62,247	-	$64,938	-	$70,660	-
Interest bearing demand deposits	60,556	1.74%	34,073	0.19%	33,453	0.97%
Money market deposits	75,444	1.48%	79,145	2.80%	58,214	3.48%
Savings deposits	59,441	1.22%	78,759	2.26%	105,107	4.29%
Time deposits over $100,000	376,260	3.81%	338,193	4.50%	254,533	5.11%
Time deposits under $100,000	73,584	3.60%	80,397	4.73%	70,710	5.03%
Total interest bearing deposits	645,285	3.08%	610,567	3.78%	522,017	4.49%
Total average deposits	$707,532	2.81%	$675,505	3.41%	$592,677	3.95%

The following table sets forth the amounts and maturities of time deposits with balances of $100,000 or more at December 31, 2011:

Remaining maturity:	(in thousands)
Three months or less	$17,954
Over three months through one year	77,520
Over one year through three years	87,783
Over three years through five years	42,816
Over five years	-
Total	$226,073

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Borrowed Funds

As additional sources of funding, we have established borrowing arrangements with the Federal Home Loan Bank of Atlanta (“FHLB”), the Federal Reserve Bank of Richmond (the “Federal Reserve Bank”) and other correspondent banks.

We use advances from the FHLB under a line of credit equal to 30% of VSB’s total assets. The maximum credit available totaled $274.5 million at December 31, 2011. Following the Piedmont Investment, we repaid all outstanding FHLB advances in an effort to de-leverage the balance sheet and reduce our dependence on wholesale funding. Therefore, we had no outstanding FHLB advances at December 31, 2011. Pursuant to collateral agreements with the FHLB, at December 31, 2011 investment securities available for sale with a fair value of approximately $9.0 million and loans with a carrying amount of $178.8 million were pledged against future advances. The lendable collateral value of pledged assets at December 31, 2011 was approximately $108.3 million.

We have also established a borrowing relationship at the Federal Reserve Bank’s discount window. At December 31, 2011, we had pledged as collateral $11.1 million of loans to the discount window. The pledged loans are construction loans, commercial and industrial loans and consumer loans. The Federal Reserve Bank has established lending margins on the various collateral types, and the loans we have pledged allow us to borrow between 60% and 65% of the collateral value. We had no outstanding discount window borrowings at December 31, 2011.

We may purchase federal funds through unsecured federal funds lines of credit aggregating $20.0 million. These lines are intended for short-term borrowing needs and are subject to restrictions limiting the frequency and terms of the advances. These lines of credit are payable on demand and bear interest based upon the daily federal funds rate. We had no federal funds purchased at September 30, 2012.

Junior Subordinated Debt

In August 2003, $8.0 million in trust preferred securities were issued through Crescent Financial Capital Trust I (the “Trust”). The Trust invested the total proceeds from the sale of its trust preferred securities (“TRUPs”) in junior subordinated deferrable interest debentures issued by us. We fully and unconditionally guarantee the TRUPs. Our obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness. These TRUPs qualify as Tier 1 capital for regulatory capital purposes, subject to certain limitations. The TRUPs mature on October 7, 2033 and are now redeemable, subject to approval by the Federal Reserve, on a quarterly basis.

The TRUPs pay cumulative cash distributions quarterly at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 3.10%. The dividends paid to holders of the TRUPs, which are recorded as interest expense, are deductible for income tax purposes. Crescent elected to defer interest payments on its junior subordinated debentures beginning with the payment due April 7, 2011. Under the terms of the indenture governing the junior subordinated debentures, Crescent may defer payments of interest for up to 20 consecutive quarterly periods without default or penalty. The regularly scheduled interest payments will continue to accrue for payment in the future and be reported as expense on our consolidated financial statements. Crescent plans to resume the payment of interest on the TRUPs as soon as possible.

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In June 2009, Crescent entered into a derivative financial instrument which swapped the variable rate payments for fixed payments. We entered into a three-year and four-year swap, each for one-half of the notional amount of the TRUPs for fixed rates of 5.49% and 5.97%, respectively. Due to the deferral of interest payments, the interest rate swaps associated with the TRUPs no longer qualify for cash flow hedge accounting and are therefore marked to fair value through the income statement. See Note I and O of the “Notes to Consolidated Financial Statements” under “Financial Statements–Crescent Financial Bancshares, Inc.” in this Joint Proxy Statement/Prospectus for additional information.

Subordinated Debt

In September 2008, VSB entered into an unsecured subordinated term loan agreement in the amount of $7.5 million. The agreement requires VSB to make quarterly payments of interest at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 4.00%. The subordinated term loan qualifies as Tier 2 capital for regulatory capital purposes, subject to a phase out of the capital qualification five years prior to maturity.

The subordinated term loan agreement matures on October 18, 2018 and can be prepaid, subject to the approval of the FDIC and other Governmental Authorities (if applicable), in incremental amounts not less than $500,000, by giving five business days notice prior to prepayment. We do not have the right to prepay all or any portion of the loan prior to October 1, 2013 unless the loan ceases to be deemed Tier 2 capital for regulatory capital purposes. Should the loan cease to be considered Tier 2 capital for regulatory capital purposes, the debt can either be structured as senior debt of VSB or be repaid.

In June 2009, VSB entered into a derivative financial instrument which swapped the variable rate payments for fixed payments. We entered into a three year and four year swap, each for one-half of the notional amount of the subordinated debt for fixed rates of 6.39% and 6.87%, respectively. At the Piedmont Investment, we no longer designated these interest rate swaps as qualifying for hedge accounting and therefore mark them to fair value through the income statement. See Note I and O of the “Notes to Consolidated Financial Statements” under “Financial Statements–Crescent Financial Bancshares, Inc.” in this Joint Proxy Statement/Prospectus for additional information.

Investment Services

VSB has entered into a revenue sharing agreement with Capital Investment Group, Raleigh, North Carolina, under which it receives revenue for securities and annuity sales generated by Capital Investment Group brokers. We offer this investment service under the name “Crescent Investment Services.”

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Primary Market Area

VSB’s market area includes the four central North Carolina counties of Wake, Johnston, Lee and Moore Counties and the coastal county of New Hanover.

Wake County includes the state capital of Raleigh as well as the area known as Research Triangle Park, one of the nation’s leading technology centers. The Research Triangle area of North Carolina is home to several universities and institutions of higher learning, including the University of North Carolina at Chapel Hill, North Carolina State University and Duke University. Wake County has a diverse economy centered on state government, the academic community, the technology industry, the medical and pharmaceuticals sectors and the many small businesses that support these enterprises as well as the people that live and work in this area. With a 2011 estimated population of 925,938, Wake County is the second most populous and one of the fastest growing counties in the state. Johnston County is the second largest county in VSB’s central North Carolina footprint with an estimated population for 2011 of 172,570. Johnston County is one of the fastest growing counties in the state and is contiguous to the southeast of Wake County. Lee and Moore Counties are located to the south of Raleigh in the region referred to as the Sandhills area, which is home to the towns of Pinehurst, Sanford and Southern Pines. Moore County has an estimated 2011 population of 89,395 and Lee County had a population of 58,304. The region’s economy benefits from an emphasis on the golf industry due to the many world class golf courses located in the vicinity and also from a growing retiree population drawn to the mild climate and recreational activities afforded by the Sandhills area.

New Hanover County is home to Wilmington, North Carolina as well as the University of North Carolina at Wilmington. According to the Chamber of Commerce and other state statistics, Wilmington has a 2011 estimated population of 108,297 while New Hanover County has a population of 206,774. Wilmington is the eighth largest city in North Carolina. Wilmington has a sizable seaport and is the most eastern point of Interstate 40 in the United States. The area has become an important destination for the entertainment industry as over 200 movies or television shows have been produced in Wilmington. The largest employers in Wilmington include the New Hanover Regional Medical Center, New Hanover Public Schools, Wal-Mart, General Electric, The University of North Carolina at Wilmington and PPD, Inc., a large pharmaceutical and biotech company.

Local economic conditions in the markets that VSB serves affect our results of operations. The following tables present certain important economic indicators and trends for regions in which our branches are located:

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Unemployment Rate (Not Seasonally Adjusted):

Region	2008	2009	2010	2011	Sept-2012
United States	7.1%	9.7%	9.1%	8.3%	7.6%
North Carolina	8.1%	11.1%	10.5%	10.2%	9.0%
North Carolina County:
Wake	5.9%	8.6%	8.1%	8.0%	7.0%
Johnston	7.7%	10.1%	9.5%	9.2%	7.9%
Lee	11.2%	14.3%	13.0%	12.8%	11.2%
Moore	8.0%	10.2%	9.4%	9.4%	8.4%
New Hanover	7.1%	10.1%	9.7%	9.9%	8.8%

Source: North Carolina Economic Employment Security Commission

Median Household Income:

Region	2011
United States	$50,227
North Carolina	$42,941
North Carolina County:
Wake	$62,020
Johnston	$44,834
Lee	$41,552
Moore	$44,084
New Hanover	$43,533

Source: U.S. Census Bureau

Competition

Commercial banking in North Carolina is extremely competitive. We compete in our market areas with large regional and national banking organizations, other federally and state chartered financial institutions such as savings and loan institutions and credit unions, consumer finance companies, mortgage companies and other lenders engaged in the business of extending credit. Many of our competitors have broader geographic markets and higher lending limits than we do and are also able to provide more services and make greater use of media advertising. All markets in which we have a banking office are also served by branches of the largest banks in North Carolina.

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Despite the competition in our market areas, we believe that we have certain competitive advantages that distinguish us from our competition. We serve the needs of businesses, business owners, and professionals by creating mutually beneficial and robust relationships with our customers and positively impacting our communities. In addition to offering standard banking products and services, we build relationships with our customers by understanding their personal and business challenges and goals, and providing tangible solutions. We offer customers modern banking services and technology with prompt, personal service and friendliness. We believe our approach to business builds goodwill among our customers, stockholders, and the communities we serve that results in referrals from stockholders and satisfied customers. We also rely on traditional marketing to attract new customers. To enhance a positive image in the community, we support and participate in local events and our officers and directors serve on boards of local civic and charitable organizations.

Employees

We employed 187 full-time and 17 part-time employees at September 30, 2012. None of our employees are covered by a collective bargaining agreement. We believe our relations with our employees to be good.

Supervision and Regulation

Both Crescent and VSB are subject to extensive state and federal banking laws and regulations that impose restrictions on and provide for general regulatory oversight of their operations. These laws and regulations are generally intended to protect depositors and not stockholders. Legislation and regulations authorized by legislation influence, among other things:

·	how, when, and where we may expand geographically;

·	into what product or service markets we may enter;

·	how we must manage our assets; and

·	under what circumstances money may or must flow between the parent bank holding company and the subsidiary bank.

Set forth below is an explanation of the major pieces of legislation and regulation affecting our industry and how that legislation and regulation affects our actions. The following summary is qualified by reference to the statutory and regulatory provisions discussed. Changes in applicable laws or regulations may have a material effect on our business and prospects, and legislative changes and the policies of various regulatory authorities may significantly affect our operations. We cannot predict the effect that fiscal or monetary policies, or new federal or state legislation may have on our business and earnings in the future.

Regulation of Crescent

Because Crescent owns all of the capital stock of VSB, we are a bank holding company under the BHCA. As a result, we are primarily subject to the supervision, examination, and reporting requirements of the BHCA, and the regulations of the Board of Governors of the Federal Reserve System (the “Federal Reserve”). As a bank holding company located in North Carolina, the NCCOB also regulates and monitors all significant aspects of our operations.

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Acquisitions of Banks. The BHCA requires every bank holding company to obtain the prior approval of the Federal Reserve before:

·	acquiring direct or indirect ownership or control of any voting shares of any bank if, after the acquisition, the bank holding company will directly or indirectly own or control more than 5% of the bank’s voting shares;

·	acquiring all or substantially all of the assets of any bank; or

·	merging or consolidating with any other bank holding company.

Additionally, the BHCA provides that the Federal Reserve may not approve any of these transactions if it would result in or tend to create a monopoly, substantially lessen competition, or otherwise function as a restraint of trade, unless the anti-competitive effects of the proposed transaction are clearly outweighed by the public interest in meeting the convenience and needs of the community to be served. The Federal Reserve is also required to consider the financial and managerial resources and future prospects of the bank holding companies and banks concerned and the convenience and needs of the community to be served. The Federal Reserve’s consideration of financial resources generally focuses on capital adequacy, which is discussed below.

Under the BHCA, if adequately capitalized and adequately managed, Crescent or any other bank holding company located in North Carolina may purchase a bank located outside of North Carolina. Conversely, an adequately capitalized and adequately managed bank holding company located outside of North Carolina may purchase a bank located inside North Carolina. In each case, however, restrictions may be placed on the acquisition of a bank that has only been in existence for a limited amount of time or will result in specified concentrations of deposits.

Change in Bank Control. Subject to various exceptions, the BHCA and the Change in Bank Control Act, together with related regulations, require Federal Reserve approval prior to any person or company acquiring “control” of a bank holding company. Control is conclusively presumed to exist if an individual or company acquires 25% or more of any class of voting securities of the bank holding company. Control is rebuttably presumed to exist if a person or company acquires 10% or more, but less than 25%, of any class of voting securities and either:

·	the bank holding company has registered securities under Section 12 of the Exchange Act; or

·	no other person owns a greater percentage of that class of voting securities immediately after the transaction.

Our common stock is registered under Section 12 of the Exchange Act. The regulations provide a procedure for challenging rebuttable presumptions of control.

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Permitted Activities. The BHCA has generally prohibited a bank holding company from engaging in activities other than banking or managing or controlling banks or other permissible subsidiaries and from acquiring or retaining direct or indirect control of any company engaged in any activities other than those determined by the Federal Reserve to be closely related to banking or managing or controlling banks as to be a proper incident thereto. Provisions of the Gramm-Leach-Bliley Act have expanded the permissible activities of a bank holding company that qualifies as a financial holding company. Under the regulations implementing the Gramm-Leach-Bliley Act, a financial holding company may engage in additional activities that are financial in nature or incidental or complementary to financial activities. Those activities include, among other activities, certain insurance and securities activities.

To qualify to become a financial holding company, VSB and any other depository institution subsidiary of Crescent must be well capitalized and well managed and must have a Community Reinvestment Act rating of at least “satisfactory.” Additionally, Crescent must file an election with the Federal Reserve to become a financial holding company and must provide the Federal Reserve with 30 days’ written notice prior to engaging in a permitted financial activity. While Crescent meets the qualification standards applicable to financial holding companies, Crescent has not elected to become a financial holding company at this time.

Support of Subsidiary Institutions. Under Federal Reserve policy, we are expected to act as a source of financial strength for VSB and to commit resources to support VSB. In addition, pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act (the “Dodd-Frank Act”), the federal banking regulators are required to issue, within two years of enactment, rules that require a bank holding company to serve as a source of financial strength for any depository institution subsidiary. This support may be required at times when, without this Federal Reserve policy or the impending rules, we might not be inclined to provide it. In addition, any capital loans made by us to VSB will be repaid only after VSB’s deposits and various other obligations are repaid in full. In the unlikely event of our bankruptcy, any commitment that we give to a bank regulatory agency to maintain the capital of VSB will be assumed by the bankruptcy trustee and entitled to a priority of payment.

TARP Participation. On October 14, 2008, the Treasury announced the capital purchase component of the TARP. This program was instituted by the Treasury pursuant to the Emergency Economic Stabilization Act of 2008, which provided up to $700 billion to the U.S. Treasury to, among other things, take equity ownership positions in financial institutions. The TARP CPP was intended to encourage financial institutions to build capital and thereby increase the flow of financing to businesses and consumers. We participated in the capital purchase component of TARP. On January 9, 2009, we issued $24.9 million in Fixed Rate Cumulative Perpetual Preferred Stock, Series A, which pays cumulative dividends quarterly at a rate of 5% per annum through February 14, 2014 and will increase to 9% per annum on and after February 15, 2014.

For additional information about this transaction and Crescent’s participation in the TARP CPP, please see Note S to Crescent’s audited consolidated financial statements included in this Joint Proxy Statement/Prospectus under the caption “Financial Statements—Crescent Financial Bancshares, Inc.” and Crescent’s Current Report on Form 8-K filed with the Securities and Exchange Commission on January 14, 2009.

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Use of TARP Proceeds. Crescent applied and was approved for participation in the TARP CPP in late 2008. On January 9, 2009, Crescent issued and sold to the Treasury (1) 24,900 shares of Crescent’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and (2) a warrant to purchase 833,705 shares of the Company’s common stock for an aggregate purchase price of $24.9 million in cash. The preferred stock qualifies as Tier 1 capital.

As a result of its participation in the TARP CPP, the Company became subject to a number of new regulations and restrictions. The ability of the Company to declare or pay dividends or distributions on, or purchase, redeem or otherwise acquire for consideration shares of its common stock is subject to restrictions. The Company is also required to have in place certain limitations on the compensation of its senior executive officers.

Sarbanes-Oxley Act of 2002. On July 30, 2002, the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) was signed into law and became some of the most sweeping federal legislation addressing accounting, corporate governance, and disclosure issues. The impact of the Sarbanes-Oxley Act is wide-ranging as it applies to all public companies and imposes significant new requirements for public company governance and disclosure requirements.

In general, the Sarbanes-Oxley Act mandated important new corporate governance and financial reporting requirements intended to enhance the accuracy and transparency of public companies’ reported financial results. It established new responsibilities for corporate chief executive officers, chief financial officers and audit committees in the financial reporting process and creates a new regulatory body to oversee auditors of public companies. It backed these requirements with new SEC enforcement tools, increases criminal penalties for federal mail, wire and securities fraud, and created new criminal penalties for document and record destruction in connection with federal investigations. It also increased the opportunity for more private litigation by lengthening the statute of limitations for securities fraud claims and provided new federal corporate whistleblower protection.

The economic and operational effects of this legislation on public companies, including us, is significant in terms of the time, resources and costs associated with complying with this law. Because the Sarbanes-Oxley Act, for the most part, applies equally to larger and smaller public companies, we are presented with additional challenges as a smaller, community-oriented financial institution seeking to compete with larger financial institutions in our market.

On July 21, 2010, the Dodd-Frank Act was signed into law and included a permanent delay of the implementation of section 404(b) of the Sarbanes-Oxley Act for companies with non-affiliated public float under $75.0 million (“non-accelerated filer”). Section 404(b) is the requirement to have an independent accounting firm audit and attest to the effectiveness of a Company’s internal controls. As the Company currently qualifies as a non-accelerated filer under the SEC rules and expects to remain one through fiscal year 2012, there are no additional costs anticipated for complying with Section 404(b).

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Regulation of VSB

Because VSB is a commercial bank chartered under the laws of the State of North Carolina, it is primarily subject to the supervision, examination, and reporting requirements of the FDIC and the NCCOB. The FDIC and the NCCOB regularly examine VSB’s operations and have the authority to approve or disapprove mergers, the establishment of branches, and similar corporate actions. Both regulatory agencies have the power to prevent the continuance or development of unsafe or unsound banking practices or other violations of law. Additionally, VSB’s deposits are insured by the FDIC to the maximum extent provided by law. VSB is also subject to numerous state and federal statutes and regulations that affect our business, activities, and operations.

VSB derives its lending, deposit-taking, investment, and other powers primarily from Chapter 53 of the North Carolina General Statutes and the Federal Deposit Insurance Act. As a North Carolina bank, VSB is permitted to carry on the business of banking; discount and negotiate promissory notes, drafts, bills of exchange, and other evidences of indebtedness; receive deposits; buy, sell, and exchange coin and bullion; and loan money on personal security or real and personal property.

VSB may also purchase, hold, and convey certain real estate as necessary for the transaction of its banking business, provided such investment does not exceed 50% of unimpaired capital. VSB may also purchase and hold such property that has been mortgaged to it in good faith as security for loans made to borrowers or in foreclosure of such mortgages. VSB is required to sell real estate property acquired in foreclosure within five years of the date of foreclosure, unless such period is extended by the NCCOB and the FDIC. VSB is also permitted to make limited investments in certain securities issued by firms or companies; investments in securities issued or guaranteed by the United States, any state of the United States, or political subdivisions thereof; limited investments in mutual funds; and certain investments in other depository institutions.

VSB may make loans and may offer and extend credit to individuals, the proceeds of which may be used primarily for personal, family, or household purposes, or to business and commercial entities or individuals for non-personal use. However, the total loans and extensions of credit, both direct and indirect, that VSB may make to any one person or group of persons acting collectively by or through a firm or other organization and which are outstanding at one time and not fully secured by collateral having a market value equal to the amount of the loan or extension of credit may not exceed 15 percent of such Bank’s unimpaired capital. Such loans or extensions of credit are limited to an additional 10 percent of the Company’s unimpaired capital to the extent they are fully secured by readily marketable collateral having a market value at least equal to the amount of the loan or extension of credit.

The Dodd-Frank Act. The Dodd-Frank Act has had a broad impact on the financial services industry, including significant regulatory and compliance changes previously discussed and including, among other things, (i) enhanced resolution authority of troubled and failing banks and their holding companies; (ii) increased regulatory examination fees; and (iii) numerous other provisions designed to improve supervision and oversight of, and strengthening safety and soundness for, the financial services sector. Additionally, the Dodd-Frank Act establishes a new framework for systemic risk oversight within the financial system to be distributed among new and existing federal regulatory agencies, including the Financial Stability Oversight Council, the Federal Reserve Board, the OCC, and the FDIC.

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Many of the requirements called for in the Dodd-Frank Act will be implemented over time and most will be subject to implementing regulations over the course of several years. Given the uncertainty associated with the manner in which the provisions of the Dodd-Frank Act will be implemented by the various regulatory agencies and through regulations, the full extent of the impact such requirements will have on financial institutions’ operations is unclear. The changes resulting from the Dodd-Frank Act may impact the profitability of our business activities, require changes to certain of our business practices, impose upon us more stringent capital, liquidity, and leverage ratio requirements, or otherwise adversely affect our business. These changes may also require us to invest significant management attention and resources to evaluate and make necessary changes in order to comply with new statutory and regulatory requirements.

Prompt Corrective Action. The FDIC Improvement Act of 1991 establishes a system of prompt corrective action to resolve the problems of undercapitalized financial institutions. Under this system, the federal banking regulators have established five capital categories in which all institutions are placed: well capitalized, adequately capitalized, undercapitalized, significantly undercapitalized, and critically undercapitalized. The federal banking agencies have also specified by regulation the capital levels required for each category.

As a bank’s capital position deteriorates, federal banking regulators are required to take various mandatory supervisory actions and are authorized to take other discretionary actions with respect to institutions in the three undercapitalized categories. The severity of the action depends upon the capital category in which the institution is placed. Generally, subject to a narrow exception, the banking regulator must appoint a receiver or conservator for an institution that is critically undercapitalized. As of December 31, 2011, VSB was considered “well capitalized” for regulatory purposes.

A “well capitalized” bank is one that is not required to meet and maintain a specific capital level for any capital measure, pursuant to any written agreement, order, capital directive, or prompt corrective action directive, and has a total risk-based capital ratio of at least 10%, a Tier 1 risk-based capital ratio of at least 6%, and a Tier 1 leverage ratio of at least 5%. Generally, a classification as well capitalized will place a bank outside of the regulatory zone for purposes of prompt corrective action. However, a well capitalized bank may be reclassified as “adequately capitalized” based on criteria other than capital if the federal regulator determines that a bank is in an unsafe or unsound condition, or is engaged in unsafe or unsound practices, which requires certain remedial action.

An “adequately capitalized” bank meets the required minimum level for each relevant capital measure, including a total risk-based capital ratio of at least 8%, a Tier 1 risk-based capital ratio of at least 4%, and a Tier 1 leverage ratio of at least 4%. A bank that is adequately capitalized is prohibited from directly or indirectly accepting, renewing, or rolling over any brokered deposits without applying for and receiving a waiver from the applicable regulatory authorities. Institutions that are not well capitalized are also prohibited, except in very limited circumstances where the FDIC permits use of a higher local market rate, from paying yields for deposits in excess of 75 basis points above a national average rate for deposits of comparable maturity, as calculated by the FDIC. In addition, all institutions are generally prohibited from making capital distributions and paying management fees to controlling persons if, subsequent to such distribution or payment, the institution would be undercapitalized. Finally, an adequately capitalized bank may be forced to comply with operating restrictions similar to those placed on undercapitalized banks.

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An “undercapitalized” bank fails to meet the required minimum level for any relevant capital measure. A bank that reaches the undercapitalized level is likely subject to a formal agreement or another formal supervisory sanction. An undercapitalized bank is not only subject to the requirements placed on adequately capitalized banks, but also becomes subject to the following operating and managerial restrictions, which:

·	prohibit capital distributions;

·	prohibit payment of management fees to a controlling person;

·	require the bank to submit a capital restoration plan within 45 days of becoming undercapitalized;

·	require close monitoring of compliance with capital restoration plans, requirements and restrictions by the primary federal regulator;

·	restrict asset growth by requiring the bank to restrict its average total assets to the amount attained in the preceding calendar quarter;

·	prohibit the acceptance of employee benefit plan deposits; and

·	require prior approval by the primary federal regulator for acquisitions, branching, and new lines of business.

Finally, an undercapitalized institution may be required to comply with operating restrictions similar to those placed on significantly-undercapitalized institutions.

A “significantly undercapitalized” bank has a total risk-based capital ratio less than 6%, a Tier 1 risk-based capital less than 3%, and a Tier 1 leverage ratio less than 3%. In addition to being subject to the restrictions applicable to undercapitalized institutions, significantly undercapitalized banks may, at the discretion of the bank’s primary federal regulator, also become subject to the following additional restrictions, which:

·	require the sale of enough securities so that the bank is adequately capitalized or, if grounds for conservatorship or receivership exist, the merger or acquisition of the bank;

·	restrict affiliate transactions;

·	restrict interest rates paid on deposits;

·	further restrict growth, including a requirement that the bank reduce its total assets;

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·	restrict or prohibit all activities that are determined to pose an excessive risk to the bank;

·	require the bank to elect new directors, dismiss directors or senior executive officers, or employ qualified senior executive officers to improve management;

·	prohibit the acceptance of deposits from correspondent banks, including renewals and rollovers of prior deposits;

·	require prior approval of capital distributions by holding companies;

·	require holding company divestiture of the financial institution, bank divestiture of subsidiaries and/or holding company divestiture of other affiliates; and

·	require the bank to take any other action the federal regulator determines will “better achieve” prompt corrective action objectives.

Finally, without prior regulatory approval, a significantly undercapitalized institution must restrict the compensation paid to its senior executive officers, including the payment of bonuses and compensation that exceeds the officer’s average rate of compensation during the 12 calendar months preceding the calendar month in which the bank became undercapitalized.

A “critically undercapitalized” bank has a ratio of tangible equity to total assets that is equal to or less than 2%. In addition to the appointment of a receiver in not more than 90 days, or such other action as determined by an institution’s primary federal regulator, an institution classified as critically undercapitalized is subject to the restrictions applicable to undercapitalized and significantly undercapitalized institutions, and is further prohibited from doing the following without the prior written regulatory approval:

·	entering into material transactions other than in the ordinary course of business;

·	extending credit for any highly leveraged transaction;

·	amending the institution’s charter or bylaws, except to the extent necessary to carry out any other requirements of law, regulation, or order;

·	making any material change in accounting methods;

·	engaging in certain types of transactions with affiliates;

·	paying excessive compensation or bonuses, including golden parachutes;

·	paying interest on new or renewed liabilities at a rate that would increase the institution’s weighted average cost of funds to a level significantly exceeding the prevailing rates of its competitors; and

·	making principal or interest payments on subordinated debt 60 days or more after becoming critically undercapitalized.

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In addition, a bank’s primary federal regulator may impose additional restrictions on critically-undercapitalized institutions consistent with the intent of the prompt corrective action regulations. Once an institution has become critically undercapitalized, subject to certain narrow exceptions such as a material capital remediation, federal banking regulators will initiate the resolution of the institution, including the appointment of a receiver, over the next 90 days.

FDIC Insurance Assessments. VSB’s deposits are insured by the Deposit Insurance Fund (the “DIF”) of the FDIC up to the maximum amount permitted by law, which was permanently increased to $250,000 by the Dodd-Frank Act. The FDIC uses the DIF to protect against the loss of insured deposits if an FDIC-insured bank or savings association fails. Pursuant to the Dodd-Frank Act, the FDIC must take steps, as necessary, for the DIF reserve ratio to reach 1.35% of estimated insured deposits by September 30, 2020. VSB is thus subject to FDIC deposit premium assessments.

Currently, the FDIC uses a risk-based assessment system that assigns insured depository institutions to one of four risk categories based on three primary sources of information – supervisory risk ratings for all institutions, financial ratios for most institutions, including VSB, and a “scorecard” calculation for large institutions. The FDIC adopted new rules, effective April 1, 2011, redefining the assessment base and adjusting the assessment rates. Under the old rules, the assessment base was domestic deposits; the new rule uses an assessment base of average consolidated total assets minus tangible equity, which is defined as Tier 1 Capital. Under the new rules, institutions assigned to the lowest risk category must pay an annual assessment rate ranging between 2.5 and 9 cents per $100 of the assessment base. For institutions assigned to higher risk categories, assessment rates now range from 9 to 45 cents per $100 of the assessment base. These ranges reflect a possible downward adjustment for unsecured debt outstanding and, in the case of institutions outside the lowest risk category, a possible upward adjustment for brokered deposits.

The new rules retain the FDIC board’s flexibility to, without further notice-and-comment rulemaking, adopt rates that are higher or lower than the stated base assessment rates, provided that the FDIC cannot (i) increase or decrease the total rates from one quarter to the next by more than two basis points, or (ii) deviate by more than two basis points from the stated assessment rates. Although the Dodd-Frank Act requires that the FDIC eliminate its requirement to pay dividends to depository institutions when the reserve ratio exceeds a certain threshold, the FDIC proposes a decreasing schedule of assessment rates that would take effect when the DIF reserve ratio first meets or exceeds 1.15%. As proposed, if the DIF reserve ratio meets or exceeds 1.15% but is less than 2%, base assessment rates would range from 1.5 to 40 basis points; if the DIF reserve ratio meets or exceeds 2% but is less than 2.5%, base assessment rates would range from 1 to 38 basis points; and if the DIF reserve ratio meets or exceeds 2.5%, base assessment rates would range from 0.5 to 35 basis points.

On November 12, 2009, the FDIC adopted a rule requiring nearly all FDIC-insured depository institutions, including VSB, to prepay their DIF assessments for the fourth quarter of 2009 and for the following three years on December 30, 2009. At that time, the FDIC indicated that the prepayment of DIF assessments was in lieu of additional special assessments; however, there can be no guarantee that continued pressures on the DIF will not result in additional special assessments being collected by the FDIC in the future.

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On October 19, 2010, the FDIC adopted a new DIF Restoration Plan that foregoes the uniform three basis point-increase previously scheduled to take effect on January 1, 2011. The FDIC indicated that this change was based on revised projections calling for lower than previously expected DIF losses for the period 2010 through 2014, continued stresses on the earnings of insured depository institutions, and the additional time afforded to reach the DIF reserve ratio required by the Dodd-Frank Act.

The FDIC also collects a deposit-based assessment from insured financial institutions on behalf of The Financing Corporation (“FICO”). The funds from these assessments are used to service debt issued by FICO in its capacity as a financial vehicle for the Federal Savings & Loan Insurance Corporation. The FICO assessment rate is set quarterly and in 2011 ranged from 0.68 cents to 1.00 cents per $100 of assessable deposits. These assessments will continue until the debt matures between 2017 and 2019.

The FDIC may terminate its insurance of deposits if it finds that the institution has engaged in unsafe and unsound practices, is in an unsafe or unsound condition to continue operations, or has violated any applicable law, regulation, rule, order, or condition imposed by the FDIC.

Community Reinvestment Act. The Community Reinvestment Act requires that, in connection with examinations of financial institutions within their respective jurisdictions, the federal banking regulators shall evaluate the record of each financial institution in meeting the credit needs of its local community, including low and moderate-income neighborhoods. These facts are also considered in evaluating mergers, acquisitions, and applications to open a branch or facility. Failure to adequately meet these criteria could impose additional requirements and limitations on VSB. Additionally, we must publicly disclose the terms of various Community Reinvestment Act-related agreements.

Allowance for Loan and Lease Losses. The Allowance for Loan and Lease Losses (the “ALLL”) represents one of the most significant estimates in VSB’s financial statements and regulatory reports. Because of its significance, VSB has developed a system by which it develops, maintains, and documents a comprehensive, systematic, and consistently applied process for determining the amounts of the ALLL and the provision for loan and lease losses. The Interagency Policy Statement on the Allowance for Loan and Lease Losses, issued on December 13, 2006, encourages all banks to ensure controls are in place to consistently determine the ALLL in accordance with GAAP, VSB’s stated policies and procedures, management’s best judgment, and relevant supervisory guidance. Consistent with supervisory guidance, VSB maintains a prudent and conservative, but not excessive, ALLL, that is at a level that is appropriate to cover estimated credit losses on individually evaluated loans determined to be impaired as well as estimated credit losses inherent in the remainder of the loan and lease portfolio. VSB’s estimate of credit losses reflects consideration of all significant factors that affect the collectability of the portfolio as of the evaluation date.

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Commercial Real Estate Lending. VSB’s lending operations may be subject to enhanced scrutiny by federal banking regulators based on its concentration of commercial real estate loans. On December 6, 2006, the federal banking regulators issued final guidance to remind financial institutions of the risk posed by commercial real estate (“CRE”) lending concentrations. CRE loans generally include land development, construction loans, and loans secured by multifamily property, and non-farm, nonresidential real property where the primary source of repayment is derived from rental income associated with the property. The guidance prescribes the following guidelines for its examiners to help identify institutions that are potentially exposed to significant CRE risk and may warrant greater supervisory scrutiny:

·	total reported loans for construction, land development, and other land represent 100% or more of the institutions total capital, or

·	total commercial real estate loans represent 300% or more of the institution’s total capital, and the outstanding balance of the institution’s commercial real estate loan portfolio has increased by 50% or more.

Enforcement Powers. The Financial Institution Reform Recovery and Enforcement Act (“FIRREA”) expanded and increased civil and criminal penalties available for use by the federal regulatory agencies against depository institutions and certain “institution-affiliated parties.” Institution-affiliated parties primarily include management, employees, and agents of a financial institution, as well as independent contractors and consultants such as attorneys and accountants and others who participate in the conduct of the financial institution’s affairs. These practices can include the failure of an institution to timely file required reports or the filing of false or misleading information or the submission of inaccurate reports. Civil penalties may be as high as $1,100,000 per day for such violations. Criminal penalties for some financial institution crimes have been increased to 20 years. In addition, regulators are provided with greater flexibility to commence enforcement actions against institutions and institution-affiliated parties.

Possible enforcement actions include the termination of deposit insurance. Furthermore, banking agencies’ power to issue regulatory orders were expanded. Such orders may, among other things, require affirmative action to correct any harm resulting from a violation or practice, including restitution, reimbursement, indemnifications, or guarantees against loss. A financial institution may also be ordered to restrict its growth, dispose of certain assets, rescind agreements or contracts, or take other actions as determined by the ordering agency to be appropriate. The Dodd-Frank Act increases regulatory oversight, supervision, and examination of banks, bank holding companies, and their respective subsidiaries by the appropriate regulatory agency.

Other Regulations. Interest and other charges collected or contracted for by VSB are subject to state usury laws and federal laws concerning interest rates. Our loan operations will be subject to federal laws applicable to credit transactions, such as the:

·	Federal Truth-In-Lending Act, governing disclosures of credit terms to consumer borrowers;

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·	Home Mortgage Disclosure Act of 1975, requiring financial institutions to provide information to enable the public and public officials to determine whether a financial institution is fulfilling its obligation to help meet the housing needs of the community it serves;

·	Equal Credit Opportunity Act, prohibiting discrimination on the basis of race, creed, or other prohibited factors in extending credit;

·	Fair Credit Reporting Act of 1978, as amended by the Fair and Accurate Credit Transactions Act, governing the use and provision of information to credit reporting agencies, certain identity theft protections, and certain credit and other disclosures;

·	Fair Debt Collection Act, governing the manner in which consumer debts may be collected by collection agencies;

·	Soldiers’ and Sailors’ Civil Relief Act of 1940, as amended by the Servicemembers’ Civil Relief Act, governing the repayment terms of, and property rights underlying, secured obligations of persons currently on active duty with the United States military;

·	Talent Amendment in the 2007 Defense Authorization Act, establishing a 36% annual percentage rate ceiling, which includes a variety of charges including late fees, for consumer loans to military service members and their dependents; and

·	rules and regulations of the various federal banking regulators charged with the responsibility of implementing these federal laws.

VSB’s deposit operations are subject to federal laws applicable to depository accounts, such as:

·	Truth-In-Savings Act, requiring certain disclosures of consumer deposit accounts;

·	Right to Financial Privacy Act, which imposes a duty to maintain confidentiality of consumer financial records and prescribes procedures for complying with administrative subpoenas of financial records;

·	Electronic Funds Transfer Act and Regulation E issued by the Federal Reserve to implement that act, which govern automatic deposits to and withdrawals from deposit accounts and customers’ rights and liabilities arising from the use of automated teller machines and other electronic banking services;

·	International Money Laundering Abatement and Financial Anti-Terrorism Act of 2001, which sets forth anti-money laundering measures affecting insured depository institutions, broker-dealers, and other financial institutions; and

·	rules and regulations of the various federal banking regulators charged with the responsibility of implementing these federal laws.

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The Consumer Financial Protection Bureau. The Dodd-Frank Act creates the Consumer Financial Protection Bureau (the “Bureau”) within the Federal Reserve Board. The Bureau is responsible for establishing and implementing rules and regulations under certain federal consumer protection laws with respect to the conduct of providers of certain consumer financial products and services. The Bureau has rulemaking authority over many of the statutes governing products and services offered to bank consumers. In addition, the Dodd-Frank Act permits states to adopt consumer protection laws and regulations that are more stringent than those regulations promulgated by the Bureau and state attorneys general are permitted to enforce consumer protection rules adopted by the Bureau against state-chartered institutions.

Capital Adequacy

We are required to comply with the capital adequacy standards established by the Federal Reserve. The Federal Reserve has established a risk-based and a leverage measure of capital adequacy for member banks and bank holding companies.

The risk-based capital standards are designed to make regulatory capital requirements more sensitive to differences in risk profiles among banks and bank holding companies, to account for off-balance sheet exposure, and to minimize disincentives for holding liquid assets. Assets and off-balance sheet items, such as letters of credit and unfunded loan commitments, are assigned to broad risk categories, each with appropriate risk weights. The resulting capital ratios represent capital as a percentage of total risk-weighted assets and off-balance sheet items.

The minimum guideline for the ratio of total capital to risk-weighted assets, and classification as adequately capitalized, is 8%. A bank that fails to meet the required minimum guidelines is classified as undercapitalized and subject to operating and managerial restrictions. A bank, however, that significantly exceeds its capital requirements and maintains a ratio of total capital to risk-weighted assets of 10% is classified as well capitalized unless it is subject to a regulatory order requiring it to maintain specified capital levels, in which case it is considered adequately capitalized.

Total capital consists of two components: Tier 1 Capital and Tier 2 Capital. Tier 1 Capital generally consists of common stockholders’ equity, minority interests in the equity accounts of consolidated subsidiaries, qualifying non-cumulative perpetual preferred stock, and a limited amount of qualifying cumulative perpetual preferred stock, less goodwill and other specified intangible assets. Tier 1 Capital must equal at least 4% of risk-weighted assets. Tier 2 Capital generally consists of subordinated debt, other preferred stock and hybrid capital, and a limited amount of loan loss reserves. The total amount of Tier 2 Capital is limited to 100% of Tier 1 Capital. Our ratio of total capital to risk-weighted assets and ratio of Tier 1 Capital to risk-weighted assets were 12.57% and 10.34% at December 31, 2010, respectively, compared to 15.27% and 14.26%, respectively, as of December 31, 2011. VSB’s ratio of total capital to risk-weighted assets and ratio of Tier 1 Capital to risk-weighted assets were 12.27% and 10.04% at December 31, 2010, respectively, compared to 14.64% and 13.62%, respectively, as of December 31, 2011.

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In addition, the Federal Reserve has established minimum leverage ratio guidelines for bank holding companies. These guidelines provide for a minimum ratio of Tier 1 Capital to average assets, less goodwill and other specified intangible assets, of 3% for institutions that meet specified criteria, including having the highest regulatory rating and implementing the Federal Reserve risk-based capital measure for market risk. All other institutions generally are required to maintain a leverage ratio of at least 4%. At December 31, 2011, our leverage ratio was 10.68%, as compared to 8.35% on December 31, 2010. At December 31, 2011, VSB’s leverage ratio was 10.19%, as compared to 8.11% on December 31, 2010. The guidelines also provide that institutions experiencing internal growth or making acquisitions will be expected to maintain strong capital positions substantially above the minimum supervisory levels without reliance on intangible assets. The banking regulators consider the leverage ratio and other indicators of capital strength in evaluating proposals for expansion or new activities.

Provisions of the Dodd-Frank Act commonly referred to as the “Collins Amendment” established new minimum leverage and risk-based capital requirements on bank holding companies and eliminated the inclusion of “hybrid capital” instruments in Tier 1 capital by certain institutions. The Dodd-Frank Act establishes certain regulatory capital deductions with respect to hybrid capital instruments, such as trust preferred securities, that will effectively disallow the inclusion of such instruments in Tier 1 capital if such capital instrument is issued on or after May 19, 2010. However, preferred shares issued to the Treasury pursuant to the TARP CPP or TARP Community Development Capital Initiative are exempt from the Collins Amendment and are permanently includable in Tier 1 capital. In addition, securities issued prior to May 19, 2010 by bank holding companies with less than $15 billion in total consolidated assets as of December 31, 2009 will not be subject to these required capital deductions. Finally, bank holding companies subject to the Federal Reserve Board’s Small Bank Holding Company Policy Statement as in effect on May 19, 2010 – generally, holding companies with less than $500 million in consolidated assets – are exempt from the trust preferred treatment changes required by the Dodd-Frank Act.

Failure to meet capital guidelines could subject a bank or bank holding company to a variety of enforcement remedies, including issuance of a capital directive, the termination of deposit insurance by the FDIC, a prohibition on accepting brokered deposits, and certain other restrictions on its business. As described above, significant additional restrictions can be imposed on FDIC-insured depository institutions that fail to meet applicable capital requirements. See “Prompt Corrective Action” above.

The NCCOB, the Federal Reserve Board, and the FDIC have authority to compel or restrict certain actions if VSB’s capital should fall below adequate capital standards as a result of operating losses, or if its regulators otherwise determine that it has insufficient capital. Among other matters, the corrective actions may include, removing officers and directors; and assessing civil monetary penalties; and taking possession of and closing and liquidating VSB.

The regulatory capital framework under which the Company and VSB operate continues to change, with additional legislation or regulation that would increase capital requirements for the entire banking industry likely. Pursuant to the Dodd-Frank Act, bank regulators are required to establish new minimum leverage and risk-based capital requirements for certain bank holding companies and systematically important non-bank financial companies. The new minimum thresholds will not be lower than existing regulatory capital and leverage standards applicable to insured depository institutions and may, in fact, be higher once established.

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Payment of Dividends

The Company is a legal entity separate and distinct from VSB. The principal source of our cash flow, including cash flow to pay dividends to stockholders, is dividends that we receive from VSB. Statutory and regulatory limitations apply to the payment of dividends by a subsidiary bank to its bank holding company. Furthermore, North Carolina law provides that banks may only pay cash dividends if its regulatory capital is not thereby reduced below its applicable required capital levels.

The payment of dividends by the Company and VSB may also be affected by other factors, such as the requirement to maintain adequate capital above regulatory guidelines. If, in the opinion of the FDIC, VSB was engaged in or about to engage in an unsafe or unsound practice, the FDIC could require, after notice and a hearing, that VSB stop or refrain from engaging in the practice. The federal banking agencies have indicated that paying dividends that deplete a depository institution’s capital base to an inadequate level would be an unsafe and unsound banking practice. Under the FDIC Improvement Act of 1991, a depository institution may not pay any dividend if payment would cause it to become undercapitalized or if it already is undercapitalized. Moreover, the federal agencies have issued policy statements that provide that bank holding companies and insured banks should generally only pay dividends out of current operating earnings.

When the Company received its capital investment from the Treasury under the TARP CPP, the Company became subject to additional limitations on the payment of dividends. These limitations require, among other things, that (i) all dividends for the securities purchased under the TARP CPP be paid before other dividends can be paid and (ii) the Treasury must approve any increases in common dividends for three years following the Treasury’s investment.

Furthermore, the Federal Reserve Board clarified its guidance on dividend policies for bank holding companies through the publication of a Supervisory Letter, dated February 24, 2009. As part of the letter, the Federal Reserve Board encouraged bank holding companies, particularly those that had participated in the TARP CPP, to consult with the Federal Reserve Board prior to dividend declarations and redemption and repurchase decisions even when not explicitly required to do so by federal regulations. The Federal Reserve Board has indicated that TARP CPP recipients, such as the Company, should consider and communicate in advance to regulatory staff how proposed dividends, capital repurchases and capital redemptions are consistent with its obligation to eventually redeem the securities held by the Treasury. This new guidance is largely consistent with prior regulatory statements encouraging bank holding companies to pay dividends out of net income and to avoid dividends that could adversely affect the capital needs or minimum regulatory capital ratios of the bank holding company and its subsidiary bank.

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Any future determination relating to our dividend policy will be made at the discretion of the Board of Directors and will depend on many of the statutory and regulatory factors mentioned above.

Restrictions on Transactions with Affiliates

The Company and VSB are subject to the provisions of Section 23A of the Federal Reserve Act. Section 23A places limits on the amount of:

·	a bank’s loans or extensions of credit to affiliates;

·	a bank’s investment in affiliates;

·	assets a bank may purchase from affiliates, except for real and personal property exempted by the Federal Reserve;

·	loans or extensions of credit to third parties collateralized by the securities or obligations of affiliates; and

·	a bank’s guarantee, acceptance or letter of credit issued on behalf of an affiliate.

The total amount of the above transactions is limited in amount, as to any one affiliate, to 10% of a bank’s capital and surplus and, as to all affiliates combined, to 20% of a bank’s capital and surplus. In addition to the limitation on the amount of these transactions, each of the above transactions must also meet specified collateral requirements. We must also comply with other provisions designed to avoid the acquisition of low-quality assets by VSB.

The Company and VSB are also subject to the provisions of Section 23B of the Federal Reserve Act which, among other things, prohibit an institution from engaging in the above transactions with affiliates unless the transactions are on terms substantially the same, or at least as favorable to the institution or its subsidiaries, as those prevailing at the time for comparable transactions with nonaffiliated companies.

The Dodd-Frank Act enhances the requirements for certain transactions with affiliates under Section 23A and 23B, including an expansion of the definition of “covered transactions” and increasing the amount of time for which collateral requirements regarding covered transactions must be maintained.

VSB is also subject to restrictions on extensions of credit to its executive officers, directors, principal stockholders, and their related interests. These extensions of credit (1) must be made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with third parties, and (2) must not involve more than the normal risk of repayment or present other unfavorable features. Within one year of enactment of the Dodd-Frank Act, an insured depository institution will be prohibited from engaging in asset purchases or sales transactions with its officers, directors, or principal stockholders unless (1) the transaction is on market terms and (2) if the transaction represents greater than 10% of the capital and surplus of the bank, a majority of the disinterested directors has approved the transaction.

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Additionally, North Carolina statutes set forth restrictions on loans to executive officers of state chartered banks, which provide that no bank may extend credit to any of its executive officers nor a firm or partnership of which such executive officers is a member, nor a company in which such executive officer owns a controlling interest, unless the extension of credit is made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions by the bank with persons who are not employed by the bank, and provided further that the extension of credit does not involve more than the normal risk of repayment.

Limitations on Senior Executive Compensation

In June 2010, federal banking regulators issued guidance designed to help ensure that incentive compensation policies at banking organizations do not encourage excessive risk-taking or undermine the safety and soundness of the organization. In connection with this guidance, the regulatory agencies announced that they will review incentive compensation arrangements as part of the regular, risk-focused supervisory process. Regulatory authorities may also take enforcement action against a banking organization if its incentive compensation arrangement or related risk management, control, or governance processes pose a risk to the safety and soundness of the organization and the organization is not taking prompt and effective measures to correct the deficiencies. To ensure that incentive compensation arrangements do not undermine safety and soundness at insured depository institutions, the incentive compensation guidance sets forth the following key principles:

·	incentive compensation arrangements should provide employees incentives that appropriately balance risk and financial results in a manner that does not encourage employees to expose the organization to imprudent risk;

·	incentive compensation arrangements should be compatible with effective controls and risk management; and

·	incentive compensation arrangements should be supported by strong corporate governance, including active and effective oversight by the board of directors.

Proposed Legislation and Regulatory Action

New regulations and statutes are regularly proposed that contain wide-ranging proposals for altering the structures, regulations, and competitive relationships of financial institutions operating and doing business in the United States. We cannot predict whether or in what form any proposed regulation or statute will be adopted or the extent to which our business may be affected by any new regulation or statute.

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Effect of Governmental Monetary Policies

VSB’s earnings are affected by domestic economic conditions and the monetary and fiscal policies of the United States government and its agencies. The Federal Reserve’s monetary policies have had, and are likely to continue to have, an important impact on the operating results of commercial banks through its power to implement national monetary policy in order, among other things, to curb inflation or combat a recession. The monetary policies of the Federal Reserve affect the levels of bank loans, investments, and deposits through its control over the issuance of United States government securities, its regulation of the discount rate applicable to member banks, and its influence over reserve requirements to which member banks are subject. VSB cannot predict the nature or impact of future changes in monetary and fiscal policies.

Properties

The following table sets forth the location of VSB’s main office and branch offices, as well as certain current information relating to these offices.

Office Locations	Year Opened	Approximate Square Footage	Owned or Leased

Cary Main Office	2000	8,100	Leased
1005 High House Road
Cary, NC

Cary Office	1998	2,960	Leased
1155 Kildaire Farm Road Cary, NC

Apex Office	1999	3,500	Leased
303 South Salem Street
Apex, NC

Clayton Office	2000	2,990	Leased
315 East Main Street
Clayton, NC

Holly Springs Office	2003	3,500	Owned
700 Holly Springs Road
Holly Springs, NC

Pinehurst Office	2003	2,850	Leased
211-M Central Park Avenue
Pinehurst, NC

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Office Locations	Year Opened	Approximate Square Footage	Owned or Leased
Southern Pines Office	2003	3,500	Leased
185 Morganton Road
Southern Pines, NC

Sanford Office	2004	3,500	Leased
870 Spring Lane
Sanford, NC

Garner Office	2007	3,500	Leased
945 Vandora Springs Road
Garner, NC

Falls of Neuse Office	2006	2,442	Owned
6408 Falls of Neuse Road
Raleigh, NC

Wilmington Main Office	2006	6,634	Leased
1508 Military Cutoff Road
Wilmington, NC 28403

Knightdale Office	2007	2,518	Owned
7120 Knightdale Boulevard
Knightdale, NC

Wilmington Independence Office	2008	3,712	Structure owned
2506 Independence Boulevard			with ground lease
Wilmington, NC

Raleigh Creedmoor Office	2008	3,712	Owned
7100 Creedmoor Road
Raleigh, NC

Raleigh Main Office	2009	18,250	Leased
4711 Six Forks Road
Raleigh, NC

Raw land Zebulon, NC	2006	1.38 acres	Owned

Raw land Sanford, NC	2007	1.37 acres	Owned

206 High House	2005	12,535	Leased
Road Cary, NC

Burlington Main	2007	6,000	Owned
708 South Church Street
Burlington, NC 27215

Burlington West	2006	2,800	Owned
3725 South Church Street
Burlington, NC 27215

China Grove	2012	1,257	Owned
313 East Centerview Street
China Grove, NC 28023

Fayetteville	2012	3,878	Leased
4200 Morganton Road
Fayetteville, NC 28303

Salisbury	2012	10,000	Owned
322 East Innes Street
Salisbury, NC 28144

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Net book value of the Company’s real property used for business purposes as well as furniture, fixtures, and equipment on September 30, 2012 was $10.7 million. All properties are considered by Company management to be in good condition and adequately covered by insurance.

The Company’s principal executive office is located at 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612. This property is currently leased by the Company.

Legal Proceedings

There are no material pending legal proceedings to which the Company is a party, or of which any of its property is the subject other than routine litigation that is incidental to its business.

CRESCENT’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL
CONDITION AND RESULTS OF OPERATIONS

Management’s discussion and analysis is intended to assist readers in understanding and evaluating the financial condition and consolidated results of operations of Crescent Financial Bancshares, Inc. and its predecessor holding company, Crescent Financial Corporation (collectively referred to as the “Company” or “we,” “our” or “us” in this section). Crescent Financial Corporation was reincorporated as Crescent Financial Bancshares, Inc. upon a share conversion on November 15, 2011. This discussion and analysis includes descriptions of significant transactions, trends and other factors affecting the Company’s operating results and financial condition for: (i) the successor three and nine months ended September 30, 2012 and the predecessor three and nine months ended September 30, 2011 as well as the financial condition of the Company as of September 30, 2012; and (ii) the successor period from November 19, 2011 through December 31, 2011, the predecessor period from January 1, 2011 through November 18, 2011 and the predecessor year ended December 31, 2010. This discussion should be read in conjunction with the audited consolidated financial statements and accompanying notes included in this Joint Proxy Statement/Prospectus under the caption “Financial Statements–Crescent Financial Bancshares, Inc.” and the supplemental financial data appearing throughout this discussion and analysis.

VSB, which is the wholly-owned banking subsidiary of the Company, is a North Carolina-chartered commercial bank which operates twenty (20) full-service branch offices in the communities of Apex, Burlington (2), Cary (2), China Grove, Clayton, Fayetteville, Holly Springs, Pinehurst, Raleigh (3), Salisbury, Southern Pines, Sanford, Garner, Wilmington (2) and Knightdale, North Carolina. VSB is a community bank with the objective of serving businesses, business owners and professionals within its markets. The following discussion and analysis includes financial results of VSB, which are consolidated with financial results of the Company. The Company and its consolidated banking subsidiary are collectively referred to herein as the Company unless otherwise noted. The Company also has an interest in Crescent Financial Capital Trust I (the “Trust”). The Trust was formed for the sole purpose of issuing trust preferred securities and is not consolidated with the financial results of the Company.

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VantageSouth Bank Merger Agreement

On July 27, 2012, the Company filed an application with the Bank’s regulators to merge VantageSouth Bank, which was 100% owned by Piedmont, into Crescent State Bank. Additional information relating to Piedmont’s ownership interest in the Company is found in the “Piedmont Investment” section below. On August 10, 2012, an Agreement and Plan of Merger (the “VSB Agreement”) was entered into by the Company, Crescent State Bank, and VantageSouth Bank to merge VantageSouth Bank into Crescent Sate Bank in a share exchange based on the Company’s volume weighted average stock price. Pursuant to terms of the VSB Agreement, outstanding VantageSouth Bank shares were to be converted into the Company’s shares equal to the exchange ratio. The exchange ratio was to be 4.8204 if the Company’s volume weighted average stock price is at or above $5.25. If the Company’s volume weighted average stock price is at or below $4.75, the exchange ratio was to be 5.3278, and if the Company’s volume weighted average stock price is below $5.25 but above $4.75, the exchange ratio was to be equal to $25.307 divided by a number equal to the Company’s volume weighted average stock price. VantageSouth Bank’s common stock is not registered under the Exchange Act and, as a result, VantageSouth Bank does not file securities reports with the SEC. However, additional financial and regulatory information is available in Reports of Condition and Income filed quarterly by VantageSouth Bank with the FDIC, which are publicly accessible at http://www.fdic.gov. Such reports are not incorporated by reference in this Joint Proxy Statement/Prospectus.

VantageSouth Bank is headquartered in Burlington, North Carolina, and operates five branch offices located in Burlington (2), Fayetteville, and Salisbury (2), North Carolina. As of September 30, 2012, VantageSouth Bank had approximately $260.7 million in total assets and 1,382,961 outstanding common shares. The Company’s board of directors established an independent special committee which evaluated, negotiated, and made a favorable recommendation to the board regarding the proposed merger. The North Carolina Banking Commission granted its formal approval of the Merger on September 26, 2012, and the FDIC granted its final approval of the Merger on October 30, 2012. The completion of the merger is subject to stockholder approval.

ECB Merger Agreement

On September 25, 2012, Crescent and ECB entered into the Agreement and Plan of Merger. Pursuant to the merger agreement, ECB will, on the terms and subject to the conditions set forth in the merger agreement, merge with and into the Company so that the Company is the surviving bank holding corporation in the merger. Immediately following the merger, East Carolina Bank will be merged with and into VSB. The completion of the merger is subject to all required regulatory and stockholder approvals.

Piedmont Investment

On November 18, 2011, the Company completed the issuance and sale to Piedmont of 18,750,000 shares of common stock for $75.0 million in cash (the “Piedmont Investment”). As part of its investment, Piedmont also made a tender offer to the Company’s stockholders commencing on November 8, 2011 to purchase up to 67% (6,442,105 shares) of the Company’s outstanding common stock at a price of $4.75 per share (“Tender Offer”). Pursuant to the Tender Offer, Piedmont purchased 6,128,423 shares of the Company’s common stock for $29.1 million. As a result of the Piedmont Investment and the Tender Offer, Piedmont owns approximately 88% of the Company’s outstanding common stock.

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The Company’s results of operations in the third quarter and first nine months of 2012 were significantly impacted by the controlling investment in the Company by Piedmont. Because of the level of Piedmont’s ownership and control following the controlling investment and the Tender Offer, the Company applied push-down accounting. Accordingly, the Company’s assets and liabilities were adjusted to estimated fair value at the acquisition date, and the allowance for loan losses was eliminated. The Company is currently within the one-year measurement period with respect to the acquisition date, and thus, material adjustments to these purchase accounting fair value adjustments are possible. In the nine months of 2012, goodwill increased by $3.1 million as a result of adjustments to refine the Company’s acquisition date estimate of market rent on two branch leases, adjustments to refine the valuation of certain other real estate owned, and adjustments to refine acquisition date cash flow estimates and the related valuation of certain loans. Balances and activity in the Company’s consolidated financial statements prior to the Piedmont Investment have been labeled with “Predecessor Company” while balances and activity subsequent to the Piedmont Investment have been labeled with “Successor Company.”

Certain Regulatory Restrictions Lifted on Payment of Interest and Dividends

On April 12, 2012, the Company received approval from the Federal Reserve Bank of Richmond (the “Federal Reserve Bank”) to resume payment of preferred dividends on securities issued to the U.S. Treasury in connection with the TARP Capital Purchase Program (“TARP Preferred Stock”) and interest payments due on its subordinated debentures issued in connection with trust preferred securities. The Company deferred dividend payments on its TARP Preferred Stock beginning with the payment due February 15, 2011. The Company paid all deferred cumulative preferred dividends of $1.6 million plus current dividends on the quarterly payment date of May 15, 2012. The Company deferred interest payments on its trust preferred securities beginning with the payment due April 7, 2011 but continued to accrue interest expense in its consolidated financial statements. The Company paid all accrued deferred interest on its trust preferred securities of $371,000 plus current interest on the quarterly payment date of July 7, 2012.

Executive Summary for the Three and Nine Months Ended September 30, 2012

The following is a summary of the Company’s results of operations and changes in financial condition in the third quarter and first nine months of 2012:

·	Net income totaled $337 thousand during the nine months ended September 30, 2012 compared to a net loss of $13.5 million in the predecessor nine months ended September 30, 2011. Net income in the third quarter of 2012 equaled $46 thousand compared to a net loss of $3.0 million in the predecessor third quarter of 2011.

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·	After the preferred stock dividend, the Company recognized net loss attributable to common shareholders of $0.03 per common share during the first nine months of 2012 compared to a net loss of $1.54 per common share in the predecessor first nine months of 2011. The Company recognized a net loss of $0.01 per common share during the third quarter of 2012 compared to a net loss of $0.36 per common share in the predecessor third quarter of 2011.

·	Asset quality continued to improve as non-performing assets decreased to 1.62 percent of total assets at September 30, 2012 from 2.38 percent of total assets at June 30, 2012 and 3.87 percent of total assets at December 31, 2011.

·	The Company originated $56.3 million of commercial and consumer loans in the third quarter of 2012 after $48.0 million of loan originations in the second quarter of 2012 and $15.0 million of loan originations on the first quarter of 2012.

·	The taxable equivalent net interest margin improved to 4.38 percent in the first nine months of 2012 from 2.98 percent in the predecessor first nine months of 2011. Net interest margin improved to 4.44 percent in the third quarter of 2012 from 3.17 percent in the predecessor third quarter of 2011.

·	Mortgage banking income improved to $2.4 million in the first nine months of 2012 compared to $900 thousand in the predecessor first nine months of 2011. Mortgage banking income improved to $1.1 million in the third quarter of 2012 from $475 thousand in the predecessor third quarter of 2011.

Comparison of Financial Condition as of September 30, 2012 to December 31, 2011

Total assets equaled $793.8 million at September 30, 2012, a decrease of $42.5 million, or 5.1 percent, from total assets of $836.3 million at December 31, 2011. Earning assets totaled $687.8 million, or 86.7 percent of total assets, at September 30, 2012 compared to $723.9 million, or 86.6 percent of total assets, at December 31, 2011. Earning assets at September 30, 2012 consisted of $540.9 million in gross loans held for investment, $134.2 million in investment securities and Federal Home Loan Bank (“FHLB”) stock, $5.6 million in federal funds sold and interest-earning deposits with correspondent banks and $7.0 million in mortgage loans held for sale. Earning assets at December 31, 2011 consisted of $551.4 million in gross loans held for investment, $152.2 million in investment securities and FHLB stock, $16.5 million in federal funds sold and interest-earning deposits and $3.8 million in mortgage loans held for sale. Total deposits and stockholders’ equity at September 30, 2012 were $633.9 million and $142.8 million, respectively, compared to $693.2 million and $143.1 million, respectively, at December 31, 2011.

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Loans

Gross loans held for investment, net of deferred loan fees, totaled $540.9 million at September 30, 2012 reflecting a $10.4 million, or 1.9 percent, decrease compared to $551.4 million at December 31, 2011. This decline resulted from a combination of principal payments in the normal course of business, problem asset resolutions, which include loan sales, and a change in the Company’s business model which has shifted the loan portfolio mix to favor business and consumer lending over construction and speculative land loans. Most of the loan categories experienced a balance reduction in the first nine months of 2012, except for commercial loans and, to a lesser extent, residential real estate loans which reflects the Company’s lending strategy and new focus. The changes in the portfolio, by category, were as follows: construction and land development loans, $25.3 million decline, or 30.2 percent; commercial real estate loans, $3.6 million decline, or 1.2 percent; residential 1-4 family mortgage loans, $7.8 million increase, or 11.6 percent; commercial and industrial loans, $17.5 million increase, or 44.5 percent; home equity loans and lines of credit, $8.1 million decline, or 16.5 percent; and consumer loans, $216 thousand increase, or 6.5 percent.

The composition of the Company’s loan portfolio at September 30, 2012 was as follows: 56.7 percent commercial real estate mortgage loans, 10.8 percent construction and land development loans, 13.8 percent residential one-to-four family mortgage loans, 7.6 percent home equity lines and loans, 10.5 percent commercial and industrial loans and consumer loans at 0.6 percent. The composition of the loan portfolio at December 31, 2011 was as follows: 56.1 percent commercial real estate loans, 15.2 percent construction and land development loans, 12.1 percent residential 1-4 family mortgage loans, 8.9 percent home equity loans and lines of credit, 7.1 percent commercial and industrial loans, and consumer loans at 0.6 percent.

The following table summarizes the gross unpaid borrower principal balances (“UPB”) and carrying amounts in the loan portfolio by type at September 30, 2012 and December 31, 2011:

	September 30, 2012			December 31, 2011
	UPB	Carrying Amount	Carrying Amount as % of UPB	UPB	Carrying Amount	Carrying Amount as % of UPB
Commercial real estate	$312,722	$306,722	98.1%	$323,426	$310,315	95.9%
Residential real estate	76,559	74,760	97.7%	69,312	67,004	96.7%
Construction and development	63,671	58,585	92.0%	109,965	83,930	76.3%
Commercial	58,640	56,976	97.2%	41,466	39,434	95.1%
Home equity loans and lines of credit	42,526	40,875	96.1%	51,700	48,940	94.7%
Consumer	3,139	3,084	98.3%	3,439	3,300	96.0%

Total loans	$557,257	$541,002	97.1%	$599,308	$552,923	92.3%

Non-performing loans as a percentage of total loans held for investment totaled 1.67 percent at September 30, 2012, which was a decline from 2.90 percent at June 30, 2012 and 4.14 percent at December 31, 2011. Total non-performing assets (which include non-accrual loans, loans past due 90 days or more and still accruing, other real estate owned and repossessed loan collateral) as a percentage of total assets at September 30, 2012 totaled 1.62 percent, which was a decline from 2.38 percent at June 30, 2012 and 3.87 percent at December 31, 2011.

As part of an ongoing, focused effort to reduce its problem asset levels, the Company has completed loan sales to various investors in the first nine months of 2012. Proceeds from these loan sales totaled $14.8 million. Of those sold, loans with a carrying value of $8.1 million were classified as non-performing at year-end 2011. Included in these loan sales was a sale of notes with a total carrying value of $5.0 million to VantageSouth Holdings, LLC, a Delaware limited liability company that is a wholly-owned subsidiary of Piedmont. These loans were sold at estimated fair value, and no gain or loss was recorded on the transaction. For more information regarding non-performing assets, see section below entitled “Non-Performing Assets.”

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Allowance for Loan Losses

The allowance for loan losses at September 30, 2012 increased to $2.3 million from $227 thousand at December 31, 2011. The net increase is due to a $3.7 million for loan losses, which was partially offset by $1.7 million in net charge-offs. The allowance for loan losses at September 30, 2012 consisted of $1.3 million related to estimated losses inherent in loans originated subsequent to the Piedmont Investment (“New Loans”), $86 thousand of estimated losses on purchased non-impaired loans, and $907 thousand of impairment on purchased credit-impaired loans. The increase in allowance for loan losses on New Loans was primarily attributable to the origination of approximately $119.3 million in new loans during 2012 rather than credit deterioration of existing loans originated subsequent to the Piedmont Investment.

The following table summarizes the change in allowance for loan losses for new loans, purchased non-impaired loans and purchased credit-impaired loans during the nine months ended September 30, 2012:

	New Loans	Purchased Non-Impaired	Purchased Credit-Impaired	Total
	(dollars in thousands)
Balance January 1	$227	$—	$—	$227
Net charge-offs	—	(1,693)	—	(1,693)
Provision for loan losses	1,044	1,779	907	3,730

Balance September 30	$1,271	$86	$907	$2,264

There were no impaired or past due new loans at September 30, 2012 or December 31, 2011.

Although purchased non-impaired loans were adjusted to fair value at acquisition, the Company records charge-offs for losses and provides reserves for deterioration in credit quality on these loans. All revolving loans were classified as purchased non-impaired at acquisition and a majority of the charge-offs and provision relate to acquired revolving home equity lines of credit. The Company recognized provisions for loan losses $397 thousand and $1.4 million and charge-offs of $693 thousand and $1.4 million for the three and nine months ended September 30, 2012, respectively, for home equity loans and lines of credit. The elevated charge-offs recorded on this portfolio in the first nine months of 2012 were primarily related to three loans where the borrowers defaulted in the year to date period. Because all home equity loans and lines of credit were revolving at the date the Company was acquired by Piedmont, they were classified as purchased non-impaired.

The allowance for loan losses on the purchased non-impaired portfolio is calculated by first estimating losses on loans evaluated individually for impairment and loans evaluated collectively for impairment. Consistent with the Company’s policy, estimated losses for loans evaluated individually for impairment are determined by the use of current appraisals for collateral dependent loans or discounted expected cash flows for loans that are not collateral dependent. Estimated losses for loans evaluated collectively for impairment are determined by grouping similar loans together and applying annualized historical loss rates (using a trailing two-year historical loss period), adjusted for certain qualitative factors, to outstanding principal balances. The unpaid principal balance less estimated incurred losses is then compared to the carrying value of the loans and any deficit is recorded as an allowance for loan losses. As disclosed in the “Loans” section above, at September 30, 2012, the Company had home equity loans and lines of credit with unpaid principal balances and carrying values totaling $42.5 million and $40.9 million, respectively. The remaining $1.6 million discount to unpaid principal combined with the $35 thousand of allowance for loan losses on this portfolio represents 4.0% of unpaid principal balances, or a coverage of 156% of non-performing home equity loans and lines of credit at September 30, 2012.

Because the Company has experienced more credit deterioration in the home equity portfolio since the Piedmont Investment compared to other sectors of the loan portfolio, additional credit risk monitoring on this sector has been implemented. In addition to closely monitoring payment history, credit scores on the borrowers are reviewed and routinely refreshed, which allows the Company to more timely identify non-performers and freeze open lines of credit, if necessary.

Loans acquired with evidence of credit deterioration since origination are accounted for as purchased credit-impaired loans. At acquisition date the Company elected to pool loans with similar attributes and risk characteristics. Subsequent to acquisition of these loans, estimates of cash flows expected to be collected are updated each reporting period based on assumptions regarding default rates, loss severities, and other factors that reflect current market conditions. If the Company has probable decreases in cash flows expected to be collected at the pool level (other than due to decreases in interest rates), the provision for loan losses is charged, resulting in an increase to the allowance for loan losses. If there are probable and significant increases in cash flows expected to be collected at the pool level, the Company will first reverse any previously established allowance for loan losses and then increase interest income as a prospective yield adjustment over the remaining life of the loans.

Results of the Company’s third quarter of 2012 cash flow re-estimation are summarized as follows:

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	Impairment	Cash Flow Improvement	New Yield	Previous Yield
	(dollars in thousands)
Loan pools with cash flow improvement	$(143)	$1,026	6.44%	6.09%
Loan pools with impairment	278	—	8.18%	8.18%

Total	$135	$1,026	6.67%	6.49%

The third quarter of 2012 cash flow re-estimation indicated net improved cash flows on purchased credit-impaired loan pools of $891 thousand. The $1.0 million of cash flow improvement on related loan pools will be recorded as additional interest income as a prospective yield adjustment over the remaining life of the loans. The $135 thousand impairment was recorded to the provision for loan losses in the third quarter of 2012. The pool-level impairment and cash flow improvement were calculated as the difference between the pool-level recorded investment and the net present value of estimated cash flows at the time of the cash flow re-estimation.

For more information regarding the allowance for loan losses, see section below entitled “Analysis of Allowance for Loan Losses.”

Investment Securities

The amortized cost and fair value of the securities portfolio were $129.7 million and $133.0 million, respectively, at September 30, 2012 compared to $143.5 million for both at December 31, 2011. All marketable investment securities are accounted for as available for sale and are recorded at fair value with unrealized gains and losses charged to accumulated other comprehensive income. The investment securities portfolio at September 30, 2012 consisted of residential mortgage-backed securities (“RMBS”), commercial mortgage-backed securities (“CMBS”), collateralized mortgage obligations (“CMO”), non-taxable and taxable municipal bonds, investment grade corporate bonds and the common stock of two publicly traded companies. All RMBSs and CMOs were issued by either a Government Sponsored Enterprise (“GSE”), such as Federal Home Loan Mortgage Corporation (“Freddie Mac”) or the Federal National Mortgage Association (“Fannie Mae”) or the government-owned Government National Mortgage Association (“Ginnie Mae”). All CMOs were issued by a GSE. The Company’s two CMBSs were issued by non-GSE financial institutions and are Aaa rated by Moody’s.

At September 30, 2012 and December 31, 2011, the securities portfolio had $3.3 million and $525 thousand, respectively, of unrealized gains and $97 thousand and $507 thousand, respectively, of unrealized losses. None of these securities had been in an unrealized loss position for more than twelve months at either date.

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The following table summarizes the amortized costs and fair value of available for sale securities at September 30, 2012 and December 31, 2011:

	September 30, 2012		December 31, 2011
	Amortized Cost	Fair Value	Amortized Cost	Fair Value
	(dollars in thousands)
Residential mortgage-backed securities – GSE	$22,692	$23,312	$19,452	$19,364
Commercial mortgage-backed securities – private	6,759	6,872	—	—
Collateralized mortgage obligations – GSE	47,855	47,918	82,192	82,095
Municipals – non-taxable	15,510	16,218	13,281	13,514
Municipals – taxable	1,635	1,646	—	—
Corporate bonds	35,217	36,917	28,042	27,966
Marketable equity securities	37	70	519	565

Total securities available for sale	$129,705	$132,953	$143,486	$143,504

The Company also owned $1.3 million and $8.7 million of FHLB stock at September 30, 2012 and December 31, 2011, respectively. This stock is recorded at cost and is classified separately from investment securities on the consolidated balance sheets.

Non-Interest Earning Assets

Total non-interest earning assets decreased from $112.4 million at December 31, 2011 to $106.0 million at September 30, 2012. Cash and due from banks, premises and equipment, bank owned life insurance, and other assets increased by $405 thousand, $398 thousand, $539 thousand, and $249 thousand, respectively. Foreclosed assets declined by $5.2 million as the Company has continued to focus on reducing problem assets through a variety of resolution strategies.

Net deferred tax assets increased by $604 thousand during the first nine months of 2012 to a balance of $30.9 million at September 30, 2012. Deferred tax assets represent, among other items, the tax impact of purchase accounting fair value adjustments as well as predecessor company net operating losses that are available to be carried forward and used to offset future taxable income.

The Company has evaluated its deferred tax assets to determine whether a valuation allowance is necessary. In conducting this evaluation, all available evidence, both positive and negative, was considered based on the more-likely-than-not criteria that such assets will be realized. This evaluation included, but was not limited to: (1) available carry back potential to offset federal tax; (2) potential future reversals of existing deferred tax liabilities, which historically have a reversal pattern generally consistent with deferred tax assets; (3) potential tax planning strategies; and (4) future projected taxable income. Our assessment of future projected taxable income considered significant changes in our operations which occurred because of the recapitalization associated with the Piedmont Investment. These changes include improved capital levels, improved asset quality, significant management and organizational improvements, improved liquidity and improved risk management processes. These factors have significantly improved the Company’s earnings potential since the Piedmont Investment. Based on this evaluation, and considering the weight of the positive evidence compared to the negative evidence, the Company concluded that at September 30, 2012, a valuation allowance was not necessary.

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Goodwill and other intangibles totaled $23.1 million and $2.0 million, respectively, and $23.1 million and $2.2 million, respectively, at September 30, 2012 and December 31, 2011. Goodwill represents the excess of purchase price in the Piedmont Investment over the fair value of acquired net assets, including non-controlling interests. As part of the valuation of net assets, the Company also identified and recorded the value of customer deposit relationships, or core deposit intangible, as an other intangible asset. The core deposit intangible is being amortized over its estimated useful life using an accelerated method. In the first nine months of 2012, goodwill increased by $3.1 million as a result of adjustments to refine the acquisition date estimate of market rent on two branch leases, adjustments to refine the valuation of certain foreclosed assets, and adjustments to refine acquisition date cash flow estimates and the related valuation of certain loans.

Deposits

Total deposits at September 30, 2012 were $633.9 million compared to $674.4 million at December 31, 2011, reflecting a $40.5 million decline. Despite the 6.0 percent decrease in total deposits during the first nine months of 2012, there were changes to the mix of deposits within the portfolio which served to reduce the Company’s reliance on non-core funding and improve its cost of funds. Non-core, wholesale time deposits decreased by $32.7 million from $112.0 million at December 31, 2011 to $79.3 million at September 30, 2012. Retail time deposits decreased by $16.2 million, or 8.2 percent. In contrast, money market deposits increased by $63.7 million, or 85.6 percent, growing from $74.4 million at December 31, 2011 to $138.1 million at September 30, 2012. Other interest-bearing, non-maturity deposits declined by a total of $50.6 million, and non-interest bearing demand deposits decreased by $4.8 million during the first nine months of 2012.

The composition of the deposit portfolio, by category, at September 30, 2012 was as follows: 41.2 percent in time deposits, 17.3 percent in interest-bearing demand deposits, 13.6 percent in non-interest bearing demand deposits, 21.8 percent in money market and 6.1 percent in savings. The composition of the deposit portfolio, by category, at December 31, 2011 was as follows: 45.9 percent in time deposits, 22.6 percent in interest-bearing demand deposits, 13.5 percent in non-interest bearing demand deposits, 11.0 percent in money market and 6.9 percent in savings.

At September 30, 2012 and December 31, 2011, the Company had time deposits under $100,000 of $152.5 million and $83.7 million, respectively, and time deposits over $100,000 of $108.4 million and $226.1 million, respectively.

The following table summarizes balances outstanding and average interest rates for each major category of deposits at September 30, 2012 and December 31, 2011:

266

	September 30, 2012		December 31, 2011
	Outstanding Balance	Average Rate(1)	Outstanding Balance	Average Rate(2)
	(dollars in thousands)
Non-interest bearing	$86,454	—	$91,215	—
Interest bearing demand	109,646	0.31%	152,180	1.03%
Money market	138,126	0.68%	74,404	0.96%
Savings	38,780	0.17%	46,840	0.30%
Retail time deposits	181,619	0.86%	197,769	0.76%
Brokered time deposits	79,274	1.28%	112,010	1.12%
Total interest bearing deposits	547,445	0.71%	583,203	0.88%
Total deposits	$633,899	0.58%	$674,418	0.77%

(1)	Average rate for the three months ended September 30, 2012.
(2)	Average rate for the period from November 19 to December 31, 2011.

Borrowings

Total borrowings were $12.3 million at September 30, 2012 compared to $12.2 million at December 31, 2011. Long-term debt at September 30, 2012 and December 31, 2011 consisted of $6.8 million in subordinated term loans issued to a non-affiliated financial institution as well as $5.5 million and $5.4 million, respectively, in junior subordinated debt issued in the form of trust preferred securities. There were no outstanding short-term borrowings, including FHLB advances, at September 30, 2012 or December 31, 2011.

Stockholders’ Equity

Total stockholders’ equity decreased by $215 thousand, from $143.1 million at December 31, 2011 to $142.8 million at September 30, 2012. This decrease was partially due to a $2.1 million decrease in accumulated deficit, which resulted from net income less dividends and accretion on preferred stock in the first nine months of 2012, and was partially offset by a $1.7 million increase in accumulated comprehensive income from higher net unrealized gains on the available for sale securities portfolio.

Comparison of Results of Operations for the three months ended September 30, 2012 (Successor) and September 30, 2011 (Predecessor)

The Company’s net income for the three months ended September 30, 2012, before adjusting for the effective dividend on preferred stock, was $46 thousand compared to a net loss of $3.0 million for the predecessor three months ended September 30, 2011. After adjusting for $367 thousand and $442 thousand in dividends and discount accretion on preferred stock for the two respective periods, net loss attributable to common stockholders for the current year third quarter was $321 thousand, or $0.01 per diluted share compared with net loss attributable to common stockholders of $3.4 million, or $0.36 per diluted share for the third quarter of the prior year. Annualized return on average assets was 0.02 percent in the third quarter of 2012 compared to (1.29) percent for the prior year period. Return on average equity for the third quarter of 2012 was 0.13 percent compared to (17.21) percent for the prior year period.

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Net Interest Income

Net interest income in the third quarter of 2012 totaled $7.6 million compared to net interest income of $6.8 million in the predecessor third quarter of 2011. Taxable equivalent net interest margin increased from 3.17 percent in the third quarter of 2011 to 4.44 percent in the third quarter of 2012. This significant margin improvement was primarily due to a decline in funding costs as the average rate on total interest-bearing liabilities fell from 2.10 percent in the third quarter of 2011 to 0.87 percent in the third quarter of 2012. Taxable equivalent yield on interest-earning assets increased from 5.05 percent in the third quarter of 2011 to 5.15 percent in the third quarter of 2012. The increase in taxable equivalent yield on interest-earning assets was primarily attributable to an increase in the yield on loans which includes the accretion of discounts on purchased loans.

Average earning assets totaled $689.5 million in the third quarter of 2012, which was a decline from $871.5 million in the third quarter of 2011. The decline in average earning assets was due to balance sheet restructuring late in 2011, purchase accounting fair value adjustments, continued resolution of problem assets, and a change in the Company’s business model which has shifted the loan portfolio mix away from construction and speculative land loans toward commercial loans for operating businesses. This decline was comprised of a $97.2 million decrease in the average balance of loans outstanding, a $72.0 million decrease in the average balance of the securities portfolio and a $12.9 million decrease in the average balances of federal funds sold and other interest-earning cash.

Average interest-bearing liabilities totaled $569.8 million in the third quarter of 2012, which was a decline of $210.6 million, or 27.0 percent, from $780.4 million in the third quarter of 2011. Average total interest-bearing deposits decreased by $65.2 million, or 10.5 percent, from $622.6 million in the third quarter of 2011 to $557.4 million in the third quarter of 2012. Total average time deposits declined by $80.5 million, of which $59.6 million was related to the Company’s reduction its exposure to brokered deposits. Average total borrowings decreased by $145.4 million, or 92.2 percent, from $157.7 million in the third quarter of 2011 to $12.3 million in the third quarter of 2012. The significant reduction in average borrowings was primarily due to the early redemption of all outstanding FHLB advances following the Piedmont Investment.

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The following table summarizes information relating to average balances of the Company’s assets and liabilities as well as the average yield on interest-earning assets, the average cost of interest-bearing liabilities (derived by dividing income or expense by the daily average balance of interest-earning assets or interest-bearing liabilities, respectively), and the net interest margin for the three months ended September 30, 2012 and 2011.

	Successor Company			Predecessor Company
	Three months ended September 30, 2012			Three months ended September 30, 2011
(Dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets
Loans 1	$529,127	$7,953	5.98%	$626,279	$9,030	5.72%
Investment securities(2),(3)	140,997	970	2.74	212,968	2,052	3.82
Federal funds and other interest-earning	19,346	11	0.22	32,242	18	0.22
Total interest-earning assets(2)	689,470	8,934	5.15%	871,489	11,100	5.05%
Non-interest-earning assets	110,236			53,037
Total assets	$799,706			$924,526
Liabilities and Equity
Interest-bearing NOW	$109,120	85	0.31%	$144,255	$494	1.36%
Money market and savings	181,522	261	0.57	131,112	223	0.68
Time deposits	266,804	646	0.96	347,257	2,001	2.29
Total interest-bearing deposits	557,446	992	0.71	622,624	2,718	1.73
Short-term borrowings	—	—	—	5,000	21	1.70
Long-term debt	12,307	250	8.10	152,748	1,387	3.60
Total interest-bearing liabilities	569,753	1,242	0.87%	780,372	4,126	2.10%
Noninterest-bearing deposits	81,387			70,190
Other liabilities	4,062			4,708
Total liabilities	655,202			855,270
Stockholders’ equity	144,504			69,256
Total liabilities and stockholders’ equity	$799,706			$924,526

Net interest income, taxable equivalent		$7,692			$6,974
Interest rate spread(4)			4.28%			2.95%
Tax equivalent net interest margin(5)			4.44%			3.17%
Percentage of average interest-earning assets to average interest-bearing liabilities			121.01%			111.68%

1.	Loans include mortgage loans held for sale in addition to non-accrual loans.

2.	Yields related investment securities exempt from income taxes are stated on a taxable-equivalent basis assuming income tax rates of 34.0 percent. The taxable-equivalent adjustment was $78 and $216 for 2012 and 2011, respectively.

3.	Investment securities include FHLB stock.

4.	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

5.	Net interest margin represents annualized net interest income divided by average interest-earning assets.

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Provision for Loan Losses

Provision for loan losses in the third quarter of 2012 totaled $958 thousand compared to provision of $4.5 million in the predecessor third quarter of 2011. The Company’s loan portfolio was adjusted to estimated fair value at the Piedmont Investment date, and the allowance for loan losses was eliminated. Therefore, the current quarter provision cannot be meaningfully compared to the prior year quarter due to the application of purchase accounting on the acquired portfolio. In the third quarter of 2012, the Company recorded loan loss provisions of $564 thousand on new loans, $259 thousand on purchased non-impaired loans, and $135 thousand on purchased credit-impaired loans.

The following table summarizes the change in allowance for loan losses for new loans, purchased non-impaired loans and purchased credit-impaired loans in the three months ended September 30, 2012:

	New Loans	Purchased Non- Impaired	Purchased Credit- Impaired	Total
	(dollars in thousands)
Balance July 1	$707	$634	$772	$2,113
Net charge-offs	—	(807)	—	(807)
Provision for loan losses	564	259	135	958
Balance September 30	$1,271	$86	$907	$2,264

For more information on the calculation of the ending allowance for loan losses, see the “Allowance for Loan Losses” discussion in the “Comparison of Financial Condition” section above.

Non-Interest Income

Non-interest income in the third quarter of 2012 totaled $2.3 million compared to $1.4 million in the predecessor third quarter of 2011. The primary reasons for the increase was due to growth in the Company’s mortgage lending business and an increase in realized gains on securities sold in the third quarter of 2012. Total mortgage banking income increased from $475 thousand in the third quarter of 2011 to $1.1 million in the third quarter of 2012. The Company restructured its mortgage lending business following Piedmont’s investment, hired additional experienced mortgage lenders and continues to benefit from the improving housing market in the Raleigh, North Carolina area as well as the currently low interest rate environment that has encouraged refinancings. The gain on sale of available for sale securities increased $474 thousand in the third quarter due to the sale of certain equity securities.

Non-Interest Expense

Non-interest expense in the third quarter of 2012 totaled $8.8 million compared with $6.8 million in the predecessor third quarter of 2011. Salaries and employee benefits increased by $1.1 million due to additions of commercial and mortgage bankers following Piedmont’s investment. Professional services expense increased by $759 thousand, which was primarily due to higher consulting and contract employee expenses. Also contributing to higher non-interest expense was a $191 thousand increase in occupancy and equipment expense.

Partially offsetting the increase in non-interest expense was a reduction of $133 thousand in federal deposit insurance premium expense primarily due to a lower assessed premium rate and a de-leveraged balance sheet that reduced the assessment base.

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Income Taxes

The Company’s income tax expense in the third quarter of 2012 totaled $94 thousand, which represented a 67.1 percent effective tax rate on pre-tax income. This effective tax rate was determined by the Company’s statutory income tax rate adjusted primarily for non-taxable municipal investment income and earnings on bank owned life insurance. The Company did not record any tax benefit associated with the pre-tax loss in the predecessor third quarter of 2011. The valuation allowance on deferred tax assets was increased in the prior year period to reflect a full reserve on the tax benefit generated by losses in that quarter.

Because of the improvement in the Company’s earnings prospects following Piedmont’s investment and based on an analysis of positive and negative evidence related to its deferred tax assets, the Company determined that there was sufficient positive evidence to indicate that it would likely realize the full value of its deferred tax assets over time and therefore established no valuation allowance on its deferred tax assets at September 30, 2012.

Comparison of Results of Operations for the nine months ended September 30, 2012 (Successor) and September 30, 2011 (Predecessor)

The Company’s net income for the nine months ended September 30, 2012, before adjusting for the effective dividend on preferred stock, was $337 thousand compared to a net loss of $13.5 million for the predecessor nine months ended September 30, 2011. After adjusting for $1.1 million and $1.3 million in dividends and discount accretion on preferred stock for the two respective periods, net loss attributable to common stockholders for the first nine months of 2012 was $787 thousand, or $0.03 per diluted share compared to net loss attributable to common stockholders of $14.8 million, or $1.54 per diluted share for the first nine months of the prior year. Annualized return on average assets was 0.06 percent in the first nine months of 2012 compared to (1.91) percent for the prior year period. Return on average equity for the first nine months of 2012 was 0.31 percent compared to (24.59) percent for the prior year period.

Net Interest Income

Net interest income in the first nine months of 2012 totaled $22.9 million compared to net interest income of $19.1 million in the predecessor first nine months of 2011. Taxable equivalent net interest margin increased from 2.98 percent in the first nine months of 2011 to 4.38 percent in the first nine months of 2012. This significant margin improvement was primarily due to a decline in funding costs as the average rate on total interest-bearing liabilities fell from 2.23 percent in the first nine months of 2011 to 0.93 percent in the first nine months of 2012. Tax equivalent yield on earning assets increased from 4.99 percent in the first nine months of 2011 to 5.15 percent in the first nine months of 2012.

Average earning assets totaled $704.6 million in the first nine months of 2012, which was a decline from $892.3 million in the first nine months of 2011. The decline in average earning assets was due to balance sheet restructuring late in 2011, purchase accounting fair value adjustments, continued resolution of problem assets, and a change in the Company’s business model which has shifted the loan portfolio mix away from construction and speculative land loans toward commercial loans for operating businesses. This decline was comprised of a $117.9 million decrease in the average balance of loans outstanding, a $55.3 million decrease in the average balance of the securities portfolio and a $14.5 million decrease in the average balances of federal funds sold and other interest-earning cash.

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Average interest-bearing liabilities totaled $582.7 million in the first nine months of 2012, which was a decline of $221.8 million or 27.6 percent, from $804.5 million in the first nine months of 2011. Average total interest-bearing deposits decreased by $77.7 million, or 12.0 percent, from $646.4 million in the first nine months of 2011 to $568.8 million in the first nine months of 2012. Total average time deposits declined by $81.3 million, of which $63.3 million was related to the Company’s reduction in its exposure to brokered deposits. Average total borrowings decreased by $144.1 million, or 91.2 percent, from $158.0 million in the first nine months of 2011 to $13.9 million in the first nine months of 2012. The significant reduction in average borrowings was primarily due to the early redemption of all outstanding FHLB advances following the Piedmont Investment.

Year-to-date accretion of the discount on purchased non-impaired loans added $489 thousand to net interest income in the first nine months of 2012 and increased earning asset yields by 0.09 percent. Additionally, the Company recorded $835 thousand of income in the first nine months of 2012 related to recovery payments in excess of carrying value on certain purchased credit-impaired loans not grouped in pools. These loan recoveries benefited earning asset yields by 0.16 percent. Net amortization of purchase accounting fair value adjustments on interest-bearing liabilities increased net interest income by $2.3 million in the first nine months of 2012 and lowered the cost of interest-bearing liabilities by 0.53 percent. The remaining decline in the cost of interest-bearing liabilities not attributable to amortization of fair value adjustments was due to the repricing and change in mix of deposits to favor low-cost, core deposits.

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The following table summarizes information relating to average balances of the Company’s assets and liabilities as well as the average yield on interest-earning assets, the average cost of interest-bearing liabilities (derived by dividing income or expense by the daily average balance of interest-earning assets or interest-bearing liabilities, respectively), and the net interest margin for the nine months ended September 30, 2012 and 2011.

	Successor Company			Predecessor Company
	Nine months ended September 30, 2012			Nine months ended September 30, 2011
(Dollars in thousands)	Average Balance	Interest	Average Yield/Cost	Average Balance	Interest	Average Yield/Cost
Assets
Loans 1	$527,968	$24,137	6.11%	$645,915	$27,130	5.62%
Investment securities(2),(3)	147,363	2,995	2.71	202,621	6,071	4.01
Federal funds and other interest-earning	29,244	48	0.22	43,717	75	0.23
Total interest-earning assets(2)	704,575	27,180	5.15%	892,253	33,276	4.99%
Non-interest-earning assets	106,236			54,289
Total assets	$810,811			$946,542
Liabilities and Equity
Interest-bearing NOW	$123,544	466	0.50%	$148,855	$1,950	1.75%
Money market and savings	161,257	773	0.64	132,339	807	0.82
Time deposits	283,983	2,003	0.94	365,254	6,452	2.36
Total interest-bearing deposits	568,784	3,242	0.76	646,448	9,209	1.90
Short-term borrowings	1,668	2	—	4,549	58	1.71
Long-term debt	12,266	814	8.87	153,481	4,135	3.60
Total interest-bearing liabilities	582,718	4,058	0.93%	804,478	13,402	2.23%
Noninterest-bearing deposits	78,900			64,141
Other liabilities	4,514			4,536
Total liabilities	666,132			873,155
Stockholders’ equity	144,680			73,388
Total liabilities and stockholders’ equity	$810,812			$946,543
Net interest income, taxable equivalent
		$23,122			$19,874
Interest rate spread(4)			4.22%			2.76%
Tax equivalent net interest margin(5)			4.38%			2.98%
Percentage of average interest-earning assets to average interest-bearing liabilities			120.91%			110.91%

1.	Loans include mortgage loans held for sale in addition to non-accrual loans.

2.	Yields related investment securities exempt from income taxes are stated on a taxable-equivalent basis assuming income tax rates of 34.0 percent. The taxable-equivalent adjustment was $208 and $746 for 2012 and 2011, respectively.

3.	Investment securities include FHLB stock.

4.	Net interest spread represents the difference between the average yield on interest-earning assets and the average cost of interest-bearing liabilities.

5.	Net interest margin represents net interest income divided by average interest-earning assets.

273

Provision for Loan Losses

Provision for loan losses in the first nine months of 2012 totaled $3.7 million compared to provision of $14.5 million in the predecessor first nine months of 2011. The Company’s loan portfolio was adjusted to estimated fair value at the Piedmont Investment date, and the allowance for loan losses was eliminated. Therefore, the current year-to-date period provision cannot be meaningfully compared to the prior year period due to the application of purchase accounting on the acquired portfolio. In the first nine months of 2012, the Company recorded loan loss provisions of $1.0 million on new loans, $1.8 million on purchased non-impaired loans, and $907 thousand on purchased credit-impaired loans.

The following table summarizes the change in allowance for loan losses for new loans, purchased non-impaired loans and purchased credit-impaired loans in the nine months ended September 30, 2012:

	New Loans	Purchased Non- Impaired	Purchased Credit- Impaired	Total
	(dollars in thousands)
Balance January 1	$227	$—	$—	$227
Net charge-offs	—	(1,693)	—	(1,693)
Provision for loan losses	1,044	1,779	907	3,730
Balance September 30	$1,271	$86	$907	$2,264

For more information on the calculation of the ending allowance for loan losses, see the “Allowance for Loan Losses” discussion in the “Comparison of Financial Condition” section above.

Non-Interest Income

Non-interest income in the first nine months of 2012 totaled $5.7 million compared to $3.6 million in the predecessor first nine months of 2011. The primary reason for this increase is the growth in the Company’s mortgage lending business. Total mortgage banking income increased from $900 thousand in the first nine months of 2011 to $2.4 million in the first nine months of 2012. The Company restructured its mortgage lending business following Piedmont’s investment, hired additional experienced mortgage lenders and continues to benefit from the improving housing market in the Raleigh, North Carolina area as well as the currently low interest rate environment. Other non-interest income increased by $313 thousand primarily due to a benefit of $178 thousand from fair value adjustments on the Company’s interest rate swaps.

Non-Interest Expense

Non-interest expense in the first nine months of 2012 totaled $24.4 million compared with $21.7 million in the predecessor first nine months of 2011. Salaries and employee benefits increased by $2.5 million partially due to a contract termination payment to a former executive and due to the addition of commercial and mortgage bankers following Piedmont’s investment. Other non-interest expense and professional services increased by a combined $1.5 million, which was primarily due to higher contract employee expenses. Also contributing to higher non-interest expense was a $292 thousand increase in occupancy and equipment expense and a $251 thousand increase in data processing expense.

274

Partially offsetting the increase in year-to-date non-interest expense was a reduction of $439 thousand in federal deposit insurance premium expense primarily due to a lower assessed premium rate and a de-leveraged balance sheet that reduced the assessment base. The Company also reduced foreclosed asset losses by $1.4 million due to a significant reduction in the level of other real estate and foreclosed assets.

Income Taxes

The Company’s income tax expense in the first nine months of 2012 totaled $109 thousand, which represented a 24.4 percent effective tax rate on pre-tax income. Tax expense was determined based on the Company’s statutory income tax rate adjusted primarily for non-taxable municipal investment income and earnings on bank owned life insurance. The Company did not record any tax benefit associated with the pre-tax loss in the predecessor first nine months of 2011. The valuation allowance on deferred tax assets was increased in the prior year period to reflect a full reserve on the tax benefit generated by losses in that period.

Non-Performing Assets

Loans are considered past due when the contractual amounts due with respect to principal and interest are not received within 30 days of the contractual due date. Loans are generally classified as non-accrual if they are past due for a period of more than 90 days, unless such loans are well secured and in the process of collection. If a loan or a portion of a loan is classified as doubtful or as partially charged off, the loan is generally classified as non-accrual. Loans that are on a current payment status or past due less than 90 days may also be classified as non-accrual if repayment in full of principal and/or interest is in doubt. Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance of interest and principal by the borrower in accordance with the contractual terms.

While a loan is classified as non-accrual and the future collectability of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to the principal outstanding, except in the case of loans with scheduled amortizations where the payment is generally applied to the oldest payment due. When the recorded loan balance has been collected, interest income may be recognized on a cash basis. In the case where a non-accrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

Assets acquired as a result of foreclosure are recorded at estimated fair value in other real estate. Any excess of cost over estimated fair value at the time of foreclosure is charged to the allowance for loan losses. Valuations are periodically performed on these properties, and any subsequent write-downs are charged to earnings. Routine maintenance and other holding costs are included in non-interest expense.

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A loan is classified as a troubled debt restructuring (“TDR”) by the Company when certain modifications are made to the loan terms and concessions are granted to the borrowers due to financial difficulty experienced by those borrowers. The Company grants concessions by (1) reduction of the stated interest rate for the remaining original life of the debt or (2) extension of the maturity date at a stated interest rate lower than the current market rate for new debt with similar risk. The Company does not generally grant concessions through forgiveness of principal or accrued interest.

The Company’s policy with respect to accrual of interest on loans restructured in a TDR follows relevant supervisory guidance. That is, if a borrower has demonstrated performance under the previous loan terms and shows capacity to perform under the restructured loan terms, continued accrual of interest at the restructured interest rate is likely. If a borrower was materially delinquent on payments prior to the restructuring but shows the capacity to meet the restructured loan terms, the loan will likely continue as non-accrual until a period of demonstrated performance under new terms has been established. Lastly, if the borrower does not perform under the restructured terms, the loan is placed on non-accrual status. The Company closely monitors these loans and ceases accruing interest on them if management believes that the borrowers may not continue performing based on the restructured note terms.

Non-performing assets consist of non-accrual loans, accruing loans past due 90 days or more, and foreclosed assets. Loans classified as purchased credit-impaired are included in an acquired loan pool and accrete interest based on a pool yield. Therefore, applicable purchased credit-impaired loans are excluded from non-accrual loans and are classified as accruing loans past due 90 days, if applicable.

The table below summarizes information about the Company’s non-performing loans and non-performing assets as well as certain key credit quality ratios at September 30, 2012 and December 31, 2011:

	September 30, 2012	December 31, 2011
	(dollars in thousands)
Non-accrual loans	$1,695	$—
Accruing loans past due 90 days or more	7,351	22,888
Foreclosed assets	3,828	9,017
Total non-performing assets	$12,874	$31,905
Restructured loans not included above	$—	$—
Allowance for loan losses	$2,264	$227
Allowance for loan losses to total loans	0.42%	0.04%
Non-performing loans to total loans	1.67%	4.14%
Non-performing assets to total assets	1.62%	3.87%

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The following table below summarizes information about the Company’s non-performing loans by type at September 30, 2012 and December 31, 2011:

	September 30, 2012		December 31, 2011
	Carrying Value	Percentage of Total Loans in Category	Carrying Value	Percentage of Total Loans in Category
	(dollars in thousands)
Construction and development	$2,900	0.95%	$10,710	12.76%
Commercial real estate	3,873	5.18%	6,101	1.97%
Residential real estate	1,113	2.06%	4,148	6.19%
Commercial	75	0.13%	798	2.02%
Home equity loans and lines of credit	1,080	2.64%	1,128	2.30%
Consumer	5	0.15%	3	0.09%
Total non-performing loans	$9,046	1.69%	$22,888	4.14%

Analysis of Allowance for Loan and Lease Losses

The allowance for loan losses is established through periodic charges to earnings in the form of a provision for loan losses. Increases to the allowance for loan losses occur as a result of provisions charged to operations and recoveries of amounts previously charged off, and decreases to the allowance occur when loans are charged off. Management evaluates the adequacy of our allowance for loan losses at least quarterly. The evaluation of the adequacy of the allowance for loan losses includes loans evaluated collectively for impairment and loans evaluated individually for impairment and involves considerations of adverse conditions affecting a borrower’s ability to repay, collateral values, historical loan loss experience, current delinquency levels and trends, loan growth, loan portfolio composition, industry diversification, prevailing economic conditions and all other relevant factors.

Because of the Piedmont Investment, the Company’s assets and liabilities were adjusted to fair value at acquisition, and the allowance for loan losses was eliminated. The Company’s methodology for evaluating the allowance for loan losses applies to all loans originated subsequent to the Piedmont Investment, or new loans, and acquired loans not identified as purchased credit-impaired. The allowance for loan losses of $2.3 million at September 30, 2012 reflected $1.3 million of losses incurred on new loans and $86 thousand of losses incurred on purchased non-impaired loans. For purchased credit-impaired loans, estimates of cash flows expected to be collected are updated each reporting period, and probable pool-level decreases in cash flows are charged to the provision for loan losses. Total impairment of $907 thousand was recorded to the allowance for loan losses on purchased credit-impaired loans at September 30, 2012.

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The Company uses an internal grading system to assign the degree of inherent risk on each loan in the portfolio. The risk grade is initially assigned by the lending officer and reviewed by the loan administration function. The internal risk grading system is reviewed and tested periodically by an independent third party credit review firm. The allowance for loan losses model uses the Company’s internal loan grading system to segment each category of loans by risk grade. The Company’s internal grading system is comprised of four different risk classifications. Generally, loans with a risk grade of Pass demonstrate various degrees of risk, but each is considered to have the capacity to perform in accordance with the terms of the loan. These loans are evaluated collectively for impairment. Loans with a risk grade of Special Mention, Substandard or Doubtful are generally considered impaired and are individually evaluated for impairment if the balance of the borrowing relationship exceeds $100 thousand. Certain Special Mention loans which continue to accrue interest and have not been restructured are not considered impaired.

The loss rates applied to non-impaired loans are determined based on historical charge-off rates and certain qualitative factors. For each loan type, the average historical charge-off rate is calculated over a two year period. Additionally, qualitative factors are added which reflect current economic conditions and trends. Together, these two components comprise the loss rates for loans evaluated collectively for impairment.

Loans that are identified through the Company’s internal loan grading system as impaired are evaluated individually for impairment. Each loan is analyzed to determine the net value of collateral and an estimate of loss. The net value of collateral based on the Company’s analysis is determined using various subjective discounts, selling expenses and a review of the assumptions used to generate the current appraisal. If the analysis of a real estate collateral-supported loan results in an estimated loss, a specific reserve is recorded. When an impaired loan is determined to be collateral dependent and the borrower or guarantors no longer demonstrate the ability of willingness to service the debt, the loan is charged down to its estimated fair value.

The Company’s regulators, as an integral part of their examination process, periodically review the allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance for loan losses based on their judgments about all relevant information available to them at the time of their examination. Any adjustments to original estimates are made in the period in which the factors and other considerations indicate that adjustments to the allowance for loan losses are necessary.

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The following table summarizes the allocation of the allowance for loan losses among various categories of loans at September 30, 2012 and December 31, 2011:

	September 30, 2012		December 31, 2011
	Amount	% of Total Allowance	Amount	% of Total Allowance
	(dollars in thousands)
Commercial real estate	$691	30.52%	$126	55.51%
Residential real estate	711	31.40	27	11.89
Commercial Construction	341	15.06	19	8.37
Commercial and Industrial	460	20.32	30	13.22
Consumer Construction	19	0.84	2	0.88
Home equity	35	1.55	20	8.81
Consumer	7	0.31	3	1.32
Total allowance for loan losses	$2,264	100.00%	$227	100.00%

The following table summarizes information regarding changes in the allowance for loan losses for the nine months ended September 30, 2012 and 2011:

	Successor Company	Predecessor Company
	Nine months ended September 30, 2012	Nine months ended September 30, 2011
	(dollars in thousands)
Allowance for loan losses, beginning of period	$227	$20,702
Charge-offs:
Commercial real estate	—	2,394
Commercial and Industrial	105	1,556
Commercial Construction	46	7,965
Residential real estate	3	520
Consumer Construction	—	—
Home equity	1,404	794
Consumer	135	29
Total charge-offs	1,693	13,258
Recoveries:
Commercial real estate	—	37
Commercial and Industrial	—	83
Commercial Construction	—	447
Residential real estate	—	45
Consumer Construction	—	—
Home equity	—	32
Consumer	—	2
Total recoveries	—	646
Net charge-offs	1,693	12,612
Provision for loan losses	3,730	14,511
Allowance for loan losses, end of period	$2,264	$22,601
Net charge-offs to average loans (annualized)	0.43%	2.61%

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Liquidity and Capital Resources

Liquidity management involves the ability to fund the needs and requirements of depositors and borrowers, paying operating expenses and ensuring compliance with regulatory liquidity requirements. To ensure the Company is positioned to meet immediate and future cash demands, it relies on internal analysis of liquidity, knowledge of current economic and market trends and forecasts of future conditions. Investment portfolio principal payments and maturities, loan principal payments, deposit growth, brokered deposit sources, and available borrowings from the FHLB, the Federal Reserve Bank and a federal funds line are the primary sources of liquidity for the Company. The primary uses of liquidity are repayments of borrowings, disbursements of loan proceeds and investment purchases.

At September 30, 2012, liquid assets (which include cash and due from banks, interest-earning deposits with banks, federal funds sold and investment securities available for sale) totaled $147.8 million, which represented 18.6 percent of total assets and 23.3 percent of total deposits. Supplementing this on-balance sheet liquidity, the Company has available off-balance sheet liquidity in the form of lines of credit from various correspondent banks which totaled $327.0 million at September 30, 2012. At September 30, 2012, outstanding commitments for undisbursed lines of credit and letters of credit totaled $111.6 million and outstanding capital commitments to a private investment fund were $175 thousand. Management believes that the aggregate liquidity position of the Company is sufficient to meet deposit maturities and withdrawals, borrowing commitments and loan funding requirements. Core deposits (total deposits less brokered deposits), one of our most stable sources of liquidity, together with common equity capital funded $672.9 million, or 84.8 percent, of total assets at September 30, 2012 compared with $681.0 million, or 81.4 percent, of total assets at December 31, 2011.

Total stockholders’ equity decreased by $215 thousand, from $143.1 million at December 31, 2011 to $142.8 million at September 30, 2012. This decrease was partially due to a $2.1 million decrease in retained earnings, which resulted from net income less dividends and accretion on preferred stock in the first nine months of 2012, and was partially offset by a $1.7 million increase in accumulated comprehensive income from higher net unrealized gains on the available for sale securities portfolio.

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Certain capital ratios are required to be reported in periodic regulatory filings by bank holding companies and individual banks owned by those holding companies. However, due to the Piedmont ownership of the Company, only Piedmont and VSB are required to file such reports. Therefore, the capital ratios for the Company provided below are based on the calculation requirements of such reports but will not be filed with any regulatory agencies. At September 30, 2012, the Company had a leverage ratio of 12.4 percent, a Tier 1 capital ratio of 14.1 percent, and a total risk-based capital ratio of 15.5 percent. These ratios exceed all federal regulatory capital requirements. The Company’s tangible equity to tangible assets ratio increased from 14.52 percent at December 31, 2011 to 15.31 percent at September 30, 2012, and its tangible common equity to tangible assets ratio decreased slightly from 11.50 percent at December 31, 2011 to 12.11 percent at September 30, 2012. At September 30, 2012, VSB had a leverage ratio of 12.21 percent and a total risk-based capital ratio of 15.20 percent.

Capital Analysis

	September 30, 2012	Regulatory Minimum	Well Capitalized Requirement
	(Dollars in thousands)
Tier 1 capital	$92,534
Tier 2 capital	9,109
Total capital	$101,643
Risk-adjusted assets	$655,789
Risk-based capital ratios
Tier 1 capital	14.11%	4.00%	6.00%
Total capital	15.50%	8.00%	10.00%
Tier 1 leverage	12.43%	3.00%	5.00%
Other Ratios
Tangible equity to tangible assets	15.31%
Tangible common equity to tangible assets	12.11%

On April 12, 2012, the Company received approval from the Federal Reserve Bank to resume payment of preferred dividends on its TARP Preferred Stock and interest payments due on its subordinated debentures issued in connection with trust preferred securities. The Company deferred dividend payments on its TARP Preferred Stock beginning with the payment due February 15, 2011. The Company paid all deferred cumulative preferred dividends of $1.6 million plus current dividends on the quarterly payment date of May 15, 2012. The Company deferred interest payments on its trust preferred securities beginning with the payment due April 7, 2011 but continued to accrue interest expense in its consolidated financial statements. The Company paid all accrued deferred interest of $371,000 plus current interest on the quarterly payment date of July 7, 2012.

Executive Summary for the Year Ended December 31, 2011

The following is a summary of our results of operations and significant events occurring in 2011:

·	Piedmont completed its investment of $75.0 million in the Company through the purchase of 18,750,000 shares of the Company’s common stock on November 18, 2011;

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·	Piedmont purchased approximately 6.1 million additional shares of the Company’s common stock at $4.75 per share through a tender offer to the Company’s legacy shareholders, increasing its ownership of the Company to approximately 88% of the common shares outstanding;

·	As a result of the Piedmont Investment, our Tier 1 leverage ratio, Tier 1 risk-based capital ratio and total risk-based capital ratio increased to 10.68%, 14.26% and 15.27%, respectively, as of December 31, 2011;

·	We improved asset quality as total nonperforming assets decreased from 6.20% and 4.74% of total assets as of September 30, 2011 and December 31, 2010, respectively, to 3.87% of total assets as of December 31, 2011;

·	We repositioned our balance sheet in the fourth quarter of 2011 to reduce non-core funding levels;

·	Our net interest margin increased to 3.24% in the successor period of November 19 to December 31, 2011 from 2.98% in the predecessor period of January 1 to November 18, 2011 and from 3.18% in the predecessor year ended December 31, 2010; and

·	Net loss attributable to common stockholders for the successor period of November 19 to December 31, 2011 totaled $330 thousand, or ($0.01) per share, while net loss attributable to common shareholders for the predecessor period of January 1 to November 18, 2011 totaled $15.1 million, or ($1.57) per share.

Comparison of Financial Condition at December 31, 2011 and 2010

Total assets at December 31, 2011 were $834.5 million, which was a decrease of $138.0 million, or 14%, from total assets of $973.0 million at December 31, 2010. Total earning assets declined by $190.3 million, or 21%, to $725.4 million at December 31, 2011from $915.7 million at December 31, 2010. The significant reduction in earning assets was due primarily to our balance sheet restructuring, purchase accounting fair value adjustments related to the Piedmont Investment, and the decline in loan production in the predecessor period. In the predecessor period, the Company and the legacy management team were primarily focused on resolving problem loans and preserving capital rather than balance sheet growth. Earning assets at December 31, 2011 consisted of $552.9 million in gross loans, $143.5 million in investment securities, $16.5 million in overnight investments and interest bearing deposits, $8.7 million in Federal Home Loan Bank (“FHLB”) stock and $3.8 million in mortgage loans held for sale.

Total deposits were $674.4 million at December 31, 2011 compared to $724.4 million at December 31, 2010. Although deposits declined by $50.0 million during 2011, there was a significant change in the deposit mix reflecting our shift to a core funding strategy. Borrowings declined by $152.5 million, from $164.7 million at December 31, 2010 to $12.2 million at December 31, 2011, as all outstanding FHLB advances were prepaid in the successor period. Due primarily to the Piedmont Investment, stockholders’ equity increased by $64.1 million to $143.1 million at December 31, 2011 compared to $79.0 million at December 31, 2010.

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Loans and Allowance for Loan Losses

Gross loans held for investment, net of deferred loan fees, totaled $552.9 million at December 31, 2011 reflecting a $123.9 million, or 18%, decrease compared to $676.8 million at December 31, 2010. This decline in 2011 resulted from a combination of principal amortizations in the normal course of business, problem asset resolutions, loan sales, and fair value purchase accounting adjustments. The major components of the 2011 decline in loan balances are as follows: $49.9 million in loan principal payments net of loan originations, $42.3 million net purchase accounting fair value adjustments, $15.5 million in charge-offs prior to the Piedmont Investment, $13.2 million in note sales and $5.9 million in loans transferred to other real estate. Each loan category experienced a balance reduction in 2011. The declines in the portfolio, by category and net of unearned interest, were as follows: construction and land development loans, $56.9 million decline, or 40%; commercial real estate mortgages, $35.6 million decline, or 10%; residential one-to-four family mortgage loans, $14.6 million decline, or 18%; commercial and industrial loans, $8.7 million decline, or 18%; home equity lines and loans, $8.2 million decline, or 14%; and consumer loans, $0.5 million decline, or 14%.

The composition of our loan portfolio at December 31, 2011 was as follows: 56% commercial real estate mortgage loans, 15% construction and land development loans, 12% residential one-to-four family first deed of trust mortgage loans, 9% home equity lines and loans, 7% commercial and industrial loans and consumer loans at less than 1%. The composition of the loan portfolio for the Predecessor Company at December 31, 2010 was as follows: 51% commercial real estate mortgage loans, 21% construction and land development loans, 12% residential one-to-four family first lien mortgage loans, 8% home equity lines and loans, 7% commercial and industrial loans and 1% consumer loans.

As a result of the Piedmont Investment, we made estimated fair value adjustments to the Company’s loans at the acquisition date by projecting expected future principal and interest cash flows over the remaining life of each loan and then discounting those cash flows based on current market rates for similar loans. For approximately 31% of the loan portfolio at acquisition, we projected cash flows based on individual reviews of the facts and circumstances surrounding the credit quality of the borrower and, if applicable, the value of collateral securing the loan. For the remaining loans at acquisition, we utilized a valuation model taking into account our expectations for default rates and loss severity as well as prepayment rates and then discounted those cash flows based on current market yields for similar loans.

The following table summarizes the gross unpaid principal balances (“UPB”) and carrying amounts of our loan portfolio by type at December 31, 2011:

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	Unpaid Borrower Principal Balance	Carrying Amount	Carrying Amount as a % of UPB
	(dollars in thousands)
Real estate – commercial	$323,426	$310,315	95.9%
Real estate – residential	69,312	67,004	96.7%
Construction loans	109,965	83,930	76.3%
Commercial and industrial loans	41,466	39,434	95.1%
Home equity loans and lines of credit	51,700	48,940	94.7%
Loans to individuals	3,439	3,300	96.0%
Total loans	$599,308	$552,923	92.3%

The difference between the unpaid borrower principal balances and carrying amounts in the table above represents pre-acquisition charge offs plus the remaining purchase accounting fair value discount at December 31, 2011.

The allowance for loan losses at December 31, 2011 totaled $227,000, which reflected estimated losses inherent in loans originated in the successor period. At December 31, 2011, this allowance for loan losses equaled 2.03% of new successor loan originations. The purchased loan portfolio was adjusted to estimated fair value at acquisition and no additional impairment on purchased impaired or purchased non-impaired loans was evident during the successor period. The allowance for loan losses at December 31, 2010 totaled $20.7 million, or 3.06% of total outstanding loans, which reflected the Predecessor Company’s estimate of incurred loan losses at that time. For more information regarding our allowance for loan losses methodology and details regarding the calculation, see section below entitled “Analysis of Allowance for Loan Losses.”

Nonperforming loans as a percentage of total loans held for investment totaled 4.14% as of December 31, 2011, which was a decline from 7.00% as of September 30, 2011 and 4.52% as of December 31, 2010. Total nonperforming assets, which include nonaccrual loans, loans past due 90 days or more and still accruing, other real estate owned and repossessed loan collateral, as a percentage of total assets as of December 31, 2011 totaled 3.87%, which was a decline from 6.20% as of September 30, 2011 and 4.74% as of December 31, 2010. The decline in nonperforming loans and assets was related to a combination of asset workouts and dispositions and application of purchase accounting. As part of an ongoing, focused effort to reduce its problem asset levels, the Company has completed various note sales to investors subsequent to December 31, 2011. The note sales included loans with carrying values totaling $11.8 million as of December 31, 2011, of which $5.3 million were classified as nonperforming. For more information regarding nonperforming assets, see section below entitled “Nonperforming Assets.”

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Investment Securities

The amortized cost and fair value of our securities portfolio at December 31, 2011 were both $143.5 million compared with $178.3 million and $181.9 million, respectively, at December 31, 2010. All investment securities are accounted for as available for sale and are recorded at fair value with unrealized gains and losses charged to accumulated other comprehensive income. The investment securities portfolio at December 31, 2011 consisted of mortgage-backed securities (“MBSs”), collateralized mortgage obligations (“CMOs”), municipal bonds, investment grade corporate bonds and the common stock of two publicly traded entities. All of our MBSs and CMOs were issued by either a Government Sponsored Enterprise (“GSE”), such as Federal Home Loan Mortgage Corporation (“Freddie Mac”) or the Federal National Mortgage Association (“Fannie Mae”) or the government-owned Government National Mortgage Association (“Ginnie Mae”). We did not own any corporate issued, or private label, CMOs at December 31, 2011.

Due to purchase accounting, the amortized cost basis of our securities portfolio was reset to acquisition date fair value and no unrealized gains or losses existed at that date. At December 31, 2011, our portfolio had $525,000 of unrealized gains and $507,000 of unrealized losses. None of our securities had been in an unrealized loss position for more than a twelve month period.

During 2011, the portfolio decreased by a net of $38.4 million, or 21%, as we restructured the portfolio and de-leveraged the balance sheet after the Piedmont Investment by paying off all outstanding FHLB advances. The overall net decline in portfolio balances were primarily due to certain increases and decreases within the portfolio. New securities purchases in 2011 totaled $201.1 million. Proceeds from the sale of available for sale securities totaled $209.1 million with a related $3.9 million net gain on the sales. Proceeds from maturing investments and cash flows from MBSs and CMOs totaled $29.0 million. Amortization of premiums on available for sale securities totaled $2.2 million.

The following tables summarize the amortized costs and market value of available for sale securities at the dates indicated:

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	Successor Company		Predecessor Company
	At December 31, 2011		At December 31, 2010		At December 31, 2009
	Amortized cost	Fair value	Amortized cost	Fair value	Amortized cost	Fair value
Securities available for sale:			(Dollars in thousands)
U.S. government securities and obligations of U.S. government agencies	$-	$-	$9,346	$9,838	$12,235	$12,683
Mortgage-backed	19,452	19,364	38,080	39,725	58,767	60,203
Collateralized mortgage obligations	82,192	82,095	76,554	78,450	70,301	70,863
Municipal	13,281	13,514	51,068	50,618	48,820	49,029
Corporate bonds	28,042	27,966	2,777	2,769	-	-
Marketable equity	519	565	441	516	402	345
Total	$143,486	$143,504	$178,266	$181,916	$190,525	$193,123

We also owned $8.7 million of FHLB stock at December 31, 2011 compared with $10.5 million at December 31, 2010 with the decline related to net redemptions in the predecessor period. This stock is recorded at cost and is classified separately from investment securities available for sale.

Non-Interest Earning Assets

Total non-interest earning assets increased to $109.3 million at December 31, 2011 from $78.1 million at December 31, 2010. This increase was primarily due to our deferred tax assets and recognition of goodwill and other intangibles through purchase accounting in connection with the Piedmont Investment.

Net deferred tax assets increased from $7.7 million at December 31, 2010 to $30.2 million at December 31, 2011. The deferred tax asset in the successor period represented, among other items, the tax impact of purchase accounting fair value adjustments as well as predecessor company net operating losses that are available to be carried forward and used to offset future taxable income.

Beginning with the Piedmont Investment and the application of purchase accounting at acquisition, we have evaluated our deferred tax assets to determine whether a valuation allowance is necessary. In conducting this evaluation, we considered all available evidence, both positive and negative, based on the more-likely-than-not criteria that such assets will be realized. This evaluation included, but was not limited to: (1) available carry back potential to offset federal tax; (2) potential future reversals of existing deferred tax liabilities, which historically have a reversal pattern generally consistent with deferred tax assets; (3) potential tax planning strategies; and (4) future projected taxable income. Our assessment of future projected taxable income considered significant changes which occurred throughout the Company because of the recapitalization and change in control. These changes include improved capital levels, improved asset quality, significant management and organizational improvements, improved liquidity and improved risk management processes. These factors have significantly improved the Company’s earnings potential in the successor period. Based on this evaluation, and considering the weight of the positive evidence compared to the negative evidence, we concluded that at December 31, 2011, a valuation allowance was not required.

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Goodwill and other intangibles totaled $20.0 million and $2.2 million, respectively, at December 31, 2011. Goodwill represents the excess of purchase price in the Piedmont Investment over the fair value of acquired net assets, including non-controlling interests. As part of our valuation of net assets, we also identified and recorded the value of customer deposit relationships, or core deposit intangible, as an other intangible asset. The core deposit intangible is being amortized over its estimated useful life using an accelerated method.

Partially offsetting the increase in non-interest earning assets, foreclosed assets declined by $6.1 million in 2011. We continue to work aggressively to resolve our problem assets, including dispositions and, as appropriate, write downs of other real estate owned and other foreclosed assets.

Deposits

Total deposits at December 31, 2011 were $674.4 million compared with $724.4 million at December 31, 2010 reflecting a $50.0 million net decline. Despite the 7% decrease in total deposits during 2011, there were significant changes in mix of deposits within the portfolio which served to improve our level of core, retail deposits. We decreased non-core, wholesale time deposits by $67.6 million from $179.6 million at December 31, 2010 to $112.0 million at December 31, 2011. In contrast, we increased non-interest bearing demand deposits by $29.2 million, or 47%, growing from $62.0 million at the prior year end, to $91.2 million at December 31, 2011. Other interest-bearing, non-maturity deposits declined by a total of $12.1 million during the year. The results of these changes had a positive impact on our deposit mix, weighting our portfolio more heavily towards low cost, core deposits.

The composition of the deposit portfolio, by category, at December 31, 2011 was as follows: 46% in time deposits, 22% in interest-bearing deposits, 14% in non-interest bearing demand deposits, 11% in money market and 7% in statement savings. The composition of the deposit base, by category, at December 31, 2010 was as follows: 52% in time deposits, 20% in interest-bearing deposits, 10% in money market, 9% in non interest-bearing demand deposits and 9% in statement savings.

At December 31, 2011, time deposits of $100,000 or more totaled $226.1 million, which was a significant decrease from $302.9 million at December 31, 2010. The Company regularly utilized brokered certificates of deposit (“CDs”) as an alternative funding source in predecessor periods. However, our current strategy focuses on decreasing our dependence on wholesale funding and aims to increase low cost, core deposits. We decreased brokered deposits from $160.5 million at December 31, 2010 to $111.6 million at December 31, 2011. Additionally, we decreased reciprocal time deposits in the Certificate of Deposit Account Registry Service (“CDARS”) program from $19.0 million at December 31, 2010 to $457,000 at December 31, 2011. At December 31, 2011, brokered deposits, which include CDARS deposits, represented approximately 17% of our total deposits compared to 25% at December 31, 2010.

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Borrowings

Total borrowings decreased by $152.5 million, or 93%, from $164.7 million at December 31, 2010 to $12.2 million at December 31, 2011. Outstanding borrowings at December 31, 2011 consisted of $6.8 million in subordinated term loans issued to a non-affiliated financial institution and $5.4 million in junior subordinated debt issued in the form of trust preferred securities. Outstanding borrowings at December 31, 2010 consisted of $142.0 million in long-term FHLB advances, $7.0 million in short-term FHLB advances, $7.5 million in subordinated term loans and $8.2 million in junior subordinated debt issued in the form of trust preferred securities. To de-leverage the balance sheet and reduce our reliance on non-core funding sources, we redeemed all outstanding FHLB advances in the successor period. After the fair value premium that was recorded in purchase accounting, we recognized a loss of $237,000 on the prepayment of these advances.

Stockholders’ Equity

Total stockholders’ equity was $143.1 million at December 31, 2011, which was a significant increase from the balance of $79.0 million at December 31, 2010 primarily due to the Piedmont Investment on November 18, 2011. Common stock totaled approximately $28,000 at December 31, 2011 and represented the par value of outstanding shares at that date. Additional paid-in capital totaled $117.4 million at December 31, 2011 and included the $75.0 million Piedmont Investment as well as non-controlling common stock recorded at acquisition date fair value. Preferred stock increased from $23.4 million to $24.4 million and common stock warrants decreased from $2.4 million to $1.3 million at December 31, 2010 and 2011, respectively, as these preferred shares and common stock warrants, both of which were issued to the Treasury pursuant to the TARP CPP, were adjusted to fair value in purchase accounting.

Discussion of Results of Operations for the Successor Company for the Period November 19, 2011 Through December 31, 2011

Net loss, before adjusting for the effective dividend on preferred stock, totaled $148,251 for the successor period of November 19 through December 31, 2011. After adjusting for $182,012 in dividends and discount accretion on preferred stock, net loss attributable to common shareholders was $330,263, or ($0.01) per diluted share. Annualized return on average assets for the successor period was (0.13%) and return on total average equity was (0.85%).

Net Interest Income

Net interest income totaled $3.4 million for the period of November 19, 2011 through December 31, 2011. Tax equivalent net interest margin for this period was 3.24%, which was an increase from 2.98% in the predecessor period of January 1 through November 18, 2011 and from 3.18% in the predecessor year ended December 31, 2010. Although our net interest margin improved in the successor period, our elevated balance of low-yielding, interest-bearing cash weighed on net interest margin as our investment portfolio restructuring was in process during the period. A significant portion of our funds to be invested was not invested in the securities portfolio until late in the successor period.

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Yield on earning assets for the successor period was 4.45% and the cost of interest-bearing liabilities was 1.41%. Yield on earning assets for the predecessor period of January 1 through November 18, 2011 and the predecessor year ended December 31, 2010 was 4.96% and 5.57%, respectively, and the cost of interest-bearing liabilities for the same periods was 2.20% and 2.67%, respectively. Accretion of the discount on purchased non-impaired loans added $306,000 to net interest income in the successor period and increased earning asset yields by 0.29%. Net amortization of purchase accounting adjustments on interest-bearing liabilities increased net interest income by $452,000 in the successor period and lowered funding costs by 0.50%. The remaining 0.21% decline in funding costs from the predecessor period of January 1 to November 18, 2011 was due to re-pricing of deposits.

Total average earning assets for the successor period was $865.4 million, which was comprised of $563.5 million in loans, $196.1 million in Fed funds sold and other overnight investments and $105.8 million in investment securities. Total average interest-bearing liabilities for the period were $740.3 million and included $582.9 million in interest-bearing deposits, $145.3 million in long-term borrowings and $12.1 million in short-term borrowings. For more information regarding components of our net interest income and net interest margin, see section below entitled “Net Interest Income and Net Interest Margin.”

Provision for Loan Losses

Provision for loan losses for the successor period of November 19 through December 31, 2011 was $227,000, which reflects estimated losses inherent in loans originated in the successor period. Our loan loss provision and allowance for loan losses to total loans originated in the successor period was 2.03%. The purchased loan portfolio was adjusted to fair value at acquisition and no additional impairment on purchased loans was evident during the successor period. Because of the fair value adjustment in purchase accounting, there were no charge offs in the successor period.

Non-Interest Income

Non-interest income for the successor period November 19 through December 31, 2011 was $484,070. The largest components of non-interest income were approximately $187,000 in customer service fees (which include non sufficient funds fees, debit card commissions, ATM surcharges and other deposit account related fees), approximately $170,000 in mortgage loan related fees, $103,000 in earnings on cash value of bank owned life insurance and $30,000 in service charges on deposit accounts. Other miscellaneous income totaled $91,000, which included dividends from non-marketable equity investments, non-yield enhancing loan fees, brokerage referral fees and net gains in the fair market value of our interest rate swaps. Also during the successor period, we recognized a loss on the disposal of available for sale securities and fixed assets of $55,000 and $41,000, respectively.

289

Non-Interest Expense

Non-interest expense totaled $4.3 million for the successor period of November 19 through December 31, 2011. Expenses in the period were impacted by various non-recurring items related to the Piedmont Investment, including restructuring of the Company’s management team and business lines. The largest components of non-interest expense were personnel, occupancy, data processing, loan-related costs and a loss on the early redemption of FHLB advances.

Total personnel costs for the successor period were $2.4 million, which included $703,000 of severance and contract termination payments to former members of the Company’s staff and executive management. As of December 31, 2011, the Company employed 172 full-time equivalent employees at fifteen full-service branch offices and various administrative support departments. Occupancy expenses were $436,000 for the successor period and include the cost of leasing branch and administrative facilities, depreciation on fixed assets, repairs and maintenance on facilities and assets as well as certain enterprise software licensing costs.

Data processing expenses were $241,000 for the successor period. Data processing expenses include the cost to maintain our loan, deposit and general ledger accounts, data line expenses related to the interconnectivity of our systems and the cost to provide various electronic banking services such as internet banking and ATM processing. Loan and collection related expenses are comprised of expenses related to the acquisition, servicing and disposition of foreclosed assets and other professional fees associated with the origination of loans such as filing fees, legal expenses, loan appraisals and credit report expense. Total loan and collection related fees for the period totaled $231,000, which included $162,000 in acquisition and servicing fees for foreclosed assets and $69,000 in other loan expenses.

The total of all other non-interest expenses was $978,000 for the successor period. The largest components of this include a $237,000 prepayment penalty on the early redemption of FHLB advances, $242,000 in professional fees and $141,000 in FDIC deposit insurance premiums.

Income Taxes

Because of the improvement in our earnings prospects following the Piedmont Investment, we determined that there was sufficient positive evidence to indicate that we would likely realize the full value of our deferred tax assets over time and therefore established no valuation allowance against deferred tax assets in purchase accounting. Thus, in the successor period of November 19 through December 31, 2011, we recorded a tax benefit of $520,000, which was based on the pre-tax loss in the period adjusted for non-taxable investment and earnings on life insurance as well as non-deductible merger costs.

Discussion of Results of Operations for the Predecessor Company for the Period January 1, 2011 Through November 18, 2011

290

Net loss, before adjusting for the effective dividend on the preferred stock, totaled $13.5 million for the predecessor period of January 1 through November 18, 2011. After adjusting for $1.5 million in dividends and discount accretion on preferred stock, net loss attributable to common shareholders for the period was $15.1 million or ($1.57) per diluted share. Annualized return on average assets for the predecessor period was (1.63%) and return on total average equity was (21.25%).

Net Interest Income

Net interest income totaled $22.4 million for the predecessor period of January 1 through November 18, 2011. Tax equivalent net interest margin for this period was 2.98%, which was a decrease from 3.18% in the predecessor year ended December 31, 2010. Yield on earning assets for the period was 4.96%, and the cost of interest-bearing funds was 2.20%. Total average earning assets for the period was $887.0 million, which was comprised of $641.2 million in loans, $41.0 million in Fed funds sold and other overnight investments and $204.9 million in investment securities. Total average interest-bearing liabilities for the period were $798.6 million and included $640.6 million in deposits, $152.9 million in long-term borrowings and $5.1 million in short-term borrowings.

Provision for Loan Losses

Provision for loan losses for the predecessor period of January 1 through November 18, 2011 was $16.7 million. The continued elevated loan loss provision as compared to prior years was due to continued deterioration of loan quality from the recent economic downturn which significantly impacted housing prices and commercial real estate values. Because of the predecessor company’s reliance on non-owner occupied real estate lending, falling real estate value severely impacted the Company’s loan portfolio and increased charge off levels. In the predecessor period of January 1 through November 18, 2011, net charge offs totaled $14.8 million, or 2.53% of average loans, compared with $17.2 million, or 2.45% of average loans, in the predecessor year ended December 31, 2010. Provisions for loan losses were charged to income to adjust the allowance for loan losses to an appropriate level based on the Company’s allowance methodology. For a more detailed discussion of the provision of loan losses and the established reserve, see the section entitled “Analysis of Allowance for Loan Losses.”

Non-Interest Income

Non-interest income for the predecessor period of January 1 through November 18, 2011 totaled $8.1 million and was benefited significantly from $4.0 million in net gains on the sale of securities primarily due to the portfolio restructuring resulting from the Piedmont Investment. The Predecessor Company also recorded an other-than-temporary impairment charge of $48,000 on a marketable equity security. This impairment charge was recorded as a reduction to non-interest income. Excluding securities gains and the impairment, the largest components of non-interest income were $1.4 million in customer service fees, $1.2 million in mortgage related revenue, $756,000 in earnings on cash value of bank owned life insurance and $240,000 in service charges on deposit accounts. Other miscellaneous non-interest income was $519,000 and included brokerage referral fees, non-yield enhancing loan origination and modification fees and dividends from non-marketable equity investments.

291

Non-Interest Expense

Non-interest expense totaled $27.3 million for predecessor period of January 1 through November 18, 2011. The largest component of non-interest expense for the period was personnel related costs of $12.8 million. Personnel expense included approximately $1.6 million of severance and contract termination payments to former members of the Company’s staff and executive management. Other components included $3.5 million in occupancy expense, $3.1 million in loan and collection expense, $2.8 million in professional fees, $1.6 million in data processing and $1.3 million in FDIC insurance premiums.

Of the $2.8 million in professional fees for the period, $828,000 were consulting related, $479,000 were legal expenses and $438,000 were related to accounting and auditing costs. Of these amounts, $1.2 million in legal and consulting fees were incurred which were directly attributable to the Piedmont Investment transaction. Other professional fees include director fees, various forms of insurance coverage, contract employee costs and other fees paid for services of industry professionals. Included in the period’s insurance expense was a nonrecurring cost to extend the Predecessor Company’s Directors and Officers liability insurance coverage for a six-year period.

Of the $3.1 million in loan and collection related expenses for the period, $2.9 million were associated with the acquisition, ongoing servicing and disposition of foreclosed assets. Foreclosed asset related expenses include $1.5 million of valuation write-downs, $1.2 million of acquisition and ongoing servicing expenses and $218,000 of net losses on disposition. The other $222,000 in loan and collection related expenses were for filing fees, credit reports and appraisals and other expenses associated with the loan origination process.

The total of all other non-interest expenses was $2.3 million and included advertising and marketing expense, office supplies and printing, telephone expenses and other operating costs.

Income Taxes

No income tax benefit was recorded for predecessor period of January 1 through November 18, 2011. Based on the Company’s evaluation of the deferred tax asset in the predecessor period, it was determined that the valuation allowance should be increased by the income tax effect of losses in the period. The valuation allowance on deferred tax assets at December 31, 2010 was $2.1 million with a net deferred tax asset after valuation allowance of $7.7 million. The valuation allowance was increased by $5.0 million in the predecessor period from January 1 through November 18, 2011, reflecting a full reserve on current period income taxes.

292

Comparison of Results of Operations for the Years Ended December 31, 2010 and 2009

For the year ended December 31, 2010, the Company reported net loss, before adjusting for the effective dividend on preferred stock, of $9.9 million compared to $30.2 million for the year ended December 31, 2009. After adjusting for $1.7 million and $1.6 million in dividends and discount accretion on preferred stock, respectively, the net loss attributable to common shareholders was $11.6 million for 2010 and $31.8 million for 2009. The loss per common diluted share for the year ended December 31, 2010 was ($1.21) compared to a loss of ($3.33) per diluted share for the prior year period. Return on average assets for the current period was (1.00%) compared to (2.85%) for the prior period. In December 2009, the Company recorded a non-cash goodwill impairment charge of $30.2 million. Notwithstanding the goodwill impairment charge, financial results were negatively impacted by a decline in net interest income, a significant increase in loan loss provision and increases in non-interest expenses. Return on average equity for the two periods ended December 31, 2010 and 2009 were (11.18%) and (24.85%), respectively. The negative returns were the result of net losses for the periods, including the goodwill impairment in 2009. Due in part to the impairment charge, average equity for the current period was down $33.3 million from the period ended December 31, 2009.

Net Interest Income

Net interest income was $28.5 million for the period ended December 31, 2010 compared to $29.6 million for the prior year reflecting a decline of $1.1 million or 4%. The decline in net interest income was attributable to a $54.4 million decline in average earning assets during the period, which was partially offset by a 38 basis point decline in the average cost of funds.

Net interest margin is interest income earned on loans, securities and other earning assets, less interest expense paid on deposits and borrowings, expressed as a percentage of total average earning assets. The tax equivalent net interest margin for the years ended December 31, 2010 and 2009 was 3.18% and 3.09%, respectively. The average cost of interest-bearing liabilities declined by 38 basis points from 3.05% to 2.67%, whereas the yield on earning asset declined by only 22 basis points from 5.79% to 5.57%. Although the percentage of average earning assets to average interest-bearing liabilities declined from 112.81% to 111.37%, the impact only partially offset the 16 basis point improvement in interest spread.

The interest rate environment was relatively stable for the past twenty-four months from January 2009 through December 2010. The percentage of our total loan portfolio that carry variable rates of interest based on the Prime rate or LIBOR (London Inter Bank Offered Rate) increased to 43% at December 31, 2010 compared to 42% at year end 2009. In advance of and during this low trough of interest rates, the Company successfully implemented loan floors on many of its variable rate loans. This permitted a more stable yield on the loan portfolio than had floors not been in place. The average yield on the loan portfolio fell by only 16 basis points between 2009 and 2010 due primarily to the origination of new or renewing loans in the lower rate environment. From a cost of funds perspective, costs associated with both time deposits and borrowings continued to decline in the stable environment due to the fixed rate, term maturity nature of those instruments. Rates on time deposits and borrowings were fixed over the term of the instrument and have been renegotiated upon maturity at a lower rate of interest. Rates on other non-maturity deposits such as savings and money market accounts have continued to drop and can be changed at the Company’s discretion. The cost of interest-bearing demand deposit accounts increased during 2010 as a result of the Rewards high-yield checking account product introduced in 2009.

293

Total average interest earning assets were $931.2 million for the year ended December 31, 2010, decreasing by $54.5 million or 6% when compared to an average of $985.7 million for the year ended December 31, 2009. Changes in average balances by earning asset category resulting in the net decrease are as follows: average loans decreased by $55.1 million or 7% from $777.3 million for 2009 to $722.2 million for 2010, average investment securities declined by $7.4 million or 4% from $201.2 million to $193.8 million and average Federal funds sold and other earning assets increased 113% from $7.2 million to $15.3 million. Total average interest-bearing liabilities experienced a net decline of $37.6 million with interest-bearing deposits increasing by $9.7 million or 2% from $645.3 million for 2009 to $655.0 million in 2010 and borrowings decreasing by $47.3 million or 21% from $228.5 million to $181.2 million.

Total interest income for 2010 decreased by $5.4 million from $56.2 million to $50.8 million. The decrease was the result of a $3.8 million decrease in interest income from the reduced volume of earning asset and a $1.6 million decrease due to the falling interest rate environment. Total interest expense grew by $4.3 million which resulted from a decrease of $3.9 million due to lower interest rates and a $445,000 decrease due to the lower level of interest-bearing liabilities.

Provision for Loan Losses

The provision for loan losses was $20.3 million or 77% higher for the year ended December 31, 2010 compared to $11.5 recorded in the prior year. The increase in the loan loss provision was due to deterioration on loan quality due to continuing economic weakness primarily in the housing sector. As further explained in the section entitled “Analysis of Allowance for Loan Losses,” there are two components used to determine the appropriate loan loss provision. The first component is historical loan charge-off experience supplemented by certain qualitative factors and the second component is the evaluation of impaired loans to determine if impairment exists and to recognize that deficiency as a specific reserve. Provisions for loan losses are charged to income to bring the allowance for loan losses to a level deemed appropriate by management.

Non-Interest Income

Total non-interest income was $4.9 million in 2010 compared to $4.3 million for 2009. The $585,000 or 14% increase was driven primarily by increased revenue from our mortgage loan department. In the first quarter of 2010, the Company launched a correspondent mortgage platform to supplement the traditional brokered originations done in the past. Mortgage loan related revenue for 2010 contains two components: revenue from those loans originated and brokered to investors and gains on sales of loans originated in the Company’s name and subsequently sold to the investors. Total mortgage loan related revenue increased by 58% or $573,000 to $1.6 million in 2010 compared to $997,000 for 2009. The increase was driven by strong refinance activity and increased margins on each loan originated.

Service charges and other customer service fees on deposit accounts totaled $1.8 million for 2010, a $171,000 or 10% increase over the $1.7 million in 2009. The two largest components of this category were NSF charges of $777,000, which actually declined by $114,000 from $891,000 last year, and ATM related fees of $729,000, which increased by $252,000 from $477,000 last year. ATM related fees include debit card commissions which have been driven higher due to the success of our high-yield checking product.

294

Other non-interest income increased by $88,000 or 17% from $519,000 in 2009 to $608,000 in 2010. There were two primary categories of non-interest income accounting for the increase. The Company maintains a third-party relationship with a provider of non-FDIC insured investment products. We receive referral and commission revenue in return for providing office space to three investment advisors. Total revenue from brokerage services increased by $58,000 or 35% from $164,000 in 2009 to $222,000 in 2010. The Company enjoys a revenue sharing arrangement with a check provider and earns revenue from check sales. Check printing revenue increased by $36,000 or 238% from $15,000 in 2009 to $51,000 in 2010. The increase in check revenue is due to the significant volume of new checking accounts opened in 2010.

During 2010, the Company recognized $25,000 in net gains on the disposal of available for sale securities and $11,400 in net losses on the disposal of fixed assets. The Company recognized net gains on the disposal of available for sale securities of $266,000 and net losses on the disposal of other assets of $3,000 in 2009.

The Company is focused on the generation of non-interest income by focusing on deposit and cash management services that add value for our customers. Roughly 37% of our total non-interest income in 2010 was attributable to the mortgage loan division. Mortgage originations and sales are interest rate driven and the environment in 2010 was very conducive to refinancing activity.

Non-Interest Expenses

Non-interest expenses were $27.0 million for year ended December 31, 2010 compared to $53.9 million for the prior year period. After adjusting for the $30.2 million goodwill impairment charge recorded in December of 2009, non-interest expenses rose by $3.3 million from $23.7 million in 2009. Increases in non-interest expenses were concentrated in three primary areas; personnel, occupancy and loan and collection related expenses.

Total personnel expenses for the year ended December 31, 2010 were $12.8 million reflecting a $929,000 or 8% increase when compared to $11.8 million for the prior year. During 2010 the Company added employees in several important areas to help generate additional revenue, manage asset quality deterioration and generate greater deposit gathering opportunities. We have placed additional resources in our mortgage, credit administration and cash management areas during the year. There were 164 full-time equivalent employees at December 31, 2010 compared to 158 full-time equivalent employees at December 31, 2009.

At December 31, 2010, the company operated fifteen full-service branch offices across four central North Carolina counties and New Hanover County in southeast North Carolina. Two offices located in Raleigh, North Carolina were opened during the spring of 2009, and therefore 2010 represented the first full year of occupancy expense for those offices. We lease an Operations Center located in Cary, North Carolina and expanded our square footage during the first quarter of 2010. Occupancy expenses were $4.0 million in 2010, increasing by $446,000 or 13% over $3.5 million for 2009.

295

Net foreclosed asset related expenses include costs for the acquisition, ongoing servicing and disposition of repossessed and foreclosed collateral. Net foreclosed asset related expenses increased by $1.8 million or 361% to $2.3 million for 2010 compared to $499,000 in 2009. Expenses incurred in the acquisition and servicing of foreclosed and repossessed assets, which include collection, legal, and maintenance costs, totaled over $1.5 million in 2010 compared to $454,000 in the prior year. The $946,000 increase represents 208% over 2009 expenses. The Company incurred a $943,000 valuation write-down on foreclosed assets that declined in value during 2010. Approximately $8.6 million of other real estate owned and repossessed assets were disposed of during 2010 for a net gain of $64,000.

Data processing expenses increased by $163,000, advertising and marketing expenses increased by $16,000 and FDIC insurance premiums declined by $406,000. Data processing expenses increased primarily due to a significant increase in customer use of the Company’s internet banking product. FDIC insurance premiums declined due to the special assessment in 2009 of $493,000.

The total of all other non-interest expenses was $3.9 million for the year ended December 31, 2010 compared to $3.7 million for 2009. Increases in professional fees, including audit, legal and directors fees, were offset by decreases in travel expenses, office supplies and postage.

Income Taxes

The Company recorded an income tax benefit of $4.1 million in 2010 compared to a benefit of $1.3 million for the prior year. The current year benefit as a percentage of the net loss was 29.19% compared to 4.21% for 2009. The difference between the percentages of tax benefits for the two comparative years is primarily due to the non-tax deductible goodwill impairment charge taken in 2009 and the establishment of a deferred tax asset valuation allowance of $2.1 million.

Deferred tax assets are recognized for temporary deductible differences and operating loss and tax credit carryforward. A valuation allowance is established when it is more likely than not that all or some portion of the deferred tax asset will not be realized. Evaluating the need for and amount of a valuation allowance requires judgment and analysis of the positive and negative evidence. Included in our analysis, which receives significant weight, is the three-year cumulative loss test. The cumulative loss test calculates the cumulative pre-tax income (loss) over the preceding twelve quarter period. If the Company is in a cumulative loss position, management performs an evaluation of the positive and negative evidence to determine whether a valuation allowance is necessary. As of December 31, 2010, the Company did not pass the cumulative loss test by $12.4 million. Management has evaluated, among other factors, historical pre-tax earnings, projected future earnings, credit quality trends, taxable temporary differences and the cause and probability of recurrence of those circumstances leading to current taxable losses in evaluating the need for a valuation allowance.

296

At December 31, 2010, our recorded net deferred tax asset was $9.8 million compared to $6.3 million at December 31, 2009. Management has concluded that a portion of the net deferred tax asset may not be fully realizable and established a valuation analysis in the amount of $2.1 million. The Company will continue to monitor deferred tax assets closely to evaluate the level and/or need for a valuation allowance. Significant negative trends in credit quality, losses from operations, or significant deviations from forecasted future financial results could impact our ability to fully realize the deferred tax asset in the future.

Net Interest Income and Margin Analysis

Net interest income represents the difference between income derived from interest-earning assets and interest expense incurred on interest-bearing liabilities. Net interest income is affected by both (1) the difference between the rates of interest earned on interest-earning assets and the rates paid on interest-bearing liabilities (“interest rate spread”) and (2) the relative amounts of interest-earning assets and interest-bearing liabilities (“net interest-earning balance”). The following table sets forth information relating to average balances of the Company's assets and liabilities for the successor period from November 19 to December 31, 2011, the predecessor period of January 1 through November 18, 2011 and the predecessor years ended December 31, 2010 and 2009. The table reflects the average tax-equivalent yield on interest-earning assets and the average cost of interest-bearing liabilities (derived by dividing income or expense by the daily average balance of interest-earning assets or interest-bearing liabilities, respectively) as well as the net interest margin. Non-accrual loans are included in the average loan balance.

	Successor Company			Predecessor Company
	November 19, 2011 through December 31, 2011			January 1, 2011 through November 18, 2011
	Average balance	Interest	Average rate	Average balance	Interest	Average rate
(Dollars in thousands)

Interest-earning assets:
Loan portfolio	$563,528	$4,252	6.26%	$641,187	$31,569	5.60%
Investment securities(1)	105,784	313	2.70%	204,887	6,198	3.99%
Federal funds and other interest-earning assets	196,065	45	0.03%	40,971	82	0.23%

Total interest-earning assets	865,377	4,610	4.45%	887,045	37,849	4.96%

Non-interest-earning assets	109,969			53,961

Total assets	$975,346			$941,006

Interest-bearing liabilities:
Deposits:
Interest-bearing NOW	$147,061	183	1.03%	$148,228	2,157	1.66%
Money market and savings	114,529	94	0.68%	131,544	913	0.79%
Time deposits	321,316	340	0.88%	360,813	7,444	2.35%
Short-term borrowings	12,132	18	1.25%	5,065	78	1.76%
Long-term debt	145,282	624	3.56%	152,922	4,853	3.61%
Total interest-bearing liabilities	740,320	1,259	1.41%	798,572	15,445	2.20%

Other liabilities	90,013			70,087

Total liabilities	830,333			868,659

Stockholders’ equity	145,012			72,347
Total liabilities and stockholders’ equity	$975,345			$941,006

Net interest income and interest rate spread		$3,351	3.04%		$22,404	2.76%

Net interest margin			3.24%			2.98%

Ratio of average interest-earning assets to average interest-bearing liabilities	116.89%			111.08%

(1)	Investment security income and average rate shown tax adjusted for non-taxable municipal securities.

297

	Predecessor Company For the Years Ended December 31,
	2010			2009
	Average Balance	Interest	Average rate	Average balance	Interest	Average rate
(Dollars in thousands)

Interest-earning assets:
Loan portfolio	$722,150	$43,420	6.01%	$777,275	$47,989	6.17%
Investment securities	193,812	7,326	4.37%	201,204	8,203	4.51%
Federal funds and other interest-earning assets	15,255	34	0.22%	7,177	14	0.20%
Total interest-earning assets	931,217	50,780	5.57%	985,656	56,206	5.79%
Non-interest-earning assets	56,327			75,317
Total assets	$987,544			$1,060,973
Interest-bearing liabilities:
Deposits:
Interest-bearing NOW	$121,589	3,061	2.52%	$60,556	1,053	1.74%
Money market and savings	132,053	1,503	1.14%	134,885	1,848	1.37%
Time deposits	401,338	11,621	2.90%	449,844	16,970	3.77%
Short-term borrowings	28,249	419	1.48%	102,227	1,705	1.67%
Long-term debt	152,910	5,718	3.74%	126,255	5,045	4.00%
Total interest-bearing liabilities	836,139	22,322	2.67%	873,767	26,621	3.05%
Other liabilities	63,068			65,579
Total liabilities	899,207			939,346
Stockholders’ equity	88,337			121,627
Total liabilities and stockholders’ equity	$987,544			$1,060,973
Net interest income and interest rate spread		$28,458	2.90%		$29,585	2.74%
Net interest margin			3.18%			3.09%
Ratio of average interest-earning assets to average interest-bearing liabilities	111.37%			112.81%

Nonperforming Assets

Loans are considered past due when the contractual amounts due with respect to principal and interest are not received within 30 days of the contractual due date. Loans are generally classified as nonaccrual if they are past due for a period of more than 90 days, unless such loans are well secured and in the process of collection. If a loan or a portion of a loan is classified as doubtful or as partially charged off, the loan is generally classified as nonaccrual. Loans that are on a current payment status or past due less than 90 days may also be classified as nonaccrual if repayment in full of principal and/or interest is in doubt. Loans may be returned to accrual status when all principal and interest amounts contractually due (including arrearages) are reasonably assured of repayment within an acceptable period of time, and there is a sustained period of repayment performance of interest and principal by the borrower in accordance with the contractual terms.

298

While a loan is classified as nonaccrual and the future collectability of the recorded loan balance is doubtful, collections of interest and principal are generally applied as a reduction to the principal outstanding, except in the case of loans with scheduled amortizations where the payment is generally applied to the oldest payment due. When the future collectability of the recorded loan balance is expected, interest income may be recognized on a cash basis. In the case where a nonaccrual loan had been partially charged off, recognition of interest on a cash basis is limited to that which would have been recognized on the recorded loan balance at the contractual interest rate. Receipts in excess of that amount are recorded as recoveries to the allowance for loan losses until prior charge-offs have been fully recovered.

Assets acquired as a result of foreclosure are recorded at estimated fair value in other real estate. Any excess of cost over estimated fair value at the time of foreclosure is charged to the allowance for loan losses. Valuations are periodically performed on these properties, and any subsequent write-downs are charged to earnings. Routine maintenance and other holding costs are included in non-interest expense.

A loan is classified as a troubled debt restructuring (“TDR”) by the Company when certain modifications are made to the loan terms and concessions are granted to the borrowers due to financial difficulty experienced by those borrowers. The Company grants concessions by (1) reduction of the stated interest rate for the remaining original life of the debt or (2) extension of the maturity date at a stated interest rate lower than the current market rate for new debt with similar risk. The Company does not generally grant concessions through forgiveness of principal or accrued interest.

The Company’s policy with respect to accrual of interest on loans restructured in a TDR follows relevant supervisory guidance. That is, if a borrower has demonstrated performance under the previous loan terms and shows capacity to perform under the restructured loan terms, continued accrual of interest at the restructured interest rate is likely. If a borrower was materially delinquent on payments prior to the restructuring but shows the capacity to meet the restructured loan terms, the loan will likely continue as nonaccrual going forward until demonstrated performance under new terms. Lastly, if the borrower does not perform under the restructured terms, the loan is placed on nonaccrual status. The Company closely monitors these loans and ceases accruing interest on them if management believes that the borrowers may not continue performing based on the restructured note terms.

The table below sets forth, for the periods indicated, information about our nonaccrual loans, loans past due 90 days or more and still accruing interest, total nonperforming loans (nonaccrual loans plus loans past due 90 days or more and still accruing interest), and total nonperforming assets.

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	Successor Company at December 31,	Predecessor Company at December 31
	2011	2010	2009	2008	2007
		(Dollars in thousands)
Nonaccrual loans:
Construction	$-	$16,835	$6,692	$7,696	$2,190
Real estate - commercial	-	7,633	4,655	365	417
Real estate - residential	-	4,166	2,758	4,448	-
Home equity loans and lines	-	1,314	1,314	82	106
Commercial and industrial	-	616	2,706	503	13
Consumer loans	-	5	9	-	-
Total nonaccrual loans	-	30,569	18,134	13,094	2,726
Accruing loans past due 90 days or more(1)	22,888	-	381	-	-
Total nonperforming loans	22,888	30,569	18,515	13,094	2,726
Real estate owned	8,167	13,574	6,306	1,716	272
Repossessed assets	1,255	1,950	-	-	-
Total nonperforming assets	$32,310	$46,093	$24,821	$14,810	$2,998
Restructured loans in accrual status not included above	$-	$8,601	$13,691	$-	$-
Allowance for loan losses	$227	$20,702	$17,567	$12,585	$8,273
Allowance for loan losses to period end loans held for investment, predecessor	NA	3.06%	2.31%	1.60%	1.22%
Allowance for loan losses to loans originated subsequent to Piedmont Investment, successor	2.03%	NA	NA	NA	NA
Allowance for loan losses to nonperforming loans, predecessor	NA	67.72%	94.88%	96.12%	303.45%
Nonperforming loans to period end loans held for investment	4.14%	4.52%	2.44%	1.53%	0.40%
Nonperforming assets to total assets	3.87%	4.74%	2.40%	1.53%	0.36%

(1)	Nonaccrual loans generally include loans for which full collection of principal and interest is not expected or loans past due greater than 90 days. Due to accounting for purchased impaired loans following the Piedmont Investment, all loans at December 31, 2011 exhibiting these characteristics were included in an acquired loan pool and were therefore accreting interest based on the applicable pool yield. Therefore, these loans are classified as accruing loans past due 90 days or more and are considered nonperforming at December 31, 2011.

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Allowance for Loan Losses

The allowance for loan losses is established through periodic charges to earnings in the form of a provision for loan losses. Increases to the allowance for loan losses occur as a result of provisions charged to operations and recoveries of amounts previously charged-off, and decreases to the allowance occur when loans are charged-off. Management evaluates the adequacy of our allowance for loan losses on at least a quarterly basis. The evaluation of the adequacy of the allowance for loan losses includes loans evaluated collectively for impairment and loans evaluated individually for impairment and involves considerations of adverse conditions affecting a borrower’s ability to repay, collateral values, historical loan loss experience, current delinquency levels and trends, loan growth, loan portfolio composition, industry diversification, prevailing economic conditions and all other relevant factors.

Because of the Piedmont Investment on November 18, 2011, our assets and liabilities were adjusted to fair value at acquisition, and the allowance for loan losses was eliminated. The allowance for loan losses of $227,000 at December 31, 2011 represented losses incurred on new loans originated in the successor period. Our methodology for evaluating the allowance for loan losses applies to all loans originated subsequent to the Piedmont Investment and purchased loans not identified as impaired at acquisition. For purchased impaired loans, we update estimates of cash flows expected to be collected each reporting period, and probable decreases in cash flows are charged to the provision for loan losses.

We use an internal grading system to assign the degree of inherent risk on each loan in the portfolio. The risk grade is initially assigned by the lending officer and reviewed by the loan administration function. The internal risk grading system is reviewed and tested periodically by an independent third party credit review firm. Our allowance for loan losses model uses the Company’s internal loan grading system to segment each category of loans by risk grade. The Company’s internal grading system is comprised of nine different risk classifications. Generally, loans with a risk grade of 1 through 6 demonstrate various degrees of risk, but each is considered to have the capacity to perform in accordance with the terms of the loan. These loans are evaluated collectively for impairment. Loans with a risk grade of 7 through 9 are generally considered impaired and are individually evaluated for impairment. Certain risk grade 7 loans which continue to accrue interest and have not been restructured are not considered impaired.

The loss rates applied to loans with a risk grade of 1 through 6 are determined based on historical charge-off rates and certain qualitative factors. For each loan type, we calculate the average historical charge-off rate over a two year period. Additionally, we add qualitative factors which reflect current economic conditions and trends. Together, these two components comprise the loss rates for loans evaluated collectively for impairment.

Loans that are identified through the Company’s internal loan grading system as impaired are evaluated individually for impairment. When management believes a real estate collateral-supported loan will be downgraded from a risk grade 6 to a risk grade 7, a new appraisal is ordered. Each loan is analyzed to determine the net value of collateral and an estimate of loss. The net value of collateral per our analysis is determined using various subjective discounts, selling expenses and a review of the assumptions used to generate the current appraisal. If the analysis of a real estate collateral-supported loan results in an estimated loss, a specific reserve is recorded. When an impaired loan is determined to be collateral dependent and the borrower or guarantors no longer demonstrate the ability of willingness to service the debt, the loan is written down to its fair value.

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Our regulators, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance for loan losses based on their judgments about all relevant information available to them at the time of their examination. Any adjustments to original estimates are made in the period in which the factors and other considerations indicate that adjustments to the allowance for loan losses are necessary.

The following table describes the allocation of the allowance for loan losses among various categories of loans for the dates indicated:

	Successor Company		Predecessor Company
	At December 31, 2011		At November 18, 2011		At December 31, 2010
	Amount	% of Total	Amount	% of Total	Amount	% of Total
(Dollars in thousands)
Real estate - commercial	$126	55.95%	$8,263	54.34%	$5,345	51.06%
Real estate - residential	39	12.27%	2,052	11.96%	1,360	12.05%
Construction loans	21	15.35%	6,411	17.54%	9,775	20.79%
Commercial and industrial loans	30	7.18%	2,805	7.16%	2,689	7.10%
Home equity loans and lines of credit	8	9.13%	2,962	8.43%	1,453	8.43%
Loans to individuals	3	0.12%	101	0.57%	80	0.57%

Total allowance	$227	100.00%	$22,594	100.00%	$20,702	100.00%

	Predecessor Company
	At December 31
	2009		2008		2007
	Amount	% of Total	Amount	% of Total	Amount	% of Total
(Dollars in thousands)

Real estate - commercial	$5,811	47.28%	$6,003	59.82%	$3,771	51.85%
Real estate - residential	1,075	12.73%	103	2.43%	130	2.70%
Construction loans	6,439	23.58%	3,694	20.47%	2,362	27.18%
Commercial and industrial loans	2,854	7.28%	1,953	9.68%	1,536	10.77%
Home equity loans and lines of credit	1,134	8.48%	469	6.91%	334	6.69%
Loans to individuals	254	0.65%	363	0.69%	140	0.81%

Total allowance	$17,567	100.00%	$8,273	100.00%	$8,273	100.00%

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The following table presents information regarding changes in the allowance for loan losses for the years indicated:

	Successor Company	Predecessor Company
	November 19, 2011 through December 31,	January 1, 2011 through November 18,	At or for the Year Ended December 31,
	2011	2011	2010	2009	2008	2007
	(Dollars in thousands)
Balance at beginning of period	$-	$20,702	$17,567	$12,585	$8,273	$6,945

Charge-offs:
Construction loans	-	9,500	5,518	3,290	277	-
Real estate - commercial	-	2,592	4,071	24	503	213
Commercial and industrial loans	-	1,832	1,999	1,819	1,363	89
Real estate - residential	-	1,588	6,406	1,717	-	45
Loans to individuals	-	25	68	90	44	15
Total charge-offs	-	15,537	18,062	6,940	2,187	362

Recoveries:
Commercial and industrial loans	-	114	408	116	4	5
Real estate - commercial	-	38	39	-	3	-
Construction loans	-	464	242	270	-	-
Real estate - residential	-	92	158	10	-	-
Loans to individuals	-	3	3	-	7	1
Total recoveries	-	711	850	396	14	6

Net charge-offs	-	14,826	17,212	6,544	2,173	356

Provision for loan losses	227	16,718	20,347	11,526	6,485	1,684

Balance at end of period, predecessor	-	22,594	$20,702	$17,567	$12,585	$8,273

Acquisition adjustment for Piedmont Investment	-	(22,594)

Balance at end of period, successor	$227	$-

Average loans held for investment outstanding for the period	$563,528	$641,187	$722,150	$777,275	$741,629	$615,322

Ratio of net loan charge-offs to average loans held for investment	0%	2.63%	2.38%	0.84%	0.29%	0.06%

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Liquidity and Capital Resources

Liquidity management involves the ability to fund the needs and requirements of depositors and borrowers, paying operating expenses and ensuring compliance with regulatory liquidity requirements. To ensure the Company is positioned to meet immediate and future cash demands, we rely on internal analysis of liquidity, knowledge of current economic and market trends and forecasts of future conditions. Investment portfolio principal payments and maturities, loan principal payments, deposit growth, brokered deposit sources, and available borrowings from the FHLB, the Federal Reserve Bank and a federal funds line are the primary sources of liquidity for the Company. Our primary uses of liquidity are repayments of borrowings, disbursements of loan proceeds and investment purchases. The Company’s liquidity and capital levels were both significantly benefited by the Piedmont Investment of $75.0 million in cash on November 18, 2011. After the investment and the subsequent Tender Offer, Piedmont owns approximately 88% of our outstanding common stock.

At December 31, 2011, liquid assets (which include cash and due from banks, interest-earning deposits with banks, federal funds sold and investment securities available for sale) totaled $168.9 million, which represented 20% of total assets and 25% of total deposits. Supplementing this on-balance sheet liquidity, the Company has available off-balance sheet liquidity in the form of lines of credit from various correspondent banks which totaled $281.5 million at December 31, 2011. At December 31, 2011, outstanding commitments for undisbursed lines of credit and letters of credit totaled $108.7 million and outstanding capital commitments to a private investment fund were $238,000. We believe that the aggregate liquidity position of the Company is sufficient to meet deposit maturities and withdrawals, borrowing commitments and loan funding requirements. Core deposits (total deposits less brokered deposits), one of our most stable sources of liquidity, together with common equity capital funded $681.5 million, or 82%, of total assets at December 31, 2011 compared with $619.5 million, or 64%, of total assets at December 31, 2010.

Total stockholders’ equity was $143.1 million at December 31, 2011, which was a significant increase from the balance of $79.0 million at December 31, 2010 primarily due to the consummation of the Piedmont Investment on November 18, 2011. Common stock totaled approximately $28,000 at December 31, 2011 and represented the par value of outstanding shares at that date. Additional paid-in capital totaled $117.4 million at December 31, 2011 and included the $75.0 Piedmont Investment as well as non-controlling common stock recorded at acquisition date fair value. Preferred stock increased from $23.4 million to $24.4 million and common stock warrants decreased from $2.4 million to $1.3 million at December 31, 2010 and 2011, respectively, as these preferred shares and common stock warrants, both of which were issued to the Treasury pursuant to the TARP CPP, were adjusted to fair value in purchase accounting.

At December 31, 2011, the Company had a leverage ratio of 10.68%, a Tier 1 capital ratio of 14.26%, and a total risk-based capital ratio of 15.27%. These ratios exceed all federal regulatory capital requirements. The Company’s tangible equity to tangible assets ratio increased from 8.06% as of December 31, 2010 to 14.87% as of December 31, 2011, and its tangible common equity to tangible assets ratio increased from 5.65% as of December 31, 2010 to 11.87% as of December 31, 2011. Crescent is currently operating under additional capital requirements which call for the maintenance of a Tier 1 leverage ratio and total risk-based capital ratio of 8.00% and 11.00%, respectively. At December 31, 2011, VSB had a leverage ratio of 10.19% and a total risk-based capital ratio of 14.64%, both of which exceeded the additional capital requirements.

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Critical Accounting Policies

We have identified accounting policies that are the most critical to fully understand and evaluate the Company’s reported financial results. These critical accounting policies require management’s most difficult, subjective or complex judgments and result from the need to make estimates about the effect of matters that are inherently uncertain. We have reviewed these critical accounting policies and related disclosures with the Audit Committee of the Board of Directors. The following have been identified as are our critical accounting policies:

·	Fair value measurements resulting from purchase accounting,

·	Determination of the allowance for loan losses,

·	Accounting for purchased credit-impaired loans,

·	Valuation of foreclosed assets,

·	Valuation allowance on deferred tax assets, and

·	Evaluation of investment securities for other-than-temporary impairment.

For additional information regarding our critical accounting policies, see Note B of the “Notes to Consolidated Financial Statements” under “Financial Statements—Crescent Financial Bancshares, Inc.” in this Joint Proxy Statement/Prospectus.

Quarterly Financial Information

The following table sets forth, for the periods indicated, certain of our consolidated quarterly financial information. This information is derived from our unaudited financial statements, which include, in the opinion of management, all normal recurring adjustments which management considers necessary for a fair presentation of the results for such periods. This information should be read in conjunction with our consolidated financial statements included elsewhere in this Joint Proxy Statement/Prospectus. The results for any quarter are not necessarily indicative of results for any future period. Due to rounding, the sum of the results for the four quarters of a given year may not agree with the annual results for that year.

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Quarterly Financial Data

(dollars in thousands, except per share data)

	Year Ended December 31, 2011					Year Ended December 31, 2010
	Successor Company	Predecessor Company				Predecessor Company
	Nov 19 thru Dec 31, 2011	Oct 1 thru Nov 18, 2011	Third Quarter	Second Quarter	First Quarter	Fourth Quarter	Third Quarter	Second Quarter	First Quarter
Operating Data
Total interest income	$4,610	$5,320	$10,884	$10,875	$10,770	$11,717	$12,277	$13,361	$13,425
Total interest expense	1,259	2,054	4,127	4,529	4,735	5,069	5,466	5,823	5,964
Net interest income	3,351	3,266	6,757	6,346	6,035	6,648	6,811	7,538	7,461
Provision for loan losses	227	2,207	4,452	3,035	7,024	5,209	4,948	8,389	1,801
Net interest income after provision	3,124	1,059	2,305	3,311	(989)	1,439	1,863	(851)	5,660
Non-interest income	484	4,511	1,444	1,076	1,042	1,464	1,315	1,090	1,045
Non-interest expense	4,276	5,597	6,753	7,832	7,100	6,993	6,636	7,155	6,186
Income (loss) before income taxes	(668)	(27)	(3,004)	(3,445)	(7,047)	(4,090)	(3,458)	(6,916)	519
Provision for income taxes	(520)	-	-	-	-	433	(1,574)	(2,906)	(23)
Net income (loss)	$(148)	$(27)	$(3,004)	$(3,445)	$(7,047)	$(4,523)	$(1,884)	$(4,010)	$542
Effective dividend on preferred stock	(182)	(233)	(442)	(437)	(427)	(425)	(423)	(421)	(419)
Net income (loss) for common shares	$(330)	$(260)	$(3,446)	$(3,882)	$(7,474)	$(4,948)	$(2,307)	$(4,431)	$123
Securities gains/(losses)	$(55)	$3,691	$188	$10	$101	$25	$-	$-	$-

Per Share Data:
Earnings (loss) per share- basic	$(0.01)	$0.00	$(0.36)	$(0.40)	$(0.78)	$(0.52)	$(0.24)	$(0.46)	$0.01
Earnings (loss) per share - diluted	(0.01)	$0.00	(0.36)	(0.40)	(0.78)	(0.52)	(0.24)	(0.46)	0.01

Recent Accounting Pronouncements

For recently issued accounting pronouncements that may affect the Company, see Note B of the “Notes to Consolidated Financial Statements” under “Financial Statements—Crescent Financial Bancshares, Inc.” in this Joint Proxy Statement/Prospectus.

Off-Balance Sheet Arrangements

We have various financial instruments (outstanding commitments) with off-balance sheet risk that are issued in the normal course of business to the meet the financing needs of our customers. See Note P to the consolidated financial statements under “Financial Statements—Crescent Financial Bancshares, Inc.” in this Joint Proxy Statement/Prospectus for more information regarding these commitments and contingent liabilities.

306

Quantitative and Qualitative Disclosures About Market Risk

We intend to reach our strategic financial objectives through the effective management of market risk. Like many financial institutions, the Company’s most significant market risk exposure is interest rate risk. Our primary goal in managing interest rate risk is to minimize the effect that changes in interest rates have on earnings and capital. This is accomplished through the active management of asset and liability portfolios, which includes the strategic pricing of asset and liability accounts and ensuring a proper maturity combination of assets and liabilities. The goal of these activities is the development of maturity and repricing opportunities in our portfolios of assets and liabilities that will produce consistent net interest income during periods of changing interest rates. Our overall interest rate risk position is maintained within a series of policies approved by the Board of Directors and guidelines established and monitored by the Bank’s Asset/Liability Committee (“ALCO”).

To measure, monitor, and report on our interest rate risk position, we begin with two models: (1) net interest income at risk which measures the impact on net interest income over the next twelve months to immediate, or “rate shock,” and slow, or “rate ramp,” changes in market interest rates; and (2) net economic value of equity that measures the impact on the present value of all net interest income-related principal and interest cash flows of an immediate change in interest rates. Net interest income at risk is designed to measure the potential impact of changes in market interest rates on net interest income in the short term. Net economic value of equity, on the other hand, is a long-term view of interest rate risk. Finally, gap analysis (the difference between the amount of balance sheet assets and liabilities repricing within a specified time period) is used as a secondary measurement of our interest rate risk position. All of these models are subject to ALCO-established guidelines and are monitored regularly.

In calculating our net interest income at risk, we start with a base amount of net interest income that is projected over the next twelve months, assuming that the yield curve remains unchanged over the period. Our existing balance sheet assets and liabilities are adjusted by the amount and timing of transactions that are forecasted to occur over the next twelve months. That yield curve is then “shocked,” or moved immediately, ±100, ±200, ±300 and ±400 basis points in a parallel fashion, or at all points along the yield curve. Two new twelve-month net interest income projections are then developed using the same balance sheet and forecasted transactions, but with the new yield curves, and compared to the base scenario. We also perform the calculations using interest rate ramps, which are ±100, ±200, ±300 and ±400 basis point changes in interest rates that are assumed to occur gradually over the next twelve-month period, rather than immediately as with interest-rate shocks.

Net economic value of equity is based on the change in the present value of all net interest income-related principal and interest cash flows for changes in market rates of interest. The present value of existing cash flows with the yield curve serves as the base case. We then apply an immediate parallel shock to that yield curve of ±100 and ±200 basis points and recalculate the cash flows and related present values.

Key assumptions used in the models described above include the timing of cash flows, the maturity and repricing of balance sheet assets and liabilities, changes in market conditions, and interest-rate sensitivities of our customer liabilities with respect to the interest rates paid and the level of balances. These assumptions are inherently uncertain and, as a result, the models cannot precisely calculate future net interest income or predict the impact of changes in interest rates on net interest income and economic value. Actual results could differ from simulated results due to the timing, magnitude and frequency of changes in interest rates and market conditions, changes in spreads and management strategies, among other factors. Projections of potential future streams of net interest income are assessed as part of our forecasting process.

307

Net Interest Income at Risk Analysis. The following table presents the estimated exposure of net interest income for the next twelve months, calculated at December 31, 2011 and 2010, due to an immediate and gradual shift in interest rates. Estimated incremental exposures set forth below are dependent on our assumptions about asset and liability sensitivities under various interest rate scenarios, such as those previously discussed, and do not reflect any actions management may undertake in order to mitigate some of the adverse effects of interest rate changes on the Company’s financial performance.

Net Interest Income at Risk

(dollars in thousands)

	Estimated Exposure to Net Interest Income
Rate change	Successor Company 2011	Predecessor Company 2010

+100 basis points ramp	$142	$297
-100 basis point ramp	(61)	524

+200 basis point ramp	637	712
-200 basis point ramp	(542)	665

+300 basis point ramp	1,454	1,325
-300 basis point ramp	(1,026)	532

+400 basis point ramp	2,369	2,107
-400 basis point ramp	(1,391)	230

Net Economic Value of Equity Analysis. The following table presents estimated EVE exposures, calculated at December 31, 2011 and 2010, assuming an immediate and prolonged shift in interest rates, the impact of which would be spread over a number of years.

308

Net Economic Value of Equity

(dollars in thousands)

	Estimated Exposure to Net Economic Value of Equity
Rate change	Successor Company 2011	Predecessor Company 2010

+100 basis points ramp	$774	$994
-100 basis point ramp	(1,691)	(272)

+200 basis point ramp	2,312	(1,598)
-200 basis point ramp	(959)	2,351

While the measures presented in the tables above are not a prediction of future net interest income or valuations, they do suggest that if all other variables remained constant, in the short term, falling interest rates would lead to net interest income that is lower than it would otherwise have been and rising rates would lead to higher net interest income. Other important factors that impact the levels of net interest income are balance sheet size and mix; interest-rate spreads; the slope, how quickly or slowly market interest rates change and management actions taken in response to the preceding conditions.

Interest Rate Gap Analysis. As a part of our interest rate risk management policy, we calculate an interest rate “gap.” Interest rate “gap” analysis is a common, though imperfect, measure of interest rate risk, which measures the relative dollar amounts of interest-earning assets and interest-bearing liabilities which reprice within a specific time period, either through maturity or rate adjustment. The “gap” is the difference between the amounts of such assets and liabilities that are subject to repricing. A “positive” gap for a given period means that the amount of interest-earning assets maturing or otherwise repricing within that period exceeds the amount of interest-bearing liabilities maturing or otherwise repricing within the same period. Accordingly, in a declining interest rate environment, an institution with a positive gap would generally be expected, absent the effects of other factors, to experience a decrease in the yield on its assets greater than the decrease in the cost of its liabilities and its net interest income should be negatively affected. Conversely, the yield on its assets for an institution with a positive gap would generally be expected to increase more quickly than the cost of funds in a rising interest rate environment, and such institution’s net interest income generally would be expected to be positively affected by rising interest rates. Changes in interest rates generally have the opposite effect on an institution with a “negative gap.”

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The table below sets forth the amounts of interest-earning assets and interest-bearing liabilities outstanding at December 31, 2011 that are projected to reprice or mature in each of the future time periods shown. Except as stated below, the amounts of assets and liabilities shown which reprice or mature within a particular period were determined in accordance with the contractual terms of the assets or liabilities. Loans with adjustable rates are shown as being due at the end of the next upcoming adjustment period. Money market deposit accounts and NOW or other transaction accounts are assumed to be subject to immediate repricing and depositor availability and have been placed in the shortest period. In making the gap computations, none of the assumptions sometimes made regarding prepayment rates and deposit decay rates have been used for any interest-earning assets or interest-bearing liabilities. In addition, the table does not reflect scheduled principal payments that will be received throughout the lives of the loans or investments. The interest rate sensitivity of the Company’s assets and liabilities illustrated in the following table would vary substantially if different assumptions were used or if actual experience differs from that indicated by such assumptions. Variable rate loans which have interest rate floors that are currently in effect are presented as if they were fixed rate loans and repricing is presented at maturity.

	Terms to Repricing at December 31, 2011
	1 Year or Less	More Than 1 Year to 3 Years	More Than 3 Years to 5 Years	More Than 5 Years	Total
INTEREST-EARNING ASSETS	(Dollars in thousands)
Loans receivable:
Real estate - commercial	$87,252	$123,140	$62,393	$37,530	$310,315
Real estate - residential	18,451	21,870	9,010	17,673	67,004
Construction loans	54,089	16,504	13,143	194	83,930
Commercial and industrial loans	13,049	17,431	7,165	1,789	39,434
Home equity lines and loans	2,573	3,172	2,216	40,979	48,940
Loans to individuals	1,797	994	504	5	3,300
Interest-earning deposits with banks	1,773	-	-	-	1,773
Federal funds sold	14,745	-	-	-	14,745
Investment securities available for sale	7,425	15,025	30,457	90,597	143,504
Federal Home Loan Bank stock	8,669	-	-	-	8,669

Total interest-earning assets	$209,823	$198,136	$124,888	$188,767	$721,614

INTEREST-BEARING LIABILITIES:
Deposits
Money market, NOW and savings	$273,424	$-	$-	$-	$273,424
Time	127,052	128,157	54,570	-	309,779
Short-term borrowings	-	-	-	-	-
Long-term debt	-	-	-	12,216	12,216

Total interest-bearing liabilities	$400,476	$128,157	$54,570	$12,216	$595,419

INTEREST SENSITIVITY GAP PER PERIOD	$(190,653)	$69,979	$70,318	$185,220	$134,864

CUMULATIVE INTEREST SENSITIVITY GAP	$(190,653)	$(120,674)	$(50,356)	$134,864	$134,864

CUMULATIVE GAP AS A PERCENTAGE OF TOTAL INTEREST-EARNING ASSETS	-26.11%	-16.52%	-6.90%	18.47%	18.47%

CUMULATIVE INTEREST-EARNING ASSETS AS A PERCETAGE OF CUMULATIVE INTEREST-BEARING LIABILITIES	52.39%	77.17%	91.37%	122.65%	122.65%

310

MANAGEMENT FOLLOWING THE MERGER

Executive Officers

Set forth below is certain biographical information regarding the current executive officers of Crescent and VSB, other than Scott M. Custer, the President and Chief Executive Officer of Crescent, and Chief Executive Officer of VSB, whose biographical information is included with that of other members of the board of directors below.

NAME	AGE	POSITION WITH COMPANY	BUSINESS EXPERIENCE
Terry S. Earley	(54)	Executive Vice President and Chief Financial Officer of Company and Executive Vice President and Chief Financial Officer of VSB	Mr. Earley has served as Executive Vice President and Chief Financial Officer of Crescent since February 24, 2012, and VSB since March 9, 2012. He also has served as Chief Financial Officer of Piedmont Community Bank Holdings, Inc. since December 2011. Prior to joining Piedmont, Mr. Earley served as President and Chief Executive Officer of Rocky Mountain Bank and Rocky Mountain Capital, located in Jackson, Wyoming, which he joined in 2010. Prior to that, Mr. Earley was the Chief Financial Officer of Bancorp of the Southeast, LLC, located in Ponte Vedra, Florida, which position he held since 2009. Before that, Mr. Earley served as Chief Financial Officer and Chief Operating Officer of RBC Bank (USA), located in Raleigh, North Carolina, which he joined in 1992.

Lee H. Roberts	(44)	Chief Operating Officer of Company and VSB	Mr. Roberts has served as Chief Operating Officer of Crescent since December 6, 2011, and in the same position at VSB since December 30, 2011. Mr. Roberts has served as a Managing Director of Piedmont Community Bank Holdings, Inc. since 2010. Mr. Roberts was previously a partner at Cherokee Investment Partners, LLC, a private equity firm, which he joined in 2006. Prior to Cherokee, he was with Morgan Stanley & Co., an investment bank and broker-dealer.

311

NAME	AGE	POSITION WITH COMPANY	BUSINESS EXPERIENCE
Steven W. Jones	(44)	President of VSB	Mr. Jones has served as President of VSB since December 30, 2011. Mr. Jones also serves as the Head of Sales and Market Management of Piedmont Community Bank Holdings, Inc., a position he has held since 2010. Mr. Jones has served as Director, President and Chief Executive Officer of VantageSouth Bank, a community bank based in North Carolina and subsidiary of Piedmont since 2010. From 2009 to 2010, Mr. Jones served as Executive Vice President and Chief Operating Officer of First American Financial Management Company, a proposed bank holding company. Prior to that, Mr. Jones spent over 10 years working at RBC Bank (USA) in a variety of leadership roles, including Regional Manager (Personal and Business Banking – Eastern Sandhills Region), Regional President (Florida Personal and Business Banking), President (Personal and Business Banking), and most recently, President (Carolinas and Virginia).

Set forth below is certain biographical information regarding Mr. Utz, President and Chief Executive Officer of ECB, who will become an executive officer of Crescent and VSB following the merger.

NAME	AGE	POSITION WITH COMPANY	BUSINESS EXPERIENCE
A. Dwight Utz	(58)	President of Crescent and Chairman of the Board of VSB	Mr. Utz was elected to serve as ECB’s and East Carolina Bank’s President and Chief Executive Officer effective July 1, 2009. Prior to his employment with ECB and East Carolina Bank, he served as Executive Vice President and Chief Retail Officer for MidSouth Bancorp, a bank holding company headquartered in Lafayette, Louisiana, from 2001 until 2009. Previously, he was employed from 1972 to 1995 by CCNB Bank N.A., Camp Hill, Pennsylvania, where he held senior management positions and last served as Senior Vice President/Regional Market Executive. From 1995 to 2000 he was employed as a corporate Vice President of PNC Financial Services Group, Inc., Pittsburgh, Pennsylvania. Mr. Utz has a total of 39 years of banking experience.

312

Directors

The following table shows the names of each current member of the Crescent Board. Except as otherwise indicated, each director has been engaged in his or her present principal occupation for more than five years. Each of the directors listed below is also a director of VSB.

Name (Age)	Director Since	Position with Crescent and Business Experience
J. Adam Abram (57)	2011	J. Adam Abram has served as the Chairman of the Board of Crescent and VSB since November 2011. Mr. Abram has served as Chairman of Piedmont Community Bank Holdings, Inc., a bank holding company, since he co-founded the company in 2009. He has served as Chairman of Franklin Holdings (Bermuda), Ltd. since 2008. He has served as President, Chief Executive Officer and director of James River Group, Inc., an insurance holding company, since its inception in 2002. James River Group, Inc. was publicly-traded until 2008.

Brent D. Barringer (53)	1998	Brent D. Barringer has been a director of Crescent and VSB since he co-founded the company in 1998. Mr. Barringer is an attorney and the managing partner with Barringer Law Firm, LLP, Cary, North Carolina. Prior to founding Barringer Law Firm in 1986, Mr. Barringer served as a Law Clerk to Senior Judge Eugene A. Gordon, U.S. District Court, Middle District of North Carolina. Mr. Barringer received a B.S. degree in Business Administration from the University of North Carolina at Chapel Hill in 1981, followed by a Juris Doctor degree from the University of North Carolina School of Law in 1984. Mr. Barringer has served as Chairman of the Board of Directors of the Cary Chamber of Commerce and as board member of the N.C. Housing Finance Agency. Mr. Barringer is currently serving in his third term as a member of the University of North Carolina (System) Board of Governors. Mr. Barringer also currently serves as Vice-Chair of the Centennial Authority of the PNC Arena in Raleigh, NC.

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Name (Age)	Director Since	Position with Crescent and Business Experience
David S. Brody (62)	2011	David S. Brody has been a director of Crescent and VSB since November 2011. Mr. Brody has served as a director of Piedmont Community Bank Holdings, Inc. since November 2011. He is the founder and managing partner of Brody Associates, a real estate development company, which position he has held for over ten years. He is the outgoing Chairman of the Board of Trustees of East Carolina University and is President of The Brody Brothers Foundation. Mr. Brody was a founding board member of the Little Bank, Kinston, NC.

Alan N. Colner (58)	2011	Alan N. Colner has been a director of Crescent and VSB since November 2011. Mr. Colner has served as a director of Piedmont Community Bank Holdings, Inc. since 2009. He has been Chief Executive Officer, North America of PensionsFirst Group, a solution provider to the global defined benefit industry, since 2010. Prior to taking on this role, Mr. Colner was a partner with Compass Advisers, LLP, an international investment banking firm, since 2001. From 2002 to 2007, Mr. Colner served as director for James River Group, Inc., an insurance holding company that was publicly-traded until 2008.

Scott M. Custer (56)	2011

Scott M. Custer has been a director and Chief Executive Officer of Crescent since November 2011, as President of Crescent since December 6, 2011, and Chief Executive Officer of VSB since December 30, 2011. Mr. Custer has served as Chief Executive Officer and as a director of Piedmont Community Bank Holdings, Inc. since 2009. Prior to that, he served as Chairman and Chief Executive Officer of RBC Bank (USA), a position he held since 2004.

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Name (Age)	Director Since	Position with Crescent and Business Experience
Thierry Ho (55)	2011	Thierry Ho has been a director of Crescent and VSB since November 2011. Mr. Ho has served as a director of Piedmont Community Bank Holdings, Inc. since 2009. He has been a Managing Director of Lightyear Capital, a private equity fund, and a member of its investment committee since 2008. Mr. Ho has served on the board of directors of Lightyear Capital portfolio companies ARGUS Software, Inc., a provider of technology solutions for real estate asset valuation and operation management, and Athilon Group Holdings Corp., a financial services company.

Steven J. Lerner (58)	2011	Steven J. Lerner, Ph.D. has been a director of Crescent and VSB since November 2011. Dr. Lerner has served as a Vice Chairman of Piedmont Community Bank Holdings, Inc. since he co-founded the company in 2009. He has served as the Executive Chairman of Capstrat, a public relations firm, since 2000. Dr. Lerner served as Chairman of Yankelovich, Inc., a consumer research firm, from 2000-2008.

James A. Lucas, Jr. (61)	1998	James A. Lucas, Jr. has been a director of Crescent and VSB since he co-founded the company in 1998. Mr. Lucas, a Certified Public Accountant, is managing partner of James A. Lucas and Company, LLP, a private accounting firm established in 1966. Mr. Lucas has 36 years of experience in corporate finance, accounting, tax, and auditing of businesses in various industries. He is a member of the American Institute of Certified Public Accountants and the North Carolina Association of Certified Public Accountants. Mr. Lucas currently serves on the Board of Visitors of the University of North Carolina at Chapel Hill.

Charles A. Paul, III (47)	2006	Charles A. Paul, III has been a director of Crescent and VSB since 2006. Mr. Paul was a founding director of Port City Capital Bank (2002) prior to its acquisition by VSB in 2006. Mr. Paul currently serves as the President & CEO of Bald Head Island Limited, LLC, the principal owner, operator and developer of the Island resort community. Additionally, since 2000, Mr. Paul has been a Managing Partner of Harbor Island Partners, LLC, a private equity firm headquartered in Wilmington, North Carolina. Prior to his tenure in the private equity industry, Mr. Paul worked in the investment banking industry, principally specializing in the distressed securities area. Mr. Paul spent his investment banking tenure working in Manhattan, New York, and was previously employed by J.P. Morgan Chase & Co., and Salomon Brothers, Inc. Mr. Paul holds a Bachelor of Arts Honors Degree in Economics from Holy Cross College and a Masters in Business Administration from Harvard University. Mr. Paul currently serves on the Board of Trustees of Cape Fear Academy; Board of Cape Fear Council Boy Scouts of America (Mr. Paul is an Eagle Scout); and, Board of the University of North Carolina at Wilmington Cameron School of Business.

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Name (Age)	Director Since	Position with Crescent and Business Experience
Jon S. Rufty (58)	1998	Jon S. Rufty has been a director of Crescent and VSB since he co-founded the company in 1998. Mr. Rufty is owner and president of Rufty Homes, Inc., a residential construction company. Mr. Rufty holds a Business Management degree from North Carolina State University. He has held numerous leadership positions in the Home Builders Association, including being President of the local Home Builders Association (8th largest in the US) and on the Board of Directors for the National Association of Home Builders. As an active civic and charitable leader, Mr. Rufty was a builder for multiple charity houses (Duke Children’s Hospital, American Lung Association and the Make-A-Wish Foundation) and currently serves on the Board of Advisors for General Hugh Shelton’s Leadership Center and the Board of Directors for Gutemala Village Partners. Mr. Rufty also serves on the Board of Advisors for North Carolina State University’s College of Management.

A. Wellford Tabor (44)	2011	A. Wellford Tabor has been a director of Crescent and VSB since November 2011. Mr. Tabor has served as a director of Piedmont Community Bank Holdings, Inc. since 2009. He has been the Managing Partner of Keeneland Capital, an investment firm which makes public and private investments, since May 2009. Mr. Tabor was a Partner at Wachovia Capital Partners, a private equity firm, from 2000 through 2009. Mr. Tabor serves as a Director of Concho Resources, Inc., and numerous private companies and community organizations. From 2003 to 2007, Mr. Tabor served as a director for James River Group, Inc., an insurance holding company that was publicly-traded until 2008.

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Name (Age)	Director Since	Position with Crescent and Business Experience
Nicolas D. Zerbib (41)	2011	Nicolas D. Zerbib has been a director of Crescent and VSB since November 2011. Mr. Zerbib has served as a director of Piedmont Community Bank Holdings, Inc. since November 2011. He has served as a Senior Principal of Stone Point Capital LLC, a private equity fund, since 1998 and is a member of its investment committee. Mr. Zerbib has served as a director of several Stone Point Capital portfolio companies, including Amherst Holdings, LLC, a specialist broker-dealer focusing on mortgage-related securities, Edgewood Partners Holdings, LLC, an insurance brokerage firm, Freepoint Commodities LLC, a commodities merchant trading company, Higginbotham Insurance Agency, Inc., a risk management and financial services firm, NXT Capital, Inc., a commercial finance company, Preferred Concepts LLC, a program administrator and wholesale broker, Privilege Underwriters, Inc., a managing general agent for personal lines products, and StoneRiver Holdings, L.P., a provider of insurance technology, professional services and outsourcing solutions to the insurance industry. From 2005 to 2007, Mr. Zerbib served as director for James River Group, Inc., an insurance holding company that was publicly-traded until 2008.

Crescent and VSB are required to take certain actions to appoint to the Crescent Board three current directors of ECB, and to appoint to the board of directors of VSB three current directors of ECB and to pay compensation to such individuals in accordance with the policies of Crescent. Crescent and VSB expect to appoint George T. Davis, Jr., J. Bryant Kittrell III and Joseph T. Lamb, Jr. to the Crescent Board and Messrs. Utz, Davis and Kittrell to the board of directors of VSB. Brief descriptions of the business experiences of Messrs. Davis, Kittrell and Lamb are set forth below, along with the experience, qualifications, attributes, skills and other factors that led the ECB board of directors to conclude that each should serve as a director.

Name (Age)	ECB Director Since	Position with ECB and Business Experience
George T. Davis, Jr. (57)	1979	Mr. Davis has been Vice Chairman of ECB and East Carolina Bank since 1979. He is an attorney and sole proprietor of Davis & Davis (law firm), Swan Quarter, NC. Mr. Davis served as a director for his understanding of ECB’s culture, value and goals derived from service as an ECB director since 1979; knowledge of the economy in a large part of ECB’s market area; ability to analyze financial information relating to ECB’s loan customers; management experience through managing, operating and growing a rural law practice for 30 years; and ability to identify with the financial needs of small and mid-sized businesses, which is the largest business segment of ECB’s market, and with farmers, who also make up a large segment of ECB’s customer base.

J. Bryant Kittrell III (60)	1990	Mr. Kittrell has been a director of ECB and East Carolina Bank since 1990. He is retired and serves or has served as:former Chairman and Chief Executive Officer, Eastern NC Natural Gas Co., Edenton, NC (2001 - 2005), Executive Director, Albemarle Pamlico Economic Development Corp. (2001 - 2005), and Regional Manager and Manager of Governmental Affairs, North Carolina Power, Inc. (utility company), Manteo, NC (1984 - 2000), current member and manager, May & Hughes, LLC (commercial leasing) (since 2002) and Keyless Innovations (smart house technology) (since 2003), Kitty Hawk, NC. Mr. Kittrell served as a director for his understanding of ECB’s culture, values and goals derived from service as an ECB director since 1990; knowledge of banking and financial products from prior experience as a retail banker and a retail securities broker; knowledge of governance issues through service on boards of various governmental and charitable organizations; and varied prior board experience through service on most of ECB’s major board committees.

Joseph T. Lamb, Jr. (78)	1981	Mr. Lamb has been a director of ECB and East Carolina Bank since 1981. He is the owner of Joe Lamb, Jr. & Associates, Inc. (real estate sales and rentals), Kitty Hawk, NC and the owner of Lamb Realty, Inc (rentals and realty company), Kitty Hawk, NC. Mr. Lamb served as a director for his understanding of ECB’s culture, values and goals derived from service as an ECB director since 1981; knowledge of the economy in a large part of ECB’s market area; management experience through managing, operating and growing a successful realty firm for over 30 years; intimate knowledge of the real estate market and the values and income potential of real estate in ECB’s area through his real estate business; and being a visible and active community leader.

ECB Director Compensation for 2012

The following table sets forth the compensation received from ECB during the 2012 fiscal year by members of the ECB Board that will serve on the Crescent Board following the completion of the merger. The table excludes perquisites, which did not exceed $10,000 in the aggregate for each director.

Name	Fee Earned or Paid in Cash	All Other Compensation	Total
George T. Davis, Jr.	$40,850	$—	$40,850
J. Bryant Kittrell III	50,800	—	50,800
Joseph T. Lamb, Jr.	39,650	—	39,650

ECB Director Fees

The following table sets forth the applicable retainers and fees that were paid to non-employee directors for their service on East Carolina Bank’s Board of Directors during 2012. ECB’s and East Carolina Bank’s Board of Directors meet jointly, and directors do not receive any additional compensation for their services as directors of ECB unless the ECB Board meets separately or they serve on a separate committee of the ECB Board.

Amount
Monthly retainer	$500
Additional annual retainer paid to the Chairman	5,000
Per diem fee for attendance at meetings of Board	750
Per diem fee for attendance at Executive Committee meetings	650
Per diem fee for attendance at other committee meetings	600
Additional per diem fee for attendance at Enterprise Risk Management Committee meetings by the committee Chairman	250

ECB Director Independence

Each year ECB’s board of directors reviews transactions, relationships and other arrangements involving ECB’s directors and determines which directors the ECB board of directors considers to be “independent.” In making such determinations, the ECB board of directors applies the independence criteria contained in the listing requirements of the NYSE MKT. The ECB board of directors directed ECB’s Enterprise Risk Management Committee to assess each outside director’s independence and report its findings to the ECB board of directors in connection with the ECB board of directors annual determinations, and to monitor the status of each director on an ongoing basis and inform the ECB board of directors of changes in factors or circumstances that may affect a director’s ability to exercise independent judgment. As a result of such review, the ECB board of directors determined that each of Messrs. Davis, Kittrell and Lamb is independent under the listing requirements of the NYSE MKT.

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In addition to the specific NYSE MKT criteria, in assessing the independence of ECB’s directors ECB’s Enterprise Risk Management Committee and the ECB board of directors considers whether they believe transactions that are disclosable in ECB’s proxy statements as “related person transactions,” or any other transactions, relationships, arrangements or other factors, could impair a director’s ability to exercise independent judgment. In its determination of director independence, those other factors considered by the Enterprise Risk Management Committee and the ECB board of directors included East Carolina Bank’s lending relationships with directors and Mr. Davis’ legal representation of East Carolina Bank borrowers from time to time in their loan transactions with East Carolina Bank.

Crescent Director Independence

With the exception of Mr. Custer, each member of the Crescent Board who (i) served Crescent for any part of 2012, or (ii) currently serves as a director, is “independent” as defined by NASDAQ listing standards.

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EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The table below summarizes the total compensation awarded to, paid to or earned by each of Crescent’s named executive officers for the years ended December 31, 2012 and December 31, 2011. The named executive officers include Crescent’s principal executive officer for the year ended December 31, 2012, and Crescent’s three most highly compensated executive officers other than the principal executive officer who were serving as executive officers at December 31, 2012.

Name and Principal Position	Year	Salary (1)	Bonus (1)	Option Awards (2)	All Other Compensation (3)	Total
Scott M. Custer	2012	$320,000	$300,000	$-	$-	$620,000
President and Chief Executive Officer	2011	300,000	240,000	230,207	-	770,207

Terry S. Earley	2012	250,000	140,000	-	-	390,000
Executive Vice President and Chief Financial Officer	2011	-	-	-	-

Lee H. Roberts	2012	235,005	140,000	-	55,000	430,005
Executive Vice President and Chief Operating Officer	2111	-	-	-	-	-

Steven W. Jones	2012	235,000	160,000	-	8,655	403,655
President of VSB	2011	-	-	-	-	-

(1)	Messrs. Custer, Earley, Roberts, and Jones are employees of both Crescent and Piedmont, Crescent’s parent company. Only Mr. Custer was an executive officer of Crescent in 2011. All of Mr. Custer’s salary and bonus were paid by Piedmont in 2011, but his total 2011 salary and bonus is shown above. In addition, the total 2012 salaries and bonuses paid by Piedmont and Crescent to all named executive officers are shown above; however, in 2012 Piedmont paid 75% of Mr. Custer’s salary and bonus, 50% of the salary and bonus of Messrs. Earley and Roberts, and 25% of the salary and bonus of Mr. Jones.
(2)

Amounts listed in the “Option Awards” column reflect the aggregate grant date fair value of each award granted during the year computed in accordance with FASB ASC 718, Compensation – Stock Compensation. Mr. Custer serves both as CEO of Crescent (since November 18, 2011) and as CEO of Piedmont. Because of his dual roles, a portion of his compensation is paid by Piedmont. The table above reflects 25% of the fair value of the warrants in Piedmont common stock which Mr. Custer received in 2011 for his employment by both Crescent and Piedmont. The total outstanding Piedmont warrants Mr. Custer owns are disclosed below in the Outstanding Equity Awards section.

The fair value of each stock warrant award is determined when the warrant is issued with a Monte Carlo-based option pricing model. The model assumes that the stock warrants will be exercised at the mid-point of the time to achieve the performance condition and contractual term of 10 years, weighted by additional assumptions summarized below. The weighted average per share fair value of stock warrants granted in 2011 was $33.47. The fair value of stock warrants granted was determined using the following weighted average assumptions as of grant date: risk free interest rate of 2.19%, expected time until conditions are satisfied of 1.61 years, expected Piedmont stock price volatility of 38.07%, Piedmont dividend yield of 0%.

(3)	Crescent provides each named executive officer with certain group life, health, medical and other noncash benefits generally available to all salaried employees that are not included in this column pursuant to SEC rules. For Mr. Roberts, the amount shown in this column for 2012 is the personal use portion of club membership dues. For Mr. Jones, the amounts shown in this column for 2012 and 2011 are employer matches to 401(k) contributions and $7,480 of 2012 club membership dues.

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Custer Employment Agreement. Mr. Custer’s Employment Agreement was originally entered into with Piedmont on December 16, 2009. It was amended and restated in April 2012 to, among other things, add Crescent and VSB as parties to the agreement, and reflect his appointment as Chief Executive Officer and President of Crescent and appointment as Chief Executive Officer of VSB. The Employment Agreement has a three-year term from the original effective date of December 16, 2009, which term is automatically extended by one year terms thereafter on each anniversary of the original effective date, provided that no party delivers ninety days prior written notice of termination. The Employment Agreement provides that Mr. Custer will receive an annual salary in 2012 of $320,000 for all services as an officer, director employee of Piedmont, Crescent and VSB, as well as any of their affiliates (the “Employer Group”). After 2012, the amount of Mr. Custer’s salary will be determined by the Crescent Board, provided that it will be no less than $300,000. The Employment Agreement also provides that Mr. Custer is eligible to receive a performance bonus of up to two times his salary each year based on the achievement of performance measures to be determined by the Crescent Board. Additionally, the Employment Agreement provides that Mr. Custer will receive grants of options for Piedmont Stock in an amount equal 2% of equity issued in Piedmont equity financings, subject to certain limitations. The Employment Agreement also provides that Mr. Custer is to receive benefits commensurate with his position as a senior executive officer of VSB, including participation in VSB’s 401(k) plan and medical, dental, disability, and life insurance, subject to the terms of such plans.

The Employment Agreement provides that if Mr. Custer’s employment is terminated by the Employer Group without cause (as defined therein), he will receive severance payments equal to the monthly amount of his base salary for eighteen months following his termination of employment, subject to the execution of a release of claims against Crescent and its affiliates and Mr. Custer’s compliance with certain obligations, including prohibitions on competing with the Employer Group and soliciting the Employer Group’s customers and employees.

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401(k) Savings Plan

On April 9, 1999, VSB adopted the Crescent Bank Employees’ 401(k) Plan (the “Plan”) effective January 1, 1999. An employee is eligible to participate in the Plan the first day of the month after completing 30 days of service and reaching age 18. Participants are able to contribute a portion of their Compensation as a pre-tax deferral once they have met the eligibility requirements and enter the Plan. The maximum dollar amount each year is $16,500 (for 2011) and includes contributions made by participants to other deferral plans, e.g. other 401(k) plans, salary deferral SEP plans, 403(b) tax sheltered annuity plans, etc. This amount will increase as the cost of living increases. A participant who turns age 50 before the end of any calendar year may defer up to an extra $5,500 each year (for 2011) into the Plan as a pre-tax contribution once they meet certain Plan limits. The maximum catch-up amount may increase as the cost of living increases. Once a participant satisfies the eligibility requirements, VSB will make a safe harbor matching contribution based on the deferral amount elected. The safe harbor matching contribution is 100% of the participant’s deferrals up to 6% of compensation. Safe harbor matching contributions will be fully vested.

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The following table provides information about outstanding equity awards held by the named executive officers as of December 31, 2012. All outstanding stock option awards were subject to service-based vesting and are for stock options exercisable into shares of Piedmont’s common stock.

OUTSTANDING EQUITY AWARDS AT 2012 FISCAL YEAR END

	Option Awards
	Number of Securities Underlying Unexercised Options Exercisable (1)	Number of Securities Underlying Unexercised Options Unexercisable (1)	Option Exercise Price	Option Expiration Date
Scott M. Custer	1,204	3,611	$113.97	4/20/2021
	4,245	12,736	115.55	11/17/2021
	1,444	4,331	114.72	12/21/2021

Terry S. Earley	2,123	6,368	115.55	11/17/2021
	722	2,165	114.72	12/21/2012

Lee H. Roberts	722	2,165	113.97	4/20/2021
	2,123	6,368	115.55	11/17/2021
	722	2,165	114.72	12/21/2021

Steven W. Jones	481	1,444	113.97	4/20/2021
	2,123	6,368	115.55	11/17/2021
	722	2,165	114.72	12/21/2021

(1)	The warrants were granted under Piedmont’s warrant plan and are exercisable into Piedmont common stock. In connection with equity offerings, Piedmont has issued stock warrants to certain directors and members of senior management. The stock warrants were granted on April 21, 2011, November 18, 2011, and December 22, 2011 with 25% vesting on each of the first, second, third and fourth anniversaries of the grant date. The exercise price of each grant is as of December 31, 2012 and is based on Piedmont’s common stock achieving a minimum internal rate of return.

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DIRECTOR COMPENSATION

Director Fees

Directors who are also employees of Crescent receive no compensation for their service as directors. However, non-employee directors receive an annual retainer fee of $25,000 ($40,000 in the case of the Chairman of the Audit Committee, $30,000 in the case of the Chairman of the Risk Committee, and $150,000 in the case of the Chairman of the Board). While Piedmont paid a portion of each of their fees, the total fees earned are shown below.

Equity Compensation

Crescent did not grant any equity awards to its non-employee directors during the year ended December 31, 2012. As of December 31, 2012, only Mr. Paul held fully vested outstanding stock options to acquire 29,159 shares of Crescent’s common stock.

Other

Each of our directors is also covered by director and officer liability insurance and each of our directors is entitled to reimbursement for reasonable out-of-pocket expenses in connection with meeting attendance.

The following table presents a summary of all compensation earned by Crescent’s directors for their service as such during the year ended December 31, 2012, other than with respect to Mr. Custer, who served as an executive officer of Crescent during 2012, and whose compensation is set forth in the Summary Compensation Table above.

2012 DIRECTOR COMPENSATION TABLE

Name	Fees Earned or Paid in Cash	All Other Compensation (1)	Total

J. Adam Abram	$150,000	$–	$150,000
Brent D. Barringer (1)	25,000	10,000	35,000
David S. Brody (2)	30,000	–	30,000
Alan N. Colner	40,000	–	40,000
Thierry Ho (3)	25,000	–	25,000
Steven J. Lerner	25,000	–	25,000
James A. Lucas, Jr. (1)	25,000	10,000	35,000
Charles A. Paul, III (1) (4)	25,000	10,000	35,000
Jon S. Rufty (1)	25,000	10,000	35,000
A. Welford Tabor	25,000	–	25,000
Nicolas D. Zerbib (5)	25,000	–	25,000

 _______________________

(1)	The amounts shown in “All Other Compensation” reflect the fact that Messrs. Barringer, Lucas, Paul and Rufty received a $10,000 fee for serving on the Special Committee of the Crescent Board from July 27, 2012 through December 31, 2012.
(2)	Mr. Brody’s fees were paid to Terrior, LLC.
(3)	Mr. Ho’s fees were paid to Lightyear Capital II, LLC.
(4)	At December 31, 2012, Mr. Paul had outstanding stock options to acquire 29,159 shares of Crescent’s common stock.
(5)	Mr. Zerbib’s fees were paid to Stone Point Capital LLC.

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CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

VSB has had, and expects to have in the future, transactions in the ordinary course of business with certain of its current directors, nominees for director, executive officers and their associates. All loans included in such transactions were made on substantially the same terms, including interest rates, repayment terms and collateral, as those prevailing at the time such loans were made for comparable transactions with other persons, and do not involve more than the normal risk of collectability or present other unfavorable features. All loans were made in the ordinary course of business and on substantially the same terms, including interest rate and collateral, as those prevailing at the time for comparable loans with persons not related to the lender. Loans that have been made by VSB to directors and executive officers are subject to the requirements of Regulation O of the Board of Governors of the Federal Reserve System. Regulation O requires, among other things, prior approval of the VSB Board with any “interested director” not participating, dollar limitations on amounts of certain loans and prohibits any favorable treatment being extended to any director or executive officer in any lending matters. To the best knowledge of the management of Crescent and VSB, Regulation O has been complied with in its entirety.

During 2012 and 2011, VSB paid a total of $152,802.86 and $149,162.03, respectively, in rent to Wake Property Investments, LLC, which owned VSB’s Garner Branch Office. Wake Property Investments, LLC continues to own VSB’s Garner office. Director James A. Lucas, Jr. owns a 33.33% interest in Wake Property Investments, LLC. Also during 2012 and 2011, VSB paid a total of $587,988.56 and $576,459.36, respectively, in rent to 4711 Six Forks, LLC, which owned VSB’s Raleigh Main Branch office. 4711 Six Forks, LLC continues to own VSB’s Raleigh Main Branch office. Director Brent A. Barringer owns a 5% interest and Director James A. Lucas, Jr. owns a 22.34% interest in such entity. VSB continues to rent each of these properties. Director Steven J. Lerner is the former Chairman of Capstrat, Inc., a strategic marketing communication firm. VSB paid $37,697.53 to such firm for advertising and public relations services rendered in 2012. Effective as of December 31, 2012, Capstrat sold its business and changed its name to Jasper Corp. Mr. Lerner is no longer associated with the former business of Capstrat, and is no longer an officer or employee of Jasper Corp. or the Capstrat business, and, as of January 1, 2013, he receives no compensation from either. Mr. Lerner continues to own a 12.21% interest in Jasper Corp.

Crescent and Crescent State Bank entered into an Investment Agreement with Piedmont on February 23, 2011, pursuant to which, among other things, Piedmont agreed to acquire 18,750,000 newly issued shares of Crescent’s common stock through a direct investment of $75 million in cash (the “Investment”), and to conduct a tender offer for approximately 6.4 million of Crescent’s shares. Piedmont’s direct investment in Crescent closed on November 18, 2011, and the tender offer closed on December 21, 2011, with Piedmont acquiring approximately 6.1 million additional shares in the tender offer. Prior to the consummation of the Investment, Piedmont and its directors and officers were not affiliates of Crescent or VSB.

Pursuant to the terms of the Investment Agreement, eight directors designated by Piedmont were elected to the Crescent Board on the date that the Investment closed. The directors designated by Piedmont were Mr. J. Adam Abram, Mr. David S. Brody, Mr. Alan N. Colner, Mr. Scott M. Custer, Mr. Thierry Ho, Mr. Steven J. Lerner, Mr. A. Wellford Tabor and Mr. Nicolas D. Zerbib, each of whom is also a director of Piedmont. Also pursuant to the terms of the Investment Agreement, on the closing date of the Investment, all directors of Crescent resigned, other than Mr. Brent D. Barringer, Mr. James A. Lucas, Jr., Mr. Charles A Paul, III and Mr. Jon S. Rufty, each of whom was also elected as a director of Piedmont on the closing date of the Investment, and each of whom resigned as Piedmont directors in July 2012 as discussed in further detail below.

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Piedmont held approximately 88% of the voting shares of Crescent and wholly owned VantageSouth Bank (except for directors’ qualifying shares) as of October 19, 2012. Accordingly, in connection with the VantageSouth Merger, which closed on November 30, 2012, Piedmont received shares of Crescent common stock proportional to its ownership interests in VantageSouth Bank, increasing its ownership of Crescent to approximately 90%. Two of Crescent’s directors, Mr. J. Adam Abram and Mr. A. Wellford Tabor, are beneficial owners of Piedmont. In addition, Messrs. J. Adam Abram, David S. Brody, Alan N. Colner, Scott M. Custer, Thierry Ho, Steven J. Lerner, A. Wellford Tabor and Nicolas D. Zerbib, members of the Crescent board and of the board of VSB, are also directors of Piedmont. Adam Abram, Scott Custer and Steven Jones, who are directors or officers, or both, of Crescent, were on the board of VantageSouth Bank. Adam Abram, David Brody, Alan Colner, Scott Custer, Steven Lerner and Wellford Tabor, members of Crescent’s board of directors, and Jonathan Hornaday, Steven Jones and Lee Roberts, officers of Crescent, are also stockholders of Piedmont. Scott Custer, who served as Chairman of the Board of VantageSouth Bank and as Chief Executive Officer of VSB, serves as President and Chief Executive Officer of Crescent and as President and Chief Executive Officer of Piedmont. Steven Jones, who served as President and Chief Executive Officer of VantageSouth Bank and as President of VSB, serves as Head – Sales and Market Management for Piedmont.

In addition, Crescent, Crescent State Bank, Piedmont and VantageSouth Bank entered into an Affiliate Services Agreement, dated March 28, 2012 (the “Affiliate Agreement”) and effective retroactively to January 1, 2012, which was the date that the arrangements in the Affiliate Agreement were implemented. Under the Affiliate Agreement, the parties provided services to each other and allocated the associated costs. These services included executive management, accounting, human resources, regulatory compliance and other bank related functions. The Affiliate Agreement also complies with Sections 23A and 23B of the Federal Reserve Act.

Pursuant to the Affiliate Agreement, each of Piedmont and VantageSouth Bank paid a monthly fee to Crescent State Bank for certain services, which fee included reimbursement of a portion of the lease expense of 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina, which are Piedmont’s executive offices, and which space was also used by VantageSouth Bank management, but which property is leased by Piedmont. The monthly fee paid by each of Piedmont and VantageSouth Bank also included reimbursement of a portion of employment costs incurred by VSB. Through September 30, 2012, Piedmont and VantageSouth Bank paid $488,583 and $117,365 in fees to VSB, respectively. Also under the Affiliate Agreement, VSB paid a monthly fee to VantageSouth Bank for certain services, which fee also included reimbursement of a portion of employment costs incurred by VantageSouth Bank. Through September 30, 2012, VSB paid $256,643 in fees to VantageSouth Bank.

Crescent and Piedmont also entered into a Tax Sharing Agreement, effective December 22, 2011, under which Crescent and VSB, on the one hand, and Piedmont and certain of its subsidiaries other than the Company, on the other hand, are responsible for and bear the cost of their respective tax obligations, calculated independently of each other. However, to the extent Piedmont and its subsidiaries benefit from the use of Crescent and VSB’s net operating losses, such tax benefit will be paid by Piedmont and its subsidiaries to Crescent and VSB.

Crescent’s board of directors formed an independent special committee of disinterested directors to evaluate and, if appropriate, negotiate the VantageSouth Bank merger. The special committee retained its own legal counsel, obtained financial advice and a fairness opinion from an independent investment bank, and negotiated the terms of the VantageSouth Bank merger with Piedmont. Following the unanimous recommendation of the special committee that the VantageSouth Bank merger and the associated transactions are advisable, fair to, and in the best interests of Crescent and Crescent stockholders unaffiliated with Piedmont, Crescent’s board of directors unanimously adopted the recommendations of the special committee, approved the VantageSouth Bank merger, and recommended that Crescent stockholders approve the issuance of shares pursuant to the VantageSouth Bank merger. Piedmont, which holds approximately 88% of Crescent voting shares, agreed to vote in favor of the VantageSouth Bank merger proposal.

Crescent and Crescent State Bank entered into an indemnification agreement with Mr. Carlton on February 23, 2011. In the indemnification agreement, Mr. Carlton waived certain indemnification rights to which he would have been otherwise entitled with respect to certain service (“Other Service”) rendered prior to January 1, 2011, which was performed at the request of Crescent or Crescent State Bank on the board of directors of other corporations or entities. The indemnification agreement effectively serves to cap Crescent’s and VSB’s obligation to indemnify Mr. Carlton at $1 million for any liability, whether in the form of legal expenses, judgments, or otherwise, incurred by him as a result of such Other Service. In 2011 and 2012 Crescent made approximately $54,000 in payments under the indemnification agreement.

325

SECURITY OWNERSHIP OF DIRECTORS AND OFFICERS AND CERTAIN BENEFICIAL OWNERS

ECB Bancorp, Inc.

Security Ownership of Certain Beneficial Owners

The following table lists persons whom ECB Bancorp believes beneficially owned five percent or more of ECB Bancorp’s outstanding shares as of February 8, 2013.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Common Stock Outstanding (1)

Estate of Anna Mae H. Gibbs P.O. Box 277 Swan Quarter, North Carolina 27885	352,382	(2)	12.1%

Gregory C. Gibbs P.O. Box 402 Engelhard, North Carolina 27824	352,632	(2)	12.1%

Regina A. Gibbs P.O. Box 578 Engelhard, North Carolina 27824	352,382	(2)	12.1%

Charles G. Gibbs, Jr. P.O. Box 474 Engelhard, North Carolina 27824	352,948	(2)	12.2%

(1)	Based on 2,904,841 outstanding shares of ECB Bancorp common stock.

(2)	Based on a Schedule 13D/A filed with the U.S. Securities and Exchange Commission on December 3, 2012. Gregory C. Gibbs, Regina A. Gibbs and Charles G. Gibbs, Jr., serve as co-executors of the Estate of Anna Mae H. Gibbs, and the listed shares also are included in the shares listed as beneficially owned by each of them individually. Accordingly, each of Gregory C. Gibbs, Regina A. Gibbs and Charles G. Gibbs, Jr. may be considered to have shared voting and investment power with respect to the 352,382 shares held by the Estate of Anna Mae H. Gibbs.

326

Security Ownership of Directors and Executive Officers

The following table reflects the beneficial ownership of ECB Bancorp’s common stock by ECB Bancorp’s directors and its executive officers as of February 8, 2013.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership (1)	Percent of Class (2)
James J. Burson	11,000	*
Thomas M. Crowder	10,800	*
George T. Davis, Jr.	121,039 (3)	4.2%
T. Olin Davis	8,499 (4)	*
John F. Hughes, Jr.	3,600	*
J. Bryant Kittrell III	10,000 (5)	*
Joseph T. Lamb, Jr.	102,725 (6)	3.5%
B. Martelle Marshall	2,277	*
Lorie Y. Runion	3,000	*
William S. Sampson	4,000	*
R. S. Spencer, Jr.	22,600	*
A. Dwight Utz	20,904	*
Michael D. Weeks	400	*
All current directors and executive officers as a group (13 persons)	320,394	11.0%

* (1)

Less than 1.0%.

Except as otherwise noted, and to the best of our knowledge, the individuals named and included in the group exercise sole voting and investment power with respect to all listed shares. The listed shares include unvested shares of ECB Bancorp restricted stock as follows: Mr. Burson – 10,000 shares; Mr. Crowder – 10,000 shares; Mr. Olin Davis – 7,000 shares; Ms. Runion – 3,000 shares; Mr. Sampson – 3,000 shares; and Mr. Utz – 15,000 shares.

(2)	Based on 2,904,841 outstanding shares of ECB Bancorp common stock.
(3)	Includes 8,743 shares held by Mr. Davis’ spouse. Also includes an aggregate of 92,274 shares held directly by Mr. Davis’ mother and aunt for whom he acts as attorney-in-fact and as to which shares Mr. Davis disclaims beneficial ownership.
(4)	Includes 1,499 shares that could be acquired by Mr. Davis pursuant to stock options that could be exercised within 60 days following January 8, 2013.
(5)	Includes 1,000 shares held by Mr. Kittrell’s spouse.
(6)

Includes 38,067 shares held by Mr. Lamb’s spouse, 12,025 shares held by corporations in which Mr. Lamb is a director, officer and/or principal shareholder and 700 shares held as custodian for Mr. Lamb’s grandson.

327

Crescent Financial Bancshares, Inc.

The following table sets forth information regarding the beneficial ownership of Crescent’s common stock as of February 5, 2013 by (1) each of Crescent’s directors; (2) each of Crescent’s named executive officers; (3) all of Crescent’s present executive officers and directors as a group; and (4) each person or entity known to Crescent to be the beneficial owner of more than five percent of Crescent’s outstanding common stock, based on filings with the SEC. Unless otherwise indicated, the address for each person included in the table is 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612.

Information relating to beneficial ownership of Crescent’s common stock is based upon “beneficial ownership” concepts described in the rules issued under the Exchange Act. Under these rules a person is deemed to be a “beneficial owner” of a security if that person has or shares “voting power,” which includes the power to vote or to direct the voting of the security, or “investment power,” which includes the power to dispose or to direct the disposition of the security. Under the rules, more than one person may be deemed to be a beneficial owner of the same securities. A person is also deemed to be a beneficial owner of any security as to which that person has the right to acquire beneficial ownership within sixty (60) days from February 5, 2013.

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares Beneficially Owned (1)

Directors:
J. Adam Abram	628		*
Brent D. Barringer	50,130	(2)	*
David S. Brody	400		*
Alan N. Colner	300		*
Scott M. Custer	619		*
Thierry Ho	300		*
Steven J. Lerner	300		*
James A. Lucas, Jr.	559,306	(3)	1.6%
Charles A. Paul, III	142,390	(4)	*
Jon S. Rufty	55,120	(5)	*
A. Wellford Tabor	300		*
Nicolas D. Zerbib	300		*
Executive Officers, who are not also Directors:
Terry S. Earley	7,200		*

328

Name of Beneficial Owner	Amount and Nature of Beneficial Ownership		Percent of Shares Beneficially Owned (1)
Steven W. Jones	6,319		*
Lee H. Roberts	2,000		*

All Current Directors and Executive Officers, as a Group (15 persons):	825,612		2.3%

5% Stockholders:

Piedmont Community Bank Holdings, Inc.	32,242,726	(6)	90.2%

* Less than 1% of outstanding shares.

(1)	The percentage of our common stock beneficially owned was calculated based on 35,779,127 shares of common stock issued and outstanding as of February 5, 2013. The percentage treats as outstanding all shares underlying equity awards that are exercisable within 60 days after February 5, 2013 held by the directors and executive officers noted below, but not shares underlying equity awards that are exercisable by other stockholders.

(2)	Includes 1,640 shares held individually in Mr. Barringer’s spouse’s IRA.

(3)	Includes 148,887 shares held by a limited liability company of which Mr. Lucas holds a 33.33% interest, 3,498 shares held by a corporation of which Mr. Lucas holds a 29% interest, 80,600 shares held by a limited liability company of which Mr. Lucas holds a 50% interest, and 1,242 shares in an IRA account.

(4)	Includes 2,922 shares held individually by Mr. Paul’s spouse, 51,008 shares held by a limited liability company of which Mr. Paul is managing partner, and 21,212 shares subject to vested stock options.

(5)	Includes 8,716 shares held individually by Mr. Rufty’s spouse and 3,485 shares held as custodian for a minor child.

(6)	The information regarding Piedmont is based on a Schedule 13D/A filed with the SEC on September 7, 2012 and a subsequent Form 4 filed with the SEC on December 6, 2012. On the Schedule 13D/A filed in September 2012, Piedmont reported that it had sole voting and dispositive power with respect to 24,878,423 shares of Common Stock of Crescent. On the Form 4 filed in December 2012, Piedmont reported the acquisition of an additional 7,364,303 shares of Common Stock of Crescent due to the conversion of VantageSouth Bank common stock into Common Stock of Crescent pursuant to the closing of the merger of VantageSouth Bank into Crescent State Bank on November 30, 2012. This additional acquisition resulted in Piedmont holding a total of 32,242,726 shares of Common Stock of Crescent, as reported on the Form 4.

329

LEGAL MATTERS

The legality of the Crescent common stock to be issued in connection with the merger will be passed upon by Womble Carlyle Sandridge & Rice, LLP, counsel to Crescent. Certain legal matters will be passed upon for ECB by Kilpatrick Townsend & Stockton LLP, counsel to ECB. In addition, Womble Carlyle Sandridge & Rice, LLP has delivered an opinion to Crescent concerning various federal income tax consequences of the merger, and Kilpatrick Townsend & Stockton LLP has delivered an opinion to ECB concerning various federal income tax consequences of the merger. Please see “The Merger—Material U.S. Federal Income Tax Consequences of the Merger” on pages 94 through 98 for more information.

EXPERTS

ECB Bancorp, Inc.

The consolidated financial statements of ECB Bancorp, Inc. as of December 31, 2011 and 2010, and for the years ended December 31, 2011, 2010 and 2009, appearing elsewhere in this Joint Proxy Statement/Prospectus, have been included herein and in the registration statement in reliance upon the report of Dixon Hughes Goodman LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

Crescent Financial Bancshares, Inc.

The consolidated financial statements of Crescent Financial Bancshares, Inc. as of December 31, 2011 (Successor) and 2010 (Predecessor), and for the period from November 19, 2011 through December 31, 2011 (Successor), the period from January 1, 2011 through November 18, 2011 (Predecessor) and the years ended December 31, 2010 and 2009, appearing elsewhere in this Joint Proxy Statement/Prospectus, have been included herein and in the registration statement in reliance on the report of Dixon Hughes Goodman LLP, an independent registered public accounting firm, given upon the authority of said firm as experts in auditing and accounting.

The financial statements of VantageSouth Bank as of December 31, 2011 and 2010, and for the years then ended, appearing elsewhere in this Joint Proxy Statement/Prospectus, have been included herein and in the registration statement in reliance on the report of Dixon Hughes Goodman LLP, an independent auditor, given upon the authority of said firm as experts in auditing and accounting. Dixon Hughes Goodman LLP’s report refers to the restatement of the 2011 and 2010 financial statements for the correction of errors to reflect the retrospective application of a change in reporting entity.

The financial statements of Community Bank of Rowan as of and for the year ended December 31, 2010, appearing elsewhere in this Joint Proxy Statement/Prospectus, have been included herein and in the registration statement in reliance on the reports of BDO USA, LLP, an independent registered public accounting firm, upon the authority of said firm as experts in auditing and accounting.

330

SUBMISSION OF FUTURE SHAREHOLDER PROPOSALS

ECB Bancorp, Inc.

Because ECB and Crescent anticipate that the merger will close during the first quarter of fiscal year 2013, ECB does not intend to hold a 2013 annual meeting of shareholders. In the event that the merger is not completed and such a meeting is held, any ECB shareholder who, in accordance with and subject to the provisions of the proxy rules of the SEC, wishes to submit a proposal for inclusion in ECB’s proxy statement for its 2013 annual meeting of shareholders must deliver the proposal in writing to the ECB’s Corporate Secretary at ECB’s principal executive offices at Post Office Box 307, Engelhard, North Carolina 27824 not later than December 28, 2012 and must comply with all applicable requirements of ECB’s bylaws. Under ECB’s bylaws, at a meeting of its shareholders at which directors will be elected, nominations for election to the board of directors may be made by the ECB Board or by a shareholder of record who is entitled to vote at the meeting if written notice of the shareholder’s nomination has been delivered to ECB’s Corporate Secretary at the address listed above not later than the close of business on the fifth business day following the date on which notice of the meeting is first given to shareholders.

Crescent Financial Bancshares, Inc.

Pursuant to Rule 14a-8 of the Securities Exchange Act, as amended (“Rule 14a-8”) Crescent stockholders are entitled to submit proposals to be included in Crescent’s proxy statement and identified in Crescent’s form of proxy if they were received by Crescent at its principal executive office of 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612, addressed to Crescent’s Corporate Secretary, on or before December 11, 2012. Proposals by stockholders must comply with all requirements of applicable rules of the SEC, including other provisions of Rule 14a-8. Crescent reserves the right to reject, rule out of order, or take other appropriate action with respect to any proposal that does not comply with Rule 14a-8 and other applicable requirements.

Crescent stockholders who wish to nominate persons for election to the Crescent Board or propose other matters to be considered at Crescent’s 2013 annual meeting of stockholders pursuant to the procedures in Crescent’s bylaws must have provided Crescent advance notice of the director nomination or stockholder proposal, as well as the information specified in Crescent’s bylaws, no earlier than January 8, 2013 and no later than February 7, 2013. Crescent stockholders are advised to review Crescent’s bylaws, which contain the requirements for advance notice of director nominations and stockholder proposals. Notice of director nominations and stockholder proposals must be mailed to Crescent’s Corporate Secretary at Crescent’s principal executive offices at 3600 Glenwood Avenue, Suite 300, Raleigh, North Carolina 27612. However, if the 2013 annual meeting is scheduled to take place more than 30 days before or more than 70 days after the one-year anniversary of Crescent’s 2012 annual meeting, notice must be provided to the Corporate Secretary no earlier than 120 days prior to the 2013 annual meeting and not later than the later of (i) 90 days prior to the scheduled 2013 annual meeting and (ii) 10 days following the day on which Crescent makes public announcement of the scheduled date of the 2013 annual meeting. The requirements for advance notice of stockholder proposals under Crescent’s bylaws do not apply to proposals properly submitted under Rule 14a-8 under the Exchange Act, as those stockholder proposals are governed by Rule 14a-8. Crescent reserves the right to reject, rule out of order, or take other appropriate action with respect to any director nomination or stockholder proposal that does not comply with Crescent’s bylaws and other applicable requirements.

331

WHERE YOU CAN FIND MORE INFORMATION

Crescent and ECB file annual, quarterly and special reports, proxy and other information statements with the SEC. You may read and copy any reports, statements or other information that Crescent and ECB file with the SEC at the SEC’s public reference room at 100 F Street, N.E., Room 1850, Washington, D.C. 20549. Please call 1-800-732-0330 for further information on the public reference room. These SEC filings are also available to the public at the SEC’s Internet site at http://www.sec.gov. Our reference to the SEC’s Internet site is intended to be an inactive textual reference only. You may also obtain filed documents from commercial document retrieval services (some of which also provide online delivery).

Crescent has filed with the SEC a Registration Statement on Form S-4 under the Securities Act, with respect to the Crescent common stock to be issued in the merger. This document is part of that Registration Statement and constitutes a prospectus of Crescent. This document does not contain all of the information discussed in the Registration Statement or the exhibits to the Registration Statement, parts of which have been omitted in accordance with the rules and regulations of the SEC. For further information, you should refer to the Registration Statement, copies of which may be obtained from the SEC as set forth above.

All information concerning Crescent and its subsidiaries has been furnished by Crescent and all information concerning ECB and its subsidiaries has been furnished by ECB.

Each ECB shareholder will receive a separate copy of this Joint Proxy Statement/Prospectus, regardless of whether such shareholder is residing at a shared address with one or more other ECB shareholders.

You should rely only on the information contained in this document in connection with deciding your vote upon the approval of the merger. Neither ECB nor Crescent has authorized anyone to provide you with information different from what is contained in this document. This document is dated February 8, 2013. You should not assume that the information contained in this document is accurate as of any date other than such date, and neither the mailing of this document to shareholders nor the issuance of Crescent common stock in the merger shall create any implication to the contrary.

332

FINANCIAL STATEMENTS

Crescent Financial Bancshares, Inc.

Index to Audited Consolidated Financial Statements (including Notes thereto) for Crescent for the fiscal years ended December 31, 2011, 2010 and 2009

Report of Independent Registered Public Accounting Firm	FA-4
Consolidated Balance Sheets as of December 31, 2011 (Successor) and December 31, 2010 (Predecessor)	FA-5
Consolidated Statements of Operations for the period of November 19 to December 31, 2011 (Successor), the period of January 1 to November 18, 2011 (Predecessor), and the years ended December 31, 2010 and 2009 (Predecessor)	FA-6
Consolidated Statements of Comprehensive Income (Loss) for the period of November 19 to December 31, 2011 (Successor), the period of January 1 to November 18, 2011 (Predecessor), and the years ended December 31, 2010 and 2009 (Predecessor)	FA-7
Consolidated Statements of Changes in Stockholders’ Equity for the period of November 19 to December 31, 2011 (Successor), the period of January 1 to November 18, 2011 (Predecessor), and the years ended December 31, 2010 and 2009 (Predecessor)	FA-8
Consolidated Statements of Cash Flows for the period of November 19 to December 31, 2011 (Successor), the period of January 1 to November 18, 2011 (Predecessor), and the years ended December 31, 2010 and 2009 (Predecessor)	FA-10
Notes to Consolidated Financial Statements	FA-12

Index to Unaudited Consolidated Financial Statements (including Notes thereto) for Crescent for the three and nine month periods ended September 30, 2012 and 2011

Consolidated Balance Sheets – September 30, 2012 and December 31, 2011	FA-63
Consolidated Statements of Operations – Three and Nine Months Ended September 30, 2012 (Successor) and September 30, 2011 (Predecessor)	FA-64
Consolidated Statements of Comprehensive Income (Loss) – Three and Nine Months Ended September 30, 2012 (Successor) and September 30, 2011 (Predecessor)	FA-65
Consolidated Statements of Changes in Stockholders’ Equity – Nine Months Ended September 30, 2012 (Successor)	FA-66
Consolidated Statements of Cash Flows – Nine Months Ended September 30, 2012 (Successor) and September 30, 2011 (Predecessor)	FA-67
Condensed Notes to Consolidated Financial Statements	FA-69

333

VantageSouth Bank

Index to Audited Financial Statements (including Notes thereto) for VantageSouth for the fiscal years ended December 31, 2011 and December 31, 2010

Index to Unaudited Financial Statements (including Notes thereto) for VantageSouth for the three and nine month periods ended September 30, 2012 and 2011

Financial Statements:
Balance Sheets – September 30, 2012 (Successor) and December 31, 2011 (Predecessor)	FB-45
Statements of Operations – Three Months Ended September 30, 2012 (Successor), the Period February 1, 2012 to September 30, 2012 (Successor), the Period January 1, 2012 to January 31, 2012 (Predecessor), and Three and Nine Months Ended September 30, 2011 (Predecessor)	FB-46
Statements of Changes in Shareholders’ Equity – Nine Months Ended September 30, 2012 (Successor)	FB-47
Statements of Cash Flows – The Period February 1, 2012 to September 30, 2012 (Successor), the Period January 1, 2012 to January 31, 2012 (Predecessor), and the Nine Months Ended September 30, 2011 (Predecessor)	FB-48
Notes to Financial Statements	FB-49

Community Bank of Rowan

Index to Audited Financial Statements (including Notes thereto) for Rowan for the fiscal year ended December 31, 2010

Index to Unaudited Financial Statements (including Notes thereto) for Rowan for the period January 1, 2011 through April 18, 2011

Statements of Operations For the Period January 1, 2011 – April 18, 2011	FC-31
Statements of Changes in Shareholders’ Equity For the Period January 1, 2011 – April 18, 2011	FC-32
Statements of Cash Flows For the Period January 1, 2011 – April 18, 2011	FC-33
Notes to Financial Statements	FC-34

334

ECB Bancorp, Inc.

Index to Audited Consolidated Financial Statements (including Notes thereto) for ECB for the fiscal years ended December 31, 2011, 2010 and 2009

Index to Unaudited Consolidated Financial Statements (including Notes thereto) for ECB for the three and nine month periods ended September 30, 2012 and 2011

335

CONSOLIDATED FINANCIAL STATEMENTS OF CRESCENT FINANCIAL BANCSHARES, INC.

1.	Audited Consolidated Financial Statements (including Notes thereto) for Crescent for the fiscal years ended December 31, 2011 and December 31, 2010.

2.	Unaudited Consolidated Financial Statements (including Notes thereto) for Crescent for the three and nine month periods ended September 30, 2012.

FA-1

1.	Audited Consolidated Financial Statements (including Notes thereto) for Crescent for the fiscal years ended December 31, 2011 and December 31, 2010.

FA-2

Crescent Financial BANCSHARES, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

Crescent Financial BANCSHARES, INC. AND SUBSIDIARY

INDEX TO THE CONSOLIDATED FINANCIAL STATEMENTS

Page No.

Report of Independent Registered Public Accounting Firm	FA-4

Consolidated Balance Sheets
as of December 31, 2011 (Successor) and December 31, 2010 (Predecessor)	FA-5

Consolidated Statements of Operations
for the period of November 19 to December 31, 2011 (Successor), the period of
January 1 to November 18, 2011 (Predecessor), and the years ended December 31, 2010
and 2009 (Predecessor)	FA-6

Consolidated Statements of Comprehensive Income (Loss)
for the period of November 19 to December 31, 2011 (Successor), the period of
January 1 to November 18, 2011 (Predecessor), and the years ended December 31, 2010
and 2009 (Predecessor)	FA-7

Consolidated Statements of Changes in Stockholders’ Equity
for the period of November 19 to December 31, 2011 (Successor), the period of
January 1 to November 18, 2011 (Predecessor), and the years ended December 31, 2010
and 2009 (Predecessor)	FA-8

Consolidated Statements of Cash Flows
for the period of November 19 to December 31, 2011 (Successor), the period of
January 1 to November 18, 2011 (Predecessor), and the years ended December 31, 2010
and 2009 (Predecessor)	FA-10

Notes to Consolidated Financial Statements	FA-12

FA-3

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors

Crescent Financial Bancshares, Inc. and Subsidiary

Raleigh, North Carolina

We have audited the accompanying consolidated balance sheets of Crescent Financial Bancshares, Inc. (formerly Crescent Financial Corporation) and Subsidiary (the “Company”) as of December 31, 2011 (Successor) and 2010 (Predecessor), and the related consolidated statements of operations, comprehensive income (loss), changes in stockholders’ equity and cash flows for the period from November 19, 2011 through December 31, 2011 (Successor), the period from January 1, 2011 through November 18, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor). These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of Crescent Financial Bancshares, Inc. (formerly Crescent Financial Corporation) and Subsidiary as of December 31, 2011 (Successor) and 2010 (Predecessor), and the results of their operations and their cash flows for the period November 19, 2011 through December 31, 2011 (Successor), the period January 1, 2011 through November 18, 2011 (Predecessor) and the years ended December 31, 2010 and 2009 (Predecessor), in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

March 30, 2012

FA-4

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS
December 31, 2011 (Successor) and December 31, 2010 (Predecessor)

	Successor	Predecessor
	Company	Company
	2011	2010
ASSETS

Cash and due from banks	$8,843,873	$8,372,969
Interest-earning deposits with banks	1,773,064	2,663,210
Federal funds sold	14,745,000	38,070,000
Investment securities available for sale, at fair value (Note D)	143,503,848	181,916,229
Mortgage loans held for sale	3,841,412	5,689,853

Loans held for investment (Note E)	552,877,060	676,803,069
Allowance for loan losses (Note E)	(227,000)	(20,702,000)
NET LOANS HELD FOR INVESTMENT	552,650,060	656,101,069

Federal Home Loan Bank stock, at cost	8,669,300	10,521,700
Premises and equipment, net (Note F)	10,285,794	11,585,920
Investment in life insurance	19,261,443	18,482,993
Foreclosed assets	9,422,056	15,523,592
Deferred tax asset, net	30,190,593	7,732,232
Goodwill	20,015,194	-
Other intangibles, net	2,229,747	692,942
Other assets	9,071,796	15,665,809
TOTAL ASSETS	$834,503,180	$973,018,518

LIABILITIES AND STOCKHOLDERS’ EQUITY

Deposits:
Demand	$91,215,170	$62,043,933
Savings	46,840,021	64,772,708
Money market and NOW	226,583,947	220,749,043
Time (Note H)	309,779,448	376,817,639
TOTAL DEPOSITS	674,418,586	724,383,323

Short-term borrowings (Note I)	-	7,000,000
Long-term debt (Note I)	12,215,901	157,748,000
Accrued expenses and other liabilities	4,809,240	4,871,837
TOTAL LIABILITIES	691,443,727	894,003,160

Commitments (Notes E, J and P)

Stockholders’ Equity (Note S)
Preferred stock, no par value, 5,000,000 shares authorized, 24,900 shares issued and outstanding on December 31, 2011 and 2010	24,442,303	23,379,651
Common stock, $0.001 par value, 75,000,000 shares authorized, 28,412,059 shares issued and outstanding at December 31, 2011, $1 par value, 20,000,000 shares authorized; 9,664,059 shares issued and outstanding at December 31, 2010	28,412	9,664,059
Common stock warrant	1,325,372	2,367,368
Additional paid-in capital	117,434,029	74,634,362
Accumulated deficit	(181,555)	(32,917,437)
Accumulated other comprehensive income	10,892	1,887,355

TOTAL STOCKHOLDERS’ EQUITY	143,059,453	79,015,358

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$834,503,180	$973,018,518

See accompanying notes.

FA-5

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS
Periods From November 19 to December 31, 2011 (Successor), From January 1 to November 18, 2011 (Predecessor) and Years Ended December 31, 2010 and 2009 (Predecessor)

	Successor Company	Predecessor Company
	November 19	January 1
	to	to	Years
	December 31,	November 18,	Ended December 31,
	2011	2011	2010	2009
INTEREST AND FEE INCOME
Loans held for investment	$4,252,165	$31,569,206	$43,420,274	$47,989,636
Investment securities available for sale	312,922	6,198,399	7,326,013	8,202,708
Interest-earning deposits with banks	1,674	5,229	3,435	8,227
Federal funds sold	42,849	76,557	30,931	5,827

TOTAL INTEREST AND FEE INCOME	4,609,610	37,849,391	50,780,653	56,206,398

INTEREST EXPENSE
Money market, NOW and savings deposits	276,541	3,070,506	4,563,840	2,900,719
Time deposits	339,527	7,443,732	11,621,285	16,969,642
Short-term borrowings	18,340	78,228	418,583	1,704,511
Long-term debt	624,316	4,852,812	5,718,644	5,045,638

TOTAL INTEREST EXPENSE	1,258,724	15,445,278	22,322,352	26,620,510

NET INTEREST INCOME	3,350,886	22,404,113	28,458,301	29,585,888

PROVISION FOR LOAN LOSSES (Note E)	227,000	16,718,118	20,347,277	11,526,066

NET INTEREST INCOME AFTER PROVISION FOR LOAN LOSSES	3,123,886	5,685,995	8,111,024	18,059,822

NON-INTEREST INCOME
Mortgage origination revenue	23,413	252,722	478,718	922,615
Service charges and fees on deposit accounts	216,565	1,616,714	1,833,805	1,662,949
Earnings on life insurance	103,222	756,438	883,688	885,858
Gain (loss) on sale of available for sale securities	(55,172)	3,989,628	25,421	870,072
Gain on sale of mortgage loans	146,248	987,718	1,091,952	74,595
Loss on sale or disposal of assets	(40,876)	(887)	(11,401)	(3,024)
Impairment of marketable equity security	-	(47,897)	-	(197,575)
Impairment of nonmarketable equity security	-	-	-	(406,802)
Other (Note L)	90,670	518,659	607,736	519,474

TOTAL NON-INTEREST INCOME	484,070	8,073,095	4,909,919	4,328,162

NON-INTEREST EXPENSE
Salaries and employee benefits	2,399,155	12,787,298	12,763,483	11,834,747
Occupancy and equipment	436,353	3,488,782	3,988,617	3,542,206
Net (gain) loss on foreclosed assets	(8,881)	1,563,194	818,495	44,609
Data processing	240,508	1,557,489	1,581,565	1,418,308
FDIC insurance premiums	140,587	1,308,337	1,513,111	1,918,712
Other loan related expense	231,288	1,543,738	1,766,727	680,453
Professional services	241,639	2,774,135	1,910,755	1,534,598
Goodwill impairment	-	-	-	30,233,049
Other (Note L)	595,558	2,259,175	2,622,046	2,735,953

TOTAL NON-INTEREST EXPENSE	4,276,207	27,282,148	26,964,799	53,942,635

INCOME (LOSS) BEFORE INCOME TAXES	(668,251)	(13,523,058)	(13,943,856)	(31,554,651)

INCOME TAX EXPENSE (BENEFIT) (Note K)	(520,000)	-	(4,069,636)	(1,328,700)

NET INCOME (LOSS)	(148,251)	(13,523,058)	(9,874,220)	(30,225,951)

Effective dividend on preferred stock (Note S)	182,012	1,539,105	1,689,137	1,616,757
Net income available (loss attributed) to common shareholders	$(330,263)	$(15,062,163)	$(11,563,357)	$(31,842,708)

NET INCOME (LOSS) PER COMMON SHARE
Basic	$(0.01)	$(1.57)	$(1.21)	$(3.33)
Diluted	$(0.01)	$(1.57)	$(1.21)	$(3.33)

WEIGHTED AVERAGE COMMON SHARES OUTSTANDING
Basic	28,353,053	9,586,167	9,579,633	9,569,290
Diluted	28,353,053	9,586,167	9,579,633	9,569,290

See accompanying notes.

FA-6

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS)
Periods From November 19 to December 31, 2011 (Successor), From January 1 to November 18, 2011 (Predecessor) and Years Ended December 31, 2010 and 2009 (Predecessor)

	Successor Company	Predecessor Company
	November 19	January 1
	to	to	Years
	December 31,	November 18,	Ended December 31,
	2011	2011	2010	2009

NET INCOME (LOSS)	$(148,251)	$(13,523,058)	$(9,874,220)	$(30,225,951)

Other comprehensive income (loss):
Securities available for sale:
Unrealized holding gains (losses) on available for sale securities	(37,447)	1,153,289	1,078,284	2,249,496
Tax effect	14,438	(444,593)	(415,679)	(867,181)
Reclassification of losses due to impairment recognized in net loss	-	47,897	-	197,575
Tax effect	-	(18,466)	-	(76,165)
Reclassification of (gains) losses recognized in net loss	55,172	(3,989,628)	(25,421)	(870,072)
Tax effect	(21,271)	1,538,001	9,801	335,413
Net of tax amount	10,892	(1,713,499)	646,985	969,066
Cash flow hedging activities:
Unrealized holding gain (loss) on cash flow
Hedging activities	-	136,518	(284,094)	(294,934)
Tax effect	-	(42,480)	109,513	113,697
Reclassification of loss recognized in net loss due to termination of hedge accounting for swaps	-	93,029	-	-
Tax effect	-	(35,864)	-	-

Net of tax amount	-	151,203	(174,581)	(181,237)

Total other comprehensive income (loss)	10,892	(1,562,296)	472,404	787,829

COMPREHENSIVE INCOME (LOSS)	$(137,359)	$(15,085,354)	$(9,401,816)	$(29,438,122)

See accompanying notes.

FA-7

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY
Periods From November 19 to December 31, 2011 (Successor),
From January 1 to November 18, 2011 (Predecessor) and Years Ended December 31, 2010 and 2009 (Predecessor)

								Accumulated
					Common	Additional	Retained	other	Total
	Preferred stock		Common stock		stock	paid-in	earnings	comprehensive	stockholders’
	Shares	Amount	Shares	Amount	warrants	capital	(deficit)	income	equity

Predecessor Company
Balance at December 31, 2008	-	$-	9,626,559	$9,626,559	$-	$74,349,299	$10,488,628	$627,122	$95,091,608

Net loss	-	-	-	-	-	-	(30,225,951)	-	(30,225,951)

Other comprehensive income	-	-	-	-	-	-	-	787,829	787,829

Expense recognized in connection with stock options and restricted stock	-	-	-	-	-	180,595	-	-	180,595

Preferred stock transaction:
Issuance of preferred stock	24,900	24,900,000	-	-	-	-	-	-	24,900,000
Issuance of warrant	-	(2,367,368)	-	-	2,367,368	-	-	-	-

Accretion of discount on preferred stock	-	402,882	-	-	-	-	(402,882)	-	-

Preferred stock dividend	-	-	-	-	-	-	(1,213,875)	-	(1,213,875)

Balance at December 31, 2009	24,900	22,935,514	9,626,559	9,626,559	2,367,368	74,529,894	(21,354,080)	1,414,951	89,520,206

Net loss	-	-	-	-	-	-	(9,874,220)	-	(9,874,220)

Other comprehensive income	-	-	-	-	-	-	-	472,404	472,404

Expense recognized in connection with stock options and restricted stock	-	-	-	-	-	141,968	-	-	141,968

Issuance of restricted stock, net of deferred compensation	-	-	37,500	37,500	-	(37,500)	-	-	-

Accretion of discount on preferred stock	-	444,137	-	-	-	-	(444,137)	-	-

Preferred stock dividend	-	-	-	-	-	-	(1,245,000)	-	(1,245,000)

Balance at December 31, 2010	24,900	$23,379,651	9,664,059	$9,664,059	$2,367,368	$74,634,362	$(32,917,437)	$1,887,355	$79,015,358

See accompanying notes.

FA-8

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS’ EQUITY (Continued)
Periods From November 19 to December 31, 2011 (Successor),
From January 1 to November 18, 2011 (Predecessor) and Years Ended December 31, 2010 and 2009 (Predecessor)

								Accumulated
					Common	Additional	Retained	other	Total
	Preferred stock		Common stock		stock	paid-in	earnings	comprehensive	stockholders’
	Shares	Amount	Shares	Amount	warrant	capital	(deficit)	income	equity
Predecessor Company
Balance at December 31, 2010	24,900	$23,379,651	9,664,059	$9,664,059	$2,367,368	$74,634,362	$(32,917,437)	$1,887,355	$79,015,358

Net loss	-	-	-	-	-	-	(13,523,058)	-	(13,523,058)

Other comprehensive loss	-	-	-	-	-	-	-	(1,562,296)	(1,562,296)

Expense recognized in connection with stock options and restricted stock	-	-	(2,000)	(2,000)	-	115,198	-	-	113,198

Recapitalization of common stock from $1.00 to $0.001 par value	-	-	-	(9,652,397)	-	9,652,397	-	-	-

Accretion of discount on preferred stock	-	432,397	-	-	-	-	(432,397)	-	-

Preferred stock dividend	-	-	-	-	-	-	-	-	-

Balance at November 18, 2011	24,900	23,812,048	9,662,059	9,662	2,367,368	84,401,957	(46,872,892)	325,059	64,043,202

Successor Company
Balance at November 18, 2011	24,900	$24,408,999	28,412,060	$28,412	$1,325,372	$117,388,028	$-	$-	$143,150,811

Net loss	-	-	-	-	-	-	(148,251)	-	(148,251)

Other comprehensive income	-	-	-	-	-	-	-	10,892	10,892

Expense recognized in connection with stock options and restricted stock	-	-	-	-	-	44,414	-	-	44,414

Restricted stock, forfeited	-	-	-	-	-	1,587	-	-	1,587

Accretion of discount on preferred stock	-	33,304	-	-	-	-	(33,304)	-	-

Preferred stock dividend	-	-	-	-	-	-	-	-	-

Balance at December 31, 2011	24,900	$24,442,303	28,412,060	$28,412	$1,325,372	$117,434,029	$(181,555)	$10,892	$143,059,453

See accompanying notes.

FA-9

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS
Periods From November 19 to December 31, 2011 (Successor),
From January 1 to November 18, 2011 (Predecessor) and Years Ended December 31, 2010 and 2009 (Predecessor)

	Successor Company	Predecessor Company
	November 19	January 1
	to	to	Years
	December 31,	November 18,	Ended December 31,
	2011	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(148,251)	$(13,523,058)	$(9,874,220)	$(30,225,951)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	74,080	863,245	1,000,544	938,178
Stock based compensation	46,001	115,198	141,968	180,595
Provision for loan losses	227,000	16,718,118	20,347,277	11,526,066
Accretion on purchased loans	(2,728,414)	-	(958,343)	(285,593)
Amortization of core deposit intangible	30,515	117,421	133,349	133,349
Amortization of (premium) discount on deposits	(468,323)	-	40,431	109,730
Accretion of discount on long-term debt	17,158	-	-	-
Loss (gain) on mortgage loan commitments	43,875	(205,472)	-	-
Net gain on sales of mortgage loans	(190,123)	(782,246)	(1,035,552)	-
Originations of mortgage loans held-for-sale	(16,420,673)	(67,492,393)	(73,011,585)	-
Proceeds from sales of mortgage loans	17,357,246	69,376,630	68,357,284	-
Purchase of loan to be held for sale	-	-	-	(3,651,505)
Proceeds from sale of loan held for sale	-	-	-	3,726,100
(Gain) loss on sale of loans	-	58,243	-	(74,595)
Net increase in cash surrender value life insurance	(103,222)	(756,438)	(824,607)	(846,468)
Deferred income taxes	(520,000)	(5,016,475)	(3,834,125)	(2,077,407)
Deferred tax asset valuation allowance	-	5,016,475	2,104,000	-
Loss (gain) on sale of available for sale securities	55,172	(3,989,628)	(25,421)	(870,072)
Net amortization of premiums on available for sale securities	174,798	2,016,072	1,477,580	970,221
Loss on impairment of marketable equity security	-	47,897	-	197,575
Loss on impairment of nonmarketable equity security	-	-	-	406,802
Loss on impairment of goodwill	-	-	-	30,233,049
Net (gain) loss on disposal of foreclosed assets	-	218,091	(64,272)	(3,741)
Valuation adjustments related to foreclosed assets	-	1,491,220	942,600	48,349
Loss on disposition of assets	40,876	887	11,401	3,024
Loss on prepayment of FHLB advances	237,000	-	-	-
Change in assets and liabilities:
(Increase) decrease in accrued interest receivable	(179,971)	1,373,579	265,016	(919,000)
(Increase) decrease in other assets	1,592,814	3,306,709	(4,537,339)	(4,006,862)
Increase (decrease) in accrued interest payable	(269,670)	(300,871)	(124,802)	(483,216)
Increase (decrease) in accrued expenses and other liabilities	(2,505,921)	2,028,965	919,875	166,153

Net cash provided by (used in) operating activities	(3,638,033)	10,682,169	1,394,659	5,194,781

See accompanying notes.

FA-10

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Continued)
Periods From November 19 to December 31, 2011 (Successor),
From January 1 to November 18, 2011 (Predecessor) and Years Ended December 31, 2010 and 2009 (Predecessor)

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,
	2011	2011	2010	2009

CASH FLOWS FROM INVESTING ACTIVITIES
Purchase of investment securities available for sale	(113,402,494)	(87,722,370)	(21,232,508)	(167,674,519)
Proceeds from maturities and repayments of investment securities available for sale	1,482,982	27,502,396	28,142,899	38,659,372
Proceeds from sale of securities available for sale	57,516,800	151,602,702	3,896,986	42,820,152
Loan originations and principal collections, net	10,767,799	39,181,342	39,864,623	9,964,259
Purchases of premises and equipment	(75,358)	(143,088)	(725,306)	(1,957,311)
Proceeds from disposals of other assets	933	-	59,365	-
Proceeds from sale of foreclosed assets	1,697,098	5,598,373	8,649,950	5,172,202
Cost to complete foreclosed assets	(1,250)	-	(200,229)	-
Proceeds from sale of loans	655,426	12,654,001	7,810,558	-
(Purchase)/redemption of Federal Home Loan Bank stock	-	1,852,400	1,254,800	(4,512,500)

Net cash provided by (used in) investing activities	(41,358,064)	150,525,756	67,521,138	(77,528,345)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase (decrease) in deposits	$(3,402,629)	$(52,188,053)	$1,708,274	$7,642,133
Net increase (decrease) in short-term borrowings	-	6,000,000	(67,000,000)	36,294,000
Net increase (decrease) in long-term debt	(152,365,388)	(13,000,000)	15,000,000	26,000,000
Proceeds from issuance of common stock	-	75,000,000	-	-
Proceeds from issuance of preferred stock and common stock warrant	-	-	-	24,900,000
Dividends paid on preferred stock	-	-	(1,245,000)	(1,058,250)

Net cash provided by (USED in) financing activities	(155,768,017)	15,811,947	(51,536,726)	93,777,883

NET INCERASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(200,764,114)	177,019,872	17,379,071	21,444,319

CASH AND CASH EQUIVALENTS, BEGINNING	226,126,051	49,106,179	31,727,108	10,282,789

CASH AND CASH EQUIVALENTS, ENDING	$25,361,937	$226,126,051	$49,106,179	$31,727,108

Supplemental information (Notes C and U)

See accompanying notes.

FA-11

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE A - ORGANIZATION AND OPERATIONS

Crescent Financial Bancshares, Inc. (the “Company”), is a holding company incorporated under the laws of Delaware on March 28, 2011 and is a successor company to Crescent Financial Corporation (“CFC”) through a reincorporation of CFC which occurred on November 15, 2011. In the reincorporation, all shares of CFC’s outstanding common stock, $1.00 par value, were converted to shares of the Company’s common stock, $0.001 par value. CFC was a bank holding company incorporated under the laws of North Carolina on June 29, 2001. The Company operates for the primary purpose of serving as the holding company for Crescent State Bank (“CSB” or the “Bank”).

In addition, the Company also has an interest in Crescent Financial Capital Trust I (the “Trust”). The Trust was formed for the sole purpose of issuing trust preferred securities and is not consolidated with the financial statements of the Company. The proceeds from such issuances were loaned to the Company in exchange for subordinated debentures, which are the sole assets of the Trusts. The Company’s obligation under the subordinated debentures constitutes a full and unconditional guarantee by the Company of the Trust’s obligations under the trust preferred securities. The Trust has no operations other than those that are incidental to the issuance of the trust preferred securities.

CSB was incorporated December 22, 1998 and began banking operations on December 31, 1998. CSB is engaged in general commercial and retail banking in Wake, Johnston, Lee, Moore and New Hanover Counties, North Carolina, operating under the banking laws of North Carolina and the rules and regulations of the Federal Deposit Insurance Corporation and the North Carolina Commissioner of Banks. CSB is subject to periodic examinations by those regulatory authorities.

On November 18, 2011, the Company completed the issuance and sale to Piedmont Community Bank Holdings, Inc. (“Piedmont”) of 18,750,000 shares of common stock for $75.0 million in cash (the “Piedmont Investment”). As part of its investment, Piedmont also made a tender offer to the Company’s stockholders commencing on November 8, 2011 to purchase up to 67% (6,442,105 shares) of our outstanding common stock at a price of $4.75 per share (“Tender Offer”). Pursuant to the Tender Offer, Piedmont purchased 6,128,423 shares of the Company’s common stock for $29.1 million. As a result of the Piedmont Investment and the Tender Offer, Piedmont owns approximately 88% of our outstanding common stock.

Upon closing of the Piedmont Investment, J. Adam Abram, Chairman of Piedmont, was named Chairman of Crescent Financial Bancshares, Inc., and Scott Custer, President and Chief Executive Officer of Piedmont, became Chief Executive Officer of Crescent Financial Bancshares, Inc. In addition, the Board of Directors of Crescent Financial Bancshares, Inc. has been restructured to include eight designees of Piedmont, including Mr. Abram and Mr. Custer, as well as four continuing Company directors, including Messrs. Brent D. Barringer, James A. Lucas Jr., Charles A. Paul III and Jon S. Rufty. These four existing Company directors were also appointed to the Board of Directors of Piedmont.

Basis of Presentation

The accompanying consolidated financial statements include the accounts and transactions of Crescent Financial Bancshares, Inc. and its predecessor, Crescent Financial Corporation, as well as the Company’s wholly-owned subsidiary, Crescent State Bank. All intercompany transactions and balances have been eliminated in consolidation.

Use of Estimates and Assumptions

The preparation of consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, purchase accounting fair value adjustments related to the Piedmont Investment and the valuation of deferred tax assets.

FA-12

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, interest-earning deposits with banks and federal funds sold.

Securities Available for Sale

Available for sale securities are carried at fair value and consist of debt and equity securities not classified as trading or held to maturity. Unrealized holding gains and losses on available for sale securities are reported as a net amount in other comprehensive income, net of related tax effects. Gains and losses on the sale of available for sale securities are determined using the specific identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Each available for sale security in a loss position is evaluated for other-than-temporary impairment on at least a quarterly basis. The review includes an analysis of the facts and circumstances of each individual investment such as (1) the length of time and the extent to which the fair value has been below cost, (2) changes in the earnings performance, credit rating, asset quality, or business prospects of the issuer, (3) the ability of the issuer to make principal and interest payments, (4) changes in the regulatory, economic, or technological environment of the issuer, and (5) changes in the general market condition of either the geographic area or industry in which the issuer operates.

Regardless of these factors, if we have developed a plan to sell the security or it is likely that we will be forced to sell the security in the near future, then the impairment is considered other-than-temporary and the carrying value of the security is permanently written down to the current fair value with the difference between the new carrying value and the amortized cost charged to earnings. If we do not intend to sell the security and it is not more likely than not that we will be required to sell the security before recovery of its amortized cost basis less any current period credit loss, the other-than-temporary impairment is separated into the following: (1) the amount representing the credit loss and (2) the amount related to all other factors. The amount of the total other-than-temporary impairment related to the credit loss is recognized in earnings, and the amount of the total other-than-temporary impairment related to other factors is recognized in other comprehensive income, net of applicable taxes.

Loans Held for Investment

Loans that we have the intent and ability to hold for the foreseeable future, or until maturity, are reported at their outstanding principal adjusted for any charge-offs, deferred fees or costs on originated loans and unamortized premiums or discounts on purchased or acquired loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to the yield of the related loan. Interest on loans is recorded based on the principal amount outstanding. The accrual of interest on impaired loans, for all classes, is discontinued when the future collectability of the recorded loan balance is in doubt. When the future collectability of the recorded loan balance is not in doubt, interest income may be recognized on the cash basis. Generally, loans are placed on nonaccrual when they are past due 90 days or more. When a loan is placed in nonaccrual status, all unpaid accrued interest is reversed and subsequent collections of interest and principal payments are generally applied as a reduction to the principal outstanding. Should the credit quality of a nonaccrual loan improve, the loan can be returned to an accrual status after demonstrating consist payment history for at least six months.

A loan is classified as a troubled debt restructuring (“TDR”) when certain modifications are made to the loan terms and concessions are granted to the borrowers due to financial difficulty experienced by those borrowers. In the past, we have granted concessions by (1) reduction of the stated interest rate for the remaining original life of the debt or (2) extension of the maturity date at a stated interest rate lower than the current market rate for new debt with similar risk. The Company does not generally grant concessions through forgiveness of principal or accrued interest.

FA-13

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Our policy with respect to accrual of interest on loans restructured in a TDR follows relevant supervisory guidance. That is, if a borrower has demonstrated performance under the previous loan terms and shows capacity to perform under the restructured loan terms, continued accrual of interest at the restructured interest rate is likely. If a borrower was materially delinquent on payments prior to the restructuring but shows the capacity to meet the restructured loan terms, the loan will likely continue as nonaccrual going forward. Lastly, if the borrower does not perform under the restructured terms, the loan is placed on nonaccrual status. These loans are closely monitored, and we cease accruing interest on them if the borrowers may not continue performing based on the restructured note terms.

The summary below provides an overview of the types of loans we provide, or portfolio segments, including a discussion of relevant underwriting guidelines and risk characteristics. Because of the change in control transaction with Piedmont which occurred in November 2011, the acquired loan portfolio does not necessarily reflect the Bank’s current focus and lending strategy as it was modified following the Piedmont Investment. Acquired loan amounts were adjusted to estimated fair value in purchase accounting and are being serviced and managed according to the specific circumstances of each loan and borrower relationship.

Commercial and Industrial Loans. These loans are typically for working capital, equipment, and business expansion. Commercial loans are generally secured by accounts receivable, inventory, equipment and owner occupied real estate. We generally require personal guarantees of the principal business owners. Commercial loans are generally originated with one to seven year maturities for working capital and equipment loans and five to seven year maturities with 15-25 year amortizations for owner occupied real estate.

Commercial Mortgage Loans. These loans are secured principally by leased apartments, retail centers, and commercial office buildings, acquired by the borrower for both investment and owner occupied purposes. Our focus is on lending for stabilized, income producing properties and not on speculative projects. We generally require the personal guaranty of the principal business owners on all such loans. The real estate collateral is a secondary source of repayment. Commercial mortgage loans are generally originated with three-to-seven year maturities with up to 25-year amortizations.

Construction Loans. These loans are generally originated with one to five year maturities and may have an amortization feature that could extend up to 25 years. One-to-four family residential construction loans are made to borrowers who are the homeowners or to a builder where the home is pre-sold to the home owner and where the loan is repaid when the homeowner closes into the permanent mortgage market. These loans are generally originated with maturities up to 18 months in length. Construction loans are made to local, well-established, well-capitalized builders. We lend to builders in our market who have demonstrated a favorable record of performance and profitable operations.  Our loan policies require personal guarantees of the principal business owners.

Loans to Individuals, Home Equity Lines of Credit and Residential Real Estate Loans. Loans to individuals (or consumer loans) include automobile loans, boat and recreational vehicle financing, home equity and home improvement loans and miscellaneous secured and unsecured personal loans. Residential real estate loans are made for purchasing and refinancing one to four family properties. We offer fixed and variable rate options but generally limit the maximum term to five to seven years for non-real estate secured loans.

Purchased Credit-Impaired Loans

Loans acquired in a transfer, including business combinations and transactions similar to the Piedmont Investment, where there is evidence of credit deterioration since origination and it is probable at the date of acquisition that we will not collect all contractually required principal and interest payments, are accounted for as purchased credit-impaired (“PCI”) loans. For PCI loans, the excess of the cash flows initially expected to be collected over the fair value of the loans at the acquisition date (i.e., the accretable yield) is accreted into interest income over the estimated remaining life of the PCI loans using the effective yield method, provided that the timing and the amount of future cash flows is reasonably estimable. Accordingly, such loans are not classified as nonaccrual and they are considered to be accruing because their interest income relates to the accretable yield recognized under accounting for PCI loans and not to contractual interest payments. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.

FA-14

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Subsequent to acquisition, estimates of cash flows expected to be collected are updated each reporting period based on updated assumptions regarding default rates, loss severities, and other factors that are reflective of current market conditions. If the Company has probable decreases in cash flows expected to be collected (other than due to decreases in interest rate indices), we charge the provision for loan losses, resulting in an increase to the allowance for loan losses. If the Company has probable and significant increases in cash flows expected to be collected, we will first reverse any previously established allowance for loan losses and then increase interest income as a prospective yield adjustment over the remaining life of the loans. The impact of changes in variable interest rates is recognized prospectively as adjustments to interest income.

Allowance for Loan Losses

The allowance for loan losses is a reserve established through a provision for probable loan losses charged to expense. Loans are charged against the allowance for loan losses when we believe the collectability of principal is unlikely. Subsequent recoveries, if any, are credited to the allowance for loan losses. The allowance for loan losses is maintained at a level based on our best estimate of probable credit losses that are inherent in the loan portfolio. The allowance for loan losses methodology includes calculations of reserves for loans that are evaluated individually for impairment and loans that are evaluated collectively for impairment.

A loan is considered impaired, based on current information and events, if it is probable that the Company will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. These loans are evaluated individually for impairment. Reserves, or charge-offs, on individually impaired loans that are collateral dependent are based on the fair value of the underlying collateral while reserves on loans that are not collateral dependent are based on either an observable market price, if available, or the present value of expected future cash flows discounted at the historical effective interest rate. We evaluate loans that are classified as doubtful, substandard or special mention to determine whether or not they are individually impaired. This evaluation includes several factors, including review of the loan payment status and the borrower’s financial condition and operating results such as cash flows, operating income or loss, etc.

Reserves on loans collectively evaluated for impairment are determined by applying loss rates to pools of loans that are grouped according to loan collateral type and credit risk. Loss rates are based on the Company’s historical loss experience and our consideration of various qualitative and environmental factors such as adverse conditions and trends affecting our borrowers’ ability to repay, collateral values, historical loan loss experience, current delinquency levels and trends, loan growth, loan portfolio composition, industry diversification, prevailing economic conditions and other relevant factors.

Because of the Piedmont Investment, our assets and liabilities were adjusted to fair value at acquisition, and the allowance for loan losses was eliminated. The allowance for loan losses of $227,000 at December 31, 2011 represented losses incurred on new loans originated in the successor period. Our methodology for evaluating the allowance for loan losses applies to all loans originated subsequent to the Piedmont Investment and purchased loans not identified as impaired at acquisition. For PCI loans, we update estimates of cash flows expected to be collected each reporting period, and probable decreases in cash flows are charged to the allowance for loan losses through expense.

The evaluation of the allowance for loan losses is inherently subjective, and management uses the best information available to establish this estimate. However, if factors such as economic conditions differ substantially from assumptions, or if amounts and timing of future cash flows expected to be received on impaired loans vary substantially from the estimates, future adjustments to the allowance for loan losses may be necessary. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s allowance for loan losses. Such agencies may require the Company to recognize additions to the allowance for loan losses based on their judgments about all relevant information available to them at the time of their examination. Any adjustments to original estimates are made in the period in which the factors and other considerations indicate that adjustments to the allowance for loan losses are necessary.

FA-15

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Mortgage Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are classified as held for sale and are carried at the lower of cost or fair value. Upon closing, these loans, together with their servicing rights, are sold to mortgage loan investors under pre-arranged terms. Origination and service release fees are recognized upon the sale and are included in non-interest income in the consolidated statement of operations. Related to our mortgage business, we enter into interest rate lock commitments and commitments to sell mortgages. Interest rate lock commitments are entered into to manage interest rate risk associated with our fixed rate loan commitments. The period of time between the issuance of a loan commitment and the closing and sale of the loan generally ranges from 10 to 60 days. Such interest rate lock commitments and forward-loan-sale commitments represent derivative instruments which are carried at fair value. These derivative instruments do not qualify for hedge accounting. The fair value of interest rate lock commitments is based on current secondary market pricing and included on the balance sheet in the loans held for sale and on the income statement in gain on sale of mortgages. Gains and losses from the future sales of the mortgages are recognized when the Company, the borrower and the investor enter into the loan contract, and such gains and losses are recorded in non-interest income on the consolidated statements of operations.

Federal Home Loan Bank of Atlanta Stock

As a requirement for membership, we have invested in stock of the Federal Home Loan Bank of Atlanta (“FHLB”). This investment is carried at cost and is periodically evaluated for impairment.

Premises and Equipment

Land is carried at cost. Other components of premises and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of assets, which range from 37 - 40 years for buildings and 3 - 10 years for furniture and equipment. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Repairs and maintenance costs are charged to operations as incurred, and additions and improvements to premises and equipment are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any gains or losses are reflected in earnings.

Premises and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss is recognized if the sum of the undiscounted future cash flows is less than the carrying amount of the asset. Assets to be disposed of are transferred to other real estate owned and are reported at the lower of the carrying amount or fair value less costs to sell.

Investment in Life Insurance

We have purchased life insurance policies on certain key employees and directors. These policies are recorded in other assets at their cash surrender value, or the amount that can be realized. Income from these policies and changes in the net cash surrender value are recorded in non-interest income.

Foreclosed Assets

Foreclosed assets include repossessed assets and other real estate owned. Assets acquired through, or in lieu of, loan foreclosure are held for sale and are initially recorded at fair value upon foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed, and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in net expenses from foreclosed assets.

FA-16

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Income Taxes

Deferred income taxes are determined by application to temporary differences of the tax rate expected to be in effect when taxes will become payable or receivable. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date. A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

A valuation allowance is recorded for deferred tax assets if we determine that it is more likely than not that some portion or all of the deferred tax assets will not be realized. In future periods, we may be able to reduce some or all of the valuation allowance upon a determination that it will be able to realize such tax savings.

Goodwill and Other Intangibles

Goodwill represents the cost in excess of the fair value of net assets acquired (including identifiable intangibles) in transactions accounted for as business combinations, including the Piedmont Investment. Goodwill has an indefinite useful life and is evaluated for impairment annually, or more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. The goodwill impairment analysis is a two-step test. The first, used to identify potential impairment, involves comparing each reporting unit’s estimated fair value to its carrying value, including goodwill. If the estimated fair value of a reporting unit exceeds its carrying value, goodwill is considered not to be impaired. If the carrying value exceeds estimated fair value, there is an indication of potential impairment and the second step is performed to measure the amount of impairment.

Intangible assets with finite lives are amortized over their estimated useful lives. Other intangible assets, which consist of core deposit intangibles, recognized in the Piedmont Investment are being amortized over a ten-year period using an accelerated method.

Stock-Based Compensation

Compensation cost is recognized for stock options and restricted stock awards issued to employees. Compensation cost is measured as the fair value of these awards on their date of grant. A Black-Scholes option pricing model is utilized to estimate the fair value of stock options, while the market price of the Company’s common stock at the date of grant is used as the fair value of restricted stock awards. Compensation cost is recognized over the required service period, generally defined as the vesting period for stock options awards and as the restriction period for restricted stock awards.

Fair Value Measurements

Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. We follow the fair value hierarchy which gives the highest priority to quoted prices in active markets (observable inputs) and the lowest priority to the management’s assumptions (unobservable inputs). For assets and liabilities recorded at fair value, the Company’s policy is to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements.

We utilize fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Available-for-sale investment securities and derivatives are recorded at fair value on a recurring basis. Additionally, the Company may be required to record at fair value other assets on a nonrecurring basis, such as loans held for sale, impaired loans and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

FA-17

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

We group assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. An adjustment to the pricing method used within either Level 1 or Level 2 inputs could generate a fair value measurement that effectively falls to a lower level in the hierarchy. These levels are described as follows:

•	Level 1 – Valuations for assets and liabilities traded in active exchange markets.

•	Level 2 – Valuations for assets and liabilities that can be obtained from readily available pricing sources via independent providers for market transactions involving similar assets or liabilities. The Company’s principal market for these securities is the secondary institutional markets, and valuations are based on observable market data in those markets.

•	Level 3 – Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

The determination of where an asset or liability falls in the fair value hierarchy requires significant judgment. We evaluate our hierarchy disclosures at each reporting period and based on various factors, it is possible that an asset or liability may be classified differently from quarter to quarter. However, we expect that changes in classifications between levels will be rare.

Per Share Results

Basic and diluted net income (loss) per share are computed by dividing net income (loss) attributable to common shareholders by the weighted average number of common shares outstanding during each period. Diluted net income per share reflects the potential dilution that could occur if common stock options and warrants were exercised, resulting in the issuance of common stock that then shared in the net income (loss) of the Company.

Basic and diluted net income (loss) per share have been computed based upon net income available (loss attributed) to common shareholders as presented in the accompanying consolidated statements of operations divided by the weighted average number of common shares outstanding or assumed to be outstanding as summarized below:

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,
	2011	2011	2010	2009

Weighted average number of common shares	28,353,053	9,586,167	9,579,633	9,569,290

Effect of dilutive stock options and warrant	-	-	-	-

Effects of restricted stock	-	-	-	-

Weighted average number of common shares and dilutive potential common shares	28,353,053	9,586,167	9,579,633	9,569,290

For both the successor period from November 19 to December 31, 2011 and the predecessor period from January 1 to November 18, 2011, there were stock options for 281,667 shares and warrants for 833,705 shares which were not included in the computation of diluted earnings per share because they had no dilutive effect given the net loss in those periods. In addition, for the predecessor years ended December 31, 2010 and 2009, there were stock options for 299,611 and 430,118 shares, respectively, and the warrant for 833,705 shares which were not included in the computation of diluted earnings per share because they had no dilutive effect given the net loss in those periods.

FA-18

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

Segment Reporting

Operating segments are components of an enterprise about which separate financial information is available that is evaluated regularly by the chief operating decision maker in deciding how to allocate resources and in assessing performance. We have determined that the Company has one significant operating segment, which is providing general commercial banking and financial services to individuals and businesses primarily located in North Carolina. Our various products and services are those generally offered by community banks, and the allocation of resources is based on the overall performance of the company versus individual regions, branches or products and services.

Subsequent Events

As part of an ongoing, focused effort to reduce the Company’s problem asset levels, we have completed various note sales to investors subsequent to December 31, 2011. The note sales included loans with carrying values totaling $11.8 million at December 31, 2011, of which $5.3 million were classified as nonperforming.

Recently Adopted and Issued Accounting Standards

In June 2011, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2011-05, Presentation of Comprehensive Income, to amend FASB Accounting Standards Codification (“ASC”) Topic 220, Comprehensive Income. The amendments in this update eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity and will require them to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The single statement format would include the traditional income statement and the components and total other comprehensive income as well as total comprehensive income. In the two statement approach, the first statement would be the traditional income statement which would immediately be followed by a separate statement which includes the components of other comprehensive income, total other comprehensive income and total comprehensive income. The amendments in this update are to be applied retrospectively and are effective for the first interim or annual period beginning after December 15, 2011. Management does not believe that adoption of this update will have a material impact on the Company’s financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, to amend ASC Topic 820, Fair Value Measurement. The amendments in this update result in common fair value measurement and disclosure requirements in GAAP and IFRS. Some of the amendments clarify the application of existing fair value measurement requirements and others change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. Many of the previous fair value requirements are not changed by this standard. The amendments in this update are to be applied prospectively and are effective during interim and annual periods beginning after December 15, 2011. Management does not believe that adoption of this update will have a material impact on the Company’s financial position or results of operations.

In April 2011, the FASB issued ASU 2011-02, A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring, to amend ASC Topic 320, Receivables. The amendments in this update clarify the guidance on a creditor’s evaluation of whether it has granted a concession and whether a borrower is experiencing financial difficulties. The amendments in this update were effective for the first interim or annual period beginning on or after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. This update also indicates that companies should disclose the information regarding troubled debt restructurings required by paragraphs 310-10-50-33 through 50-34, which was deferred by ASU 2011-01, Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20, for interim and annual periods beginning on or after June 15, 2011. Adoption of this update did not have a material impact on the Company’s financial position or results of operations.

FA-19

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE B - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (Continued)

In December 2010, the FASB issued ASU 2010-29, Disclosure of Supplementary Pro Forma Information for Business Combinations, to amend ASC Topic 805, Business Combinations. The amendments in this update specify that if a public entity presents comparative financial statements, the entity should disclose revenue and earnings of the combined entity as though the business combination(s) that occurred during the current year had occurred as of the beginning of the comparable prior annual reporting period only. The amendments in this update were effective prospectively for business combinations for which the acquisition date is on or after the beginning of the first annual reporting period beginning on or after December 15, 2010. Adoption of this update did not have a material impact on the Company’s financial position or results of operations.

In July 2010, the FASB issued ASU 2010-20, Disclosures about the Credit Quality of Financing Receivables and the Allowance for Credit Losses, to amend ASC Topic 320, Receivables. The amendments in this update are intended to provide disclosures that facilitate financial statement users’ evaluation of the nature of credit risk inherent in the entity’s portfolio of financing receivables, how that risk is analyzed and assessed in arriving at the allowance for credit losses, and the changes and reasons for those changes in the allowance for credit losses. The disclosures as of the end of a reporting period were effective for interim and annual periods ending on or after December 15, 2010. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning on or after December 15, 2010. Adoption of this update did not have a material impact on the Company’s financial position or results of operations.

NOTE C – PIEDMONT INVESTMENT

On November 18, 2011, the Company completed the issuance and sale to Piedmont Community Bank Holdings, Inc. (“Piedmont”) of 18,750,000 shares of common stock for $75.0 million in cash (the “Piedmont Investment”). As part of its investment, Piedmont also made a tender offer to the Company’s stockholders commencing on November 8, 2011 to purchase up to 67% (6,442,105 shares) of our outstanding common stock at a price of $4.75 per share (“Tender Offer”). Pursuant to the Tender Offer, Piedmont purchased 6,128,423 shares of the Company’s common stock for $29.1 million. As a result of the Piedmont Investment and the Tender Offer, Piedmont owns approximately 88% of our outstanding common stock.

Also in connection with the closing of the Piedmont Investment, the Company amended its Supplemental Executive Retirement Plan (“SERP”). The SERP was frozen as of April 30, 2011 with no additional liability accrued beyond that date. The full balance of the SERP liability was paid out in December 2011 based on provisions of the Piedmont Investment Agreement.

Staff Accounting Bulletin (“SAB”) Topic No. 5.J, Push Down Basis of Accounting Required in Certain Limited Circumstances, indicates that push-down accounting is required in purchase transactions that result in an entity becoming substantially wholly owned. In determining whether a company has become substantially wholly owned, SEC Staff guidance indicates that push-down accounting would be required if 95% or more of the company has been acquired, permitted if 80% to 95% has been acquired, and prohibited if less than 80% of the company is acquired. The Company determined push-down accounting to be appropriate due to Piedmont’s acquisition of 88% of the Company’s outstanding common stock in the Piedmont Investment and the Tender Offer.

FA-20

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE C – PIEDMONT INVESTMENT (Continued)

The following table summarizes the Piedmont Investment and the Successor Company’s opening balance sheet:

Acquisition at
November 18, 2011
Fair value of assets acquired:

Cash and cash equivalents	$226,126,051
Investment securities available for sale	89,342,932
Mortgage loans held for sale	4,587,862
Loans	561,911,272
Federal Home Loan Bank stock	8,669,300
Premises and equipment	10,325,392
Deferred tax asset, net	30,267,925
Investment in life insurance	19,169,460
Foreclosed assets	10,584,003
Goodwill	20,015,193
Other intangibles	2,260,262
Other assets	10,092,656
Total assets acquired	993,352,308

Fair value of liabilities assumed:

Deposits	678,289,539
Borrowings	164,801,131
Other liabilities	7,110,829
Total liabilities assumed	850,201,498

Net assets	$143,150,810

Non-controlling interests at fair value:

Preferred stock	24,408,999
Common stock warrant	1,325,372
Common stock	42,416,439

Total non-controlling interests	68,150,810

Purchase price	$75,000,000

The above estimated fair values of assets acquired and liabilities assumed are based on the information that was available to make estimates of the fair value. While we believe the information provides a reasonable basis for estimating the fair values, we expect to obtain additional information and evidence during the measurement period (not to exceed one year from the acquisition date) that may result in changes to the estimated fair value amounts. Subsequent adjustments, if any, will be retrospectively reflected in future filings.

A summary and description of the assets, liabilities and non-controlling interests fair valued in conjunction with applying the acquisition method of accounting is as follows:

FA-21

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE C – PIEDMONT INVESTMENT (Continued)

Cash and Cash Equivalents. Cash and cash equivalents, which include proceeds from the Piedmont Investment, held at acquisition date approximated fair value on that date and did not require a fair value adjustment.

Securities Available for Sale. Available for sale securities are reported at fair value at acquisition date. To account for the Piedmont Investment, the difference between the fair value and par value became the new premium or discount for each security in the investment portfolio. The fair value of investment securities is primarily based on values obtained from third party pricing models, which are based on recent trading activity for the same or similar securities. Two equity securities were valued at their respective stock market prices. Immediately prior to the acquisition, the investment securities portfolio had an amortized cost of $89.8 million and was in a net unrealized gain position of approximately $862,000.

Loans Held for Investment. All loans in the loan portfolio were adjusted to estimated fair value at the Piedmont Investment date. Upon analyzing estimated credit losses, we forecasted expected cash flows over the remaining life of each loan and discounted those expected cash flows to present value at current market interest rates for similar loans considering loan collateral type and credit quality. Based on this valuation, we recorded a loan fair value discount of approximately $43.4 million. In addition, we eliminated net deferred loan fees immediately prior to the acquisition of approximately $663,000.

Federal Home Loan Bank Stock. Our investment in FHLB stock is carried at cost. Given the option to redeem this stock at par through the FHLB, we determined that cost approximated fair value at acquisition date and made no related adjustment.

Premises and Equipment. Premises and equipment were adjusted to estimated fair value at acquisition date based on recent appraisals for bank-owned land and buildings. The total fair value adjustment reduced the book value of these assets by approximately $540,000. At acquisition, accumulated depreciation was eliminated and estimated fair value became the cost basis of these assets.

Deferred Tax Asset. The net deferred tax asset is primarily related to the recognition of differences between certain tax and book bases of assets and liabilities related to purchase accounting at the Piedmont Investment, including fair value adjustments discussed elsewhere in this section, along with federal and state net operating losses that we determined to be realizable as of the acquisition date. A valuation allowance is recorded for deferred tax assets, including net operating losses, if we determine that it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on our analysis, we determined that no valuation allowance was necessary at acquisition date. See Note K – Income Taxes for more discussion of our valuation allowance analysis.

Investment in Life Insurance. Bank-owned life insurance investments are recorded at their cash surrender value, or the amount that can be realized upon surrender. Therefore, no fair value adjustments were made to this amount at acquisition date.

Foreclosed Assets. Foreclosed assets were adjusted to estimated fair value, which includes consideration of recent appraisals and the Company’s disposition strategy, at acquisition date.

Goodwill. Goodwill represents the excess of purchase price over the fair value of acquired net assets. This acquisition was nontaxable and, as a result, there is no tax basis in the goodwill. Accordingly, none of the goodwill associated with the acquisition is deductible for tax purposes.

Other Intangibles. The only separately identifiable intangible asset we recorded at acquisition date was related to the value of the Bank’s core customer deposit relationships, or core deposit intangible. This amount represents the present value of the difference between a market participant’s cost of obtaining alternative funds and the current cost to maintain the acquired core deposit base. The present value is calculated over the estimated life of the acquired core deposit base and will be amortized on an accelerated method over a ten-year period. Deposit accounts evaluated for the core deposit intangible were demand deposit accounts, money market accounts and savings accounts. Time deposits were not included in our evaluation of the core deposit intangible.

FA-22

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE C – PIEDMONT INVESTMENT (Continued)

Deposits. Time deposits were not included in the core deposit intangible evaluation. Instead, a separate valuation of time deposits was conducted due to the contractual time frame associated with these liabilities. Time deposits evaluated for purchase accounting consisted of certificates of deposit (“CD’s”), brokered deposits and CD’s through the Certificate of Deposit Account Registry Services (“CDARS”). The fair value of these deposits was determined by first stratifying the deposit pool by maturity and calculating the contractual interest rates for each maturity period. Then contractual cash flows were projected by period and discounted to present value using current market interest rates for similar duration CD’s.

Outstanding balances of CDs totaled $196.5 million at acquisition date, and the estimated fair value premium totaled $4.4 million. The outstanding balance of brokered deposits was $115.0 million, and the estimated fair value premium totaled $1.6 million. The outstanding balance of CDARS was $15.5 million, and the estimated fair value premium totaled approximately $47,000. We will amortize these premiums into income as a reduction of interest expense on a level-yield basis over the weighted average time deposit terms.

Borrowings. Included in borrowings are FHLB advances as well as a subordinated term loan issued by the Bank and junior subordinated debentures issued in the form of trust preferred securities. Fair values for FHLB advances were determined by developing cash flow estimates for each advance based on scheduled principal and interest payments, contractual interest rates and prepayment penalties. Once the cash flows were determined, the current FHLB advance rate for similar maturity terms was used to discount the cash flows to the present value. The outstanding balance of FHLB advances at the acquisition date was $142.0 million, and the estimated fair value premium totaled $10.6 million. Acquired FHLB advances were prepaid shortly after the acquisition date and were not outstanding at December 31, 2011.

Fair values for the trust preferred securities and subordinated term loan were estimated by developing cash flow estimates for each of these debt instruments based on scheduled principal and interest payments. Once the cash flows were determined, a market rate for comparable debt instruments was used to discount the cash flows to their present values. Outstanding trust preferred securities and subordinated debt at the acquisition date was $8.0 million and $7.5 million, respectively, and the estimated fair value discount on each totaled $2.8 million, and $731,000, respectively. We will accrete these discounts as an increase to interest expense on a level-yield basis over the contractual term of each debt instrument.

Non-controlling Interests. Non-controlling interests include preferred stock and common stock warrants issued pursuant to the U.S. Treasury’s Troubled Asset Relief Program capital purchase program (“TARP CPP”) as well as common stock owned at the acquisition date by legacy stockholders. Preferred stock issued under the TARP CPP was valued based on forecasting expected cash flows with an assumed repayment date and discounting these cash flows based on current market yields for similar preferred stock. The discount between the estimated fair value at acquisition date and the $24.9 million liquidation value will be accreted to retained earnings over the remaining period to anticipated repayment of these securities. The common stock warrant, also issued to the U.S. Treasury, was valued using a Black-Scholes option pricing model. See Note S – Cumulative Perpetual Preferred Stock for more details.

The fair value of non-controlling common stock was estimated using the closing stock market price on the acquisition date, which was $4.39 per share, and applying this stock price to the number of outstanding non-controlling common shares at that date.

There were no indemnification assets in this transaction, nor was there any contingent consideration to be recognized. Professional and other costs related to the Piedmont Investment were expensed as incurred.

FA-23

CRSCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE D - INVESTMENT SECURITIES

The following is a summary of the securities portfolios by major classification:

	Successor Company
	December 31, 2011
		Gross	Gross
	Amortized	unrealized	unrealized	Fair
	cost	gains	losses	value
Securities available for sale:
U.S. government securities and obligations of U.S. government agencies	$-	$-	$-	$-
Mortgage-backed securities	19,451,556	19,641	106,853	19,364,344
Collateralized mortgage obligations	82,192,471	153,812	251,414	82,094,869
Municipals	13,280,926	263,159	30,194	13,513,891
Corporate bonds	28,041,712	38,943	114,553	27,966,102
Marketable equity	519,458	49,575	4,391	564,642

	$143,486,123	$525,130	$507,405	$143,503,848

	Predecessor Company
	December 31, 2010
		Gross	Gross
	Amortized	unrealized	unrealized	Fair
	cost	gains	losses	value
Securities available for sale:
U.S. government securities and obligations of U.S. government agencies	$9,346,395	$492,005	$-	$9,838,400
Mortgage-backed securities	38,079,632	1,667,631	22,418	39,724,845
Collateralized mortgage obligations	76,553,621	2,022,287	126,224	78,449,684
Municipals	51,067,962	442,604	892,203	50,618,363
Corporate bonds	2,777,457	15,665	24,322	2,768,800
Marketable equity	440,757	121,082	45,702	516,137

	$178,265,824	$4,761,274	$1,110,869	$181,916,229

All mortgage-backed securities and collateralized mortgage obligations in the Company’s portfolio at December 31, 2011 and 2010 were backed by government sponsored enterprises (“GSE”s).

Proceeds from sales of available for sale securities in the successor period of November 19 to December 31, 2011 totaled $57,516,800, resulting in gross losses of $55,172. Proceeds from sales of available for sale securities in the predecessor period of January 1 to November 18, 2011 totaled $151,602,702, resulting in gross gains of $4,216,524 and gross losses of $226,896. Proceeds from sales of available for sale securities in 2010 and 2009 totaled $3,896,986 and $42,820,152, respectively, resulting in gross gains of $25,421 and $870,072, respectively. There were no losses recognized on the sale of available for sale securities in the predecessor years ended December 31, 2010 and 2009.

FA-24

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE D - INVESTMENT SECURITIES (Continued)

The following tables summarize gross unrealized losses and fair values, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at December 31, 2011 and 2010:

	Successor Company
	December 31, 2011
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	losses	value	losses	value	losses
Securities available for sale:

Mortgage-backed	$9,153,058	$106,854	$-	$-	$9,153,058	$106,854
Collateralized mortgage obligations	67,359,625	251,413	-	-	67,359,625	251,413
Municipals	2,637,330	30,194	-	-	2,637,330	30,194
Corporate bonds	15,818,502	114,553	-	-	15,818,502	114,553
Marketable equity	32,131	4,391	-	-	32,131	4,391

Total temporarily impaired securities	$95,000,646	$507,405	$-	$-	$95,000,646	$507,405

	Predecessor Company
	December 31, 2010
	Less Than 12 Months		12 Months or More		Total
	Fair	Unrealized	Fair	Unrealized	Fair	Unrealized
	value	losses	value	losses	value	losses
Securities available for sale:

Mortgage-backed	$984,306	$22,418	$-	$-	$984,306	$22,418
Collateralized mortgage obligations	7,274,222	126,224	-	-	7,274,222	126,224
Municipals	27,738,632	823,580	1,006,202	68,623	28,744,834	892,203
Corporate bonds	1,831,230	24,322	-	-	1,831,230	24,322
Marketable equity	-	-	36,122	45,702	36,122	45,702

Total temporarily impaired securities	$37,828,390	$996,544	$1,042,324	$114,325	$38,870,714	$1,110,869

Unrealized losses on investment securities at December 31, 2011 related to eleven GSE collateralized mortgage obligations, four GSE mortgage-backed securities, three municipal securities, seven investment grade corporate bonds and one marketable equity security. At December 31, 2011, none of our securities had been in an unrealized loss position for more than a twelve month period. Unrealized losses on investment securities at December 31, 2010 related to seven GSE collateralized mortgage obligations, one mortgage-backed security, thirty-six municipal securities, two investment grade corporate bonds and one marketable equity security.

The securities in an unrealized loss position at December 31, 2011 continue to perform and are expected to perform through maturity, and the issuers have not experienced significant adverse events that would call into question their ability to repay these debt obligations according to contractual terms. Further, because we do not intend to sell these investments and we do not believe that the Company will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, we do not consider unrealized losses on such securities to represent other-than-temporary impairment at December 31, 2011.

FA-25

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE D - INVESTMENT SECURITIES (Continued)

For the year ended December 31, 2009, the Company determined one marketable equity security was other than temporarily impaired and recognized a $197,575 write-down on the investment. An additional write-down of $47,897 was deemed necessary by the Predecessor Company in September 2011. The fair value of the investment at December 31, 2011, 2010 and 2009 was $33,927, $81,824 and $81,824, respectively.

At December 31, 2011 and 2010, investment securities with a carrying value of $43.9 million and $94.1 million, respectively, were pledged to secure public deposits, borrowings and for other purposes required or permitted by law.

The amortized cost and fair values of securities available for sale at December 31, 2011, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Amortized	Fair
	cost	value

Due within one year	$7,404,521	$7,425,233
Due after one year through five years	45,499,252	45,482,299
Due after five years through ten years	71,132,818	71,080,250
Due after ten years	18,930,074	18,951,424
Other equity securities	519,458	564,642
	$143,486,123	$143,503,848

The following table presents the amortized cost, intervals of maturities or repricings, and weighted average tax equivalent yields of our investment portfolio at December 31, 2011:

	Repricing or Maturing
	Less than	One to	Five to	Over ten
	one year	five years	ten years	years	Total
		(Dollars in thousands)
Securities available for sale:
U. S. government agencies
Balance	$-	$-	$-	$-	$-
Weighted average yield	-%	-%	-%	-%	-%
Mortgage-backed securities (1)
Balance	$1,732	$5,733	$5,515	$6,471	$19,451
Weighted average yield	3.08%	3.04%	2.94%	3.01%	3.01%
Collateralized mortgage obligations (1)
Balance	$5,213	$8,088	$58,569	$10,323	$82,193
Weighted average yield	2.54%	2.31%	2.08%	2.65%	2.20%
Municipal securities
Balance	$459	$3,636	$7,049	$2,137	$13,281
Weighted average yield	1.43%	5.81%	6.20%	7.15%	6.08%
Corporate bonds
Balance	$-	$28,042	$-	$-	$28,042
Weighted average yield	-%	3.89%	-%	-%	3.89%
Marketable equity
Balance	$-	$-	$-	$519	$519
Weighted average yield	-%	-%	-%	8.92%	8.92%
Total
Balance	$7,404	$45,499	$71,133	$19,450	$143,486
Weighted average yield	2.59%	3.65%	2.56%	3.46%	3.02%

(1) Based on contractual maturity

FA-26

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT

The following is a summary of loans at December 31, 2011 and 2010:

	Successor	Predecessor
	Company	Company
	2011	2010
Real estate – commercial	$310,314,968	$345,902,319
Real estate – residential	67,004,033	81,644,508
Construction loans	83,929,770	140,848,750
Commercial and industrial loans	39,433,800	48,144,401
Home equity loans and lines of credit	48,940,064	57,125,274
Loans to individuals	3,299,958	3,838,154
Total loans	552,922,593	677,503,406
Less:
Deferred loan fees	(45,532)	(700,337)
Allowance for loan losses	(227,000)	(20,702,000)
Total	$552,650,060	$656,101,069

The Company has granted loans to certain directors and executive officers of the Company and their related interests. Such loans are made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other borrowers and, in management’s opinion, do not involve more than the normal risk of collectability. All loans to directors and executive officers or their related interests are submitted to the Board of Directors for approval. A summary of contractual obligations due from directors, executive officers and their interests (“D&O”) follows:

Loans to directors and officers as a group at December 31, 2010	$37,689,321

Reduction in balances due to D&O stepping down in 2011	(20,628,446)
New advances to D&O	1,416,116
Payoffs and principal reductions	(1,735,997)

Loans to directors and officers as a group at December 31, 2011	$16,740,994

Purchased Credit-Impaired Loans (Successor Company)

PCI loans for which it was probable at acquisition that all contractually required payments would not be collected are as follows:

Contractually required payments	$398,339,374
Nonaccretable difference	(57,730,794)
Cash flows expected to be collected at acquisition	340,608,580
Accretable yield	(32,068,080)

Fair value of acquired loans at acquisition	$308,540,500

Accretable yield, or income expected to be collected, related to PCI loans in the successor period is as follows:

Balance, beginning of period	$32,068,080
New loans purchased	-
Accretion of income	(2,422,636)
Reclassifications from nonaccretable difference	-
Disposals	-

Balance, end of period	$29,645,444

FA-27

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

The contractually required payments represent the total undiscounted amount of all uncollected contractual principal and contractual interest payments both past due and scheduled for the future, adjusted for the timing of estimated prepayments and any full or partial charge-offs prior to the Piedmont Investment. Nonaccretable difference represents contractually required payments in excess of the amount of estimated cash flows expected to be collected. The accretable yield represents the excess of estimated cash flows expected to be collected over the initial fair value of the PCI loans, which is their fair value at the time of the Piedmont Investment. The accretable yield is accreted into interest income over the estimated life of the PCI loans using the level yield method. The accretable yield will change due to changes in:

·	the estimate of the remaining life of PCI loans which may change the amount of future interest income, and possibly principal, expected to be collected;
·	the estimate of the amount of contractually required principal and interest payments over the estimated life that will not be collected (the nonaccretable difference); and
·	indices for PCI loans with variable rates of interest.

For PCI loans, the impact of loan modifications is included in the evaluation of expected cash flows for subsequent decreases or increases of cash flows. For variable rate PCI loans, expected future cash flows will be recalculated as the rates adjust over the lives of the loans. At acquisition, the expected future cash flows were based on the variable rates that were in effect at that time.

Allowance for Loan Losses

The following is an analysis of the allowance for loan losses for the periods presented:

Predecessor Company
Total
At December 31, 2008	$12,585
Charge-offs	(6,941)
Recoveries	397
Provision	11,526
At December 31, 2009	$17,567

	Predecessor Company
	Commercial	Real Estate	Real Estate
	& Industrial	Commercial	Residential	Construction	Consumer	Total
At December 31, 2009	$2,856	$5,810	$2,208	$6,439	$254	$17,567
Charge-offs	(1,999)	(4,071)	(6,406)	(5,518)	(68)	(18,062)
Recoveries	242	39	158	408	3	850
Provision	1,590	3,567	6,853	8,446	(109)	20,347
At December 31, 2010	$2,689	$5,345	$2,813	$9,775	$80	$20,702
Charge-offs	(1,502)	(2,570)	(1,689)	(9,751)	(25)	(15,537)
Recoveries	105	28	92	484	2	711
Provision	1,484	5,460	3,798	5,904	72	16,718
At November 18, 2011	$2,776	$8,263	$5,014	$6,412	$129	$22,594

Successor Company
	Commercial	Real Estate	Real Estate
	& Industrial	Commercial	Residential	Construction	Consumer	Total
At November 19, 2011	$-	$-	$-	$-	$-	$-
Charge-offs	-	-	-	-	-	-
Recoveries	-	-	-	-	-	-
Provision	30	126	47	21	3	227
At December 31, 2011	$30	$126	$47	$21	$3	$227

FA-28

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

The following is a summary of the balance in the allowance for loan losses and the recorded investment in loans by portfolio segment and based on impairment method as of December 31, 2011 and 2010:

	At December 31, 2011
	Allowance for loan losses			Loans
	Individually	Collectively	Purchased	Individually	Collectively	Purchased
	Evaluated for	Evaluated for	Credit -	Evaluated for	Evaluated for	Credit –
	Impairment	Impairment	Impaired	Impairment	Impairment	Impaired
Successor Company			(Dollars in thousands)

Real estate – commercial	$-	$126	$-	$-	$149,654	$160,661
Real estate – residential	-	47	-	-	79,588	36,356
Construction	-	21	-	-	19,315	64,615
Commercial and industrial	-	30	-	-	12,426	27,008
Loans to individuals	-	3	-	-	2,850	450
Total Loans	$-	$227	$-	$-	$263,833	$289,090

	At December 31, 2010
	Allowance for loan losses			Loans
	Individually	Collectively	Purchased	Individually	Collectively	Purchased
	Evaluated for	Evaluated for	Credit -	Evaluated for	Evaluated for	Credit –
	Impairment	Impairment	Impaired	Impairment	Impairment	Impaired
Predecessor Company			(Dollars in thousands)

Real estate – commercial	$1,754	$3,591	$-	$10,024	$283,708	$-
Real estate – residential	909	1,904	-	9,637	161,736	-
Construction	7,271	2,504	-	32,297	128,119	-
Commercial and industrial	1,094	1,595	-	2,471	45,673	-
Loans to individuals	10	70	-	13	3,825	-
Total Loans	$11,038	$9,664	$-	$54,442	$623,061	$-

At the Piedmont Investment, the acquired loan portfolio was adjusted to fair value and the allowance for loan losses was eliminated. For PCI loans, impairment and the associated allowance for loan losses is evaluated based on decreases in expected cash flows. Since no decreases in expected cash flows were detected on PCI loans since acquisition, no impairment, or corresponding allowance for loan losses, was recorded in the successor period. Non-impaired purchased loans and loans originated subsequent to the acquisition date are evaluated individually or collectively for impairment, depending on whether loans are identified as individually impaired. There were no purchased non-impaired loans or loans originated subsequent to acquisition that were individually evaluated for impairment at December 31, 2011.

Analysis of Credit Quality

We use an internal grading system to assign the degree of inherent risk on each individual loan. The grade is initially assigned by the lending officer and reviewed by the loan administration function throughout the life of the loan. As part of the on-going monitoring of the credit quality of the Company’s loan portfolio, we track certain credit quality indicators including trends related to (i) the weighted-average grade of commercial loans, (ii) the level of classified commercial loans, (iii) charge-offs, (iv) non-performing loans (see details above) and (v) the general economic conditions in the state of North Carolina. Our credit grades apply to each class of the loan portfolio and have been defined as follows:

·	Risk Grade 1 - Minimal credit risk - A loan to a borrower of unquestionable financial strength. Financial information exhibits superior earnings, leverage and liquidity positions, which firmly establish a repayment source that is substantial in relation to debt. These borrowers would generally have access to national credit and equity markets. Also includes a loan fully protected by cash equivalents or high grade, readily marketable securities.

FA-29

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

·	Risk Grade 2 – Modest credit risk - Loans to borrowers of better than average financial strength. Earnings performance is consistent and primary and secondary sources of repayment are well established. Borrower exhibits very good asset quality and liquidity with strong debt servicing capacity. Company management has depth, is experienced and well regarded in the industry. This risk grade is reserved for loans secured by readily marketable collateral or is a loan made within guidelines to borrowers with liquid financial statements.

·	Risk Grade 3 – Average credit risk - Loans to borrowers involving satisfactory financial strength. Earnings performance is consistent with primary and secondary sources of repayment well defined and adequate to retire the debt in a timely and orderly fashion. These businesses would generally exhibit satisfactory asset quality and liquidity with moderate leverage, average performance to their peer group and experienced management in key positions. This risk grade is reserved for the Bank’s top quality loans.

·	Risk Grade 4 – Acceptable credit risk - Loans to borrowers with more than average risk but with little risk of ultimate collection. The loan may contain certain characteristics that require some supervision and attention by the lender. Asset quality is acceptable, but debt capacity is modest and little excess liquidity is available. The borrower may be fully leveraged, and unable to overcome major setbacks. Covenants are structured to ensure adequate protection. Management may have limited experience and depth. Includes loans, which are highly leveraged transactions due to regulatory constraints. Also includes loans involving reasonable exceptions to policy. This grade is given to acceptable loans. These loans have adequate sources of repayment, with little identifiable risk of collection.

·	Risk Grade 5 – Acceptable credit risk - A loan that is sound yet ultimate collectability may depend on guarantor support or tertiary repayment sources. Although asset quality remains acceptable, the borrower has a smaller and/or less diverse asset base, very little liquidity and limited debt capacity. Earnings performance is inconsistent and the borrower may be highly leveraged and below average size or lower-tier competitor. Limited management experience and depth. May be well-conceived start-up venture, but repayment is still dependent upon a successful operation. Includes loans with significant documentation or policy exceptions, improper loan structure or inadequate loan servicing procedures. May also include a loan in which strong reliance for a secondary repayment source is placed on a guarantor who exhibits the ability and willingness to repay. These credits require significant supervision by the lender and covenants structured to ensure adequate protection. Loans which are highly leveraged transactions due to the obligor's financial status. This grade is given to acceptable loans that show signs of weakness in either sources of repayment or collateral, but have demonstrated mitigating factors that minimize the risk of delinquency or loss.

·	Risk Grade 6 – Special mention - Criticized Exposure. A loan which still has the capacity to perform but contains certain characteristics that require continual supervision and attention from the lender. These characteristics may include but are not limited to (1) adverse trends in financial condition or key operating, liquidity, trading asset turn, or leverage ratios; (2) inconsistent repayment performance; or (3) fatal documentation errors that would prevent the Bank from enforcing its note or security instruments. Material adverse trends have not yet been developed.

·	Risk Grade 7 – Substandard - A Substandard loan is inadequately protected by the current sound net worth and paying capacity of the obligor or of the collateral pledged, if any. A loan classified as Substandard must have a well-defined weakness or weaknesses that jeopardize the collection of all payments contractually due the Bank upon liquidation of the debt; they are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

·	Risk Grade 8 – Doubtful - Loans classified Doubtful have all the weaknesses inherent in loans classified Substandard, plus the added characteristic that the weaknesses make collection or liquidation in full on the basis of currently existing facts, conditions and values highly questionable and improbable. However, these loans are not yet rated as loss because certain events may occur which would salvage the debt.

·	Risk Grade 9 – Loss - Loans classified Loss are considered uncollectible and of such little value that their continuance as bankable assets is not warranted. This classification does not mean that the asset has absolutely no recovery or salvage value, but rather that is not practical or desirable to defer writing off this worthless loan even though partial recovery may be effected in the future. Probable Loss portions of Doubtful assets are charged against the Allowance for Loan Losses. Loans may reside in this classification for administrative purposes for a period not to exceed the earlier of thirty (30) days or calendar quarter end.

FA-30

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

·	Other – Ungraded loans. Overdraft protection accounts are typically not graded at origination, but are assigned a risk grade when credit deterioration is detected.

The following tables summarize the carrying value of the loan portfolio by internal risk ratings at December 31, 2011 and 2010:

	Successor Company
	Commercial Credit Exposure
	December 31, 2011
	Commercial	Real Estate	Commercial	Commercial
	& Industrial	Commercial	Construction	LOC	Total
	(Dollars in thousands)
Non-Acquired Loans

1-Minimal Credit Risk	$-	$-	$-	$-	$-
2-Modest Credit Risk	-	-	-	-	-
3-Average Credit Risk	108	-	-	-	108
4-Acceptable Credit Risk	316	7,416	-	-	7,732
5-Acceptable Credit Risk	470	231	138	-	839
6-Special Mention	-	-	-	-	-
7-Substandard	99	-	-	-	99
8-Doubtful	-	-	-	-	-
9-Loss	-	-	-	-	-
Other	-	-	-	-	-
Total	$993	$7,647	$138	$-	$8,778

	Successor Company
	Consumer Credit Exposure
	December 31, 2011
	Real Estate	Consumer
	Residential	Construction	Home Equity	Consumer	Total
	(Dollars in thousands)
Non-Acquired Loans

1-Minimal Credit Risk	$-	$-	$-	$25	$25
2-Modest Credit Risk	-	-	-	-	-
3-Average Credit Risk	721	110	426	13	1,270
4-Acceptable Credit Risk	358	86	-	17	461
5-Acceptable Credit Risk	660	-	-	71	731
6-Special Mention	-	-	-	-	-
7-Substandard	-	-	-	-	-
8-Doubtful	-	-	-	-	-
9-Loss	-	-	-	-	-
Other	-	-	-	-	-
Total	$1,739	$196	$426	$126	$2,487

FA-31

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

	Successor Company
	Commercial Credit Exposure
	December 31, 2011
	Commercial	Real Estate	Commercial	Commercial
	& Industrial	Commercial	Construction	LOC	Total
	(Dollars in thousands)
Acquired Loans

1-Minimal Credit Risk	$938	$-	$-	$11	$949
2-Modest Credit Risk	598	-	-	-	598
3-Average Credit Risk	1,171	10,108	3,594	-	14,873
4-Acceptable Credit Risk	8,201	130,614	9,134	70	148,019
5-Acceptable Credit Risk	22,405	111,571	27,199	99	161,274
6-Special Mention	2,212	34,877	22,482	1	59,572
7-Substandard	2,258	13,907	12,402	1	28,568
8-Doubtful	-	379	519	-	898
9-Loss	-	-	-	-	-
Other	253	1,212	-	223	1,688

Total	$38,036	$302,668	$75,330	$405	$416,439

	Successor Company
	Consumer Credit Exposure
	December 31, 2011
	Real Estate	Consumer
	Residential	Construction	Home Equity	Consumer	Total
	(Dollars in thousands)
Acquired Loans

1-Minimal Credit Risk	$-	$-	$-	$290	$290
2-Modest Credit Risk	-	-	-	-	-
3-Average Credit Risk	9,330	1,886	8,523	412	20,151
4-Acceptable Credit Risk	23,802	4,870	27,060	815	56,547
5-Acceptable Credit Risk	18,487	507	7,183	628	26,805
6-Special Mention	5,155	176	2,064	336	7,731
7-Substandard	8,300	758	3,684	43	12,785
8-Doubtful	145	-	-	-	145
9-Loss	-	-	-	-	-
Other	46	69	-	650	765

Total	$65,265	$8,266	$48,514	$3,174	$125,219

FA-32

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

	Predecessor Company
	Commercial Credit Exposure
	December 31, 2010
	Commercial	Real Estate	Commercial	Commercial
	& Industrial	Commercial	Construction	LOC	Total

1-Minimal Credit Risk	$3,704	$-	$-	$-	$3,704
2-Modest Credit Risk	276	-	-	-	276
3-Average Credit Risk	638	11,177	1,850	-	13,665
4-Acceptable Credit Risk	13,125	164,402	22,265	173	199,965
5-Acceptable Credit Risk	24,025	144,810	51,069	87	219,991
6-Special Mention	3,595	15,419	24,150	5	43,169
7-Substandard	2,044	8,456	29,911	-	40,411
8-Doubtful	132	1,568	2,225	-	3,925
9-Loss	-	-	-	-	-
Other	67	70	49	273	459

Total	$47,606	$345,902	$131,519	$538	$525,565

	Predecessor Company
	Consumer Credit Exposure
	December 31, 2010
	Real Estate	Consumer
	Residential	Construction	Home Equity	Consumer	Total

1-Minimal Credit Risk	$-	$-	$-	$421	$421
2-Modest Credit Risk	-	-	78	-	78
3-Average Credit Risk	9,707	2,275	6,440	597	19,019
4-Acceptable Credit Risk	34,191	5,297	35,153	1,041	44,682
5-Acceptable Credit Risk	24,648	704	10,392	736	36,480
6-Special Mention	6,808	788	1,463	377	9,436
7-Substandard	5,996	221	3,368	13	9,598
8-Doubtful	295	45	167	-	507
9-Loss	-	-	-	-	-
Other	-	-	64	653	717

Total	$81,645	$9,330	$57,125	$3,838	$151,938

FA-33

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

Past Due Analysis

The following table summarizes the aging of the loan portfolio by past due status, based on contractual terms, at December 31, 2011:

	Successor Company
	December 31, 2011
		Greater than
	30-89 Days	90 Days	Total		Total
	Past Due	Past Due	Past Due	Current	Loans
	(Dollars in thousands)
Acquired Loans:

Commercial and Industrial	$925	$797	$1,722	$36,314	$38,036
Commercial – Construction	4,809	10,328	15,137	60,193	75,330
Commercial - Real Estate	3,878	6,101	9,979	292,689	302,668
Commercial - Lines of Credit	-	1	1	404	405
Consumer	3	3	6	3,168	3,174
Consumer – Construction	652	382	1,034	7,232	8,266
Home Equity	740	1,128	1,868	46,646	48,514
Residential - Real Estate	2,289	4,148	6,437	58,828	65,265

Total	$13,296	$22,888	$36,184	$505,474	$541,658

None of the non-acquired loans were past due at December 31, 2011. None of the non-acquired or purchased non-impaired loans were in nonaccrual status or had been restructured in a TDR as of December 31, 2011.

	Predecessor Company
	December 31, 2010
		Greater than
	30-89 Days	90 Days	Total		Total
	Past Due(1)	Past Due(2)	Past Due	Current	Loans

Commercial and Industrial	$469	$167	$636	$46,970	$47,606
Commercial – Construction	6,118	8,649	14,767	116,752	131,519
Commercial - Real Estate	3,943	7,301	11,244	334,658	345,902
Commercial - Lines of Credit	-	-	-	538	538
Consumer	-	5	5	3,833	3,838
Consumer – Construction	221	45	266	9,064	9,330
Home Equity	350	881	1,231	55,894	57,125
Residential Real Estate	3,601	2,093	5,694	75,951	81,645

Total	$14,702	$19,141	$33,843	$643,660	$677,503

(1) Total loans past due 30 to 89 days includes approximately $9.4 million of loans in nonaccrual status.

(2) All loans past due 90 days or more were in nonaccrual status.

FA-34

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

Impaired Loans

	Predecessor Company
	December 31, 2010
		Unpaid		Average	Interest
	Recorded	Principal	Related	Recorded	Income
	Investment	Balance	Allowance	Investment	Recognized

With no related allowance recorded:
Consumer	$-	$-	$-	$49	$1
Commercial & industrial	83	92	-	1,200	3
Commercial construction	2,649	4,475	-	11,132	354
Commercial real estate	3,366	3,366	-	6,154	226
Consumer construction	45	133	-	258	15
Home equity lines/loans	1,883	2,032	-	1,780	74
Residential real estate	2,820	2,820	-	1,894	58

	10,846	12,918	-	22,467	731

With an allowance recorded:
Consumer	13	13	10	220	8
Commercial & industrial	2,093	2,093	984	2,261	96
Commercial construction	29,488	30,529	7,251	17,409	677
Commercial real estate	6,658	7,328	1,780	9,730	230
Consumer construction	221	221	20	367	9
Home equity lines/loans	1,652	1,879	547	1,099	14
Residential real estate	3,471	5,197	446	6,107	223

	43,596	47,260	11,038	37,193	1,257

Totals:
Commercial	2,471	2,185	984	3,461	99
Commercial real estate	42,427	45,698	9,032	44,425	1,487
Consumer	13	13	10	269	9
Residential real estate	9,531	12,282	1,012	11,505	393

Total	$54,442	$60,178	$11,038	$59,660	$1,988

At December 31, 2010, the recorded investment in loans considered impaired totaled $54.4 million. Of the total investment in loans considered impaired, $43.6 million were found to show specific impairment for which $11.0 million in valuation allowance was recorded; the remaining $10.8 million in impaired loans required no specific valuation allowance because either previously established valuation allowances had been absorbed by partial charge-offs or loan evaluations had no indication of impairment. For the year ended December 31, 2010, the average recorded investment in impaired loans was approximately $32 million. The amount of interest recognized on impaired loans during the portion of the year that they were considered impaired was approximately $1.8 million.

At December 31, 2009, the recorded investment in loans considered impaired totaled $66.1 million. Of the total investment in loans considered impaired, $35.4 million were found to show specific impairment for which $9.1 million in valuation allowance was recorded; no valuation allowance for the other impaired loans was considered necessary. For the year ended December 31, 2009, the average recorded investment in impaired loans was approximately $39.6 million. The amount of interest recognized on impaired loans during the portion of the year that they were considered impaired was approximately $1.3 million.

FA-35

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE E - LOANS HELD FOR INVESTMENT (Continued)

Loans on Nonaccrual Status	Predecessor Company
December 31, 2010
Commercial
Commercial & industrial	$616
Commercial LOC	-
Commercial other	-
Commercial real estate
Commercial construction	16,614
Commercial real estate – other	7,633
Consumer
Consumer LOC	5
Consumer other	-
Residential real estate
Consumer construction	221
Home equity loans/lines	1,314
Residential real estate – other	4,166

Total	$30,569

NOTE F - PREMISES AND EQUIPMENT

The following is a summary of premises and equipment at December 31, 2011 and 2010:

	Successor	Predecessor
	Company	Company
	2011	2010

Land	$4,005,000	$4,280,213
Buildings and leasehold improvements	5,215,696	7,161,858
Furniture and equipment	1,138,343	5,165,685
Less accumulated depreciation	(73,246)	(5,021,836)

Total	$10,285,794	$11,585,920

Depreciation and amortization, which is recorded in occupancy and equipment expense, totaled $74,080 in the successor period of November 19 to December 31, 2011 and $863,245 in the predecessor period of January 1 to November 18, 2011. Depreciation and amortization totaled $1,000,544 and $938,178 in the predecessor years ended December 31, 2010 and 2009, respectively.

FA-36

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE G - GOODWILL AND OTHER INTANGIBLES

The following table summarizes the changes in carrying amounts of goodwill and other intangibles (core deposit intangibles) for the periods presented:

		Core Deposit Intangible
	Goodwill	Gross	Accumulated Amortization	Net
Predecessor Company
Balance at January 1, 2009	$30,233,049	$1,333,493	$(373,852)	$959,641

Amortization expense	–	–	(133,349)	(133,349)
Goodwill impairment charge	(30,233,049)	–	–	–
Balance at December 31, 2009	–	1,333,493	(507,201)	826,292

Amortization expense	–	–	(133,349)	(133,349)
Balance at December 31, 2010	–	1,333,493	(640,550)	692,943

Amortization expense			(117,421)	(117,421)
Balance at November 18, 2011	$–	$1,333,493	$(757,971)	$575,522

Successor Company
Balance at November 18, 2011	$20,015,194	$2,260,262	$–	$2,260,262

Amortization expense	–		(30,515)	(30,515)
Balance at December 31, 2011	$20,015,194	$2,260,262	$(30,515)	$2,229,747

Successor Company goodwill represents the excess of proceeds from the Piedmont Investment (or purchase price) over the fair value of acquired net assets. This acquisition was nontaxable and, as a result, there is no tax basis in the goodwill. Accordingly, none of the goodwill associated with the acquisition is deductible for tax purposes. The only other intangible asset identified as part of the valuation of the Piedmont Investment in the Company was the value of its core deposit relationships. The core deposit intangible is amortized over a ten-year period on an accelerated method.

The following table presents estimated amortization expense for other intangibles:

2012	$258,517
2013	254,063
2014	248,481
2015	241,768
2016	233,926
Thereafter	992,992

$2,229,747

For more information on the Piedmont Investment and the valuation of assets and liabilities acquired in that transaction, see Note C – Piedmont Investment.

FA-37

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE G - GOODWILL AND OTHER INTANGIBLES (Continued)

Predecessor Company

Goodwill is reviewed for potential impairment at least annually at the reporting unit level. An impairment loss is recorded to the extent that the carrying amount of goodwill exceeds its implied fair value. The Company’s annual goodwill impairment evaluation in 2009 resulted in a goodwill impairment charge of $30.2 million, which was recorded to noninterest expense for the predecessor year ended December 31, 2009. This impairment charge, representing the full amount of goodwill on the Consolidated Balance Sheet, was primarily due to a significant decline in the market value of the Company’s market capitalization and a decline in the Company’s discounted cash flow forecasts in 2008 and 2009.

Core deposit intangibles are evaluated for impairment if events and circumstances indicate a potential for impairment. Such an evaluation of other intangible assets is based on undiscounted cash flow projections. No impairment charges were recorded for other intangibles in any of the predecessor periods.

NOTE H - DEPOSITS

The weighted average cost of time deposits was 0.88% and 2.90% at December 31, 2011 and 2010, respectively. The weighted average cost of time deposits at December 31, 2011 was affected by amortization of the premium on time deposits that was recorded in purchase accounting as well as repricing of time deposits. At December 31, 2011, the scheduled maturities of certificates of deposit were as follows:

	Less than	$100,000
	$100,000	or more	Total

Three months or less	$5,118,612	$17,953,717	$23,072,329
Over three months through one year	26,460,159	77,519,649	103,979,808
Over one year through three years	40,373,883	87,783,442	128,157,325
Over three years to five years	11,753,504	42,816,482	54,569,986
Over five years	-	-	-

Total	$83,706,158	$226,073,290	$309,779,448

NOTE I - BORROWINGS

The following tables summarize short-term and long-term borrowings at December 31, 2011 and 2010:

	Successor	Predecessor
	Company	Company
	2011	2010
Short-term borrowings:
Federal Reserve Bank discount window	$-	$-
Federal Home Loan Bank advances maturing within one year	-	7,000,000

Total short-term borrowings	$-	$7,000,000

Long-term debt:
Federal Home Loan Bank advances maturing beyond one year	$-	$142,000,000
Junior subordinated debentures	5,437,000	8,248,000
Subordinated term loan	6,778,901	7,500,000

Total long-term debt	$12,215,901	$157,748,000

Short-term Borrowings

We may purchase federal funds through unsecured federal funds lines of credit totaling $20.0 million at December 31, 2011. These lines are intended for short-term borrowings and are subject to restrictions limiting the frequency and terms of advances. These lines of credit are payable on demand and bear interest based upon the daily federal funds rate. We had no outstanding balance on the lines of credit at December 31, 2011 or 2010.

FA-38

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE I – BORROWINGS (Continued)

We may borrow funds through the Federal Reserve Bank’s discount window. These borrowings are secured by a blanket floating lien on qualifying construction, land acquisition and development loans, commercial and industrial loans and consumer loans collateral value of $11.1 million. Depending on the type of loan collateral, we may borrow between 60% and 65% of the collateral value pledged. We had no outstanding borrowings at the discount window at December 31, 2011 or 2010.

Federal Home Loan Bank Advances

We have a $274.5 million credit line available with the Federal Home Loan Bank of Atlanta (“FHLB”) for advances. These advances are secured by a blanket floating lien on qualifying commercial real estate, first mortgage loans and pledged investment securities with a market value of $187.8 million.

At December 31, 2011 and 2010, we had the following outstanding FHLB advances :

			Successor	Predecessor
	Contractual		Company	Company
Maturity	Interest Rate	Rate Type	2011	2010
January 12, 2011	1.75%	Fixed	$	7,000,000
February 10, 2012	1.68%	Fixed	-	5,000,000
October 29, 2012	0.92%	Fixed	-	8,000,000
February 11, 2013	2.29%	Fixed	-	5,000,000
April 22, 2013	2.55%	Fixed	-	6,000,000
November 7, 2013	2.48%	Fixed	-	10,000,000
March 21, 2014	2.76%	Fixed	-	5,000,000
August 21, 2014	2.90%	Fixed	-	5,000,000
October 21, 2014	2.91%	Fixed	-	9,000,000
February 2, 2015	3.39%	Fixed	-	5,000,000
April 13, 2015	2.98%	Fixed	-	7,000,000
June 9, 2015	2.56%	Fixed	-	5,000,000
August 3, 2015	3.46%	Fixed	-	5,000,000
February 2, 2016	3.49%	Fixed	-	15,000,000
November 2, 2016	3.57%	Fixed	-	10,000,000
February 2, 2017	3.75%	Fixed	-	5,000,000
May 2, 2017	3.65%	Fixed	-	5,000,000
August 2, 2017	3.84%	Fixed	-	5,000,000
October 30, 2017	2.98%	Fixed	-	5,000,000
January 28, 2019	3.90%	Fixed	-	12,000,000
March 25, 2019	4.26%	Fixed	-	10,000,000

Totals			$-	$149,000,000

Following the Piedmont Investment, we prepaid all outstanding FHLB advances in an effort to de-leverage the balance sheet and reduce our dependance on wholesale funding. Therefore, we had no outstanding FHLB advances at December 31, 2011.

Junior Subordinated Debentures

In August 2003, $8.0 million in trust preferred securities were issued through Crescent Financial Capital Trust I (the “Trust”). The Trust invested the total proceeds from the sale of its trust preferred securities (“TRUPs”) in junior subordinated deferrable interest debentures issued by us. We fully and unconditionally guarantee the TRUPs. Our obligation under the guarantee is unsecured and subordinate to senior and subordinated indebtedness. These TRUPs qualify as Tier 1 capital for regulatory capital purposes, subject to certain limitations. The TRUPs mature on October 7, 2033 and are now redeemable, subject to approval by the Federal Reserve, on a quarterly basis. We adjusted these junior subordinated debentures to estimated fair value in purchase accounting with the Piedmont Investment, and at December 31, 2011, their carrying value was $5,437,000.

FA-39

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE I - BORROWINGS (Continued)

The TRUPs pay cumulative cash distributions quarterly at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 3.10%. The dividends paid to holders of the TRUPs, which are recorded as interest expense, are deductible for income tax purposes. The Company elected to defer interest payments on its junior subordinated debentures beginning with the payment due April 7, 2011. Under the terms of the indenture governing the junior subordinated debentures, the Company may defer payments of interest for up to 20 consecutive quarterly periods without default or penalty. The regularly scheduled interest payments will continue to accrue for payment in the future and be reported as expense on our consolidated financial statements. The Company plans to resume the payment of interest on the TRUPs as soon as possible.

Subordinated Term Loan

On September 26, 2008, the Bank entered into an unsecured subordinated term loan agreement in the amount of $7.5 million. The agreement requires the Bank to make quarterly payments of interest at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 4.00%. The subordinated term loan qualifies as Tier 2 capital for regulatory capital purposes, subject to a phase out of the capital qualification five years prior to maturity. We adjusted the subordinated term loan to estimated fair value in purchase accounting with the Piedmont Investment, and at December 31, 2011, its carrying value was $6,778,901.

The subordinated term loan agreement matures on October 18, 2018 and can be prepaid, subject to the approval of the FDIC and other Governmental Authorities (if applicable), in incremental amounts not less than $500,000, by giving five business days notice prior to prepayment. We do not have the right to prepay all or any portion of the loan prior to October 1, 2013 unless the loan ceases to be deemed Tier 2 capital for regulatory capital purposes. Should the loan cease to be considered Tier 2 capital for regulatory capital purposes, the debt can either be structured as senior debt of the Bank or be repaid.

NOTE J - LEASES

We have entered into fourteen non-cancelable operating leases for the Company’s main office, operations center, and branch facilities. Future minimum lease payments under these leases for the years ending December 31 are as follows:

2012	$2,018,781
2013	1,926,380
2014	2,099,626
2015	1,555,024
2016	1,463,621
Thereafter	6,722,530

Total	$15,785,963

Certain of the leases contain renewal options for various additional terms after the expiration of the current lease term. Lease payments for the renewal period is not included in the future minimum lease table above. Rent expense for the successor period of November 19 to December 31, 2011 and the predecessor period of January 1 to November 18, 2011 totaled $245,456 and $1,746,970, respectively, and rent expense for the predecessor years ended December 31, 2010 and 2009 totaled $1,927,532 and $1,650,367, respectively.

Two of the properties used for bank branch operations are leased from related parties. Lease payments made to related parties in 2011, 2010 and 2009 were $725,621, $705,382 and $242,094, respectively.

FA-40

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE K - INCOME TAXES

The following table summarizes significant components of the provision for income taxes for the periods presented:

	Successor Company	Predecessor Company
	November 19	January 1
	to	to	Years Ended
	December 31,	November 18,	December 31,
	2011	2011	2010	2009
Current tax provision:
Federal	$-	$-	$(2,384,393)	$499,168
State	-	-	44,882	249,539
	-	-	(2,339,511)	748,707

Deferred tax provision (benefit):
Federal	(482,323)	(4,282,617)	(2,882,893)	(1,717,793)
State	(37,677)	(733,858)	(951,232)	(359,614)
	(520,000)	(5,016,475)	(3,834,125)	(2,077,407)

Provision for income tax expense (benefit) before adjustment to deferred tax valuation allowance	(520,000)	(5,016,475)	(6,173,636)	(1,328,700)

Deferred tax asset valuation allowance	-	5,016,475	2,104,000	-

Net provision for income taxes	$(520,000)	$-	$(4,069,636)	$(1,328,700)

Income tax expense (benefit) is reconciled to the amount computed by applying the statutory federal income tax rate of 34% to income before income taxes as follows:

	Successor Company	Predecessor Company
	November 19	January 1
	to	to	Years Ended
	December 31,	November 18,	December 31,
	2011	2011	2010	2009

Tax computed at statutory rate of 34%	$(227,205)	$(4,597,840)	$(4,740,911)	$(10,728,581)
Effect of state income taxes	(24,867)	(484,346)	(598,191)	(72,649)
Non-taxable interest income	(19,463)	(512,870)	(667,295)	(510,847)
Non-taxable bank owned life insurance	(31,275)	(233,399)	(280,366)	(287,799)
Goodwill impairment	-	-	-	10,279,235
Valuation allowance	-	5,016,475	2,104,000	-
Other	(217,191)	811,980	113,127	(17,059)

	$(520,000)	$-	$(4,069,636)	$(1,328,700)

FA-41

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE K - INCOME TAXES (Continued)

Significant components of deferred taxes at December 31, 2011 and 2010 are as follows:

	Successor	Predecessor
	Company	Company
	2011	2010
Deferred tax assets:
Purchase accounting fair value adjustments	$17,472,447	$28,089
Net operating loss carryforward	11,699,259	1,922,812
Allowance for loan losses	87,518	7,981,449
Premises and equipment	29,601	39,247
Unrealized loss on hedges -	223,219
Deferred compensation	104,601	807,627
Other	952,439	666,525
Total deferred tax assets	30,345,865	11,668,968
Valuation allowance	-	(2,104,000)

Net deferred tax assets	30,345,865	9,564,968

Deferred tax liabilities:
Intangible assets	-	(267,157)
Unrealized gains on securities	(6,834)	(1,407,377)
Prepaid expenses	(148,438)	(158,201)
Total deferred tax liabilities	(155,272)	(1,832,735)

Net deferred tax asset	$30,190,593	$7,732,232

Successor Company

The Piedmont Investment was considered a change in control under Internal Revenue Code Section 382 (“Section 382”) and the Regulations, thereunder. Accordingly, we are required to evaluate potential limitation or deferral of its ability to carryforward pre-acquisition net operating losses and to determine the amount of net unrealized built-in losses (“NUBIL”), which may be subject to similar limitation or deferral. Under the Internal Revenue Code and Regulations, NUBIL realized within 5 years of the change in control are subject to potential limitation, which for us is November 18, 2016. Through that date, we will continue to analyze our ability to utilize such losses to offset anticipated future taxable income, however, this estimate will not be known until the five-year recognition period expires. Losses limited under these provisions are generally limited to a carryforward period of 20 years, subject to the annual limitation and expire if not used by the end of that period. We believe that all of these benefits from the net operating losses and built-in losses will ultimately be realized; however, that amount is subject to continuing analysis and has not yet been determined

Beginning with the Piedmont Investment and the application of purchase accounting at acquisition, we have evaluated our deferred tax assets (“DTA”) to determine whether a valuation allowance is necessary. In conducting this evaluation, we considered all available evidence, both positive and negative, based on the more-likely-than-not criteria that such assets will be realized. In conducting the DTA analysis, we believe it is essential to differentiate between the unique characteristics of each business. In particular, characteristics such as business model, level of capital and reserves held by regulated banks and their ability to absorb potential losses are important distinctions to be considered.

FA-42

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE K - INCOME TAXES (Continued)

Negative Evidence. We considered the following five areas of potential negative evidence in our DTA analysis:

1.	Rolling three-year cumulative loss.

The Predecessor Company was profitable on a pre-tax income basis until 2009. From 2009 through the Piedmont Investment date, the Predecessor Company incurred a cumulative pre-tax loss of $59.0 million, which included a non-deductible $30.2 million goodwill impairment charge in 2009. During the same period, the Predecessor Company recorded $48.6 million in provision for loan losses and $2.4 million in losses on foreclosed assets as the recent economic downturn and drop in home prices and commercial real estate values significantly impacted the Predecessor Company’s loan portfolio. The three-year cumulative loss was almost entirely due to the Predecessor Company’s non-deductible goodwill impairment and credit losses.

Although a three-year cumulative loss is generally a strong indicator used to determine whether a valuation allowance on DTA’s is necessary, we believe that because of the Piedmont Investment and resulting changes to the Company’s capital structure, business model and management team, many of the factors leading to the pre-acquisition three-year cumulative loss have been remediated.

2.	History of operating losses or tax credit carry forwards expiring unused.

The Company has no history of operating loss or tax carry forwards expiring unused.

3.	Losses expected in early future years.

As described under the positive evidence below, we expect to generate a profit in early future years.

4.	Unsettled circumstances that, if unfavorably resolved, would adversely affect future operations and profit levels on a continuing basis in future years.

We are not currently aware of any unsettled circumstances that, if unfavorably resolved, would adversely affect future operations and profit levels on a continuing basis in future years.

5.	Carryback or carry forward period that is so brief it would limit realization of tax benefits if a significant deductible temporary difference is expected to reverse in a single year or the entity operates in a traditionally cyclical business.

Since the Predecessor Company did not begin incurring net operating losses until 2010, our pre-acquisition tax loss carry forwards, while they may be limited as to timing of realization under Section 382 because of the change in control transaction with Piedmont, do not begin to expire until 2030. Therefore, our carry forward period for realizing net operating losses is not brief and is not expected to limit realization of tax benefits.

Positive Evidence. We have considered the following sources of future taxable income as positive evidence to weigh against the negative evidence described above:

1.	Future reversals of existing temporary differences and carry forwards.

Due to the application of purchase accounting related to the Piedmont Investment, our primary temporary tax differences relate to purchase accounting fair value adjustments to the Company’s assets and liabilities at acquisition date. Of the $17.5 million in DTA’s related to these purchase accounting fair value adjustments, $16.0 million were related to the purchased loan portfolio. At acquisition date, we eliminated the allowance for loan losses and adjusted the purchased loan portfolio to estimated fair value. Our fair value estimates involved projecting expected principal and interest cash flows over the remaining life of each loan and then discounting those cash flows based on current market rates for similar loans. Therefore, estimated fair value includes life of loan projections of credit losses.

FA-43

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE K - INCOME TAXES (Continued)

We expect the temporary tax differences related to the purchased loan portfolio to reverse over the remaining life of the portfolio as expected losses are realized. We expect to either generate sufficient taxable income to fully utilize these reversals through reduced tax payments, or these reversals will shift to net operating loss carry forwards with a 20-year carry forward period. These net operating loss carry forwards would then be utilized, subject to the Section 382 limitation, as the Company generates sufficient taxable income.

2.	Taxable income in carryback year(s).

We no longer have taxable income in carryback years that is available to offset existing net operating losses. The Company’s existing net operating losses began to accumulate in 2010 and are available for carry forward, subject to the Section 382 limitation on the timing of utilization, through at least 2030.

3.	Future taxable income, exclusive of reversing temporary differences and carry forwards.

Projecting future taxable income requires estimates and judgments about future events that may be uncertain. In projecting future taxable income, we considered the significant changes to the Company that were made as a result of the Piedmont Investment and associated change in control. Piedmont purchased $75.0 million of the Company’s newly issued common stock on November 18, 2011, and following completion of a tender offer to legacy stockholders, owns approximately 88% of the Company’s outstanding common stock. Since the Piedmont Investment, a number of improvements have been made to the Company’s business. These are summarized as follows:

·	Capital levels were substantially improved by $75.0 million Piedmont Investment.

·	Problem assets have been reduced through various resolution methods, including bulk asset sales. Credit administration has been reorganized to emphasize strong, conservative underwriting that we believe will limit potential for future loan losses on new loan originations.

·	Management has been reorganized, including replacement of the Chief Executive Officer, Chief Credit Officer, and Chief Financial Officer as well as addition of the current President, Chief Operating Officer, and Chief Information Officer.

·	Earnings initiatives after Piedmont Investment include upgrading talent to drive revenue in priority customer segments, growing existing sources of fee income, improving net interest margin, reducing revenue leakage, balance sheet restructuring, nonperforming asset reductions, and cost reduction.

·	Liquidity has been enhanced with Piedmont Investment and our non-core funding dependency has declined as borrowings were paid off and the balance sheet was restructured.

·	Sensitivity to market risk is being addressed with enhanced asset/liability management process and monitoring.

We monitor the Company’s performance against our business plan and forecast on a regular basis. Based on our business plan and forecast, which consider the aforementioned improvements to the Company’s business since the Piedmont Investment, we currently expect our pre-tax income to build to levels sufficient to fully absorb the existing DTA.

FA-44

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE K - INCOME TAXES (Continued)

4.	Tax planning strategies that could, if necessary, be implemented.

In evaluating our DTA, we also considered certain prudent and feasible tax planning strategies that, if implemented, could prevent an operating loss or tax credit carry forward from expiring unused and could result in realization of the existing DTA. These strategies include increasing earning assets by leveraging existing capital held in excess of regulatory requirements and redeploying existing assets into either higher yielding or taxable instruments. We expect that these tax planning strategies could generate additional pre-tax income that would augment our ability to fully absorb the existing DTA.

Based on this evaluation, considering the weight of the positive evidence compared to the negative evidence, we concluded that at December 31, 2011, it is more likely than not that we will be able to fully realize the existing DTA and that a valuation allowance is not necessary.

The Company’s federal income tax returns are currently under examination from the 2008 through the 2010 tax return years. The Company’s state income tax returns are open and subject to examination from the 2008 tax return year and forward.

Predecessor Company

Based on the Predecessor Company’s evaluation of deferred tax assets, which included consideration of the Company’s recent operating losses, a valuation allowance of $2.1 million was recorded at December 31, 2010. In the predecessor period of January 1 to November 18, 2011, the Company placed a full valuation allowance on current period tax losses which totaled $5.0 million.

NOTE L - NON-INTEREST INCOME AND OTHER NON-INTEREST EXPENSE

The following table summarizes major components of other non-interest income for the periods presented:

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,	Years Ended December 31,
	2011	2011	2010	2009

Brokerage referral fees	$17,342	$231,469	$221,881	$163,858
Loan related fees	49,641	122,290	226,042	243,331
Other	23,687	164,900	159,813	112,285

Total	$90,670	$518,659	$607,736	$519,474

The following table summarizes major components of other non-interest expense for the periods presented:

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,	Years Ended December 31,
	2011	2011	2010	2009

Postage, printing and office supplies	$56,961	$390,344	$466,589	$620,467
Advertising, marketing and business development	61,665	522,128	629,274	613,456
Other	476,932	1,346,703	1,526,183	1,502,030

Total	$595,558	$2,259,175	$2,622,046	$2,735,953

FA-45

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE M - RESERVE REQUIREMENTS

As a depository institution, we are required to maintain reserve and clearing balances with the Federal Reserve Bank. The aggregate net reserve balance maintained with the Federal Reserve Bank, which is currently bearing interest, totaled $0 and $671,000 at December 31, 2011 and 2010, respectively.

NOTE N - REGULATORY MATTERS

The Company and the Bank are subject to various regulatory capital requirements administered by federal and state banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and Bank’s financial position and results of operations. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

The Bank, as a North Carolina banking corporation, may pay dividends to the Company only out of undivided profits as determined pursuant to North Carolina General Statutes Section 53-87. Payment of dividends by the Bank to the Company are subject to written consent of the regulatory authorities.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios of total and Tier I capital (as defined) to average assets (as defined). Management believes, as of December 31, 2011 and 2010, that the Company and the Bank met all capital adequacy requirements to which they are subject.

The Bank’s capital amounts and ratios as of December 31, 2011 and 2010 are presented in the table below.

					Minimum to be well
			Minimum for capital		capitalized under prompt
	Actual		adequacy purposes		corrective action provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
	(Dollars in thousands)
Crescent State Bank
As of December 31, 2011: (Successor Company)

Total Capital (to Risk-Weighted Assets)	$101,282	14.64%	$55,355	8.00%	$69,194	10.00%
Tier I Capital (to Risk-Weighted Assets)	94,276	13.62%	27,678	4.00%	41,516	6.00%
Tier I Capital (to Average Assets)	94,276	10.19%	37,016	4.00%	46,270	5.00%

As of December 31, 2010: (Predecessor Company)

Total Capital (to Risk-Weighted Assets)	$95,019	12.27%	$61,952	8.00%	$77,440	10.00%
Tier I Capital (to Risk-Weighted Assets)	77,750	10.04%	30,976	4.00%	46,464	6.00%
Tier I Capital (to Average Assets)	77,689	8.11%	38,317	4.00%	47,897	5.00%

The Bank is currently operating under additional capital requirements which call for the maintenance of a Tier 1 leverage ratio and total risk-based capital ratio of 8.00% and 11.00%, respectively. At December 31, 2011, the Bank had a leverage ratio of 10.19% and a total risk-based capital ratio of 14.64%, both of which exceeded the additional capital requirements.

At December 31, 2011, the Successor Company’s total capital to risk-weighted assets, Tier I capital to risk-weighted assets and Tier I capital to average assets were 15.27%, 14.26% and 10.68%, respectively. At December 31, 2010, the Predecessor Company’s total capital to risk-weighted assets, Tier I capital to risk-weighted assets and Tier I capital to average assets were 12.57%, 10.34% and 8.35%, respectively.

FA-46

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE O - DERIVATIVE FINANCIAL INSTRUMENTS

The Company may, at times, use derivative financial instruments to manage its interest rate risk. These instruments carry varying degrees of credit, interest rate, and market or liquidity risks. Derivative instruments are recognized as either assets or liabilities in the consolidated financial statements and are measured at fair value. Subsequent changes in the derivatives’ fair values are recognized in earnings unless specific hedge accounting criteria are met. The Predecessor Company entered into certain interest rate swap agreements as described below.

In August 2003, $8.0 million in TRUPs were issued through the Trust, which invested the total proceeds from the sale of its TRUPs in junior subordinated deferrable interest debentures issued by the Company, which fully and unconditionally guarantees the TRUPs. We adjusted these junior subordinated debentures to estimated fair value in purchase accounting with the Piedmont Investment, and at December 31, 2011, their carrying value was $5,437,000. The TRUPs pay cumulative cash distributions quarterly at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 3.10%.

In June 2009, the Company entered into a derivative financial instrument which swapped the variable rate payments for fixed payments. These instruments consisted of a three-year and four-year swap, each for one-half of the notional amount of the TRUPs for fixed rates of 5.49% and 5.97%, respectively. Due to the deferral of interest payments on the TRUPs, the associated interest rate swaps no longer qualify for cash flow hedge accounting and are therefore marked to fair value through earnings. The impact to earnings related to the de-designation for the predecessor period of January 1 to November 18, 2011 and the successor period of November 19 to December 31, 2011 totaled $(16,512) and $9,400, respectively

On September 26, 2008, the Bank entered into an unsecured subordinated term loan agreement in the amount of $7.5 million. The agreement requires the Bank to make quarterly payments of interest at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 4.00%. We adjusted the subordinated term loan to estimated fair value in purchase accounting with the Piedmont Investment, and at December 31, 2011, its carrying value was $6,778,901.

In June 2009, the Bank entered into a derivative financial instrument which swapped the variable rate payments for fixed payments. We entered into a three-year and four-year swap, each for one-half of the notional amount of the subordinated debt for fixed rates of 6.39% and 6.87%, respectively. At the Piedmont Investment, we no longer designated these interest rate swaps as qualifying for hedge accounting and therefore mark them to fair value through earnings. In relation to the acquisition, the associated interest rate swaps no longer qualify for cash flow hedge accounting and are therefore marked to fair value through earnings. The impact to earnings related to the de-designation for the successor period of November 19 to December 31, 2011 totaled $9,940.

The following table discloses the location and fair value amounts of outstanding derivative instruments at December 31, 2011 and 2010:

			Successor	Predecessor
			Company	Company
			2011	2010
	Balance Sheet	Notional	Estimated Fair	Estimated Fair
	Location	Amount	Value	Value
Trust preferred securities:
Interest rate swap	Other liabilities	$4,000,000	$(38,275)	$(111,444)
Interest rate swap	Other liabilities	4,000,000	(134,029)	(188,166)

Subordinated term loan agreements:
Interest rate swap	Other liabilities	3,750,000	(34,160)	(103,529)
Interest rate swap	Other liabilities	3,750,000	(123,650)	(175,899)
		$15,500,000	$(330,114)	$(579,038)

FA-47

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE O - DERIVATIVE FINANCIAL INSTRUMENTS

The following table discloses activity in accumulated OCI related to the interest rate swaps for the periods presented.

	Successor Company	Predecessor Company
	November 19	January 1
	to	to	Year ended
	December 31,	November 18,	December 31,
	2011	2011	2010

Accumulated OCI resulting from interest rate swaps as of the beginning of the period, net of tax	$-	$(355,818)	$(181,237)
Other comprehensive (gain) loss recognized, net of tax	-	151,203	(174,581)

Accumulated OCI resulting from interest rate swaps as of the end of the period, net of tax	$-	$(204,615)	$(355,818)

The Company monitors the credit risk of the interest rate swap counterparty. The Company has pledged $780,000 in cash to the counterparty to the swaps.

NOTE P - OFF-BALANCE SHEET RISK

We are a party to financial instruments with off-balance sheet risk in the normal course of business to meet the financing needs of our customers. These financial instruments include commitments to extend credit and standby letters of credit. Those instruments involve, to varying degrees, elements of credit and interest rate risk in excess of the amount recognized in the balance sheet. The contract or notional amounts of those instruments reflect the extent of involvement that we have in particular classes of financial instruments. We use the same credit policies in making commitments and conditional obligations as we do for on-balance sheet instruments.

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of conditions established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since some of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. We evaluate each customer’s creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank, upon extension of credit is based on our credit evaluation of the borrower. Collateral obtained varies but may include real estate, stocks, bonds, and certificates of deposit.

The following is a summary of the contract amount of our exposure to off-balance sheet credit risk as of December 31, 2011 (dollars in thousands):

Financial instruments whose contract amounts represent credit risk:
Commitments to extend credit	$75,165
Undisbursed equity lines of credit	29,862
Financial standby letters of credit	3,668
Capital commitment to private investment fund	238

NOTE Q - FAIR VALUE MEASUREMENT

We utilize fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. For example, investment securities available for sale are recorded at fair value on a recurring basis. Additionally, we may be required to record at fair value other assets on a nonrecurring basis, such as loans held for sale, impaired loans and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets. The following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

FA-48

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE Q - FAIR VALUE MEASUREMENT (Continued)

Investment Securities. Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market exchange prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities and collateralized mortgage obligations, both issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Derivatives. Derivative instruments include interest rate swaps and are valued on a recurring basis using models developed by third-party providers. This type of derivative is classified as Level 2 within the hierarchy.

Mortgage Loans Held for Sale. Mortgage loans held for sale are carried at the lower of cost or estimated fair value. The fair values of mortgage loans held for sale are based on commitments on hand from investors within the secondary market for loans with similar characteristics. As a result, any fair value adjustments for mortgage loans held for sale are classified as nonrecurring Level 2.  Related to our mortgage lending program, we into interest rate lock commitments with customers and commitments to sell mortgages to various investors. Interest rate lock commitments are recorded at estimated fair value based on current secondary market pricing and are included in mortgage loans held for sale on the consolidated balance sheet. Interest rate lock commitments are classified as recurring Level 3.

Loans. Loans are not recorded at fair value on a recurring basis. However, certain loans are determined to be impaired, and those loans are charged down to estimated fair value. The fair value of impaired loans that are collateral dependent is based on collateral value. For impaired loans that are not collateral dependent, estimated value is based on either an observable market price, if available, or the present value of expected future cash flows. Those impaired loans not requiring a charge-off represent loans for which the estimated fair value exceeds the recorded investments in such loans. When the fair value of an impaired loan is based on an observable market price or a current appraised value with no adjustments, we record the impaired loan as nonrecurring Level 2. When an appraised value is not available, or we determine the fair value of the collateral is further impaired below the appraised value, and there is no observable market price, we classify the impaired loan as nonrecurring Level 3.

Foreclosed Assets. Foreclosed assets are adjusted to fair value upon transfer of loans to foreclosed assets. Subsequently, foreclosed assets are carried at lower of cost or net realizable value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. Given the lack of observable market prices for identical properties, the Company classifies foreclosed assets as nonrecurring Level 3.

FA-49

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE Q - FAIR VALUE MEASUREMENT (Continued)

The following tables summarize information about assets and liabilities measured at fair value at December 31, 2011 and 2010:

		Successor Company
		Fair Value Measurements at
		December 31, 2011, Using
		Quoted Prices	Significant
	Assets/(Liabilities)	in Active	Other	Significant
	Measured at	Markets for	Observable	Unobservable
	Fair Value	Identical Assets	Inputs	Inputs
Description		(Level 1)	(Level 2)	(Level 3)
Securities available for sale:
U.S. Government obligations and agency	$-	$-	$-	$-
Mortgage-backed	19,364,344	-	19,364,344	-
Collateralized mortgage obligations	82,094,869	-	82,094,869	-
Municipals	13,513,891	-	13,513,891	-
Corporate bonds	27,966,102		27,966,102	-
Marketable equity	564,642	564,642	-	-

Foreclosed assets	9,422,056	-	-	9,422,056
Impaired loans	-	-	-	-
Interest rate lock commitments	211,622	-	-	211,622
Derivative liabilities	(330,114)	-	(330,114)	-

		Predecessor Company
		Fair Value Measurements at
		December 31, 2010, Using
		Quoted Prices	Significant
	Assets/(Liabilities)	in Active	Other	Significant
	Measured at	Markets for	Observable	Unobservable
	Fair Value	Identical Assets	Inputs	Inputs
Description		(Level 1)	(Level 2)	(Level 3)
Securities available for sale:
U.S. Government obligations and agency	$9,838,400	$-	$9,838,400	$-
Mortgage-backed	39,724,845	-	39,724,845	-
Collateralized mortgage obligations	78,449,684	-	78,449,684	-
Municipals	50,618,363	-	50,618,363	-
Corporate bonds	2,768,800		2,768,800	-
Marketable equity	516,137	516,137	-	-
Foreclosed assets	15,523,592	-	-	15,523,592
Impaired loans	43,404,439	-	-	43,404,439
Interest rate lock commitments	53,185	-	-	53,185
Derivative liabilities	(579,038)	-	(579,038)	-

FA-50

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE Q - FAIR VALUE MEASUREMENT (Continued)

Due to the nature of the Company’s business, a significant portion of its assets and liabilities consist of financial instruments. Accordingly, the estimated fair values of these financial instruments are disclosed. Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments. The fair value of such instruments has been derived based on assumptions with respect to future economic conditions, the amount and timing of future cash flows and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the net amounts ultimately collected could be materially different from the estimates presented below. In addition, these estimates are only indicative of the values of individual financial instruments and should not be considered an indication of the fair value of the Company taken as a whole.

Cash and Cash Equivalents. The carrying amounts for cash and cash equivalents are equal to fair value.

Investment Securities Available for Sale. See discussion related to fair value estimates for securities available for sale in the fair value hierarchy section above.

Mortgage Loans Held For Sale. The fair value of mortgage loans held for sale is based on commitments on hand from investors within the secondary market for loans with similar characteristics.

Loans Held For Investment. Upon analyzing estimated credit losses, we forecasted expected cash flows over the remaining life of each loan and discounted those expected cash flows to present value at current market interest rates for similar loans considering loan collateral type and credit quality.

Federal Home Loan Bank Stock. Given the option to redeem this stock at par through the FHLB, the carrying value of FHLB stock approximates fair value.

Investment in Life Insurance. Bank-owned life insurance investments are recorded at their cash surrender value, or the amount that can be realized upon surrender. Therefore, carrying value approximates fair value.

Deposits. The fair value of demand deposits, savings, money market and NOW accounts represents the amount payable on demand. The fair value of time deposits is estimated using interest rates currently offered for instruments of similar remaining maturities.

Short-term Borrowings and Long-term Debt. The fair value of short-term borrowings and long-term debt are based upon the discounted value when using current rates at which borrowings of similar maturity could be obtained.

Accrued Interest Receivable and Accrued Interest Payable. The carrying amounts of accrued interest receivable and payable approximate fair value due to the short maturities of these instruments.

Derivative Instruments. See discussion related to fair value estimates for derivative instruments in the fair value hierarchy section above.

FA-51

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE Q - FAIR VALUE MEASUREMENT (Continued)

The following table summarizes the carrying amounts and estimated fair values of our financial instruments, none of which are held for trading purposes, at December 31, 2011 and 2010:

	Successor Company		Predecessor Company
	2011		2010
	Carrying	Estimated	Carrying	Estimated
	amount	fair value	amount	fair value
Financial assets:
Cash and cash equivalents	$25,361,937	$25,361,937	$49,106,179	$49,106,179
Investment securities	143,503,848	143,503,848	184,455,418	184,455,418
Federal Home Loan Bank stock	8,669,300	8,669,300	10,521,700	10,521,700
Mortgage loans held for sale	3,841,412	3,841,412	5,689,853	5,689,853
Loans held for investment, net	552,650,060	552,650,060	656,101,069	621,983,795
Investment in life insurance	19,261,443	19,261,443	18,482,993	18,482,993
Accrued interest receivable	2,801,634	2,801,634	3,995,242	3,995,242

Financial liabilities:
Deposits	674,418,586	674,418,586	724,383,323	742,610,196
Short-term borrowings	-	-	7,000,000	7,232,221
Long-term debt	12,215,901	12,215,901	157,748,000	158,661,779
Interest rate swaps	330,114	330,114	579,038	579,038
Accrued interest payable	779,784	779,784	1,350,326	1,350,326

NOTE R - EMPLOYEE AND DIRECTOR BENEFIT PLANS

The shareholders of the Company approved the 2006 Omnibus Stock Ownership and Long-Term Incentive Plan (the “2006 Omnibus Plan”) at the 2006 Annual Meeting of Shareholders to replace the previously approved stock option plans of the Company. The 2006 Omnibus Plan authorized the issuance of awards to directors of the Company and its subsidiaries, as well as eligible employees. The awards may be issued in the form of incentive stock option grants, nonstatutory stock option grants, restricted stock grants, long-term incentive compensation units or stock appreciation rights. In the event the number of shares of common stock that remain available for future issuance under the 2006 Omnibus Plan as of the last day of each calendar year is less than 1.5% of the total number of shares of common stock issued and outstanding as of such date, then the pool of awards shall be increased by the difference between 1.5% of the total number of shares of common stock issued and outstanding and the number of awards still remaining in the 2006 Omnibus Plan pool.

Vesting provisions for granted stock options are at the discretion of the Compensation Committee of the Board of Directors. At December 31, 2011, all outstanding options were granted with a three-year vesting schedule, with 25% vesting at the date of grant and additional 25% vesting at each of the next three grant date anniversaries.

The share-based awards granted under the aforementioned plans have similar characteristics, except that some awards have been granted in options and certain awards have been granted in restricted stock. Therefore, the following disclosures have been disaggregated for the stock option and restricted stock awards. Vesting provisions for granted restricted stock awards are at the discretion of the Compensation Committee of the Board of Directors. At December 31, 2011, all outstanding restricted stock awards vest in full at either the three year or five year anniversary date of the grant. The Company funds the option shares and restricted stock from authorized but un-issued shares.

FA-52

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE R - EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

A summary of the Company’s option plans as of and for the year ended December 31, 2011, is as follows:

	Outstanding Options		Exercisable Options
		Weighted		Weighted
		Average		Average
		Option		Option
	Number	Price	Number	Price

Predecessor Company
Options outstanding, December 31, 2010	299,611	$6.03	283,861	$6.12
Granted/vested	-	-	7,125	5.17
Exercised	-	-	-	-
Expired	-	-	-	-
Forfeited	17,944	9.55	16,444	9.55

Options outstanding, November 18, 2011	281,667	$5.81	274,542	$5.86

Successor Company
Options outstanding, November 19, 2011	281,667	$5.81	274,542	$5.86
Granted/vested	-	-	750	2.11
Exercised	-	-	-	-
Expired	-	-	-	-
Forfeited	-	-	-	-

Options outstanding, December 31, 2011	281,667	$5.81	275,292	$5.85

Stock Option Plans

The weighted average remaining life of options outstanding and options exercisable at December 31, 2011 is 3.36 years and 3.25 years, respectively. The weighted average remaining life of options outstanding and options exercisable at December 31, 2010 was 4.41 and 4.17 years, respectively.

The following table provides the range of exercise prices for options outstanding and exercisable at December 31, 2011:

Range of Exercise Prices	Stock Options Outstanding	Stock Options Exercisable

$ 2.11 - $ 4.75	147,912	141,537
$ 4.76 - $ 7.40	91,005	91,005
$ 7.41 - $ 10.05	5,674	5,674
$ 10.06 - $ 12.71	37,077	37,077
	281,667	275,292

The fair market value of each option award is estimated on the date of grant using the Black-Scholes option pricing model. The risk-free interest rate is based upon a U.S. Treasury instrument with a life that is similar to the expected life of the option grant. Expected volatility is based upon the historical volatility of the Company’s stock price based upon the previous three years trading history. The expected term of the options is based upon the average life of previously issued stock options.

FA-53

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE R - EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

The assumptions used in estimating fair values, together with the estimated per share value of options granted are displayed below. There were no options granted in 2011.

	2011	2010	2009
Assumptions in estimating option values:
Risk-free interest rate	-	2.71%	2.50%
Dividend yield	-	0%	0%
Volatility	-	39.51%	37.23%
Expected life	-	7 years	7 years
The weighted average grant date fair value of options	-	$0.96	$1.90

Compensation cost charged to income was approximately $14,000 and $2,000, respectively for the predecessor period of January 1 to November 18, 2011 and the successor period of November 19 to December 31, 2011,and $28,000, and $38,000 for the years ended December 31, 2010 and 2009, respectively. There were no options exercised for the years ended December 31, 2011, 2010 and 2009.

The aggregate intrinsic value of total options outstanding and exercisable options at December 31, 2011 was $3,990 and $1,995, respectively. As of December 31, 2011, there was $10,000 of unrecognized compensation cost related to the nonvested stock option plans. That cost is expected to be recognized as follows: $9,000 in 2013 and $1,000 in 2014.

Restricted Stock Award Plans

A summary of the status of the Company’s non-vested restricted stock awards as of December 31, 2011, 2010 and 2009, and changes during the years then ended is presented below:

		Weighted
		average grant
	Shares	date fair value
Predecessor Company
Non-vested – December 31, 2008	57,269	$10.19
Granted	-	-
Vested	-	-
Forfeited	-	-
Non-vested – December 31, 2009	57,269	$10.19
Granted	37,500	3.19
Vested	12,100	12.64
Forfeited	-	-
Non-vested – December 31, 2010	82,669	$6.98
Granted	-	-
Vested	11,094	10.71
Forfeited	2,000	6.33
Non-vested – November 18, 2011	69,575	$7.00

Successor Company
Non-vested – November 19, 2011	69,575	$5.85
Granted	-	-
Vested	15,000	3.91
Forfeited	-	-
Non-vested – December 31, 2011	54,575	$7.10

The total fair value of restricted stock grants vested during the year ended December 31, 2011 was approximately $177,467. There were no stock grants issued during the year ended December 31, 2011.

FA-54

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE R - EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

As of December 31, 2011, there was $110,569 of unrecognized compensation cost related to the nonvested stock award plan. That cost is expected to be recognized over a weighted average period of 2.17 years.

Supplemental Retirement

In 2003, the Predecessor Company adopted a Supplemental Executive Retirement Plan (“SERP”) for its senior executives. The SERP was frozen on April 30, 2011, after which no additional benefits were accrued. All SERP benefits were paid out in December of 2011 in connection with the Piedmont Investment. The Predecessor Company purchased life insurance policies for the purpose of providing future funding of benefit payments. Plan benefits were to accrue and vest during the period of employment and were to be paid in monthly benefit payments over the officer’s remaining life commencing with the officer’s retirement at any time after attainment of age sixty to sixty-five, depending on the officer.

Expenses for the periods from January 1, 2011 to November 18, 2011 and from November 19 to December 31, 2011 were $184,834 and $0.00, respectively and for the years ended December 31, 2010 and 2009 were $482,145 and $435,385, respectively. The accrued liability of the plan at December 31, 2011 and 2010 was $0.00 and $1,795,417, respectively. The Company also provides post retirement split dollar life insurance benefits to certain executives. Expenses for the periods from January 1, 2011 to November 18, 2011 and from November 19 to December 31, 2011 were $24,223 and $3,286, respectively and for the years ended December 31, 2010 and 2009 were $26,919 and $37,632, respectively. The accrued liability of the plan at December 31, 2011, 2010 and 2009 was $242,170, $217,947 and $191,035, respectively.

Defined Contribution Plan

The Company sponsors a contributory profit-sharing plan which provides for participation by substantially all employees. Participants may make voluntary contributions resulting in salary deferrals in accordance with Section 401(k) of the Internal Revenue Code. The plans provide for employee contributions up to $16,500 of the participant's annual salary and an employer contribution of 100% matching of the first 6% of pre-tax salary contributed by each participant. Anyone who turned 50 years old in 2011 could also add a catch-up contribution of $5,500 above the normal limit bringing the maximum contribution to $22,000 for those employees. The Company may make additional discretionary profit sharing contributions to the plan on behalf of all participants, which amounts would be in addition to the 6% pre-tax salary match. There were no discretionary contributions for 2011, 2010 or 2009. Amounts deferred above the first 6% of salary are not matched by the Company. Expenses related to these plans for the periods from January 1, 2011 to November 18, 2011 and from November 19 to December 31, 2011 were $389,548 and $51,241, respectively, and for the years ended December 31, 2010 and 2009 were $431,921 and $420,513, respectively.

Employment Agreements

In September 2008, the Company entered into new employment agreements with the former President and Chief Executive Officer of the Company and the Bank, the former Vice President and Principal Accounting Officer of the Company and Senior Vice President and Chief Financial Officer of the Bank, the former Senior Vice President of the Bank, and the former Senior Credit Officer of the Bank. The Company also entered into an employment agreement, dated as of December 29, 2008, with the Executive Vice President of the Bank. As a material condition of an Investment Agreement, dated February 23, 2011, between Piedmont and the Company (the “Investment Agreement”), the Company entered into amended employment agreements with these executive officers (“2011 Employment Agreement”).

FA-55

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE R - EMPLOYEE AND DIRECTOR BENEFIT PLANS (Continued)

Following a decision to terminate the employment of the former President and Chief Executive Officer of the Company and the Bank, the Predecessor Company accrued contract termination benefits totaling $1.6 million in the predecessor period of January 1 to November 18, 2011, which was recorded in salaries and employee benefits expense. Because the Successor Company finalized a plan to terminate the employment of the former Senior Vice President of the Bank and the former Senior Credit Officer of the Bank in December 2011, the Successor Company accrued contract termination benefits totaling approximately $354,000 in the successor period of November 19 to December 31, 2011, which was recorded in salaries and employee benefits expense.

On March 15, 2012, the former Vice President and Principal Accounting Officer of the Company and Senior Vice President and Chief Financial Officer of the Bank entered into a Separation and Release Agreement with the Company and the Bank (the “Separation Agreement”). Pursuant to the Separation Agreement, and consistent with his employment agreement, we incurred additional contract termination expense of $130,000 subsequent to December 31, 2011.

NOTE S – CUMULATIVE PERPETUAL PREFERRED STOCK

Pursuant to the U.S Treasury’s TARP CPP, the Company issued $24.9 million in Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“preferred stock” or “Series A Preferred Stock”), on January 9, 2009. In addition, the Company provided a warrant to the Treasury to purchase 833,705 shares of the Company’s common stock at an exercise price of $4.48 per share. These warrants were immediately exercisable and expire ten years from the date of issuance. The preferred stock is non-voting, other than having class voting rights on certain matters, and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% per annum thereafter. The preferred shares are redeemable at the option of the Company subject to regulatory approval.

Predecessor Company

The Predecessor Company used a Black-Scholes option pricing model to calculate the fair value of the common stock warrants issued pursuant to the TARP CPP and in connection with the Series A Preferred Stock. The common stock warrants were assigned a relative fair value of $2.28 per share, or $2.4 million in the aggregate, at issuance on January 9, 2009. This amount was recorded as the discount on the preferred stock and was accreted as a reduction in net income (loss) available for common stockholders over a five-year period. The relative fair value of the preferred stock at issuance was $22.5 million. Through the discount accretion over the five-year period, the preferred stock was scheduled to accrete up to the redemption amount of $24.9 million. For purposes of these calculations, the fair value of the common stock warrant at issuance was estimated using the Black-Scholes option pricing model based on the following assumptions:

Risk-free interest rate	2.49%
Expected life of warrants	10 years
Expected dividend yield	0.00%
Expected volatility	37.27%

The Predecessor Company’s computation of expected volatility was based on daily historical volatility since January of 1999. The risk-free interest rate was based on the market yield for ten-year U.S. Treasury securities as of the issuance date.

FA-56

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE S – CUMULATIVE PERPETUAL PREFERRED STOCK

Successor Company

The Successor Company assigned an estimated fair value to both the Series A Preferred Stock and common stock warrants in purchase accounting in connection with the Piedmont Investment. These securities represent non-controlling interests that were recorded at estimated fair value. As discussed in Note C – Piedmont Investment, the preferred stock was valued based on forecasting expected cash flows with an assumed repayment date and discounting these cash flows based on current market yields for similar preferred stock. For purposes of the discount rate, we used the market yield on an index of publicly traded preferred stocks adjusted for a liquidity factor. The preferred stock was assigned a non-controlling interest fair value of $24.4 million at the acquisition date, and the discount between this value and the $24.9 million redemption value will be accreted as a reduction in net income (loss) available for common stockholders over a two-year period.

The common stock warrants were valued at $1.59 per share, or $1.3 million in the aggregate, at the acquisition date using a Black-Scholes option pricing model. Assumptions used in the Black-Scholes option pricing model were as follows:

Risk-free interest rate	0.31%
Expected life of warrants	2 years
Expected dividend yield	0.00%
Expected volatility	65.10%

The risk-free interest rate was based on the market yield for two-year U.S. Treasury securities as of the acquisition date.

As a condition of the TARP CPP, the Company must obtain consent from the U.S. Treasury to repurchase its common stock or to pay a cash dividend on its common stock. Furthermore, the Company has agreed to certain restrictions on executive compensation and is subjected to heightened corporate governance requirements.

The Company deferred payment of the four 2011 quarterly cash dividends payments and the February 2012 quarterly cash dividend for a total of $1,432,182 on its Fixed Rate Cumulative Perpetual Preferred Stock, Series A. Under the terms of the TARP Preferred Stock, the Company is required to pay quarterly dividends at a rate of 5 percent per year for the first five years following the Treasury investment, after which the dividend rate automatically increases to 9 percent per year. The Company may defer dividend payments for up to six consecutive quarters without default or penalty.

FA-57

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE T - PARENT COMPANY FINANCIAL DATA

Condensed balance sheets as of December 31, 2011 and 2010 and related condensed statements of operations and cash flows for the successor period of November 19 to December 31, 2011, the predecessor period of January 1 to November 18, 2011 and the predecessor years ended December 31, 2010 and 2009 are as follows:

Condensed Balance Sheets

	Successor	Predecessor
	Company	Company
	December 31,	November 18,	December 31,	December 31,
	2011	2011	2010	2009

Assets
Cash and due from banks	$5,759,866	$77,088,063	2,597,914	2,052,005
Investment in subsidiaries	144,196,454	70,411,896	85,098,885	96,054,355
Other assets	(811,419)	391,127	133,307	79,208
Total assets	$149,144,901	$147,891,086	$87,830,106	$98,185,568

Liabilities and Stockholders' Equity

Liabilities:
Accrued interest payable	$320,519	$262,518	$111,515	$110,238
Accrued expenses and other liabilities	327,929	337,367	455,234	307,124
Subordinated debentures	5,437,000	8,248,000	8,248,000	8,248,000

TOTAL LIABILITIES	6,085,448	8,847,885	8,814,749	8,665,362

Stockholders' equity:
Preferred stock	24,442,303	23,812,048	23,379,651	22,935,514
Common stock	28,412	28,412	9,664,059	9,626,559
Common stock warrant	1,325,372	2,367,368	2,367,368	2,367,368
Additional paid-in capital	117,434,029	159,383,206	74,634,361	74,529,894
Accumulated deficit	(181,555)	(46,872,891)	(32,917,437)	(21,354,080)
Accumulated other comprehensive income	10,892	325,060	1,887,355	1,414,951

TOTAL STOCKHOLDERS’ EQUITY	143,059,453	139,043,202	79,015,357	98,185,568

TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$149,144,901	$147,891,086	$87,830,106	$98,185,568

FA-58

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE T – PARENT COMPANY FINANCIAL DATA (Continued)

Condensed Statements of Operations

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,	Years Ended December 31,
	2011	2011	2010	2009

Equity in earnings (loss) of subsidiaries	$(327,030)	$(13,056,692)	$(9,546,703)	$(30,205,191)
Interest income	164,855	82,091	85,504	498,375
Dividend income	1,062	7,504	8,657	9,873
Other miscellaneous income	9,437	(9,329)	-	13
Interest expense	(64,917)	(418,922)	(474,703)	(416,833)
Other operating expenses	(13,258)	(127,710)	(111,475)	(114,288)
Income tax benefit	81,600	-	164,500	2,100

Net income (loss)	$(148,251)	$(13,523,058)	$(9,874,220)	$(30,225,951)

Condensed Statements of Cash Flows

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,	Years Ended December 31,
	2011	2011	2010	2009
Cash flows from operating activities:
Net income (loss)	$(148,251)	$(13,523,058)	$(9,874,220)	$(30,225,951)
Adjustments to reconcile net income (loss) to net cash provided (used) by operating activities:
Stock based compensation	46,001	115,198	141,968	180,595
Equity in earnings of Crescent State Bank	327,030	13,056,692	9,546,703	30,205,191
Changes in assets and liabilities:
(Increase) decrease in other assets	1,202,546	(257,820)	(54,099)	45,350
Increase (decrease) in accrued interest payable	58,001	151,004	1,276	(60,734)
Increase (decrease) in accrued expenses and other liabilities	(9,438)	(117,868)	148,110	(1,853,594)

Net cash provided (used) by operating activities	1,475,889	(575,852)	(90,262)	(1,709,143)

Cash flows from investing activities:
Investment in Subsidiaries	(72,804,086)	66,001	(118,829)	(20,630,728)

Cash flows from financing activities:
Proceeds from issuance of preferred stock and common stock warrant	-	-	-	24,900,000
Dividends paid on preferred stock	-	-	(1,245,000)	(1,058,250)
Dividends received from Crescent State Bank	-	-	2,000,000	-
Proceeds from Piedmont Investment	-	75,000,000	-	-

Net cash provided by financing activities	-	75,000,000	755,000	23,841,750

Net increase (decrease) in cash and cash equivalents	(71,328,197)	74,490,149	545,909	1,501,879

Cash and cash equivalents, beginning	77,088,063	2,597,914	2,052,005	550,126

Cash and cash equivalents, ending	$5,759,866	$77,088,063	$2,597,914	$2,052,005

FA-59

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
Notes to Consolidated Financial Statements

NOTE U - SUPPLEMENTAL DISCLOSURE FOR STATEMENT OF CASH FLOWS

The following information is for the consolidated Statement of Cash Flows

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,	Years Ended December 31,
	2011	2011	2010	2009

Supplemental Disclosure of Cash Flow Information:
Cash paid during the year for:
Interest	$1,686,297	$15,557,942	$22,447,154	$27,103,726
Income taxes	$-	$-	$-	$923,000

Supplemental Disclosure of Non-cash Investing
Activities:
Transfer of loans to foreclosed assets	$535,150	$5,400,793	$18,559,015	$9,806,211
Change in fair value of securities available for sale, net of tax	$10,892	$(1,713,499)	$646,985	$969,066
Change in fair value of cash flow hedge, net of tax	$-	$151,203	$(174,581)	$(181,237)

The following information is for the parent company only Statement of Cash Flows

	Successor Company	Predecessor Company
	November 19	January 1
	to	to
	December 31,	November 18,	Years Ended December 31,
	2011	2011	2010	2009

Supplemental Disclosure of Non-cash Investing
Activities:
Change in fair value of cash flow hedge, net of tax	$-	$77,640	$(91,014)	$(93,096)

FA-60

2.	Unaudited Consolidated Financial Statements (including Notes thereto) for Crescent for the three and nine month periods ended September 30, 2012.

FA-61

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Page No.

FINANCIAL INFORMATION

Financial Statements (Unaudited)

Consolidated Balance Sheets
September 30, 2012 and December 31, 2011	FA-63

Consolidated Statements of Operations
Three and Nine Months Ended September 30, 2012 (Successor) and September 30, 2011 (Predecessor)	FA-64

Consolidated Statements of Comprehensive Income (Loss)
Three and Nine Months Ended September 30, 2012 (Successor) and September 30, 2011 (Predecessor)	FA-65

Consolidated Statement of Changes in Stockholders’ Equity
Nine Months Ended September 30, 2012 (Successor)	FA-66

Consolidated Statements of Cash Flows
Nine Months Ended September 30, 2012 (Successor) and September 30, 2011 (Predecessor)	FA-67

Condensed Notes to Consolidated Financial Statements	FA-69

FA-62

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED BALANCE SHEETS (Unaudited)

	September 30, 2012	December 31, 2011*
	(thousands, except share data)
Assets

Cash and due from banks	$9,249	$8,844
Interest-earning deposits with banks	1,702	1,773
Federal funds sold	3,935	14,745
Investment securities available for sale, at fair value	132,953	143,504
Mortgage loans held for sale	7,023	3,841

Loans	540,946	551,392
Allowance for loan losses	(2,264)	(227)
Net loans	538,682	551,165

Federal Home Loan Bank stock, at cost	1,255	8,669
Premises and equipment, net	10,684	10,286
Bank owned life insurance	19,800	19,261
Foreclosed assets	3,828	9,017
Deferred tax asset, net	30,913	31,517
Goodwill	23,110	23,110
Other intangible assets, net	2,036	2,230
Accrued interest receivable and other assets	8,594	8,345
Total assets	$793,764	$836,307

Liabilities

Deposits:
Demand	$86,454	$91,215
Savings	38,780	46,840
Money market and NOW	247,772	226,584
Time	260,893	309,779
Total deposits	633,899	674,418

Long-term debt	12,326	12,216
Accrued interest payable and other liabilities	4,696	6,615
Total liabilities	650,921	693,249

Stockholders’ Equity
Preferred stock, no par value, 5,000,000 shares authorized, 24,900 shares issued and outstanding at both September 30, 2012 and December 31, 2011	24,601	24,442
Common stock, $0.001 par value, 75,000,000 shares authorized; 28,379,445 and 28,412,059 shares issued and outstanding at September 30, 2012 and December 31, 2011, respectively	28	28
Common stock warrants	1,325	1,325
Additional paid-in capital	117,459	117,434
Accumulated deficit	(2,292)	(182)
Accumulated other comprehensive income	1,722	11
Total stockholders' equity	142,843	143,058

Total liabilities and stockholders' equity	$793,764	$836,307

*     Derived from audited consolidated financial statements.

See accompanying notes.

FA-63

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
Three and Nine Months Ended September 30, 2012 (Successor) and September 30, 2011 (Predecessor)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Three months ended September 30, 2012	Three months ended September 30, 2011	Nine months ended September 30, 2012	Nine months ended September 30, 2011
	(thousands, except share and per share data)
Interest income
Loans	$7,953	$9,030	$24,137	$27,130
Investment securities available for sale	893	1,836	2,787	5,325
Federal funds sold and interest-earning deposits	10	18	48	75

Total interest income	8,856	10,884	26,972	32,530

Interest expense
Deposits	992	2,719	3,242	9,199
Short-term borrowings	—	21	2	58
Long-term debt	250	1,387	814	4,135

Total interest expense	1,242	4,127	4,058	13,392

Net interest income	7,614	6,757	22,914	19,138

Provision for loan losses	958	4,452	3,730	14,511

Net interest income after provision for loan losses	6,656	2,305	19,184	4,627

Non-interest income
Mortgage banking income	1,066	475	2,411	900
Service charges and fees on deposit accounts	425	470	1,315	1,374
Earnings on bank owned life insurance	215	215	622	644
Gain (loss) on sale of available for sale securities	483	9	648	299
Other	133	275	658	345

Total non-interest income	2,322	1,444	5,654	3,562

Non-interest expense
Salaries and employee benefits	4,263	3,140	12,099	9,624
Occupancy and equipment	1,159	968	3,251	2,959
Data processing	546	447	1,568	1,317
FDIC deposit insurance premium	159	292	678	1,117
Professional services	1,405	646	3,193	2,042
Net loss on foreclosed assets	191	291	196	1,643
Other loan related expense	411	378	1,272	1,165
Other	704	591	2,135	1,817

Total non-interest expense	8,838	6,753	24,392	21,684

Income (loss) before income taxes	140	(3,004)	446	(13,495)

Income taxes	94	—	109	—

Net income (loss)	46	(3,004)	337	(13,495)

Effective dividend on preferred stock	367	442	1,124	1,306

Net loss attributable to common shareholders	$(321)	$(3,446)	$(787)	$(14,801)

Net loss per common share
Basic	$(0.01)	$(0.36)	$(0.03)	$(1.54)
Diluted	$(0.01)	$(0.36)	$(0.03)	$(1.54)

Weighted average common shares outstanding
Basic	28,361,357	9,587,324	28,361,159	9,585,056
Diluted	28,361,357	9,587,324	28,361,159	9,585,056

See accompanying notes.

FA-64

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME (LOSS) (Unaudited)
Three and Nine Months Ended September 30, 2012 (Successor) and September 30, 2011 (Predecessor)

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Three months ended September 30, 2012	Three months ended September 30, 2011	Nine months ended September 30, 2012	Nine months ended September 30, 2011
	(thousands)

Net income (loss)	$46	$(3,004)	$337	$(13,495)

Other comprehensive income (loss)

Securities available for sale:
Unrealized holding gains on available for sale securities	1,806	768	3,878	2,333
Tax effect	(696)	(296)	(1,495)	(899)
Reclassification of gains on sale of securities recognized in earnings	(483)	(10)	(648)	(299)
Tax effect	186	4	250	115
Net of tax amount	813	466	1,985	1,250

Cash flow hedging:
Unrealized gains (losses) on cash flow hedges	(445)	112	(445)	186
Tax effect	171	(43)	171	(72)
Net of tax amount	(274)	69	(274)	114

Other comprehensive income	539	535	1,711	1,364

Total comprehensive income (loss)	$585	$(2,469)	$2,048	$(12,131)

See accompanying notes.

FA-65

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY (Unaudited)
Nine Months Ended September 30, 2012 (Successor)

					Common	Additional		Accumulated Other	Total
	Preferred Stock		Common Stock		Stock	Paid-In	Accumulated	Comprehensive	Stockholders’
	Shares	Amount	Shares	Amount	Warrant	Capital	Deficit	Income	Equity
	(thousands, except share data)
Balance at December 31, 2011	24,900	$24,442	28,412,059	$28	$1,325	$117,434	$(182)	$11	$143,058
Net income	—	—	—	—	—	—	337	—	337
Other comprehensive income	—	—	—	—	—	—	—	1,711	1,711
Stock based compensation expense	—	—	—	—	—	25	—	—	25
Restricted stock, forfeited	—	—	(33,501)	—	—	—	—	—	—
Stock options exercised	—	—	887	—	—	—	—	—	—
Accretion of discount on preferred stock	—	159	—	—	—	—	(159)	—	—
Preferred stock dividends	—	—	—	—	—	—	(2,288)	—	(2,288)
Balance September 30, 2012	24,900	$24,601	28,379,445	$28	$1,325	$117,459	$(2,292)	$1,722	$142,843

See accompanying notes.

FA-66

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
Nine Months Ended September 30, 2012 (Successor) and September 30, 2011 (Predecessor)

	Successor Company	Predecessor Company
	September 30, 2012	September 30, 2011
CASH FLOWS FROM OPERATING ACTIVITIES	(thousands)

Net income (loss)	$337	$(13,495)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Depreciation	731	740
Stock based compensation	25	98
Provision for loan losses	3,730	14,511
Accretion of purchased loans	(13,723)	—
Amortization of core deposit intangible	194	100
Amortization of premium on time deposits	(2,438)	—
Accretion of discount on long-term debt	110	—
Gain on mortgage loan commitments	(602)	(187)
Net gain on sales of mortgage loans	(1,687)	(499)
Originations of mortgage loans held for sale	(85,764)	(37,992)
Proceeds from sales of mortgage loans	84,269	40,810
Net increase in cash surrender value of bank owned life insurance	(539)	(585)
Deferred income taxes	109	—
Gain on sale of available for sale securities	(648)	(299)
Net amortization of premiums on available for sale securities	373	1,582
Net loss on disposal of and wrtiedowns to foreclosed assets	196	1,636
Loss on disposal of premises and equipment	—	1
Gains from change in fair value of interest rate swaps	(178)	—
Change in assets and liabilities:
(Increase) decrease in accrued interest receivable	(1,354)	711
(Increase) decrease in other assets	683	4,496
Increase (decrease) in accrued interest payable	(350)	3
Increase (decrease) in other liabilities	(1,391)	523

Net cash provided by (used in) operating activities	(17,917)	12,154

CASH FLOWS FROM INVESTING ACTIVITIES

Purchases of investment securities available for sale	(47,689)	(83,826)
Principal repayments of investment securities available for sale	11,454	28,041
Proceeds from sales of securities available for sale	50,291	21,520
Proceeds from disposal of foreclosed assets	7,005	5,080
Redemption of Federal Home Loan Bank stock	7,414	1,365
Loan originations and principal collections, net	5,655	32,024
Proceeds from sales of loans	14,809	11,404
Purchases of premises and equipment	(1,129)	(142)

Net cash provided by investing activities	47,810	15,466

See accompanying notes.

FA-67

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY
CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
Nine Months Ended September 30, 2012 (Successor) and September 30, 2011 (Predecessor)

	Successor Company	Predecessor Company
	September 30, 2012	September 30, 2011
CASH FLOWS FROM FINANCING ACTIVITIES

Net increase (decrease) in deposits:
Demand	(4,761)	8,695
Savings	(8,060)	(14,642)
Money market and NOW	21,188	6,119
Time deposits	(46,448)	(38,381)
Net decrease in short-term borrowings	—	(2,000)
Net decrease in long-term debt	—	(5,000)
Dividends paid on preferred stock	(2,288)	—

Net cash used in financing activities	(40,369)	(45,209)

Net change in cash and cash equivalents	(10,476)	(17,589)
Cash and cash equivalents, beginning of period	25,362	49,106

Cash and cash equivalents, end of period	$14,886	$31,517

SUPPLEMENTAL DISCLOSURES:
Cash payments for:
Interest	$6,409	$13,389
Income taxes	—	—

Noncash investing activities:
Transfers of loans to foreclosed assets	$2,012	$4,834

See accompanying notes.

FA-68

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Note A – Basis of Presentation

The accompanying unaudited consolidated financial statements include the accounts of Crescent Financial Bancshares, Inc. (the “Company”) and its wholly-owned subsidiary, Crescent State Bank (“CSB” or the “Bank”). The interim unaudited consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). They do not include all of the information and footnotes required by such accounting principles for complete financial statements, and therefore should be read in conjunction with the audited consolidated financial statements and accompanying footnotes in the Company’s Annual Report on Form 10-K for the year ended December 31, 2011 (the “Company’s 2011 Form 10-K”).

In the opinion of management, all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented have been included, and all significant intercompany transactions have been eliminated in consolidation. Results of operations for the three and nine month periods ended September 30, 2012 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2012. The consolidated balance sheet at December 31, 2011 has been derived from the audited consolidated financial statements contained in the Company’s 2011 Form 10-K.

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

Certain amounts for prior periods have been reclassified to conform with statement presentations for 2012. The reclassifications have no effect on shareholders’ equity or net income as previously reported. Fair values are subject to refinement for up to one year after the closing date of the transaction as additional information regarding closing date fair values becomes available. During 2012, adjustments were made based on additional information regarding the acquisition date fair values. These adjustments were made retroactive to the fourth quarter of 2011. A description of the accounting policies followed by the Company are as set forth in Note B of the Notes to Consolidated Financial Statements in the Company’s 2011 Form 10-K.

Note B – Mergers and Acquisitions

ECB Bancorp, Inc. Merger Agreement

On September 25, 2012, the Company and ECB Bancorp, Inc. ("ECB") entered into an Agreement and Plan of Merger (the “ECB Merger Agreement”). Pursuant to the ECB Merger Agreement, ECB will merge with and into the Company so that the Company is the surviving bank holding corporation in the merger (the “Merger”). Immediately following the Merger, The East Carolina Bank, a North Carolina banking corporation and a wholly-owned subsidiary of ECB, will be merged with and into Crescent State Bank, a North Carolina banking corporation and a wholly-owned subsidiary of the Company. At the effective time of the Merger, each share of ECB's outstanding common stock, par value $3.50 per share, will be converted into the right to receive 3.55 shares of the Company's common stock, par value $0.001 per share. The completion of the merger is subject to all required regulatory and stockholder approvals.

ECB is a bank holding company, headquartered in Engelhard, North Carolina, whose wholly-owned subsidiary, The East Carolina Bank, is a state-chartered, community bank. The Bank has 25 branch offices in eastern North Carolina stretching from the Virginia to South Carolina state lines east of Interstate 95.

VantageSouth Bank Merger Agreement

On July 27, 2012, the Company filed an application with the Bank’s regulators to merge VantageSouth Bank, which is 100% owned by Piedmont Community Bank Holdings, Inc. (“Piedmont”), into CSB. Additional information relating to Piedmont’s ownership interest in the Company is found in the “Piedmont Investment” section of this Note B. On August 10, 2012, an Agreement and Plan of Merger (“Merger Agreement”) was entered into by the Company, CSB, and VantageSouth Bank to merge VantageSouth Bank into CSB in a share exchange based on the Company’s volume weighted average stock price. Pursuant to terms of the Merger Agreement, outstanding VantageSouth Bank shares will be converted into the Company’s shares equal to the exchange ratio. The exchange ratio will be 4.8204 if the Company’s volume weighted average stock price is at or above $5.25. If the Company’s volume weighted average stock price is at or below $4.75, the exchange ratio will be 5.3278, and if the Company’s volume weighted average stock price is below $5.25 but above $4.75, the exchange ratio will be equal to 25.307 divided by a number equal to the Company’s volume weighted average stock price.

FA-69

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

VantageSouth Bank is headquartered in Burlington, North Carolina, and operates five branch offices located in Burlington (2), Fayetteville, and Salisbury (2), North Carolina. As of September 30, 2012, VantageSouth Bank had approximately $260,700 in total assets and 1,382,961 outstanding common shares. The Company’s board of directors established an independent special committee which evaluated, negotiated, and made a favorable recommendation to the board regarding the proposed merger. The North Carolina Banking Commission granted its formal approval of the Merger on September 26, 2012, and the FDIC granted its final approval of the Merger on October 30, 2012. The completion of the merger is subject to stockholder approval.

Piedmont Investment

On November 18, 2011, the Company completed the issuance and sale to Piedmont of 18,750,000 shares of common stock for $75,000 in cash (the “Piedmont Investment”) pursuant to an Investment Agreement (the “Piedmont Investment Agreement”). As part of its investment, Piedmont also made a tender offer to the Company’s stockholders commencing on November 8, 2011 to purchase up to 67% (6,442,105 shares) of our outstanding common stock at a price of $4.75 per share (“Tender Offer”). Pursuant to the Tender Offer, Piedmont purchased 6,128,423 shares of the Company’s common stock for $29,100. As a result of the Piedmont Investment and the Tender Offer, Piedmont owns approximately 88% of the Company’s outstanding common stock.

Staff Accounting Bulletin (“SAB”) Topic No. 5.J, Push Down Basis of Accounting Required in Certain Limited Circumstances, indicates that the acquiror’s application of purchase accounting is required to be pushed down to the acquiree (“push-down accounting”) in purchase transactions that result in an entity becoming substantially wholly owned. In determining whether a company has become substantially wholly owned, SEC staff guidance indicates that push-down accounting would be required if 95% or more of the company has been acquired, permitted if 80% to 95% has been acquired, and prohibited if less than 80% of the company is acquired. The Company determined push-down accounting to be appropriate due to Piedmont’s acquisition of 88% of the Company’s outstanding common stock in the Piedmont Investment and the Tender Offer.

Due to the application of push-down accounting, balances and activity in the Company’s consolidated financial statements prior to the Piedmont Investment have been labeled with “Predecessor Company” while balances and activity subsequent to the Piedmont Investment have been labeled with “Successor Company.”

FA-70

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

The following table summarizes the Piedmont Investment and the Successor Company’s opening balance sheet:

	Preliminary Balances at Nov. 18, 2011	Measurement Period Adjustments	Adjusted Balances at Nov. 18, 2011
Fair value of assets acquired:

Cash and cash equivalents	$226,126	$—	$226,126
Investment securities available for sale	89,343	—	89,343
Mortgage loans held for sale	4,588	—	4,588
Loans	561,911	(1,485)	560,426
Federal Home Loan Bank stock	8,669	—	8,669
Premises and equipment	10,325	—	10,325
Deferred tax asset, net	30,268	1,782	32,050
Bank owned life insurance	19,169	—	19,169
Foreclosed assets	10,584	(405)	10,179
Goodwill	20,015	3,095	23,110
Other intangible assets	2,260	—	2,260
Other assets	10,094	(1,182)	8,912
Total assets acquired	993,352	1,805	995,157

Fair value of liabilities assumed:

Deposits	678,289	—	678,289
Borrowings	164,801	—	164,801
Other liabilities	7,111	1,805	8,916
Total liabilities assumed	850,201	1,805	852,006

Net assets	$143,151	$—	$143,151

Non-controlling interests at fair value:

Preferred stock	24,409	—	24,409
Common stock warrants	1,326	—	1,326
Common stock	42,416	—	42,416

Total non-controlling interests	68,151	—	68,151

Purchase price	$75,000	$—	$75,000

The above estimated fair values of assets acquired and liabilities assumed are based on the information that was available to make estimates of fair value during the measurement period through September 30, 2012. The Company is currently within the one-year measurement period with respect to the acquisition date, and thus, material adjustments to these purchase accounting fair value adjustments are possible. In the first nine months of 2012, goodwill increased by $3,095 as a result of adjustments to refine the Company’s acquisition date estimate of market rent on two branch leases, adjustments to refine the valuation of certain other real estate owned, adjustments to the acquisition date fair value of the split-dollar liability on bank owned life insurance, and adjustments to refine acquisition date cash flow estimates and the related valuation of certain loans.

A summary and description of the assets, liabilities and non-controlling interests fair valued in conjunction with applying the acquisition method of accounting is as follows:

Cash and Cash Equivalents. Cash and cash equivalents, which include proceeds from the Piedmont Investment, held at acquisition date approximated fair value on that date and did not require a fair value adjustment.

Securities Available for Sale. Available for sale securities are reported at fair value at acquisition date. To account for the Piedmont Investment, the difference between the fair value and par value became the new premium or discount for each security in the investment portfolio. The fair value of investment securities is primarily based on values obtained from third party pricing models, which are based on recent trading activity for the same or similar securities. Two equity securities were valued at their respective stock market prices.

FA-71

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Loans. All loans in the loan portfolio were adjusted to estimated fair value at the Piedmont Investment date. Upon analyzing estimated credit losses, the Company forecasted expected cash flows over the remaining life of each loan and discounted those expected cash flows to present value at current market interest rates for similar loans considering loan collateral type and credit quality. Based on this valuation, the Company recorded a loan fair value discount of approximately $44,900. In addition, the Company eliminated net deferred loan fees immediately prior to the acquisition of approximately $663.

Federal Home Loan Bank Stock. The Company’s investment in FHLB stock is carried at cost. Given the option to redeem this stock at par through the FHLB, the Company determined that cost approximated fair value at acquisition date and made no related adjustment.

Premises and Equipment. Premises and equipment were adjusted to estimated fair value at acquisition date based on recent appraisals for bank-owned land and buildings. The total fair value adjustment reduced the book value of these assets by approximately $540. At acquisition, accumulated depreciation was eliminated and estimated fair value became the cost basis of these assets.

Deferred Tax Asset. The net deferred tax asset is primarily related to the recognition of differences between certain tax and book bases of assets and liabilities related to purchase accounting at the Piedmont Investment, including fair value adjustments discussed elsewhere in this section, along with federal and state net operating losses that the Company determined to be realizable as of the acquisition date. A valuation allowance is recorded for deferred tax assets, including net operating losses, if the Company determines that it is more likely than not that some portion or all of the deferred tax assets will not be realized. Based on its analysis, the Company determined that no valuation allowance was necessary at acquisition date. See Note K of Item 8 in the Company’s 2011 Form 10-K for further discussion of the Company’s valuation allowance analysis.

Bank Owned Life Insurance. Bank owned life insurance investments are recorded at their cash surrender value, or the amount that can be realized upon surrender. Therefore, no fair value adjustments were made to this amount at acquisition date.

Foreclosed Assets. Foreclosed assets were adjusted to estimated fair value, which includes consideration of recent appraisals and the Company’s disposition strategy, at acquisition date.

Goodwill. Goodwill represents the excess of purchase price over the fair value of acquired net assets. This acquisition was nontaxable and, as a result, there is no tax basis in the goodwill. Accordingly, none of the goodwill associated with the acquisition is deductible for tax purposes.

Other Intangible Assets. The only separately identifiable intangible asset we recorded at acquisition date was related to the value of the Bank’s core customer deposit relationships, or core deposit intangible. This amount represents the present value of the difference between a market participant’s cost of obtaining alternative funds and the current cost to maintain the acquired core deposit base. The present value is calculated over the estimated life of the acquired core deposit base and will be amortized on an accelerated method over a ten-year period. Deposit accounts evaluated for the core deposit intangible were demand deposit accounts, money market accounts and savings accounts. Time deposits were not included in our evaluation of the core deposit intangible.

Deposits. Time deposits were not included in the core deposit intangible evaluation. Instead, a separate valuation of time deposits was conducted due to the contractual time frame associated with these liabilities. Time deposits evaluated for purchase accounting consisted of certificates of deposit (“CD’s”), brokered deposits and CD’s through the Certificate of Deposit Account Registry Services (“CDARS”). The fair value of these deposits was determined by first stratifying the deposit pool by maturity and calculating the contractual interest rates for each maturity period. Then contractual cash flows were projected by period and discounted to present value using current market interest rates for similar duration CD’s.

Outstanding balances of CDs totaled $196,500 at acquisition date, and the estimated fair value premium totaled $4,400. The outstanding balance of brokered deposits was $115,000, and the estimated fair value premium totaled $1,600. The outstanding balance of CDARS was $15,500, and the estimated fair value premium totaled approximately $47. The Company will amortize these premiums into income as a reduction of interest expense on a level-yield basis over the weighted average time deposit terms.

Borrowings. Included in borrowings are FHLB advances as well as a subordinated term loan issued by the Bank and junior subordinated debentures issued in the form of trust preferred securities. Fair values for FHLB advances were determined by developing cash flow estimates for each advance based on scheduled principal and interest payments, contractual interest rates and prepayment penalties. Once the cash flows were determined, the current FHLB advance rate for similar maturity terms was used to discount the cash flows to the present value. The outstanding balance of FHLB advances at the acquisition date was $142,000, and the estimated fair value premium totaled $10,600. Acquired FHLB advances were repaid after the acquisition date prior to December 31, 2011.

FA-72

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Fair values for the trust preferred securities and subordinated term loan were estimated by developing cash flow estimates for each of these debt instruments based on scheduled principal and interest payments. Once the cash flows were determined, a market rate for comparable debt instruments was used to discount the cash flows to their present values. Outstanding trust preferred securities and subordinated debt at the acquisition date were $8,000 and $7,500, respectively, and the estimated fair value discount on each totaled $2,800, and $731, respectively. The Company will accrete these discounts as an increase to interest expense on a level-yield basis over the contractual term of each debt instrument.

Non-controlling Interests. Non-controlling interests, that portion of the Company not owned by Piedmont, include preferred stock and common stock warrants issued pursuant to the U.S. Treasury’s Troubled Asset Relief Program capital purchase program (“TARP CPP”) as well as common stock owned at the acquisition date by legacy stockholders. Non-controlling interests are not disclosed on the Company’s consolidated balance sheet since they represent non-controlling interests of Piedmont, not the Company. However, valuation of these non-controlling ownership interests impacts the Company’s stockholders’ equity through the push down of purchase accounting adjustments. Preferred stock issued under the TARP CPP was valued based on forecasting expected cash flows with an assumed repayment date and discounting these cash flows based on current market yields for similar preferred stock. The discount between the estimated fair value at acquisition date and the $24,900 liquidation value will be accreted to retained earnings over the remaining period to anticipated repayment of these securities. The common stock warrant, also issued to the U.S. Treasury, was valued using a Black-Scholes option pricing model. See Note I – Cumulative Perpetual Preferred Stock for more details.

The fair value of non-controlling common stock was estimated using the closing stock market price on the acquisition date, which was $4.39 per share, and applying this stock price to the number of outstanding non-controlling common shares at that date.

There were no indemnification assets in this transaction, nor was there any contingent consideration to be recognized. Professional and other costs related to the Piedmont Investment were expensed as incurred.

Note C - Commitments and Contingencies

The following is a summary of the contractual amount of the Company’s exposure to off-balance sheet commitments at September 30, 2012:

Undisbursed lines of credit	$30,999
Commitments to extend credit	76,417
Financial standby letters of credit	4,196
Capital commitment to private investment fund	175

FA-73

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Note D - Per Share Results

Basic earnings per share represents income (loss) available to common stockholders divided by the weighted-average number of common shares outstanding during the period. Diluted earnings per share reflect additional common shares that would have been outstanding if dilutive potential common shares had been issued. Potential common shares that may be issued by the Company relate to outstanding stock options, restricted stock and the common stock warrant issued to the U.S. Treasury and are determined using the treasury stock method. Outstanding stock options and warrants are considered anti-dilutive due to the net loss attributable to common shareholders in each period. The calculation of basic and diluted weighted average shares and the weighted average anti-dilutive stock options and warrants were as follows for each period presented:

	Successor Company	Predecessor Company	Successor Company	Predecessor Company
	Three months ended September 30, 2012	Three months ended September 30, 2011	Nine months ended September 30, 2012	Nine months ended September 30, 2011
Weighted average number of shares used in computing basic earnings per share	28,361,357	9,587,324	28,361,159	9,585,056
Effect of dilutive stock options and warrant	—	—	—	—

Weighted average number of shares used in computing diluted earnings per share	28,361,357	9,587,324	28,361,159	9,585,056

Anti-dilutive stock options	233,377	281,667	233,377	281,667
Anti-dilutive warrants	833,705	833,705	833,705	833,705

Note E - Investment Securities

The following is a summary of the securities portfolio by major classification:

	September 30, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available for sale:

Residential mortgage-backed securities – GSE	$22,692	$620	$—	$23,312
Commercial mortgage-backed securities – private	6,759	113	—	6,872
Collateralized mortgage obligations – GSE	47,855	160	97	47,918
Municipals – non-taxable	15,510	708	—	16,218
Municipals – taxable	1,635	11	—	1,646
Corporate bonds	35,217	1,700	—	36,917
Marketable equity securities	37	33	—	70

	$129,705	$3,345	$97	$132,953

FA-74

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

	December 31, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available for sale:

Residential mortgage-backed securities – GSE	$19,452	$19	$107	$19,364
Collateralized mortgage obligations – GSE	82,192	154	251	82,095
Municipals – non-taxable	13,281	263	30	13,514
Corporate bonds	28,042	39	115	27,966
Marketable equity securities	519	50	4	565

	$143,486	$525	$507	$143,504

The following tables summarize gross unrealized losses and fair values, aggregated by investment category and length of time that the individual securities have been in a continuous unrealized loss position, at September 30, 2012 and December 31, 2011:

	September 30, 2012
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Securities available for sale:

Collateralized mortgage obligations – GSE	24,079	97	—	—	24,079	97
Corporate bonds	2,067	—	—	—	2,067	—

Total temporarily impaired securities	$26,146	$97	$—	$—	$26,146	$97

	December 31, 2011
	Less Than 12 Months		12 Months or More		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
Securities available for sale:
Residential mortgage-backed securities – GSE	$9,153	$107	$—	$—	$9,153	$107
Collateralized mortgage obligations – GSE	67,360	251	—	—	67,360	251
Municipals – non-taxable	2,637	30	—	—	2,637	30
Corporate bonds	15,819	115	—	—	15,819	115
Marketable equity securities	32	4	—	—	32	4

Total temporarily impaired securities	$95,001	$507	$—	$—	$95,001	$507

Unrealized losses on investment securities at September 30, 2012 related to seven GSE collateralized mortgage obligations and two investment grade corporate bonds. Unrealized losses on investment securities at December 31, 2011 related to eleven GSE collateralized mortgage obligations, four GSE mortgage-backed securities, three municipal securities, seven investment grade corporate bonds and one marketable equity security. At September 30, 2012 and December 31, 2011, none of the securities had been in an unrealized loss position for more than a twelve month period.

The securities in an unrealized loss position at September 30, 2012 have continued to perform and are expected to perform through maturity, and the issuers have not experienced significant adverse events that would call into question their ability to repay these debt obligations according to contractual terms. Further, because the Company does not intend to sell these investments and does not believe that it will be required to sell the investments before recovery of their amortized cost bases, which may be maturity, unrealized losses on such securities are not considered to represent other-than-temporary impairment at September 30, 2012.

FA-75

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

At September 30, 2012, the Company held no individual investment securities with an aggregate book value greater than 10% of stockholders’ equity. At September 30, 2012 and December 31, 2011, investment securities with a carrying value of $34,108 and $43,900, respectively, were pledged to secure public deposits, borrowings and for other purposes required or permitted by law.

The amortized cost and fair values of securities available for sale at September 30, 2012, by contractual maturity, are shown below. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	Less Than One Year	One to Five Years	Five to Ten Years	Over Ten Years	Equity Securities
Residential mortgage backed securities – GSE
Amortized cost	$2,944	$7,473	$10,053	$2,222	$—
Fair value	3,024	7,676	10,321	2,291	—
Commercial mortgage backed securities – private
Amortized cost	—	6,759	—	—	—
Fair value	—	6,872	—	—	—
Collateralized mortgage obligations – GSE
Amortized cost	8,710	30,384	7,873	888	—
Fair value	8,724	30,424	7,884	886	—
Municipals – non-taxable
Amortized cost	—	6,776	4,205	4,529	—
Fair value	—	7,007	4,476	4,735	—
Municipals – taxable
Amortized cost	—	—	—	1,635	—
Fair value	—	—	—	1,646	—
Corporate bonds
Amortized cost	—	35,217	—	—	—
Fair value	—	36,917	—	—	—
Marketable equity securities
Amortized cost	—	—	—	—	37
Fair value	—	—	—	—	70

Total
Amortized cost	$11,654	$86,609	$22,131	$9,274	$37
Fair value	$11,748	$88,896	$22,681	$9,558	$70

FA-76

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Note F - Loans and Allowance for Loan Losses

The following is a summary of loans at September 30, 2012 and December 31, 2011:

	September 30, 2012	December 31, 2011
Commercial:
Commercial real estate	$306,722	$310,315
Commercial and industrial	56,976	39,101
Construction and development	54,090	74,663
Consumer:
Residential real estate	74,760	66,657
Construction and development	4,496	8,461
Home equity	40,875	48,940
Other consumer	3,084	3,300

Total loans	541,003	551,437

Less:
Deferred loan fees	(57)	(45)
Allowance for loan losses	(2,264)	(227)

Net loans	$538,682	$551,165

Loans are primarily made in the Company’s market area of North Carolina, principally Wake, Johnston, Lee, Moore, and New Hanover counties. Real estate loans can be affected by the condition of the local real estate market. Commercial and consumer and other loans can be affected by the local economic conditions.

Purchased Credit-Impaired Loans

Changes in accretable yield, or income expected to be collected, related to purchased credit-impaired (“PCI”) loans in the nine months ended September 30, 2012 were as follows:

Balance at January 1, 2012	$29,645
New loans purchased	—
Accretion of income	(11,617)
Reclassifications from nonaccretable difference	10,297
Disposals	(1,788)

Balance September 30, 2012	$26,537

The accretable yield represents the excess of estimated cash flows expected to be collected over the initial fair value of the PCI loans, which is their fair value at the time of the Piedmont Investment. The accretable yield is accreted into interest income over the estimated life of the PCI loans using the level yield method. The accretable yield will change due to changes in:

•	the estimate of the remaining life of PCI loans which may change the amount of future interest income, and possibly principal, expected to be collected;

•	the estimate of the amount of contractually required principal and interest payments over the estimated life that will not be collected (the nonaccretable difference); and

•	indices for PCI loans with variable rates of interest.

For PCI loans, the impact of loan modifications is included in the evaluation of expected cash flows for subsequent decreases or increases of cash flows. For variable rate PCI loans, expected future cash flows will be recalculated as the rates adjust over the lives of the loans. At acquisition, the expected future cash flows were based on the variable rates that were in effect at that time.

FA-77

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Allowance for Loan Losses

The following is a summary of changes in the allowance for loan losses and the ending recorded investment in loans by portfolio segment and based on impairment method as of and for the three and nine months ended September 30, 2012 and 2011:

	Successor Company
	Three months ended September 30, 2012
	Commercial Real Estate	Commercial and Industrial	Commercial Construction	Residential Real Estate	Consumer Construction	Home Equity	Other Consumer	Total
Allowance for loan losses:
Beginning balance	$626	$378	$289	$458	$29	$331	$2	$2,113
Charge-offs	—	—	—	—	—	(693)	(114)	(807)
Recoveries	—	—	—	—	—	—	—	—
Provision for loan losses	65	82	52	253	(10)	397	119	958
Ending balance	$691	$460	$341	$711	$19	$35	$7	$2,264

	Successor Company
	Nine months ended September 30, 2012
	Commercial Real Estate	Commercial and Industrial	Commercial Construction	Residential Real Estate	Consumer Construction	Home Equity	Other Consumer	Total
Allowance for loan losses:
Beginning balance	$126	$30	$19	$27	$2	$20	$3	$227
Charge-offs	—	(105)	(46)	(3)	—	(1,404)	(135)	(1,693)
Recoveries	—	—	—	—	—	—	—	—
Provision for loan losses	565	535	368	687	17	1,419	139	3,730
Ending balance	$691	$460	$341	$711	$19	$35	$7	$2,264

Ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	$609	$349	$174	$165	$19	$35	$6	$1,357
Purchased credit-impaired	$82	$111	$167	$546	$—	$—	$1	$907

Loans:
Ending balance:
Individually evaluated for impairment	$464	$—	$—	$—	$—	$819	$—	$1,283
Collectively evaluated for impairment	177,880	39,435	15,504	49,643	3,631	40,056	2,825	328,974
Purchased credit-impaired	128,378	17,541	38,586	25,117	865	—	259	210,746
Total	$306,722	$56,976	$54,090	$74,760	$4,496	$40,875	$3,084	$541,003

	Predecessor Company
	Three months ended September 30, 2011
	Commercial Real Estate	Commercial and Industrial	Commercial Construction	Residential Real Estate	Other Consumer	Total
Allowance for loan losses:
Beginning balance	$8,015	$2,905	$7,227	$4,102	$70	$22,319
Charge-offs	(1,723)	(778)	(1,534)	(308)	(7)	(4,350)
Recoveries	37	21	99	22	1	180
Provision for loan losses	1,357	433	1,944	684	34	4,452
Ending balance	$7,686	$2,581	$7,736	$4,500	$98	$22,601

FA-78

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

	Predecessor Company
	Nine months ended September 30, 2011
	Commercial Real Estate	Commercial and Industrial	Construction and Development	Residential Real Estate	Consumer	Total
Allowance for loan losses:
Beginning balance	$5,345	$2,689	$9,775	$2,813	$80	$20,702
Charge-offs	(2,394)	(1,556)	(7,965)	(1,314)	(29)	(13,258)
Recoveries	37	83	447	77	2	646
Provision for loan losses	4,698	1,365	5,479	2,924	45	14,511
Ending balance	$7,686	$2,581	$7,736	$4,500	$98	$22,601

Ending balance:
Individually evaluated for impairment	$18,500	$3,395	$30,628	$13,484	$33	$66,040
Collectively evaluated for impairment	$311,200	$40,999	$82,762	$111,972	$3,675	$550,608

The following is a summary of the ending allowance for loans losses and the recorded investment in loans by portfolio segment and based on impairment method at December 31, 2011:

	December 31, 2011
	Commercial Real Estate	Commercial and Industrial	Commercial Construction	Residential Real Estate	Consumer Construction	Home Equity	Other Consumer	Total
Allowance for loan losses:
Ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	$126	$30	$19	$27	$2	$20	$3	$227
Purchased credit-impaired	$—	$—	$—	$—	$—	$—	$—	$—

Loans:
Ending balance:
Individually evaluated for impairment	$—	$—	$—	$—	$—	$—	$—	$—
Collectively evaluated for impairment	149,654	12,426	12,276	33,702	7,039	45,886	2,850	263,833
Purchased credit-impaired	160,661	26,675	62,387	32,955	1,422	3,054	450	287,604
Total	$310,315	$39,101	$74,663	$66,657	$8,461	$48,940	$3,300	$551,437

Analysis of Credit Quality

The Company categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Company analyzes loans individually by classifying the loans as to credit risk. The Company uses the following general definitions for risk ratings:

•	Pass. These loans range from superior quality with minimal credit risk to loans requiring heightened management attention but that are still an acceptable risk and continue to perform as contracted.

•	Special Mention. Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

•	Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

FA-79

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

•	Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

	Pass	Special Mention	Substandard	Doubtful	Total
September 30, 2012

Acquired loans
Commercial:
Real estate	$184,892	$40,891	$13,881	$—	$239,664
Commercial and industrial	25,430	1,337	1,671	—	28,438
Construction and development	21,403	17,216	6,166	384	45,169
Consumer:
Residential real estate	44,512	4,177	6,379	131	55,199
Construction and development	2,638	166	425	—	3,229
Home equity	34,469	1,264	2,007	—	37,740
Other consumer	2,077	83	17	—	2,177

Total	$315,421	$65,134	$30,546	$515	$411,616

Loans originated by the Successor Company
Commercial:
Real estate	$67,058	$—	$—	$—	$67,058
Commercial and industrial	28,513	18	7	—	28,538
Construction and development	5,985	2,598	338	—	8,921
Consumer:
Residential real estate	19,437	124	—	—	19,561
Construction and development	1,267	—	—	—	1,267
Home equity	3,135	—	—	—	3,135
Other consumer	906	1	—	—	907

Total	$126,301	$2,741	$345	$—	$129,387

FA-80

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

	Pass	Special Mention	Substandard	Doubtful	Total
December 31, 2011

Acquired loans
Commercial:
Real estate	$253,505	$34,877	$13,907	$379	$302,668
Commercial and industrial	33,636	2,213	2,259	—	38,108
Construction and development	39,122	22,482	12,402	519	74,525
Consumer:
Residential real estate	51,318	5,155	8,300	145	64,918
Construction and development	7,331	176	758	—	8,265
Home equity	42,766	2,064	3,684	—	48,514
Other consumer	2,795	336	43	—	3,174

Total	$430,473	$67,303	$41,353	$1,043	$540,172

Loans originated by the Successor Company
Commercial:
Real estate	$7,647	$—	$—	$—	$7,647
Commercial and industrial	894	99	—	—	993
Construction and development	138	—	—	—	138
Consumer:
Residential real estate	1,739	—	—	—	1,739
Construction and development	196	—	—	—	196
Home equity	426	—	—	—	426
Other consumer	126	—	—	—	126

Total	$11,166	$99	$—	$—	$11,265

FA-81

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

The table below present the aging and accrual status of the loan portfolio at September 30, 2012 and December 31, 2011 by class of loans. The past due classifications are based on contractual loan terms. Non-accrual loans include both smaller balance homogeneous loans that are collectively evaluated for impairment and individually classified impaired loans. Loans past due 90 days or more and still accruing primarily include purchased credit-impaired loans which are accreting interest at a pool level yield.

	30 - 89 Days Past Due	Greater than 89 Days Past Due Accruing	Non-accrual	Total Past Due	Loans Not Past Due	Total
September 30, 2012

Acquired loans
Commercial:
Real estate	$1,757	$3,408	$464	$5,629	$234,035	$239,664
Commercial and industrial	610	—	68	678	27,760	28,438
Construction and development	561	2,733	23	3,317	41,852	45,169
Consumer:
Residential real estate	752	1,113	—	1,865	53,334	55,199
Construction and development	132	97	48	277	2,952	3,229
Home equity	671	—	1,080	1,751	35,989	37,740
Other consumer	83	—	5	88	2,089	2,177

Total	$4,566	$7,351	$1,688	$13,605	$398,011	$411,616

Loans originated by the Successor Company
Commercial:
Real estate	$3,036	$—	$—	$3,036	$64,022	$67,058
Commercial and industrial	—	—	7	7	28,531	28,538
Construction and development	—	—	—	—	8,921	8,921
Consumer:
Residential real estate	—	—	—	—	19,561	19,561
Construction and development	—	—	—	—	1,267	1,267
Home equity	—	—	—	—	3,135	3,135
Other consumer	—	—	—	—	907	907

Total	$3,036	$—	$7	$3,043	$126,344	$129,387

	30 - 89 Days Past Due	Greater than 89 Days Past Due Accruing	Non-accrual	Total Past Due	Loans Not Past Due	Total
December 31, 2011

Acquired loans
Commercial:
Real estate	$3,878	$6,101	$—	$9,979	$292,689	$302,668
Commercial and industrial	925	798	—	1,723	36,385	38,108
Construction and development	4,809	10,328	—	15,137	59,388	74,525
Consumer:
Residential real estate	2,289	4,148	—	6,437	58,481	64,918
Construction and development	652	382	—	1,034	7,231	8,265
Home equity	740	1,128	—	1,868	46,646	48,514
Other Consumer	3	3	—	6	3,168	3,174

Total	$13,296	$22,888	$—	$36,184	$503,988	$540,172

FA-82

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

	30 - 89 Days Past Due	Greater than 89 Days Past Due Accruing	Non-accrual	Total Past Due	Loans Not Past Due	Total
December 31, 2011

Loans originated by the Successor Company:
Commercial:
Real estate	$—	$—	$—	$—	$7,647	$7,647
Commercial and industrial	—	—	—	—	993	993
Construction and development	—	—	—	—	138	138
Consumer:
Residential real estate	—	—	—	—	1,739	1,739
Construction and development	—	—	—	—	196	196
Home equity	—	—	—	—	426	426
Other Consumer	—	—	—	—	126	126

Total	$—	$—	$—	$—	$11,265	$11,265

No loans originated by the Successor Company or purchased non-impaired loans had been restructured in a troubled debt restructuring at September 30, 2012.

The following table is a summary of impaired loans, which exclude purchased credit-impaired loans, including the related allowance for loan losses at September 30, 2012:

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
With no related allowance recorded:
Commercial real estate	$464	$464	$—	$116	$—
Residential real estate	—	—	—	—	—
Commercial Construction	—	—	—	—	—
Commercial and industrial	—	—	—	—	—
Consumer Construction	—	—	—	—	—
Home equity	819	1,361	—	257	—
Other Consumer	—	—	—	—	—
	1,283	1,825	—	373	—
With an allowance recorded:
Commercial real estate	—	—	—	—	—
Residential real estate	—	—	—	—	—
Commercial Construction	—	—	—	—	—
Commercial and industrial	—	—	—	—	—
Consumer Construction	—	—	—	—	—
Home equity	—	—	—	238	—
Other Consumer	—	—	—	—	—
	—	—	—	238	—
Total impaired loans:
Commercial real estate	464	464	—	116	—
Residential real estate	—	—	—	—	—
Commercial Construction	—	—	—	—	—
Commercial and industrial	—	—	—	—	—
Consumer Construction	—	—	—	—	—
Home equity	819	1,361	—	495	—
Other Consumer	—	—	—	—	—
Total	$1,283	$1,825	$—	$611	$—

No interest income was recognized on impaired loans during the period in which they were impaired for the three or nine month periods ended September 30, 2012. The Company had no impaired loans at December 31, 2011.

FA-83

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

At September 30, 2012 and December 31, 2011, loans with a recorded investment of $180,655 and $217,095, respectively, were pledged to secure public deposits, borrowings and for other purposes required or permitted by law.

Note G – Derivative Financial Instruments

The Company may, at times, use derivative financial instruments to manage its interest rate risk. These instruments carry varying degrees of credit, interest rate, and market or liquidity risks. Derivative instruments are recognized as either assets or liabilities in the consolidated financial statements and are measured at fair value. Subsequent changes in the derivatives’ fair values are recognized in earnings unless they qualify as effective cash flow hedges under U.S. GAAP.

Trust preferred securities

In August 2003, $8.0 million in trust preferred securities (“TRUPs”) were issued through Crescent Financial Capital Trust I (the “Trust”). The Trust invested the total proceeds from the sale of its TRUPs in junior subordinated deferrable interest debentures issued by the Company, which fully and unconditionally guarantees the TRUPs. The junior subordinated debentures were adjusted to estimated fair value in purchase accounting with the Piedmont Investment, and at September 30, 2012, their carrying value was $5.5 million. The TRUPs pay cumulative cash distributions quarterly at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 3.10%.

In June 2009, the Predecessor Company entered into derivative financial instruments which swapped the variable rate payments for fixed payments. These instruments consisted of a three-year and four-year swap, each for one-half of the notional amount of the TRUPs for fixed rates of 5.49% and 5.97%, respectively. The three-year swap matured in June 2012. Due to the deferral of interest payments on the TRUPs, the remaining associated interest rate swap no longer qualifies for cash flow hedge accounting and is therefore marked to fair value through earnings.

Additionally, in May 2012, the Company entered into an interest rate cap effective in July 2012. This derivative financial instrument caps the interest rate on the the full $8.0 million notional amount of TRUPs at 3.57 percent through July 2017. In the event that the variable rate on the TRUPs exceeds the cap rate, the counterparty would pay the Company the difference between the variable rate due to the holders of the debentures and the cap rate.

Subordinated term loan agreement

On September 26, 2008, the Bank entered into an unsecured subordinated term loan agreement in the amount of $7.5 million. The agreement requires the Bank to make quarterly payments of interest at an annual contract rate, reset quarterly, equal to three-month LIBOR plus 4.00%. The subordinated term loan was adjusted to estimated fair value in purchase accounting with the Piedmont Investment, and at September 30, 2012, its carrying value was $6.8 million.

In June 2009, the Bank entered into derivative financial instruments which swapped the variable rate payments for fixed payments. These instruments consisted of a three-year and four-year swap, each for one-half of the notional amount of the subordinated debt for fixed rates of 6.39% and 6.87%, respectively. The three-year swap matured in June 2012. As of November 2011, these swaps were no longer designated as cash flow hedges and are, therefore, marked to fair value through earnings.

Additionally, in May 2012, the Company entered into an interest rate cap effective in July 2012. This derivative financial instrument caps the interest rate on the the full $7.5 million notional amount of subordinated term loan at 4.47 percent through July 2017. In the event that the variable rate on the subordinated term loan exceeds the cap rate, the counterparty would pay the Company the difference between the variable rate due on the subordinated term loan and the cap rate.

Loan commitments

Related to our mortgage business, we enter into interest rate lock commitments with customers and commitments to sell mortgages to investors under best-efforts contracts. The interest rate lock commitments are entered into to manage the interest rate risk associated with the best-efforts contracts and are considered derivative financial instruments under U.S. GAAP.

FA-84

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

The following tables disclose the location and fair value amounts of derivative instruments in the consolidated balance sheets:

		September 30, 2012		December 31, 2011
	Balance Sheet Location	Notional Amount	Estimated Fair Value	Notional Amount	Estimated Fair Value
Trust preferred securities:
Interest rate swap	Other liabilities	$—	$—	4,000	$(38)
Interest rate swap	Other liabilities	4,000	(80)	4,000	(134)
Interest rate cap	Other assets	8,000	107	—	—

Subordinated term loan agreement:
Interest rate swap	Other liabilities	—	—	3,750	(34)
Interest rate swap	Other liabilities	3,750	(73)	3,750	(124)
Interest rate cap	Other assets	$7,500	$100	—	$—

Loan commitments:
Interest rate lock commitments	Other assets	48,112	814	15,667	212

			$868		$(118)

The following table discloses activity in accumulated other comprehensive income (“OCI”) related to the interest rate swaps for the nine months ended September 30, 2012 and 2011:

	Successor Company	Predecessor Company
	Nine months ended September 30, 2012	Nine months ended September 30, 2011
Accumulated OCI resulting from interest rate swaps at beginning of period, net of tax	$—	$(356)
Other comprehensive loss recognized, net of tax	—	115

Accumulated OCI resulting from interest rate swaps at end of period, net of tax	$—	$(241)

The Company monitors the credit risk of the interest rate swap counterparty and has pledged $780 in cash to the counterparty to the swaps at of September 30, 2012.

Note H - Fair Value Measurements

The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. For example, investment securities available for sale are recorded at fair value on a recurring basis. Additionally, we may be required to record at fair value other assets on a nonrecurring basis, such as loans held for sale, impaired loans and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets. The following is a description of valuation methodologies used for assets and liabilities recorded at fair value.

Investment Securities. Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market exchange prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include marketable equity securities traded on an active exchange, such as the New York Stock Exchange. Level 2 securities include mortgage-backed securities and collateralized mortgage obligations, both issued by government sponsored entities, private label mortgage-backed securities, municipal bonds and corporate debt securities.

FA-85

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Derivatives. Derivative instruments include interest rate swaps and are valued on a recurring basis using models developed by third-party providers. This type of derivative is classified as Level 2 within the hierarchy.

Loans. Loans are not recorded at fair value on a recurring basis. However, certain loans are determined to be impaired, and those loans are charged down to estimated fair value. The fair value of impaired loans that are collateral dependent is based on collateral value. For impaired loans that are not collateral dependent, estimated value is based on either an observable market price, if available, or the present value of expected future cash flows. Those impaired loans not requiring a charge-off represent loans for which the estimated fair value exceeds the recorded investments in such loans. When the fair value of an impaired loan is based on an observable market price or a current appraised value with no adjustments, we record the impaired loan as nonrecurring Level 2. When an appraised value is not available, or we determine the fair value of the collateral is further impaired below the appraised value, and there is no observable market price, we classify the impaired loan as nonrecurring Level 3.

Interest Rate Lock Commitments. The fair value of interest rate lock commitments is based on servicing rate premium, origination income net of origination costs, fall out rates and changes in loan pricing between the commitment date and period end, typically month end. The Company classifies interest rate lock commitments as Level 3. There have been no changes in valuation techniques during the nine months ended September 30, 2012.

	Interest Rate Lock Commitments Level 3
	Successor	Predecessor
	Fair Value	Fair Value
Balance, January 1	$212	$53
Issuances	1,707	676
Settlements	(1,105)	(486)
Balance September 30	$814	$243

The difference between the gross issuances and settlements for the period is included in mortgage banking income within non-interest income on the consolidated statements of operations.

Foreclosed Assets. Foreclosed assets are adjusted to fair value upon transfer of loans to foreclosed assets. Subsequently, foreclosed assets are carried at lower of cost or net realizable value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. Given the lack of observable market prices for identical properties, the Company classifies foreclosed assets as nonrecurring Level 3.

FA-86

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

The following tables summarize information about assets and liabilities measured at fair value at September 30, 2012 and December 31, 2011:

		Fair Value Measurements at
		September 30, 2012
	Assets/(Liabilities) Measured at	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)
Securities available for sale:
Residential mortgage-backed securities – GSE	$23,312	$—	$23,312	$—
Commercial mortgage-backed securities – private	6,872	—	6,872	—
Collateralized mortgage obligations – GSE	47,918	—	47,918	—
Municipals – non-taxable	16,218	—	16,218	—
Municipals – taxable	1,646	—	1,646	—
Corporate bonds	36,917	—	36,917	—
Marketable equity securities	70	70	—	—

Impaired loans	1,825	—	—	1,825
Foreclosed assets	3,828	—	—	3,828
Interest rate lock commitments	814	—	—	814
Derivative assets	207	—	207	—
Derivative liabilities	(152)	—	(152)	—

		Fair Value Measurements at December 31, 2011
	Assets/(Liabilities) Measured at	Quoted Prices in Active Markets for Identical Assets	Significant Other Observable Inputs	Significant Unobservable Inputs
Description	Fair Value	(Level 1)	(Level 2)	(Level 3)
Securities available for sale:
Residential mortgage-backed securities - GSE	$19,364	$—	$19,364	$—
Collateralized mortgage obligations	82,095	—	82,095	—
Municipals – non-taxable	13,514	—	13,514	—
Corporate bonds	27,966	—	27,966	—
Marketable equity securities	565	565	—	—

Foreclosed assets	9,017	—	—	9,017
Interest rate lock commitments	212	—	—	212
Derivative liabilities	(330)	—	(330)	—

FA-87

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Quantitative Information about Level 3 Fair Value Measurements

	Fair Value at September 30, 2012	Valuation Technique	Unobservable Input	Range
Recurring measurements:
Interest Rate Lock Commitments	$814	Pricing model	Pull through rates	80-85%
Impaired loans	1,825	Discounted Appraisals	Collateral discounts	15-50%

Nonrecurring measurements:
Foreclosed assets	3,828	Discounted appraisals	Collateral discounts	15-50%

The significant unobservable input used in the fair value measurement of the Company’s interest rate lock commitments is the closing ratio, which represents the percentage of loans currently in a lock position which management estimates will ultimately close. Generally, the fair value of an interest rate lock commitment is positive (negative) if the prevailing interest rate is lower (higher) than the interest rate lock commitment rate. Therefore, an increase in the pull through rates (i.e., higher percentage of loans estimated to close) will result in the fair value of the interest rate lock commitments increasing in a gain position, or decreasing in a loss position. The pull through ratio is largely dependent on the loan processing stage that a loan is currently in and the change in prevailing interest rates from the time of the rate lock. The pull through rate is computed based on historical internal data and the ratio is periodically reviewed by the Company’s mortgage banking division.

Due to the nature of the Company’s business, a significant portion of its assets and liabilities consist of financial instruments. Accordingly, the estimated fair values of these financial instruments are disclosed. Quoted market prices, if available, are utilized as an estimate of the fair value of financial instruments. The fair value of such instruments has been derived based on assumptions with respect to future economic conditions, the amount and timing of future cash flows and estimated discount rates. Different assumptions could significantly affect these estimates. Accordingly, the net amounts ultimately collected could be materially different from the estimates presented below. In addition, these estimates are only indicative of the values of individual financial instruments and should not be considered an indication of the fair value of the Company taken as a whole.

Cash and Cash Equivalents. The carrying amounts for cash and cash equivalents are equal to fair value.

Investment Securities Available for Sale. See discussion related to fair value estimates for securities available for sale in the fair value hierarchy section above. There have been no changes in valuation techniques for the nine months ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Mortgage Loans Held For Sale. The fair value of mortgage loans held for sale is based on commitments on hand from investors within the secondary market for loans with similar characteristics. The changes in fair value of the assets are largely driven by changes in interest rates subsequent to loan funding and changes in the fair value of servicing associated with the mortgage loan for sale. As such, the Company classifies loans measured at fair value on a nonrecurring basis as a Level 2 asset. There have been no changes in valuation techniques for the nine months ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Loans Held For Investment. The Company does not record loans held-for-investment at fair value on a recurring basis. However, when a loan is considered impaired an allowance for loan losses is established. The fair value of impaired loans is estimated using one of several methods based on portfolio type, acquired and non-acquired. Upon analyzing estimated credit losses in the acquired portfolio, we forecasted expected cash flows over the remaining life of each loan and discounted those expected cash flows to present value at current market interest rates for similar loans considering loan collateral type and credit quality. The fair value of any impaired non-acquired loans would be valued using either collateral value, market value of similar debt, enterprise value, liquidation value or discounted cash flows. There have been no changes in valuation techniques for the nine months ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Federal Home Loan Bank Stock. Given the option to redeem this stock at par through the FHLB, the carrying value of FHLB stock approximates fair value. There have been no changes in valuation techniques for the nine months ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

FA-88

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Deposits. The fair value of demand deposits, savings, money market and NOW accounts represents the amount payable on demand. The fair value of fixed-maturity certificates of deposit and individual retirement accounts is estimated using the present value of the projected cash flows using interest rates currently offered for instruments of similar remaining maturities. The carrying values of short-term borrowings, including overnight, federal funds purchased and FHLB advances, approximates the fair values due to the short maturities of those instruments. There have been no changes in valuation techniques for the nine months ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Short-term Borrowings and Long-term Debt. The fair value of short-term borrowings and long-term debt are based upon discounted expected cash flows at the interest rate for debt with the same or similar remaining maturities and collateral requirements could be obtained. There have been no changes in valuation techniques for the nine months ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Accrued Interest Receivable and Accrued Interest Payable. The carrying amounts of accrued interest receivable and payable approximate fair value due to the short maturities of these instruments. There have been no changes in valuation techniques for the nine months ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

Derivative Instruments. See discussion related to fair value estimates for derivative instruments in the fair value hierarchy section above. There have been no changes in valuation techniques for the nine months ended September 30, 2012. Valuation techniques are consistent with techniques used in prior periods.

FA-89

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

The following tables summarize the carrying amounts and estimated fair values of the Company’s financial instruments, none of which are held for trading purposes, at September 30, 2012 and December 31, 2011:

	September 30, 2012
	Carrying amount	Estimated fair value	Level 1	Level 2	Level 3
Financial assets:
Cash and cash equivalents	$14,886	$14,886	$14,886	$—	$—
Investment securities	132,953	132,953	70	132,883	—
Federal Home Loan Bank stock	1,255	1,255	—	1,255	—
Mortgage loans held for sale	7,023	7,023	—	7,023	—
Loans, net	538,682	540,857	—	—	540,857
Interest rate caps	207	207	—	207	—
Accrued interest receivable	4,156	4,156	—	5,290	—

Financial liabilities:
Deposits	633,899	636,772	—	636,772	—
Long-term debt	12,326	12,462	—	—	12,462
Interest rate swaps	152	152	—	152	—
Accrued interest payable	430	430	—	430	—

	December 31, 2011
	Carrying amount	Estimated fair value
Financial assets:
Cash and cash equivalents	$25,362	$25,362
Investment securities	143,504	143,504
Federal Home Loan Bank stock	8,669	8,669
Mortgage loans held for sale	3,841	3,841
Loans, net	551,165	551,165
Accrued interest receivable	2,802	2,802

Financial liabilities:
Deposits	674,418	674,418
Long-term debt	12,216	12,216
Interest rate swaps	330	330
Accrued interest payable	780	780

Note I - Cumulative Perpetual Preferred Stock

Pursuant to the United States Treasury’s TARP Capital Purchase Program (“CPP”), the Company issued $24.9 million in Fixed Rate Cumulative Perpetual Preferred Stock, Series A (“preferred stock” or “Series A Preferred Stock”), on January 9, 2009. In addition, the Company provided a warrant to the Treasury to purchase 833,705 shares of the Company’s common stock at an exercise price of $4.48 per share. These warrants were immediately exercisable and expire ten years from the date of issuance. The preferred stock is non-voting, other than having class voting rights on certain matters, and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% per annum thereafter. The preferred shares are redeemable at the option of the Company subject to regulatory approval.

FA-90

CRESCENT FINANCIAL BANCSHARES, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(Dollars in thousands, except per share amounts)

Predecessor Company

The Predecessor Company used a Black-Scholes option pricing model to calculate the fair value of the common stock warrants issued pursuant to the TARP CPP and in connection with the Series A Preferred Stock. The common stock warrants were assigned a relative fair value of $2.28 per share, or $2.4 million in the aggregate, at issuance on January 9, 2009. This amount was recorded as the discount on the preferred stock and was accreted as a reduction in net income (loss) available for common stockholders over a five-year period. The relative fair value of the preferred stock at issuance was $22.5 million. Through the discount accretion over the five-year period, the preferred stock was scheduled to accrete up to the redemption amount of $24.9 million. For purposes of these calculations, the fair value of the common stock warrant at issuance was estimated using the Black-Scholes option pricing model based on the following assumptions:

Risk-free interest rate	2.49%
Expected life of warrants	10 years
Expected dividend yield	—%
Expected volatility	37.27%

The Predecessor Company’s computation of expected volatility was based on daily historical volatility of the Company’s common stock since January 9, 2009. The risk-free interest rate was based on the market yield for ten-year U.S. Treasury securities as of the issuance date.

Successor Company

The Successor Company assigned an estimated fair value to both the Series A Preferred Stock and common stock warrants in purchase accounting in connection with the Piedmont Investment. These securities represent non-controlling interests that were recorded at estimated fair value. As discussed in Note B – Mergers and Acquisitions, the preferred stock was valued based on forecasting expected cash flows with an assumed repayment date and discounting these cash flows based on current market yields for similar preferred stock. For purposes of the discount rate, the Successor Company used the market yield on an index of publicly traded preferred stocks adjusted for a liquidity factor. The preferred stock was assigned a non-controlling interest fair value of $24.4 million at the acquisition date, and the discount between this value and the $24.9 million redemption value will be accreted as a reduction in net income (loss) available for common stockholders over a two-year period.

The common stock warrants were valued at $1.59 per share, or $1.3 million in the aggregate, at the acquisition date using a Black-Scholes option pricing model. Assumptions used in the Black-Scholes option pricing model were as follows:

Risk-free interest rate	0.31%
Expected life of warrants	2 years
Expected dividend yield	—%
Expected volatility	65.10%

The risk-free interest rate was based on the market yield for two-year U.S. Treasury securities as of the acquisition date.

As a condition of the TARP CPP, the Company must obtain consent from the U.S. Treasury to repurchase its common stock or to pay a cash dividend on its common stock. Furthermore, the Company has agreed to certain restrictions on executive compensation and is subjected to heightened corporate governance requirements.

On April 12, 2012, the Company received approval from the Federal Reserve Bank of Richmond (the “Federal Reserve Bank”) to resume payment of preferred dividends on TARP Preferred Stock and interest payments due on its subordinated debentures issued in connection with trust preferred securities. The Company deferred dividend payments on its TARP Preferred Stock beginning with the payment due February 15, 2011. The Company paid all deferred cumulative preferred dividends, in the amount of $1.6 million, plus current dividends on the regularly scheduled quarterly payment date of May 15, 2012. The Company deferred interest payments on its trust preferred securities beginning with the payment due April 7, 2011 but continued to accrue interest expense in its consolidated financial statements. The Company paid all accrued deferred interest of $371 plus current interest on the regularly scheduled quarterly payment date of July 7, 2012.

FA-91

Note J - Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (the “FASB”) issued ASU No. 2011-08, Intangibles — Goodwill and Other, to amend FASB Accounting Standards Codification (“ASC”) Topic 350, Testing Goodwill for Impairment. The amendments in the Update permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Adoption of this update did not have a material impact on the Company’s financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income, to amend FASB ASC Topic 220, Comprehensive Income. The amendments in this update eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity and will require them to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The single statement format would include the traditional income statement and the components and total other comprehensive income as well as total comprehensive income. In the two statement approach, the first statement would be the traditional income statement which would immediately be followed by a separate statement which includes the components of other comprehensive income, total other comprehensive income and total comprehensive income. The amendments in this update are to be applied retrospectively and are effective for the first interim or annual period beginning after December 15, 2011. Adoption of this update did not have a material impact on the Company’s financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, to amend ASC Topic 820, Fair Value Measurement. The amendments in this update result in common fair value measurement and disclosure requirements in GAAP and IFRS. Some of the amendments clarify the application of existing fair value measurement requirements and others change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. Many of the previous fair value requirements are not changed by this standard. The amendments in this update are to be applied prospectively and are effective during interim and annual periods beginning after December 15, 2011. Adoption of this update did not have a material impact on the Company’s financial position or results of operations.

In July 2012, the FASB issued ASU 2012-02, Intangibles – Goodwill and Other (Topic 350) – Testing Indefinite-Lived Intangible Assets for Impairment.” ASU 2012-02 gives entities the option to first assess qualitative factors to determine whether the existence of events or circumstances leads to a determination that it is more likely than not that an indefinite-lived intangible asset is impaired. If, after assessing the totality of events or circumstances, an entity determines it is more likely than not that an indefinite-lived intangible asset is impaired, then the entity must perform the quantitative impairment test. If, under the quantitative impairment test, the carrying amount of the intangible asset exceeds its fair value, an entity should recognize an impairment loss in the amount of that excess. Permitting an entity to assess qualitative factors when testing indefinite-lived intangible assets for impairment results in guidance that is similar to the goodwill impairment testing guidance in ASU 2011-08. ASU 2012-02 is effective beginning January 1, 2013 with early adoption permitted. The adoption of ASU 2012-02 is not expected have a material impact on the Company’s financial position or results of operations.

FA-92

FINANCIAL STATEMENTS OF VANTAGESOUTH BANK

1.	Audited Financial Statements (including Notes thereto) for VantageSouth for the fiscal years ended December 31, 2011 and December 31, 2010.

2.	Unaudited Financial Statements (including Notes thereto) for VantageSouth for the three and nine month periods ended September 30, 2012.

FB-1

1.	Audited Financial Statements (including Notes thereto) for VantageSouth for the fiscal years ended December 31, 2011 and December 31, 2010.

FB-2

2011 and 2010

Financial Statements

FB-3

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Independent Auditors’ Report

Board of Directors and Shareholders

VantageSouth Bank

Burlington, North Carolina

We have audited the accompanying balance sheet of VantageSouth Bank (the “Bank”) as of December 31, 2011 and 2010, and the related statements of operations, changes in shareholders’ equity, and cash flows for the years then ended. These financial statements are the responsibility of the Bank’s management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. We were not engaged to perform an audit of the Bank’s internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank’s internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of VantageSouth Bank as of December 31, 2011 and 2010, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

As discussed in Note 1 to the financial statements, the financial statements for 2011 and 2010 have been restated for the correction of errors to reflect the retrospective application of a change in reporting entity, which was not applied to the financial statements previously issued and included in the preliminary Proxy Statement on Schedule14A filed by Crescent Financial Bancshares, Inc. on September 13, 2012, and to reverse the application of the parent company’s basis in the Bank for the 2011 and 2010 financial statements reflected in the revised Proxy Statement filed by Crescent Financial Bancshares, Inc. on November 2, 2012.

/s/ Dixon Hughes Goodman LLP

Raleigh, North Carolina

November 15, 2012

FB-5

Balance Sheets
December 31, 2011 and 2010

	2011	2010
	(RESTATED)	(RESTATED)
Assets

Cash and due from banks	$4,384,746	$2,166,399
Interest bearing deposits in other banks	6,810,440	31,267
Federal funds sold	9,915,000	525,000
Investment securities available for sale	26,078,733	9,954,215
Investment securities held-to-maturity	421,000	500,000
Restricted equity securities	1,229,700	572,000
Loans, net of allowance for loan losses of $1,904,000 and $1,880,097 for 2011 and 2010, respectively	182,792,765	61,207,327
Loans held for sale	373,407	314,920
Property and equipment, net	6,555,423	3,852,645
Other real estate owned	2,048,859	890,195
Accrued interest receivable	835,040	300,024
Goodwill and other intangible assets	3,365,827	-
Other assets	6,502,285	826,023
Total assets	$251,313,224	$81,140,015

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Noninterest-bearing	$22,106,291	$6,356,068
Interest-bearing	189,718,698	57,410,070
Total deposits	211,824,989	63,766,138

Federal funds purchased and securities sold under agreements to repurchase	-	173,253
FHLB advances	12,000,000	8,000,000
Accrued interest payable	74,460	13,256
Other liabilities	963,869	623,481
Total liabilities	224,863,318	72,576,128

Commitments and contingencies (Note 15)

Shareholders’ equity
Preferred stock, $.01 par value; 2,500,000 shares authorized; 83,052 and 694,252 shares issued and outstanding, liquidation value of $361,276 and $3,019,996, as of December 31, 2011 and 2010, respectively	831	6,943
Common stock, $2.50 par value; 10,000,000 shares authorized; 1,342,859 and 2,220,761 shares issued and outstanding as of December 31, 2011 and 2010, respectively	3,357,148	5,551,903
Additional paid-in capital	31,730,512	12,963,190
Accumulated deficit	(8,907,624)	(10,024,582)
Accumulated other comprehensive income	269,039	66,433
Total shareholders’ equity	26,449,906	8,563,887
Total liabilities and shareholders’ equity	$251,313,224	$81,140,015

See Notes to Financial Statements

FB-6

Statements of Operations
For the years ended December 31, 2011 and 2010

	2011	2010
	(RESTATED)	(RESTATED)
Interest income
Loans and fees on loans	$9,109,949	$3,910,922
Investment securities, taxable	551,131	399,703
Federal funds sold	63,031	5,825
Interest bearing deposits in other banks	98	2,807
Total interest income	9,724,209	4,319,257

Interest expense
Deposits	1,418,468	976,636
Other borrowed funds	100,959	204,096
Total interest expense	1,519,427	1,180,732
Net interest income	8,204,782	3,138,525

Provision for loan losses	652,847	3,172,090
Net interest income (loss) after provision for loan losses	7,551,935	(33,565)

Noninterest income
Service charges and other fees on deposit accounts	297,143	188,232
Mortgage lending	270,021	150,684
Government guaranteed lending	475,647	-
Realized gain (loss) on sale of loans	-	(1,563,014)
Realized gain on sale of investment securities available for sale	17,492	300,312
Other income	146,580	99,327
Total noninterest income	1,206,883	(824,459)

Noninterest expense
Salaries and employee benefits	3,393,937	2,047,103
Occupancy and equipment expense	516,171	251,697
Marketing expense	618,516	195,318
Professional services	571,249	505,923
Data processing expense	834,246	398,706
Office supplies and telephone expense	140,919	108,543
(Gain) loss on disposition of other real estate owned, net	(101,250)	47,148
Insurance assessment expense	282,247	250,119
Other expense	678,225	148,100
Total noninterest expense	6,934,260	3,952,657
Net income (loss) before income taxes	1,824,558	(4,810,681)
Income tax expense	707,600	-
Net income (loss)	$1,116,958	$(4,810,681)

Basic income (loss) per share	$0.82	$(3.53)

Diluted income (loss) per share	$0.63	$(3.53)

Weighted average shares outstanding	1,368,786	1,171,572

Weighted average dilutive shares outstanding	1,764,384	1,171,572

See Notes to Financial Statements

FB-7

Statements of Changes in Shareholders’ Equity
For the years ended December 31, 2011 and 2010

							Accumulated
							Other
					Additional		Compr-	Total
	Common Stock		Preferred Stock		Paid-in	Accumulated	ehensive	Shareholders’
	Shares	Amount	Shares	Amount	Capital	Deficit	Income	Equity

Balance December 31, 2009	1,075,933	$5,379,666	-	$-	$5,808,075	$(5,213,902)	$287,743	$6,261,582

(AS RESTATED)
Comprehensive loss:
Net loss	-	-	-	-	-	(4,810,680)	-	(4,810,680)
Other comprehensive
loss	-	-	-	-	-	-	(221,310)	(221,310)
Total comprehensive
income loss	-	-	-	-	-	-	-	(5,031,990)
Sale of preferred stock, net	-	-	1,839,080	7,516,313	-	-	-	7,516,313
Change in par value of
preferred stock	-	-	-	(2,529,370)	2,529,370	-	-	-
Change in par value of
common stock	-	(4,807,763)	-	-	4,807,763	-	-	-
Reversal of stock-based
compensation expense	-	-	-	-	(182,018)	-	-	(182,018)
Conversion to common
stock	1,144,828	4,980,000	(1,144,828)	(4,980,000)	-	-	-	-
Balance December 31, 2010	2,220,761	5,551,903	694,252	6,943	12,963,190	(10,024,582)	66,433	8,563,887
Combination with
Bank of Rowan	(1,167,720)	(2,919,300)	-	-	12,419,300	-	-	9,500,000
Comprehensive income:
Net income	-	-	-	-	-	1,116,958	-	1,116,958
Other comprehensive
income	-	-	-	-	-	-	202,606	202,606
Total comprehensive
income	-	-	-	-	-	-	-	1,319,564
Stock-based
compensation expense	-	-	-	-	57,267	-	-	57,267
Sale of Community Bank
of Rowan Stock	-	-	-	-	7,009,188	-	-	7,009,188
Conversion of preferred stock
to common stock	289,818	724,545	(611,200)	(6,112)	(718,433)	-	-	-
Balance December 31, 2011	1,342,859	$3,357,148	83,052	$831	$31,730,512	$(8,907,624)	$269,039	$26,449,906

See Notes to Financial Statements

FB-8

Statements of Cash Flows
For the years ended December 31, 2011 and 2010

	2011	2010
	(RESTATED)	(RESTATED)
Cash flows from operating activities
Net income (loss)	$1,116,957	$(4,810,680)
Adjustments to reconcile net income (loss) to net cash provided (used) by operations:
Net accretion on purchased loans	(977,485)	-
Depreciation and amortization	300,632	137,519
Provision for loan losses	652,847	3,172,090
Amortization of core deposit intangible	58,302	-
Stock-based compensation expense (reversal)	57,267	(182,018)
Accretion of discount on securities, net of amortization of premiums	96,093	53,806
Gain on sale of investment securities available for sale	(17,492)	(300,312)
Loss on sale of loans	-	1,563,014
Proceeds from sale of loans	-	2,583,162
(Gain) loss on sale of loans held for sale	(200,917)	-
Origination of loans held for sale	(15,817,831)	-
Proceeds from sale of loans held for sale	15,960,261	-
(Gain) loss on disposition of other real estate owned, net	(101,250)	47,148
Deferred income taxes	707,600	-
Amortization of time deposit premium	(164,470)	-
Changes in assets and liabilities:
Loans held for sale	-	(314,920)
Accrued interest receivable	(125,094)	5,403
Other assets	(528,721)	159,674
Accrued interest payable	3,282	(39,481)
Other liabilities	181,726	540,991
Net cash provided by operating activities	1,201,707	2,615,396
Cash flows from investing activities
Cash acquired in combination with Community Bank of Rowan	22,473,586	-
Purchases of investment securities available for sale	(13,926,778)	(12,127,942)
Maturities of investment securities available for sale	2,372,583	2,805,358
Sales of investment securities available for sale	2,437,910	5,624,437
Redemption of restricted equity securities	407,100	60,700
Net (increase) decrease in loans	(25,839,455)	2,035,590
Purchases of property and equipment	(336,449)	(265,013)
Capitalized costs to complete other real estate owned	-	(13,320)
Proceeds from the sale of other real estate owned	2,279,015	425,738
Net cash used in investing activities	(10,132,488)	(1,454,452)
Cash flows from financing activities
Net increase (decrease) in deposits	20,482,366	(14,854,022)
Net decrease in federal funds purchased and securities sold under agreement to repurchase	(173,253)	(75,569)
Decrease in FHLB advances, net	-	(1,500,000)
Proceeds from issuance of common stock	7,009,188	-
Proceeds from issuance of preferred stock	-	7,516,313
Net cash increase (decrease) provided by financing activities	27,318,301	(8,913,278)
Net increase (decrease) in cash and cash equivalents	18,387,520	(7,752,334)
Cash and cash equivalents, beginning	2,722,666	10,475,000
Cash and cash equivalents, ending	$21,110,186	$2,722,666
Supplemental disclosure of cash flow information
Interest paid	$1,680,615	$1,220,213
Taxes paid	$-	$-
Summary of noncash investing and financing activities
Transfer from other real estate owned to property and equipment	$-	$1,062,000
Transfer from loans to other real estate owned	$2,245,191	$1,010,255
Transfer from available for sale to held to maturity securities	$-	$500,000
Fair value reclassification adjustment related to the security transferred from available for sale to held to maturity	$(48,542)	$-
Change in unrealized gain (loss) on available for sale securities, net	$251,148	$(221,310)

See Notes to Financial Statements

FB-9

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 1. Organization and Operations

VantageSouth Bank (“VantageSouth”) was organized and incorporated under the laws of the State of North Carolina and commenced operations on March 13, 2006. The Bank maintains its headquarters in Burlington, North Carolina, and operates five full-service branches in the communities of Burlington (2), Salisbury, China Grove, and Fayetteville, North Carolina. As a state chartered bank that is not a member of the Federal Reserve, the Bank is subject to regulation by the North Carolina Commissioner of Banks and the Federal Deposit Insurance Corporation.

On February 19, 2010, VantageSouth sold 1,768,794 shares of its newly issued Series A Convertible Perpetual Preferred Stock (the “Series A Stock”) to Piedmont Community Bank Holdings, Inc. (“Piedmont”) for an aggregate price of $7,694, or $4.35 per share (the “Piedmont Investment”). The Series A Stock was immediately convertible on a one-for-one basis into shares of VantageSouth’s common stock, which totaled approximately 62% of its outstanding common stock at the Piedmont Investment (as adjusted for the assumed conversion of the Series A Stock). The investment in VantageSouth gave Piedmont voting control over a majority of VantageSouth’s outstanding common stock and the ability to control the election of VantageSouth’s Board of Directors. Pursuant to the Piedmont Investment Agreement, VantageSouth sold an additional 42,632 shares of Series A Stock for an aggregate purchase price of $185, or $4.35 per share, in a rights offering to VantageSouth’s non-controlling shareholders. Subsequent to this additional investment, Piedmont’s ownership interest in VantageSouth remained at approximately 62%.

On April 19, 2011, Piedmont acquired all outstanding common stock of Community Bank of Rowan, a North Carolina-chartered bank (“Rowan”). At the date of Piedmont’s investment, Rowan operated two branch offices, which were located in Salisbury and China Grove, North Carolina. Piedmont purchased 813,083 shares of Rowan’s common stock for an aggregate purchase price of $9,500. Immediately following the acquisition, Piedmont purchased an additional 569,158 shares of newly issued common stock for an aggregate price of $7,000. VantageSouth and Rowan became commonly controlled by Piedmont at the date of Piedmont’s acquisition of Rowan.

On February 1, 2012, a transaction was completed whereby Piedmont purchased the remaining non-controlling interest in VantageSouth and simultaneously merged Rowan into VantageSouth. Piedmont purchased all remaining shares of VantageSouth common stock from non-controlling shareholders for an aggregate purchase price of approximately $4,800, or $4.35 per share. Following this transaction, Piedmont substantially wholly owned the combined VantageSouth. Subsequent to this transaction, VantageSouth sold shares of its stock to its directors as required by state law.

Change in Accounting Principle and Restatement for Correction of an Error/Retrospective Adjustment for Change in Reporting Entity

The merger of Rowan into VantageSouth was a merger of commonly controlled entities and is to be accounted for in a manner similar to a pooling of interests transaction. However, the financial statements for VantageSouth, which were included in the preliminary Proxy Statement on Schedule 14A filed by Crescent Financial Bancshares, Inc. (“Crescent Financial”) on September 13, 2012 (the “Preliminary Proxy”), did not reflect the retrospective application for change in reporting entity, which required the financial statements for the year ended December 31, 2011 to be restated. The restated financial statements included in the revised preliminary Proxy Statement on Schedule 14A filed by Crescent Financial November 2, 2012 (the “Revised Preliminary Proxy”) reflected Piedmont’s basis in VantageSouth as of February 19, 2010, the date which Piedmont obtained its 62% controlling interest in VantageSouth. However, since Piedmont did not substantially wholly-own VantageSouth until it acquired the remaining VantageSouth shares on February 1, 2012, Piedmont’s basis in VantageSouth should not have been reflected in VantageSouth’s financial statements until that date, resulting in an error in the financial statements included in the Revised Preliminary Proxy. Accordingly, VantageSouth’s financial statements have been restated to correct these errors. The accompanying financial statements differ from those filed in the Preliminary Proxy by reflecting the retrospective adjustment to include Piedmont’s carrying value of Rowan’s balances beginning on April 19, 2011, the date the two banks became commonly controlled by Piedmont.

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Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 1. Organization and Operations (continued)

The accompanying financial statements differ from those included in the Revised Preliminary Proxy Statement by not reflecting Piedmont’s basis in VantageSouth until February 1, 2012.

The definition of cash and cash equivalents has been changed to include cash and due from banks, interest bearing deposits in other banks and federal funds sold, which impacts cash flows from investing activities on the statements of cash flows.

We believe the change in definition of cash and cash equivalents to be a change in accounting principle which represents a preferable method of accounting for these similar cash instruments. We have, in accordance with accounting guidance, retrospectively applied this change in accounting principle to our statements of cash flows by restating cash and cash equivalents to include cash held in interest bearing deposits in other banks and federal funds sold. The statements of cash flows have been restated to reflect these balances as cash and cash equivalents, and to eliminate the respective increases and decreases of these balances as previously presented within investing activities. The application of this change in accounting principle is deemed to be immaterial and does not change the underlying economics of our business or these transactions.

The differences between the accompanying financial statements and those included in the Preliminary Proxy are summarized below. The combined VantageSouth and Rowan are referred to in these financial statements as the “Bank.” All balances subsequent to the common control date of April 19, 2011 reflect combined balances for the Bank unless otherwise noted.

The tables below summarize the adjustments made to restate VantageSouth’s financial statements to reflect the correction of the error by including the retrospective application of change in reporting entity as of and for the year ended December 31, 2011, as compared to the financial statements included in the Preliminary Proxy. While the financial statements for the year ended December 31, 2010 have been restated from the statements presented in the Revised Preliminary Proxy, the statements included herein are consistent with those presented in the Preliminary Proxy. Therefore, except for the aforementioned change in accounting principle, there are no reconciling amounts for the December 31, 2010, as compared to the Preliminary Proxy. The cash and cash equivalents, as well as the Condensed Statement of Cash Flows as presented within the following table have been adjusted to reflect the impact of this change in accounting principle.

	VantageSouth
		Adjustment for	As Adjusted
		change in	for Change in		Combined
	(As Originally	accounting	Accounting		VantageSouth
	Reported)	principle	Principle	Rowan	(As Restated)
Condensed Statement of Cash Flows

For the year-ended December 31, 2010:
Cash flows from operating activities	$2,615	$-	$2,615	$-	$2,615
Cash flows from investing activities	5,335	(6,790)	(1,455)	-	(1,455)
Cash flows from financing activities	(8,913)	-	(8,913)	-	(8,913)
Cash and cash equivalents, beginning	3,129	7,346	10,475	-	10,475
Cash and cash equivalents, ending	$2,166	$556	$2,722	$-	$2,722

For the year-ended December 31, 2011:
Cash flows from operating activities	$(399)	$-	$(399)	$1,602	$1,203
Cash flows from investing activities	(24,728)	10,279	(14,449)	4,316	(10,133)
Cash flows from financing activities	25,564	-	25,564	1,754	27,318
Cash and cash equivalents, beginning	2,166	556	2,722	-	2,722
Cash and cash equivalents, ending	$2,603	$10,835	$13,438	$7,672	$21,110

FB-11

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 1. Organization and Operations (continued)

			Combined
	VantageSouth	Rowan	VantageSouth
	December 31,
	2011		December 31,
	(As Originally	December 31,	2011
	Reported)	2011	(As Restated)
Condensed Balance Sheet

ASSETS:
Cash and cash equivalents	$13,438	$7,672	$21,110
Investment securities	12,809	13,690	26,499
Loans, net of allowance for loan losses	74,353	108,440	182,793
Goodwill and other intangible assets	-	3,366	3,366
Other assets	6,182	11,363	17,545
Total assets	$106,782	$144,531	$251,313

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits	$89,504	$122,321	$211,825
FHLB advances	8,000	4,000	12,000
Other liabilities	426	612	1,038
Total liabilities	97,930	126,933	224,863
Total shareholders' equity	8,852	17,598	26,450
Total liabilities and shareholders' equity	$106,782	$144,531	$251,313

			Combined
	VantageSouth	Rowan	VantageSouth
	December 31,	April 19
	2011	to	December 31,
	(As Originally	December 31,	2011
	Reported)	2011	(As Restated)
Condensed Statement of Operations

Interest income	$4,375	$5,349	$9,724
Interest expense	761	758	1,519
Net interest income	3,614	4,591	8,206
Provision for loan losses	(110)	762	652
Net interest income after provision for loan losses	3,724	3,828	7,552
Noninterest income	535	672	1,207
Noninterest expense	4,152	2,782	6,934
Net income (loss) before taxes	107	1,718	1,825
Tax expense (benefit)	-	708	708
Net income (loss)	$107	$1,010	$1,117

Basic earnings (loss) per common share	$0.05		$0.82
Diluted earnings (loss) per common share	$0.04		$0.63

FB-12

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 2. Summary of Significant Accounting Policies

Basis of Presentation

These financial statements were prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. Material estimates that are particularly susceptible to significant change relate to the determination of the allowance for loan losses, determination of fair values for acquired assets and assumed liabilities, valuation of other real estate owned, other-than-temporary impairment of investment securities, and the valuation allowance for deferred tax assets. In connection with the determination of the allowance for loan losses, management obtains independent appraisals for significant properties.

Cash and Cash Equivalents

Cash and cash equivalents include cash and due from banks, interest bearing deposits in other banks and federal funds sold.

Investment Securities Available for Sale

Available for sale securities are carried at fair value and consist of debt and equity securities not classified as trading or held to maturity. Unrealized holding gains and losses on available for sale securities are reported as a net amount in other comprehensive income, net of related tax effects. Gains and losses on the sale of available for sale securities are determined using the specific identification method. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Each available for sale security in a loss position is evaluated for other-than-temporary impairment on at least a quarterly basis. The review includes an analysis of the facts and circumstances of each individual investment such as the length of time and the extent to which the fair value has been below cost, changes in the earnings performance, credit rating, asset quality, or business prospects of the issuer, the ability of the issuer to make principal and interest payments, changes in the regulatory, economic, or technological environment of the issuer, and changes in the general market condition of either the geographic area or industry in which the issuer operates.

Regardless of these factors, if the Bank has developed a plan to sell the security or it is likely that it will be forced to sell the security in the near future, then the impairment is considered other-than-temporary and the carrying value of the security is permanently written down to the current fair value with the difference between the new carrying value and the amortized cost charged to earnings. If the Bank does not intend to sell the security and it is not more likely than not that it will be required to sell the security before recovery of its amortized cost basis less any current period credit loss, the other-than-temporary impairment is separated into the following: the amount representing the credit loss and the amount related to all other factors. The amount of the total other-than-temporary impairment related to the credit loss is recognized in earnings, and the amount of the total other-than-temporary impairment related to other factors is recognized in other comprehensive income, net of applicable taxes.

FB-13

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 2. Summary of Significant Accounting Policies (Continued)

Securities Held to Maturity

Bonds, notes, and debentures for which the Bank has the positive intent and ability to hold to maturity are reported at cost, adjusted for premiums and discounts that are recognized in interest income using the interest method over the period to maturity or to call dates. As of December 31, 2011 and 2010, the Bank held $421,000 and $500,000 in securities classified as held to maturity, respectfully.

Loans Held for Sale

Mortgage loans originated and intended for sale in the secondary market are classified as held for sale and are carried at the lower of cost or fair value. Upon closing, these loans, together with their servicing rights, are sold to mortgage loan investors under pre-arranged terms.

Loans

Loans that the Bank has the intent and ability to hold for the foreseeable future, or until maturity, are reported at their outstanding principal adjusted for any charge-offs, deferred fees or costs on originated loans and unamortized premiums or discounts on purchased or acquired loans. Loan origination fees and certain direct origination costs are capitalized and recognized as an adjustment to the yield of the related loan. Interest on loans is recorded based on the principal amount outstanding. The accrual of interest on impaired loans, for all classes, is discontinued when the future collectability of the recorded loan balance is in doubt. When the future collectability of the recorded loan balance is not in doubt, interest income may be recognized on the cash basis. Generally, loans are placed on non-accrual when they are past due 90 days or more. When a loan is placed in non-accrual status, all unpaid accrued interest is reversed and subsequent collections of interest and principal payments are generally applied as a reduction to the principal outstanding. Should the credit quality of a non-accrual loan improve, the loan can be returned to an accrual status after demonstrating consist payment history for at least six months.

A loan is classified as a troubled debt restructuring when certain modifications are made to the loan terms and concessions are granted to the borrowers due to financial difficulty experienced by those borrowers. In the past, the Bank has granted concessions by reduction of the stated interest rate for the remaining original life of the debt or extension of the maturity date at a stated interest rate lower than the current market rate for new debt with similar risk. The Bank does not generally grant concessions through forgiveness of principal or accrued interest.

The Bank’s policy with respect to accrual of interest on restructured loans follows relevant supervisory guidance. That is, if a borrower has demonstrated performance under the previous loan terms and shows capacity to perform under the restructured loan terms, continued accrual of interest at the restructured interest rate is likely. If a borrower was materially delinquent on payments prior to the restructuring but shows the capacity to meet the restructured loan terms, the loan will likely continue as non-accrual going forward. Lastly, if the borrower does not perform under the restructured terms, the loan is placed on non-accrual status. These loans are closely monitored, and the Bank ceases accruing interest on them if the borrowers may not continue performing based on the restructured note terms.

The summary below provides an overview of the types of loans the Bank provides, or portfolio segments, including a discussion of relevant underwriting guidelines and risk characteristics. The Bank’s acquired loan portfolios do not necessarily reflect its current focus and lending strategy. Acquired loan amounts were adjusted to estimated fair value in purchase accounting and are being serviced and managed according to the specific circumstances of each loan and borrower relationship.

Commercial Loans. These loans are typically for working capital, equipment, and business expansion. Commercial loans are generally secured by accounts receivable, inventory, equipment and owner occupied real estate. The Company generally requires personal guarantees of the principal business owners. Commercial loans are generally originated with one to seven year maturities for working capital and equipment loans and five-to-seven year maturities for owner occupied real estate.

FB-14

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 2. Summary of Significant Accounting Policies (Continued)

Commercial Real Estate Loans. These loans are secured principally by leased apartments, retail centers, and commercial office buildings that were acquired by the borrower for both investment and owner occupied purposes. The Bank’s focus is on lending for stabilized, income producing properties and not on speculative projects. The Bank generally requires the personal guaranty of the principal business owners on all such loans. The real estate collateral is a secondary source of repayment. Commercial mortgage loans are generally originated with three-to-seven year maturities with up to twenty-five year amortizations.

Construction and Development Loans. These loans are generally originated with one-to-five year maturities and may have an amortization feature that could extend up to twenty-five years. One-to-four family residential construction loans are made to borrowers who are the homeowners or to a builder where the home is pre-sold to the home owner and where the loan is repaid when the homeowner closes into the permanent mortgage market. These loans are generally originated with maturities up to eighteen months in length. Construction loans are made to local, well-established, well-capitalized builders. The Bank lends to builders in its markets who have demonstrated a favorable record of performance and profitable operations. The Bank’s loan policies require personal guarantees of the principal business owners.

Consumer Loans, Home Equity Lines of Credit and Residential Real Estate Loans. Loans to individuals (or consumer loans) include automobile loans, boat and recreational vehicle financing, home equity and home improvement loans and miscellaneous secured and unsecured personal loans. Residential real estate loans are made for purchasing and refinancing one-to-four family properties. The Bank offers fixed and variable rate options but generally limits the maximum term to five to seven years for non-real estate secured loans.

Purchased Credit-Impaired Loans

Loans acquired in a transfer, including a business combination, where there is evidence of credit deterioration since origination and it is probable at the date of acquisition that the Bank will not collect all contractually required principal and interest payments, are accounted for as purchased credit-impaired (“PCI”) loans. For PCI loans, the excess of the cash flows initially expected to be collected over the fair value of the loans at the acquisition date (i.e., the accretable yield) is accreted into interest income over the estimated remaining life of the PCI loans using the effective yield method, provided that the timing and the amount of future cash flows is reasonably estimable. The difference between the contractually required payments and the cash flows expected to be collected at acquisition, considering the impact of prepayments, is referred to as the nonaccretable difference.

Subsequent to acquisition, estimates of cash flows expected to be collected are updated each reporting period based on updated assumptions regarding default rates, loss severities, and other factors that are reflective of current market conditions. If the Bank has probable decreases in cash flows expected to be collected (other than due to decreases in interest rate indices), the provision for loan losses is charged, resulting in an increase to the allowance for loan losses. If there are probable and significant increases in cash flows expected to be collected, the Bank will first reverse any previously established allowance for loan losses and then increase interest income as a prospective yield adjustment over the remaining life of the loans. The impact of changes in variable interest rates is recognized prospectively as adjustments to interest income.

Allowance for Loan Losses

The allowance for loan losses is a reserve established through a provision for probable loan losses charged to expense. Loans are charged against the allowance for loan losses when the Bank believes the collectability of principal is unlikely. Subsequent recoveries, if any, are credited to the allowance for loan losses. The allowance for loan losses is maintained at a level based on the Bank’s best estimate of probable credit losses that are inherent in the loan portfolio. The allowance for loan losses methodology includes calculations of reserves for loans that are evaluated individually for impairment and loans that are evaluated collectively for impairment.

FB-15

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 2. Summary of Significant Accounting Policies (Continued)

A loan is considered impaired, based on current information and events, if it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. These loans are evaluated individually for impairment. Reserves, or charge-offs, on individually impaired loans that are collateral dependent are based on the fair value of the underlying collateral while reserves on loans that are not collateral dependent are based on either an observable market price, if available, or the present value of expected future cash flows discounted at the historical effective interest rate. The Bank evaluates loans that are classified as doubtful, substandard or special mention to determine whether or not they are individually impaired.

This evaluation includes several factors, including review of the loan payment status and the borrower’s financial condition and operating results such as cash flows, operating income or loss, etc.

Reserves on loans collectively evaluated for impairment are determined by applying loss rates to pools of loans that are grouped according to loan collateral type and credit risk. Loss rates are based on the Bank’s historical loss experience and consideration of various qualitative and environmental factors such as adverse conditions and trends affecting our borrowers’ ability to repay, collateral values, historical loan loss experience, current delinquency levels and trends, loan growth, loan portfolio composition, industry diversification, prevailing economic conditions and other relevant factors.

In the application of purchase accounting, acquired assets and assumed liabilities are adjusted to fair value at acquisition, and the allowance for loan losses is eliminated. The Bank’s methodology for evaluating the allowance for loan losses applies to all loans originated subsequent to Piedmont’s respective acquisitions and purchased loans not identified as impaired at acquisition. For PCI loans, estimates of cash flows expected to be collected are updated each reporting period, and probable decreases in cash flows are charged to the allowance for loan losses through expense.

The evaluation of the allowance for loan losses is inherently subjective, and management uses the best information available to establish this estimate. However, if factors such as economic conditions differ substantially from assumptions, or if amounts and timing of future cash flows expected to be received on impaired loans vary substantially from the estimates, future adjustments to the allowance for loan losses may be necessary. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Bank’s allowance for loan losses. Such agencies may require the Bank to recognize additions to the allowance for loan losses based on their judgments about all relevant information available to them at the time of their examination. Any adjustments to original estimates are made in the period in which the factors and other considerations indicate that adjustments to the allowance for loan losses are necessary.

Property and Equipment

Restricted Equity Securities

As a requirement for the membership, the Bank has invested in stock of the Federal Home Loan Bank of Atlanta (“FHLB”). This investment is carried at cost and is periodically evaluated for impairment.

Property and Equipment

Land is carried at cost. Other components of property and equipment are stated at cost less accumulated depreciation. Depreciation is calculated on the straight-line method over the estimated useful lives of assets, which is generally 3-30 years for buildings and improvements and 1 - 10 years for furniture and equipment. Leasehold improvements are amortized over the terms of the respective leases or the estimated useful lives of the improvements, whichever is shorter. Repairs and maintenance costs are charged to operations as incurred, and additions and improvements to premises and equipment are capitalized. Upon sale or retirement, the cost and related accumulated depreciation are removed from the accounts and any gains or losses are reflected in earnings.

FB-16

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 2. Summary of Significant Accounting Policies (Continued)

Property and equipment are reviewed for impairment whenever events or changes in circumstances indicate that the carrying value may not be recoverable. An impairment loss is recognized if the sum of the undiscounted future cash flows is less than the carrying amount of the asset. Assets to be disposed of are transferred to other real estate owned and are reported at the lower of the carrying amount or fair value less costs to sell.

Other Real Estate Owned

Assets acquired through, or in lieu of, loan foreclosure (“OREO”) are held for sale and are initially recorded at fair value upon foreclosure, establishing a new cost basis. Subsequent to foreclosure, valuations are periodically performed, and the assets are carried at the lower of carrying amount or fair value less cost to sell. Revenue and expenses from operations and changes in the valuation allowance are included in noninterest expense.

Income Taxes

Deferred income taxes are determined by application to temporary differences of the tax rate expected to be in effect when taxes will become payable or receivable. Temporary differences are differences between the tax basis of assets and liabilities and their reported amounts in the consolidated financial statements that will result in taxable or deductible amounts in future years. The effect of a change in tax rates on deferred taxes is recognized in income in the period that includes the enactment date. A tax position is recognized as a benefit only if it is more likely than not that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded.

A valuation allowance is recorded for deferred tax assets if the Bank determines that it is more likely than not that some portion or all of the deferred tax assets will not be realized. In future periods, the Bank may be able to reduce some or all of the valuation allowance upon a determination that it will be able to realize such tax savings.

Goodwill and Other Intangibles

Goodwill represents the cost in excess of the fair value of net assets acquired (including identifiable intangibles) in transactions accounted for as business combinations. Goodwill has an indefinite useful life and is evaluated for impairment annually, or more frequently if events and circumstances indicate that the asset might be impaired. An impairment loss is recognized to the extent that the carrying amount exceeds the asset’s fair value. The goodwill impairment analysis is a two-step test. The first, used to identify potential impairment, involves comparing each reporting unit’s estimated fair value to its carrying value, including goodwill. If the estimated fair value of a reporting unit exceeds its carrying value, goodwill is considered not to be impaired. If the carrying value exceeds estimated fair value, there is an indication of potential impairment and the second step is performed to measure the amount of impairment. Intangible assets with finite lives are amortized over their estimated useful lives. Other intangible assets, which consist of core deposit intangibles related to acquired customer deposit relationships, are being amortized using an accelerated method.

Stock-Based Compensation

Compensation cost is measured as the fair value of stock-based awards on their date of grant. A Black-Scholes option pricing model is utilized to estimate the fair value of stock options. Compensation cost is recognized over the required service period, generally defined as the vesting period for stock options awards.

FB-17

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 2. Summary of Significant Accounting Policies (Continued)

Fair Value Measurements

Fair value is defined as the exchange price that would be received to sell an asset or paid to transfer a liability in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date. The Bank follows the fair value hierarchy which gives the highest priority to quoted prices in active markets (observable inputs) and the lowest priority to the management’s assumptions (unobservable inputs). For assets and liabilities recorded at fair value, the Bank’s policy is to maximize the use of observable inputs and minimize the use of unobservable inputs when developing fair value measurements.

The Bank utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Investment securities available for sale and derivatives are recorded at fair value on a recurring basis. Additionally, the Bank may be required to record at fair value other assets on a nonrecurring basis, such as loans held for sale, impaired loans and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

The Bank groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. An adjustment to the pricing method used within either Level 1 or Level 2 inputs could generate a fair value measurement that effectively falls to a lower level in the hierarchy. These levels are described as follows:

•	Level 1 – Valuations for assets and liabilities traded in active exchange markets.

•	Level 2 – Valuations for assets and liabilities that can be obtained from readily available pricing sources via independent providers for market transactions involving similar assets or liabilities. The Bank’s principal market for these securities is the secondary institutional markets, and valuations are based on observable market data in those markets.

•	Level 3 – Valuations for assets and liabilities that are derived from other valuation methodologies, including option pricing models, discounted cash flow models and similar techniques, and not based on market exchange, dealer, or broker traded transactions. Level 3 valuations incorporate certain assumptions and projections in determining the fair value assigned to such assets or liabilities.

The determination of where an asset or liability falls in the fair value hierarchy requires significant judgment. The Bank evaluates its hierarchy disclosures at each reporting period and based on various factors, it is possible that an asset or liability may be reclassified. However, the Bank expects that changes in classifications between levels will be rare.

Basic and Diluted Earnings per Share

Basic earnings per share is computed by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. The computation of diluted earnings per share is similar to the computation of basic earnings per share except that the denominator is increased to include the number of additional common shares that would have been outstanding if dilutive potential common shares had been issued. The numerator is adjusted for any changes in income or loss that would result from the assumed conversion of those potential common shares.

Weighted average shares have been retrospectively adjusted to reflect VantageSouth’s common control combination with Rowan.

FB-18

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 2. Summary of Significant Accounting Policies (Continued)

Comprehensive Income (Loss)

Comprehensive income (loss) reflects the change in the Bank’s equity during the year arising from transactions and events other than investment by and distributions to shareholders. It consists of net income (loss) plus certain other changes in assets and liabilities that are reported as separate components of shareholders’ equity rather than as income or expense. The components of other comprehensive income (loss), net of related tax effects are as follows:

	2011	2010

Net income (loss)	$1,117	$(4,811)

Other comprehensive income (loss):
Securities available for sale:
Unrealized holding gains (losses) on securities available for sale	268	79
Reclassification of gains recognized in net income (loss)	(17)	(300)
Unrealized holding loss on investment transferred from available for sale to held to maturity	(61)	-
Reclassification of unrealized loss to the cost basis of investment transferred from available for sale to held to maturity	13	–
Total other comprehensive income (loss)	203	(221)
Total comprehensive income (loss)	$1,320	$(5,032)

Business Segments

The Bank reports its activities as a single business segment. The Bank considers the materiality of a potential segment and components of the business about which financial information is available and regularly evaluated relative to resource allocation and performance assessment.

Subsequent Events

The Bank’s management evaluated subsequent events through November 15, 2012, the date the financial statements were available to be issued.

Recently Adopted and Issued Accounting Standards

In September 2011, the Financial Accounting Standards Board (the “FASB”) issued Accounting Standards Update (“ASU”) No. 2011-08, Intangibles—Goodwill and Other, to amend FASB Accounting Standards Codification (“ASC”) Topic 350, Testing Goodwill for Impairment. The amendments in the update permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Management does not believe that adoption of this update will have a material impact on the Bank’s financial position or results of operations.

FB-19

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 2. Summary of Significant Accounting Policies (Continued)

In June 2011, the FASB issued ASU 2011-05, Presentation of Comprehensive Income, to amend ASC Topic 220, Comprehensive Income. The amendments in this update eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity and will require them to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The amendments in this update are to be applied retrospectively and are effective for the first interim or annual period beginning after December 15, 2011. Management does not believe that adoption of this update will have a material impact on the Bank’s financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, to amend ASC Topic 820, Fair Value Measurement. The amendments in this update result in common fair value measurement and disclosure requirements in GAAP and IFRS. Some of the amendments clarify the application of existing fair value measurement requirements and others change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. Many of the previous fair value requirements are not changed by this standard. The amendments in this update are to be applied prospectively and are effective during interim and annual periods beginning after December 15, 2011. Management does not believe that adoption of this update will have a material impact on the Bank’s financial position or results of operations.

In April 2011, the FASB issued ASU 2011-02, A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring, to amend ASC Topic 320, Receivables. The amendments in this update clarify the guidance on a creditor’s evaluation of whether it has granted a concession and whether a borrower is experiencing financial difficulties. The amendments in this update were effective for the first interim or annual period beginning on or after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. This update also indicates that companies should disclose the information regarding troubled debt restructurings required by paragraphs 310-10-50-33 through 50-34, which was deferred by ASU 2011-01, Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20, for interim and annual periods beginning on or after June 15, 2011. Management does not believe that adoption of this update will have a material impact on the Bank’s financial position or results of operations.

FB-20

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 3. Mergers and Acquisitions

Piedmont Investment in VantageSouth

On February 19, 2010, VantageSouth sold 1,768,794 shares of its newly issued Series A Convertible Perpetual Preferred Stock (the “Series A Stock”) to Piedmont Community Bank Holdings, Inc. (“Piedmont”) for an aggregate price of $7,694, or $4.35 per share (the “Piedmont Investment”). The Series A Stock was immediately convertible on a one-for-one basis into shares of VantageSouth’s common stock, which totaled approximately 62% of its outstanding common stock at the Piedmont Investment (as adjusted for the assumed conversion of the Series A Stock). The investment in VantageSouth gave Piedmont voting control over a majority of VantageSouth’s outstanding common stock and the ability to control the election of VantageSouth’s Board of Directors. Pursuant to the Piedmont Investment Agreement, VantageSouth sold an additional 42,632 shares of Series A Stock for an aggregate purchase price of $185, or $4.35 per share, in a rights offering to VantageSouth’s non-controlling shareholders. Subsequent to this additional investment, Piedmont’s ownership interest in VantageSouth remained at approximately 62%.

On February 1, 2012, a transaction was completed whereby Piedmont purchased the remaining non-controlling interest in VantageSouth and simultaneously merged Rowan into VantageSouth. Piedmont purchased all remaining shares of VantageSouth common stock from non-controlling shareholders for an aggregate purchase price of approximately $4,800, or $4.35 per share. Following this transaction, Piedmont substantially wholly owned the combined VantageSouth. Subsequent to this transaction, VantageSouth sold shares of its stock to its directors as required by state law. Such non-controlling ownership is immaterial to Piedmont’s control of VantageSouth.

The following table summarizes the consideration Piedmont paid for VantageSouth as well as the estimated fair value of non-controlling interests, assets acquired and liabilities assumed:

Fair Value
at
February 19, 2010
Fair value of assets acquired:
Cash and cash equivalents	$16,928
Investment securities available for sale	6,836
Loans	70,295
Other real estate owned	1,230
Property and equipment	2,101
Other intangible assets	587
Accrued interest receivable and other assets	1,212
Total assets acquired	99,189

Fair value of liabilities assumed:
Deposits	76,031
Federal Home Loan Bank advances	9,582
Accrued interest payable and other liabilities	341
Total liabilities assumed	85,954
Net assets	$13,235

Non-controlling interests at fair value	5,303
Bargain purchase gain	238
Purchase price	$7,694

FB-21

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 3. Mergers and Acquisitions (Continued)

Non-controlling interests represent common stock and stock options owned at the acquisition date by legacy shareholders. These shares were valued using a per common share price of $4.35, which equaled the Piedmont purchase price. The accompanying 2011 and 2010 financial statements do not reflect Piedmont’s basis in VantageSouth, as Piedmont did not substantially wholly-own VantageSouth until the February 1, 2012 transaction.

Community Bank of Rowan

On April 19, 2011, Piedmont acquired all outstanding common stock of Community Bank of Rowan, a North Carolina-chartered bank (“Rowan”). Piedmont purchased 813,083 shares of Rowan’s common stock for an aggregate purchase price of $9,500. Immediately following the acquisition, Piedmont purchased an additional 569,158 shares of newly issued common stock for an aggregate price of $7,000. VantageSouth and Rowan became commonly controlled by Piedmont at the date of Piedmont’s acquisition of Rowan. This acquisition was non-taxable and, as a result, none of the goodwill created in the acquisition is deductible for tax purposes.

The following table summarizes the consideration paid for Rowan as well as the estimated fair value of assets acquired and liabilities assumed:

Fair Values
at
April 19, 2011
Fair value of assets acquired:
Cash and cash equivalents	$22,474
Investment securities available for sale	6,648
Loans	97,784
Federal Home Loan Bank stock	1,065
Other real estate owned	973
Property and equipment	2,667
Deferred tax asset, net	2,794
Goodwill	3,144
Other intangible assets	280
Accrued interest receivable and other assets	1,524
Total assets acquired	$139,353

Fair value of liabilities assumed:
Deposits	$125,741
Federal Home Loan Bank advances	4,000
Accrued interest payable and other liabilities	112
Total liabilities assumed	129,853
Purchase price (or net assets)	$9,500

The table below presents pro forma information as if Piedmont’s acquisitions of VantageSouth and Rowan had occurred at the beginning of 2010 and as if both companies began operating under common control at that point. No adjustments have been made to the historical balances of either VantageSouth or Rowan for purposes of this pro forma information. Weighted average shares used to calculate pro forma per share amounts were based on the number of common shares outstanding following the common control merger of VantageSouth and Rowan. The pro forma financial information is not necessarily indicative of the results of operations that would have occurred had the transaction been effected on the assumed date.

FB-22

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 3. Mergers and Acquisitions (Continued)

	2011	2010

Net interest income	$9,416	$7,324

Net income (loss)	$90	$(5,918)

Basic income (loss) per common share	$0.06	$(4.28)

Diluted income (loss) per common share	$0.06	$(4.28)

Weighted average basic common shares outstanding	1,382,241	1,382,241

Weighted average diluted common shares outstanding	1,382,241	1,382,241

Crescent Financial Bancshares, Inc.

On November 18, 2011, Piedmont acquired a controlling interest in Crescent Financial Bancshares, Inc. (“Crescent Financial”), a Delaware-chartered holding company. Crescent Financial operates for the primary purpose of serving as the holding company for Crescent State Bank, a North Carolina-chartered bank. Crescent State Bank operated fifteen branch offices in Wake, Johnston, Lee, Moore and New Hanover Counties of North Carolina at acquisition. Piedmont purchased 18,750,000 shares of Crescent Financial’s common stock for an aggregate price of $75,000, or $4.00 per share. As part of its investment, Piedmont also made a tender offer to Crescent Financial’s non-controlling stockholders commencing on November 8, 2011 to purchase up to 67% of Crescent Financial’s outstanding common stock at a price of $4.75 per share (“Tender Offer”). Pursuant to the Tender Offer, Piedmont purchased 6,128,423 shares of Crescent Financial’s common stock for an aggregate price of approximately $29,100. As a result of the initial acquisition and Tender Offer, Piedmont owns approximately 88% of Crescent Financial’s outstanding common stock. The investment in Crescent Financial gave Piedmont voting control over a majority of Crescent Financial’s outstanding common stock and the ability to control the election of Crescent Financial’s Board of Directors.

On August 10, 2012, an Agreement and Plan of Merger (“Merger Agreement”) was entered into by Crescent Financial, Crescent State Bank, and VantageSouth to merge VantageSouth into Crescent State Bank in a share exchange based on Crescent Financial’s volume weighted average stock price. Pursuant to terms of the Merger Agreement, outstanding VantageSouth shares will be converted into Crescent Financial’s shares equal to the exchange ratio. The exchange ratio will be 4.8204 if Crescent Financial’s volume weighted average stock price is at or above $5.25. If Crescent Financial’s volume weighted average stock price is at or below $4.75, the exchange ratio will be 5.3278, and if Crescent Financial’s volume weighted average stock price is below $5.25 but above $4.75, the exchange ratio will be equal to $25.307 divided by a number equal to Crescent Financial’s volume weighted average stock price.

Note 4. Restrictions on Cash

To comply with banking regulations, the Bank is required to maintain certain average cash reserve balances. The daily average cash reserve requirement was approximately $3,002 and $1,875 for the periods including December 31, 2011 and 2010, respectively.

FB-23

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 5. Securities

The amortized cost and fair value with gross unrealized gains and losses of available-for-sale securities are as follows:

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
2011
U.S. government sponsored entities and agencies	$3,916	$88	$–	$4,004
Mortgage backed securities and collateralized mortgage obligations	20,173	285	15	20,443
Municipal	1,464	168	–	1,632
	$25,553	$541	$15	$26,079
2010
U.S. government sponsored entities and agencies	$3,485	$29	$–	$3,514
Mortgage backed securities and collateralized mortgage obligations	4,934	33	–	4,967
Municipal	1,469	14	10	1,473
	$9,888	$76	$10	$9,954

The amortized cost and fair value with gross unrecognized gains and losses of held-to-maturity securities are as follows:

	Amortized	Unrecognized	Unrecognized	Fair
	Cost	Gains	Losses	Value
2011
Corporate bond	$421	$-	$-	$421

2010
Corporate bond	$500	$–	$250	$250

All mortgage backed securities and collateralized mortgage obligations in the Bank’s portfolio at December 31, 2011 and 2010 were collateralized by residential mortgages and were issued by U.S. government sponsored entities.

The following table summarizes gross unrealized losses and fair values of the Bank’s available-for-sale securities with unrealized losses that are not deemed to be other-than-temporarily impaired as of December 31, 2011 and 2010:

	Less than 12 Months		Total
		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses
2011
Mortgage backed securities and collateralized mortgage obligations	$2,931	$15	$2,931	$15

2010
Municipal	$504	$10	$504	$10

There were no available-for-sale securities in an unrealized loss position for more than twelve months at either December 31, 2011 or 2010. In addition, there were no held-to-maturity securities in an unrecognized loss position at either December 31, 2011 or 2010.

FB-24

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 5. Securities (Continued)

At December 31, 2010, the Bank transferred a corporate bond with an amortized cost of $500,000 from available for sale to held to maturity. Subsequently, management obtained a third party valuation on this specific investment, which resulted in recognition of a $100,000 adjustment in other comprehensive income to signify the unrealized loss at the time of transfer. This amount will be reclassified out of other comprehensive income to increase the basis of the investment back to its original cost over the remaining months until maturity. For the year-ended December 31, 2011, $21,000 of the $100,000 adjustment was reclassified out of other comprehensive income to increase the basis of the investment.

Investment securities with an amortized cost of approximately $7.8 million at December 31, 2011 and $2.4 million at December 31, 2010 were pledged as collateral for banking purposes as required or permitted by law.

The following table summarizes gross unrealized losses and fair value of the Bank’s held to maturity investment with unrealized losses that are not deemed to be other-than-temporarily impaired as of December 31, 2010:

	Greater than 12 Months
		Unrealized
	Fair Value	Losses
Held to maturity:
Corporate bond	$250	$250

Proceeds from sales of securities and the associated gains and losses were as follows:

	2011	2010

Proceeds	$1,121	$5,624
Gross gains	17	300
Gross losses	–	–

The amortized cost and fair value of debt securities are shown by contractual maturity. Expected maturities will differ from contractual maturities because borrowers may have the right to call or prepay obligations with or without call or prepayment penalties.

	December 31, 2011
	Amortized	Fair
	Cost	Value
Available-for-sale:
Within one year	$1,414	$1,444
One to five years	5,375	5,441
Five to ten years	5,642	5,838
Beyond ten years	13,122	13,356

Total	$25,553	$26,079

Held-to-maturity:
Five to ten years	$421	$421

Total	$25,974	$26,500

The Bank’s investment in FHLB stock has no readily determinable market value and is recorded at cost. Therefore, this investment is reported in restricted equity securities on the balance sheets. As of December 31, 2011 and 2010, FHLB stock totaled $1,230 and $572, respectively. Based on its evaluation, the Bank has concluded that its investment in FHLB stock was not impaired and that ultimate recoverability of the par value of this investment is probable.

FB-25

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 6. Loans

The carrying value of loans at year end were as follows:

	2011	2010

Commercial real estate	$57,327	$17,112
Residential real estate	84,451	31,228
Construction and development	16,843	7,046
Commercial	23,319	6,463
Consumer	2,756	1,238
Subtotal	184,696	63,087
Allowance for loan losses (ALLL)	(1,904)	(1,880)

Loans, net	$182,792	$61,207

The following is a table of troubled debt restructurings that occurred during the year ended December 31, 2011. All modifications were considered to be a combination of extended payment terms and below market interest rate.

		Outstanding Recorded Investment
	Number of	Pre-	Post
	Contracts	Modification	Modification

Construction and development	2	$372	$372
Commercial and industrial	1	45	45
Residential real estate	1	389	389
		$806	$806

Total troubled debt restructurings of $814 and $380 were outstanding at December 31, 2011 and 2010, respectively.

The nonaccrual loans, by portfolio segment, as of December 31, 2011 and 2010 are as follows:

	2011	2010
Residential real estate	$1,173	$67
Construction and development	1,558	-
Commercial and industrial	45	-
Commercial real estate	731	380
	$3,507	$447

Nonperforming Assets and Loans Past Due 90 Days or More and Still Accruing

	2011	2010
Non-accrual loans	$3,507	$447
Loans past due 90 days and still accruing	-	-
Total nonperforming loans	3,507	447
Other real estate owned	2,049	890
Total nonperforming assets	$5,556	$1,337
Troubled debt restructurings	$814	$380

Nonperforming assets to total assets	2.21%	1.65%
Nonperforming assets to total loans + OREO + other foreclosed assets	3.00%	2.08%
ALLL to nonperforming loans	54.29%	62.92%
ALLL to total loans	1.03%	2.97%

FB-26

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 6. Loans (Continued)

The following table illustrates the past due and current status of the loan portfolio, by class, as of December 31, 2011 and 2010:

		Greater than
	30-89 Days	90 Days	Total		Total
As of December 31, 2011	Past Due	Past Due(1)	Past Due	Current	Loans
Construction and development	95	1,558	1,653	15,190	16,843
Commercial real estate	162	731	893	56,434	57,327
Commercial and industrial loans	29	45	74	23,245	23,319
Consumer	-	-	-	2,756	2,756
Residential real estate	298	1,173	1,471	82,980	84,451

Total	$584	$3,507	$4,091	$180,605	$184,696

(1) Greater than 90 days past due includes $3,507 of loans that are in nonaccrual status at December 31, 2011.

		Greater than
	30-89 Days	90 Days	Total		Total
As of December 31, 2010	Past Due	Past Due(1)	Past Due	Current	Loans

Construction and development	$49	$-	$49	$6,997	$7,046
Commercial real estate	-	380	380	16,730	17,110
Commercial and industrial loans	-	-	-	6,463	6,463
Consumer	-	-	-	1,239	1,239
Residential real estate	143	67	210	31,019	31,229

Total	$192	$447	$639	$62,448	$63,087

(1)	Greater than 90 days past due includes $447 of loans that are in nonaccrual status at December 31, 2010.

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. The Bank uses the following general definitions for risk ratings:

Pass. These loans range from superior quality with minimal credit risk to loans requiring heightened management attention but that are still an acceptable risk and continue to perform as contracted.

Special Mention. Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

FB-27

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 6. Loans (Continued)

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

As of December 31, 2011

	Pass	Special Mention	Substandard	Doubtful	Totals
Construction and development	$10,698	$3,124	$3,021	$-	$16,843
Commercial real estate	53,202	1,797	2,328	-	57,327
Commercial and industrial	22,651	604	64	-	23,319
Consumer	2,752	4	-	-	2,756
Residential real estate	76,742	4,939	2,770	-	84,451

Total	$166,045	$10,468	$8,183	$-	$184,696

As of December 31, 2010

	Pass	Special Mention	Substandard	Doubtful	Totals
Construction and development	$5,388	$688	$970	$-	$7,046
Commercial real estate	15,389	588	1,133	-	17,110
Commercial and industrial	5,911	552	-	-	6,463
Consumer	1,207	32	-	-	1,239
Residential real estate	28,702	1,639	888	-	31,229
Total	$56,597	$3,499	$2,991	$-	$63,087

Loans purchased in the period for which it was probable at acquisition that all contractually required payments would not be collected, or PCI loans, are as follows:

2011

Contractually required payments at acquisition	$11,381
Nonaccretable difference	(2,559)
Cash flows expected to be collected at acquisition	8,822
Accretable yield	–
Fair value of PCI loans at acquisition	$8,822

The contractually required payments represent the total undiscounted amount of all uncollected contractual principal and contractual interest payments both past due and scheduled for the future, adjusted for the timing of estimated prepayments and any full or partial charge-offs prior to acquisition. Nonaccretable difference represents contractually required payments in excess of the amount of estimated cash flows expected to be collected. The accretable yield represents the excess of estimated cash flows expected to be collected over the initial fair value of the PCI loans, which is their fair value at the time of acquisition. The accretable yield is accreted into interest income over the estimated life of the PCI loans using the level yield method.

No accretable yield was recognized on purchased credit-impaired loans at the Rowan acquisition dates. Therefore, no accretion income was recorded on the Bank’s purchased credit-impaired loans in 2011.

FB-28

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 7. Allowance for Loan Losses

An analysis of the allowance for loan losses is as follows:

	2011	2010

Balance at beginning of year	$1,880	$1,964
Provision for loan losses charged to operations	653	3,172
Recoveries of amounts charged off	44	78
Amounts charged off	(673)	(3,334)
Balance at end of year	$1,904	$1,880

A detailed analysis of the allowance for loan losses is as follows:

		Real Estate:
		Construction
		and	Residential	Commercial
	Commercial	Development	Real Estate	Real Estate	Consumer	Total

Year ended December 31, 2011
Beginning Balance	$340	$514	$605	$409	$12	$1,880
Charge-offs	-	(496)	(158)	(12)	(7)	(673)
Recoveries	8	19	9	4	4	44
Provision for loan losses	(54)	476	98	136	(3)	653
Ending Balance	$294	$513	$554	$537	$6	$1,904

Allowance for Loan Losses

As of December 31, 2011
Portion of ending balance:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	294	513	554	537	6	1,904
Purchased credit impaired	-	-	-	-	-	-
Total loans evaluated for impairment	$294	$513	$554	$537	$6	$1,904

Allowance for Loan Losses

As of December 31, 2010
Portion of ending balance:
Individually evaluated for impairment	$-	$-	$-	$-	$-	$-
Collectively evaluated for impairment	340	514	605	409	12	1,880
Total loans evaluated for impairment	$340	$514	$605	$409	$12	$1,880

FB-29

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 7. Allowance for Loan Losses (Continued)

The recorded investment of each segment of loans (in thousands) in the balance sheet by impairment methodology at December 31, 2011 and 2010 are as follows:

		Real Estate:
		Construction
		and	Residential	Commercial
	Commercial	Development	Real Estate	Real Estate	Consumer	Total

As of December 31, 2011
Portion of ending balance:
Individually evaluated for impairment	$-	$131	$995	$1,348	$-	$2,474
Collectively evaluated for impairment	23,319	13,880	82,064	55,275	2,756	177,294
Purchased credit impaired	-	2,832	1,392	704	-	4,928
Total loans evaluated for impairment	$23,319	$16,843	$84,451	$57,327	$2,756	$184,696

As of December 31, 2010
Portion of ending balance:
Individually evaluated for impairment	$-	$-	$67	$380	$-	$447
Collectively evaluated for impairment	6,463	7,046	31,161	16,732	1,238	62,640
Total loans evaluated for impairment	$6,463	$7,046	$31,228	$17,112	$1,238	$63,087

Impaired loans at December 31, 2011 and 2010 are as follows:

	2011	2010

Impaired loans without a valuation allowance	$2,474	$447
Impaired loans with a valuation allowance	-	-
Total impaired loans	$2,474	$447

Valuation allowance related to impaired loans	$-	$-

Impaired loan activity for the years ended December 31, 2011 and 2012 is presented below:

	2011	2010

Average investment in impaired loans	$1,259,325	$860,825
Interest income recognized on impaired loans	$204,020	$189,977
Interest income recognized on a cash basis on impaired loans	$145,016	$77,261

On December 31, 2011, the Bank had nine impaired loans totaling $2,474; of which five impaired loans totaling $995 were classified within residential real estate; one loan totaling $131 classified within construction and development; and three loans totaling $1,348 classified as commercial real estate. All impaired loans were written down to their estimated fair value such that there were zero specific reserves.

On December 31, 2010, the Bank had two impaired loans in separate classes of financing receivables totaling $447. Of the $447, $380 was classified as commercial real estate and $67 was classified as residential real estate. All impaired loans were written down to their estimated fair value such that there were zero specific reserves.

No additional funds are committed to be advanced in connection with impaired loans.

FB-30

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 8. Property and Equipment

Components of Property and Equipment

Total depreciation expense for property and equipment for the years ended December 31, 2011 and 2010 was $301 and $138 respectfully. Components of property and equipment and total accumulated depreciation at December 31, 2011 and 2010 are as follows:

	2011	2010

Land, buildings and improvements	$6,397	$3,638
Construction in progress	205	-
Furniture and equipment	1,905	1,019
Property and equipment, total	8,507	4,657
Less accumulated depreciation	1,952	805
Property and equipment, net of depreciation	$6,555	$3,853

Total rental expense was $16 and $19 for 2011 and 2010, respectively.

Note 9. Goodwill and Intangible Assets

The change in goodwill was as follows:

	2011	2010

Beginning of period	$–	$–
Acquired goodwill	3,144	–
Impairment	–	–

End of period	$3,144	$–

The Bank’s goodwill relates to Piedmont’s acquisition of Rowan in 2011. Impairment exists when a reporting unit’s carrying value of goodwill exceeds its fair value, which is determined through a two-step impairment test. No impairment in 2011 was determined necessary based on the Bank’s evaluation.

Acquired intangible assets were as follows at year end:

	2011		2010
	Gross		Gross
	Carrying	Accumulated	Carrying	Accumulated
	Amount	Amortization	Amount	Amortization
Amortized intangible assets:
Core deposit intangibles	$280	$(58)	$-	$-

Aggregate amortization expense was $58 for 2011.

Estimated amortization expense for each of the next five years:

2012	$72
2013	57
2014	46
2015	37
2016	10
Thereafter	–

$222

FB-31

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 10. Deposits

The aggregate amount of time deposits in denominations of $100 or more at December 31, 2011 and 2010 was $40,230 and $15,065, respectively. At December 31, 2011, the scheduled maturities of time deposits are as follows:

Total

Three months or less	$13,794
Over three months through 12 months	59,139
Over one year through three years	24,882
Over three years	80
$97,835

Note 11. Borrowings

Short-term Debt

Short-term debt consists of federal funds purchased and securities sold under agreements to repurchase, which generally mature within one day of the transaction date, Federal Home Loan Bank advances and other short-term debt. Additional information is related to short-term debt summarized below:

	2011	2010

Outstanding balance at December 31	$-	$173,253
Year-end weighted average rate	-%	.90%
Daily average outstanding during the year	$102,383	$143,824
Average rate for the period	.90%	1.18%
Maximum outstanding at any month-end during the year	$200,425	$192,031

Lines of Credit

The Bank may purchase federal funds through unsecured lines of credit with correspondent banks totaling $10,800,000. These lines are intended for short-term borrowings and are subject to restrictions limiting the frequency and term of advances. These lines of credit are payable on demand and bear interest based on the daily federal funds rate. There were no advances outstanding under these lines at December 31, 2011 and 2010. These lines may be withdrawn by the lender without notice.

Federal Home Loan Bank Advances

At year end, outstanding balances on advances from the FHLB were as follows:

Maturity Date and Interest Rate	2011	2010

March 14, 2011 – 2.95% fixed rate	$–	$1,500
May 16, 2011 – 1.71% fixed rate	–	2,000
August 4, 2011 – 1.69% fixed rate	–	1,500
March 14, 2013 – 0.78% fixed rate	1,500	–
November 4, 2013 – 0.83% fixed rate	1,000	1,000
November 15, 2013 – 0.89% fixed rate	2,000	2,000
August 4, 2014 – 1.11% fixed rate	1,500	–
October 28, 2014 – 0.91% fixed rate	2,000	–
December 16, 2014 – 0.87% fixed rate	4,000	–

Total	$12,000	$8,000

FB-32

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 11. Borrowings (Continued)

Each advance is payable at its maturity date, with a prepayment penalty for fixed rate advances.

At December 31, 2011, VantageSouth and Rowan had credit lines available with the FHLB of $21,356 and $19,122, respectively. These advances were secured by blanket floating liens on each bank’s qualifying commercial real estate, first mortgage loans and pledged investment securities.

Payments over the next five years are as follows:

2012	$–
2013	4,500
2014	7,500
2015	–
2016	–

$12,000

Note 12. Fair Value

The Bank used the following methods and significant assumptions to estimate fair value:

Investment Securities. Investment securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market exchange prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities and collateralized mortgage obligations, both issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Loans. Loans are not recorded at fair value on a recurring basis. However, certain loans are determined to be impaired, and those loans are charged down to estimated fair value. The fair value of impaired loans that are collateral dependent is based on collateral value. For impaired loans that are not collateral dependent, estimated value is based on either an observable market price, if available, or the present value of expected future cash flows.

Those impaired loans not requiring a charge-off represent loans for which the estimated fair value exceeds the recorded investments in such loans. When the fair value of an impaired loan is based on an observable market price or a current appraised value with no adjustments, the Bank records the impaired loan as nonrecurring Level 2. When an appraised value is not available, or the Bank determines the fair value of the collateral is further impaired below the appraised value, and there is no observable market price, the impaired loan is classified as nonrecurring Level 3.

Other Real Estate Owned. OREO properties are adjusted to fair value upon transfer of loans to OREO. Subsequently, OREO properties are carried at lower of cost or net realizable value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. Given the lack of observable market prices for identical properties, the Bank classifies OREO as nonrecurring Level 3.

FB-33

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 12. Fair Value (Continued)

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at
	December 31, 2011 Using:
		Significant
	Quoted Prices in	Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Investment securities available for sale:
U.S. government sponsored entities and agencies	$–	$4,004	$–	$4,004
Mortgage backed securities and collateralized mortgage obligations	–	20,443	–	20,443
Municipal	–	1,632	–	1,632

Total investment securities available for sale	$–	$26,079	$–	$26,079

Liabilities recorded at fair value	$–	$–	$–	$–

	Fair Value Measurements at
	December 31, 2010 Using:
		Significant
	Quoted Prices in	Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Investment securities available for sale:
U.S. government sponsored entities and agencies	$–	$3,514	$–	$3,514
Mortgage backed securities and collateralized mortgage obligations	–	4,967	–	4,967
Municipal	–	1,473	–	1,473

Total investment securities available for sale	$–	$9,954	$–	$9,954

Liabilities recorded at fair value	$–	$–	$–	$–

There were no transfers between Level 1 and Level 2 during 2011 or 2010.

FB-34

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 12. Fair Value (Continued)

Assets measured at fair value on a non-recurring basis are summarized below:

	Fair Value Measurements Using:
		Significant
	Quoted Prices in	Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
December 31, 2011
Impaired loans	$–	$–	$2,474	$2,474
Other real estate owned	–	–	2,049	2,049

December 31, 2010
Impaired loans	$–	$–	$447	$447
Other real estate owned	–	–	890	890

The carrying amounts and estimated fair values of financial instruments, at December 31, 2011 and 2010 were as follows:

	2011		2010
	Carrying	Fair	Carrying	Fair
	Amount	Value	Amount	Value

Financial Assets
Cash and cash equivalents	$21,110	$21,110	$2,723	$2,723
Investment securities available for sale	26,079	26,079	9,954	9,954
Investment securities held to maturity	421	421	500	125
Restricted equity securities	1,230	1,230	572	572
Mortgage loans held for sale	373	373	315	315
Loans, net of allowance for loan losses	182,793	182,023	61,207	59,590
Accrued interest receivable	835	835	300	300

Financial Liabilities
Deposits	211,825	211,701	63,777	62,786
Federal funds purchased and securities sold under agreements to repurchase	–	–	173	173
FHLB advances	12,000	12,016	8,013	8,031
Accrued interest payable	74	63	13	13

The methods and assumptions, not previously presented, used to estimate fair value are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, interest bearing deposits, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk (including consideration of credit spreads). Fair value of debt is based on current rates for similar financing. It was not practicable to determine the fair value of FHLB stock due to restrictions placed on its transferability. The fair value of off-balance sheet items is not consider material (or is based on the current fees or cost that would be charged to enter into or terminate such arrangements).

FB-35

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 13. Employee Benefit Plans

Defined Contribution Plans

VantageSouth has maintained a profit sharing plan pursuant to Section 401(k) of the Internal Revenue Code (the “Code”). The plan covers substantially all employees who are 21 years of age and have completed at least one month of service. Participants may contribute a percentage of compensation, subject to a maximum allowed under the Code. In addition, VantageSouth may make additional contributions at the discretion of the Board of Directors. VantageSouth contributed $64 and $36 into the plan for the years ended December 31, 2011 and 2010, respectively.

Prior to its merger with VantageSouth, Rowan’s employees participated in a multi-employer employee 401(k) retirement plan, subject to eligibility requirements. Rowan made no employer contributions to the plan in 2011 or 2010.

Stock Option Plans

VantageSouth adopted both an Incentive Stock Option Plan and a Nonstatutory Stock Option Plan. Under each plan, up to 107,593 shares may be issued for a total of 215,186 shares. Stock options granted under both plans expire no more than ten years from date of grant. Option exercise prices under both plans are set by the Board of Directors at the date of grant, but shall not be less than 100% of fair market value of the related stock at the date of the grant. Under both plans, option vesting will be determined by the option agreements.

A summary of VantageSouth’s option plans for the year ended December 31, 2011 is as follows:

			Outstanding Options		Exercisable Options
		Shares		Weighted		Weighted
		Available		Average		Average
	Shares	for Future	Number	Exercise	Number	Exercise
	in Plans	Grants	Outstanding	Price	Outstanding	Price

At December 31, 2010	215,186	154,973	60,213	$11.00	46,388	$11.00
Options granted/vested	–	–	–	–	–	–
Cancellation of options	215,186	154,973	60,213	11.00	46,388	11.00
Options forfeited	–	–	–	–	–	–

At December 31, 2011	–	–	–	$–	–	$–

On December 1, 2011, all outstanding options were cancelled and no consideration was provided to the option holders. Unrecognized compensation expense was accelerated and recorded in noninterest expense at the date of cancellation. In 2011, VantageSouth recognized total stock-based compensation expense of $57 related to these stock option plans.

Note 14. Income Taxes

Operating Loss Carryforwards

The Bank has a loss carry forward of approximately $3,724 for federal and state income tax purposes that may be used to offset future taxable income. If not previously utilized, the federal and state loss carryforward will begin to expire in 2026 and 2021, respectively.

FB-36

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 14. Income Taxes (Continued)

Current and Deferred Income Tax Components

The components of income tax expense for the period ended December 31, 2011 and 2010 are as follows:

	2011	2010
Current:
Federal	$-	$-
State	-	-
	-	-
Deferred:
Federal	$723	$(1,780)
State	133	(338)
	856	(2,118)
Deferred tax asset valuation allowance change	(148)	2,118
Net provision for income taxes	$708	$-

Rate Reconciliation

A reconciliation of income tax expense (benefit) computed at the statutory federal income tax rate included in the statement of operations for the period ended December 31, 2011 and 2010 are as follows:

	2011	2010

Tax at statutory federal rate	$620	$(1,636)
Stock based compensation	19	(32)
State income tax benefit, net of federal impact	87	(223)
Other	130	(227)
Deferred tax asset valuation allowance change	(148)	2,118
	$708	$-

Deferred Income Tax Analysis

The significant components of net deferred tax assets (substantially all Federal) at December 31, 2011 and 2010 are summarized as follows:

	2011	2010
Deferred tax assets
Allowance for loan losses	$194	$376
Net operating losses	4,470	3,504
Pre-opening expenses	357	240
Non-qualified stock option expenses	78	77
Severance accrual	78	175
Non-accrual interest	85	30
Purchase accounting fair value adjustments	1,131	-
Foreclosed assets	7	11
Contributions	15	8
Other	148	-
Deferred tax asset	6,563	4,421

FB-37

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 14. Income Taxes (Continued)

Deferred tax liabilities
Deferred loan costs	$127	$7
Depreciation	137	61
Prepaid expenses	2	7
Unrealized gain on investment securities available for sale	163	26
Deferred tax liability	429	101
Deferred tax asset valuation allowance	(4,172)	(4,320)
Net deferred tax asset	$1,962	$-

The Bank had analyzed the tax positions taken or expected to be taken in its tax returns and concluded it has no liability related to uncertain tax positions at December 31, 2011 or 2010. The Bank’s federal income tax returns are currently under examination for the 2010 tax return year. The Bank’s state income tax returns are open and subject to examination from the 2008 tax return year and forward.

Note 15. Commitments and Contingencies

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheet.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments. A summary of the Bank’s commitments at December 31, 2011 and 2010 are as follows:

	2011	2010

Commitments to extend credit	$24,150	$8,619
Standby letters of credit	345	33
	$24,495	$8,652

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

FB-38

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 15. Commitments and Contingencies (Continued)

Concentrations of Credit Risk

Substantially all of the Bank’s loans and commitments to extend credit have been granted to customers in the Bank’s market area and such customers are generally depositors of the Bank. The concentrations of credit by type of loan are set forth in Note 6. The distribution of commitments to extend credit approximates the distribution of loans outstanding. The Bank’s primary focus is lending to consumers and small businesses, and accordingly, it does not have a significant concentration with any single borrower or group of related borrowers in excess of $500.

The Bank from time to time may have cash and cash equivalents on deposit with financial institutions that exceed federally-insured limits.

Employment Agreements

VantageSouth entered into employment agreements with its current President and Chief Executive Officer and its Chief Financial Officer covering job requirements, salary, benefits, and the parties’ respective obligations and rights in the event of a termination of employment. In 2010, VantageSouth entered into separation and release agreements with its former President and Chief Executive Officer and former Chief Lending Officer to settle obligations under then existing employment agreements. In accordance with the terms of the separation agreements, VantageSouth made severance payments totaling $540, which was recorded in salaries and benefits expense in 2010. At December 31, 2011 the remaining unpaid severance liability was $202, which was included in other liabilities on the balance sheet.

Also in 2010, Rowan entered into an employment agreement with its former President and Chief Executive Officer which provided certain termination benefits upon his termination in December of 2011. At termination, the Bank recorded a severance liability of $293 pursuant to the employment agreement. This severance liability was included in other liabilities on the balance sheet at December 31, 2011.

Note 16. Capital Adequacy

Dividends

The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits (retained earnings) as determined pursuant to North Carolina General Statutes Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the bank.

Under North Carolina law, the Bank may pay dividends only from undivided profits. However, if the Bank’s surplus is less than 50% of paid-in capital stock, then the Bank’s directors may not declare any cash dividend until the Bank has transferred from undivided profits to its surplus 25% of undivided profits or any lesser percentage necessary to raise its surplus to an amount equal to 50% of paid-in capital stock. On December 31, 2011, prior to the application of push-down accounting and pooling of interests with Rowan, VantageSouth had an accumulated deficit of $9,918. The Bank, therefore, currently has no funds legally available for the payment of dividends and will not be permitted to pay any cash dividends until that deficit has been recovered.

FB-39

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 16. Capital Adequacy (Continued)

Capital Requirements

The Bank is subject to various regulatory capital requirements administered by federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory (and possibly additional discretionary) actions by regulators that, if undertaken, could have a direct material effect on the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Bank must meet specific capital guidelines that involve quantitative measures of the Bank’s assets, liabilities, and certain off-balance-sheet items as calculated under regulatory accounting practices. The Bank’s capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors.

Quantitative measures established by regulation to ensure capital adequacy require the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier 1 capital to risk-weighted assets, and of Tier 1 capital to average assets, as all those terms are defined in the applicable regulations.

As of December 31, 2011 and 2010, VantageSouth and Rowan’s regulatory capital ratios were each at levels deemed to be “well capitalized” under applicable regulatory capital requirements. To be categorized as well capitalized, the Bank must maintain minimum total risk-based, Tier 1 risk-based, and Tier 1 leverage ratios as set forth in the following table (presented separately for VantageSouth and Rowan as of December 31, 2011).

					Minimum
					To Be Well
			Minimum		Capitalized Under
			Capital		Prompt Corrective
	Actual		Requirement		Action Provisions
	Amount	Ratio	Amount	Ratio	Amount	Ratio
December 31, 2011
VantageSouth:
Total Capital (to Risk-Weighted Assets)	$9,688	11.85%	$6,542	8.00%	$8,177	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	$8,661	10.59%	$3,271	4.00%	$4,906	6.00%
Tier 1 Capital (to Average Assets)	$8,661	8.49%	$4,080	4.00%	$5,100	5.00%

Rowan:
Total Capital (to Risk-Weighted Assets)	$13,998	13.04%	$8,585	8.00%	$10,732	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	$13,530	12.61%	$4,293	4.00%	$6,439	6.00%
Tier 1 Capital (to Average Assets)	$13,530	9.72%	$5,570	4.00%	$6,962	5.00%

December 31, 2010
VantageSouth:
Total Capital (to Risk-Weighted Assets)	$9,304	14.65%	$5,078	8.00%	$6,347	10.00%
Tier 1 Capital (to Risk-Weighted Assets)	$8,497	13.38%	$2,539	4.00%	$3,808	6.00%
Tier 1 Capital (to Average Assets)	$8,497	10.47%	$3,245	4.00%	$4,056	5.00%

FB-40

Notes to Financial Statements
(Dollars in thousands, except per share amounts)

Note 17. Transactions with Related Parties

The Bank has entered into transactions with its directors, significant shareholders and their affiliates (or related parties). Such transactions were made in the ordinary course of business on substantially the same terms and conditions, including interest rates and collateral, as those prevailing at the same time for comparable transactions with other customers, and did not, in the opinion of management, involve more than normal credit risk or present other unfavorable features.

Aggregate loan transactions with related parties were as follows:

	2011	2010

Balance, beginning	$3,494	$9,659
New loans and advances	586	936
Repayments	(1,057)	(2,246)
Balance, ending	$3,023	$3,494

In 2010, the Bank sold certain problem loans to VantageSouth Holdings, LLC, a wholly-owned subsidiary of Piedmont, for total proceeds of $2,583. The proceeds equaled fair value of the loans at the date of sale. These loans were charged down to fair value prior to the sale.

As discussed in Notes 1 and 3, the Bank is also related through common ownership with Crescent Financial. As of December 31, 2011, the Bank had $492 of loan participations bought from Crescent Financial. As of December 31, 2011, the Bank had no loan participations sold to Crescent Financial.

FB-41

2.	Unaudited Financial Statements (including Notes thereto) for VantageSouth for the three and nine month periods ended September 30, 2012.

FB-42

Financial Statements

As of September 30, 2012 (Successor) and December 31, 2011

(Predecessor) and for the Three Months Ended

September 30, 2012, the period February 1, 2012 to September

30, 2012 (Successor), the period January 1, 2012 to January 31,

2012 (Predecessor), and the Three and Nine Months Ended

September 30, 2011 (Predecessor)

FB-43

Financial Statements:

Balance Sheets – September 30, 2012 (Successor) and December 31, 2011 (Predecessor)	FB-45

Statements of Operations – Three Months Ended September 30, 2012 (Successor), the Period February 1, 2012 to September 30, 2012 (Successor), the Period January 1, 2012 to January 31, 2012 (Predecessor), and Three and Nine Months Ended September 30, 2011 (Predecessor)	FB-46

Statements of Changes in Shareholders’ Equity – Nine Months Ended September 30, 2012 (Successor)	FB-47

Statements of Cash Flows – The Period February 1, 2012 to September 30, 2012 (Successor), the Period January 1, 2012 to January 31, 2012 (Predecessor), and the Nine Months Ended September 30, 2011 (Predecessor)	FB-48

Notes to Financial Statements	FB-49

FB-44

VantageSouth Bank

Balance Sheets

(Unaudited)

	Successor	Predecessor
	Company	Company
	September 30,	December 31,
	2012	2011*
		(Restated)
Assets

Cash and due from banks	$3,937,589	$4,384,746
Interest bearing deposits in other banks	2,118,967	6,810,440
Federal funds sold	16,615,000	9,915,000
Investment securities available for sale, at fair value	20,789,462	26,078,733
Investment securities held to maturity	166,417	421,000
Loans held for sale	1,215,555	373,407
Loans, net of allowance for loan losses of $882,430 and $1,904,000 for September 30, 2012 and December 31, 2011, respectively	197,199,802	182,792,765
Restricted equity securities	917,100	1,229,700
Property and equipment, net	6,384,006	6,555,423
Other real estate owned (OREO)	2,869,025	2,048,859
Goodwill	3,144,111	3,144,111
Other intangible assets, net	450,648	221,716
Accrued interest receivable	758,697	835,040
Other assets	4,105,299	6,502,284
Total assets	$260,671,678	$251,313,224

Liabilities and Shareholders' Equity

Liabilities
Deposits:
Non-interest bearing	$25,271,051	$22,106,291
Interest bearing	193,819,333	189,718,698
Total deposits	219,090,384	211,824,989

FHLB advances	12,000,000	12,000,000
Accrued interest payable	47,402	74,460
Other liabilities	866,005	963,869
Total liabilities	232,003,791	224,863,318

Commitments and contingencies (Note 3)

Shareholders’ equity
Preferred stock, $.01 par value; 2,500,000 shares authorized; 0 and 83,052 shares issued and outstanding, liquidation value of $0 and $361,276, as of September 30, 2012 and December 31, 2011, respectively	-	831
Common stock, $2.50 par value; 10,000,000 shares authorized; 1,382,961 and 1,342,859 shares issued and outstanding as of September 30, 2012 and December 31, 2011, respectively	3,457,403	3,357,148
Additional paid-in capital	25,746,525	31,730,512
Accumulated deficit	(908,094)	(8,907,624)
Accumulated other comprehensive income	372,053	269,039
Total shareholders’ equity	28,667,887	26,449,906
Total liabilities and shareholders’ equity	$260,671,678	$251,313,224

*Derived from audited financial statements

See accompanying notes to financial statements.

FB-45

VantageSouth Bank

Statements of Operations

(Unaudited)

	Successor	Predecessor	Successor	Predecessor
	Company	Company	Company	Company
	Three Months	Three Months	Period from	Period from	Nine Months
	Ended	Ended	February 1 to	January 1 to	Ended
	September 30,	September 30,	September 30,	January 31,	September 30,
	2012	2011	2012	2012	2011
Interest income
Loans	$2,856,922	$2,847,877	$7,526,596	$967,040	$6,366,038
Investment securities, taxable	143,269	146,051	402,169	66,374	356,582
Federal funds sold and other	5,636	23,428	18,335	3,018	40,963
Total interest income	3,005,827	3,017,356	7,947,100	1,036,432	6,763,583

Interest expense
Deposits	327,636	458,273	921,820	143,254	1,006,553
FHLB advances and other borrowed funds	26,914	22,475	75,195	7,391	79,420
Total interest expense	354,550	480,748	997,015	150,645	1,085,973

Net interest income	2,651,277	2,536,608	6,950,085	885,787	5,677,610
Provision for loan losses	120,000	30,570	387,299	70,000	150,764
Net interest income after provision for loan losses	2,531,277	2,506,038	6,562,786	815,787	5,526,846

Noninterest income
Service charges on deposit accounts	98,158	64,666	274,988	26,797	182,805
Mortgage lending	61,204	82,931	180,307	26,864	157,427
Government guaranteed lending	776,192	209,833	1,342,988	111,555	370,985
Realized gain on sale of securities	-	17,492	-	-	17,492
Other income	61,830	42,199	136,708	12,074	141,836
Total noninterest income	997,384	417,121	1,934,991	177,290	870,545

Noninterest expense
Salaries and employee benefits	1,183,755	765,102	3,164,855	395,588	1,894,617
Occupancy and equipment	164,635	125,834	452,225	54,948	318,098
Advertising and marketing	53,220	61,977	207,760	25,008	166,430
Professional services	291,629	148,057	602,741	50,874	334,660
Data processing	211,524	193,105	555,888	70,282	479,756
System conversion	-	-	436,240	59,161	-
Net (gain) loss on sale of OREO	2,837	(61,968)	(55,536)	-	(215,515)
OREO write-downs and other costs	74,619	-	526,818	-	-
Other expense	308,444	507,975	872,813	91,922	893,570
Total noninterest expense	2,290,663	1,740,082	6,763,804	747,783	3,871,616

Net income before income taxes	1,237,998	1,183,077	1,733,973	245,294	2,525,775
Income taxes	-	302,800	-	108,500	695,500
Net income	1,237,998	$880,277	$1,733,973	$136,794	$1,830,275

Basic earnings per common share	$0.90	$0.83	$1.25	$0.10	$1.27
Diluted earnings per common share	$0.90	$0.63	$1.25	$0.10	$0.97

Weighted average basic common shares outstanding	1,382,961	1,059,422	1,382,691	1,342,859	1,442,281
Weighted average diluted shares outstanding	1,382,961	1,390,617	1,382,691	1,382,241	1,893,165

See accompanying notes to financial statements.

FB-46

VantageSouth Bank

Statement of Changes in Shareholders’ Equity

(Unaudited)

							Accumulated
							Other
							Comprehensive	Total
	Common Stock		Preferred Stock			Accumulated	Income	Shareholders’
	Shares	Amount	Shares	Amount	Surplus	Deficit	(Loss)	Equity

Predecessor Company

Balance December 31, 2011	1,342,859	$3,357,148	83,052	$831	$31,730,512	$(8,907,624)	$269,039	$26,449,906

Comprehensive income:
Net income	-	-	-	-	-	136,794	-	136,794
Other comprehensive loss	-	-	-	-	-	-	(15,700)	(15,700)
Total comprehensive income								121,094

Balance January 31, 2012	1,342,859	$3,357,148	83,052	$831	$31,730,512	$(8,770,830)	$253,339	$26,571,000

Successor Company

Balance February 1, 2012	1,342,859	$3,357,148	83,052	$831	$25,839,516	$(2,642,067)	$332,339	$26,887,767

Comprehensive income:
Net income	-	-	-	-	-	1,733,973	-	1,733,973
Other comprehensive income	-	-	-	-	-	-	39,714	39,714
Total comprehensive income								1,773,687
Purchase of common stock from Community Bank of Rowan directors	-	-	-	-	(7,405)	-	-	(7,405)
Conversion of preferred stock to common stock	39,382	98,455	(83,052)	(831)	(97,624)	-	-	-
Issuance of common stock to VantageSouth directors	720	1,800	-	-	12,038	-	-	13,838

Balance September 30, 2012	1,382,961	$3,457,403	-	$-	$25,746,525	$(908,094)	$372,053	$28,667,887

See accompanying notes to financial statements.

FB-47

VantageSouth Bank

Statements of Cash Flows

(Unaudited)

	Successor	Predecessor
	Company	Company
	Period from	Period from	Nine Months
	February 1 to	January 1 to	Ended
	September 30,	January 31,	September 30,
	2012	2012	2011
Cash flows from operating activities
Net income	$1,733,973	$136,794	$1,830,275
Adjustments to reconcile net income to net cash provided (used) by operating activities:
Provision for loan losses	387,299	70,000	150,764
Net amortization (accretion) on acquired loans	(419,476)	(72,092)	(714,515)
Depreciation	252,729	26,388	206,494
Amortization of core deposit intangible	125,994	7,058	37,356
Stock-based compensation	-	-	21,826
Net amortization (accretion) on securities	118,496	9,287	66,131
Realized gain on sale of securities	-	-	(17,492)
Gain on sale of loans held for sale	(180,307)	(26,864)	(103,695)
Origination of loans held for sale	(9,677,584)	(1,588,560)	(2,505,744)
Proceeds from sale of loans held for sale	9,077,626	1,553,541	2,474,947
Net gain on sale of OREO	(55,536)	-	(215,515)
OREO write-downs	353,140	-	-
Deferred income taxes	-	108,500	695,500
Amortization of premium on liabilities	(72,827)	(12,135)	(123,300)
Changes in assets and liabilities:
Accrued interest receivable	65,362	10,981	(16,433)
Other assets	1,037,143	(297,551)	(443,533)
Accrued interest payable	(20,984)	(6,074)	(8,476)
Other liabilities	(77,526)	(189,713)	(140,936)
Net cash provided (used) by operating activities	2,647,522	(270,440)	1,193,654

Cash flows from investing activities
Combination with Community Bank of Rowan	-	-	22,473,586
Purchase of common stock from Community Bank of Rowan directors	(7,405)	-	-
Available-for-sale securities:
Sales	-	-	1,103,482
Purchases	(1,955,387)	-	(5,998,318)
Maturities, payments and calls	6,227,860	570,820	1,907,765
Net loan (originations) payments	(12,294,546)	(2,829,281)	(8,890,410)
Net sales (purchases) of restricted equity securities	189,600	123,000	390,700
Purchases of property and equipment	(532,289)	(159,111)	(28,081)
Proceeds from sale of OREO	488,156	-	1,865,916
Net cash provided (used) by investing activities	(7,884,011)	(2,294,572)	12,824,640

Cash flows from financing activities
Sale of Community Bank of Rowan common stock	-	-	7,009,188
Net increase (decrease) in deposits	8,681,958	667,075	19,176,301
Net decrease in federal funds purchased and securities sold under agreements to repurchase	-	-	(72,004)
Issuance of common stock to VantageSouth Bank directors	13,838	-	-
Net cash provided by financing activities	8,695,796	667,075	26,113,485
Net increase (decrease) in cash and cash equivalents	3,459,307	(1,897,937)	40,131,779

Cash and cash equivalents at beginning of period	19,212,249	21,110,186	2,722,666
Cash and cash equivalents at end of period	$22,671,556	$19,212,249	$42,854,445

Supplemental disclosures of cash flow information:
Interest paid	$1,090,826	$168,854	$1,217,749
Income taxes paid	$-	$-	$-
Transfers from loans to OREO	$1,205,926	$400,000	$1,897,380

See accompanying notes to financial statements.

FB-48

Notes to Financial Statements

(Dollar amounts in thousands except per share data)

Note 1. Organization and Summary of Significant Accounting Policies

Organization and Nature of Operations

VantageSouth Bank (“VantageSouth”) was organized and incorporated under the laws of the State of North Carolina and commenced operations on March 13, 2006. The Bank maintains its headquarters in Burlington, North Carolina, and operates five full-service branches in the communities of Burlington (2), Salisbury, China Grove, and Fayetteville, North Carolina. As a state chartered bank that is not a member of the Federal Reserve, the Bank is subject to regulation by the North Carolina Commissioner of Banks and the Federal Deposit Insurance Corporation.

On February 19, 2010, VantageSouth sold 1,768,794 shares of its newly issued Series A Convertible Perpetual Preferred Stock (the “Series A Stock”) to Piedmont Community Bank Holdings, Inc. (“Piedmont”) for an aggregate price of $7,694, or $4.35 per share (the “Piedmont Investment”). The Series A Stock was immediately convertible on a one-for-one basis into shares of VantageSouth’s common stock, which totaled approximately 62% of its outstanding common stock at the Piedmont Investment (as adjusted for the assumed conversion of the Series A Stock). The investment in VantageSouth gave Piedmont voting control over a majority of VantageSouth’s outstanding common stock and the ability to control the election of VantageSouth’s Board of Directors. Pursuant to the Piedmont Investment Agreement, VantageSouth sold an additional 42,632 shares of Series A Stock for an aggregate purchase price of $185, or $4.35 per share, in a rights offering to VantageSouth’s non-controlling shareholders. Subsequent to this additional investment, Piedmont’s ownership interest in VantageSouth remained at approximately 62%.

On April 19, 2011, Piedmont acquired all outstanding common stock of Community Bank of Rowan, a North Carolina-chartered bank (“Rowan”). At the date of Piedmont’s investment, Rowan operated two branch offices, which were located in Salisbury and China Grove, North Carolina. Piedmont purchased 813,083 shares of Rowan’s common stock for an aggregate purchase price of $9,500. Immediately following the acquisition, Piedmont purchased an additional 569,158 shares of newly issued common stock for an aggregate price of $7,000. Since Piedmont owned 100% of Rowan following its acquisition, purchase accounting fair value adjustments were pushed down to Rowan’s financial statements at that date. In addition, VantageSouth and Rowan became commonly controlled by Piedmont at the date of Piedmont’s acquisition of Rowan.

On February 1, 2012, a transaction was completed whereby Piedmont purchased the remaining non-controlling interest in VantageSouth and simultaneously merged Rowan into VantageSouth. Piedmont purchased all remaining shares of VantageSouth common stock from non-controlling shareholders for an aggregate purchase price of approximately $4,800, or $4.35 per share. Following this transaction, Piedmont substantially wholly owned the combined VantageSouth. Subsequent to this transaction, VantageSouth sold shares of its stock to its directors as required by state law. Because Piedmont purchased the remaining non-controlling common stock of VantageSouth with this transaction, push-down accounting was applied to VantageSouth’s books on February 1, 2012 so that the basis of assets and liabilities reported in VantageSouth’s financial statements from that date forward reflect Piedmont’s basis in VantageSouth’s assets and liabilities. Periods prior to the application of push-down accounting on February 1, 2012 are labeled as “Predecessor Company” and periods subsequent to this date are labeled as “Successor Company.”

Restatement of an Error / Retrospective Adjustment for Change in Reporting Entity

The merger of Rowan into VantageSouth was a merger of commonly controlled entities and was accounted for in a manner similar to a pooling of interests transaction. Thus, VantageSouth’s financial statements have been retrospectively adjusted to include the carrying value of Rowan’s balances beginning on April 19, 2011, the date the two banks became commonly controlled by Piedmont. The originally issued financial statements as of and for the years ended December 31, 2011 and 2010 did not properly reflect the retrospective adjustment to include Rowan’s balances for the period VantageSouth and Rowan were under common control. Because of this error, those financial statements have been restated.

FB-49

Notes to Financial Statements

(Dollar amounts in thousands except per share data)

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

Common shares outstanding in the statements of changes in shareholders’ equity and weighted average shares used to calculated earnings per share have been retrospectively adjusted to reflect VantageSouth’s common control combination with Rowan.

The table below summarizes the adjustments made to correct this error and restate VantageSouth’s balance sheet as of December 31, 2011 to reflect the retrospective application of change in reporting entity. The 2011 balance sheet is the only portion of these interim combined financial statements affected by the restatement. For further discussion and reconciliation of the restatement of the error discussed above, see Note 1 of the Bank’s audited financial statements as of and for the years ended December 31, 2011 and 2010 (“2011 Audited Financial Statements”).

			Combined
	VantageSouth	Rowan	VantageSouth
	December 31,
	2011		December 31,
	(As Originally	December 31,	2011
Predecessor Company	Reported)	2011	(As Restated)
Condensed Balance Sheet

ASSETS:
Cash and cash equivalents	$13,438	$7,672	$21,110
Investment securities	12,809	13,690	26,499
Loans, net of allowance for loan losses	74,353	108,440	182,793
Goodwill and other intangible assets	-	3,366	3,366
Other assets	6,182	11,363	17,545
Total assets	$106,782	$144,531	$251,313

LIABILITIES AND SHAREHOLDERS' EQUITY:
Deposits	$89,504	$122,321	$211,825
FHLB advances	8,000	4,000	12,000
Other liabilities	426	612	1,038
Total liabilities	97,930	126,933	224,863
Total shareholders’ equity	8,852	17,598	26,450
Total liabilities and shareholders' equity	$106,782	$144,531	$251,313

The combined VantageSouth and Rowan are referred to in these financial statements as the “Bank.” All balances subsequent to the common control date of April 19, 2011 reflect combined balances for the Bank unless otherwise noted.

Basis of Financial Statement Presentation

The interim unaudited financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). They do not include all of the information and footnotes required by such accounting principles for complete financial statements, and therefore should be read in conjunction with the Bank’s 2011 Audited Financial Statements.

In the opinion of management, all adjustments necessary for a fair presentation of the financial position and results of operations for the periods presented have been included. Results of operations for the three and nine month periods ended September 30, 2012 are not necessarily indicative of the results of operations that may be expected for the year ending December 31, 2012. The consolidated balance sheet at December 31, 2011 has been derived from the 2011 Audited Financial Statements.

FB-50

Notes to Financial Statements

(Dollar amounts in thousands except per share data)

Note 1. Organization and Summary of Significant Accounting Policies (Continued)

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates. A full description of the accounting policies followed by the Bank are as set forth in Note 2 of the Notes to Financial Statements in the Bank’s 2011 Audited Financial Statements.

Recent Accounting Pronouncements

In September 2011, the Financial Accounting Standards Board (“ASB”) issued Accounting Standards Update (“ASU”) No. 2011-08, Intangibles — Goodwill and Other, to amend FASB Accounting Standards Codification (“ASC”) Topic 350, Testing Goodwill for Impairment. The amendments in the Update permit an entity to first assess qualitative factors to determine whether it is more likely than not that the fair value of a reporting unit is less than its carrying amount as a basis for determining whether it is necessary to perform the two-step goodwill impairment test described in Topic 350. The more-likely-than-not threshold is defined as having a likelihood of more than 50 percent. The amendments are effective for annual and interim goodwill impairment tests performed for fiscal years beginning after December 15, 2011. Adoption of this update did not have a material impact on the Bank’s financial position or results of operations.

In April 2011, the FASB issued ASU 2011-02, A Creditor’s Determination of Whether a Restructuring is a Troubled Debt Restructuring, to amend ASC Topic 320, Receivables. The amendments in this update clarify the guidance on a creditor’s evaluation of whether it has granted a concession and whether a borrower is experiencing financial difficulties. The amendments in this update were effective for the first interim or annual period beginning on or after June 15, 2011, and should be applied retrospectively to the beginning of the annual period of adoption. This update also indicates that companies should disclose the information regarding troubled debt restructurings required by paragraphs 310-10-50-33 through 50-34, which was deferred by ASU 2011-01, Deferral of the Effective Date of Disclosures about Troubled Debt Restructurings in Update No. 2010-20, for interim and annual periods beginning on or after June 15, 2011. Adoption of this update did not have a material impact on the Bank’s financial position or results of operations.

In May 2011, the FASB issued ASU 2011-04, Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and IFRSs, to amend ASC Topic 820, Fair Value Measurement. The amendments in this update result in common fair value measurement and disclosure requirements in GAAP and IFRS. Some of the amendments clarify the application of existing fair value measurement requirements and others change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. Many of the previous fair value requirements are not changed by this standard. The amendments in this update are to be applied prospectively and are effective during interim and annual periods beginning after December 15, 2011. Adoption of this update did not have a material impact on the Bank’s financial position or results of operations.

In June 2011, the FASB issued ASU No. 2011-05, Presentation of Comprehensive Income, to amend FASB ASC Topic 220, Comprehensive Income. The amendments in this update eliminate the option to present components of other comprehensive income as part of the statement of changes in stockholders’ equity and will require them to be presented either in a single continuous statement of comprehensive income or in two separate but consecutive statements. The single statement format would include the traditional income statement and the components and total other comprehensive income as well as total comprehensive income. In the two statement approach, the first statement would be the traditional income statement which would immediately be followed by a separate statement which includes the components of other comprehensive income, total other comprehensive income and total comprehensive income. The amendments in this update are to be applied retrospectively and are effective for the first interim or annual period beginning after December 15, 2012. Management does not believe adoption of this update will have a material impact on the Bank’s financial position or results of operations.

FB-51

Notes to Financial Statements

(Dollar amounts in thousands except per share data)

Note 2. Mergers and Acquisitions

Piedmont Investment in VantageSouth

On February 19, 2010, VantageSouth sold 1,768,794 shares of Series A Stock to Piedmont for an aggregate price of $7,694, or $4.35 per share. The Series A Stock was immediately convertible on a one-for-one basis into VantageSouth’s common stock, which totaled approximately 62% of its outstanding common stock at the Piedmont Investment (as adjusted for the assumed conversion of the Series A Stock). The investment in the Bank gave Piedmont voting control over a majority of VantageSouth’s outstanding common stock and the ability to control the election of its Board of Directors. Pursuant to the Piedmont Investment Agreement, VantageSouth sold an additional 42,632 shares of Series A Stock for an aggregate purchase price of approximately $185, or $4.35 per share, in a rights offering to its non-controlling shareholders. Subsequent to this additional investment, Piedmont’s ownership interest in VantageSouth remained at approximately 62%.

Community Bank of Rowan

On April 19, 2011, Piedmont acquired all outstanding common stock of Community Bank of Rowan, a North Carolina-chartered bank (“Rowan”). Piedmont purchased 813,083 shares of Rowan’s common stock for an aggregate purchase price of $9,500. Immediately following the acquisition, Piedmont purchased an additional 569,158 shares of newly issued common stock for an aggregate price of $7,000. VantageSouth and Rowan became commonly controlled by Piedmont at the date of Piedmont’s acquisition of Rowan. This acquisition was non-taxable and, as a result, none of the goodwill created in the acquisition is deductible for tax purposes.

The following table summarizes the consideration paid for Rowan as well as the estimated fair value of assets acquired and liabilities assumed:

Fair Values
at
April 19, 2011
Fair value of assets acquired:
Cash and cash equivalents	$22,474
Investment securities available for sale	6,648
Loans	97,784
Federal Home Loan Bank stock	1,065
Other real estate owned	973
Property and equipment	2,667
Deferred tax asset, net	2,794
Goodwill	3,144
Other intangible assets	280
Accrued interest receivable and other assets	1,524
Total assets acquired	$139,353

Fair value of liabilities assumed:
Deposits	$125,741
Federal Home Loan Bank advances	4,000
Accrued interest payable and other liabilities	112
Total liabilities assumed	129,853
Purchase price (or net assets)	$9,500

FB-52

Notes to Financial Statements

(Dollar amounts in thousands except per share data)

Note 2. Mergers and Acquisitions (Continued)

The table below presents pro forma information for the nine months ended September 30, 2011 as if Piedmont’s acquisitions of VantageSouth and Rowan had occurred at the beginning of 2011 and as if both companies began operating under common control at that point. No pro forma information is necessary for the three months ended September 30, 2011 since both companies were combined during the entire three month period. No adjustments have been made to the predecessor historical balances of Rowan from January 1 to April 18, 2011 for purposes of this pro forma information. Weighted average shares used to calculate pro forma per share amounts were based on the number of common shares outstanding following the common control merger of VantageSouth and Rowan. The pro forma financial information is not necessarily indicative of the results of operations that would have occurred had the transaction been effected on the assumed date.

Nine Months
Ended
September 30,
2011

Net interest income	$6,889

Net income	$803

Basic loss per common share	$0.58

Diluted loss per common share	$0.58

Weighted average basic common shares outstanding	1,382,241

Weighted average diluted common shares outstanding	1,382,241

Crescent Financial Bancshares, Inc.

On November 18, 2011, Piedmont acquired a controlling interest in Crescent Financial Bancshares, Inc. (“Crescent Financial”), a Delaware-chartered holding company. Crescent Financial operates for the primary purpose of serving as the holding company for Crescent State Bank, a North Carolina-chartered bank. Crescent State Bank operated fifteen branch offices in Wake, Johnston, Lee, Moore and New Hanover Counties of North Carolina at acquisition. Piedmont purchased 18,750,000 shares of Crescent Financial’s common stock for an aggregate price of $75,000, or $4.00 per share. As part of its investment, Piedmont also made a tender offer to Crescent Financial’s non-controlling stockholders commencing on November 8, 2011 to purchase up to 67% of Crescent Financial’s outstanding common stock at a price of $4.75 per share (“Tender Offer”). Pursuant to the Tender Offer, Piedmont purchased 6,128,423 shares of Crescent Financial’s common stock for an aggregate price of approximately $29,100. As a result of the initial acquisition and Tender Offer, Piedmont owns approximately 88% of Crescent Financial’s outstanding common stock. The investment in Crescent Financial gave Piedmont voting control over a majority of Crescent Financial’s outstanding common stock and the ability to control the election of Crescent Financial’s Board of Directors.

On August 10, 2012, an Agreement and Plan of Merger (“Merger Agreement”) was entered into by Crescent Financial, Crescent State Bank, and VantageSouth to merge VantageSouth into Crescent State Bank in a share exchange based on Crescent Financial’s volume weighted average stock price. Pursuant to terms of the Merger Agreement, outstanding VantageSouth shares will be converted into Crescent Financial’s shares equal to the exchange ratio. The exchange ratio will be 4.8204 if Crescent Financial’s volume weighted average stock price is at or above $5.25. If Crescent Financial’s volume weighted average stock price is at or below $4.75, the exchange ratio will be 5.3278, and if Crescent Financial’s volume weighted average stock price is below $5.25 but above $4.75, the exchange ratio will be equal to $25.307 divided by a number equal to Crescent Financial’s volume weighted average stock price. This merger has received all required regulatory approvals and is subject to Crescent Financial’s shareholder approval.

FB-53

Notes to Financial Statements

(Dollar amounts in thousands except per share data)

Note 3. Commitments and Contingencies

The Bank is party to financial instruments with off-balance-sheet risk in the normal course of business to meet the financing needs of its customers. These financial instruments include commitments to extend credit and standby letters of credit. These instruments involve, to varying degrees, credit risk in excess of the amount recognized in the balance sheet.

The Bank’s exposure to credit loss in the event of nonperformance by the other party to the financial instrument for commitments to extend credit and standby letters of credit is represented by the contractual amount of those instruments. The Bank uses the same credit policies in making commitments and conditional obligations as for on-balance-sheet instruments. A summary of the Bank’s commitments at September 30, 2012 and December 31, 2011 are as follows:

	Successor	Predecessor
	Company	Company
	September 30,	December 31,
	2012	2011

Commitments to extend credit	$27,037	$24,150
Standby letters of credit	59	345
	$27,096	$24,495

Commitments to extend credit are agreements to lend to a customer as long as there is no violation of any condition established in the contract. Commitments generally have fixed expiration dates or other termination clauses and may require payment of a fee. Since many of the commitments are expected to expire without being drawn upon, the total commitment amounts do not necessarily represent future cash requirements. The Bank evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary by the Bank upon extension of credit, is based on management’s credit evaluation of the party. Collateral held varies, but may include accounts receivable, inventory, property and equipment, residential real estate and income-producing commercial properties.

Standby letters of credit are conditional commitments issued by the Bank to guarantee the performance of a customer to a third party. Those guarantees are primarily issued to support public and private borrowing arrangements. The credit risk involved in issuing letters of credit is essentially the same as that involved in extending loan facilities to customers. Collateral held varies as specified above and is required in instances which the Bank deems necessary.

Note 4. Investment Securities

The amortized cost and fair value with gross unrealized gains and losses of available-for-sale securities are as follows:

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Successor Company

September 30, 2012
U.S. government sponsored entities and agencies	$833	$75	$–	$908
Mortgage backed securities and collateralized mortgage obligations	15,942	285	32	16,195
Municipal	1,461	217	–	1,678
Corporate bonds	1,953	55	-	2,008
	$20,189	$632	$32	$20,789

FB-54

Notes to Financial Statements

(Dollar amounts in thousands except per share data)

Note 4. Investment Securities (Continued)

	Amortized	Unrealized	Unrealized	Fair
	Cost	Gains	Losses	Value
Predecessor Company

December 31, 2011
U.S. government sponsored entities and agencies	$3,916	$88	$–	$4,004
Mortgage backed securities and collateralized mortgage obligations	20,173	285	15	20,443
Municipal	1,464	168	–	1,632
	$25,553	$541	$15	$26,079

The amortized cost and fair value with gross unrecognized gains and losses of held-to-maturity securities are as follows:

	Amortized	Unrecognized	Unrecognized	Fair
	Cost	Gains	Losses	Value
Successor Company

September 30, 2012
Corporate bond	$166	$255	$–	$421

	Amortized	Unrecognized	Unrecognized	Fair
	Cost	Gains	Losses	Value
Predecessor Company

December 31, 2011
Corporate bond	$421	$–	$–	$421

All mortgage backed securities and collateralized mortgage obligations in the Bank’s portfolio at September 30, 2012 were collateralized by residential mortgages and were issued by U.S. government sponsored entities.

The following table summarizes gross unrealized losses and fair values of the Bank’s available-for-sale securities with unrealized losses that are not deemed to be other-than-temporarily impaired as of September 30, 2012 and December 31, 2011:

	Less than 12 Months		Total
		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses
Successor Company

September 30, 2012
Mortgage backed securities and collateralized mortgage obligations	$1,032	$32	$1,032	$32

FB-55

Notes to Financial Statements
(Dollar amounts in thousands except per share data)

Note 4. Investment Securities (Continued)

	Less than 12 Months		Total
		Unrealized		Unrealized
	Fair Value	Losses	Fair Value	Losses
Predecessor Company

December 31, 2011
Mortgage backed securities and collateralized mortgage obligations	$2,931	$15	$2,931	$15

There were no available-for-sale securities in an unrealized loss position for more than twelve months at either September 30, 2012 or December 31, 2011.

Note 5. Loans and Allowance for Loan Losses

The carrying value of loans were as follows:

	Successor	Predecessor
	Company	Company
	September 30,	December 31,
	2012	2011

Commercial real estate	$73,240	$57,327
Residential real estate	82,162	84,451
Construction and development	17,740	16,843
Commercial	23,059	23,319
Consumer	1,881	2,756
Subtotal	198,082	184,696
Allowance for loan losses	(882)	(1,904)

Loans, net	$197,200	$182,792

The tables below present the activity in the allowance for loan losses by portfolio segment for the predecessor period from January 1 to January 31, 2012, the successor period from February 1 to September 30, 2012, the successor three months ended September 30, 2012, and the predecessor nine and three months ended September 30, 2011. The ending allowance for loan losses and recorded investment in loans by portfolio segment and based on impairment method as of September 30, 2012 and December 31, 2011 are also presented.

	Commercial	Residential
	Real Estate	Real Estate	Construction	Commercial	Consumer	Total

Predecessor Company
Period from January 1 to January 31, 2012
Beginning allowance balance	$537	$554	$513	$294	$6	$1,904
Provision for loan losses	22	33	6	9	–	70
Loans charged-off	–	–	(1)	–	–	(1)
Recoveries	–	–	–	2	–	2
Ending allowance balance	$559	$587	$518	$305	$6	$1,975

FB-56

Notes to Financial Statements
(Dollar amounts in thousands except per share data)

Note 5. Loans and Allowance for Loan Losses (Continued)

	Commercial	Residential
	Real Estate	Real Estate	Construction	Commercial	Consumer	Total

Successor Company
Period from February 1 to September 30, 2012
Beginning allowance balance	$353	$165	$220	$176	$10	$924
Provision for loan losses	(14)	208	126	54	13	387
Loans charged-off	–	(230)	(354)	(144)	(3)	(731)
Recoveries	–	153	124	18	7	302
Ending allowance balance	$339	$296	$116	$104	$27	$882

For the three months ended September 30, 2012
Beginning allowance balance	$295	$323	$86	$207	$19	$930
Provision for loan losses	44	49	10	16	1	120
Loans charged-off	–	(154)	(84)	(131)	-	(369)
Recoveries	–	78	104	12	7	201
Ending allowance balance	$339	$296	$116	$104	$27	$882

September 30, 2012
Ending allowance attributable to loans:
Individually evaluated for impairment	$–	$–	$–	$–	$–	$–
Collectively evaluated for impairment	339	296	116	104	27	882
Purchased credit-impaired	–	–	–	–	–	–
Total ending allowance	$339	$296	$116	$104	$27	$882

Loans:
Individually evaluated for impairment	$1,239	$1,839	$455	$41	$224	$3,798
Collectively evaluated for impairment	71,513	79,696	15,463	23,018	1,657	191,047
Purchased credit-impaired	488	627	1,822	–	–	2,937
Total loans	$73,240	$82,162	$17,740	$23,059	$1,881	$198,082

	Commercial	Residential
	Real Estate	Real Estate	Construction	Commercial	Consumer	Total
Predecessor Company

For the nine months ended September 30, 2011
Beginning allowance balance	$340	$514	$605	$409	$12	$1,880
Provision for loan losses	125	450	(298)	(142)	16	151
Loans charged-off	-	(76)	-	-	(6)	(82)
Recoveries	7	10	20	7	4	48
Ending allowance balance	$472	$898	$327	$274	$26	$1,997

For the three months ended September 30, 2011
Beginning allowance balance	$465	$594	$526	$351	$11	$1,947
Provision for loan losses	5	304	(216)	(77)	15	31
Loans charged-off	–	–	–	–	–	–
Recoveries	2	-	17	–	-	19
Ending allowance balance	$472	$898	$327	$274	$26	$1,997

FB-57

Notes to Financial Statements
(Dollar amounts in thousands except per share data)

Note 5. Loans and Allowance for Loan Losses (Continued)

December 31, 2011
Ending allowance attributable to loans:
Individually evaluated for impairment	$–	$–	$–	$–	$–	$–
Collectively evaluated for impairment	537	554	513	294	6	1,904
Purchased credit-impaired	–	–	–	–	–	–
Total ending allowance	$537	$554	$513	$294	$6	$1,904

Loans:
Individually evaluated for impairment	$1,348	$995	$131	$–	$–	$2,474
Collectively evaluated for impairment	55,275	82,064	13,880	23,319	2,756	177,294
Purchased credit-impaired	704	1,392	2,832	–	–	4,928
Total loans	$57,327	$84,451	$16,843	$23,319	$2,756	$184,696

At September 30, 2012, the Bank had 28 loans individually evaluated for impairment totaling $3,798, of which 17 loans totaling $1,839 were classified as 1-4 single family residential first liens, 5 loans totaling $455 were classified as construction and land, 4 loans totaling $1,239 were classified as non-farm, non-residential commercial real estate, 1 loan totaling $41 was classified as commercial, and 1 loan totaling $224 was classified as consumer. All loans individually evaluated for impairment were written down to fair value such that there were no specific reserves. There was no interest income recorded on these loans while impaired, and no additional funds are committed to be advanced on them.

Included in the population of impaired loans at September 30, 2012, the Bank had seven loans totaling $929 that were modified in a troubled debt restructuring since Piedmont’s acquisition of these loans. These loans were all classified as non-accrual and were all evaluated individually for impairment.

At December 31, 2011, the Bank had nine impaired loans totaling $2,474, of which five impaired loans totaling $995 were classified as 1-4 single family residential first liens, one loan totaling $131 was classified as construction and land, one loan totaling $330 was classified as commercial real estate non-owner occupied, and two impaired loans totaling $1,018 were classified as owner occupied commercial real estate. All loans individually evaluated for impairment were written down to fair value such that there were no specific reserves.

The following table presents the aging and accrual status of the loan portfolio at September 30, 2012 and December 31, 2011 by class of loans:

FB-58

Notes to Financial Statements
(Dollar amounts in thousands except per share data)

Note 5. Loans and Allowance for Loan Losses (Continued)

		Greater than
	30 - 89	89 Days
	Days	Past Due		Total	Loans Not
	Past Due	Accruing	Non-accrual	Past Due	Past Due	Total
Successor Company

September 30, 2012
Purchased loans:
Commercial real estate	$209	$–	$721	$930	$29,262	$30,192
Residential real estate	548	–	1,374	1,922	51,311	53,233
Construction	-	–	1,553	1,553	11,305	12,858
Commercial	72	–	40	112	7,559	7,671
Consumer	-	–	224	224	682	906

Total	$829	$–	$3,912	$4,741	$100,119	$104,860

Loans originated after
Piedmont’s respective acquisitions of VantageSouth and Rowan:
Commercial real estate	$–	$–	$517	$517	$42,531	$43,048
Residential real estate	-	–	511	511	28,418	28,929
Construction	–	–	40	40	4,842	4,882
Commercial	-	–	-	-	15,388	15,388
Consumer	–	–	–	–	975	975

Total	$-	$–	$1,068	$1,068	$92,154	$93,222

		Greater than
	30 - 89	89 Days
	Days	Past Due		Total	Loans Not
	Past Due	Accruing	Non-accrual	Past Due	Past Due	Total
Predecessor Company

December 31, 2011
Loans:
Commercial real estate	$162	$–	$731	$893	$56,434	$57,327
Residential real estate	298	–	1,173	1,471	82,980	84,451
Construction	95	–	1,558	1,653	15,190	16,843
Commercial	29	–	45	74	23,245	23,319
Consumer	–	–	–	–	2,756	2,756

Total	$584	$–	$3,507	$4,091	$180,605	$184,696

FB-59

Notes to Financial Statements
(Dollar amounts in thousands except per share data)

Note 5. Loans and Allowance for Loan Losses (Continued)

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt such as: current financial information, historical payment experience, credit documentation, public information, and current economic trends, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. The Bank uses the following general definitions for risk ratings:

Pass. These loans range from superior quality with minimal credit risk to loans requiring heightened management attention but that are still an acceptable risk and continue to perform as contracted.

Special Mention. Loans classified as special mention have a potential weakness that deserves management's close attention. If left uncorrected, these potential weaknesses may result in deterioration of the repayment prospects for the loan or of the institution's credit position at some future date.

Substandard. Loans classified as substandard are inadequately protected by the current net worth and paying capacity of the obligor or of the collateral pledged, if any. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt. They are characterized by the distinct possibility that the institution will sustain some loss if the deficiencies are not corrected.

Doubtful. Loans classified as doubtful have all the weaknesses inherent in those classified as substandard, with the added characteristic that the weaknesses make collection or liquidation in full, on the basis of currently existing facts, conditions, and values, highly questionable and improbable.

Based on the most recent analysis performed, the risk category of loans by class of loans is as follows:

		Special
	Pass	Mention	Substandard	Doubtful	Total
Successor Company

September 30, 2012
Purchased loans:
Commercial real estate	$26,415	$2,490	$1,287	$–	$30,192
Residential real estate	46,522	4,998	1,713	–	53,233
Construction	8,284	2,812	1,762	–	12,858
Commercial	7,266	340	65	–	7,671
Consumer	675	7	224	-	906

Total	$89,162	$10,647	$5,051	$–	$104,860

Loans originated after Piedmont’s respective acquisitions of VantageSouth and Rowan:
Commercial real estate	$42,398	$443	$207	$–	$43,048
Residential real estate	28,305	218	406	–	28,929
Construction	4,843	-	39	–	4,882
Commercial	14,775	613	–	–	15,388
Consumer	975	–	–	–	975

Total	$91,296	$1,274	$652	$–	$93,222

FB-60

Notes to Financial Statements
(Dollar amounts in thousands except per share data)

Note 5. Loans and Allowance for Loan Losses (Continued)

		Special
	Pass	Mention	Substandard	Doubtful	Total
Predecessor Company

December 31, 2011
Loans:
Commercial real estate	$53,202	$1,797	$2,328	$–	$57,327
Residential real estate	76,742	4,939	2,770	–	84,451
Construction	10,698	3,124	3,021	–	16,843
Commercial	22,651	604	64	–	23,319
Consumer	2,752	4	–	–	2,756

Total	$166,045	$10,468	$8,183	$–	$184,696

No accretable yield was recognized on purchased credit-impaired loans at either the VantageSouth or the Rowan acquisition dates. Therefore, no accretion income was recorded on the Bank’s purchased credit-impaired loans in the periods presented in these financial statements.

Note 6. Fair Value

The Bank used the following methods and significant assumptions to estimate fair value:

Investment Securities. Investment securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted market exchange prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, U.S. Treasury securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities and collateralized mortgage obligations, both issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Loans. Loans are not recorded at fair value on a recurring basis. However, certain loans are determined to be impaired, and those loans are charged down to estimated fair value. The fair value of impaired loans that are collateral dependent is based on collateral value. For impaired loans that are not collateral dependent, estimated value is based on either an observable market price, if available, or the present value of expected future cash flows. Those impaired loans not requiring a charge-off represent loans for which the estimated fair value exceeds the recorded investments in such loans. When the fair value of an impaired loan is based on an observable market price or a current appraised value with no adjustments, the Bank records the impaired loan as nonrecurring Level 2. When an appraised value is not available, or the Bank determines the fair value of the collateral is further impaired below the appraised value, and there is no observable market price, the impaired loan is classified as nonrecurring Level 3.

Other Real Estate Owned. Other real estate owned (“OREO”) properties are adjusted to fair value upon transfer of loans to OREO. Subsequently, OREO properties are carried at lower of cost or net realizable value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. Given the lack of observable market prices for identical properties, the Bank classifies OREO as nonrecurring Level 3.

FB-61

Notes to Financial Statements
(Dollar amounts in thousands except per share data)

Note 6. Fair Value (Continued)

Assets and liabilities measured at fair value on a recurring basis are summarized below:

	Fair Value Measurements at
	September 30, 2012 Using:
		Significant
	Quoted Prices in	Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Successor Company

Investment securities available for sale:
U.S. government sponsored entities and agencies	$–	$908	$–	$908
Mortgage backed securities and collateralized mortgage obligations	–	16,195	–	16,195
Municipal	–	1,678	–	1,678
Corporate bonds	–	2,008	–	2,008

Total investment securities available for sale	$–	$20,789	$–	$20,789

Liabilities recorded at fair value	$–	$–	$–	$–

	Fair Value Measurements at
	December 31, 2011 Using:
		Significant
	Quoted Prices in	Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Predecessor Company

Investment securities available for sale:
U.S. government sponsored entities and agencies	$–	$4,004	$–	$4,004
Mortgage backed securities and collateralized mortgage obligations	–	20,443	–	20,443
Municipal	–	1,632	–	1,632

Total investment securities available for sale	$–	$26,079	$–	$26,079

Liabilities recorded at fair value	$-	$-	$-	$-

There were no transfers between Level 1 and Level 2 between December 31, 2011 and September 30, 2012.

FB-62

Notes to Financial Statements
(Dollar amounts in thousands except per share data)

Note 6. Fair Value (Continued)

Assets measured at fair value on a non-recurring basis are summarized below:

	Fair Value Measurements Using:
		Significant
	Quoted Prices in	Other	Significant
	Active Markets for	Observable	Unobservable
	Identical Assets	Inputs	Inputs
	(Level 1)	(Level 2)	(Level 3)	Total
Successor Company

September 30, 2012
Impaired loans	$–	$–	$3,798	$3,798
Other real estate owned	–	–	2,869	2,869

Predecessor Company

December 31, 2011
Impaired loans	$–	$–	$2,474	$2,474
Other real estate owned	–	–	2,049	2,049

The carrying amounts and estimated fair values of financial instruments, at September 30, 2012 and December 31, 2011 were as follows:

	September 30, 2012
	Carrying	Fair
	Amount	Value	Level 1	Level 2	Level 3
Successor Company

Financial Assets
Cash and cash equivalents	$22,672	$22,672	$22,672	$-	$-
Investment securities available for sale	20,789	20,789	-	20,789	-
Investment securities held to maturity	166	421	-	-	421
Restricted equity securities	917	917	-	917	-
Loans held for sale	1,216	1,216	-	1,216	-
Loans, net of allowance for loan losses	197,200	196,471	-	-	196,471
Accrued interest receivable	759	759	-	759	-

Financial Liabilities
Deposits	219,090	220,692	-	220,692	-
FHLB advances	12,000	12,062	-	12,062	-
Accrued interest payable	47	47	-	47	-

FB-63

Notes to Financial Statements
(Dollar amounts in thousands except per share data)

Note 6. Fair Value (Continued)

	December 31, 2011
	Carrying	Fair
	Amount	Value
Predecessor Company

Financial Assets
Cash and cash equivalents	$21,110	$21,110
Investment securities available for sale	26,079	26,079
Investment securities held to maturity	421	421
Restricted equity securities	1,230	1,230
Mortgage loans held for sale	373	373
Loans, net of allowance for loan losses	182,793	182,023
Accrued interest receivable	835	835

Financial Liabilities
Deposits	211,825	211,701
FHLB advances	12,000	12,016
Accrued interest payable	74	74

The methods and assumptions, not previously presented, used to estimate fair value are described as follows:

Carrying amount is the estimated fair value for cash and cash equivalents, interest bearing deposits, accrued interest receivable and payable, demand deposits, short-term debt, and variable rate loans or deposits that reprice frequently and fully. For fixed rate loans or deposits and for variable rate loans or deposits with infrequent repricing or repricing limits, fair value is based on discounted cash flows using current market rates applied to the estimated life and credit risk (including consideration of credit spreads). Fair value of debt is based on current rates for similar financing. It was not practicable to determine the fair value of FHLB stock due to restrictions placed on its transferability. The fair value of off-balance sheet items is not consider material (or is based on the current fees or cost that would be charged to enter into or terminate such arrangements).

Note 7. Comprehensive Income

Comprehensive income reflects the change in the Bank’s equity during the reporting period arising from transactions and events other than investment by and distributions to shareholders. It consists of net income plus certain other changes in assets and liabilities that are reported as separate components of shareholders’ equity rather than as income or expense. The components of comprehensive income are as follows:

FB-64

Notes to Financial Statements
(Dollar amounts in thousands except per share data)

Note 7. Comprehensive Income (Continued)

	Successor	Predecessor	Successor	Predecessor
	Company	Company	Company	Company
	Three Months	Three Months	Period from	Period from	Nine Months
	Ended	Ended	February 1 to	January 1 to	Ended
	September 30,	September 30,	September 30,	January 31,	September 30,
	2012	2011	2012	2012	2011

Net income	$1,238	$880	$1,734	$137	$1,830

Other comprehensive income (loss):
Unrealized loss on transfer of investment from available for sale to held to maturity	-	-	-	-	(100)
Unrealized holding gains (losses) on securities available for sale	180	64	69	6	481
Tax effect	(68)	(18)	(29)	(22)	(31)
Reclassification adjustment for gain on sale of securities available for sale	-	(17)	-	-	(17)

Total other comprehensive income (loss)	112	29	40	(16)	333

Total comprehensive income	$1,350	$909	$1,774	$121	$2,163

FB-65

FINANCIAL STATEMENTS OF COMMUNITY BANK OF ROWAN

1.	Audited Financial Statements (including Notes thereto) for Rowan for the fiscal year ended December 31, 2010.

2.	Unaudited Financial Statements (including Notes thereto) for Rowan for the period January 1, 2011 through April 18, 2011.

FC-1

1.	Audited Financial Statements (including Notes thereto) for Rowan for the fiscal year ended December 31, 2010.

FC-2

Community Bank of Rowan

Financial Statements

For the

year ended December 31, 2010

FC-3

FC-4

Report of Independent Registered Public Accounting Firm

Board of Directors and Stockholders

Community Bank of Rowan

We have audited the accompanying balance sheets of Community Bank of Rowan (the Bank) as of December 31, 2010 and the related statements of operations, changes in stockholders' equity and cash flows for the year then ended. These financial statements are the responsibility of the Bank's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with the Standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement An audit includes consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Bank's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements, assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

As described in Note L, banks are subject to cross-guaranty liability regarding other financial institutions the FDIC determines are controlled by any multibank holding company. As a subsidiary of Capitol Bancorp Limited (Capitol), the Bank could be liable for any loss the FDIC incurs as a result of the failure of an institution the FDIC believes to be an affiliated institution of Capitol, which could have a material adverse impact on the results of operations, capital adequacy and financial position of the Bank. To date, none of Capitol's subsidiary banks have received any notice of assessment of cross-guaranty liability.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Community Bank of Rowan as of December 31, 2010 and the results of its operations and its cash flows for the year then ended, in conformity with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

Grand Rapids, Michijan

April 18, 2011

FC-5

BALANCE SHEETS
Community Bank of Rowan
December 31, 2010

ASSETS

Cash and due from banks	$1,216,166
Interest-bearing deposits with banks	23,768,453
Cash and cash equivalents	24,984,619
Loans held for sale	140,993
Investment securities available for sale, carried at fair value-Note B	6,656,517
Federal Home Loan Bank stock, at cost- Note A	1,064,800
Portfolio loans, less allowance for loan losses of $1,736,000 in 2010 -Note C	101,190,400
Premises and equipment-Note E	2,709,716
Accrued interest income	525,373
Other real estate owned	778,867
Other assets	2,224,319

TOTAL ASSETS	$140,275,604

LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits:
Noninterest-bearing	$8,493,335
Interest-bearing-Note F	117,876,628
Total deposits	126,369,963
Short-term borrowings-Note G	4,000,000
Accrued interest on deposits and other liabilities	114,620
Total liabilities	130,484,583

STOCKHOLDERS' EQUITY-Note M:
Common stock, par value $5.00 per share, 1,000,000 shares authorized; 813,083 shares issued and outstanding	4,065,415
Additional paid-in capital	6,805,227
Retained-earnings deficit	(1,112,625)
Fair value adjustment (net of tax effect) for investment securities available for sale (accumulated other comprehensive income)	33,004
Total stockholders' equity	9,791,021

TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$140,275,604

See note to financial statements.

FC-6

STATEMENTS OF OPERATIONS
Community Bank of Rowan
For the year ended December 31, 2010

December 31,
2010
Interest income:
Portfolio loans (including fees)	$5,724,949
Loans held for sale	11,005
Taxable investment securities	176,810
Interest-bearing deposits with banks	50,917
Other	4,834
Total interest income	5,968,515

Interest expense:
Deposits	1,727,542
Short-term borrowings	55,011
Total interest expense	1,782,553

Net interest income	4,185,962

Provision for loan losses-Note C	3,246,565

Net interest income (loss) after provision for loan losses	939,397

Noninterest income:
Service charges on deposit accounts	61,884
Fees from origination of non-portfolio residential mortgage loans	142,453
Fees from servicing government-guaranteed loans	89,507
Gain on sales of government-guaranteed loans	359,089
Other	133,466
Total noninterest income	786,399

Noninterest expense:
Salaries and employee benefits	1,151,859
Occupancy	152,700
Equipment rent, depreciation and maintenance	154,956
Other-Note I	2,061,867
Total noninterest expense	3,521,382

Loss before income taxes (benefit)	(1,795,586)

Income taxes (benefit)-Note J	(688,100)

NET LOSS	$(1,107,486)

NET LOSS PER SHARE	$(1.36)

See note to financial statements.

FC-7

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Community Bank of Rowan
For the the year ended December 31, 2010

				Accumulated
		Additional	Retained-	Other
	Common	Paid-in	Earnings	Comprehensive
	Stock	Capital	Deficit	Income	Total

BALANCES AT DECEMBER 31, 2009	$4,065,415	$6,805,227	$(5,139)	$46,216	$10,911,719
Components of comprehensive loss:
Net loss for 2010	-	-	(1,107,486)	-	(1,107,486)
Fair value adjustment for Investment securities available for sale (net of income tax effect)	-	-	-	(13,212)	(13,212)
Comprehensive loss for 2010	-	-	-	-	(1,120,698)

BALANCES AT DECEMBER 31, 2010	4,065,415	6,805,227	(1,112,625)	33,004	9,791,021

See note to financial statements.

FC-8

STATEMENTS OF CASH FLOWS
Community Bank of Rowan
For the year ended December 31, 2010

December 31,
2010
OPERATING ACTIVITIES
Net loss	$(1,107,486)
Adjustments to reconcile net loss to net cash provided by operating activities:
Provision for loan losses	3,246,565
Depreciation of premises and equipment	180,533
Net amortization of investment security premiums	559
Loss on sales of other real estate owned	34,426
Gain on sales of government-guaranteed loans	(359,089)
Write-down of other real estate owned	137,116
Deferred income tax expense (credit)	(37,100)
Originations and purchases of loans held for sale	(7,703,584)
Proceeds from sales of loans held for sale	7,562,591
Increase in accrued interest income and other assets	(414,096)
Decrease in accrued interest expense on deposits and other liabilities	(32,932)
NET CASH PROVIDED BY OPERATING ACTIVITIES	1,507,503

INVESTING ACTIVITIES
Proceeds from calls, prepayments and maturities of investment securities	208,556
Purchase of securities available for sale	-
Redemption of Federal Home Loan Bank stock by issuer	84,200
Purchase of Federal Home Loan Bank stock	(90,000)
Net increase in portfolio loans	(4,378,254)
Proceeds from sales of government-guaranteed loans	5,253,276
Proceeds from sales of other real estate owned	894,857
Purchase of premises and equipment	(284,393)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	1,688,242

FINANCING ACTIVITIES
Net increase (decrease) in deposits	13,982,438
Proceeds from Federal Home Loan Bank borrowings	24,600,000
Payments on Federal Home Loan Bank borrowings	(34,916,000)

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	3,666,438

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	6,862,183

Cash and cash equivalents at beginning of period	18,122,436

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$24,984,619

Supplemental disclosures:
Cash paid during the period for interest	$1,789,359
Transfers of loans to other real estate owned	797,767

See note to financial statements.

FC-9

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE A-SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation: Community Bank of Rowan (the "Bank") is a full-service commercial bank located in Salisbury, North Carolina. The Bank commenced operations in February 2006 and is 51%-owned by Capitol Bancorp Limited ("Capitol"), a national community-banking company (previously 51% owned by a bank-development affiliate of Capitol).

The Bank provides a full range of banking services to individuals, businesses and other customers located in its community. A variety of deposit products are offered, including checking, savings, money market, individual retirement accounts and certificates of deposit. The principal market for the Bank's financial services is the community in which it is located and the areas immediately surrounding that community.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results will differ from those estimates because of the inherent subjectivity and inaccuracy of any estimation.

Cash and Cash Equivalents: Cash and cash equivalents include cash on hand, amounts due from banks (interest-bearing and noninterest-bearing) and federal funds sold. Generally, federal funds transactions are entered into for a one-day period.

Investment Securities: Investment securities available for sale are carried at fair value with unrealized gains and losses reported as a separate component of stockholders' equity, net of tax effect (accumulated other comprehensive income). All other investment securities are classified as held for long-term investment (none at December 31, 2010) and are carried at amortized cost, which approximates fair value.

Investments are classified at the date of purchase based on management's analysis of liquidity and other factors. The adjusted cost of specific securities sold is used to compute realized gains or losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Federal Home Loan Bank Stock: Federal Home Loan Bank stock is carried on the basis of cost (and par value). Such investment is restricted and may only be resold to or redeemed by the issuer.

Loans, Credit Risk and Allowance for Loan Losses: Portfolio loans are carried at their principal balance based on management's intent and ability to hold such loans for the foreseeable future until maturity or repayment. The Bank primarily presents its portfolio loan information on a segment basis that is further subdivided into classes on the basis of collateral types.

FC-10

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE A-SIGNIFICANT ACCOUNTING POLICIES-Continued

Credit risk arises from making loans and loan commitments in the ordinary course of business. Consistent with the Bank's emphasis on business lending, there are concentrations of credit risk in loans secured by commercial real estate and less significant levels of concentration risk may exist in loans secured by equipment and other business assets. The maximum potential credit risk to the Bank, without regard to underlying collateral and guarantees, is the total of loans and loan commitments outstanding. Management reduces exposure to losses from credit risk by requiring collateral and/or guarantees for loans and by monitoring concentrations of credit, in addition to recording provisions for loan losses and maintaining an allowance for loan losses.

The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated losses inherent in the portfolio at the balance-sheet date. Management's determination of the adequacy of the allowance for loan losses is an estimate based on evaluation of the portfolio (including potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, volume, amount and composition of the loan portfolio, loan commitments outstanding and other factors. The allowance is increased by provisions for loan losses charged to operations and reduced by net charge-offs. Delinquent loans are charged-off at 120 days past due for closed-end loans and 180 days past due for revolving lines of credit or at an earlier time if a loss-confirming event has occurred, unless the loan is both well-secured and in the process of collection. Because the allowance for loan losses is based on significant estimates, actual future loan losses will differ from such estimates.

The allowance for loan losses consists of specific and general components. The specific component relates to loans that are individually classified as impaired and loans which are considered to be troubled debt restructurings. The general component covers non-classified loans and is based on historical loss experience adjusted for current qualitative environmental factors. The Bank maintains a loss history analysis that tracks loan losses and recoveries based on loan class as well as the loan risk grade assignment.

For all classes of loans, a loan is placed into nonaccrual status generally before the loan becomes 90 days past due if it becomes probable that the borrower cannot make all scheduled payments, full repayment of principal and interest is not expected or the loan is identified as having loss elements or when any loan becomes past due 90 days or more. Loans are returned to accrual status when all the principal and interest amounts contractually due have been brought current, have demonstrated timely payment performance for a period of time and future payments are reasonably assured.

For all classes of loans, a loan is considered impaired when it is probable that all amounts due according to the contractual terms of a loan agreement will not be collected, including contractually scheduled interest and principal payments. All impaired loans greater than $250,000 (based on aggregate relationship) are individually evaluated for impairment. If an individual loan is considered impaired, a specific allowance allocation may be recorded, generally followed by a subsequent charge-down in the amount of the impairment recorded to reduce the loan to its net realizable value. If an individual loan is not considered individually impaired, the loan is included in the specific or general reserve allocation process for like-graded credits, unless such loan has had an impairment analysis performed and no impairment amount exists (in which case no general reserve allocation is considered necessary). Groups of smaller balance homogeneous loans are collectively evaluated for impairment and, accordingly, these loans are not generally separately identified for impairment evaluation.

FC-11

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE A-SIGNIFICANT ACCOUNTING POLICIES-Continued

Loans are accounted for as troubled debt restructurings if, for economic or legal reasons related to the borrower's financial condition, the Bank grants a "concession" to the borrower that they would not otherwise consider. A troubled debt restructuring may involve a modification of terms such as a reduction of the stated interest rate or loan balance, a reduction of accrued interest, an extension of the maturity date at an interest rate lower than a current market rate for a new loan with similar risk, or some combination thereof involving a concession to the borrower to facilitate repayment. Troubled debt restructurings generally remain classified as impaired until the borrower has demonstrated timely payment performance for a period of time pursuant to the modified terms of the loan.

The Bank has stand-by letters of credit outstanding that, when issued, commit the Bank to make payments on behalf of customers if certain specified future events occur, generally being nonpayment by the customer to a counterparty. These obligations generally expire within one year and require collateral and/or personal guarantees by the borrower and its principals based on management's assessment of loss exposure. The maximum credit risk associated with these instruments equals their contractual amounts, assuming that the borrower defaults and related collateral proves to be worthless. The total contractual amounts do not necessarily represent future cash requirements since many of those guarantees expire without being drawn upon. The Bank records a liability, generally equal to the fees received, for these stand-by letters of credit.

Credit risk also arises from amounts of funds on deposit at other financial institutions (i.e., due from banks) to the extent balances exceed the limits of deposit insurance. The Bank monitors the financial position of such financial institutions to evaluate credit risk periodically.

Interest and Fees on Loans: Interest income on loans is recognized based upon the principal balance of loans outstanding. Loan origination fees and direct loan origination costs are deferred and amortized over the life of the related loans as an adjustment of yield. Direct costs of successful origination of portfolio loans generally exceed fees from loan originations (net deferred costs approximated $265,000 at December 31, 2010).

For all classes of loans, the accrual of interest is generally discontinued when a loan becomes 90 days past due as to interest (i.e., placed on nonaccrual status). When interest accruals are discontinued, interest previously accrued (but unpaid) is reversed against interest income. Interest payments subsequently received on such loans may be accounted for on a cash basis as to interest income, provided that collectability of principal is expected and until the loan qualifies for being returned to accrual status. If collectability of principal is not expected, subsequent payments of interest are applied to principal. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in the process of collection.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales when control over the transferred asset has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank and are presumptively beyond the reach of the transferor and its creditors (even in bankruptcy or other receivership), (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Bank does not maintain effective control over the transferred asset through an agreement to repurchase it before maturity or the ability to unilaterally cause the holder to return specific assets. Transfers of financial assets are generally limited to participating interests in commercial loans sold as well as sale of government-guaranteed loans and the sale of residential mortgage loans into the secondary market, the extent of which is disclosed in the statements of cash flows.

FC-12

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE A-SIGNIFICANT ACCOUNTING POLICIES-Continued

Premises and Equipment: Premises and equipment are stated on the basis of cost. Depreciation of equipment, furniture and software, which have estimated useful lives of three to seven years, is computed principally by the straight-line method. Buildings are generally depreciated on a straight-line basis with estimated useful lives of approximately 40 years. Leasehold improvements are generally depreciated over the shorter of the respective lease term or estimated useful life.

Other Real Estate: Other real estate is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. At the time of foreclosure, the carrying value of such properties is adjusted to estimated fair value (less estimated costs to sell) when transferred from portfolio loans to other real estate owned, establishing a new cost-basis. These properties held for sale are subsequently carried at the lower of the new cost-basis or estimated fair value (less estimated costs to sell) and are periodically reviewed for subsequent impairment.

Fair Values of Financial Instruments: Fair values of financial instruments are estimated using market information and other assumptions and involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, assumptions and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or market conditions could significantly affect such estimates.

Income Taxes: Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. When it is determined that realization of deferred tax assets may be in doubt, a valuation allowance is recorded to reduce those assets to the amount which is more-likely-than-not realizable. The effect on income taxes of a change in tax laws or rates is recognized in operations in the period that includes the enactment date.

Net Income (Loss) Per Share: Net income (loss) per share is based on the weighted average number of common shares outstanding (813,083 shares). There were no common stock equivalents or other forms of dilutive instruments for the years presented.

Comprehensive Income (Loss): Comprehensive income (loss) is the sum of net income (loss) and certain other items which are charged or credited to stockholders' equity. For the years presented, the Bank's only element of comprehensive income (loss) other than net income (loss) from operations was the net change in the fair value adjustment for investment securities available for sale. Accordingly, the elements and total of comprehensive income (loss) are shown within the statement of changes in stockholders' equity presented herein.

New Accounting Standards: A new standard became effective January 1, 2009 clarifying the accounting for transfers of financial assets and repurchase financing transactions. Subsequently, further guidance revised requirements for the presentation and disclosure of transfers of financial assets and the effects of a transfer on an entity's financial position, financial performance and cash flows along with placing limitations on portions of financial assets that are eligible for accounting recognition as a sale. The guidance applies to transfers of financial assets occurring on or after January 1, 2010 and did not materially affect the Bank's financial position or results of operations upon implementation.

FC-13

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE A-SIGNIFICANT ACCOUNTING POLICIES-Continued

In December 2009, an accounting standards update was issued to improve financial reporting by entities involved with variable interest entities. This update replaces the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity, and it requires additional disclosures about a reporting entity's involvement in variable interest entities. The guidance became effective for the Bank on January 1, 2010 and had no effect on the Bank's financial statements upon implementation.

In January 2010, an accounting standards update regarding fair value measurements and disclosures was issued to require more robust disclosures about (1) different classes of assets and liabilities measured at fair value, (2) valuation techniques and inputs used, (3) the activity in Level 3 fair-value measurements, and (4) the transfers between Levels 1, 2, and 3 of fair-value estimates. The new disclosures became effective for the Bank beginning January 1, 2010, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair-value measurements which became effective beginning January 1, 2011. The required disclosures for 2010 are set forth in Note K. Management does not expect the deferred disclosure requirements will have a material effect on the Bank's financial statements upon implementation in 2011.

In April 2010, an accounting standards update was issued clarifying that modifications of acquired loans accounted for within a pool that have evidence of credit deterioration upon acquisition, do not result in the removal of those loans from the pool even if the modification would otherwise be considered a troubled debt restructuring. An entity will continue to be required to consider whether the pool of assets in which the loan is included is impaired if expected cash flows for the pool change. Loans not accounted for within pools continue to be subject to the troubled debt restructuring accounting provisions. This new guidance is effective for modifications of loans accounted for within pools occurring after July 1, 2010 and did not have any effect on the Bank's financial statements upon implementation because it has not acquired any pools of loans which are currently subject to such guidance.

In July 2010, an accounting standards update was issued which requires significant new disclosures on a disaggregated basis about the allowance for loan losses and the credit quality of loans. Under this standards update, a roll forward of the allowance for loan losses with the ending balance further disaggregated on the basis of the impairment methods used to establish loss estimates, along with the related ending loan balances and significant purchases and sales of loans during the period are to be disclosed by portfolio segment or classification used for reporting purposes. Additional disclosures are required by class of loan, including credit quality, aging of past-due loans, nonaccrual status and impairment information. Disclosure of the nature and extent of troubled debt restructurings that occur during the period and their effect on the allowance for loan losses, as well as the effect on the allowance regarding troubled debt restructurings that occur within the prior 12 months that defaulted during the current reporting period, will also be required. The disclosures are to be presented at the level of disaggregation that management uses when assessing and monitoring the loan portfolio's risk and performance. The majority of the disclosures under this new guidance, which are required as of the end of a reporting period, are effective for interim and annual periods ending after December 15, 2010 and are set forth in Note C. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning after December 15, 2010. The part of this new guidance which was implemented in 2010 did not have an effect on the Bank's financial statements upon implementation except for expanded disclosures therein and management does not expect the implementation of the remaining disclosure requirements will have an effect on the Bank's financial statements upon implementation in 2011.

FC-14

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE A-SIGNIFICANT ACCOUNTING POLICIES-Continued

In April 2011, an accounting standards update was issued clarifying what constitutes a troubled debt restructuring. When performing the evaluation of whether a loan modification or restructuring constitutes a troubled debt restructuring, a creditor must separately conclude that both of the following exist: (1) the modification constitutes a concession and (2) the debtor is experiencing financial difficulties as defined by the guidance. This guidance also clarifies that a creditor is precluded from using the borrower's effective interest rate test when performing this evaluation. As a subsidiary of a public company, this new guidance is effective retrospectively to January 1, 2011 and did not materially affect the Bank's financial position or results of operations upon implementation.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Bank's financial statements.

NOTE B-INVESTMENT SECURITIES

Investment securities available for sale consisted of the following at December 31:

	2010
		Estimated	Gross
	Amortized	Fair	Unrealized
	Cost	Value	Gain

United States government agency	$6,000,000	$6,007,500	$7,500
Mortgage-backed	606,511	649,017	42,507

	$6,606,511	$6,656,517	$50,007

At December 31, 2010, all securities were pledged to secure public and trust deposits and for other purposes as required by law.

Scheduled maturities of investment securities held as of December 31, 2010 were as follows:

		Estimated
	Amortized	Fair
	Cost	Value

After one year, through five years	$6,000,000	$6,007,500
After ten years	606,511	649,017

	$6,606,511	$6,656,517

NOTE C-LOANS

Portfolio loans consisted of the following at December 31:

2010
Loans secured by real estate:
Commercial	$23,027,083
Residential (including multi-family)	45,937,149
Construction, land development and other land	21,556,933
Total loans secured by real estate	90,521,165
Commercial and other business-purpose loans	10,437,221
Consumer	1,952,628
Other	15,386
Total portfolio loans	102,926,400
Less allowance for loan losses	(1,736,000)
Net portfolio loans	$101,190,400

FC-15

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE C-LOANS-Continued

Activity within the allowance for loan losses is summarized below:

2010

Balance at beginning of period	$1,738,000
Provision for loan losses charged to operations	3,246,565
Loans charged-off (deduction)	(3,282,592)
Recoveries	34,027
Balance at end of period	$1,736,000

The following table presents the allowance for loan losses and the carrying amount of loans based on management's overall impairment evaluation methodology as of December 31, 2010, and should not be interpreted as an indication of future charge-offs:

	Secured by Real Estate
			Construction,	Commercial
			Land	and Other
		Residential	Development	Business-
		(including	and	Purpose
	Commercial	multi-family)	Other Land	Loans	Consumer	Other	Total
Allowance for loan losses:
Individually evaluated for impairment	$6,000	$-	$-	$-	$-	$-	$6,000
Collectively evaluated for impairment	267,000	521,000	736,000	188,000	18,000	-	1,730,000

Total allowance for loan losses	$273,000	$521,000	$736,000	$188,000	$18,000	$-	$1,736,000

Portfolio loans:
Individually evaluated for impairment	$1,151,874	$2,011,728	$2,459,216	$-	$-	$-	$5,622,818
Collectively evaluated for Impairment	21,875,209	43,925,421	19,097,717	10,437,221	1,952,628	15,386	97,303,582

Total portfolio loans	$23,027,083	$45,937,149	$21,556,933	$10,437,221	$1,952,628	$15,386	$102,926,400

Nonperforming loans (i.e., loans which are 90 days or more past due and loans on nonaccrual status) as of December 31, are summarized below:

2010
Nonaccrual loans:
Loans secured by real estate:
Commercial	$263,603
Residential (including multi-family)	418,500
Construction, land development and other land	2,459,215
Total loans secured by real estate	3,141,318
Commercial and other business-purpose loans	-
Total nonaccrual loans	3,141,318
Past due (90 days) loans and accruing interest:
Residential (including multi-family) loans secured by real estate	300,000

Total nonperforming loans	$3,441,318

FC-16

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE C-LOANS-Continued

If nonperforming loans had performed in accordance with their contractual terms during the year, additional interest income of $146,000 would have been recorded in 2010.

At December 31, 2010, there were approximately $591,000, of loans for which the terms were modified as a concession to borrowers experiencing financial difficulties, and which the Bank would not otherwise have made, which are troubled debt restructurings and are included within impaired loans.

Impaired loans which do not have an allowance requirement include collateral-dependent loans for which direct write-downs have been made and, accordingly, no allowance requirement or allocation is necessary. During 2010, the average recorded investment in impaired loans approximated $3.3 million. Interest income is recorded on impaired loans if not on nonaccrual status, or may be recorded on a cash basis in some circumstances, if such payments are not credited to principal. In 2010, interest income recorded on impaired loans approximated $35,000.

Impaired loans, some of which are included in nonperforming loans, are summarized below as of December 31:

2010

Loans which have an allowance requirement	$591,174
Loans which do not have an allowance requirement	3,141,318

Total impaired loans	$3,732,492

Allowance for loan losses related to impaired loans	$6,000

Impaired loans are further summarized in the following table, based on loans which either have an allowance for loan losses recorded or no such allowance as of December 31, 2010:

		Unpaid
	Carrying	Principal	Related
	Value	Balance	Allowance
With an allowance recorded:
Loans secured by real estate:
Commercial	$591,174	$591,174	$6,000

With no related allowance recorded:
Loans secured by real estate:
Residential (including multi-family)	682,103	2,841,990	-
Construction, land development and other land	2,459,215	4,442,508	-
Total	3,141,318	7,284,498	-

	$3,732,492	$7,875,672	$6,000

FC-17

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE C-LOANS-Continued

The following table summarizes the aging and amounts of past due loans as of December 31, 2010 (in $1,000s):

	Past Due Loans			Total
	(based on payment due dates)			Amount of
			Loans on	Loans More	Loans Either
	More Than		Nonaccrual	Than 29 Days	Current or
	29 Days,	More Than	Status	Past Due or on	Less Than	Total
	and Less Than	89 Days	(Generally, 90	Nonaccrual	30 Days	Portfolio
	90 Days	(Accruing)	Days or More)	Status	Past Due	Loans

Loans secured by real estate:
Commercial	$560,700	$-	$263,603	$824,303	$22,202,780	$23,027,083
Residential (including multi-family)	268,768	300,000	418,500	987,268	44,949,881	45,937,149
Construction, land development and other land	-	-	2,459,215	2,459,215	19,097,718	21,556,933
Total loans secured by real estate	829,468	300,000	3,141,318	4,270,786	86,250,379	90,521,165
Commercial and other business-purpose loans	9,299	-	-	9,299	10,427,922	10,437,221
Consumer -	-	-	-	1,952,628	1,952,628
Other	-	-	-	-	15,386	15,386

Total	$838,767	$300,000	$3,141,318	$4,280,085	$98,646,315	$102,926,400

The Bank categorizes loans into risk categories based on relevant information about the ability of borrowers to service their debt obligations based on: current financial information, aging analysis, historical payment experience, credit documentation and public information, among other factors. The Bank analyzes loans individually by classifying the loans as to credit risk. This analysis generally includes all loans and is generally performed at least quarterly. The Bank uses the following definitions for its adversely-classified risk ratings:

Watch. Loans classified as watch have a potential weakness that deserves management's close attention. If not improved, those potential weaknesses may result in deterioration of the repayment prospects for the loan in the future.

Substandard. Loans classified as substandard are inadequately protected by the borrower's current net worth, paying capacity of the borrower or the fair value of collateral. Loans so classified have a well-defined weakness or weaknesses that jeopardize the liquidation of the debt obligation by the borrower. These are characterized by the reasonable possibility that some loss will be sustained if the deficiencies are not favorably resolved.

Loans not meeting the preceding criteria that are analyzed individually as part of management's classification categories described on the preceding page are considered to be loans which are not adversely classified. As of December 31, 2010, and based on management's most recent analysis, the risk categories of loans are summarized as follows:

FC-18

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE C-LOANS-Continued

	Loans Not			Total
	Adversely	Adversely Classified Loans		Portfolio
	Classified	Watch	Substandard	Loans

Loans secured by real estate:
Commercial	$21,195,877	$679,333	$1,151,873	$23,027,083
Residential (including multi- family)	40,116,024	3,809,395	2,011,730	45,937,149
Construction, land development and other land	11,671,053	7,426,665	2,459,215	21,556,933
Total loans secured by real estate	72,982,954	11,915,393	5,622,818	90,521,165
Commercial and other business- purpose loans	10,387,658	49,563	-	10,437,221
Consumer	1,952,628	-	-	1,952,628
Other	15,386	-	-	15,386
Total	$85,338,626	$11,964,956	$5,622,818	$102,926,400

NOTE D-RELATED PARTY TRANSACTIONS

In the ordinary course of business, the Bank may make loans to officers and directors of the Bank including their immediate families and companies in which they are principal owners. At December 31, 2010, total loans outstanding to these persons approximated $5,720,000. During 2010, $2,006,000 of new loans were made to these persons and repayments totaled $1,801,000. Such loans, when made, are at the Bank's normal credit terms.

Such officers and directors of the Bank (and their associates, family and/or affiliates) are also depositors of the Bank and those deposits, as of December 31, 2010, approximated $5.4 million. Such deposits are similarly made at the Bank's normal terms as to interest rate, term and deposit insurance.

The Bank purchases certain data processing and management services from Capitol. Amounts paid for such services approximated $717,000 in 2010.

NOTE E-PREMISES AND EQUIPMENT

Major classes of premises and equipment consisted of the following at December 31:

2010

Land, building and improvements	$2,828,137
Equipment, furniture and software	822,495
3,650,632
Less accumulated depreciation	(940,916)
$2,709,716

FC-19

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE F-DEPOSITS

The aggregate amount of time deposits of $100,000 or more approximated $28.3 million as of December 31, 2010.

At December 31, 2010, scheduled maturities of time deposits were as follows:

2011	$55,616,000
2012	9,031,000
2013	2,000,000

Total	$66,647,000

NOTE G-SHORT-TERM BORROWINGS

Short-term borrowings ($4,000,000 at December 31, 2010) consisted of Federal Home Loan Bank borrowings which represent advances secured by certain portfolio residential real estate mortgage loans and other eligible collateral. Such advances bear interest at market short-term rates (approximately 0.46% at December 31, 2010) and mature in 2011. At December 31, 2010, assets pledged to secure these credit facilities approximated $40.9 million and unused lines of credit under these facilities approximated $8.7 million.

NOTE H-EMPLOYEE RETIREMENT PLAN

Subject to eligibility requirements, the Bank's employees participate in a multi-employer employee 401(k) retirement plan. There were no employer contributions in 2010.

NOTE I-OTHER NONINTEREST EXPENSE

The more significant elements of other noninterest expense consisted of the following:

2010

Contracted data processing and administrative services	$720,692
Costs associated with foreclosed properties and other real estate owned	286,051
Advertising	84,221
Professional fees	252,447
FDIC insurance premiums and other regulatory fees	238,586
Other	479,870

$2,061,867

FC-20

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE J-INCOME TAXES

Income taxes include the following components:

2010
Federal:
Current (credit)	$(661,000)
Deferred (credit)	96,000
(565,000)
State:
Current	10,000
Deferred (credit)	(133,100)
(123,100)

Total income tax expense (benefit)	$(688,100)

Net federal deferred income tax assets, included as a component of other assets, consisted of the following at December 31:

2010

Allowance for loan losses	$590,000
Organizational costs	138,000
Other, net	(182,000)

$546,000

Net state deferred income tax assets, included as a component of other assets, consisted of the following at December 31:

2010

Allowance for loan losses	$119,800
Net operating loss carryforward	131,500
Organizational costs	27,900
Other, net	(17,300)

$261,900

No federal or state taxes were paid in 2010. State income taxes refunded in 2010 approximated $29,400. As of December 31, 2010, the Bank had a net operating loss carryforward for state income tax purposes of approximately $1,905,600 expiring in 2025 (no federal net operating loss carryforward at December 31, 2010). Management believes that, based on its tax planning strategies and estimate of future taxable income, it is more likely than not the Bank will generate sufficient taxable income to fully utilize the net deferred tax assets.

FC-21

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE J-INCOME TAXES-Continued

In conjunction with its annual review, management concluded that there were no significant uncertain tax positions requiring recognition in the financial statements. The evaluation was performed for the tax years of 2007 through 2010 the tax years which remain subject to examination by major tax jurisdictions, as of December 31, 2010.

The Bank may from time to time be assessed interest or penalties associated with tax liabilities by major tax jurisdictions, although any such assessments would likely be immaterial. To the extent the Bank may receive an assessment for interest and/or penalties, it is classified in the statements of operations as a component of other noninterest expense.

NOTE K-FAIR VALUE

The following is a description of the Bank's valuation methodologies used to measure and disclose the fair values of its financial assets and liabilities on a recurring or nonrecurring basis:

Investment securities available for sale: Securities available for sale are recorded at fair value on a recurring basis. Fair value measurement is based on quoted prices, when available. If quoted prices are not available, fair values are measured using independent pricing models.

Loans held for sale: Mortgage loans held for sale are carried at the lower of aggregate cost or fair value and are measured on a nonrecurring basis. Fair value is based on independent quoted market prices, where applicable, or the prices for other mortgage whole loans with similar characteristics.

Portfolio loans: The Bank does not record portfolio loans at fair value on a recurring basis. However, from time to time, nonrecurring fair value adjustments to collateral-dependent loans are recorded to reflect partial write-downs or specific reserves based on the observable market price or current appraised value of the collateral or other estimates of fair value.

Other real estate owned: At the time of foreclosure, foreclosed properties are adjusted to estimated fair value less estimated costs to sell upon transfer from portfolio loans to other real estate owned, establishing a new carrying value. The Bank subsequently adjusts fair value on other real estate owned on a nonrecurring basis to reflect partial write-downs based on the observable market price or current appraisal data.

Long-lived assets: The Bank does not record long-lived assets at fair value on a recurring basis. However, from time to time, nonrecurring fair value adjustments to a long-lived asset are recorded to reflect partial write-downs based on the observable market price or other estimate of fair value in the event of impairment.

Fair value measurements for assets and liabilities where there exists limited or no observable market data and, therefore, which are based primarily upon estimates, are often calculated based on current pricing policy, the economic and competitive environment, the characteristics of the asset or liability and other such factors. Therefore, the results cannot be determined with precision and may not be realized in an actual sale or immediate settlement of the asset or liability. Additionally, there may be inherent weaknesses in any calculation technique and, further, changes in the underlying assumptions used, including discount rates and estimates of future cash flows, could significantly affect the results of current or future values. There were no liabilities measured on a recurring or nonrecurring basis as of December 31, 2010.

FC-22

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE K-FAIR VALUE-Continued

Assets measured at fair value on a recurring basis as of December 31 were as follows:

	2010
		Significant
		Other
		Observable
		Inputs
	Total	(Level 2)
Investment securities available for sale:
United States government agency	$6,008,000	$6,008,000
Mortgage-backed	649,000	649,000

	$6,657,000	$6,657,000

Assets measured at fair value on a nonrecurring basis as of December 31 were as follows:

	2010
		Significant
		Other
		Observable
		Inputs
	Total	(Level 2)

Impaired loans (1)	$3,732,000	$3,732,000

Other real estate owned (1)	$779,000	$779,000

(I)	Represents carrying value based on the appraised value of the applicable collateral or other real estate owned or other estimates of fair value (less estimated costs to sell).

Updated appraisals are generally obtained when it has been determined that a collateral dependent loan has become impaired or when it is likely a loan secured by real estate will be foreclosed. Adjustments to the loan's carrying value (or requirements for an allocation of the allowance for loan losses) are made, when appropriate, after review of appraisal data or, in the absence of a recent appraisal, if market conditions significantly decline further. The timing of when a collateral-dependent loan should be classified as a nonperforming credit is contingent upon several factors, including the performance of the loan, payment history and/or results of the Bank's review of updated borrower financial information.

When a borrower's performance has deteriorated (for example, the borrower has become delinquent on required payments, the borrower's updated financial information received indicates adverse financial trends or sales/leasing activity is less than expected in the case of multi-unit properties), the loan will be downgraded and, if appropriate, an updated appraisal will be ordered. In the period between a loan being recognized as impaired and receipt of an updated appraisal, the loan will be included within loss contingency pools, in conjunction with estimating the Bank's requirements for its allowance for loan losses. Upon receipt and review of updated appraisal data and after any further fair value analysis is completed, the loan will be further evaluated for appropriate write-down. Generally, negative differences between appraised value, less the estimated cost to sell, and the related carrying value of the loans are charged to the allowance for loan losses, as a partial write-down/charge-off, on a timely basis after the appraisal has been received and reviewed. Occasionally, additional potential loss amounts may be included if circumstances exist which may further adversely impact fair value estimates. Internally-developed evaluations may be used when the amount of a loan is less than $250,000. Internally-prepared evaluations may also be used when the most recent appraisal date is within a year to estimate the current effect of economic conditions or deterioration. Updated fair value information is generally obtained at least annually for collateral-dependent loans and other real estate owned.

FC-23

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE K-FAIR VALUE-Continued

Comparative carrying values and estimated fair values of financial instruments based upon the accounting guidance set forth in Accounting Standards Codification 825-10 were as follows at December 31 (in $1,000s):

	2010
		Estimated
	Carrying	Fair
	Value	Value
Financial assets:
Cash and cash equivalents	$24,985	$24,985
Loans held for sale	141	141
Investment securities available for sale	6,657	6,657
Federal Home Loan Bank stock	1,065	1,065
Portfolio loans:
Loans secured by real estate:
Commercial	23,027	23,003
Residential (including multi-family)	45,937	46,288
Construction, land development and other land	21,557	21,552
Total loans secured by real estate	90,521	90,843
Commercial and other business-purpose loans	10,437	10,533
Consumer	1,953	2,005
Other	15	15
Total portfolio loans	102,926	103,396
Less allowance for loan losses	(1,736)	(1,736)
Net portfolio loans	101,190	101,660

Financial liabilities:
Deposits:
Noninterest -bearing	8,493	8,493
Interest-bearing:
Demand accounts	51,230	51,230
Time certificates of less than $100,000	38,304	38,380
Time certificates of $100,000 or more	28,343	28,269
Total interest-bearing deposits	117,877	117,879
Total deposits	126,370	126,372
Short-term borrowings	4,000	3,996

Estimated fair values of financial assets and liabilities in the table above are based upon a comparison of current interest rates on financial instruments and the timing of related scheduled cash flows to the estimated present value of such cash flows using current estimated market rates of interest (unless quoted market values or other fair value information is more readily available). For example, the estimate fair values of portfolio loans, time deposits and debt obligations were determined through discounted cash flow computations. Such estimates of fair value are not intended to represent portfolio liquidation value and, accordingly, only represent an estimate of fair values based on current financial reporting requirements.

Given current market conditions, a portion of the loan portfolio is not readily marketable and, accordingly, market prices may not exist. The Bank has not attempted to market the loan portfolio to potential buyers, if any exist, to determine the fair value of those instruments. Since negotiated prices, if any, in illiquid markets depend upon the then-present motivations of the buyer and seller, it is reasonable to assume that potential sales prices could vary widely from any estimate of fair value made without the benefit of negotiations. Additionally, changes in market interest rates commensurate with risk may dramatically impact the value of financial instruments at any time. Accordingly, fair value measurements for loans included in the preceding table are unlikely to represent the instruments' liquidation values.

FC-24

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE L-COMMITMENTS AND CONTINGENCIES

In the ordinary course of business, various loan commitments are made to accommodate the financial needs of Bank customers. Such loan commitments include stand-by letters of credit, lines of credit, and various commitments for other commercial, consumer and mortgage loans. Stand-by letters of credit, when issued, commit the Bank to make payments on behalf of customers when certain specified future events occur and are used infrequently ($379,000 at December 31, 2010). Other loan commitments outstanding consist of unused lines of credit and approved, but unfunded, specific loan commitments ($11.5 million at December 31, 2010). Those loan commitments (stand-by letters of credit and unfunded loans) generally expire within one year and are reviewed periodically for continuance or renewal.

All loan commitments have credit risk essentially the same as that involved in routinely making loans to customers and are made subject to the Bank's normal credit policies. In making these loan commitments, collateral and/or personal guarantees of the borrowers are generally obtained based on management's credit assessment.

The Bank is required to maintain an average reserve balance in the form of cash on hand and balances due from the Federal Reserve Bank and certain correspondent banks. The amount of reserve balance required as of December 31, 2010 was $360,000.

Deposits at the Bank are insured up to the maximum amount covered by FDIC insurance ($250,000 per relationship at December 31, 2010). From December 31, 2010 through December 31, 2012, all noninterest-bearing transaction deposit accounts are fully insured regardless of the amount and account ownership, separate from and in addition to the FDIC insurance coverage provided for the depositors' other accounts.

Generally, banks are subject to cross-guaranty liability regarding other financial institutions the FDIC determines are controlled by any multibank holding company. Pursuant to federal regulations, an insured depository institution may be liable for any loss the FDIC has incurred or expects to incur in connection with the failure of a former affiliate institution and, if the FDIC determines that remaining affiliates have a liability to the FDIC, then they would be required to pay that liability to the FDIC. Payment of a cross-guaranty liability to the FDIC could have a material adverse impact on the results of operations, capital adequacy and financial position of the Bank.

To date, none of Capitol's subsidiary banks have received any notice of assessment of cross guaranty liability. Capitol's banks have, however, received notice from the FDIC that the FDIC may assess a cross-guaranty liability relating to a failed community bank in Florida which ceased operations in November 2009. The FDIC alleges that the Florida bank was an affiliated institution of Capitol, although Capitol owned no securities of that bank or otherwise controlled the failed institution. The aggregate loss to the FDIC of that failed bank approximated $23.6 million. The FDIC has until November 2011, two years from the date of such notice, to determine whether to assess that potential cross-guaranty liability, if any.

In addition to the above-mentioned potential cross-guaranty liability, some of Capitol's banking subsidiaries were advised in December 2009 that, to mitigate the effects of any possible assessment arising from potential cross-guaranty liability, they should develop a plan to arrange a sale, merger or recapitalization such that Capitol no longer controls the bank. This guidance was preceded by Capitol's previously-announced plans to selectively divest of some of its bank subsidiaries in conjunction with reallocating capital resources to the remaining banks.

FC-25

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE M-CAPITAL REQUIREMENTS

Federal financial institution regulatory agencies impose certain risk-based capital requirements on financial institutions. Those guidelines require all banks to maintain certain minimum ratios and related amounts based on "Tier 1" and "Tier 2" capital and "risk-weighted assets" as defined and periodically prescribed by the respective regulatory agencies. Failure to meet these capital requirements can result in severe regulatory enforcement action or other adverse consequences for a depository institution and, accordingly, could have a material impact on the Bank's financial statements.

Under the regulatory capital adequacy requirements and related framework for prompt corrective action, the specific capital requirements involve quantitative measures of assets, liabilities and certain off-balance-sheet items calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by regulatory agencies about components, risk weighting and other factors.

As of December 31, 2010, the most recent notification received by the Bank from regulatory agencies has advised that the Bank is classified as "well-capitalized" as that term is defined by the applicable agencies. There are no conditions or events since those notifications that management believes would change the regulatory classification of the Bank.

Management believes, as of December 31, 2010, that the Bank meets all capital adequacy requirements to which it is subject.

The Bank's various amounts of regulatory capital and related ratios as of December 31 are summarized below (amounts in thousands):

	2010

Tier 1 capital to average total assets:
Minimum required amount	>$	5,713
Actual amount		$9,758
Ratio		6.83%

Tier 1 capital to risk-weighted assets:
Minimum required amount (1)	>$	3,885
Actual amount		$9,758
Ratio		10.05%

Combined Tier 1 and Tier 2 capital to risk-weighted assets:
Minimum required amount (2)	>$	7,770
Amount required to meet "Well-Capitalized" category (3)	>$	9,713
Actual amount		$10,979
Ratio		11.30%

(1)	The minimum required ratio of Tier 1 capital to risk-weighted assets is 4%.
(2)	The minimum required ratio of Tier 1 and Tier 2 capital to risk-weighted assets is 8%.
(3)	In order to be classified as a 'well-capitalized' institution, the ratio of Tier 1 and Tier 2 capital to risk-weighted assets must be 10% or more.

FC-26

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan

NOTE N-POTENTIAL CHANGE IN CONTROL OF THE BANK

In November 2010, the Bank along with Capitol, entered into a share exchange agreement with Piedmont Community Bank Holdings, Inc. (“Piedmont”) which provides for Piedmont’s acquisition of each outstanding share of the Bank’s common stock for cash as set forth in the share exchange agreement for total proceeds of approximately $10 million. Following the proposed transaction, the Bank would become a wholly-owned subsidiary of Piedmont. The share exchange is expected to be completed in 2011, subject to regulatory approvals and contingencies relating to transaction closing conditions.

NOTE O-SUBSEQUENT EVENTS

For purposes of the Bank's December 31, 2010 financial statements, management has evaluated subsequent events through April 18, 2011, the date the financial statements were available to be issued.

FC-27

2.	Unaudited Consolidated Financial Statements (including Notes thereto) for Rowan for the period January 1, 2011 through April 18, 2011.

FC-28

Community Bank of Rowan

Financial Statements

For the period January 1, 2011 through April 18, 2011

(Unaudited)

FC-29

Community Bank of Rowan

Statements of Operations For the Period January 1, 2011 – April 18, 2011	FC-31

Statements of Changes in Shareholders’ Equity For the Period January 1, 2011 – April 18, 2011	FC-32

Statements of Cash Flows For the Period January 1, 2011 – April 18, 2011	FC-33

Notes to Financial Statements	FC-34

FC-30

STATEMENTS OF OPERATIONS
Community Bank of Rowan
For the period January 1, 2011 - April 18, 2011

January 1, 2011
through
April 18, 2011
(Unaudited)
Interest income:
Portfolio loans (including fees)	$1,578,076
Loans held for sale	709
Taxable investment securities	50,565
Interest-bearing deposits with banks	15,054
Other	-
Total interest income	1,644,404

Interest expense:
Deposits	429,698
Short-term borrowings	3,035
Total interest expense	432,733

Net interest income	1,211,671

Provision for loan losses-Note C	2,107,136

Net interest income (loss) after provision for loan losses	(895,465)

Noninterest income:
Service charges on deposit accounts	18,506
Fees from origination of non-portfolio residential mortgage loans	34,284
Fees from servicing government-guaranteed loans	41,028
Gain on sales of government-guaranteed loans	46,943
Other	48,890
Total noninterest income	189,651

Noninterest expense:
Salaries and employee benefits	333,592
Occupancy	44,184
Equipment rent, depreciation and maintenance	40,699
Other-Note E	611,587
Total noninterest expense	1,030,062

Loss before income taxes (benefit)	(1,735,876)

Income taxes (benefit)-Note F	(708,565)

NET LOSS	$(1,027,311)

NET LOSS PER SHARE	$(1.26)

FC-31

STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
Community Bank of Rowan
For the period January 1, 2011 - April 18, 2011 (Unaudited)

				Accumulated
		Additional	Retained-	Other
	Common	Paid-in	Earnings	Comprehensive
	Stock	Capital	Deficit	Income	Total

BALANCES AT DECEMBER 31, 2010	4,065,415	6,805,227	(1,112,625)	33,004	9,791,021
Components of comprehensive loss:
Net income for 2011	-	-	(1,027,311)	-	(1,027,311)
Fair value adjustment for Investment securities available for sale (net of income tax effect)	-	-	-	(17,716)	(17,716)
Comprehensive loss for 2011	-	-	-	-	(1,045,027)

BALANCES AT APRIL 18, 2011	$4,065,415	$6,805,227	$(2,139,936)	$15,288	$8,745,994

FC-32

STATEMENTS OF CASH FLOWS
Community Bank of Rowan
For the period January 1, 2011 - April 18, 2011

January 1, 2011
through
April 18, 2011
(Unaudited)
OPERATING ACTIVITIES
Net loss	$(1,027,311)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Provision for loan losses	2,107,136
Depreciation of premises and equipment	47,591
Net amortization (accretion) of investment security premiums (discounts)	9,925
Loss on sales of other real estate owned	50,602
Gain on sales of government-guaranteed loans	(46,943)
Write-down of other real estate owned	-
Deferred income tax expense (credit)	(708,565)
Net change in loans held for sale	140,993
Increase in accrued interest income and other assets	284,850
Increase (decrease) in accrued interest expense on deposits and other liabilities	5,033
NET CASH PROVIDED BY OPERATING ACTIVITIES	863,311

INVESTING ACTIVITIES
Proceeds from calls, prepayments and maturities of investment securities	6,274,117
Purchase of securities available for sale	(6,302,565)
Redemption of Federal Home Loan Bank stock by issuer	-
Purchase of Federal Home Loan Bank stock	-
Net increase in portfolio loans	(3,594,724)
Proceeds from sales of government-guaranteed loans	1,030,273
Proceeds from sales of other real estate owned	108,398
Purchase of premises and equipment	(4,835)
NET CASH PROVIDED (USED) BY INVESTING ACTIVITIES	(2,489,336)

FINANCING ACTIVITIES
Net increase (decrease) in deposits	(885,008)
Proceeds from Federal Home Loan Bank borrowings	-
Payments on Federal Home Loan Bank borrowings	-

NET CASH PROVIDED (USED) BY FINANCING ACTIVITIES	(885,008)

INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	(2,511,033)

Cash and cash equivalents at beginning of period	24,984,619

CASH AND CASH EQUIVALENTS AT END OF PERIOD	$22,473,586

Supplemental disclosures:
Cash paid during the period for interest	$436,826
Transfers of loans to other real estate owned	1,479,000

FC-33

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan
(Unaudited)

NOTE A-SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations and Basis of Presentation: Community Bank of Rowan (the "Bank") is a full-service commercial bank located in Salisbury, North Carolina. The Bank commenced operations in February 2006 and is 51%-owned by Capitol Bancorp Limited ("Capitol"), a national community-banking company (previously 51% owned by a bank-development affiliate of Capitol).

The Bank provides a full range of banking services to individuals, businesses and other customers located in its community. A variety of deposit products are offered, including checking, savings, money market, individual retirement accounts and certificates of deposit. The principal market for the Bank's financial services is the community in which it is located and the areas immediately surrounding that community.

Estimates: The preparation of financial statements in conformity with generally accepted accounting principles in the United States of America requires management to make significant estimates and assumptions that affect the reported amounts of assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results will differ from those estimates because of the inherent subjectivity and inaccuracy of any estimation.

Cash and Cash Equivalents: Cash and cash equivalents include cash on hand, amounts due from banks (interest-bearing and noninterest-bearing) and federal funds sold. Generally, federal funds transactions are entered into for a one-day period.

Investment Securities: Investment securities available for sale are carried at fair value with unrealized gains and losses reported as a separate component of stockholders' equity, net of tax effect (accumulated other comprehensive income). All other investment securities are classified as held for long-term investment (none at December 31, 2010) and are carried at amortized cost, which approximates fair value.

Investments are classified at the date of purchase based on management's analysis of liquidity and other factors. The adjusted cost of specific securities sold is used to compute realized gains or losses. Premiums and discounts are recognized in interest income using the interest method over the period to maturity.

Federal Home Loan Bank Stock: Federal Home Loan Bank stock is carried on the basis of cost (and par value). Such investment is restricted and may only be resold to or redeemed by the issuer.

Loans, Credit Risk and Allowance for Loan Losses: Portfolio loans are carried at their principal balance based on management's intent and ability to hold such loans for the foreseeable future until maturity or repayment. The Bank primarily presents its portfolio loan information on a segment basis that is further subdivided into classes on the basis of collateral types.

FC-34

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan
(Unaudited)

NOTE A-SIGNIFICANT ACCOUNTING POLICIES-Continued

Credit risk arises from making loans and loan commitments in the ordinary course of business. Consistent with the Bank's emphasis on business lending, there are concentrations of credit risk in loans secured by commercial real estate and less significant levels of concentration risk may exist in loans secured by equipment and other business assets. The maximum potential credit risk to the Bank, without regard to underlying collateral and guarantees, is the total of loans and loan commitments outstanding. Management reduces exposure to losses from credit risk by requiring collateral and/or guarantees for loans and by monitoring concentrations of credit, in addition to recording provisions for loan losses and maintaining an allowance for loan losses.

The allowance for loan losses is maintained at a level believed adequate by management to absorb estimated losses inherent in the portfolio at the balance-sheet date. Management's determination of the adequacy of the allowance for loan losses is an estimate based on evaluation of the portfolio (including potential impairment of individual loans and concentrations of credit), past loss experience, current economic conditions, volume, amount and composition of the loan portfolio, loan commitments outstanding and other factors. The allowance is increased by provisions for loan losses charged to operations and reduced by net charge-offs. Delinquent loans are charged-off at 120 days past due for closed-end loans and 180 days past due for revolving lines of credit or at an earlier time if a loss-confirming event has occurred, unless the loan is both well-secured and in the process of collection. Because the allowance for loan losses is based on significant estimates, actual future loan losses will differ from such estimates.

The allowance for loan losses consists of specific and general components. The specific component relates to loans that are individually classified as impaired and loans which are considered to be troubled debt restructurings. The general component covers non-classified loans and is based on historical loss experience adjusted for current qualitative environmental factors. The Bank maintains a loss history analysis that tracks loan losses and recoveries based on loan class as well as the loan risk grade assignment.

For all classes of loans, a loan is placed into nonaccrual status generally before the loan becomes 90 days past due if it becomes probable that the borrower cannot make all scheduled payments, full repayment of principal and interest is not expected or the loan is identified as having loss elements or when any loan becomes past due 90 days or more. Loans are returned to accrual status when all the principal and interest amounts contractually due have been brought current, have demonstrated timely payment performance for a period of time and future payments are reasonably assured.

For all classes of loans, a loan is considered impaired when it is probable that all amounts due according to the contractual terms of a loan agreement will not be collected, including contractually scheduled interest and principal payments. All impaired loans greater than $250,000 (based on aggregate relationship) are individually evaluated for impairment. If an individual loan is considered impaired, a specific allowance allocation may be recorded, generally followed by a subsequent charge-down in the amount of the impairment recorded to reduce the loan to its net realizable value. If an individual loan is not considered individually impaired, the loan is included in the specific or general reserve allocation process for like-graded credits, unless such loan has had an impairment analysis performed and no impairment amount exists (in which case no general reserve allocation is considered necessary). Groups of smaller balance homogeneous loans are collectively evaluated for impairment and, accordingly, these loans are not generally separately identified for impairment evaluation.

FC-35

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan
(Unaudited)

NOTE A-SIGNIFICANT ACCOUNTING POLICIES-Continued

Loans are accounted for as troubled debt restructurings if, for economic or legal reasons related to the borrower's financial condition, the Bank grants a "concession" to the borrower that they would not otherwise consider. A troubled debt restructuring may involve a modification of terms such as a reduction of the stated interest rate or loan balance, a reduction of accrued interest, an extension of the maturity date at an interest rate lower than a current market rate for a new loan with similar risk, or some combination thereof involving a concession to the borrower to facilitate repayment. Troubled debt restructurings generally remain classified as impaired until the borrower has demonstrated timely payment performance for a period of time pursuant to the modified terms of the loan.

The Bank has stand-by letters of credit outstanding that, when issued, commit the Bank to make payments on behalf of customers if certain specified future events occur, generally being nonpayment by the customer to a counterparty. These obligations generally expire within one year and require collateral and/or personal guarantees by the borrower and its principals based on management's assessment of loss exposure. The maximum credit risk associated with these instruments equals their contractual amounts, assuming that the borrower defaults and related collateral proves to be worthless. The total contractual amounts do not necessarily represent future cash requirements since many of those guarantees expire without being drawn upon. The Bank records a liability, generally equal to the fees received, for these stand-by letters of credit.

Credit risk also arises from amounts of funds on deposit at other financial institutions (i.e., due from banks) to the extent balances exceed the limits of deposit insurance. The Bank monitors the financial position of such financial institutions to evaluate credit risk periodically.

Interest and Fees on Loans: Interest income on loans is recognized based upon the principal balance of loans outstanding. Loan origination fees and direct loan origination costs are deferred and amortized over the life of the related loans as an adjustment of yield. Direct costs of successful origination of portfolio loans generally exceed fees from loan originations (net deferred costs approximated $265,000 at December 31, 2010).

For all classes of loans, the accrual of interest is generally discontinued when a loan becomes 90 days past due as to interest (i.e., placed on nonaccrual status). When interest accruals are discontinued, interest previously accrued (but unpaid) is reversed against interest income. Interest payments subsequently received on such loans may be accounted for on a cash basis as to interest income, provided that collectability of principal is expected and until the loan qualifies for being returned to accrual status. If collectability of principal is not expected, subsequent payments of interest are applied to principal. Management may elect to continue the accrual of interest when the estimated net realizable value of collateral is sufficient to cover the principal balance and accrued interest and the loan is in the process of collection.

Transfers of Financial Assets: Transfers of financial assets are accounted for as sales when control over the transferred asset has been surrendered. Control over transferred assets is deemed to be surrendered when (1) the assets have been isolated from the Bank and are presumptively beyond the reach of the transferor and its creditors (even in bankruptcy or other receivership), (2) the transferee obtains the right (free of conditions that constrain it from taking advantage of that right) to pledge or exchange the transferred assets and (3) the Bank does not maintain effective control over the transferred asset through an agreement to repurchase it before maturity or the ability to unilaterally cause the holder to return specific assets. Transfers of financial assets are generally limited to participating interests in commercial loans sold as well as sale of government-guaranteed loans and the sale of residential mortgage loans into the secondary market, the extent of which is disclosed in the statements of cash flows.

FC-36

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan
(Unaudited)

NOTE A-SIGNIFICANT ACCOUNTING POLICIES-Continued

Premises and Equipment: Premises and equipment are stated on the basis of cost. Depreciation of equipment, furniture and software, which have estimated useful lives of three to seven years, is computed principally by the straight-line method. Buildings are generally depreciated on a straight-line basis with estimated useful lives of approximately 40 years. Leasehold improvements are generally depreciated over the shorter of the respective lease term or estimated useful life.

Other Real Estate: Other real estate is comprised of properties acquired through a foreclosure proceeding or acceptance of a deed in lieu of foreclosure. At the time of foreclosure, the carrying value of such properties is adjusted to estimated fair value (less estimated costs to sell) when transferred from portfolio loans to other real estate owned, establishing a new cost-basis. These properties held for sale are subsequently carried at the lower of the new cost-basis or estimated fair value (less estimated costs to sell) and are periodically reviewed for subsequent impairment.

Fair Values of Financial Instruments: Fair values of financial instruments are estimated using market information and other assumptions and involve uncertainties and matters of significant judgment regarding interest rates, credit risk, prepayments, assumptions and other factors, especially in the absence of broad markets for particular items. Changes in assumptions or market conditions could significantly affect such estimates.

Income Taxes: Deferred income taxes are recognized for the tax consequences of temporary differences by applying enacted tax rates applicable to future years to differences between the financial statement carrying amounts and the tax bases of existing assets and liabilities. When it is determined that realization of deferred tax assets may be in doubt, a valuation allowance is recorded to reduce those assets to the amount which is more-likely-than-not realizable. The effect on income taxes of a change in tax laws or rates is recognized in operations in the period that includes the enactment date.

Net Income (Loss) Per Share: Net income (loss) per share is based on the weighted average number of common shares outstanding (813,083 shares). There were no common stock equivalents or other forms of dilutive instruments for the years presented.

Comprehensive Income (Loss): Comprehensive income (loss) is the sum of net income (loss) and certain other items which are charged or credited to stockholders' equity. For the years presented, the Bank's only element of comprehensive income (loss) other than net income (loss) from operations was the net change in the fair value adjustment for investment securities available for sale. Accordingly, the elements and total of comprehensive income (loss) are shown within the statement of changes in stockholders' equity presented herein.

New Accounting Standards: A new standard became effective January 1, 2009 clarifying the accounting for transfers of financial assets and repurchase financing transactions. Subsequently, further guidance revised requirements for the presentation and disclosure of transfers of financial assets and the effects of a transfer on an entity's financial position, financial performance and cash flows along with placing limitations on portions of financial assets that are eligible for accounting recognition as a sale. The guidance applies to transfers of financial assets occurring on or after January 1, 2010 and did not materially affect the Bank's financial position or results of operations upon implementation.

FC-37

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan
(Unaudited)

NOTE A-SIGNIFICANT ACCOUNTING POLICIES-Continued

In December 2009, an accounting standards update was issued to improve financial reporting by entities involved with variable interest entities. This update replaces the quantitative-based risks and rewards calculation for determining which reporting entity, if any, has a controlling financial interest in a variable interest entity with an approach focused on identifying which reporting entity has the power to direct the activities of a variable interest entity that most significantly impact the entity's economic performance and (1) the obligation to absorb losses of the entity or (2) the right to receive benefits from the entity, and it requires additional disclosures about a reporting entity's involvement in variable interest entities. The guidance became effective for the Bank on January 1, 2010 and had no effect on the Bank's financial statements upon implementation.

In January 2010, an accounting standards update regarding fair value measurements and disclosures was issued to require more robust disclosures about (1) different classes of assets and liabilities measured at fair value, (2) valuation techniques and inputs used, (3) the activity in Level 3 fair-value measurements, and (4) the transfers between Levels 1, 2, and 3 of fair-value estimates. The new disclosures became effective for the Bank beginning January 1, 2010, except for the disclosures about purchases, sales, issuances and settlements in the roll forward of activity in Level 3 fair-value measurements which became effective beginning January 1, 2011. The required disclosures for 2010 are set forth in Note K of our financial statements for the year ended December 31, 2010. Management does not expect the deferred disclosure requirements will have a material effect on the Bank's financial statements upon implementation in 2011.

In April 2010, an accounting standards update was issued clarifying that modifications of acquired loans accounted for within a pool that have evidence of credit deterioration upon acquisition, do not result in the removal of those loans from the pool even if the modification would otherwise be considered a troubled debt restructuring. An entity will continue to be required to consider whether the pool of assets in which the loan is included is impaired if expected cash flows for the pool change. Loans not accounted for within pools continue to be subject to the troubled debt restructuring accounting provisions. This new guidance is effective for modifications of loans accounted for within pools occurring after July 1, 2010 and did not have any effect on the Bank's financial statements upon implementation because it has not acquired any pools of loans which are currently subject to such guidance.

In July 2010, an accounting standards update was issued which requires significant new disclosures on a disaggregated basis about the allowance for loan losses and the credit quality of loans. Under this standards update, a roll forward of the allowance for loan losses with the ending balance further disaggregated on the basis of the impairment methods used to establish loss estimates, along with the related ending loan balances and significant purchases and sales of loans during the period are to be disclosed by portfolio segment or classification used for reporting purposes. Additional disclosures are required by class of loan, including credit quality, aging of past-due loans, nonaccrual status and impairment information. Disclosure of the nature and extent of troubled debt restructurings that occur during the period and their effect on the allowance for loan losses, as well as the effect on the allowance regarding troubled debt restructurings that occur within the prior 12 months that defaulted during the current reporting period, will also be required. The disclosures are to be presented at the level of disaggregation that management uses when assessing and monitoring the loan portfolio's risk and performance. The majority of the disclosures under this new guidance, which are required as of the end of a reporting period, are effective for interim and annual periods ending after December 15, 2010 and are set forth in Note C. The disclosures about activity that occurs during a reporting period are effective for interim and annual reporting periods beginning after December 15, 2010. The part of this new guidance which was implemented in 2010 did not have an effect on the Bank's financial statements upon implementation except for expanded disclosures therein and management does not expect the implementation of the remaining disclosure requirements will have an effect on the Bank's financial statements upon implementation in 2011.

FC-38

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan
(Unaudited)

NOTE A-SIGNIFICANT ACCOUNTING POLICIES-Continued

In April 2011, an accounting standards update was issued clarifying what constitutes a troubled debt restructuring. When performing the evaluation of whether a loan modification or restructuring constitutes a troubled debt restructuring, a creditor must separately conclude that both of the following exist: (1) the modification constitutes a concession and (2) the debtor is experiencing financial difficulties as defined by the guidance. This guidance also clarifies that a creditor is precluded from using the borrower's effective interest rate test when performing this evaluation. As a subsidiary of a public company, this new guidance is effective retrospectively to January 1, 2011 and did not materially affect the Bank's financial position or results of operations upon implementation.

A variety of proposed or otherwise potential accounting standards are currently under study by standard-setting organizations and various regulatory agencies. Because of the tentative and preliminary nature of these proposed standards, management has not determined whether implementation of such proposed standards would be material to the Bank's financial statements.

NOTE B-INVESTMENT SECURITIES

Investment securities available for sale consisted of the following at December 31:

	2010
		Estimated	Gross
	Amortized	Fair	Unrealized
	Cost	Value	Gain

United States government agency	$6,000,000	$6,007,500	$7,500
Mortgage-backed	606,511	649,017	42,507

	$6,606,511	$6,656,517	$50,007

At December 31, 2010, all securities were pledged to secure public and trust deposits and for other purposes as required by law.

NOTE C- ALLOWANCE FOR LOAN LOSSES

Activity within the allowance for loan losses is summarized below:

2011

Balance at beginning of period	$1,736,000
Provision for loan losses charged to operations	2,107,136
Loans charged-off (deduction)	(2,107,136)
Recoveries	1,654
Balance at end of period	$1,737,654

FC-39

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan
(Unaudited)

NOTE D-EMPLOYEE RETIREMENT PLAN

Subject to eligibility requirements, the Bank's employees participate in a multi-employer employee 401(k) retirement plan. There we no employer contributions in 2011.

NOTE E-OTHER NONINTEREST EXPENSE

The more significant elements of other noninterest expense consisted of the following:

Period January 1,
through
April 18, 2011

Contracted data processing and administrative services	$196,063
Costs associated with foreclosed properties and other real estate owned	87,398
Advertising	33,783
Professional fees	42,564
FDIC insurance premiums and other regulatory fees	54,538
Other	197,259

$611,587

NOTE F-INCOME TAXES

Income taxes include the following components:

Period January 1,
through
April 18, 2011
Federal:
Current (credit)	$-
Deferred (credit)	(579,862)
(579,862)
State:
Current	-
Deferred (credit)	(128,703)
(128,703)

Total income tax expense (benefit)	$(708,565)

No federal or state taxes were paid in the period January 1, 2011 through April 18, 2011.

FC-40

NOTES TO FINANCIAL STATEMENTS
Community Bank of Rowan
(Unaudited)

NOTE G-SUBSEQUENT EVENTS

For purposes of the Bank's financial statements for the period January 1, 2011 through April 18, 2011, management has evaluated subsequent events through the date the financial statements were available to be issued.

On April 19, 2011, Piedmont Community Bank Holdings, Inc., a Delaware corporation (“Piedmont”) acquired all outstanding common stock of the Company. At the date of Piedmont’s investment, the Company operated two branch offices, which were located in Salisbury and China Grove, North Carolina. Piedmont purchased 813,083 shares of the Company’s common stock for an aggregate purchase price of $9,500,000. Immediately following the acquisition, Piedmont purchased an additional 569,158 shares of newly issued common stock for an aggregate price of $7,000,000. VantageSouth Bank, a North Carolina-chartered bank (“VantageSouth”), and the Company became commonly controlled by Piedmont at the date of Piedmont’s acquisition of Rowan.

On February 1, 2012, a transaction was completed whereby Piedmont purchased the remaining non-controlling interest in VantageSouth and simultaneously merged Rowan into VantageSouth. Piedmont purchased all remaining shares of VantageSouth common stock from non-controlling shareholders for an aggregate purchase price of approximately $4,800,000, or $4.35 per share. Following this transaction, Piedmont substantially wholly owned the combined VantageSouth. Subsequent to this transaction, VantageSouth sold shares of its stock to its directors as required by state law. Such non-controlling ownership is immaterial to Piedmont’s control of VantageSouth.

FC-41

CONSOLIDATED FINANCIAL STATEMENTS OF ECB BANCORP, INC.

1.	Audited Consolidated Financial Statements (including Notes thereto) for ECB for the fiscal years ended December 31, 2011 and December 31, 2010.

2.	Unaudited Consolidated Financial Statements (including Notes thereto) for ECB for the three and nine month periods ended September 30, 2012.

FD-1

1.	Audited Consolidated Financial Statements (including Notes thereto) for ECB for the fiscal years ended December 31, 2011 and December 31, 2010.

FD-2

ECB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED FINANCIAL STATEMENTS

ECB BANCORP, INC. AND SUBSIDIARY

FD-3

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

ECB Bancorp, Inc.

Engelhard, North Carolina

We have audited the accompanying consolidated balance sheets of ECB Bancorp, Inc. and Subsidiary (the “Company”) as of December 31, 2011 and 2010 and the related consolidated results of operations, shareholders’ equity, and cash flows for each of the years in the three-year period ended December 31, 2011. These consolidated financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on these consolidated financial statements based on our audits.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of ECB Bancorp, Inc. and Subsidiary as of December 31, 2011 and 2010, and the results of their operations and their cash flows for each of the years in the three-year period ended December 31, 2011, in conformity with accounting principles generally accepted in the United States of America.

/s/ Dixon Hughes Goodman LLP

Greenville, North Carolina

March 30, 2012

FD-4

ECB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED BALANCE SHEETS

DECEMBER 31, 2011 AND 2010

(Dollars in thousands, except per share data)

	2011	2010
ASSETS
Non-interest bearing deposits and cash	$18,363	$11,731
Interest-bearing deposits	63	20
Overnight investments	6,305	8,415

Total cash and cash equivalents	24,731	20,166

Investment securities available-for-sale, at fair value (cost of $338,685 and $275,883 at December 31, 2011 and 2010, respectively)	339,450	273,229
Loans held for sale	2,866	4,136
Loans	496,542	567,631
Allowance for loan losses	(12,092)	(13,247)

Loans, net	484,450	554,384

Real estate and repossessions acquired in settlement of loans, net	6,573	4,536
Federal Home Loan Bank common stock, at cost	3,456	4,571
Bank premises and equipment, net	26,289	26,636
Accrued interest receivable	5,308	5,243
Bank owned life insurance	11,778	8,954
Other assets	16,376	18,014

Total	$921,277	$919,869

LIABILITIES AND SHAREHOLDERS’ EQUITY
Deposits
Demand, non-interest-bearing	$135,732	$104,932
Demand, interest-bearing	270,119	262,977
Savings	55,517	29,938
Time	336,277	388,094

Total deposits	797,645	785,941

Accrued interest payable	519	631
Short-term borrowings	11,679	11,509
Long-term obligations	25,500	34,500
Other liabilities	5,491	6,394

Total liabilities	840,834	838,975

Commitments and contingent liabilities
SHAREHOLDERS’ EQUITY
Preferred stock, Series A	17,454	17,288
Common stock, par value $3.50 per share	9,974	9,974
Capital surplus	25,873	25,852
Warrant	878	878
Retained earnings	25,926	28,554
Accumulated other comprehensive income (loss)	338	(1,652)

Total shareholders’ equity	80,443	80,894

Total	$921,277	$919,869

Common shares outstanding	2,849,841	2,849,841
Common shares authorized	50,000,000	10,000,000
Preferred shares outstanding	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000
Non-voting common shares authorized	2,000,000	—

See accompanying Notes to Consolidated Financial Statements.

FD-5

ECB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED RESULTS OF OPERATIONS

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

(Dollars in thousands, except per share data)

	2011	2010	2009
INTEREST INCOME
Interest and fees on loans	$28,652	$30,745	$30,595
Interest on investment securities:
Interest exempt from federal income taxes	485	1,541	1,406
Taxable interest income	7,862	7,464	8,774
Dividend income	34	44	127
Other interest	44	13	3

Total interest income	37,077	39,807	40,905

INTEREST EXPENSE
Deposits
Demand accounts	1,973	1,527	833
Savings	310	91	46
Time	6,925	9,392	12,079
Short-term borrowings	284	241	462
Long-term obligations	614	637	707
Other interest expense	—	—	30

Total interest expense	10,106	11,888	14,157

Net interest income	26,971	27,919	26,748
Provision for loan losses	8,483	12,980	11,100

Net interest income after provision for loan losses	18,488	14,939	15,648

NON-INTEREST INCOME
Service charges on deposit accounts	3,262	3,418	3,652
Other service charges and fees	1,225	1,419	1,160
Mortgage origination fees	1,300	1,283	950
Net gain on sale of securities	2,631	5,508	2,565
Income from bank owned life insurance	324	297	310
Other operating income	58	70	12

Total non-interest income	8,800	11,995	8,649

NON-INTEREST EXPENSE
Salaries	10,869	9,832	8,287
Retirement and other employee benefits	2,814	2,924	2,488
Occupancy	2,041	1,876	1,832
Equipment	2,173	2,160	1,763
Professional fees	1,386	936	832
Supplies	238	221	216
Communications/Data lines	710	663	642
FDIC insurance	941	1,445	1,689
Other outside services	602	528	470
Net cost of real estate and repossessions acquired in settlement of loans	1,438	1,104	1,345
Data processing and related expenses	1,062	295	304
Securities purchase agreement termination fees	1,686	—	—
Contract early termination fees	—	1,141	—
Other operating expenses	3,896	3,715	3,284

Total non-interest expense	29,856	26,840	23,152

(Loss) income before income taxes	(2,568)	94	1,145
Income tax (benefit)	(1,544)	(766)	(357)

Net income (loss)	(1,024)	860	1,502

Preferred stock dividends	897	897	853
Accretion of discount	166	166	150

Income (loss) available to common shareholders	$(2,087)	$(203)	$499

Net income (loss) per share—basic	$(0.73)	$(0.07)	$0.18

Net income (loss) per share—diluted	$(0.73)	$(0.07)	$0.18

Weighted average shares outstanding—basic	2,849,841	2,849,594	2,884,950

Weighted average shares outstanding—diluted	2,849,841	2,849,594	2,845,966

See accompanying Notes to Consolidated Financial Statements.

FD-6

ECB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

(Dollars in thousands, except per share data)

	Preferred Stock	Common stock		Common Stock warrant	Capital surplus	Retained earnings	Accumulated other comprehensive income (loss)	Comprehensive income (loss)	Total
		Number	Amount
BALANCE—December 31, 2008	$—	2,844,489	$9,956	$—	$25,707	$31,026	$1,254		$67,943
Unrealized loss, net of income tax benefit of $128	—	—	—	—	—	—	(205)	$(205)	(205)
Net income	—	—	—	—	—	1,502	—	1,502	1,502

Total comprehensive income								$1,297

Issuance of preferred stock in connection with Capital Purchase Program, net of discount on preferred stock	17,067	—	—	—	—	—	—		17,067
Issuance of common stock warrant in connection with Capital Purchase Program	—	—	—	882	—	—	—		882
Cost associated with issuance of preferred stock and common warrant	(95)	—	—	(4)	—	—	—		(99)
Stock based compensation	—	—	—	—	61	—	—		61
Stock options exercised	—	1,892	7	—	16	—	—		23
Issuance of restricted stock	—	1,500	5		19	—	—		24
Preferred stock accretion	150	—	—	—	—	(150)	—
Cash dividends on preferred stock	—	—	—	—	—	(745)	—		(745)
Cash dividends ($ .73 per share)	—	—	—	—	—	(2,078)	—		(2,078)

BALANCE—December 31, 2009	17,122	2,847,881	9,968	878	25,803	29,555	1,049		84,375
Unrealized loss, net of income tax benefit of $1,691	—	—	—	—	—	—	(2,701)	$(2,701)	(2,701)
Net income	—	—	—	—	—	860	—	860	860

Total comprehensive loss								$(1,841)

Stock based compensation	—	—	—	—	36	—	—		36
Stock options exercised	—	1,960	6	—	13	—	—		19
Preferred stock accretion	166					(166)	—
Cash dividends on preferred stock	—	—	—	—	—	(897)	—		(897)
Cash dividends ($ .28 per share)	—	—	—	—	—	(798)	—		(798)

BALANCE—December 31, 2010	17,288	2,849,841	9,974	878	25,852	28,554	(1,652)		80,894
Unrealized gain, net of income tax expense of $1,316	—	—	—	—	—	—	2,103	$2,103	2,103
Post-retirement health insurance benefit adjustment, net of income tax benefit of $42	—	—	—	—	—	—	(113)	(113)	(113)
Net loss	—	—	—	—	—	(1,024)	—	(1,024)	(1,024)

Total comprehensive income			—					$966

Stock based compensation	—	—	—	—	21	—	—		21
Preferred stock accretion	166	—		—	—	(166)	—
Cash dividends on preferred stock	—	—	—	—	—	(897)	—		(897)
Cash dividends ($ .19 per share)	—	—	—	—	—	(541)	—		(541)

BALANCE—December 31, 2011	$17,454	2,849,841	$9,974	$878	$25,873	$25,926	$338		$80,443

See accompanying Notes to Consolidated Financial Statements.

FD-7

ECB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

(Dollars in thousands)

	Years Ended December 31,
	2011	2010	2009
CASH FLOWS FROM OPERATING ACTIVITIES
Net income (loss)	$(1,024)	$860	$1,502
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation	1,435	1,365	1,351
Amortization of premium on investment securities, net	3,372	2,084	940
Provision for loan losses	8,483	12,980	11,100
Deferred income taxes	(596)	(1,732)	(3,918)
Gain on sale of securities	(2,631)	(5,508)	(2,565)
Stock based compensation	21	36	85
Impairment of real estate and repossessions acquired in settlement of loans	875	366	1,034
Loss on sale of real estate and repossessions acquired in settlement of loans	363	638	122
Loss on disposal of premises and equipment	—	11	15
Increase in accrued interest receivable	(65)	(276)	(304)
Income from bank owned life insurance	(324)	(297)	(310)
Origination of loans held for sale	(53,778)	(35,452)	—
Proceeds from sale of loans held for sale	55,048	31,316	—
(Increase) decrease in other assets	805	(342)	(3,973)
Decrease in accrued interest payable	(112)	(490)	(1,768)
(Decrease) increase in other liabilities	(903)	2,130	(13)

Net cash provided by operating activities	10,969	7,689	3,298

CASH FLOWS FROM INVESTING ACTIVITIES
Proceeds from sales of investment securities classified as available-for-sale	147,698	191,192	120,310
Proceeds from maturities of investment securities classified as available-for-sale	51,050	55,657	55,613
Purchases of investment securities classified as available-for-sale	(262,291)	(281,964)	(227,680)
Redemption (purchase) of Federal Home Loan Bank common stock	1,115	545	(1,257)
Proceeds from disposal of premises and equipment	—	—	12
Purchases of premises and equipment	(1,088)	(2,285)	(970)
Proceeds from disposal of real estate and repossessions acquired in settlement of loans	3,266	2,775	2,801
Purchase of bank owned life insurance	(2,500)	—	—
Net loan repayments (originations)	54,910	(2,568)	(51,937)

Net cash used in investing activities	(7,840)	(36,648)	(103,108)

CASH FLOWS FROM FINANCING ACTIVITIES
Net increase in deposits	11,704	31,211	125,578
Net increase (decrease) in borrowings	(8,830)	2,099	(39,806)
Dividends paid to common shareholders	(541)	(1,118)	(2,078)
Dividends paid on preferred stock	(897)	(897)	(745)
Net proceeds from stock options exercised	—	19	23
Net proceeds from issuance of preferred stock and warrant to purchase common stock	—	—	17,850

Net cash provided by financing activities	1,436	31,314	100,822

Increase in cash and cash equivalents	4,565	2,355	1,012
Cash and cash equivalents at beginning of year	20,166	17,811	16,799

Cash and cash equivalents at end of year	$24,731	$20,166	$17,811

See accompanying Notes to Consolidated Financial Statements.

FD-8

ECB BANCORP, INC. AND SUBSIDIARY

CONSOLIDATED STATEMENTS OF CASH FLOWS, continued

FOR THE YEARS ENDED DECEMBER 31, 2011, 2010 AND 2009

(Dollars in thousands)

	Years Ended December 31,
	2011	2010	2009
SUPPLEMENTAL DISCLOSURE OF NONCASH FINANCING AND INVESTING ACTIVITIES
Unrealized gains on available-for-sale securities, net of deferred taxes	$2,103	$(2,702)	$(205)

Post-retirement health insurance benefit adjustment, net of deferred taxes	$(113)	$—	$—
Transfer from long-term to short-term borrowings	$9,000	$6,500	$5,000

Cash dividends declared but not paid	$—	$199	$520

Transfer from investments to other assets	$—	$250	$—

Transfer from loans to real estate and repossessions acquired in settlement of loans	$6,541	$3,270	$5,676

Transfer from real estate and repossessions acquired in settlement of loans to bank premises and equipment	$—	$398	$—

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION
Interest paid	$10,218	$12,378	$15,925

Taxes paid	$20	$1,792	$3,455

See accompanying Notes to Consolidated Financial Statements.

FD-9

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

DECEMBER 31, 2011 and 2010

1.    SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

(A)    Consolidation

The consolidated financial statements include the accounts of ECB Bancorp, Inc. (Bancorp) and its wholly owned subsidiary, The East Carolina Bank (the Bank) (collectively referred to hereafter as the Company). The Bank has one wholly-owned subsidiary, ECB Financial Services, Inc., which formerly provided courier services to the Bank but is currently inactive. All significant inter-company transactions and balances have been eliminated in consolidation.

(B)    Basis of Financial Statement Presentation

The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheets and the reported amounts of income and expenses for the periods presented. Actual results could differ significantly from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, real estate and repossessions acquired in settlement of loans, net and the valuation of the deferred tax asset.

(C)    Business

Bancorp is a bank holding company incorporated in North Carolina on March 4, 1998. The principal activity of Bancorp is ownership of the Bank. The Bank provides financial services through its branch network located in eastern North Carolina. The Bank competes with other financial institutions and numerous other non-financial services commercial entities offering financial services products. The Bank is further subject to the regulations of certain federal and state agencies and undergoes periodic examinations by those regulatory authorities. The Company has no foreign operations, and the Company’s customers are principally located in eastern North Carolina.

(D)    Cash and Cash Equivalents

Cash and cash equivalents include demand and time deposits (with original maturities of ninety days or less) at other financial institutions and overnight investments. Overnight investments include federal funds sold which are generally outstanding for one-day periods.

(E)    Investment Securities

Certain debt securities that management has the positive intent and ability to hold to maturity are classified as “held to maturity” and recorded at amortized cost. Trading securities are recorded at fair value with changes in fair value included in earnings. Securities not classified as held to maturity or trading, including equity securities with readily determinable fair values, are classified as “available for sale” and recorded at fair value, with unrealized gains and losses excluded from earnings and reported in other comprehensive income.

Purchase premiums and discounts are recognized in interest income using the interest method over the terms of the securities. Declines in the fair value of held-to-maturity and available-for-sale securities below their cost that are deemed to be other than temporary are reflected in earnings as realized losses. In determining whether other-than-temporary impairment exists, management considers many factors, including (1) the length of time and the extent to which the fair value has been less than cost, (2) the financial condition and near-term prospects of the issuer, and (3) the intent and ability of the Company to retain its investment in the issuer for a period of time sufficient to allow for any anticipated recovery in fair value. Gains and losses on the sale of securities are recorded on the trade date and are determined using the specific identification method.

FD-10

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

(F)    Loans

Loans are generally stated at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses and any deferred fees or costs. Loan origination fees net of certain direct loan origination costs are deferred and amortized as a yield adjustment over the contractual life of the related loans using the level-yield method.

Impaired loans are defined as those which management believes it is probable we will not collect all amounts due according to the contractual terms of the loan agreement, as well as those loans whose terms have been modified in a troubled debt restructuring.

Interest on loans is recorded based on the principal amount outstanding. The Company ceases accruing interest on loans (including impaired loans) when, in management’s judgment, the collection of interest appears doubtful or the loan is past due 90 days or more. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual. Management may return a loan classified as nonaccrual to accrual status when the obligation has been brought current, has performed in accordance with its contractual terms over an extended period of time, and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

Troubled debt restructurings (“TDRs”) are loans in which the borrower is experiencing financial difficulty at the time of restructure, and the Company has granted an economic concession to the borrower. Prior to modifying a borrower’s loan terms, the Company performs an evaluation of the borrower’s financial condition and ability to service under the potential modified loan terms. The types of concessions generally granted are extensions of the loan maturity date, reductions in the original contractual interest rate and forgiveness of principal. The Company measures the impairment loss of a TDR using the methodology for individually impaired loans. If a loan is accruing at the time of modification, the loan remains on accrual status and is subject to the Company’s charge-off and nonaccrual policies. If a loan is on nonaccrual before it is determined to be a TDR then the loan remains on nonaccrual. TDRs may be returned to accrual status if there has been at least a six month sustained period of repayment performance by the borrower.

(G)    Loans Held for Sale

Loans held for sale represent residential real estate loans originated by the mortgage department. Generally, commitments to sell these loans are made after the intent to proceed with mortgage applications are initiated with borrowers, and all necessary components of the loan are approved according to secondary market underwriting by the investor that purchases the loan. Loans held for sale are recorded at fair value when loans are originated and subsequently measured at the lower of cost or fair value. The Company is exposed to certain risks relating to its ongoing mortgage origination business. The Company enters into interest rate lock commitments and commitments to sell mortgages. The primary risks managed by derivative instruments are these interest rate lock commitments and forward-loan-sale commitments. Interest rate lock commitments are entered into to manage interest rate risk associated with the Company’s fixed rate loan commitments. The period of time between the issuance of a loan commitment and the closing and sale of the loan generally ranges from 10 to 60 days. Such interest rate lock commitments and forward-loan-sale commitments represent derivative instruments which are required to be carried at fair value. These derivative instruments do not qualify as hedges under the Derivatives and Hedging topic of the FASB Accounting Standards Codification. The fair value of the Company’s interest rate lock commitments are based on current secondary market pricing and included on the balance sheet in other assets and on the income statement in gain on sale of mortgages. The balance of forward loan sales commitments is deemed insignificant. The gains and losses from the future sales of the mortgages is recognized when the Company, the borrower and the investor enter into the loan contract and the resulting gain or loss is recorded on the consolidated results of operations.

(H)    Allowance for Loan Losses

The allowance for loan losses (AFLL) is established through provisions for losses charged against income. Loan amounts deemed to be uncollectible are charged against the AFLL, and subsequent recoveries, if any, are credited to the

FD-11

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

allowance. The AFLL represents management’s estimate of the amount necessary to absorb estimated probable losses in the loan portfolio. Management’s periodic evaluation of the adequacy of the allowance is based on individual loan reviews, past loan loss experience, economic conditions in the Company’s market areas, the fair value and adequacy of underlying collateral, and the growth and loss attributes of the loan portfolio. This evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Thus, future changes to the AFLL may be necessary based on the impact of changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s AFLL. Such agencies may require the Company to recognize adjustments to the AFLL based on their judgments about information available to them at the time of their examination.

In evaluating the allowance for loan losses, the Company prepares an analysis of its current loan portfolio through the use of historical loss rates, homogeneous risk analysis grouping to include probabilities for loss in each group by risk grade, estimation of years to impairment in each homogeneous grouping, analysis of internal credit processes, past due loan portfolio performance and overall economic conditions, both regionally and nationally.

Historical loss calculations for each homogeneous risk group are based on a three year average loss ratio calculation with the most recent quarter’s loss history included in the model. The impact is to more quickly recognize and increase the loss history in a respective grouping. For those groups with little or no loss history, management increases the historical factor through a positive adjustment to more accurately represent current economic conditions and their potential impact on that particular loan group.

Homogeneous loan groups are assigned risk factors based on their perceived loss potential, current economic conditions and on their respective risk ratings. The probability of loss is increased as the risk grade increases within each risk grouping to more accurately reflect the Bank’s exposure in that particular group of loans. The Bank utilizes a system of eight possible risk ratings. The risk ratings are established based on perceived probability of loss. Most loans risk rated “substandard”, “doubtful” and “loss” are removed from their homogeneous group and individually analyzed for impairment. Some smaller loans risk rated “substandard”, “doubtful” and “loss” with balances less than $100 thousand are not removed from their homogeneous group and individually analyzed for impairment. Other groups of loans based on loan size may be selected for impairment review. Loans are considered impaired if, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is based on either the fair value of the underlying collateral, the present value of the future cash flows discounted at the historical effective interest rate stipulated in the loan agreement, or the estimated market value of the loan. In measuring the fair value of the collateral, management uses a comparison to the recent selling price of similar assets, which is consistent with those that would be utilized by unrelated third parties.

A portion of the Bank’s AFLL is not allocated to any specific category of loans. This general portion of the allowance reflects the elements of imprecision and estimation risk inherent in the calculation of the overall allowance. Due to the subjectivity involved in determining the overall allowance, including the portion determined through general qualitative and quantitative internal and external factors, the general portion may fluctuate from period to period based on management’s evaluation of the factors affecting the assumptions used in calculating the allowance, including historical loss experience, current and expected economic conditions and geographic conditions. While the Company believes that our management uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments to the AFLL, and net income could be significantly affected, if circumstances differ substantially from the assumptions used in making the final determination. Because these factors and management’s assumptions are subject to change, the allocation is not necessarily indicative of future loan portfolio performance.

Unsecured loans are charged-off in full against the Company’s AFLL as soon as the loan becomes uncollectible. Unsecured loans are considered uncollectible when no regularly scheduled monthly payment has been made within three months, the loan matured over 90 days ago and has not been renewed or extended or the borrower files for bankruptcy.

FD-12

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

Secured loans are considered uncollectible when the liquidation of collateral is deemed to be the most likely source of repayment. Once secured loans reach 90 days past due, they are placed into non-accrual status. If the loan is deemed to be collateral dependent, the principal balance is written down immediately to reflect the current market valuation based on current independent appraisal. Included in the write-down is the estimated expense to liquidate the property and typically an additional allowance for the foreclosure discount.

(I)    Real Estate and Repossessions Acquired in Settlement of Loans

Real estate acquired in settlement of loans consists of property acquired through a foreclosure proceeding or acceptance of a deed-in-lieu of foreclosure. Real estate acquired in settlement of loans is recorded initially at estimated fair value of the property less estimated selling costs at the date of foreclosure. The initial recorded value may be subsequently reduced by additional allowances, which are charged to earnings if the estimated fair value of the property less estimated selling costs declines below the initial recorded value. Costs related to the improvement of the property are capitalized, whereas those related to holding the property are expensed. Such properties are held for sale and, accordingly, no depreciation or amortization expense is recognized. Repossessions are recorded at the lower of cost or market.

(J)    Membership/Investment in Federal Home Loan Bank Stock

The Company is a member of the Federal Home Loan Bank of Atlanta (FHLB). Membership, along with a signed blanket collateral agreement, provided the Company with the ability to draw $184.3 million and $184.0 million of advances from the FHLB at December 31, 2011 and 2010, respectively. At December 31, 2011 and 2010, the Company had outstanding advances totaling $34.5 million and $42.5 million, respectively, from the FHLB.

As a requirement for membership, the Company invests in stock of the FHLB in the amount of 1% of its outstanding residential loans or 5% of its outstanding advances from the FHLB, whichever is greater. Such stock is pledged as collateral for any FHLB advances drawn by the Company. At December 31, 2011 and 2010, the Company owned 34,558 and 45,708 shares, respectively, of the FHLB’s $100 par value capital stock. No ready market exists for such stock, which is carried at cost. Due to the redemption provisions of the FHLB, cost approximates market value.

(K)    Premises and Equipment

Land is carried at cost. Buildings and equipment are stated at cost less accumulated depreciation. Depreciation is computed by the straight-line method and is charged to operations over the estimated useful lives of the assets which range from 25 to 50 years for bank premises and 3 to 10 years for furniture and equipment. Construction in progress includes buildings and equipment carried at cost and depreciated once placed into service.

Maintenance, repairs, renewals and minor improvements are charged to expense as incurred. Major improvements are capitalized and depreciated.

(L)    Short-Term Borrowings

Short-term borrowings consist of securities sold under agreements to repurchase, overnight sweep accounts, federal funds purchased and short-term FHLB advances.

(M)    Long-Term Obligations

Long-term obligations consist of advances from FHLB with maturities greater than one year. Our long-term borrowing from the FHLB totaled $25.5 million on December 31, 2011, compared to $34.5 million long-term FHLB advances on December 31, 2010.

FD-13

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

(N)    Income Taxes

The Company records income taxes using the asset and liability method. Under this method, deferred income taxes are determined based on temporary differences between the financial statement and tax bases of assets and liabilities and gives current recognition to changes in tax rates and laws.

Tax positions are analyzed in accordance with generally accepted accounting principles and are discussed in Note 6. Interest recognized as a result of our analysis of tax positions would be classified as interest expense. Penalties would be classified as noninterest expense.

(O)    Advertising Costs

Advertising costs are expensed as incurred.

(P)    Stock Option Plan

The Company recognizes compensation cost relating to share-based payment transactions in the financial statements in accordance with generally accepted accounting principles. The cost is measured based on the fair value of the equity or liability instruments issued. The expense measures the cost of employee services received in exchange for stock options based on the grant-date fair value of the award, and recognizes the cost over the period the employee is required to provide services for the award.

During 2008, the Company adopted the 2008 Omnibus Equity Plan (the Plan) which replaced the expired 1998 Omnibus Stock Ownership and Long-Term Incentive Plan. The Plan provides for the issuance of up to an aggregate of 200,000 shares of common stock of the Company in the form of stock options, restricted stock awards and performance share awards. It is the Company’s policy to issue new shares to satisfy option exercises. Stock options generally vest one-third each year beginning three years after the grant date and expire after 10 years. However, certain grants vest one-third each year, beginning one year after the grant date. Restricted stock generally vests one-third each year beginning three years after the grant date.

(Q)    Shares Outstanding and Net Income Per Share

A special meeting of the stockholders of the Company was held on October 12, 2011 at which the stockholders approved amending the Company’s Articles of Incorporation increasing the number of authorized shares of the Company’s common stock from 10,000,000 to 50,000,000 and to authorize 2,000,000 shares of a new class of mandatorily convertible non-voting common stock.

Basic net income per share is calculated by dividing net income (loss) available to common shareholders by the weighted-average number of common shares outstanding during the period. For purposes of basic net income per share, unvested restricted stock is considered “contingently issuable” and is not included in the weighted average number of common shares outstanding.

Diluted net income per share is computed by assuming the issuance of common shares for all dilutive potential common shares outstanding during the reporting period. Restricted stock is considered outstanding for purposes of diluted net income per share. The amount of compensation cost attributed to future services and not yet recognized is considered “proceeds” using the treasury stock method. Restricted stock had no affect on diluted weighted-average shares outstanding for the years ended December 31, 2011, December 31, 2010 and December 31, 2009.

In computing diluted net income per share, it is assumed that all dilutive stock options are exercised during the reporting period at their respective exercise prices, with the proceeds from the exercises used by the Company to buy back stock in the open market at the average market price in effect during the reporting period. The difference between

FD-14

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

the number of shares assumed to be exercised and the number of shares bought back is added to the number of weighted-average common shares outstanding during the period. The sum is used as the denominator to calculate diluted net income per share for the Company. Diluted weighted-average shares outstanding did not increase for 2011 or 2010 due to the Company’s reported net losses, and increased 1 thousand shares for 2009 due to the dilutive impact of options. As of December 31, 2011, 2010 and 2009 the warrant, covering approximately 145 thousand shares, issued to the U.S. Treasury Department was not included in the computation of net income per share for the period because its exercise price exceeded the average market price of the Company’s stock for the periods.

The following is a reconciliation of the numerators and denominators used in computing basic and diluted net income (loss) per share.

	Year Ended December 31, 2011
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(Amounts in thousands, except per share data)
Basic net loss per share	$(2,087)	2,850	$(0.73)

Effect of dilutive securities	—	—

Diluted net loss per share	$(2,087)	2,850	$(0.73)

At December 31, 2011, there were 29 thousand options outstanding and a warrant covering 145 thousand shares which would have had an anti-dilutive affect on the loss per share.

	Year Ended December 31, 2010
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(Amounts in thousands, except per share data)
Basic net income per share	$(203)	2,850	$(0.07)

Effect of dilutive securities	—	—

Diluted net income per share	$(203)	2,850	$(0.07)

At December 31, 2010, there were 29 thousand options outstanding and a warrant covering 145 thousand shares which would have had an anti-dilutive affect on the loss per share.

	Year Ended December 31, 2009
	Income (Numerator)	Shares (Denominator)	Per Share Amount
	(Amounts in thousands, except per share data)
Basic net income per share	$499	2,845	$0.18

Effect of dilutive securities	—	1

Diluted net income per share	$499	2,846	$0.18

At December 31, 2009, there were 54 thousand options outstanding and a warrant covering 145 thousand shares with an exercise price above the average market value of the Company’s stock for the period.

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ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

(R)    Comprehensive Income (Loss)

Comprehensive income (loss) is defined as the change in equity during a period for non-owner transactions and is divided into net income and other comprehensive income (loss). Other comprehensive income (loss) includes revenues, expenses, gains, and losses that are excluded from earnings under current accounting standards. The components of other comprehensive income (loss) included in comprehensive income for the periods presented are as follows:

	2011	2010	2009
	(Dollars in thousands)
Unrealized gains arising during the period	$6,050	$1,116	$2,232
Tax expense	(2,329)	(430)	(860)
Reclassification to realized gains	(2,631)	(5,508)	(2,565)
Tax expense	1,013	2,121	988
Defined benefit pension adjustment	(184)	—	—
Tax benefit	71	—	—

Other comprehensive income (loss)	$1,990	$(2,701)	$(205)

(S)    New Accounting Pronouncements

The following is a summary of recent authoritative pronouncements:

In July 2010, the Receivables topic of the Accounting Standards Codification (“ASC”) was amended by Accounting Standards Update (“ASU”) 2010-20 to require expanded disclosures related to a company’s allowance for credit losses and the credit quality of its financing receivables. The amendments require the allowance disclosures to be provided on a disaggregated basis. The Company is required to include these disclosures in its interim and annual financial statements. See Note 4.

Disclosures about Troubled Debt Restructurings (“TDRs”) required by ASU 2010-20 were deferred by the Financial Accounting Standards Board (“FASB”) in ASU 2011-01 issued in January 2011. In April 2011 the FASB issued ASU 2011-02 to assist creditors with their determination of when a restructuring is a TDR. The determination is based on whether the restructuring constitutes a concession and whether the debtor is experiencing financial difficulties as both events must be present. Disclosures related to TDRs under ASU 2010-20 have been presented in Note 4.

In April 2011, the criteria used to determine effective control of transferred assets in the Transfers and Servicing topic of the ASC was amended by ASU 2011-03. The requirement for the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms and the collateral maintenance implementation guidance related to that criterion were removed from the assessment of effective control. The other criteria to assess effective control were not changed. The amendments are effective for the Company beginning January 1, 2012 but are not expected to have a material effect on the consolidated financial statements.

ASU 2011-04 was issued in May 2011 to amend the Fair Value Measurement topic of the ASC by clarifying the application of existing fair value measurement and disclosure requirements and by changing particular principles or requirements for measuring fair value or for disclosing information about fair value measurements. The amendments were effective for the Company beginning January 1, 2012 but are not expected to have a material effect on the consolidated financial statements.

The Comprehensive Income topic of the ASC was amended in June 2011 by ASU 2011-05. The amendment eliminates the option to present other comprehensive income as a part of the statement of changes in stockholders’ equity and requires consecutive presentation of the statement of net income and other comprehensive income. The amendments will be applicable to the Company on January 1, 2012 and will be applied retrospectively. In December 2011, the topic

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ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

was further amended to defer the effective date of presenting reclassification adjustments from other comprehensive income to net income on the face of the financial statements. Companies should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect prior to the amendments while FASB redeliberates future requirements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations or cash flows.

(T)    Reclassification

Certain reclassifications have been made to the prior period’s consolidated financial statements to place them on a comparable basis with the current year. Net income and shareholders’ equity previously reported were not affected by these reclassifications.

(U)    Subsequent Events

In preparing these consolidated financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the consolidated financial statements were issued.

Termination of Material Definitive Agreement.

On February 8, 2012, the Company, and FIE I LLC, an affiliate of PIMCO BRAVO Fund, L.P. , Patriot Financial Partners, L.P. , an affiliate of Endicott Management Company and three other institutional investors the “Investors”) mutually agreed to terminate their previously announced Securities Purchase Agreement, as amended and restated (the “Agreement”). As previously disclosed, the Company and each of the Investors had entered into the Agreement under which the Company would issue $79.7 million in Company common stock in a private placement offering at a price of $16.00 per share. Pursuant to the terms of the Agreement, the Company had also agreed to issue to the Investors warrants to purchase shares of either voting common stock or a new class of the Company’s mandatorily convertible non-voting common stock at a purchase price of $8.00 per share and in an amount equal to 25% of the number of shares of common stock each Investor would purchase in the Offering. The Agreement was terminated on February 8, 2012 because not all the required regulatory approvals necessary to complete the transaction had been received by all of the Investors as of the termination date.

Pursuant to the terms of the agreement, the Company had also agreed to reimburse the lead investors for certain out-of-pocket expenses such as legal fees, asset review fees and travel expense incurred during their due diligence process during 2011 of approximately $300 thousand dollars. In addition, pursuant to its engagement letter dated July 19, 2010 with its investment banking group, the Company agreed to reimburse out-of-pocket expenses such as legal fees, asset review fees and travel expense incurred on behalf of the Company in connection with the private placement that totaled approximately $425 thousand dollars. These reimbursable expenses are included in other liabilities on the balance sheet at December 31, 2011. The Bank incurred expense of approximately $965 thousand dollars related to the equity raise during 2011. As a result of the agreement termination, the Bank recorded a Securities Purchase Agreement termination expense of $1.7 million at December 31, 2011.

Termination of Material Definitive Agreement.

On March 14, 2012, the Bank and The Bank of Hampton Roads (“Hampton Roads”) mutually agreed to terminate their previously announced Purchase and Assumption Agreement dated as of July 14, 2011 (the “P & A Agreement”). As previously disclosed, pursuant to the terms of the P & A Agreement, the Bank had agreed to purchase all deposits and selected assets associated with seven Gateway Bank branches in North Carolina.

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ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

The termination of the P & A Agreement was a direct result of the Company’s termination of the Securities Purchase Agreement. Pursuant to the terms of the Securities Purchase Agreement, the Company had agreed to issue $79.7 million in Company common stock to the investors in a private placement offering. The Company had planned to consummate the transaction contemplated by the P & A Agreement with a portion of the capital raised in the private placement offering.

2.    INVESTMENT SECURITIES

The following is a summary of the securities portfolio by major classification:

	December 31, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available-for-sale:	(Dollars in thousands)
Government-sponsored enterprises and FFCB bonds	$1,003	$29	$—	$1,032
Obligations of states and political subdivisions	27,855	863	—	28,718
Mortgage-backed securities	130,949	1,460	(117)	132,292
SBA-backed securities	146,195	774	(332)	146,637
Corporate bonds	32,683	88	(2,000)	30,771

	$338,685	$3,214	$(2,449)	$339,450

	December 31, 2010
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
Securities available-for-sale:	(Dollars in thousands)
Government-sponsored enterprises and FFCB bonds	$25,466	$183	$(868)	$24,781
Obligations of states and political subdivisions	12,818	240	(80)	12,978
Mortgage-backed securities	150,850	837	(1,597)	150,090
SBA-backed securities	57,362	258	(767)	56,853
Corporate bonds	29,387	77	(937)	28,527

	$275,883	$1,595	$(4,249)	$273,229

Gross realized gains and losses on sales of securities for the years ended December 31, 2011, 2010 and 2009 were as follows:

	2011	2010	2009
	(Dollars in thousands)
Gross realized gains	$2,795	$5,943	$2,579
Gross realized losses	(164)	(435)	(14)

Net realized (losses) gains	$2,631	$5,508	$2,565

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ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

Impairment of Certain Investments in Debt and Equity Securities. The following tables set forth the amount of unrealized losses at December 31, 2011 and 2010 (that is, the amount by which cost or amortized cost exceeds fair value), and the related fair value of investments with unrealized losses, none of which are considered to be other-than-temporarily impaired. The tables are segregated into investments that have been in a continuous unrealized-loss position for less than 12 months from those that have been in a continuous unrealized-loss position for 12 months or longer.

December 31, 2011

	Less Than 12 Months		12 Months or longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(Dollars in thousands)
Mortgage-backed securities	$25,011	$81	$2,880	$36	$27,891	$117
SBA-backed securities	62,543	332	—	—	62,543	332
Corporate bonds	11,824	485	13,755	1,515	25,579	2,000

Total	$99,378	$898	$16,635	$1,551	$116,013	$2,449

December 31, 2010

	Less Than 12 Months		12 Months or longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(Dollars in thousands)
Government-sponsored enterprises and FFCB bonds	$17,410	$868	$—	$—	$17,410	$868
Obligations of states and political subdivisions	3,548	80	—	—	3,548	80
Mortgage-backed securities	99,549	1,597	—	—	99,549	1,597
SBA-backed securities	31,963	767	—	—	31,963	767
Corporate bonds	20,815	654	1,717	283	22,532	937

Total	$173,285	$3,966	$1,717	$283	$175,002	$4,249

As of December 31, 2011 and December 31, 2010, management concluded that the unrealized losses presented above, which consisted of fifty securities at December 31, 2011 and seventy-nine securities at December 31, 2010, are temporary in nature since they are not related to the underlying credit quality of the issuers, and the Company has the intent to hold these investments for a time necessary to recover their cost and it is not likely that the Bank would be required to sell prior to recovery. The fifty securities at December 31, 2011 were comprised of twelve mortgage-backed securities, twelve corporate bonds and twenty-six SBA-backed securities. The seventy-nine securities at December 31, 2010 were comprised of ten government-sponsored enterprises and FFCB bonds, nine obligations of states and political subdivisions, thirty-six mortgage-backed securities, nine corporate bonds and fifteen SBA-backed securities. The losses above are on debt securities that have contractual maturity dates and are primarily related to market interest rates. All unrealized losses on investment securities are not considered to be other-than-temporary, because they are related to changes in interest rates, lack of liquidity and demand in the general investment market and do not affect the expected cash flows of the underlying collateral or the issuer. The Bank’s mortgage-backed securities are all backed by government sponsored enterprises or agencies. The Bank does not own any private label mortgage-backed securities.

At December 31, 2011 and December 31, 2010, the balance of Federal Home Loan Bank (“FHLB”) of Atlanta stock held by the Company was $3.5 million and $4.6 million, respectively. The FHLB paid a dividend for the third quarter of 2011 with an annualized rate of 0.80%. The dividend rate was equal to the average three month LIBOR for the period of July 1, 2011 to September 30, 2011 plus 0.50%, and was applicable to capital stock held during that period. Management believes that its investment in FHLB stock was not other-than-temporarily impaired as of December 31, 2011 or

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ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

December 31, 2010. However, there can be no assurance that the impact of recent or future legislation on the Federal Home Loan Banks will not also cause a decrease in the value of the FHLB of Atlanta stock held by the Company.

The aggregate amortized cost and fair value of the available-for-sale securities portfolio at December 31, 2011 by remaining contractual maturity are as follows:

	Amortized Cost	Fair Value
	(Dollars in thousands)
Government-sponsored enterprises and FFCB bonds:
Due in one through five years	$3	$28
Due in five through ten years	1,000	1,004
Obligations of states and political subdivisions:
Due in one year or less	250	252
Due in one through five years	961	1,033
Due in five through ten years	11,768	12,083
Due after ten years	14,876	15,350
Mortgage-backed securities:
Due in five through ten years	7,415	7,490
Due after ten years	123,534	124,802
SBA-backed securities:
Due in five through ten years	2,967	3,007
Due after ten years	143,228	143,630
Corporate bonds:
Due in one through five years	13,338	13,081
Due five through ten years	19,345	17,690

Total securities	$338,685	$339,450

Securities with an amortized cost of $197.6 million at December 31, 2011 are pledged as collateral. Of this total, amortized cost of $47.4 million and fair value of $48.0 million are pledged as collateral for FHLB advances.

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ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

The aggregate amortized cost and fair value of the available-for-sale securities portfolio at December 31, 2010 by remaining contractual maturity are as follows:

	Amortized Cost	Fair Value
	(Dollars in thousands)
Government-sponsored enterprises and FFCB bonds:
Due in one through five years	$2,000	$1,972
Due in five through ten years	16,108	15,982
Due after ten years	7,358	6,827
Obligations of states and political subdivisions:
Due in one year or less	370	373
Due in one through five years	252	253
Due in five through ten years	5,203	5,354
Due after ten years	6,993	6,998
Mortgage-backed securities:
Due in five through ten years	4,307	4,551
Due after ten years	146,543	145,539
SBA-backed securities:
Due in five through ten years	5,889	5,973
Due after ten years	51,473	50,880
Corporate bonds:
Due in one year or less	8,779	8,712
Due in five through ten years	17,421	16,767
Due after ten years	3,187	3,048

Total securities	$275,883	$273,229

Securities with an amortized cost of $212.2 million at December 31, 2010 are pledged as collateral. Of this total, amortized cost of $52.9 million and fair value of $52.2 million are pledged as collateral for FHLB advances.

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ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

3.    LOANS

Loans at December 31, 2011 and 2010 classified by type are as follows:

	2011	2010
	(Dollars in thousands)
Real estate loans:
Construction and land development	$67,232	$90,267
Secured by farmland	29,947	26,694
Secured by residential properties	110,238	120,183
Secured by nonfarm, nonresidential properties	203,287	218,028
Consumer installment	6,485	4,096
Credit cards and related plans	1,660	2,261
Commercial and all other loans:
Commercial and industrial	45,649	60,242
Loans to finance agricultural production	21,524	28,217
All other loans	10,587	17,863

	496,609	567,851
Less deferred fees and costs, net	67	220

	$496,542	$567,631

Included in the above:
Nonaccrual loans	$15,973	$15,896
Restructured loans 1	10,138	6,193

1.	Restructured loans includes loans restructured and still accruing. The Company is not committed to advance additional funds on restructured loans.

There were no loans outstanding that were past due ninety days or more that were still accruing at December 31, 2011 or December 31, 2010.

The Company, through its normal lending activity, originates and maintains loans receivable that are substantially concentrated in the Eastern region of North Carolina, where its offices are located. The Company’s policy calls for collateral or other forms of repayment assurance to be received from the borrower at the time of loan origination. Such collateral or other form of repayment assurance is subject to changes in economic value due to various factors beyond the control of the Company, and such changes could be significant.

The following describe the risk characteristics relevant to each of the portfolio segments.

Real Estate Loans.  Our real estate loan classification includes all loans secured by real estate. Real estate loans include loans made to purchase, construct or improve residential or commercial real estate, and for real estate development purposes. However, many of our real estate loans, while secured by real estate, were made for various other commercial, agricultural and consumer purposes (which may or may not be related to our real estate collateral). This generally reflects our efforts to reduce credit risk by taking real estate as primary or additional collateral, whenever possible, without regard to loan purpose. Substantially all of our real estate loans are secured by real property located in or near our banking markets. We make long-term residential mortgage loans through our mortgage department. These loans are held for sale and we generally hold these loans for a short period of time of approximately ten days. This allows us to make long-term residential loans available to our customers and generate fee income but avoid most risks associated with those loans.

Construction and land development loans involve special risks because loan funds are advanced on the security of houses or other improvements that are under construction and are of uncertain value before construction is complete. For that reason, it is more difficult to evaluate accurately the total loan funds required to complete a project and the related

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ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

loan-to-value ratios. To reduce these risks, we generally limit loan amounts to 85% of the projected “as built” appraised values of our collateral on completion of construction. For larger projects, we include amounts for contingencies in our construction cost estimates. We generally require a qualified permanent financing commitment from an outside lender unless we have agreed to convert the construction loan to permanent financing ourselves.

Loans secured by farmland are made to agricultural customers for the purpose of acquisition or improvement of farmland. The loans are typically secured by land which is cultivated for primarily row- crop production and related interests, such as grain elevator facilities and farming operations buildings. Repayment of loans secured by farmland may depend on successful crop production or other farm related operations.

Residential loans may be made at fixed or variable interest rates, and they generally have maturities that do not exceed five years and provide for payments based on amortization schedules of less than twenty years. Loans with a maturity of more than five years or that is based on an amortization schedule of more than five years generally will include contractual provisions that allow us to call the loan in full, or provide for a “balloon” payment in full, at the end of a period of no more than five years.

Nonfarm and nonresidential loans typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. Repayment of commercial real estate loans may depend on the successful operation of income producing properties, a business, or a real estate project and, therefore, may, to a greater extent than in the case of other loans, be subject to the risk of adverse conditions in the economy generally or in the real estate market in particular.

Consumer Installment Loans, Credit Cards and Related Plans.  Our consumer installment loans consist primarily of loans for various consumer purposes, as well as the outstanding balances of non-real estate secured consumer revolving credit accounts. A majority of these loans are secured by liens on various personal assets of the borrowers, but they also may be made on an unsecured basis. Consumer loans generally are made at fixed interest rates and with maturities or amortization schedules that generally do not exceed five years. Consumer installment loans involve greater risks than other loans, particularly in the case of loans that are unsecured or secured by depreciating assets. When damage or depreciation reduces the value of our collateral below the unpaid balance of a defaulted loan, repossession may not result in repayment of the entire outstanding loan balance. The resulting deficiency may not warrant further substantial collection efforts against the borrower. In connection with consumer lending in general, the success of our loan collection efforts is highly dependent on the continuing financial stability of our borrowers, and our collection of consumer installment loans may be more likely to be adversely affected by a borrower’s job loss, illness, personal bankruptcy or other change in personal circumstances than is the case with other types of loans.

Commercial and Industrial and Agricultural Loans.  Our commercial and industrial loan and loans to finance agriculture includes loans to small- and medium-sized businesses and individuals for working capital, equipment purchases and various other business and agricultural purposes. These loans generally are secured by business assets, such as inventory, accounts receivable, equipment or similar assets, but they also may be made on an unsecured basis. Commercial and industrial loans typically are made on the basis of the borrower’s ability to make repayment from business cash flow. As a result, the ability of borrowers to repay commercial loans may be substantially dependent on the success of their businesses, and the collateral for commercial loans may depreciate over time and cannot be appraised with as much precision as real estate.

At December 31, 2011 and 2010, included in mortgage, commercial, and residential loans were loans collateralized by owner-occupied residential real estate of approximately $53.2 million and $55.5 million, respectively.

Loans with a book value of approximately $25.8 million at December 31, 2011 are pledged as eligible collateral for FHLB advances.

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ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

4.    CREDIT QUALITY OF LOANS AND ALLOWANCE FOR LOAN LOSSES

During 2011, the following circumstances occurred which represent the primary factors contributing to changes in the AFLL:

•	The Company experienced a significant decline in the outstanding balance of construction and land development as well as commercial and industrial loans. Additionally, the overall risk grade of the remaining loans within these segments has improved. Given the significance of historical loss rates attributable to these loan segments, the declining loan balances and improved average risk grades had a substantial impact on our general reserves, effectively lowering them by approximately 41 basis points, or $1.9 million, as compared to prior year end.

•	During 2011, management also conducted an impairment migration study using the Bank’s historical data from the preceding two years. From this study we determined that our years to impairment AFLL model assumption should be reduced in all but two of our loan segments. Management also evaluated the AFLL model’s unallocated internal and external qualitative factor percentages during 2011. In doing so, we determined that certain internal controls of the credit function had strengthened, thereby resulting in specific internal factors which have been scored to ensure they were consistent with such improved Bank policies and procedures. We further determined that increases in certain internal and external factors were warranted, primarily as a result of continued suppressed market conditions and trends in portfolio key performance indicators. Overall, our net internal and external qualitative factors increased by approximately 47 basis points, or $2.1 million, as compared to the prior year end.

Management’s migration study was supplemented by an independent study of the allowance model. During 2011, the Bank also engaged an independent specialist to perform a loss migration analysis on the Bank’s loan portfolio in order to provide additional statistical data and validation for the Bank’s AFLL modeling process. That analysis provided the Bank with useful data regarding its loss migration history and mean level of loss history given our credit migration, and served as an independent validation of our overall allowance position at period end. Management and the Board of Directors have evaluated the impact of these AFLL model updates and determined that the allowance represents an amount necessary to absorb estimated probable losses in the loan portfolio.

An analysis of the allowance for loan losses for the years ended December 31, 2011, 2010 and 2009 follows:

	December 31,
	2011	2010	2009
	(Dollars in thousands)
Beginning balance	$13,247	$9,725	$5,931
Provision for loan losses	8,483	12,980	11,100
Recoveries	320	287	260
Loans charged off	(9,958)	(9,745)	(7,566)

Ending balance	$12,092	$13,247	$9,725

FD-24

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

The following table summarizes the balances by loan category of the allowance for loan losses with changes arising from charge-offs, recoveries and provision expense for the years ending December 31, 2011 and December 31, 2010:

Allowance for Loan Losses

As of December 31, 2011

Allowance for Credit Losses	Real Estate Construction and Land Development	Real Estate Secured by Farmland	Real Estate Secured by Residential Properties	Real Estate Secured by Nonfarm Nonresidential	Consumer Installment	Credit Cards and Related Plans	Commercial and Industrial	Loans to Finance Agricultural Production	All Other Loans	General Qualitative Portion	Total
	(Dollars in thousands)
Beginning balance	$6,168	$28	$3,450	$1,007	$12	$21	$882	$18	$139	$1,522	$13,247
Charge-offs	(5,150)	(—)	(1,985)	(1,887)	(20)	(294)	(385)	(—)	(237)	(—)	(9,958)
Recoveries	10	—	12	43	5	3	103	—	144	—	320
Provisions	2,627	(13)	941	2,577	49	288	(45)	97	(20)	1,982	8,483

Ending Balance	$3,655	$15	$2,418	$1,740	$46	$18	$555	$115	$26	$3,504	$12,092

Ending Balance
Individually evaluated for impairment	$637	$—	$480	$1,181	$—	$—	$165	$—	$—	$—	$2,463

Ending Balance
Collectively evaluated for impairment	$3,018	$15	$1,938	$559	$46	$18	$390	$115	$26	$3,504	$9,629

Loans
Ending Balance	$67,127	$29,890	$110,374	$203,063	$6,620	$1,661	$45,679	$21,539	$10,589	$—	$496,542

Ending Balance: individually evaluated for impairment	$10,074	$—	$5,514	$14,029	$—	$—	$561	$1,111	$—	$—	$31,289

Ending Balance: collectively evaluated for impairment	$57,053	$29,890	$104,860	$189,034	$6,620	$1,661	$45,118	$20,428	$10,589	$—	$465,253

FD-25

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

Allowance for Loan Losses

As of December 31, 2010

Allowance for Credit Losses	Real Estate Construction and Land Development	Real Estate Secured by Farmland	Real Estate Secured by Residential Properties	Real Estate Secured by Nonfarm Nonresidential	Consumer Installment	Credit Cards and Related Plans	Commercial and Industrial	Loans to Finance Agricultural Production	All Other Loans	General Qualitative & Quantitative Portion	Total
	(Dollars in thousands)
Beginning balance	$4,623	$25	$2,383	$541	$23	$13	$523	$16	$169	$1,409	$9,725
Charge-offs	(5,977)	(—)	(2,022)	(213)	(54)	(11)	(1,191)	(—)	(277)	(—)	(9,745)
Recoveries	111	—	19	—	7	1	19	—	130	—	287
Provisions	7,411	3	3,070	679	36	18	1,531	2	117	113	12,980

Ending Balance	$6,168	$28	$3,450	$1,007	$12	$21	$882	$18	$139	$1,522	$13,247

Ending Balance
Individually evaluated for impairment	$803	$—	$916	$546	$—	$—	$102	$—	$—	$—	$2,367

Ending Balance
Collectively evaluated for impairment	$5,365	$28	$2,534	$461	$12	$21	$780	$18	$139	$1,522	$10,880

Loans
Ending Balance	$90,145	$26,661	$120,278	$217,709	$4,209	$2,261	$60,238	$28,215	$17,915	$—	$567,631

Ending Balance: individually evaluated for impairment	$15,940	$—	$6,103	$3,812	$—	$—	$397	$—	$—	$—	$26,252

Ending Balance: collectively evaluated for impairment	$74,205	$26,661	$114,175	$213,897	$4,209	$2,261	$59,841	$28,215	$17,915	$—	$541,379

FD-26

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

Loans are closely monitored by management for changes in quality. This monitoring includes assessing the appropriateness of the credit quality indicator in relation to the risk of the loan. Management uses the following indicators to grade the risk of each loan based on a system of eight possible ratings.

Pass: Include loans that are risk rated one through three. The primary source of repayment for pass loans is very likely to be sufficient, with secondary sources readily available; strong financial position; minimal risk; profitability, liquidity and capitalization are better than industry norms.

Weak Pass: Include loans that are risk rated four. The asset quality for weak pass assets is generally acceptable. Primary source of loan repayment is acceptable and secondary sources are likely to be realized, if needed; acceptable business credit, but borrowers operations, cash flow, or financial condition evidence more than average risk; requires above average levels of supervision and attention from Loan Officer. The source of increased risk has been identified, can be effectively managed/corrected, and the increased risk is not significant to warrant a more severe rating.

Special Mention: Include loans that are risk rated five. A special mention asset is considered to be high risk due to potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or in the Company’s credit position at some future date. Special mention assets are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

Substandard: Include loans that are risk rated six through eight. Loans rated as substandard are considered to be very high risk. A substandard asset is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weakness that jeopardizes the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Some loans that are substandard do not meet the definition of an impaired loan and therefore are not deemed impaired.

The following tables present loans as of December 31, 2011 and December 31, 2010 classified by risk type:

Credit Quality Indicators

As of December 31, 2011

	Pass	Weak Pass	Special Mention	Substandard	Total
	(Dollars in thousands)
Real Estate—Construction and Land Development Loans	$27,833	$23,237	$4,853	$11,204	$67,127
Real Estate—Secured by Farmland	22,008	4,430	3,452	—	29,890
Real Estate—Secured by Residential Properties	60,121	31,146	12,302	6,805	110,374
Real Estate—Secured by Nonfarm Nonresidential	90,099	75,384	18,663	18,917	203,063
Consumer Installment	4,025	2,212	254	129	6,620
Credit Cards and Related Plans	850	529	279	3	1,661
Commercial and Industrial	25,133	16,146	2,686	1,714	45,679
Loans to Finance Agriculture Production	16,473	3,290	584	1,192	21,539
All Other Loans	3,171	7,393	25	—	10,589

Total	$249,713	$163,767	$43,098	$39,964	$496,542

FD-27

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

Credit Quality Indicators

As of December 31, 2010

	Pass	Weak Pass	Special Mention	Substandard	Total
	(Dollars in thousands)
Real Estate—Construction and Land Development Loans	$35,356	$27,978	$9,466	$17,345	$90,145
Real Estate—Secured by Farmland	17,869	6,294	2,495	3	26,661
Real Estate—Secured by Residential Properties	64,457	43,364	3,469	8,988	120,278
Real Estate—Secured by Nonfarm Nonresidential	94,208	96,287	20,107	7,107	217,709
Consumer Installment	2,466	1,460	265	18	4,209
Credit Cards and Related Plans	1,211	869	89	92	2,261
Commercial and Industrial	33,416	22,805	3,292	725	60,238
Loans to Finance Agriculture Production	18,346	7,230	2,639	—	28,215
All Other Loans	8,442	9,341	119	13	17,915

Total	$275,771	$215,628	$41,941	$34,291	$567,631

The following table summarizes the past due loans by category as of December 31, 2011 and December 31, 2010:

Past Due Loans

As of December 31, 2011

	30-59 Days Past Due	60-89 Days Past Due	Greater than 89 Days (1)	Total Past Due	Current	Total
	(Dollars in thousands)
Real Estate Construction and Land Development	$447	$198	$6,142	$6,787	$60,340	$67,127
Real Estate Secured by Farmland	—	—	—	—	29,890	29,890
Real Estate Secured by Residential Properties	1,055	993	1,278	3,326	107,048	110,374
Real Estate Secured by Nonfarm Nonresidential	2,357	—	4,446	6,803	196,260	203,063
Consumer Installment	65	—	22	87	6,533	6,620
Credit Cards and Related Plans	2	2	—	4	1,657	1,661
Commercial and Industrial	294	—	205	499	45,180	45,679
Loans to Finance Agricultural Production	—	—	—	—	21,539	21,539
All Other Loans	—	—	—	—	10,589	10,589

Total	$4,220	$1,193	$12,093	$17,506	$479,036	$496,542

Non-accrual Loans Included in above Totals	$1,426	$588	$12,093	$14,107	$1,866	$15,973

(1)	There were no loans outstanding that were past due ninety days or more that were still accruing at December 31, 2011.

FD-28

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

Past Due Loans

As of December 31, 2010

	30-59 Days Past Due	60-89 Days Past Due	Greater than 89 Days (1)	Total Past Due	Current	Total
	(Dollars in thousands)
Real Estate Construction and Land Development	$2,997	$929	$9,627	$13,553	$76,592	$90,145
Real Estate Secured by Farmland	—	—	—	—	26,661	26,661
Real Estate Secured by Residential Properties	251	389	2,526	3,166	117,112	120,278
Real Estate Secured by Nonfarm Nonresidential	545	—	919	1,464	216,245	217,709
Consumer Installment	35	6	5	46	4,163	4,209
Credit Cards and Related Plans	3	—	—	3	2,258	2,261
Commercial and Industrial	111	19	553	683	59,555	60,238
Loans to Finance Agricultural Production	—	—	—	—	28,215	28,215
All Other Loans	22	4	—	26	17,889	17,915

Total	$3,964	$1,347	$13,630	$18,941	$548,690	$567,631

Non-accrual Loans Included in above Totals	$53	$625	$13,630	$14,308	$1,588	$15,896

(1)	There were no loans outstanding that were past due ninety days or more that were still accruing at December 31, 2010.

FD-29

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

The following table presents impaired loans as of December 31, 2011 and December 31, 2010. The recorded investment balance includes the loan balance and accrued interest. The deferred fees that have yet to be recognized are not material for both periods.

Impaired Loans

As of December 31, 2011

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
	(Dollars in thousands)
With no related allowance recorded:
Real Estate Construction and Land Development	$6,280	$11,137	$—	$7,940	$143
Real Estate Secured by Farmland	—	—	—	—	—
Real Estate Secured by Residential Properties	2,135	2,611	—	3,575	77
Real Estate Secured by Nonfarm Nonresidential	7,075	7,484	—	3,209	98
Consumer Installment	—	—	—	—	—
Credit Cards and Related Plans	—	—	—	—	—
Commercial and Industrial	379	500	—	364	14
Loans to Finance Agricultural Production	1,109	1,110	—	93	6
All Other Loans	—	—	—	—	—

Total impaired loans with no related allowance recorded	$16,978	$22,842	$—	$15,181	$338

With an allowance recorded:
Real Estate Construction and Land Development	$3,806	$3,794	$637	$6,410	116
Real Estate Secured by Farmland	—	—	—	—	—
Real Estate Secured by Residential Properties	3,391	3,382	480	4,099	89
Real Estate Secured by Nonfarm Nonresidential	6,976	6,957	1,181	4,550	139
Consumer Installment	—	—	—	—	—
Credit Cards and Related Plans	—	—	—	150	5
Commercial and Industrial	186	186	165	625	24
Loans to Finance Agricultural Production	—	—	—	—	—
All Other Loans	—	—	—	—	—

Total impaired loans with related allowance recorded	$14,359	$14,319	$2,463	$15,834	$373

Total
Construction and Land Development	$10,086	$14,931	$637	$14,350	$259
Residential	5,526	5,993	480	7,674	166
Commercial	15,725	16,237	1,346	8,841	281
Consumer	—	—	—	150	5

Total impaired loans	$31,337	$37,161	$2,463	$31,015	$711

FD-30

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

Impaired Loans

As of December 31, 2010

	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized
	(Dollars in thousands)
With no related allowance recorded:
Real Estate Construction and Land Development	$9,212	$13,354	$—	$9,146	$190
Real Estate Secured by Farmland	—	—	—	—	—
Real Estate Secured by Residential Properties	2,700	2,972	—	3,909	81
Real Estate Secured by Nonfarm Nonresidential	1,029	1,097	—	5,662	117
Consumer Installment	—	—	—	—	—
Credit Cards and Related Plans	—	—	—	—	—
Commercial and Industrial	218	217	—	385	8
Loans to Finance Agricultural Production	—	—	—	—	—
All Other Loans	—	—	—	—	—

Total impaired loans with no related allowance recorded	$13,159	$17,640	$—	$19,102	$396

With an allowance recorded:
Real Estate Construction and Land Development	$6,771	$9,497	$803	$6,571	136
Real Estate Secured by Farmland	—	—	—	—	—
Real Estate Secured by Residential Properties	3,411	3,405	915	3,312	69
Real Estate Secured by Nonfarm Nonresidential	2,794	2,784	546	1,241	26
Consumer Installment	—	—	—	—	—
Credit Cards and Related Plans	—	—	—	—	—
Commercial and Industrial	179	199	102	925	19
Loans to Finance Agricultural Production	—	—	—	—	—
All Other Loans	—	—	—	—	—

Total impaired loans with related allowance recorded	$13,155	$15,885	$2,366	$12,049	$250

Total
Construction and Land Development	$15,983	$22,851	$803	$15,717	$326
Residential	6,111	6,377	915	7,221	150
Commercial	4,220	4,297	648	8,213	170
Consumer	—	—	—	—	—

Total impaired loans	$26,314	$33,525	$2,366	$31,151	$646

FD-31

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

The following table presents nonaccrual loans as of December 31, 2011 and December 31, 2010 by loan category:

Nonaccrual Loans

	December 31, 2011	December 31, 2010
	(Dollars in thousands)
Real Estate Construction and Land Development	$6,795	$10,839
Real Estate Secured by Farmland	—	—
Real Estate Secured by Residential Properties	2,113	3,268
Real Estate Secured by Nonfarm Nonresidential	6,767	1,231
Consumer Installment	22	5
Credit Cards and Related Plans	—	—
Commercial and Industrial	276	553
Loans to Finance Agricultural Production	—	—
All Other Loans	—	—

Total	$15,973	$15,896

Interest income not recognized due to loans being on nonaccrual status during the years ended December 31, 2011 and 2010 was approximately $850 thousand and $1.1 million, respectively.

For the year ended December 31, 2011 the following table presents a breakdown of the types of concessions made by loan class. The recorded investment balances presented are balances at the time of concessions.

Troubled Debt Restructurings

	December 31, 2011
	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
	(Dollars in thousands)
Below market interest rate:
Real Estate Secured by Residential Properties	1	$219	$219
Real Estate Secured by Nonfarm Nonresidential	4	3,424	3,424
Credit Cards and Related Plans	1	33	33

Total below market interest rate	6	$3,676	$3,676

Extended payment terms:
Real Estate Construction and Land Development	2	$258	$258
Real Estate Secured by Residential Properties	3	1,549	1,549
Real Estate Secured by Nonfarm Nonresidential	3	918	918
Commercial and Industrial	2	227	227

Total Extended Payment Terms	10	$2,952	$2,952

Forgiveness of principal:
Real Estate Construction and Land Development	10	$925	$860

Total forgiveness of principal	10	$925	$860

Total	26	$7,553	$7,488

FD-32

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

The following table presents the successes and failures of the types of modifications for the year ended December 31, 2011. The recorded investment balances presented are as of December 31, 2011.

	Paid in Full		Paying as Restructured		Converted to Non-accrual		Foreclosure/Default
	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
	(Dollars in thousands)
Below market interest rate	—	$—	6	$3,679	—	$—	—	$—
Extended payment terms	1	—	8	2,750	1	161	—	—
Forgiveness of principal	10	—	—	—	—	—	—	—

Total	11	$—	14	$6,429	1	$161	$—	$—

There were no loans that were restructured during the year ending on December 31, 2011 that were ninety or more past due and therefore had a payment default. As noted in the previous table there was one loan that, while the loan was not ninety days past due, was moved into nonaccrual status due to payment concerns.

Loans which management identifies as impaired generally will be nonperforming loans or restructured loans (also known as “troubled debt restructurings” or “TDRs”). As a result of adopting the amendments in ASU 2011-02, the Company reassessed all restructurings that occurred on or after the beginning of the fiscal year of adoption (January 1, 2011) to determine whether they are considered TDRs under the amended guidance. The Company identified no loans as TDRs which the allowance for loan losses had previously been measured under a general allowance methodology. TDRs are treated as impaired loans in determining the adequacy of the allowance for loan loss.

5.    BANK PREMISES AND EQUIPMENT

The components of bank premises and equipment at December 31, 2011 and 2010 are as follows:

	Cost	Accumulated Depreciation	Undepreciated Cost
	(Dollars in thousands)
December 31, 2011:
Land	$10,241	$—	$10,241
Land improvements	394	207	187
Buildings	19,393	6,045	13,348
Construction in progress	260	—	260
Furniture and equipment	7,627	5,374	2,253

Total	$37,915	$11,626	$26,289

December 31, 2010:
Land	$10,241	$—	$10,241
Land improvements	302	203	99
Buildings	18,993	5,430	13,563
Construction in progress	463	—	463
Furniture and equipment	7,253	4,983	2,270

Total	$37,252	$10,616	$26,636

FD-33

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

6.    INCOME TAXES

The components of income tax expense (benefit) are as follows:

	Current	Deferred*	Total
	(Dollars in thousands)
Year ended December 31, 2011:
Federal	$(948)	$(397)	$(1,345)
State	—	(199)	(199)

	$(948)	$(596)	$(1,544)

Year ended December 31, 2010:
Federal	$831	$(1,439)	$(608)
State	135	(293)	(158)

	$966	$(1,732)	$(766)

Year ended December 31, 2009:
Federal	$2,863	$(3,455)	$(592)
State	698	(463)	235

	$3,561	$(3,918)	$(357)

*	Included in deferred tax is release of valuation allowance adjustment of $62 thousand for year ending December 31, 2009.

Total income tax expense was less than the amount computed by applying the federal income tax rate of 34% to income before income taxes. The reasons for the difference were as follows:

	Years ended December 31,
	2011	2010	2009
	(Dollars in thousands)
Income taxes at statutory rate	$(873)	$32	$389
Increase (decrease) resulting from:
Effect of non-taxable interest income	(284)	(539)	(548)
Decrease in valuation allowance	(36)	—	(62)
Bank owned life insurance	(110)	(101)	(105)
State taxes, net of federal benefit	(131)	(105)	155
CAHEC tax credits	(145)	(145)	(144)
Other, net	35	92	(42)

Applicable income taxes	$(1,544)	$(766)	$(357)

FD-34

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

The tax effects of temporary differences that give rise to significant portions of the deferred tax assets and deferred tax liabilities at December 31, 2011 and 2010 are presented below:

	2011	2010
	(Dollars in thousands)
Deferred tax assets:
Allowance for loan losses	$4,661	$5,107
Capital loss carry forward	7	43
Postretirement benefits	228	282
Unrealized losses on available-for-sale investment securities	—	1,022
Unfunded postretirement benefits	83	12
Bank premises and equipment, principally due to differences in depreciation	—	75
Carry forward of tax credits	1,034	—
Other	1,775	1,573

Total gross deferred tax assets	$7,788	$8,114
Valuation allowance	(7)	(43)

Total net deferred tax assets	7,781	8,071

Deferred tax liabilities:
Bank premises and equipment, principally due to differences in depreciation	295	—
Unrealized gains on securities available for sale	183	—
Other	24	143

Total gross deferred tax liabilities	502	143

Net deferred tax asset	$7,279	$7,928

The valuation allowance for deferred tax assets was $7 thousand and $43 thousand at December 31, 2011 and December 31, 2010. The valuation allowance required at December 31, 2011 and 2010 was for certain capital losses related to investments in equity securities. These losses are capital in character and the corporation may not have current capital gain capacity to offset these losses. In order for these capital losses to be realized, the Company would need capital gains to offset them.

During 2009, the Company recognized capital gains which decreased the valuation allowance. However the Company does not have plans in place to generate any capital gains in the future. Accordingly, it is more likely than not that these capital losses will fail to be realized and a valuation allowance is required on this portion of the deferred tax asset.

Based on the Company’s historical and current earnings, management believes it is more likely than not the Company will realize the benefits of the deferred tax assets which are not provided for under the valuation allowance.

The Company and its subsidiary file a consolidated income tax return with the federal government separate income tax returns with the state of North Carolina. With few exceptions, the Company and its subsidiary are no longer subject to federal or state income tax examinations by tax authorities for years before 2008. Net economic loss carry forwards for North Carolina tax purposes as of December 31, 2011 will expire in 2026.

The Company has analyzed the tax positions taken or expected to be taken in its tax returns and concluded it has no liability related to uncertain tax positions. The years ended December 31, 2008 through December 31, 2010 remain open for audit for all major jurisdictions.

FD-35

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

7.    BORROWED FUNDS

Borrowed funds and the corresponding weighted average rates (WAR) at December 31, 2011 and 2010 are summarized as follows:

	2011	WAR	2010	WAR
	(Dollars in thousands)
Sweep accounts	$2,679	1.00%	$3,509	1.00%
Advances from FHLB	9,000	2.64	8,000	2.42

Total short-term borrowings	11,679	2.26	11,509	1.98

Advances from FHLB	25,500	2.23	34,500	2.34

Total long-term obligations	25,500	2.23	34,500	2.34

Total borrowed funds	$37,179	2.24%	$46,009	2.25%

The average amount of short-term borrowings and the weighted average rates for the years ended December 31, 2011 and 2010 were $14.5 million and 1.95% and $15.8 million and 1.52%, respectively.

The following table details the maturities and rates of our borrowings from the FHLB, as of December 31, 2011.

Borrow Date	Type	Principal	Term	Rate	Maturity
	(Dollars in thousands)
February 29, 2008	Fixed rate	$5,000	4 years	3.18%	February 29, 2012
March 12, 2008	Fixed rate	2,000	4 years	3.25	March 12, 2012
March 12, 2008	Fixed rate	7,500	5 years	3.54	March 12, 2013
August 17, 2010	Fixed rate	3,000	4 years	1.49	August 18, 2014
August 17, 2010	Fixed rate	4,500	5 years	1.85	August 17, 2015
August 17, 2010	Fixed rate	2,500	6 years	2.21	August 17, 2016
August 20, 2010	Fixed rate	2,000	3 years	1.09	August 20, 2013
August 20, 2010	Fixed rate	3,000	4 years	1.48	August 20, 2014
August 20, 2010	Fixed rate	3,000	5 years	1.83	August 20, 2015
September 1, 2010	Fixed rate	2,000	2 years	0.66	September 4, 2012

Pursuant to a collateral agreement with the FHLB, advances are collateralized by all the Company’s FHLB stock and qualifying first mortgage loans. The eligible residential 1-4 family first mortgage loans as of December 31, 2011, were $25.8 million. This agreement with the FHLB provides for a line of credit up to 20% of the Bank’s assets. In addition, the Bank had investment securities with a market value of $48.0 million and a book value of $47.4 million held as collateral by the FHLB on advances as of December 31, 2011. The maximum month end balances were $46.0 million, $42.5 million and $107.0 million during the years ended December 31, 2011, 2010 and 2009, respectively.

The Company has established various credit facilities to provide additional liquidity if and as needed. These include unsecured lines of credit with correspondent banks totaling $36.0 million.

The Company enters into agreements with customers to transfer excess funds in demand accounts into repurchase agreements. Under the repurchase agreement, the Company sells the customer an interest in government-sponsored enterprise securities. The customer’s interest in the underlying security shall be repurchased by the Company at the opening of the next banking day. The rate paid fluctuates with the weekly average federal funds rate minus 125 basis points and has a floor of 50 basis points. Securities with a fair value of $7.4 million secured customer sweep accounts as of December 31, 2011.

FD-36

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

8.    RETIREMENT PLANS AND OTHER POSTRETIREMENT BENEFITS

The Company has a defined contribution 401(k) plan that covers all eligible employees. The Company matches employee contributions up to certain amounts as defined in the plan. Total expense related to this plan was $504 thousand, $451 thousand and $414 thousand in 2011, 2010 and 2009, respectively.

In 2002, the Company adopted a supplemental executive retirement plan to provide benefits for members of management and directors. The liability was calculated by discounting the anticipated future cash flows for the years ended December 31, 2011 and 2010 at 5.00% and 5.50%, respectively. The liability accrued for this obligation was $2.4 million and $2.5 million at December 31, 2011 and 2010, respectively. Charges to income are based on changes in the cash value of insurance, which funds the liability. The related expense for the years ended December 31, 2011, 2010 and 2009 was $163 thousand, $343 thousand and $216 thousand, respectively.

The Company recognizes a liability for the future death benefit provided to certain employees in relation to the postretirement benefit related to split-dollar life insurance arrangements. During 2011 the Company did not have any expense associated with the postretirement benefit related to split-dollar life insurance arrangements. During 2010 and 2009, the Company expensed $80 thousand and $18 thousand, respectively. The liability amounted to $561 at both December 31, 2011 and December 31, 2010. The calculation of the liability is based on the present value of the post-retirement cost of insurance.

The Company also has a postretirement benefit plan whereby the Company pays postretirement health care benefits for certain of its retirees that have met minimum age and service requirements. The following tables provide information relating to the Company’s postretirement health care benefit plan using a measurement date of December 31:

	2011	2010
	(Dollars in thousands)
Reconciliation of benefit obligation:
Net benefit obligation, January 1	$799	$748
Service cost	7	6
Interest cost	36	39
Actuarial (gain) loss	76	39
Benefit paid	(43)	(33)

Net benefit obligation, December 31	$875	$799

Fair value of plan assets	$—	$—

Funding status, net amount recognized in other liabilities and accumulated post retirement benefit obligation	$875	$799

FD-37

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

	2011	2010
Change in plan assets
Fair value of plan assets at beginning of year	$—	$—
Employer contribution	43	33
Benefits paid	(43)	(33)

Fair value of plan assets at end of year	$—	$—

Recognized on balance sheet
Other assets (deferred tax)	$59	$(19)
Other liabilities	(875)	(762)
Accumulated other comprehensive loss, net of tax benefit	93	(20)

Net amount recognized	$(723)	$(801)

Recognized in accumulated other comprehensive income
Unrecognized net (loss) gain	$(152)	$39
Deferred tax	59	(19)

Net amount recognized	$(93)	$20

Net periodic postretirement benefit cost for 2011, 2010 and 2009 includes the following components:

	2011	2010	2009
	(Dollars in thousands)
Service cost	$7	$6	$5
Interest cost	36	39	47
Amortization of prior year service cost	—	(8)	(8)

Net periodic postretirement benefit cost	$43	$37	$44

The following table presents assumptions relating to the plan at December 31, 2011 and 2010:

	2011	2010
Discount rate in determining benefit obligation	4.0%	4.5%
Annual health care cost trend rate	7.0%	7.0%
Ultimate medical trend rate	7.0%	7.0%
Medical trend rate period (in years)	4	4
Effect of 1% increase in assumed health care cost on:
Service and interest cost	14.2%	13.6%
Benefit obligation	13.0%	12.5%
Effect of 1% decrease in assumed health care cost on:
Service and interest cost	(11.8)%	(10.6)%
Benefit obligation	(10.9)%	(10.5)%

Health care cost trend rates are estimated at 7.0% for 2012-2015, 6.0% for years 2016-2020, and 5.0% for subsequent years.

In 2012, the Company expects to recognize $8 thousand of prior service costs, $35 thousand of interest costs and a deferred loss of $13 thousand.

Employer contributions for 2012 are expected to approximate $56 thousand. Benefits are expected to equal employer contributions for the next five years.

FD-38

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

9.    STOCK OPTION AND RESTRICTED STOCK PLANS

During 2008, the Company adopted the 2008 Omnibus Equity Plan (the Plan) which replaced the expired 1998 Omnibus Stock Ownership and Long-Term Incentive Plan. The Plan provides for the issuance of up to an aggregate of 200,000 shares of common stock of the Company in the form of stock options, restricted stock awards and performance share awards.

Compensation cost charged to income for the years ended December 31, 2011 and 2010 was approximately $21 thousand and $36 thousand respectively, related to stock options. There was no expense related to restricted stock for the years ended December 31, 2011 and December 31, 2010 as no shares were issued. There was $37 thousand in expense related to restricted stock for the year ended December 31, 2009. There were no shares of restricted stock issued in 2011 or 2010 and there were 1,500 shares issued in 2009 that immediately vested. No income tax benefit was recognized for stock based compensation, as the Company does not have any outstanding nonqualified stock options.

Stock Options

Stock options may be issued as incentive stock options or as nonqualified stock options. The term of the option will be established at the time is it granted but shall not exceed ten years. Vesting will also be established at the time the option is granted. The exercise price may not be less than the fair market value of a share of common stock on the date the option is granted. It is the Company’s policy to issue new shares of stock to satisfy option exercises.

Restricted Stock Awards

Restricted stock awards are subject to restrictions and the risk of forfeiture if conditions stated in the award agreement are not satisfied at the end of a restriction period. During the restriction period, restricted stock covered by the award will be held by the Company. If the conditions stated in the award agreement are satisfied at the end of the restriction period, the restricted stock will become unrestricted and the certificate evidencing the stock will be delivered to the employee.

There were no shares of non-vested restricted stock on December 31, 2011 or December 31, 2010.

Performance Shares

Performance shares may be issued based on specific performance criteria such as net income, earnings per share, asset growth, etc. Performance criteria may be different for each issuance and shares will only be issued after the performance criteria have been met. As of December 31, 2011, no performance shares had been issued under the Equity Plan.

A summary of the status of stock options as of December 31, 2011, 2010, and 2009, and changes during the years then ended, is presented below:

	2011		2010		2009
	Number	Weighted Average Option Price	Number	Weighted Average Option Price	Number	Weighted Average Option Price
Options outstanding, beginning of year	28,513	$27.94	57,335	$28.31	59,227	$27.79
Granted	—	—	—	—	—	—
Exercised	—	—	(1,960)	10.00	(1,892)	11.98
Expired	—	—	(26,862)	30.04	—	—

Options outstanding, end of year	28,513	$27.94	28,513	$27.94	57,335	$28.31

FD-39

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

The following table summarizes information about the stock options outstanding at December 31, 2011:

	Options Outstanding		Options Exercisable
Exercise Price	Number Outstanding December 31, 2011	Weighted- Average Remaining Contractual Life (Years)	Number Outstanding December 31, 2011	Weighted- Average Exercise Price	Weighted- Average Remaining Contractual Life (Years)
$13.01 – $28.50	7,800	5.0	3,730	$19.37	3.5
$28.51 – $29.00	13,142	3.8	13,142	28.76	3.8
$29.01 – $32.60	7,571	5.2	4,996	32.60	5.2

	28,513	4.5	21,868	$28.04	4.0

No intrinsic value existed for options outstanding or options exercisable at December 31, 2011. The aggregate intrinsic value of both options outstanding and options exercisable at December 31, 2010 was less than $1 thousand. No options were exercised in 2011. Cash received for options exercised in 2010 was $19 thousand with an intrinsic value of $3 thousand.

The weighted average fair value of each stock option grant is estimated on the date of grant using the Black-Scholes option-pricing model. No options were granted in 2011, 2010 or 2009.

The total fair value of shares that contractually vested during 2011 and 2010 was $53 thousand and $60 thousand, respectively.

Anticipated total unrecognized compensation costs related to outstanding non-vested stock options will be recognized over the following periods (dollars in thousands):

2012	$8
2013	2

Total	$10

10.    DEPOSITS

At December 31, 2011 and 2010, certificates of deposit of $100,000 or more amounted to approximately $112.4 million and $92.9 million, respectively.

Time deposit accounts as of December 31, 2011, mature in the following years and amounts: 2012—$209.3 million; 2013—$40.4 million; 2014—$16.6 million; 2015—$44.0 million and 2016—$26.0 million.

For the years ended December 31, 2011, 2010 and 2009, interest expense on certificates of deposit of $100,000 or more amounted to approximately $1.7 million, $2.5 million and $6.8 million, respectively.

11.    LEASES

The Company has noncancellable operating leases for three branch locations. These leases generally contain renewal options for periods ranging from three to twenty years and require the Company to pay all executory costs such as maintenance and insurance. Rental expense for operating leases during 2011, 2010 and 2009 was $539 thousand, $579 thousand and $485 thousand, respectively.

FD-40

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

Future minimum lease payments under noncancellable operating leases as of December 31, 2011 are as follows (dollars in thousands):

Year ending December 31,
2012	$531
2013	533
2014	331
2015	225
2016	177
Thereafter	119

Total minimum lease payments	$1,916

12.    RESERVE REQUIREMENTS

The aggregate net reserve balances maintained under the requirements of the Federal Reserve were approximately $478 thousand at December 31, 2011.

13.    COMMITMENTS AND CONTINGENCIES

The Company has various financial instruments (outstanding commitments) with off-balance sheet risk that are issued in the normal course of business to meet the financing needs of its customers. These financial instruments included commitments to extend credit of $92.3 million and standby letters of credit of $1.5 million.

The Company’s exposure to credit loss for commitments to extend credit and standby letters of credit is the contractual amount of those financial instruments. The Company uses the same credit policies for making commitments and issuing standby letters of credit as it does for on-balance sheet financial instruments. Each customer’s creditworthiness is evaluated on an individual case-by-case basis. The amount and type of collateral, if deemed necessary by management, is based upon this evaluation of creditworthiness. Collateral obtained varies, but may include marketable securities, deposits, property, plant and equipment, investment assets, real estate, inventories and accounts receivable. Management does not anticipate any significant losses as a result of these financial instruments and anticipates funding them from normal operations.

The Company is not involved in any legal proceedings which, in management’s opinion, could have a material effect on the consolidated financial position or results of operations of the Company.

14.    FAIR VALUE OF FINANCIAL INSTRUMENTS

Fair value estimates are made by management at a specific point in time, based on relevant information about the financial instrument and the market. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument nor are potential taxes and other expenses that would be incurred in an actual sale considered. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions and/or the methodology used could significantly affect the estimates disclosed. Similarly, the fair values disclosed could vary significantly from amounts realized in actual transactions.

FD-41

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

The following table presents the carrying values and estimated fair values of the Company’s financial instruments at December 31, 2011 and 2010:

	2011		2010
	Carrying Value	Estimated Fair Value	Carrying Value	Estimated Fair Value
	(Dollars in thousands)
Financial assets:
Cash and cash equivalents	$24,731	$24,731	$20,166	$20,166
Investment securities	339,450	339,450	273,229	273,229
FHLB stock	3,456	3,456	4,571	4,571
Accrued interest receivable	5,308	5,308	5,243	5,243
Net loans	484,450	482,851	554,384	550,614
Loans held for sale	2,866	2,866	4,136	4,136
Financial liabilities:
Deposits	$797,645	$804,742	$785,941	$790,105
Short-term borrowings	11,679	11,679	11,509	11,509
Accrued interest payable	519	519	631	631
Long-term obligations	25,500	26,296	34,500	34,954

The fair value of net loans is based on estimated cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. This does not include consideration of liquidity that market participants would use to value such loans. The estimated fair values of deposits and long-term obligations at December 31 are based on estimated cash flows discounted at market interest rates. The carrying values of other financial instruments, including various receivables and payables, approximate fair value. Refer to Note 1(E) for investment securities fair value information. The fair value of off-balance sheet financial instruments is considered immaterial. As discussed in Note 13, these off-balance sheet financial instruments are commitments to extend credit and are either short-term in nature or subject to immediate repricing.

Fair Value Hierarchy

The Company groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1	Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2	Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3	Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available-for-sale are recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record at fair value other assets on a nonrecurring basis, such as loans held for sale, loans held for investment and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

There were no changes to the techniques used to measure fair value during the period.

FD-42

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

Following is a description of valuation methodologies used for assets recorded at fair value.

Investment Securities Available-for-Sale

Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 include asset-backed securities in less liquid markets.

Mortgage Banking Activity

The Company enters into interest rate lock commitments and commitments to sell mortgages. At December 31, 2011, the amount of fair value associated with these interest rate lock commitments was $76 thousand, which is included in other assets. At December 31, 2010, the amount of fair value associated with these interest rate lock commitments was $101 thousand, which was included in other assets. Forward loan sale commitments have been deemed insignificant.

Loans

The Company does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment using one of several methods, including collateral value, market price and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At December 31, 2011, the majority of the total impaired loans were evaluated based on the fair value of the collateral. Impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current unadjusted appraised value, the Company records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as nonrecurring Level 3. The fair values of impaired loans are generally based on judgment and therefore are considered to be level 3 assets.

Real Estate and Repossessions Acquired in Settlement of Loans

Foreclosed assets are adjusted to fair value upon transfer of the loans to other real estate owned. Real estate acquired in settlement of loans is recorded initially at estimated fair value of the property less estimated selling costs at the date of foreclosure. The initial recorded value may be subsequently reduced by additional allowances, which are charged to earnings if the estimated fair value of the property less estimated selling costs declines below the initial recorded value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current unadjusted appraised value, the Company records the foreclosed asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the foreclosed asset as nonrecurring Level 3. The fair values of foreclosed assets are generally based on judgment and therefore are considered to be level 3 assets.

FD-43

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

Assets recorded at fair value on a recurring basis

December 31, 2011	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Investment Securities Available-for-Sale
Government-sponsored enterprises and FFCB bonds	$1,032	$—	$1,032	$—
Obligations of states and political subdivisions	28,718	6,752	21,966	—
Mortgage-backed securities	132,292	—	132,292	—
SBA-backed securities	146,637	144,962	1,675	—
Corporate bonds	30,771	—	29,129	1,642

Total Securities	$339,450	$151,714	$186,094	$1,642
Interest rate lock commitments	$76	$—	$—	$76

Total assets at fair value	$339,526	$151,714	$186,094	$1,718

December 31, 2010	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Investment Securities Available-for-Sale
Government-sponsored enterprises and FFCB bonds	$24,781	$—	$24,781	$—
Obligations of states and political subdivisions	12,978	—	12,978	—
Mortgage-backed securities	150,090	4,200	145,890	—
SBA-backed securities	56,853	55,422	1,431	—
Corporate bonds	28,527	—	26,811	1,716

Total Securities	$273,229	$59,622	$211,891	$1,716
Interest rate lock commitments	$101	$—	$—	$101

Total assets at fair value	$273,330	$59,622	$211,891	$1,817

Assets recorded at fair value on a nonrecurring basis

December 31, 2011	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Impaired Loans
Real estate—construction and land development	$9,169	$—	$—	$9,169
Real estate—secured by residential properties	3,893	—	—	3,893
Real estate—secured by nonfarm nonresidential properties	8,805	—	—	8,805
Commercial and industrial	196	—	—	196
Total impaired loans	$22,063	$—	$—	$22,063
Real estate and repossessions acquired in settlement of loans
Total real estate and repossessions acquired in settlement of loans	$6,573	$—	$—	$6,573
Total assets at fair value	$28,636	$—	$—	$28,636

December 31, 2010	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Impaired Loans
Real estate—construction and land development	$11,077	$—	$—	$11,077
Real estate—secured by residential properties	3,834	—	—	3,834
Real estate—secured by nonfarm nonresidential properties	2,550	—	—	2,550
Commercial and industrial	77	—	—	77
Total impaired loans	$17,538	$—	$—	$17,538
Real estate and repossessions acquired in settlement of loans
Total real estate and repossessions acquired in settlement of loans	$4,536	$—	$—	$4,536
Total assets at fair value	$22,074	$—	$—	$22,074

FD-44

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

As of December 31, 2011 there were $3.8 million of Level 2 investment securities available for sale that were reported as Level 1 as of December 31, 2010. The bond was transferred from Level 1 to Level 2 during 2011 because the December 31, 2010 pricing was based on the Company’s actual trades for the security at initial purchase while the December 31, 2011 pricing was through a pricing system. During 2011 there were no investment securities transferred in or out of Level 3. As of December 31, 2009 there was one Level 3 investment security available for sale valued at $2.5 million based on its book value. Prior to sale during 2010, the investment was transferred to Level 2 given that the valuation was based on a third party market valuation that was based on quoted prices for similar instruments in active markets. The table below presents a reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during 2011 and 2010.

	Corporate Bonds	Available- for Sale Debt Securities
	(Dollars in thousands)
Balance, December 31, 2010	$1,716	$1,716
Total gains or losses (realized/unrealized):
Included in earnings	—	—
Included in other comprehensive income	(74)	(74)
Purchases, issuances, and settlements	—	—
Transfers in to/out of Level 3	—	—
Balance, December 31, 2011	$1,642	$1,642

	Government- sponsored enterprises and FFCB bonds	Corporate Bonds	Available- for Sale Debt Securities
	(Dollars in thousands)
Balance, December 31, 2009	$2,480	$1,871	$4,351
Total gains or losses (realized/unrealized):
Included in earnings	—	—	—
Included in other comprehensive income	—	(155)	(155)
Purchases, issuances, and settlements	—	—	—
Transfers in to/out of Level 3	(2,480)	—	(2,480)
Balance, December 31, 2010	$—	$1,716	$1,716

15.    REGULATORY MATTERS

The Company (on a consolidated basis) and the Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can initiate certain mandatory and possibly additional discretionary actions by regulators that, if undertaken, could have a direct material effect on the Company’s and the Bank’s financial statements. Under capital adequacy guidelines and the regulatory framework for prompt corrective action, the Company and the Bank must meet specific capital guidelines that involve quantitative measures of their assets, liabilities, and certain off-balance sheet items as calculated under regulatory accounting practices. The capital amounts and classifications are also subject to qualitative judgments by the regulators about components, risk weightings, and other factors. Prompt corrective action provisions are not applicable to bank holding companies.

Quantitative measures established by regulation to ensure capital adequacy require the Company and the Bank to maintain minimum amounts and ratios (set forth in the table below) of total and Tier I capital (as defined in the regulations) to risk-weighted assets (as defined), and of Tier I capital to average assets (as defined). Management believes, as of December 31, 2011, that the Bank and the Company meet all capital adequacy requirements to which they are subject.

FD-45

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

Based on the most recent notification from the FDIC, the Bank is well-capitalized under the regulatory framework for prompt corrective action. To be categorized as well-capitalized, the Bank must maintain minimum total risk-based, Tier I risk-based, and Tier I leverage ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Bank’s category.

The Bank’s actual capital amounts, in thousands, and ratios are presented in the following table:

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Ratio		Ratio
As of December 31, 2011:
Total Capital (to Risk Weighted Assets)	$83,209	13.85%	³	8.00%	³	10.00%
Tier 1 Capital (to Risk Weighted Assets)	75,642	12.59	³	4.00	³	6.00
Tier 1 Capital (to Average Assets)	75,642	8.25	³	4.00	³	5.00
As of December 31, 2010:
Total Capital (to Risk Weighted Assets)	$88,578	13.34%	³	8.00%	³	10.00%
Tier 1 Capital (to Risk Weighted Assets)	80,217	12.08	³	4.00	³	6.00
Tier 1 Capital (to Average Assets)	80,217	8.66	³	4.00	³	5.00

The following table lists Bancorp’s actual capital amounts, in thousands, and ratios:

	Actual		For Capital Adequacy Purposes		To be Well Capitalized Under Prompt Corrective Action Provisions
	Amount	Ratio	Ratio		Ratio
As of December 31, 2011:
Total Capital (to Risk Weighted Assets)	$83,209	13.85%	³	8.00%	³	10.00%
Tier 1 Capital (to Risk Weighted Assets)	75,642	12.59	³	4.00	³	6.00
Tier 1 Capital (to Average Assets)	75,642	8.25	³	3.00	³	5.00
As of December 31, 2010:
Total Capital (to Risk Weighted Assets)	$88,578	13.34%	³	8.00%	³	10.00%
Tier 1 Capital (to Risk Weighted Assets)	80,217	12.08	³	4.00	³	6.00
Tier 1 Capital (to Average Assets)	80,217	8.66	³	3.00	³	5.00

During April 2011, the Bank’s Board of Directors adopted a resolution at the request of the Federal Deposit Insurance Corporation to the effect that the Bank, through its management, will take various actions designed to address issues related to the Bank’s operations. The Resolution provides that, among other things, the Bank will (1) establish and continue to maintain an adequate reserve for loan losses, and review the adequacy of the reserve with the Board prior to each quarter-end and make appropriate provisions to the reserve; (2) in order to maintain sufficient capital levels, establish and document a prudent policy regarding cash dividends the Bank pays to Bancorp, document an analysis of amounts to be paid by each quarter-end prior to payment, and not pay any cash dividend to Bancorp without seeking the prior approval of the FDIC and N.C. Commissioner of Banks; (3) implement various recommendations regarding risk management policies and practices for the Bank’s funds management and investment functions; (4) provide for the internal audit program to include a review and coverage of activities sufficient to determine compliance with the Bank’s policies, applicable laws and regulations and sound banking principles, and identification of audit personnel who periodically report directly to the Board; (5) correct or eliminate various credit administration weaknesses and establish an effective credit administration function, and ascertain that all necessary supporting documentation is obtained and evaluated before loans are extended; and (6) correct violations of and ensure further compliance with applicable laws, rules and regulations.

FD-46

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

The Bank has complied with the necessary actions in all aspects of the board resolution as of December 31, 2011.

Dividends

The Company’s dividend payments are typically made from dividends received from the Bank. The Bank, as a North Carolina banking corporation, may pay dividends only out of undivided profits (retained earnings) as determined pursuant to North Carolina General Statutes Section 53-87. However, regulatory authorities may limit payment of dividends by any bank when it is determined that such a limitation is in the public interest and is necessary to ensure financial soundness of the Bank. As noted above, in accordance with the Board Resolution, the Bank must seek approval from the FDIC and the NC Commissioner of Banks prior to paying dividends to Bancorp.

16.    ECB BANCORP, INC. (PARENT COMPANY)

ECB Bancorp, Inc.’s principal asset is its investment in the Bank, and its principal source of income is dividends from the Bank. The Parent Company condensed balance sheets as of December 31, 2011 and 2010, and the related condensed statements of income and cash flows for the years ended December 31, 2011, 2010, and 2009 are as follows:

CONDENSED BALANCE SHEETS

	2011	2010
	(Dollars in thousands)
Assets
Cash	$—	$—
Receivable from subsidiary	—	199
Investment in subsidiary	80,443	80,894

Total assets	$80,443	$81,093

Liabilities and Shareholders’ Equity
Dividends payable	$—	$199

Total liabilities	—	199

Total shareholders’ equity	80,443	80,894

Total liabilities and shareholders’ equity	$80,443	$81,093

CONDENSED STATEMENTS OF INCOME (LOSS)

	2011	2010	2009
	(Dollars in thousands)
Dividends from bank subsidiary	$1,438	$1,695	$2,823
Equity in undistributed income (losses) of subsidiary	(2,462)	(835)	(1,321)

Net income (loss)	$(1,024)	$860	$1,502

FD-47

ECB BANCORP, INC. AND SUBSIDIARY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS—(Continued)

DECEMBER 31, 2011 and 2010

CONDENSED STATEMENTS OF CASH FLOWS

	2011		2010	2009
	(Dollars in thousands)
OPERATING ACTIVITIES:
Net income (loss)		$(1,024)	$860	$1,502
Undistributed (income) losses of subsidiary		2,462	835	1,321
Net change in other assets & other liabilities		—	321	(1)
Stock based compensation		21	36	85

Net cash provided by operating activities		1,459	2,052	2,907
INVESTING ACTIVITIES:

Payment for investments in subsidiary		(21)	(17,927)	(85)

Net cash used by investing activities		(21)	(17,927)	(85)

FINANCING ACTIVITIES:
Proceeds from issuance of common stock		—	19	23
Proceeds from issuance of preferred stock		—	—	17,850
Cash dividends paid		(1,438)	(2,016)	(2,823)

Net cash provided (used) in financing activities		(1,438)	(1,997)	15,050

Net change in cash	$	(—)	$(17,872)	$17,872

17.    RELATED PARTY TRANSACTIONS

Bancorp and the Bank have had, and expect to have in the future, banking transactions in the ordinary course of business with directors, officers and their associates (“Related Parties”) on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with others. Those transactions neither involve more than normal risk of collectability nor present any unfavorable features.

Loans at December 31, 2011 and 2010 include loans to officers and directors and their associates totaling approximately $2.8 million and $4.2 million, respectively. During 2011, $0.7 million in loans were disbursed to officers, directors and their associates and principal repayments of $0.8 million were received on such loans. Change in relationships accounted for a reduction of $1.3 million.

18.    U.S. TREASURY’S TROUBLED ASSET RELIEF PROGRAM (TARP) CAPITAL PURCHASE PROGRAM

On January 16, 2009, we issued Series A Preferred Stock in the amount of $17,949,000 and a warrant to purchase 144,984 shares of our common stock to the U.S. Treasury as a participant in the TARP Capital Purchase Program. The Series A Preferred Stock qualifies as Tier 1 capital for purposes of regulatory capital requirements and will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter. Prior to January 16, 2012, unless we have redeemed all of this preferred stock or the U.S. Treasury has transferred all of this preferred stock to a third party, the consent of the U.S. Treasury will be required for us to, among other things, increase our common stock dividend above $0.1825 per share or repurchase our common stock except in limited circumstances. In addition, until the U.S. Treasury ceases to own our securities sold under the TARP Capital Purchase Program, the compensation arrangements for our senior executive officers must comply in all respects with the U.S. Emergency Economic Stabilization Act of 2008 and the rules and regulations thereunder.

FD-48

2.	Unaudited Consolidated Financial Statements (including Notes thereto) for ECB for the three and nine month periods ended September 30, 2012.

FD-49

ECB BANCORP, INC. AND SUBSIDIARY

Begins on Page
Financial Information

Financial Statements:

Consolidated Balance Sheets at September 30, 2012 (unaudited) and December 31, 2011	FD-51
Consolidated Results of Operations for Three and Nine Months Ended September 30, 2012 and 2011 (unaudited)	FD-52
Consolidated Statements of Comprehensive Income for Three and Nine Months Ended September 30, 2012 and 2011 (unaudited)	FD-53
Consolidated Statements of Changes in Shareholders’ Equity for Nine Months Ended September 30, 2012 and 2011 (unaudited)	FD-54
Consolidated Statements of Cash Flows for Nine Months Ended September 30, 2012 and 2011 (unaudited)	FD-55
Notes to Consolidated Financial Statements	FD-56

FD-50

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Balance Sheets

September 30, 2012 and December 31, 2011

(Dollars in thousands, except per share data)

	September 30, 2012	December 31, 2011*
	(unaudited)
Assets
Non-interest bearing deposits and cash	$15,411	$18,363
Interest bearing deposits	61	63
Overnight investments	51,195	6,305

Total cash and cash equivalents	66,667	24,731

Investment securities
Available-for-sale, at market value (cost of $280,327 and $338,685 at September 30, 2012 and December 31, 2011, respectively)	284,963	339,450

Loans held for sale	2,379	2,866

Loans	516,934	496,542
Allowance for loan losses	(11,385)	(12,092)

Loans, net	505,549	484,450

Real estate and repossessions acquired in settlement of loans, net	7,118	6,573
Federal Home Loan Bank common stock, at cost	4,150	3,456
Bank premises and equipment, net	25,773	26,289
Accrued interest receivable	4,928	5,308
Bank owned life insurance	12,082	11,778
Other assets	13,983	16,376

Total	$927,592	$921,277

Liabilities and Shareholders’ Equity
Deposits
Demand, noninterest bearing	$152,495	$135,732
Demand, interest bearing	288,829	270,119
Savings	59,016	55,517
Time	279,073	336,277

Total deposits	779,413	797,645

Accrued interest payable	510	519
Short-term borrowings	41,827	11,679
Long-term obligations	16,000	25,500
Other liabilities	5,005	5,491

Total liabilities	842,755	840,834

Shareholders’ equity
Preferred stock, Series A	17,578	17,454
Common stock, par value $3.50 per share	10,167	9,974
Capital surplus	25,753	25,873
Warrants	878	878
Retained earnings	27,743	25,926
Accumulated other comprehensive income	2,718	338

Total shareholders’ equity	84,837	80,443

Total	$927,592	$921,277
Common shares outstanding	2,904,841	2,849,841
Common shares authorized	50,000,000	50,000,000
Preferred shares outstanding	17,949	17,949
Preferred shares authorized	2,000,000	2,000,000
Non-voting common shares authorized	2,000,000	2,000,000

*	Derived from audited consolidated financial statements.

See accompanying notes to consolidated financial statements.

FD-51

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Results of Operations

For the three and nine months ended September 30, 2012 and 2011 (unaudited)

(Dollars in thousands, except per share data)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
Interest income:
Interest and fees on loans	$6,741	$7,096	$19,514	$21,782
Interest on investment securities:
Interest exempt from federal income taxes	246	106	730	351
Taxable interest income	1,743	1,961	5,399	6,061
Dividend income	15	9	40	27
Other interest income	6	17	12	38

Total interest income	8,751	9,189	25,695	28,259

Interest expense:
Deposits:
Demand accounts	358	511	1,154	1,573
Savings	50	85	205	212
Time	1,090	1,751	3,526	5,352
Short-term borrowings	104	73	280	215
Long-term obligations	74	146	269	471

Total interest expense	1,676	2,566	5,434	7,823

Net interest income	7,075	6,623	20,261	20,436
Provision for loan losses	1,917	1,028	2,783	6,231

Net interest income after provision for loan losses	5,158	5,595	17,478	14,205

Noninterest income:
Service charges on deposit accounts	902	836	2,704	2,429
Other service charges and fees	541	410	1,388	984
Mortgage origination fees	446	255	1,228	1,033
Net gain on sale of securities	3,220	998	3,544	1,882
Income from bank owned life insurance	101	74	304	222
Other operating (expense) income	44	(5)	46	(12)

Total noninterest income	5,254	2,568	9,214	6,538

Noninterest expenses:
Salaries	2,922	2,737	8,706	8,127
Retirement and other employee benefits	782	638	2,700	2,098
Occupancy	538	528	1,586	1,533
Equipment	587	550	1,780	1,622
Professional fees	271	240	833	782
Supplies	28	49	143	178
Communications/data lines	170	179	552	537
FDIC insurance	204	236	611	763
Other outside services	279	94	471	437
Data processing and related expenses	421	408	1,163	561
Net cost of real estate and repossessions acquired in settlement of loans	321	645	1,468	742
Other operating expenses	1,419	1,235	3,104	3,060

Total noninterest expenses	7,942	7,539	23,117	20,440

Income before income taxes	2,470	624	3,575	303
Income tax expense (benefit)	821	97	961	(285)

Net income	1,649	527	2,614	588

Preferred stock dividends	225	225	673	673
Accretion of discount	42	42	124	124

Income (loss) available to common shareholders	$1,382	$260	$1,817	$(209)
Net income (loss) per share - basic	$0.48	$0.09	$0.64	$(0.07)
Net income (loss) per share - diluted	$0.48	$0.09	$0.64	$(0.07)
Weighted average shares outstanding - basic	2,849,841	2,849,841	2,849,841	2,849,841
Weighted average shares outstanding - diluted	2,851,408	2,849,841	2,850,367	2,849,841

See accompanying notes to consolidated financial statements.

FD-52

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Comprehensive Income (unaudited)

For the three and nine months ended September 30, 2012 and 2011

 (Dollars in thousands)

	Three months ended September 30,		Nine months ended September 30,
	2012	2011	2012	2011
	(Dollars in thousands)
Net income	$1,649	$527	$2,614	$588

Other comprehensive income:
Unrealized gains on available for sale securities arising during the period	3,349	2,332	7,414	6,579
Tax related to unrealized gains	(1,290)	(898)	(2,854)	(2,533)
Reclassification to realized gains	(3,220)	(998)	(3,544)	(1,882)
Tax related to realized gains	1,240	384	1,364	725

Defined benefit pension plan:
Prior service cost	—	—	—	7
Net loss arising during period	—	—	—	(116)
Tax related to defined benefit pension plan	—	—	—	42

Total other comprehensive income	79	820	2,380	2,822

Total comprehensive income	$1,728	$1,347	$4,994	$3,410

See accompanying notes to consolidated financial statements.

FD-53

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Changes in Shareholders’ Equity

Nine months ended September 30, 2012 and 2011 (unaudited)

(Dollars in thousands, except per share data)

	Preferred stock,	Common Stock		Common stock	Capital	Retained	Accumulated other comprehensive
	Series A	Number	Amount	warrants	surplus	earnings	income	Total
Balance January 1, 2011	$17,288	2,849,841	$9,974	$878	$25,852	$28,554	$(1,652)	$80,894
Other comprehensive income	—	—	—	—	—	—	2,822	2,822
Net income	—	—	—	—	—	588	—	588
Stock based compensation	—	—	—	—	16		—	16
Preferred stock accretion	124	—	—	—	—	(124)	—	—
Cash dividends on preferred stock	—	—	—	—	—	(673)	—	(673)
Cash dividends ($0.14 per share)	—	—	—	—	—	(399)	—	(399)

Balance September 30, 2011	$17,412	2,849,841	$9,974	$878	$25,868	$27,946	$1,170	$83,248

	Preferred stock,	Common Stock		Common stock	Capital	Retained	Accumulated other comprehensive
	Series A	Number	Amount	warrants	surplus	earnings	income	Total
Balance January 1, 2012	$17,454	2,849,841	$9,974	$878	$25,873	$25,926	$338	$80,443
Other comprehensive income	—	—	—	—	—	—	2,380	2,380
Net income	—	—	—	—	—	2,614	—	2,614
Stock based compensation	—	—	—	—	73		—	73
Issuance of restricted stock	—	55,000	193	—	(193)		—	—
Preferred stock accretion	124	—	—	—	—	(124)	—	—
Cash dividends on preferred stock	—	—	—	—	—	(673)	—	(673)

Balance September 30, 2012	$17,578	2,904,841	$10,167	$878	$25,753	$27,743	$2,718	$84,837

See accompanying notes to consolidated financial statements.

FD-54

ECB BANCORP, INC. AND SUBSIDIARY

Consolidated Statements of Cash Flows

Nine months ended September 30, 2012 and 2011 (unaudited)

(Dollar amounts in thousands)

	Nine months ended September 30,
	2012	2011
Cash flows from operating activities:
Net income	$2,614	$588
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	1,124	1,071
Amortization of premium on investment securities, net	3,617	2,245
Provision for loan losses	2,783	6,231
Gain on sale of securities	(3,544)	(1,882)
Stock based compensation	73	16
Loss on disposal of premises and equipment	2	—
Impairment of real estate and repossessions acquired in settlement of loans	840	515
Loss on sale of real estate and repossessions acquired in settlement of loans	192	101
Income from Bank owned life insurance	(304)	(222)
Originations of mortgage loans held for sale	(43,587)	(40,860)
Proceeds from sale of loans held for sale	44,074	42,658
Decrease in accrued interest receivable	380	271
Decrease in other assets	902	1,384
Decrease in accrued interest payable	(9)	(1)
Decrease in other liabilities, net	(486)	(2,323)

Net cash provided by operating activities	8,671	9,792

Cash flows from investing activities:
Proceeds from sales of investment securities classified as available-for-sale	192,387	112,587
Proceeds from maturities of investment securities classified as available-for-sale	32,196	35,684
Purchases of investment securities classified as available-for-sale	(166,298)	(197,774)
Sale (purchase) of Federal Home Loan Bank common stock	(694)	803
Proceeds from disposal of premises and equipment	13	—
Purchases of premises and equipment	(623)	(572)
Proceeds from disposal of real estate and repossessions acquired in settlement of loans and real estate held for sale	1,738	2,156
Purchases of life insurance	—	(2,500)
Net loan (disbursements) repayments	(27,197)	34,282

Net cash provided (used) by investing activities	31,522	(15,334)

Cash flows from financing activities:
Net (decrease) increase in deposits	(18,232)	10,668
Net increase (decrease) in borrowings	20,648	(6,981)
Dividends paid to common shareholders	—	(399)
Dividends paid on preferred stock	(673)	(673)

Net cash provided by financing activities	1,743	2,615

Increase (decrease) in cash and cash equivalents	41,936	(2,927)
Cash and cash equivalents at beginning of period	24,731	20,166

Cash and cash equivalents at end of period	$66,667	$17,239
Cash paid during the period:
Interest	$5,443	$7,824
Taxes	—	163
Supplemental disclosures of noncash financing and investing activities:
Unrealized gains on available-for-sale securities, net of deferred taxes	$2,380	$2,889
Transfer from loans to real estate and repossessions acquired in settlement of loans	3,315	4,459
Transfer from long-term to short-term borrowings	9,500	9,000

See accompanying notes to consolidated financial statements.

FD-55

ECB BANCORP, INC. AND SUBSIDIARY

Notes to Consolidated Financial Statements

(1) Basis of Presentation

The consolidated financial statements include the accounts of ECB Bancorp, Inc. (“Bancorp”) and its wholly-owned subsidiary, The East Carolina Bank (the “Bank”) (Bancorp and the Bank collectively referred to hereafter as the “Company”). The Bank has one wholly-owned subsidiary, ECB Financial Services, Inc., which formerly provided courier services to the Bank but is currently inactive. All intercompany transactions and balances are eliminated in consolidation. The preparation of the consolidated financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect reported amounts of assets and liabilities and disclosure of contingent assets and liabilities as of the date of the balance sheets and the reported amounts of income and expenses for the periods presented. Actual results could differ from those estimates.

Material estimates that are particularly susceptible to significant change in the near-term relate to the determination of the allowance for loan losses, real estate and repossessions acquired in settlement of loans, net and the valuation of the deferred tax asset.

All adjustments considered necessary for a fair presentation of the results for the interim periods presented have been included (such adjustments are normal and recurring in nature). The notes to consolidated financial statements in Bancorp’s annual report on Form 10-K as of December 31, 2011 should be referenced when reading these unaudited interim consolidated financial statements. Operating results for the period ended September 30, 2012, are not necessarily indicative of the results that may be expected for the year ending December 31, 2012.

Loans

Loans are generally stated at their outstanding unpaid principal balances adjusted for charge-offs, the allowance for loan losses and any deferred fees or costs. Loan origination fees net of certain direct loan origination costs are deferred and amortized as a yield adjustment over the contractual life of the related loans using the level-yield method.

Impaired loans are defined as those which management believes it is probable we will not collect all amounts due according to the contractual terms of the loan agreement.

Interest on loans is recorded based on the principal amount outstanding. The Company ceases accruing interest on loans (including impaired loans) when, in management’s judgment, the collection of interest appears doubtful or the loan is past due 90 days or more. All interest accrued but not collected for loans that are placed on nonaccrual or charged off is reversed against interest income. The interest on these loans is accounted for on the cash-basis or cost-recovery method, until qualifying for return to accrual status. Management may return a loan classified as nonaccrual to accrual status when the obligation has been brought current, has performed in accordance with its contractual terms over an extended period of time, and the ultimate collectability of the total contractual principal and interest is no longer in doubt.

Troubled debt restructurings (“TDRs”) are loans in which the borrower is experiencing financial difficulty at the time of restructure, and the Company has granted an economic concession to the borrower. Prior to modifying a borrower’s loan terms, the Company performs an evaluation of the borrower’s financial condition and ability to service under the potential modified loan terms. The types of concessions generally granted are extensions of the loan maturity date, reductions in the original contractual interest rate and forgiveness of principal. The Company measures the impairment loss of a TDR using the methodology for individually impaired loans. If a loan is accruing at the time of modification, the loan remains on accrual status and is subject to the Company’s charge-off and nonaccrual policies. If a loan is on nonaccrual before it is determined to be a TDR then the loan remains on nonaccrual. TDRs may be returned to accrual status if there has been at least a six month sustained period of repayment performance by the borrower.

Allowance for Loan Losses

The allowance for loan losses (AFLL) is established through provisions for losses charged against income. Loan amounts deemed to be uncollectible are charged against the AFLL, and subsequent recoveries, if any, are credited to the allowance. The AFLL represents management’s estimate of the amount necessary to absorb estimated probable losses in the loan portfolio. Management’s periodic evaluation of the adequacy of the allowance is based on individual loan reviews, past loan loss experience, economic conditions in the Company’s market areas, the fair value and adequacy of underlying collateral, and the growth and loss attributes of the loan portfolio. This evaluation is inherently subjective as it requires material estimates, including the amounts and timing of future cash flows expected to be received on impaired loans that may be susceptible to significant change. Thus, future changes to the AFLL may be necessary based on the impact of changes in economic conditions. In addition, various regulatory agencies, as an integral part of their examination process, periodically review the Company’s AFLL. Such agencies may require the Company to recognize adjustments to the AFLL based on their judgments about information available to them at the time of their examination.

FD-56

In evaluating the allowance for loan losses, the Company prepares an analysis of its current loan portfolio through the use of historical loss rates, homogeneous risk analysis grouping to include probabilities for loss in each group by risk grade, estimation of years to impairment in each homogeneous grouping, analysis of internal credit processes, past due loan portfolio performance and overall economic conditions, both regionally and nationally.

Historical loss calculations for each homogeneous risk group are based on a three year average loss ratio calculation with the most recent quarter’s loss history included in the model. The impact is to more quickly recognize and increase the loss history in a respective grouping. For those groups with little or no loss history, management increases the historical factor through a positive adjustment to more accurately represent current economic conditions and their potential impact on that particular loan group.

Homogeneous loan groups are assigned risk factors based on their perceived loss potential, current economic conditions and on their respective risk ratings. The probability of loss is increased as the risk grade increases within each risk grouping to more accurately reflect the Bank’s exposure in that particular group of loans. The Bank utilizes a system of eight possible risk ratings. The risk ratings are established based on perceived probability of loss. Most loans risk rated “substandard”, “doubtful” and “loss” are removed from their homogeneous group and individually analyzed for impairment. Some smaller loans risk rated “substandard”, “doubtful” and “loss” with balances less than $100 thousand are not removed from their homogeneous group and individually analyzed for impairment. Other groups of loans based on loan size may be selected for impairment review. Loans are considered impaired if, based on current information and events, it is probable that the Bank will be unable to collect the scheduled payments of principal and interest when due according to the contractual terms of the loan agreement. The measurement of impaired loans is based on either the fair value of the underlying collateral, the present value of the future cash flows discounted at the historical effective interest rate stipulated in the loan agreement, or the estimated market value of the loan. In measuring the fair value of the collateral, management uses a comparison to the recent selling price of similar assets, which is consistent with those that would be utilized by unrelated third parties.

A portion of the Bank’s AFLL is not allocated to any specific category of loans. This general portion of the allowance reflects the elements of imprecision and estimation risk inherent in the calculation of the overall allowance. Due to the subjectivity involved in determining the overall allowance, including the portion determined through general qualitative and quantitative internal and external factors, the general portion may fluctuate from period to period based on management’s evaluation of the factors affecting the assumptions used in calculating the allowance, including historical loss experience, current and expected economic conditions and geographic conditions. While the Company believes that our management uses the best information available to determine the allowance for loan losses, unforeseen market conditions could result in adjustments to the AFLL, and net income could be significantly affected, if circumstances differ substantially from the assumptions used in making the final determination. Because these factors and management’s assumptions are subject to change, the allocation is not necessarily indicative of future loan portfolio performance.

Unsecured loans are charged-off in full against the Company’s AFLL as soon as the loan becomes uncollectible. Unsecured loans are considered uncollectible when no regularly scheduled monthly payment has been made within three months, the loan matured over 90 days ago and has not been renewed or extended or the borrower files for bankruptcy. Secured loans are considered uncollectible when the liquidation of collateral is deemed to be the most likely source of repayment. Once secured loans reach 90 days past due, they are placed into non-accrual status. If the loan is deemed to be collateral dependent, the principal balance is written down immediately to reflect the current market valuation based on current independent appraisal. Included in the write-down is the estimated expense to liquidate the property and typically an additional allowance for the foreclosure discount.

Subsequent Events

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through the date the consolidated financial statements were issued.

(2) Net Income Per Common Share

Basic net income per common share is calculated by dividing income available to common shareholders by the weighted average number of common shares outstanding during the period. For purposes of basic net income per common share, restricted stock is considered “contingently issuable” and is not included in the weighted average number of common shares outstanding.

Diluted net income per common share is computed by assuming the issuance of common shares for all dilutive potential common shares outstanding during the reporting period. Restricted stock is considered outstanding for purposes of diluted net income per common share. The amount of compensation cost attributed to future services and not yet recognized is considered “proceeds” using the treasury stock method. For the nine and three-month periods ended September 30, 2012, diluted weighted average shares outstanding increased by 526 and 1,567, respectively, due to the dilutive impact of restricted stock. Restricted stock had no dilutive effect on earnings per common share for the nine or three-month periods ended September 30, 2011.

FD-57

In computing diluted net income per common share, it is assumed that all dilutive stock options are exercised during the reporting period at their respective exercise prices, with the proceeds from the exercises used by the Company to buy back stock in the open market at the average market price in effect during the reporting period. The difference between the number of shares assumed to be exercised and the number of shares bought back is added to the number of weighted average common shares outstanding during the period. The sum is used as the denominator to calculate diluted net income per common share for the Company. Diluted weighted average shares outstanding did not increase as the result of stock options for the nine and three months ended September 30, 2012 or September 30, 2011 as there was no dilutive impact of options for the periods. There were 3,500 options outstanding and the warrant, covering approximately 145 thousand shares, issued to the U.S. Treasury Department for both the nine and three months ended September 30, 2012, that were not included in the computation of diluted net income per common share because the exercise price was above the average market value of the Company’s stock for the periods. There were 28,513 options outstanding and the warrant, covering approximately 145 thousand shares, issued to the U.S. Treasury Department for both the nine and three months ended September 30, 2011, that were not included in the computation of diluted net income per common share because the exercise price was above the average market value of the Company’s stock for the periods.

The following is a reconciliation of the numerators and denominators used in computing Basic and Diluted Net Income (Loss) Per Common Share for the nine months ended September 30.

	Nine months ended September 30, 2012 (dollars in thousands, except per share data)
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic net income per common share	$1,817	2,849,841	$0.64

Effect of dilutive securities	—	526

Diluted net income per common share	$1,817	2,850,367	$0.64

	Nine months ended September 30, 2011 (dollars in thousands, except per share data)
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic net loss per common share	$(209)	2,849,841	$(0.07)

Effect of dilutive securities	—	—

Diluted net loss per common share	$(209)	2,849,841	$(0.07)

The following is a reconciliation of the numerators and denominators used in computing Basic and Diluted Net Income Per Common Share for the three months ended September 30.

	Three months ended September 30, 2012 (dollars in thousands, except per share data)
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic net income per common share	$1,382	2,849,841	$0.48

Effect of dilutive securities	—	1,567

Diluted net income per common share	$1,382	2,851,408	$0.48

	Three months ended September 30, 2011 (dollars in thousands, except per share data)
	Income (Numerator)	Shares (Denominator)	Per Share Amount
Basic net income per common share	$260	2,849,841	$0.09

Effect of dilutive securities	—	—

Diluted net income per common share	$260	2,849,841	$0.09

FD-58

(3) Comprehensive Income

Comprehensive income is defined as the change in equity during a period for non-owner transactions and is divided into net income (loss) and other comprehensive income. Other comprehensive income includes revenues, expenses, gains, and losses that are excluded from earnings under current accounting standards. The components of comprehensive income for the periods have been presented in the consolidated statements of comprehensive income.

(4) Recent Accounting Pronouncements

The following is a summary of recent authoritative pronouncements that could impact the accounting, reporting, and/or disclosure of financial information by the Company.

In April 2011, the criteria used to determine effective control of transferred assets in the Transfers and Servicing topic of the ASC was amended by ASU 2011-03. The requirement for the transferor to have the ability to repurchase or redeem the financial assets on substantially the agreed terms and the collateral maintenance implementation guidance related to that criterion were removed from the assessment of effective control. The other criteria to assess effective control were not changed. The amendments were effective for the Company on January 1, 2012 and had no effect on the Company’s financial statements.

ASU 2011-04 was issued in May 2011 to amend the Fair Value Measurement topic of the ASC by clarifying the application of existing fair value measurement and disclosure requirements and by changing particular principles or requirements for measuring fair value or for disclosing information about fair value measurements. The amendments were effective for the Company beginning January 1, 2012 and are included in Note 9.

The Comprehensive Income topic of the ASC was amended in June 2011 by ASU 2011-05. The amendment eliminates the option to present other comprehensive income as a part of the statement of changes in stockholders’ equity and requires consecutive presentation of the statement of net income and other comprehensive income. The amendments were applicable to the Company on January 1, 2012 and have been applied retrospectively. In December 2011, the topic was further amended to defer the effective date of presenting reclassification adjustments from other comprehensive income to net income on the face of the financial statements. Companies should continue to report reclassifications out of accumulated other comprehensive income consistent with the presentation requirements in effect prior to the amendments while FASB redeliberates future requirements.

Other accounting standards that have been issued or proposed by the FASB or other standards-setting bodies are not expected to have a material impact on the Company’s financial position, results of operations and cash flows.

FD-59

(5) Investment Securities

The following is a summary of the securities portfolio by major classification:

	September 30, 2012
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities available-for-sale:

Obligations of states and political subdivisions	$24,760	$1,025	$(15)	$25,770
Mortgage-backed securities	103,221	1,828	(324)	104,725
SBA-backed securities	125,305	2,063	(127)	127,241
Corporate bonds	27,041	371	(185)	27,227

	$280,327	$5,287	$(651)	$284,963

	December 31, 2011
	Amortized Cost	Gross Unrealized Gains	Gross Unrealized Losses	Fair Value
	(Dollars in thousands)
Securities available-for-sale:

Government-sponsored enterprises and FFCB bonds	$1,003	$29	$—	$1,032
Obligations of states and political subdivisions	27,855	863	—	28,718
Mortgage-backed securities	130,949	1,460	(117)	132,292
SBA-backed securities	146,195	774	(332)	146,637
Corporate bonds	32,683	88	(2,000)	30,771

	$338,685	$3,214	$(2,449)	$339,450

FD-60

Gross realized gains and losses on sales of securities for the three and nine-month periods ended September 30, 2012 and September 30, 2011 were as follows:

	Nine months ended September 30, (Dollars in thousands)
	2012	2011
Gross realized gains	$3,830	$1,987
Gross realized losses	(286)	(105)

Net realized gains	$3,544	$1,882

	Three months ended September 30, (Dollars in thousands)
	2012	2011
Gross realized gains	$3,398	$1,016
Gross realized losses	(178)	(18)

Net realized gains	$3,220	$998

Analysis of Certain Investments in Debt and Equity Securities for Other Than Temporary Impairment

The following tables set forth the amount of unrealized losses at September 30, 2012 and December 31, 2011 (that is, the amount by which cost or amortized cost exceeds fair value), and the related fair value of investments with unrealized losses, none of which are considered to be other-than-temporarily impaired. The tables are segregated into investments that have been in a continuous unrealized-loss position for less than 12 months from those that have been in a continuous unrealized-loss position for 12 months or longer.

	September 30, 2012
	Less Than 12 Months		12 Months or longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(Dollars in thousands)
Obligations of states and political subdivisions	$963	$15	$—	$—	$963	$15
Mortgage-backed securities	24,033	324	—	—	24,033	324
SBA-backed securities	13,252	107	6,038	20	19,290	127
Corporate bonds	990	10	4,825	175	5,815	185

Total	$39,238	$456	$10,863	$195	$50,101	$651

	December 31, 2011
	Less Than 12 Months		12 Months or longer		Total
	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses	Fair Value	Unrealized Losses
	(Dollars in thousands)
Mortgage-backed securities	$25,011	$81	$2,880	$36	$27,891	$117
SBA-backed securities	62,543	332	—	—	62,543	332
Corporate bonds	11,824	485	13,755	1,515	25,579	2,000

Total	$99,378	$898	$16,635	$1,551	$116,013	$2,449

FD-61

As of September 30, 2012 and December 31, 2011, management concluded that the unrealized losses presented above, which consisted of eighteen securities at September 30, 2012 and fifty securities at December 31, 2011, are temporary in nature since they are not related to the underlying credit quality of the issuers, and the Company has the intent to hold these investments for a time necessary to recover their cost and it is not likely that the Bank would be required to sell prior to recovery. The eighteen securities at September 30, 2012 were comprised of one obligation of states and political subdivisions, seven mortgage-backed securities, four corporate bonds and six SBA-backed securities. The fifty securities at December 31, 2011 were comprised of twelve mortgage-backed securities, twelve corporate bonds and twenty-six SBA-backed securities. The losses above are on debt securities that have contractual maturity dates and are primarily related to market interest rates. All unrealized losses on investment securities are not considered to be other-than-temporary, because they are related to changes in interest rates, lack of liquidity and demand in the general investment market and do not affect the expected cash flows of the underlying collateral or the issuer. The Bank’s mortgage-backed securities are all backed by government sponsored enterprises or agencies. The Bank does not own any private label mortgage-backed securities.

At September 30, 2012 and December 31, 2011, the balance of Federal Home Loan Bank (“FHLB”) of Atlanta stock held by the Bank was $4.2 million and $3.5 million, respectively. The FHLB stock is carried at cost, which approximates fair value. The FHLB paid a dividend for the second quarter of 2012 with an annualized rate of 1.47%. The dividend rate was equal to average three-month LIBOR for the period of April 1, 2012 to June 30, 2012 plus 1.00%, and was applicable to capital stock held during that period. Management believes that its investment in FHLB stock was not other-than-temporarily impaired as of September 30, 2012 or December 31, 2011. However, there can be no assurance that the impact of recent or future legislation on the Federal Home Loan Banks will not also cause a decrease in the value of the FHLB stock held by the Bank.

FD-62

The aggregate amortized cost and fair value of the available-for-sale securities portfolio at September 30, 2012 by remaining contractual maturity are as follows:

	Amortized Cost	Fair Value
	(Dollars in thousands)
Obligations of states and political subdivisions:
Due in one through five years	$1,605	1,697
Due in five through ten years	8,353	8,767
Due after ten years	14,802	15,306
Mortgage-backed securities:
Due in one through five years	1,039	1,057
Due in five through ten years	28,453	29,391
Due after ten years	73,729	74,277
SBA-backed securities:
Due in five through ten years	4,855	4,947
Due after ten years	120,450	122,294
Corporate bonds:
Due in one through five years	19,554	19,663
Due in five through ten years	7,487	7,564

Total securities	$280,327	$284,963

FD-63

Securities with an amortized cost of $218.0 million at September 30, 2012 are pledged as collateral. Of this total, securities with an amortized cost of $85.9 million and fair value of $87.3 million are pledged as collateral for FHLB advances.

The aggregate amortized cost and fair value of the available-for-sale securities portfolio at December 31, 2011 by remaining contractual maturity are as follows:

	Amortized Cost	Fair Value
	(Dollars in thousands)
Government-sponsored enterprises and FFCB bonds:
Due in one through five years	$3	$28
Due in five through ten years	1,000	1,004
Obligations of states and political subdivisions:
Due in one year or less	250	252
Due in one through five years	961	1,033
Due in five through ten years	11,768	12,083
Due after ten years	14,876	15,350
Mortgage-backed securities:
Due in five through ten years	7,415	7,490
Due after ten years	123,534	124,802
SBA-backed securities:
Due in five through ten years	2,967	3,007
Due after ten years	143,228	143,630
Corporate bonds:
Due in one year through five years	13,338	13,081
Due in five through ten years	19,345	17,690

Total securities	$338,685	$339,450

Securities with an amortized cost of $197.6 million at December 31, 2011 were pledged as collateral. Of this total, securities with an amortized cost of $47.4 million and fair value of $48.0 million were pledged as collateral for FHLB advances.

FD-64

(6) Loans

Loans at September 30, 2012 and December 31, 2011 classified by type are as follows:

	September 30, 2012	December 31, 2011
Real estate loans:
Construction and land development	$65,823	$67,232
Secured by farmland	28,079	29,947
Secured by residential properties	106,301	110,238
Secured by nonfarm, nonresidential properties	205,190	203,287
Consumer installment	5,946	6,485
Credit cards and related plans	1,555	1,660
Commercial and all other loans:
Commercial and industrial	60,905	45,649
Loans to finance agricultural production	33,178	21,524
All other loans	10,044	10,587

	517,021	496,609
Less deferred fees and costs, net	87	67

	$516,934	$496,542
Included in the above:
Nonaccrual loans	$18,025	$15,973
Restructured loans [1]	11,144	9,596

1.	Restructured loans include loans restructured and still accruing. The Bank is not committed to advance additional funds on restructured loans.

There were no loans outstanding that were past due ninety days or more that were still accruing at September 30, 2012 or December 31, 2011.

The Bank, through its normal lending activity, originates and maintains loans receivable that are substantially concentrated in the Eastern region of North Carolina, where its offices are located. The Bank’s policy calls for collateral or other forms of repayment assurance to be received from the borrower at the time of loan origination. Such collateral or other form of repayment assurance is subject to changes in economic value due to various factors beyond the control of the Bank, and such changes could be significant.

The Bank’s loan policies and procedures establish the basic guidelines governing its lending operations. The guidelines address the type of loans that the Bank seeks, target markets, underwriting and collateral requirements, terms, interest rate and yield considerations and compliance with laws and regulations. All loans or credit lines are subject to approval procedures and amount limitations. These limitations apply to the borrower’s total outstanding indebtedness to the Bank, including any indebtedness as a guarantor. The policies are reviewed and approved at least annually by the Board of Directors of the Bank. The Bank supplements its own supervision of the loan underwriting and approval process with periodic loan reviews by independent, outside professionals experienced in loan review. On an annual basis, the Board of Directors of the Bank determines officers lending authority. Authorities may include loans, letters of credit, overdrafts, uncollected funds and such other authorities as determined by the Board of Directors.

Responsibility for loan underwriting resides with the Chief Credit Officer position. This position is responsible for loan underwriting and approval. This is accomplished through individual lender approval authorities with supervision by Credit Policy Officers who review and approve loans which exceed the lender’s authority. Also, all Special Mention and Classified loans are reviewed quarterly. Detailed, written action plans are updated by the lenders and those plans are reviewed by a joint committee consisting of Regional Managers, Credit Policy Officers, CCO, Commercial Banking Manager and Special Assets Manager.

FD-65

The following describe the risk characteristics relevant to each of the portfolio segments.

Real Estate Loans. Our real estate loan classification includes all loans secured by real estate. Real estate loans include loans made to purchase, construct or improve residential or commercial real estate, and for real estate development purposes. However, many of our real estate loans, while secured by real estate, were made for various other commercial, agricultural and consumer purposes (which may or may not be related to our real estate collateral). This generally reflects our efforts to reduce credit risk by taking real estate as primary or additional collateral, whenever possible, without regard to loan purpose. Substantially all of our real estate loans are secured by real property located in or near our banking markets. We make long-term residential mortgage loans through our mortgage department. These loans are held for sale and we generally hold these loans for a short period of time of approximately ten days. This allows us to make long-term residential loans available to our customers and generate fee income but avoid most risks associated with those loans.

Construction and land development loans involve special risks because loan funds are advanced on the security of houses or other improvements that are under construction and are of uncertain value before construction is complete. For that reason, it is more difficult to evaluate accurately the total loan funds required to complete a project and the related loan-to-value ratios. To reduce these risks, we generally limit loan amounts to 85% of the projected “as built” appraised values of our collateral on completion of construction. For larger projects, we include amounts for contingencies in our construction cost estimates. We generally require a qualified permanent financing commitment from an outside lender unless we have agreed to convert the construction loan to permanent financing ourselves.

Loans secured by farmland are made to agricultural customers for the purpose of acquisition or improvement of farmland. The loans are typically secured by land which is cultivated for primarily row crop production and related interests, such as grain elevator facilities and farming operations buildings. Repayment of loans secured by farmland may depend on successful crop production or other farm related operations.

Residential loans may be made at fixed or variable interest rates, and they generally have maturities that do not exceed five years and provide for payments based on amortization schedules of less than twenty years. Loans with a maturity of more than five years or that are based on an amortization schedule of more than five years generally will include contractual provisions that allow us to call the loan in full, or provide for a “balloon” payment in full, at the end of a period of no more than five years.

Nonfarm and nonresidential loans typically involve larger loan balances concentrated with single borrowers or groups of related borrowers. Repayment of commercial real estate loans may depend on the successful operation of income producing properties, a business, or a real estate project and, therefore, may, to a greater extent than in the case of other loans, be subject to the risk of adverse conditions in the economy generally or in the real estate market in particular.

Consumer Installment Loans, Credit Cards and Related Plans. Our consumer installment loans consist primarily of loans for various consumer purposes, as well as the outstanding balances of non-real estate secured consumer revolving credit accounts. A majority of these loans are secured by liens on various personal assets of the borrowers, but they also may be made on an unsecured basis. Consumer loans generally are made at fixed interest rates and with maturities or amortization schedules that generally do not exceed five years. Consumer installment loans involve greater risks than other loans, particularly in the case of loans that are unsecured or secured by depreciating assets. When damage or depreciation reduces the value of our collateral below the unpaid balance of a defaulted loan, repossession may not result in repayment of the entire outstanding loan balance. The resulting deficiency may not warrant further substantial collection efforts against the borrower. In connection with consumer lending in general, the success of our loan collection efforts is highly dependent on the continuing financial stability of our borrowers, and our collection of consumer installment loans may be more likely to be adversely affected by a borrower’s job loss, illness, personal bankruptcy or other change in personal circumstances than is the case with other types of loans.

Commercial and Industrial and Agricultural Loans. Our commercial and industrial loan and loans to finance agriculture includes loans to small- and medium-sized businesses and individuals for working capital, equipment purchases and various other business and agricultural purposes. These loans generally are secured by business assets, such as inventory, accounts receivable, equipment or similar assets, but they also may be made on an unsecured basis. Commercial and industrial loans typically are made on the basis of the borrower’s ability to make repayment from business cash flow. As a result, the ability of borrowers to repay commercial loans may be substantially dependent on the success of their businesses, and the collateral for commercial loans may depreciate over time and cannot be appraised with as much precision as real estate.

FD-66

At September 30, 2012 and December 31, 2011, included in mortgage, commercial, and residential loans were loans collateralized by owner-occupied residential real estate of approximately $51.0 million and $53.2 million, respectively.

Loans with a book value of approximately $24.0 million at September 30, 2012 are pledged as eligible collateral for FHLB advances. Loans with a book value of approximately $25.8 million at December 31, 2011 were pledged as eligible collateral for FHLB advances.

FD-67

(7) Credit Quality of Loans and Allowance for Loan Losses

The following tables summarize the balances by loan category of the allowance for loan losses with changes arising from charge-offs, recoveries and provision expense for the nine months ending September 30, 2012 and 2011, and the three months ending September 30, 2012 and 2011. Also, provided is allowance for loan losses information as of December 31, 2011:

Allowance for Loan Losses

As of and for the Nine Months Ended September 30, 2012

Allowance for Credit Losses	Real Estate Construction and Land Development	Real Estate Secured by Farmland	Real Estate Secured by Residential Properties	Real Estate Secured by Nonfarm Nonresidential	Consumer Installment	Credit Cards and Related Plans	Commercial and Industrial	Loans to Finance Agricultural Production	All Other Loans	General Qualitative & Quantitative Portion	Total
	(Dollars in thousands)
Beginning balance	$3,655	$15	$2,418	$1,740	$46	$18	$555	$115	$26	$3,504	$12,092
Charge-offs	(1,823)	—	(434)	(1,095)	(47)	(21)	(464)	—	(138)	—	(4,022)
Recoveries	345	—	57	3	13	4	13	—	97	—	532
Provisions	1,335	(2)	172	954	141	63	578	(25)	59	(492)	2,783

Ending Balance	$3,512	$13	$2,213	$1,602	$153	$64	$682	$90	$44	$3,012	$11,385
Ending Balance: individually evaluated for impairment	$694	$—	$524	$451	$—	$—	$1	$—	$—	$—	$1,670
Ending Balance: collectively evaluated for impairment	$2,818	$13	$1,689	$1,151	$153	$64	$681	$90	$44	$3,012	$9,715
Loans
Ending Balance	$65,707	$28,030	$106,456	$204,963	$6,077	$1,555	$60,905	$33,194	$10,047	$—	$516,934
Ending Balance: individually evaluated for impairment	$8,164	$358	$7,895	$16,088	$—	$—	$204	$—	$—	$—	$32,709
Ending Balance: collectively evaluated for impairment	$57,543	$27,672	$98,561	$188,875	$6,077	$1,555	$60,701	$33,194	$10,047	$—	$484,225

Allowance for Loan Losses

As of and for the Three Months Ended September 30, 2012

Allowance for Credit Losses	Real Estate Construction and Land Development	Real Estate Secured by Farmland	Real Estate Secured by Residential Properties	Real Estate Secured by Nonfarm Nonresidential	Consumer Installment	Credit Cards and Related Plans	Commercial and Industrial	Loans to Finance Agricultural Production	All Other Loans	General Qualitative & Quantitative Portion	Total
	(Dollars in thousands)
Beginning balance	$3,255	$13	$2,389	$1,050	$150	$69	$651	$101	$39	$3,063	$10,780
Charge-offs	(910)	—	(156)	(203)	(4)	(4)	(43)	—	(39)	—	(1,359)
Recoveries	8	—	10	1	—	1	1	—	26	—	47
Provisions	1,159	—	(30)	754	7	(2)	73	(11)	18	(51)	1,917

Ending Balance	$3,512	$13	$2,213	$1,602	$153	$64	$682	$90	$44	$3,012	$11,385
Ending Balance: individually evaluated for impairment	$694	$—	$524	$451	$—	$—	$1	$—	$—	$—	$1,670
Ending Balance: collectively evaluated for impairment	$2,818	$13	$1,689	$1,151	$153	$64	$681	$90	$44	$3,012	$9,715
Loans
Ending Balance	$65,707	$28,030	$106,456	$204,963	$6,077	$1,555	$60,905	$33,194	$10,047	$—	$516,934
Ending Balance: individually evaluated for impairment	$8,164	$358	$7,895	$16,088	$—	$—	$204	$—	$—	$—	$32,709
Ending Balance: collectively evaluated for impairment	$57,543	$27,672	$98,561	$188,875	$6,077	$1,555	$60,701	$33,194	$10,047	$—	$484,225

FD-68

Allowance for Loan Losses

As of and for the Nine Months Ended September 30, 2011

Allowance for Credit Losses	Real Estate Construction and Land Development	Real Estate Secured by Farmland	Real Estate Secured by Residential Properties	Real Estate Secured by Nonfarm Nonresidential	Consumer Installment	Credit Cards and Related Plans	Commercial and Industrial	Loans to Finance Agricultural Production	All Other Loans	General Qualitative & Quantitative Portion	Total
	(Dollars in thousands)
Beginning balance	$6,168	$28	$3,450	$1,007	$12	$21	$882	$18	$139	$1,522	$13,247
Charge-offs	(4,327)	—	(941)	(1,594)	(18)	(108)	(338)	—	(172)	—	(7,498)
Recoveries	9	—	7	43	4	1	84	—	86	—	234
Provisions	2,553	(12)	149	2,067	17	305	215	109	178	650	6,231

Ending Balance	$4,403	$16	$2,665	$1,523	$15	$219	$843	$127	$231	$2,172	$12,214
Ending Balance: individually evaluated for impairment	$940	$—	$1,059	$999	$—	$200	$510	$—	$—	$—	$3,708
Ending Balance: collectively evaluated for impairment	$3,463	$16	$1,606	$524	$15	$19	$333	$127	$231	$2,172	$8,506
Loans
Ending Balance	$71,174	$31,782	$117,824	$211,479	$5,354	$2,231	$44,201	$20,910	$16,671	$—	$521,626
Ending Balance: individually evaluated for impairment	$12,567	$—	$7,678	$9,755	$—	$200	$1,363	$—	$—	$—	$31,563
Ending Balance: collectively evaluated for impairment	$58,607	$31,782	$110,146	$201,724	$5,354	$2,031	$42,838	$20,910	$16,671	$—	$490,063

Allowance for Loan Losses

As of and for the Three Months Ended September 30, 2011

Allowance for Credit Losses	Real Estate Construction and Land Development	Real Estate Secured by Farmland	Real Estate Secured by Residential Properties	Real Estate Secured by Nonfarm Nonresidential	Consumer Installment	Credit Cards and Related Plans	Commercial and Industrial	Loans to Finance Agricultural Production	All Other Loans	General Qualitative & Quantitative Portion	Total
	(Dollars in thousands)
Beginning balance	$7,467	$33	$4,239	$1,132	$30	$188	$622	$15	$174	$1,548	$15,448
Charge-offs	(2,410)	—	(237)	(1,551)	(3)	(99)	—	—	(50)	—	(4,350)
Recoveries	3	—	5	43	2	—	6	—	29	—	88
Provisions	(657)	(17)	(1,342)	1,899	(14)	130	215	112	78	624	1,028

Ending Balance	$4,403	$16	$2,665	$1,523	$15	$219	$843	$127	$231	$2,172	$12,214
Ending Balance: individually evaluated for impairment	$940	$—	$1,059	$999	$—	$200	$510	$—	$—	$—	$3,708
Ending Balance: collectively evaluated for impairment	$3,463	$16	$1,606	$524	$15	$19	$333	$127	$231	$2,172	$8,506
Loans
Ending Balance	$71,174	$31,782	$117,824	$211,479	$5,354	$2,231	$44,201	$20,910	$16,671	$—	$521,626
Ending Balance: individually evaluated for impairment	$12,567	$—	$7,678	$9,755	$—	$200	$1,363	$—	$—	$—	$31,563
Ending Balance: collectively evaluated for impairment	$58,607	$31,782	$110,146	$201,724	$5,354	$2,031	$42,838	$20,910	$16,671	$—	$490,063

FD-69

Allowance for Loan Losses

As of December 31, 2011

Allowance for Credit Losses	Real Estate Construction and Land Development	Real Estate Secured by Farmland	Real Estate Secured by Residential Properties	Real Estate Secured by Nonfarm Nonresidential	Consumer Installment	Credit Cards and Related Plans	Commercial and Industrial	Loans to Finance Agricultural Production	All Other Loans	General Qualitative & Quantitative Portion	Total
	(Dollars in thousands)
Ending Balance	$3,655	$15	$2,418	$1,740	$46	$18	$555	$115	$26	$3,504	$12,092
Ending Balance: individually evaluated for impairment	$637	$—	$480	$1,181	$—	$—	$165	$—	$—	$—	$2,463
Ending Balance: collectively evaluated for impairment	$3,018	$15	$1,938	$559	$46	$18	$390	$115	$26	$3,504	$9,629
Loans
Ending Balance	$67,127	$29,890	$110,374	$203,063	$6,620	$1,661	$45,679	$21,539	$10,589	$—	$496,542
Ending Balance: individually evaluated for impairment	$10,074	$—	$5,514	$14,029	$—	$—	$561	$1,111	$—	$—	$31,289
Ending Balance: collectively evaluated for impairment	$57,053	$29,890	$104,860	$189,034	$6,620	$1,661	$45,118	$20,428	$10,589	$—	$465,253

FD-70

Loans are closely monitored by management for changes in quality. This monitoring includes assessing the appropriateness of the credit quality indicator in relation to the risk of the loan. Management uses the following indicators to grade the risk of each loan based on a system of eight possible ratings.

Pass: Include loans that are risk rated one through three. The primary source of repayment for pass loans is very likely to be sufficient, with secondary sources readily available; strong financial position; minimal risk; profitability, liquidity and capitalization are better than industry norms.

Weak Pass: Include loans that are risk rated four. The asset quality for weak pass assets is generally acceptable. Primary source of loan repayment is acceptable and secondary sources are likely to be realized, if needed; acceptable business credit, but borrowers operations, cash flow, or financial condition evidence more than average risk; requires above average levels of supervision and attention from Loan Officer. The source of increased risk has been identified, can be effectively managed/corrected, and the increased risk is not significant to warrant a more severe rating.

Special Mention: Include loans that are risk rated five. A special mention asset is considered to be high risk due to potential weaknesses that deserve management’s close attention. If left uncorrected, these potential weaknesses may result in the deterioration of the repayment prospects for the asset or in the Company’s credit position at some future date. Special mention assets are not adversely classified and do not expose the Company to sufficient risk to warrant adverse classification.

Substandard: Include loans that are risk rated six through eight. Loans rated as substandard are considered to be very high risk. A substandard asset is inadequately protected by the current sound worth and paying capacity of the obligor or of the collateral pledged, if any. Assets so classified must have a well-defined weakness or weakness that jeopardizes the liquidation of the debt. They are characterized by the distinct possibility that the Company will sustain some loss if the deficiencies are not corrected. Some loans that are substandard do not meet the definition of an impaired loan and therefore are not deemed impaired.

The following tables present loans as of September 30, 2012 and December 31, 2011 classified by risk type:

Credit Quality Indicators

As of September 30, 2012

	Pass	Weak Pass	Special Mention	Substandard	Total
	(Dollars in thousands)
Real Estate—Construction and Land Development Loans	$30,600	$21,382	$5,007	$8,718	$65,707
Real Estate—Secured by Farmland	21,645	3,552	2,475	358	28,030
Real Estate—Secured by Residential Properties	59,262	29,163	8,959	9,072	106,456
Real Estate—Secured by Nonfarm Nonresidential	92,020	73,081	20,767	19,095	204,963
Consumer Installment	3,892	1,830	288	67	6,077
Credit Cards and Related Plans	795	528	230	2	1,555
Commercial and Industrial	34,054	20,698	5,170	983	60,905
Loans to Finance Agriculture Production	26,374	6,416	404	—	33,194
All Other Loans	5,660	4,364	23	—	10,047

Total	$274,302	$161,014	$43,323	$38,295	$516,934

FD-71

Credit Quality Indicators

As of December 31, 2011

	Pass	Weak Pass	Special Mention	Substandard	Total
	(Dollars in thousands)
Real Estate—Construction and Land Development Loans	$27,833	$23,237	$4,853	$11,204	$67,127
Real Estate—Secured by Farmland	22,008	4,430	3,452	—	29,890
Real Estate—Secured by Residential Properties	60,121	31,146	12,302	6,805	110,374
Real Estate—Secured by Nonfarm Nonresidential	90,099	75,384	18,663	18,917	203,063
Consumer Installment	4,025	2,212	254	129	6,620
Credit Cards and Related Plans	850	529	279	3	1,661
Commercial and Industrial	25,133	16,146	2,686	1,714	45,679
Loans to Finance Agriculture Production	16,473	3,290	584	1,192	21,539
All Other Loans	3,171	7,393	25	—	10,589

Total	$249,713	$163,767	$43,098	$39,964	$496,542

The following tables summarize the past due loans by category as of September 30, 2012 and December 31, 2011:

Past Due Loans

As of September 30, 2012

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total
	(Dollars in thousands)
Real Estate Construction and Land Development	$124	$127	$4,037	$4,288	$61,419	$65,707
Real Estate Secured by Farmland	—	—	357	357	27,673	28,030
Real Estate Secured by Residential Properties	213	763	1,742	2,718	103,738	106,456
Real Estate Secured by Nonfarm Nonresidential	1,781	933	8,490	11,204	193,759	204,963
Consumer Installment	1	3	6	10	6,067	6,077
Credit Cards and Related Plans	3	2	—	5	1,550	1,555
Commercial and Industrial	234	—	172	406	60,499	60,905
Loans to Finance Agricultural Production	—	—	—	—	33,194	33,194
All Other Loans	—	—	—	—	10,047	10,047

Total	$2,356	$1,828	$14,804	$18,988	$497,946	$516,934
Non-Accrual Loans Included in above Total	$440	$1,683	$14,804	$16,927	$1,098	$18,025

FD-72

Past Due Loans

As of December 31, 2011

	30-59 Days Past Due	60-89 Days Past Due	Greater than 90 Days	Total Past Due	Current	Total
	(Dollars in thousands)
Real Estate Construction and Land Development	$447	$198	$6,142	$6,787	$60,340	$67,127
Real Estate Secured by Farmland	—	—	—	—	29,890	29,890
Real Estate Secured by Residential Properties	1,055	993	1,278	3,326	107,048	110,374
Real Estate Secured by Nonfarm Nonresidential	2,357	—	4,446	6,803	196,260	203,063
Consumer Installment	65	—	22	87	6,533	6,620
Credit Cards and Related Plans	2	2	—	4	1,657	1,661
Commercial and Industrial	294	—	205	499	45,180	45,679
Loans to Finance Agricultural Production	—	—	—	—	21,539	21,539
All Other Loans	—	—	—	—	10,589	10,589

Total	$4,220	$1,193	$12,093	$17,506	$479,036	$496,542

Non-Accrual Loans Included in above Total	$1,426	$588	$12,093	$14,107	$1,866	$15,973

FD-73

The following tables summarize impaired loans as of September 30, 2012, September 30, 2011 and December 31, 2011. The recorded investment balance includes the loan balance, deferred fees that have yet to be recognized and accrued interest. The deferred fees that have yet to be recognized are not material amounts.

Impaired Loans

	Balance at September 30, 2012			Nine Months Ended September 30, 2012		Three Months Ended September 30, 2012
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
	(Dollars in thousands)
With no related allowance recorded:
Real Estate Construction and Land Development	$5,149	$7,372	$—	$5,269	$71	$4,225	$22
Real Estate Secured by Farmland	357	357	—	198	4	356	—
Real Estate Secured by Residential Properties	2,097	2,227	—	1,910	48	2,070	17
Real Estate Secured by Nonfarm Nonresidential	10,633	11,704	—	8,715	143	9,689	48
Consumer Installment	—	—	—		—		—
Credit Cards and Related Plans	—	—	—	—	—	—	—
Commercial and Industrial	202	200	—	272	12	217	3
Loans to Finance Agricultural Production	—	—	—	195	9	—	—
All Other Loans	—	—	—	—	—	—	—

Total impaired loans with no related allowance	$18,438	$21,860	$—	$16,559	$287	$16,557	$90
With an allowance recorded:
Real Estate Construction and Land Development	$3,026	$3,599	$694	$3,607	$49	$4,178	$22
Real Estate Secured by Farmland	—	—	—	—	—	—	—
Real Estate Secured by Residential Properties	5,810	5,823	524	5,380	135	5,568	46
Real Estate Secured by Nonfarm Nonresidential	5,471	5,494	451	7,028	116	5,841	29
Consumer Installment	—	—	—	—	—	—	—
Credit Cards and Related Plans	—	—	—	—	—	—	—
Commercial and Industrial	4	4	1	95	4	37	1
Loans to Finance Agricultural Production	—	—	—	—	—	—	—
All Other Loans	—	—	—	—	—	—	—

Total impaired loans with related allowance recorded	$14,311	$14,920	$1,670	$16,110	$304	$15,624	$98
Total
Construction and Land Development	$8,175	$10,971	$694	$8,876	$120	$8,403	$44
Residential	7,907	8,050	524	7,290	183	7,638	63
Commercial	16,667	17,759	452	16,503	288	16,140	81
Consumer	—	—	—	—	—	—	—

Total impaired loans	$32,749	$36,780	$1,670	$32,669	$591	$32,181	$188

FD-74

Impaired Loans

	Balance at September 30, 2011			Nine Months Ended September 30, 2011		Three Months Ended September 30, 2011
	Recorded Investment	Unpaid Principal Balance	Related Allowance	Average Recorded Investment	Interest Income Recognized	Average Recorded Investment	Interest Income Recognized
	(Dollars in thousands)
With no related allowance recorded:
Real Estate Construction and Land Development	$9,766	$15,847	$—	$8,009	$98	$8,389	$32
Real Estate Secured by Farmland	—	—	—	—	—	—	—
Real Estate Secured by Residential Properties	3,546	3,880	—	3,858	58	3,881	21
Real Estate Secured by Nonfarm Nonresidential	5,779	7,245	—	2,220	47	3,626	25
Consumer Installment	—	—	—		—		—
Credit Cards and Related Plans	—	—	—	—	—	—	—
Commercial and Industrial	413	650	—	359	10	344	3
Loans to Finance Agricultural Production	—	—	—	—	—	—	—
All Other Loans	—	—	—	—	—	—	—

Total impaired loans with no related allowance	$19,504	$27,622	$—	$14,446	$213	$16,240	$81
With an allowance recorded:
Real Estate Construction and Land Development	$2,807	$3,478	$940	$7,449	$91	$5,935	$22
Real Estate Secured by Farmland	—	—	—	—	—	—	—
Real Estate Secured by Residential Properties	4,138	4,135	1,059	4,064	62	4,367	24
Real Estate Secured by Nonfarm Nonresidential	3,983	4,046	999	3,889	82	5,178	35
Consumer Installment	—	—	—	—	—	—	—
Credit Cards and Related Plans	200	200	200	200	7	200	2
Commercial and Industrial	958	951	510	601	17	995	9
Loans to Finance Agricultural Production	—	—	—	—	—	—	—
All Other Loans	—	—	—	—	—	—	—

Total impaired loans with related allowance recorded	$12,086	$12,810	$3,708	$16,203	$259	$16,675	$92
Total
Construction and Land Development	$12,573	$19,325	$940	$15,458	$189	$14,324	$54
Residential	7,684	8,015	1,059	7,922	120	8,248	45
Commercial	11,133	12,892	1,509	7,069	156	10,143	72
Consumer	200	200	200	200	7	200	2

Total impaired loans	$31,590	$40,432	$3,708	$30,649	$472	$32,915	$173

FD-75

Impaired Loans

As of December 31, 2011

	Recorded Investment	Unpaid Principal Balance	Related Allowance
	(Dollars in thousands)
With no related allowance recorded:
Real Estate Construction and Land Development	$6,280	$11,137	$—
Real Estate Secured by Farmland	—	—	—
Real Estate Secured by Residential Properties	2,135	2,611	—
Real Estate Secured by Nonfarm Nonresidential	7,075	7,484	—
Consumer Installment	—	—	—
Credit Cards and Related Plans	—	—	—
Commercial and Industrial	379	500	—
Loans to Finance Agricultural Production	1,109	1,110	—
All Other Loans	—	—	—

Total impaired loans with no related allowance	$16,978	$22,842	$—
With an allowance recorded:
Real Estate Construction and Land Development	$3,806	$3,794	$637
Real Estate Secured by Farmland	—	—	—
Real Estate Secured by Residential Properties	3,391	3,382	480
Real Estate Secured by Nonfarm Nonresidential	6,976	6,957	1,181
Consumer Installment	—	—	—
Credit Cards and Related Plans	—	—	—
Commercial and Industrial	186	186	165
Loans to Finance Agricultural Production	—	—	—
All Other Loans	—	—	—

Total impaired loans with related allowance recorded	$14,359	$14,319	$2,463

Total
Construction and Land Development	$10,086	$14,931	$637
Residential	5,526	5,993	480
Commercial	15,725	16,237	1,346
Consumer	—	—	—

Total impaired loans	$31,337	$37,161	$2,463

FD-76

The following table presents nonaccrual loans as of September 30, 2012 and December 31, 2011 by loan category:

Nonaccrual Loans

	September 30, 2012	December 31, 2011
	(Dollars in thousands)
Real Estate Construction and Land Development	$4,508	$6,795
Real Estate Secured by Farmland	358	—
Real Estate Secured by Residential Properties	2,579	2,113
Real Estate Secured by Nonfarm Nonresidential	10,364	6,767
Consumer Installment	44	22
Credit Cards and Related Plans	—	—
Commercial and Industrial	172	276
Loans to Finance Agricultural Production	—	—
All Other Loans	—	—

Total	$18,025	$15,973

Interest income not recognized due to loans being on nonaccrual status during the three and nine month period ended September 30, 2012 was approximately $229 thousand and $676 thousand, respectively. Interest income not recognized due to loans being on nonaccrual status during the three and nine month period ended September 30, 2011 was approximately $239 thousand and $689 thousand, respectively.

Troubled Debt Restructurings

Loans which management identifies as impaired generally will be nonperforming loans or restructured loans (also known as “troubled debt restructurings” or “TDRs”). As a result of adopting the amendments in ASU 2011-02, the Company reassessed all restructurings that occurred on or after the beginning of the fiscal year of adoption (January 1, 2011) to determine whether they are considered TDRs under the amended guidance. The Company identified no loans as TDRs which the allowance for loan losses had previously been measured under a general allowance methodology. TDRs are treated as impaired loans in determining the adequacy of the allowance for loan loss.

For the three and nine months ended September 30, 2012 and 2011 the following tables present a breakdown of the types of concessions made by loan class. The recorded investment balances presented are balances at the time of concessions.

	Three Months ended September 30, 2012			Nine Months ended September 30, 2012
	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
			(Dollars in thousands)
Below market interest rate:
Real Estate Construction and Land Development	1	$533	$533	1	$533	$533
Real Estate Secured by Residential Properties	—	—	—	1	1,943	1,943

Total below market interest rate	1	$533	$533	2	$2,476	$2,476

Extended payment terms:

Real Estate Construction and Land Development	1	$228	$228	2	$732	$732
Commercial and Industrial	—	—	—	1	18	18
Consumer Installment	1	39	39	1	39	39

Total Extended Payment Terms	2	$267	$267	4	$789	$789

Total	3	$800	$800	6	$3,265	$3,265

FD-77

	Three Months ended September 30, 2011			Nine Months ended September 30, 2011
	Number of Loans	Pre- Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment	Number of Loans	Pre-Modification Outstanding Recorded Investment	Post-Modification Outstanding Recorded Investment
			(Dollars in thousands)
Below market interest rate:
Real Estate Secured by Residential Properties	—	$—	$—	1	$219	$219
Real Estate Secured by Nonfarm Nonresidential	—	—	—	1	1,145	1,145
Credit Cards and Related Plans	—	—	—	1	33	33

Total below market interest rate	—	$—	$—	3	$1,397	$1,397

Extended payment terms:

Real Estate Construction and Land Development	—	$—	$—	1	$56	$56
Real Estate Secured by Residential Properties	—	—	—	3	1,549	1,549
Real Estate Secured by Nonfarm Nonresidential	3	918	918	3	918	918
Commercial and Industrial	2	227	227	2	227	227

Total Extended Payment Terms	5	$1,145	$1,145	9	$2,750	$2,750

Forgiveness of principal:
Real Estate Construction and Land Development	—	$—	$—	10	$925	$860

Total forgiveness of principal	—	$—	$—	10	$925	$860

Total	5	$1,145	$1,145	22	$5,072	$5,007

FD-78

The following table presents the successes and failures of the types of modifications within the previous twelve months as of September 30, 2012. The recorded investment balances presented are as of September 30, 2012.

	Paid in Full		Paying as Restructured		Converted to Non-accrual		Foreclosure/Default
	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment	Number of Loans	Recorded Investment
	(Dollars in thousands)
Below market interest rate	—	$—	4	$3,724	1	$545	—	$—
Extended payment terms	—	—	5	985	—	—	—	—
Forgiveness of principal	—	—	—	—	—	—	—	—

Total	—	$—	9	$4,709	1	$545	—	$—

There was one loan with a recorded investment of $545 thousand that is included in the table above that was placed on non-accrual in a prior period. While the loan was not ninety days past due, it was moved into nonaccrual status due to payment concerns. There were no loans that were restructured during the twelve months ending on September 30, 2012 as a result of payment default.

8) Benefit Plans

Postretirement Benefits

The Company has a postretirement benefit plan whereby the Company pays postretirement health care benefits for certain of its retirees that have met minimum age and service requirements. Net periodic postretirement benefit cost for the nine- and three-month periods ended September 30, 2012 and 2011 includes the following components.

	Nine months ended September 30, (Dollars in thousands)
	2012	2011
Components of net periodic cost:
Service cost	$6	$6
Interest cost	27	27
Amortization of (gain) loss	9	—

Net periodic postretirement benefit cost	$42	$33

	Three months ended September 30, (Dollars in thousands)
	2012	2011
Components of net periodic cost:
Service cost	$2	$2
Interest cost	9	9
Amortization of (gain) loss	3	—

Net periodic postretirement benefit cost	$14	$11

The Company expects to contribute $56 thousand to its postretirement benefit plan in 2012. No contributions were made in the first nine months of 2012. For additional information related to the plan, refer to the Company’s Form 10-K for the year ended December 31, 2011.

FD-79

Stock Option and Restricted Option Plans

On June 7, 2012, the stockholders of the Company approved amendments to the Company’s 2008 Omnibus Equity Plan (the “Plan”) that would increase by 190,100 the number of shares reserved under the Plan, permit nonemployee directors of the Company to participate in the Plan and increase the types of awards available for approval under the Plan. These types of awards may include restricted stock units, stock appreciation rights or similar forms of equity compensation that are valued by reference to the Company’s common stock.

During the nine months ended September 30, 2012, 25,013 stock options were forfeited. There was no other option activity during the quarter.

There were 55,000 shares of restricted stock awarded on September 12, 2012 and all of these shares were non-vested as of September 30, 2012. There were no shares of non-vested restricted stock outstanding on December 31, 2011 or September 30, 2011. Restricted stock awards are subject to restrictions and the risk of forfeiture if conditions stated in the award agreement are not satisfied at the end of a restriction period. During the restriction period, restricted stock covered by the award will be held by the Company. If the conditions stated in the award agreement are satisfied at the end of the restriction period, the restricted stock will become unrestricted and the certificate evidencing the stock will be delivered to the employee.

(9) Fair Value Of Financial Instruments

Fair Value Hierarchy

The Company groups assets and liabilities at fair value in three levels, based on the markets in which the assets and liabilities are traded and the reliability of the assumptions used to determine fair value. These levels are:

Level 1	Valuation is based upon quoted prices for identical instruments traded in active markets.

Level 2	Valuation is based upon quoted prices for similar instruments in active markets, quoted prices for identical or similar instruments in markets that are not active, and model-based valuation techniques for which all significant assumptions are observable in the market.

Level 3	Valuation is generated from model-based techniques that use at least one significant assumption not observable in the market. These unobservable assumptions reflect estimates of assumptions that market participants would use in pricing the asset or liability. Valuation techniques include use of option pricing models, discounted cash flow models and similar techniques.

Fair value estimates are made by management at a specific point in time, based on relevant information about the financial instrument and the market. These estimates do not reflect any premium or discount that could result from offering for sale at one time the Company’s entire holdings of a particular financial instrument nor are potential taxes and other expenses that would be incurred in an actual sale considered. Fair value estimates are based on judgments regarding future expected loss experience, current economic conditions, risk characteristics of various financial instruments, and other factors. These estimates are subjective in nature and involve uncertainties and matters of significant judgment and therefore cannot be determined with precision. Changes in assumptions and/or the methodology used could significantly affect the estimates disclosed. Similarly, the fair values disclosed could vary significantly from amounts realized in actual transactions.

The following presents the carrying amount, fair value, and placement in the fair value hierarchy of the Company’s financial instruments as of September 30, 2012 and December 31, 2011. For short-term financial assets such as cash and cash equivalents, accrued interest receivable and loans held for sale the carrying amount is a reasonable estimate of fair value due to the relatively short time between the origination of the instrument and its expected realization. For financial liabilities such as noninterest-bearing demand, interest-bearing demand, savings deposits, short-term borrowing and accrued interest payable the carrying amount is a reasonable estimate of fair value due to these products having no stated maturity.

The fair value of investment securities available-for-sale are recorded at fair value utilizing Level 1, Level 2 and Level 3 inputs and is described in more detail below.

The fair value of net loans is based on estimated cash flows using the current rates at which similar loans would be made to borrowers with similar credit ratings and for the same remaining maturities. This does not include consideration of liquidity that market participants would use to value such loans. The estimated fair values of time deposits and long-term obligations are based on estimated cash flows discounted at market interest rates.

The fair value of off-balance sheet financial instruments is considered immaterial. These off-balance sheet financial instruments are commitments to extend credit and are either short-term in nature or subject to immediate repricing.

FD-80

The following table presents the carrying values and estimated fair values of the Company’s financial instruments at September 30, 2012 and December 31, 2011:

	September 30, 2012
	Carrying		Fair Value Measurements Using
(Dollars in thousands)	Amount	Fair Value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$66,667	$66,667	$66,667	$—	$—
Investment securities	284,963	284,963	125,654	157,379	1,930
FHLB stock	4,150	4,150	—	4,150	—
Accrued interest receivable	4,928	4,928	—	4,928	—
Net loans	505,549	502,415	—	—	502,415
Loans held for sale	2,379	2,379	—	2,379	—
Liabilities
Demand, noninterest bearing deposits	$152,495	$152,495	$—	$152,495	$—
Demand, interest-bearing deposits	288,829	288,829	—	288,829	—
Savings deposits	59,016	59,016	—	59,016	—
Time deposits	279,073	284,706	—	284,706	—
Accrued interest payable	510	510	—	510	—
Short-term borrowing	41,827	41,827	—	41,827	—
Long-term borrowing	16,000	16,714	—	16,714	—

	December 31, 2011
	Carrying		Fair Value Measurements Using
(Dollars in thousands)	Amount	Fair Value	Level 1	Level 2	Level 3
Assets
Cash and cash equivalents	$24,731	$24,731	$24,731	$—	$—
Investment securities	339,450	339,450	151,714	186,094	1,642
FHLB stock	3,456	3,456	—	3,456	—
Accrued interest receivable	5,308	5,308	—	5,308	—
Net loans	484,450	482,851	—	—	482,851
Loans held for sale	2,866	2,866	—	2,866	—
Liabilities
Demand, noninterest bearing deposits	$135,732	$135,732	$—	$135,732	$—
Demand, interest-bearing deposits	270,119	270,119	—	270,119	—
Savings deposits	55,517	55,517	—	55,517	—
Time deposits	336,277	343,374	—	343,374	—
Accrued interest payable	519	519	—	519	—
Short-term borrowing	11,679	11,679	—	11,679	—
Long-term borrowing	25,500	26,296	—	26,296	—

The Company utilizes fair value measurements to record fair value adjustments to certain assets and liabilities and to determine fair value disclosures. Securities available-for-sale are recorded at fair value on a recurring basis. Additionally, from time to time, the Company may be required to record at fair value other assets on a nonrecurring basis, such as loans held for sale, loans held for investment and certain other assets. These nonrecurring fair value adjustments typically involve application of lower of cost or market accounting or write-downs of individual assets.

There were no changes to the techniques used to measure fair value during the period.

Following is a description of valuation methodologies used for assets recorded at fair value.

Investment Securities Available-for-Sale

Investment securities available-for-sale are recorded at fair value on a recurring basis. Fair value measurement is based upon quoted prices, if available. If quoted prices are not available, fair values are measured using independent pricing models or other model-based valuation techniques such as the present value of future cash flows, adjusted for the security’s credit rating, prepayment assumptions and other factors such as credit loss assumptions. Level 1 securities include those traded on an active exchange, such as the New York Stock Exchange, securities that are traded by dealers or brokers in active over-the-counter markets and money market funds. Level 2 securities include mortgage-backed securities issued by government sponsored entities, municipal bonds and corporate debt securities. Securities classified as Level 3 include asset-backed securities in less liquid markets.

FD-81

Mortgage Banking Activity

The Company enters into interest rate lock commitments and commitments to sell mortgages. At September 30, 2012 and December 31, 2011, the amount of fair value associated with these interest rate lock commitments was $136 thousand and $76 thousand, respectively, which is included in other assets. Fair value associated with the interest rate lock commitments are classified as Level 3 measurements due to the use of significant management judgment and estimation. Forward loan sale commitments have been deemed insignificant for both periods.

Loans

The Company does not record loans at fair value on a recurring basis. However, from time to time, a loan is considered impaired and an allowance for loan losses is established. Loans for which it is probable that payment of interest and principal will not be made in accordance with the contractual terms of the loan agreement are considered impaired. Once a loan is identified as individually impaired, management measures impairment using one of several methods, including collateral value, market price and discounted cash flows. Those impaired loans not requiring an allowance represent loans for which the fair value of the expected repayments or collateral exceed the recorded investments in such loans. At September 30, 2012, the majority of the total impaired loans were evaluated based on the fair value of the collateral. Impaired loans where an allowance is established based on the fair value of collateral require classification in the fair value hierarchy. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the impaired loan as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the impaired loan as nonrecurring Level 3. The fair values of impaired loans are generally based on judgment and therefore are considered to be Level 3 assets.

Real Estate and Repossessions Acquired in Settlement of Loans

Foreclosed assets are adjusted to fair value upon transfer of the loans to other real estate owned. Real estate acquired in settlement of loans is recorded initially at estimated fair value of the property less estimated selling costs at the date of foreclosure. The initial recorded value may be subsequently reduced by additional allowances, which are charged to earnings if the estimated fair value of the property less estimated selling costs declines below the initial recorded value. Fair value is based upon independent market prices, appraised values of the collateral or management’s estimation of the value of the collateral. When the fair value of the collateral is based on an observable market price or a current appraised value, the Company records the foreclosed asset as nonrecurring Level 2. When an appraised value is not available or management determines the fair value of the collateral is further impaired below the appraised value and there is no observable market price, the Company records the foreclosed asset as nonrecurring Level 3. The fair values of foreclosed assets are generally based on judgment and therefore are considered to be Level 3 assets.

FD-82

Assets recorded at fair value on a recurring basis

September 30, 2012	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Investment Securities Available-for-Sale
Obligations of states and political subdivisions	$25,770	$—	$25,770	$—
Mortgage-backed securities	104,725	—	104,725	—
SBA-backed securities	127,241	125,654	1,587	—
Corporate bonds	27,227	—	25,297	1,930

Total Securities	284,963	125,654	157,379	1,930
Interest rate lock commitments	136	—	—	136

Total assets at fair value	$285,099	$125,654	$157,379	$2,066

December 31, 2011	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Investment Securities Available-for-Sale
Government-sponsored enterprises and FFCB bonds	$1,032	$—	$1,032	$—
Obligations of states and political subdivisions	28,718	6,752	21,966	—
Mortgage-backed securities	132,292	—	132,292	—
SBA-backed securities	146,637	144,962	1,675	—
Corporate bonds	30,771	—	29,129	1,642

Total Securities	339,450	151,714	186,094	1,642
Interest rate lock commitments	76	—	—	76

Total assets at fair value	$339,526	$151,714	$186,094	$1,718

FD-83

Assets recorded at fair value on a nonrecurring basis

September 30, 2012	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Impaired Loans
Real estate—construction and land development	$5,230	$—	$—	$5,230
Real estate—secured by residential properties	5,962	—	—	5,962
Real estate—secured by nonfarm nonresidential properties	8,926	—	—	8,926
Commercial and industrial	4	—	—	4

Total impaired loans	20,122	—	—	20,122
Real estate and repossessions acquired in settlement of loans
Total real estate and repossessions acquired in settlement of loans	7,118	—	—	7,118

Total assets at fair value	$27,240	$—	$—	$27,240

December 31, 2011	Total	Level 1	Level 2	Level 3
	(Dollars in thousands)
Impaired Loans
Real estate—construction and land development	$9,169	$—	$—	$9,169
Real estate—secured by residential properties	3,893	—	—	3,893
Real estate—secured by nonfarm nonresidential properties	8,805	—	—	8,805
Commercial and industrial	196	—	—	196

Total impaired loans	22,063	—	—	22,063
Real estate and repossessions acquired in settlement of loans
Real estate and repossessions acquired in settlement of loans	6,573	—	—	6,573

Total assets at fair value	$28,636	$—	$—	$28,636

FD-84

As of September 30, 2012 there were $6.8 million of Level 2 investment securities available for sale that were reported as Level 1 as of December 31, 2011. These obligations of states and political subdivisions were transferred from Level 1 to Level 2 during the first nine months of 2012 because the December 31, 2011 pricing was based on the Company’s actual trades for the securities at initial purchase while the September 30, 2012 pricing was through a pricing system.

During the first nine months of 2012 and 2011 there were no investment securities transferred in or out of Level 3. The tables below present a reconciliation for all assets and liabilities measured at fair value on a recurring basis using significant unobservable inputs (Level 3) during the three and nine month periods of 2012 and 2011.

	Corporate Bonds	Interest Rate Lock Commitments	Total
	(Dollars in thousands)
Balance, December 31, 2011	$1,642	$76	$1,718
Total gains or losses (realized/unrealized):
Included in earnings	—	55	55
Included in other comprehensive income	196	—	196
Purchases, issuances, and settlements	—	—	—
Transfers in to/out of Level 3	—	—	—

Balance, June 30, 2012	$1,838	$131	$1,969

Total gains or losses (realized/unrealized):
Included in earnings	—	5	5
Included in other comprehensive income	92	—	92
Purchases, issuances, and settlements	—	—	—
Transfers in to/out of Level 3	—	—	—

Balance, September 30, 2012	$1,930	$136	$2,066

	Corporate Bonds	Interest Rate Lock Commitments	Total
	(Dollars in thousands)
Balance, December 31, 2010	$1,716	$101	$1,817
Total gains or losses (realized/unrealized):
Included in earnings	—	(31)	(31)
Included in other comprehensive income	(225)	—	(225)
Purchases, issuances, and settlements	—	—	—
Transfers in to/out of Level 3	—	—	—

Balance, June 30, 2011	$1,491	$70	$1,561

Total gains or losses (realized/unrealized):
Included in earnings	—	26	26
Included in other comprehensive income	97	—	97
Purchases, issuances, and settlements	1,500	—	1,500
Transfers in to/out of Level 3	—	—	—

Balance, September 30, 2011	$3,088	$96	$3,184

For Level 3 assets and liabilities measured at fair value on a recurring or non-recurring basis as of September 30, 2012, the significant unobservable inputs used in the fair value measurements were as follows:

Level 3 Assets with Significant Unobservable Inputs	Fair Value At 9/30/2012	Valuation Technique	Significant Unobservable Inputs	Significant Unobservable Input Value
Corporate Bonds	$1,030	Fundamental Analysis Pricing Model	Spread	+500 BBB Bank Paper
			Yield	8.50%

Corporate Bonds	900	Fundamental Analysis Pricing Model	Spread	+600 LIBOR Index
			Yield	6.33%

Interest Rate Lock Commitments	136	Pricing Model	Weighted average Closing Ratio	90%

Impaired Loans	20,122	Discounted appraisals(1)	Appraisal adjustments(2)	6% to 93%

OREO	7,118	Discounted appraisals(1)	Appraisal adjustments(2)	5% to 70%

(1)	Fair value is generally based on appraisals of the underlying collateral but is also based on discounted cash flows for some loans.

(2)	Appraisals may be adjusted by management for customized discounting criteria, estimated sales costs, and proprietary qualitative adjustments.

FD-85

The significant unobservable inputs used in the fair value measurement of the Company’s Corporate Bonds are the yield expected to be earned on the bonds and the spread. The yield is applied to a discounted cash flow in order to arrive at a price and corresponding market value. A discount margin represents a spread over the floating rate index. Spread represents an additional yield that is applied over a comparable security or curve (such as the treasury curve). Yield of the comparable or curve plus the “spread” in basis points is equal to the yield or discount rate applied in a discounted cash flow in order to arrive at a price and corresponding market value. The spread is based on various factors such as liquidity, earning history and capital ratios.

The significant unobservable input used in the fair value measurement of the Company’s interest rate lock commitments (IRLC) is the closing ratio, which represents the percentage of loans currently in a lock position which management estimates will ultimately close. Generally the fair value of an IRLC is positive if the prevailing interest rate is lower than the IRLC rate. The fair value would be negative if the prevailing rate was higher. When a higher percentage of loans are estimated to close, the increase in the closing ratio will result in a positive effect to fair value. The closing ratio is dependent upon the loan processing stage that a loan is currently in and the change in prevailing interest rates from the time of the rate lock.

Impaired loans and real estate and repossessions acquired in settlement of loans classified as Level 3 are based on management’s judgment and estimation.

(10) U.S. Treasury’s Troubled Asset Relief Program (TARP) Capital Purchase Program

On January 16, 2009, we issued Series A Preferred Stock in the amount of $17,949,000 and a warrant to purchase 144,984 shares of our common stock to the U.S. Treasury as a participant in the TARP Capital Purchase Program. The Series A Preferred Stock qualifies as Tier 1 capital for purposes of regulatory capital requirements and will pay cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter. Until the U.S. Treasury ceases to own our securities sold under the TARP Capital Purchase Program, the compensation arrangements for our senior executive officers must comply in all respects with the U.S. Emergency Economic Stabilization Act of 2008 and the rules and regulations thereunder.

(11) Regulatory Matters

Bancorp’s and the Bank’s actual capital ratios for purposes of bank regulatory capital guidelines are presented in the following table:

	Ratio required to be well capitalized under prompt corrective action provisions	Minimum ratio required for capital adequacy purposes	Bancorp’s Ratio	Bank’s Ratio
As of September 30, 2012:
Tier 1 Capital (to Average Assets)	³5.00%	³3.00%	8.27%	8.27%
Tier 1 Capital (to Risk Weighted Assets)	³6.00%	³4.00%	12.36	12.36
Total Capital (to Risk Weighted Assets)	³10.00%	³8.00%	13.62	13.62
As of December 31, 2011:
Tier 1 Capital (to Average Assets)	³5.00%	³3.00%	8.25%	8.25%
Tier 1 Capital (to Risk Weighted Assets)	³6.00%	³4.00%	12.59	12.59
Total Capital (to Risk Weighted Assets)	³10.00%	³8.00%	13.85	13.85
As of September 30, 2011:
Tier 1 Capital (to Average Assets)	³5.00%	³3.00%	8.34%	8.34%
Tier 1 Capital (to Risk Weighted Assets)	³6.00%	³4.00%	12.59	12.59
Total Capital (to Risk Weighted Assets)	³10.00%	³8.00%	13.85	13.85

During April 2011, the Bank’s Board of Directors adopted a resolution at the request of the Federal Deposit Insurance Corporation to the effect that the Bank, through its management, will take various actions designed to address issues related to the Bank’s operations. The Resolution provides that, among other things, the Bank will (1) establish and continue to maintain an adequate reserve for loan losses, and review the adequacy of the reserve with the Board prior to each quarter-end and make appropriate provisions to the reserve; (2) in order to maintain sufficient capital levels, establish and document a prudent policy regarding cash dividends the Bank pays to Bancorp, document an analysis of amounts to be paid by each quarter-end prior to payment, and not pay any cash dividend to Bancorp without seeking the prior approval of the FDIC and N.C. Commissioner of Banks; (3) implement various recommendations regarding risk management policies and practices for the Bank’s funds management and investment functions; (4) provide for the internal audit program to include a review and coverage of activities sufficient to determine compliance with the Bank’s policies, applicable laws and regulations and sound banking principles, and identification of audit personnel who periodically report directly to the Board; (5) correct or eliminate various credit administration weaknesses and establish an effective credit administration function, and ascertain that all necessary supporting documentation is obtained and evaluated before loans are extended; and (6) correct violations of and ensure further compliance with applicable laws, rules and regulations.

(12) Entry into a Material Definitive Agreement.

On September 25, 2012, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) with Crescent Financial Bancshares, Inc. (“Crescent Financial”), the parent company of Crescent State Bank, pursuant to which the Company will merge with and into Crescent Financial. As part of the transaction, The East Carolina Bank will also merge with and into Crescent State Bank.

Under the terms of the Merger Agreement, at the effective time of the merger, each outstanding share of the Company’s common stock will be converted into 3.55 shares of Crescent Financial common stock.

The transaction is subject to customary closing conditions, including the receipt of regulatory approvals and approval of the merger by shareholders of the Company and Crescent Financial. The Merger Agreement contains provisions that provide for the termination of the Merger Agreement in certain circumstances, and such provisions may require the Company to pay Crescent Financial a termination fee of $2.0 million and expense reimbursement up to $500,000. Currently, the merger is expected to be completed in the first quarter of 2013.

The Merger Agreement contains usual and customary representations and warranties that the parties to the Merger Agreement made to each other as of specific dates. The assertions embodied in those representations and warranties were made solely for purposes of the Merger Agreement between the parties, and may be subject to important qualifications and limitations agreed to by the parties in connection with negotiating the terms of the Merger Agreement. Moreover, the representations and warranties are subject to a contractual standard of materiality that may be different from what may be viewed as material to shareholders, and the representations and warranties may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts. The Company has also agreed not to solicit or initiate discussions with third parties regarding other proposals to acquire the Company and it has agreed to certain usual and customary restrictions on its ability to respond to such proposals, as more fully described in the Merger Agreement.

FD-86

ANNEX A

AGREEMENT AND PLAN OF MERGER

BY AND BETWEEN

ECB BANCORP, INC.

AND

CRESCENT FINANCIAL BANCSHARES, INC.

DATED AS OF SEPTEMBER 25, 2012

A-1

i

4.1	Corporate Organization	24
4.2	Capitalization	25
4.3	Authority; No Violation	26
4.4	Consents and Approvals	26
4.5	Reports; Regulatory Matters	27
4.6	Financial Statements	28
4.7	Broker’s Fees	29
4.8	Absence of Certain Changes or Events	29
4.9	Legal Proceedings	30
4.10	Taxes and Tax Returns	30
4.11	Compliance with Applicable Law	30
4.12	Assets	31
4.13	Reorganization; Approvals	31
4.14	Bank Secrecy Act; Patriot Act; Money Laundering	31
4.15	CRA Compliance	31
4.16	Opinion	31
Article V COVENANTS RELATING TO CONDUCT OF BUSINESS		31
5.1	Conduct of Business Before the Effective Time	31
5.2	Seller Forbearances	32
5.3	Buyer Forbearances	35
Article VI ADDITIONAL AGREEMENTS		35
6.1	Regulatory Matters	35
6.2	Access to Information; Confidentiality	36
6.3	Shareholder Approval	37
6.4	The NASDAQ Global Market Listing	38
6.5	Employee Matters	38
6.6	Indemnification; Directors’ and Officers’ Insurance	39
6.7	Additional Agreements	40
6.8	Advice of Changes	40
6.9	No Solicitation	41
6.10	Buyer’s and Buyer Bank’s Board	43
6.11	Reasonable Best Efforts; Cooperation	43
Article VII CONDITIONS PRECEDENT		44
7.1	Conditions to Each Party’s Obligation To Effect the Merger	44
7.2	Conditions to Obligations of Buyer	44
7.3	Conditions to Obligations of Seller	45
Article VIII TERMINATION AND AMENDMENT		46
8.1	Termination	46
8.2	Effect of Termination	47
8.3	Fees and Expenses	47
8.4	Amendment	48
8.5	Extension; Waiver	48
Article IX GENERAL PROVISIONS		49
9.1	Closing	49
9.2	Standard	49
9.3	Nonsurvival of Representations, Warranties and Agreements	49
9.4	Notices	49
ii

9.5	Interpretation	50
9.6	Counterparts	50
9.7	Entire Agreement	50
9.8	Governing Law; Jurisdiction	51
9.9	Publicity	51
9.10	Assignment; Third-Party Beneficiaries	51
9.11	Enforcement	51

iii

Defined Term	Section
Adverse Recommendation Change	6.9(b)
Advisory Board	6.10
Alternative Proposal	6.9(a)
Alternative Transaction	6.9(d)
Agreement	Preamble
Articles of Merger	1.2
Bank Merger	1.1(b)
Bank Merger Certificates	1.1(b)
Bank Secrecy Act	3.23
Benefit Plan	9.10(b)
BHC Act	3.1(b)
Buyer	Preamble
Buyer Articles	4.1(b)
Buyer Bank	Recitals
Buyer Bank Board	6.10
Buyer Board	Recitals
Buyer Bylaws	4.1(b)
Buyer Capitalization Date	4.2(a)
Buyer Common Stock	1.4(a)
Buyer Disclosure Schedule	Art. IV
Buyer Preferred Stock	4.2(a)
Buyer Proxy Statement	4.14
Buyer Regulatory Agreement	4.5(b)
Buyer Requisite Regulatory Approvals	7.2(d)
Buyer Series B Preferred Stock	1.4(f)
Buyer SEC Reports	4.5(c)
Buyer Shares	1.4(f)
Buyer Stock Plans	4.2(a)
Buyer Subsidiary	3.1(c)
Certificate	1.4(d)
Claim	6.6(a)
Classified Assets	7.2(i)
Closing	9.1
Closing Date	9.1
COBRA	3.11(c)
Code	Recitals
Common Stock Merger Consideration	1.4(c)
Confidentiality Agreement	6.2(b)
Covered Employees	6.5(a)
Derivative Transactions	3.14(a)
DGCL	1.1(a)
Effective Time	1.2
ERISA	3.11(a)
ERISA Affiliate	3.11(a)
Exchange Act	3.5(c)
Exchange Ratio	1.4(c)
Expense Reimbursement	8.3(b)
Fair Credit Reporting Act	3.22
FDIC	3.1(d)
FFIEC	3.29
Federal Reserve Board	3.4
Form S-4	4.4

iv

Defined Term	Section
GAAP	3.1(c)
Governmental Entity	3.4
Gramm-Leach-Bliley Act	3.22
IIPI	3.22
Indemnified Parties	6.6(a)
Injunction	7.1(d)
Insurance Amount	6.6(c)
Intellectual Property	3.19
IRS	3.10(a)
Knowledge	9.5
Leased Properties	3.17
Liens	3.2(b)
Loans	3.16(a)
Material Adverse Effect	3.8(a)
Materially Burdensome Regulatory Condition	6.1(b)
Merger	Recitals
Merger Consideration	1.4(f)
NCBCA	1.1(a)
NYSE	3.4
Other Regulatory Approvals	3.4
Owned Properties	3.17
Party(ies)	Preamble
Patriot Act	3.23
Permitted Encumbrances	3.17
Person	9.5
Policies, Practices and Procedures	3.15(b)
Preferred Stock Merger Consideration	1.4(f)
Property Lease	3.21
Proxy Statements	4.14
Real Property	3.17
Regulatory Agencies	3.5(a)
Regulatory Approvals	7.3(d)
Sarbanes-Oxley Act	3.5(c)
SEC	3.5(a)
Section 409(A)	3.11(m)
Securities Act	3.2(a)
Seller	Preamble
Seller Articles	3.1(b)
Seller Bank	Recitals
Seller Benefit Plans	3.11(a)
Seller Board	Recitals
Seller Bylaws	3.1(b)
Seller Capital Stock	3.2(a)
Seller Capitalization Date	3.2(a)
Seller Common Stock	1.4(b)
Seller Contract	3.13(a)
Seller Disclosure Schedule	Art. III
Seller Non-Voting Common Stock	3.2(a)
Seller Options	1.5(b)
Seller Policies	3.18
Seller Preferred Stock	3.2(a)
Seller Proxy Statement	3.30

v

Defined Term	Section
Seller Regulatory Agreement	3.5(b)
Seller Requisite Regulatory Approvals	7.3(d)
Seller SEC Reports	3.5(c)
Seller Series A Preferred Stock	1.4(f)
Seller Shares	1.4(f)
Seller Stock Plans	1.5(a)
Seller Subsidiary	3.1(c)
Seller Warrant	1.5(c)
SERP	3.11(c)
Shareholder Meeting	6.3(a)
SRO	3.4
Subsidiary	3.1(c)
Subsidiary Plan of Merger	1.1(b)
Superior Proposal	6.9(d)
Surviving Corporation	Recitals
Tax Return	3.10(c)
Tax(es)	3.10(b)
Termination Fee	8.3(b)
Treasury Department	1.5(c)
Trust Account Common Shares	1.4(b)

vi

AGREEMENT AND PLAN OF MERGER

This AGREEMENT AND PLAN OF MERGER is dated as of September 25, 2012 (this “Agreement”), by and between ECB Bancorp, Inc., a North Carolina corporation (“Seller”), and Crescent Financial Bancshares, Inc., a Delaware corporation (“Buyer”). Each of Buyer and Seller are referred to herein as a “Party” and, together, as the “Parties.”

WITNESSETH:

WHEREAS, the Boards of Directors of Seller and Buyer have determined that it is in the best interests of their respective companies and their shareholders to consummate the strategic business combination transaction provided for in this Agreement in which Seller will, on the terms and subject to the conditions set forth in this Agreement, merge with and into Buyer (the “Merger”), so that Buyer is the surviving corporation in the Merger (sometimes referred to in such capacity as the “Surviving Corporation”);

WHEREAS, the Boards of Directors of Seller and Buyer (the “Seller Board” and the “Buyer Board”, respectively) have adopted this Agreement and the transactions contemplated hereby, including the Merger, and have resolved to recommend that the shareholders of each of the Seller and Buyer approve this Agreement and the transactions contemplated hereby, including the Merger.

WHEREAS, it is intended that, immediately following the Merger, or as soon as is practicable thereafter, The East Carolina Bank, a North Carolina banking corporation (“Seller Bank”), will be merged with and into Crescent State Bank, a North Carolina banking corporation (“Buyer Bank”);

WHEREAS, for federal income Tax purposes, it is intended that the Merger shall qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended and including the Treasury Regulations promulgated thereunder (the “Code”); and

WHEREAS, the Parties desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe certain conditions to the Merger.

NOW, THEREFORE, in consideration of the mutual covenants, representations, warranties and agreements contained in this Agreement, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the Parties agree as follows:

Article I
THE MERGER

1.1          The Merger.

(a)          Subject to the terms and conditions of this Agreement, in accordance with Delaware General Corporation Law (“DGCL”) and the North Carolina Business Corporation Act (the “NCBCA”), at the Effective Time Seller shall merge with and into Buyer. Buyer shall be the Surviving Corporation in the Merger and shall continue its corporate existence under the laws of the State of Delaware. As of the Effective Time, the separate corporate existence of Seller shall cease.

1

(b)          Immediately following the Effective Time, Seller Bank will merge (the “Bank Merger”) with and into Buyer Bank, a wholly owned subsidiary of Buyer. Buyer Bank shall be the surviving entity in the Bank Merger and shall continue its corporate existence, and, following the Bank Merger, the separate corporate existence of the Seller Bank shall cease. The parties agree that the Bank Merger shall become effective immediately after the Effective Time. The Bank Merger shall be implemented pursuant to a subsidiary plan of merger, in a form to be specified by Buyer in consultation with Seller (the “Subsidiary Plan of Merger”). In order to obtain the necessary Regulatory Approvals for the Bank Merger, the parties hereto shall cause the following to be accomplished prior to the filing of applications for such Regulatory Approvals: (i) Seller shall cause the Seller Bank to approve the Subsidiary Plan of Merger; (ii) Seller, as the sole shareholder of the Seller Bank, shall approve the Subsidiary Plan of Merger; (iii) Seller shall cause the Subsidiary Plan of Merger to be duly executed by the Seller Bank and delivered to Buyer; (iv) Buyer shall cause Buyer Bank to approve the Subsidiary Plan of Merger; (v) Buyer, as the sole shareholder of Buyer Bank, shall approve the Subsidiary Plan of Merger; and (vi) Buyer shall cause Buyer Bank to duly execute and deliver the Subsidiary Plan of Merger to Seller. Prior to the Effective Time, Seller shall cause the Seller Bank, and Buyer shall cause Buyer Bank, to execute such certificates of merger and articles of combination and such other documents and certificates as are necessary to make the Bank Merger effective (“Bank Merger Certificates”) immediately after the Effective Time.

(c)          Buyer may at any time change the method of effecting the combination (including by providing for the merger of Seller and a wholly owned subsidiary of Buyer) if and to the extent Buyer deems such change to be desirable; provided, however, that no such change shall (i) alter or change the amount or kind of the Merger Consideration provided for in this Agreement, (ii) materially affect, in an adverse manner, the Tax treatment of Seller’s shareholders as a result of receiving the Merger Consideration or the Tax treatment of either Party pursuant to this Agreement or (iii) materially impede or delay consummation of the transactions contemplated by this Agreement.

1.2          Effective Time. The Merger shall become effective as set forth in the articles of merger (the “Articles of Merger”) that shall be filed with the Delaware Secretary of State and the North Carolina Secretary of State, respectively, on the Closing Date. The term “Effective Time” shall be the date and time when the Merger becomes effective as set forth in the Articles of Merger.

1.3          Effects of the Merger. At and after the Effective Time, the Merger shall have the effects set forth in this Agreement and in the relevant provisions of the DGCL and the NCBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, powers and franchises of Seller shall vest in the Surviving Corporation, and all debts, liabilities and duties of Seller shall become the debts, liabilities and duties of the Surviving Corporation.

1.4          Conversion of Shares. At the Effective Time, by virtue of the Merger and without any action on the part of Buyer, Seller or the holder of any of the following securities:

(a)          Each share of common stock, par value $0.001 per share, of Buyer (the “Buyer Common Stock”) issued and outstanding immediately before the Effective Time shall remain issued and outstanding and shall not be affected by the Merger.

(b)          All shares of common stock, par value $3.50 per share, of Seller issued and outstanding immediately before the Effective Time (the “Seller Common Stock”) that are owned, directly or indirectly, by Seller or Buyer (other than shares of Seller Common Stock held in trust accounts (including grantor or rabbi trust accounts)), managed accounts and the like, or otherwise held in a fiduciary or agency capacity, that are beneficially owned by third parties (any such shares, “Trust Account Common Shares”)) shall no longer be outstanding, shall automatically be cancelled and shall cease to exist and no stock of Buyer and no other consideration shall be delivered in exchange therefor.

2

(c)          Subject to Sections 1.4(e), each share of Seller Common Stock, except for shares of Seller Common Stock owned by Seller or Buyer or any of their respective wholly owned Subsidiaries (other than Trust Account Common Shares), shall be converted into the right to receive 3.55 shares (the “Exchange Ratio) of Buyer Common Stock (the “Common Stock Merger Consideration”).

(d)          All of the shares of Seller Common Stock converted into the right to receive the Common Stock Merger Consideration pursuant to this Article I shall no longer be outstanding, shall automatically be cancelled and shall cease to exist as of the Effective Time, and each certificate previously representing any such shares of Seller Common Stock (each, a “Certificate”) shall thereafter represent only the right to receive the Common Stock Merger Consideration into which the shares of Seller Common Stock represented by such Certificate have been converted pursuant to this Section 1.4, as well as any dividends to which holders of Seller Common Stock become entitled in accordance with Section 2.2.

(e)          If, between the date hereof and the Effective Time, the outstanding shares of Buyer Common Stock shall have been increased, decreased, changed into or exchanged for a different number or kind of shares or securities as a result of a reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in capitalization, an appropriate and proportionate adjustment shall be made to the Exchange Ratio. Notwithstanding the foregoing or anything contained in this Agreement to the contrary, the Exchange Ratio shall not be adjusted as a result of the transactions contemplated by that certain Agreement and Plan of Merger by and among VantageSouth Bank, Buyer Bank, and Buyer, dated as of August 10, 2012 (the “VantageSouth Merger Agreement”).

(f)          In the event each issued and outstanding share of the Fixed Rate Cumulative Perpetual Preferred Stock, Series A, par value $0.01 per share, stated liquidation amount $1,000 per share, of Seller (the “Seller Series A Preferred Stock” and, together with the Seller Common Stock, the “Seller Shares”) is not purchased or redeemed prior to or contemporaneous with the Effective Time, then each share of the Seller Series A Preferred Stock issued and outstanding immediately prior to the Effective Time shall as of the Effective Time automatically be converted into and shall thereafter represent the right to receive, subject to the other provisions of this Article I, one share (the “Preferred Stock Merger Consideration” and, together with the Common Stock Merger Consideration, the “Merger Consideration”) of the Buyer Preferred Stock to be designated, prior to the Closing Date, as Fixed Rate Cumulative Perpetual Preferred Stock, Series B, stated liquidation amount $1,000 per share (the “Buyer Series B Preferred Stock” and, together with the Buyer Common Stock, the “Buyer Shares”), and otherwise having rights, preferences, privileges and voting powers such that the rights, preferences, privileges and voting powers of the Seller Series A Preferred Stock are not adversely affected by such conversion and having rights, preferences and privileges and voting powers, and limitations and restrictions that, taken as a whole, are not materially less favorable than the rights, preferences, privileges and voting powers, and limitations and restrictions of the Seller Series A Preferred Stock immediately prior to such conversion, taken as a whole.

1.5          Stock Options, Other Stock-Based Awards and Warrants.

(a)          Unless otherwise noted, the provisions of this Section 1.5 pertain to all plans sponsored by Seller under which options and other stock-based awards are granted, including Seller’s Omnibus Stock Ownership and Long Term Incentive Plan, which expired on January 21, 2008, but under which stock options and restricted stock awards remain outstanding that were granted prior to that date, and the 2008 Omnibus Equity Plan, all as amended, and the award agreements thereunder (collectively, the “Seller Stock Plans”); provided, however, that any accelerated vesting performed pursuant to this Section 1.5 shall only be performed if required by the terms of the Seller Stock Plans as in effect on the date hereof without any further action by Seller.

3

(b)          As of the Effective Time, Buyer shall have the right, in its sole discretion, to (i) either assume any options or other stock-based awards (“Seller Options”) substantially in accordance with the terms of the Seller Stock Plans and the option grant or other award agreement by which it is evidenced in accordance with the terms of the Seller Stock Plans or (ii) substitute the Seller Options for substantially identical awards under any Buyer Stock Plans, such that after the Merger and without any action on the part of the holders of any Seller Options, the Seller Options shall be converted into and become rights with respect to Buyer Common Stock. From and after the Effective Time, (i) each Seller Option assumed or substituted by Buyer may be exercised solely for shares of Buyer Common Stock, (ii) the number of shares of Buyer Common Stock subject to such Seller Option shall be equal to the number of shares of Seller Common Stock subject to such Seller Option immediately prior to the Effective Time multiplied by the Exchange Ratio (rounded down to the nearest whole share), and (iii) the per share exercise price under each such Seller Option shall be adjusted to reflect the Exchange Ratio (rounded up to the nearest whole cent). It is intended that the foregoing assumption shall be undertaken in a manner that will not constitute a "modification" as defined in Section 424 of the Internal Revenue Code, as to any stock option which is an "incentive stock option." Seller and Buyer agree to take all necessary steps to effect the provisions of this Section 1.5.

(c)          The right of the U.S. Department of the Treasury (the “Treasury Department”) to receive Seller Common Stock upon exercise of that certain Warrant (the “Seller Warrant”) issued on January 16, 2009 to the Treasury Department in connection with the issuance of Seller’s Series A Preferred Stock, to the extent the Warrant Purchase is not consummated at or prior to the Effective Time, shall, by virtue of the Merger and without any action on the part of any person, be converted automatically into the right of the Treasury Department to exercise the Seller Warrant to acquire that number of shares of Buyer Common Stock equal to the product of (x) the number of shares of Seller Common Stock that were purchasable pursuant to the Seller Warrant immediately prior to the Effective Time and (y) the Exchange Ratio, rounded to the nearest one-hundredth (1/100th) of a share; and Buyer shall otherwise assume the rights and obligations of Seller under the Seller Warrant subject to and in accordance with the provisions of the Seller Warrant; provided, however, that after the Effective Time, the provisions of the Seller Warrant shall be appropriately adjusted in accordance with the foregoing and Section 13(E) of the Seller Warrant.

(d)          At or prior to the Effective Time, Seller, the Seller Board and the compensation committee of such board, as applicable, shall adopt any resolutions and take any actions (including obtaining any Seller or Seller Bank employee or other participant consents) that may be necessary to effectuate the provisions of paragraphs (a) and (b) of this Section 1.5.

1.6          Articles of Incorporation of Buyer. At the Effective Time, the Buyer Articles shall be the articles of incorporation of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.7          Bylaws of Buyer. At the Effective Time, the Buyer Bylaws shall be the bylaws of the Surviving Corporation until thereafter amended in accordance with applicable law.

1.8          Tax Consequences. It is intended that the Merger shall constitute a “reorganization” within the meaning of Section 368(a) of the Code, and that this Agreement shall constitute a “plan of reorganization” for purposes of Sections 354 and 361 of the Code.

4

Article II
DELIVERY OF MERGER CONSIDERATION

2.1          Exchange Procedures. Unless the parties otherwise agree, promptly, but no later than three business days, after the Effective Time, the Surviving Corporation shall mail to the former holders of Seller Shares appropriate transmittal materials which shall specify that delivery shall be effected, and risk of loss and title to the certificates theretofore representing the Seller Shares shall pass, only upon proper delivery of such certificates to the Surviving Corporation or its duly authorized agent. After the Effective Time, each holder of Seller Shares issued and outstanding at the Effective Time shall surrender the certificate or certificates representing such shares to the Surviving Corporation and shall promptly upon surrender thereof receive in exchange therefor the Merger Consideration, together with all undelivered dividends or distributions in respect of such shares (without interest thereon) pursuant to Section 2.2 of this Agreement. The Surviving Corporation shall not be obligated to deliver the consideration to which any former holder of Seller Shares is entitled as a result of the Merger until such holder surrenders his or her certificate or certificates representing the Seller Shares for exchange as provided in this Section 2.1. The certificate or certificates of Seller Shares so surrendered shall be duly endorsed as the Surviving Corporation may require. Any other provision of this Agreement notwithstanding, the Surviving Corporation shall not be liable to a holder of the Seller Shares for any amounts paid or property delivered in good faith to a public official pursuant to any applicable abandoned property law. Notwithstanding anything to the contrary contained in this Agreement, no certificates representing fractional shares of Buyer Common Stock shall be issued upon the surrender for exchange of the Seller Shares, and such fractional Buyer Common Stock interests will not entitle the owner thereof to vote or to any rights of a shareholder of the Surviving Corporation. Each holder of Seller Shares who would otherwise be entitled to receive a fractional share of Buyer Common Stock shall instead receive an amount of cash, without interest, equal to the product obtained by multiplying (a) the fractional share of Buyer Common Stock to which such holder (after taking into account all Seller Shares held at the Effective Time by such holder) would otherwise be entitled by (b) $5.00.

2.2          Rights of Former Seller Shareholders. At the Effective Time, the stock transfer books of Seller shall be closed as to holders of Seller Shares immediately prior to the Effective Time and no transfer of Seller Shares by any such holder shall thereafter be made or recognized. Until surrendered for exchange in accordance with the provisions of Section 2.1 of this Agreement, each certificate theretofore representing shares of Seller Shares shall from and after the Effective Time represent for all purposes only the right to receive the Merger Consideration in exchange therefor. To the extent permitted by law, former holders of record of Seller Shares shall be entitled to vote after the Effective Time at any meeting of Buyer shareholders the number of whole shares of Buyer Shares into which their respective shares of Seller Shares are converted, regardless of whether such holders have exchanged their certificates representing Seller Shares for certificates representing Buyer Shares in accordance with the provisions of this Agreement. Whenever a dividend or other distribution is declared by the Buyer on the Buyer Shares, the record date for which is at or after the Effective Time, the declaration shall include dividends or other distributions on all shares issuable pursuant to this Agreement, but no dividend or other distribution payable to the holders of record of Buyer Shares as of any time subsequent to the Effective Time shall be delivered to the holder of any certificate representing shares of Seller Shares issued and outstanding at the Effective Time until such holder surrenders such certificate for exchange as provided in Section 2.1 of this Agreement. However, upon surrender of such Seller Shares certificate, the Buyer Shares certificate, together with all such undelivered dividends or other distributions without interest, shall be delivered and paid with respect to each share represented by such certificate.

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Article III
REPRESENTATIONS AND WARRANTIES OF SELLER

Except as disclosed in the disclosure schedule (the “Seller Disclosure Schedule”) delivered by Seller to Buyer before the execution of this Agreement, Seller, and to the extent applicable, each Subsidiary of Seller, hereby represents and warrants to Buyer as follows:

3.1          Corporate Organization.

(a)          Seller is a corporation duly incorporated, validly existing and in good standing under the laws of the State of North Carolina. Seller has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

(b)          Seller is duly registered as a bank holding company under the Bank Holding Company Act of 1956, as amended (the “BHC Act”). True, complete and correct copies of the articles of incorporation of Seller, as amended (the “Seller Articles”), and the bylaws of Seller (the “Seller Bylaws”), as in effect as of the date of this Agreement, have previously been made available to Buyer. Seller Bank is incorporated under the laws of the State of North Carolina.

(c)          Each of Seller’s Subsidiaries (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing under the laws of its jurisdiction of organization, (ii) is duly licensed or qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so licensed or qualified and (iii) has all requisite corporate power or other power and authority to own or lease its properties and assets and to carry on its business as now conducted. The articles of incorporation, bylaws and similar governing documents of each Seller Subsidiary, copies of which have previously been made available to Buyer, are true, complete and correct copies of such documents as of the date of this Agreement. As used in this Agreement, the word “Subsidiary”, when used with respect to either Party, means any bank, corporation, partnership, limited liability company or other organization, whether incorporated or unincorporated, that is consolidated with such Party for financial reporting purposes under U.S. generally accepted accounting principles (“GAAP”), and the terms “Seller Subsidiary” and “Buyer Subsidiary” shall mean any direct or indirect Subsidiary of Seller or Buyer, respectively.

(d)          The deposit accounts of Seller Bank are insured by the Federal Deposit Insurance Corporation (the “FDIC”) through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

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3.2          Capitalization.

(a)          The authorized capital stock of Seller consists of 50,000,000 shares of Seller Common Stock, of which, as of the date of this Agreement (the “Seller Capitalization Date”), 2,849,841 shares were issued and outstanding, 2,000,000 shares of Mandatorily Convertible Non-Voting Common Shares (the “Seller Non-Voting Common Stock”), of which, as of the Seller Capitalization Date, no shares were issued and outstanding, and 2,000,000 Preferred Shares (the “Seller Preferred Stock”), of which, as of the Seller Capitalization Date, 17,949 shares of Seller Series A Preferred Stock were issued and outstanding. As of the Seller Capitalization Date, no shares of Seller Common Stock, Seller Non-Voting Common Stock or Seller Preferred Stock were reserved for issuance, except for 3,500 shares of Seller Common Stock underlying options currently outstanding; 386,600 shares of Seller Common Stock available in connection with future grants of stock options, restricted stock and other equity-based awards (of which 55,000 shares have been approved for issuance in the form of performance-based restricted stock grants), in each case reserved for issuance pursuant to the Seller Stock Plans; 144,984 shares of Seller Common Stock reserved for issuance in connection with a warrant granted to the Treasury Department; and no shares of Seller Common Stock reserved for issuance in connection with the conversion of the Seller Non-Voting Common Stock. The Seller Common Stock, the Seller Non-Voting Common Stock, and the Seller Preferred Stock are sometimes collectively referred to herein as the “Seller Capital Stock.” All of the issued and outstanding shares of Seller Capital Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. As of the date of this Agreement, no bonds, debentures, notes or other indebtedness of Seller having the right to vote on any matters on which its shareholders may vote are issued or outstanding. Except as set forth in Section 3.2(a) of the Seller Disclosure Schedule, as of the date of this Agreement, except pursuant to this Agreement, including with respect to the Seller Stock Plans as set forth herein, Seller does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of, or the payment of any amount based on, any shares of Seller Capital, or any other equity securities of Seller or any securities representing the right to purchase or otherwise receive any shares of Seller Capital Stock, or other equity securities of Seller. As of the date of this Agreement, there are no contractual obligations of Seller or any of its Subsidiaries (i) to repurchase, redeem or otherwise acquire any shares of capital stock of Seller or any equity security of Seller or its Subsidiaries or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of Seller or its Subsidiaries or (ii) pursuant to which Seller or any of its Subsidiaries is or could be required to register shares of Seller capital stock or other securities under the Securities Act of 1933, as amended (the “Securities Act”). Other than as set forth on Section 3.2(a) of the Seller Disclosure Schedule, no options or other equity-based awards are outstanding as of the Seller Capitalization Date. Except as set forth on Section 3.2(a) of the Seller Disclosure Schedule, since December 31, 2011 through the date hereof, Seller has not (A) issued or repurchased any shares of Seller Capital Stock, or other equity securities of Seller or (B) issued or awarded any options, restricted shares or any other equity-based awards under the Seller Stock Plans.

(b)          Section 3.2(b) of the Seller Disclosure Schedule sets forth each Subsidiary of Seller. All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Seller are owned by Seller, directly or indirectly, free and clear of any material liens, pledges, charges and security interests and similar encumbrances (“Liens”), and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, non-assessable (except to the extent set forth in Section 53-42 of the North Carolina General Statutes) and free of preemptive rights. No such Seller Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

(c)          Section 3.2(c) of the Seller Disclosure Schedule sets forth Seller’s and its Subsidiaries’ capital stock, equity interest or other direct or indirect ownership interest in any person other than a Subsidiary of Seller, where such ownership interest is equal to or greater than five percent of the total ownership interest of such person.

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(d)          Section 3.2(d) of the Seller Disclosure Schedule sets forth a complete and accurate list, as of the date of this Agreement, of: (i) the number of shares of Seller Common Stock issued under the Seller Stock Plans, the number of shares of Seller Common Stock subject to outstanding awards granted under the Seller Stock Plans and the number of shares of Seller Common Stock reserved for future issuance under the Seller Stock Plans; (ii) all outstanding awards granted under the Seller Stock Plans, indicating with respect to each such award the name of the holder thereof, the number of shares of Seller Common Stock subject to such award and, to the extent applicable, the exercise price, the date of grant and the vesting schedule; and (iii) all outstanding warrants, indicating with respect to each such warrant the name of the holder thereof, the number and type of shares of Seller Common Stock subject to such warrant and the exercise price thereof. Seller has provided to the Buyer complete and accurate copy of the Seller Stock Plan and the forms of all award agreements related thereto and copies of all warrants.

3.3          Authority; No Violation.

(a)          Seller has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly, validly authorized and approved by the Seller Board. The Seller Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is in the best interests of Seller and its shareholders. The Seller Board has directed that the Merger, on substantially the terms and conditions set forth in this Agreement, be submitted to Seller’s shareholders for consideration at a duly held meeting of such shareholders and has recommended that Seller’s shareholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. Except for the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Seller Common Stock entitled to vote at such meeting, no other corporate proceedings on the part of Seller are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Seller and (assuming due authorization, execution and delivery by Buyer) constitutes the valid and binding obligation of Seller, enforceable against Seller in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally or by 12 U.S.C. Section 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers and subject to general principles of equity).

(b)          Neither the execution and delivery of this Agreement by Seller nor the consummation by Seller of the transactions contemplated hereby, nor compliance by Seller with any of the terms or provisions of this Agreement, will (i) assuming that shareholder approval referred to in Section 3.3(a) has been obtained, violate any provision of the Seller Articles or the Seller Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 3.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or Injunction applicable to Seller, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Seller or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Seller or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

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3.4          Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Board of Governors of the Federal Reserve System (the “Federal Reserve Board”) under the BHC Act, as amended, (b) the filing of any required applications, filings or notices with the FDIC and any other federal or state banking, insurance or other regulatory or self-regulatory authorities or any courts, administrative agencies or commissions or other governmental authorities or instrumentalities (each a “Governmental Entity”) and approval of such applications, filings and notices (the “Other Regulatory Approvals”), (c) the filing with the SEC of a proxy statement in definitive form relating to the meeting of Seller’s stockholders to be held in connection with this Agreement and of the Form S-4 in which such proxy statement will be included as a prospectus, and declaration of effectiveness of the Form S-4, (d) the filing of the Articles of Merger with the Delaware Secretary of State and the North Carolina Secretary of State pursuant to the DGCL and NCBCA, (e) the filing of the Bank Merger Certificates, and (f) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable industry self-regulatory organization (“SRO”), and the rules and regulations of the New York Stock Exchange (“NYSE”), or that are required under consumer finance, mortgage banking and other similar laws, if any, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Seller of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Seller of this Agreement.

3.5          Reports; Regulatory Matters.

(a)          Seller and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2010 with (i) the Federal Reserve Board, (ii) the FDIC, (iii) any state insurance commission or other state regulatory authority, (iv) any foreign regulatory authority, (v) any SRO and (vi) the Securities and Exchange Commission (“SEC”) (collectively, “Regulatory Agencies”) and with each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2010, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, foreign entity or Regulatory Agency or Governmental Entity, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency or Governmental Entity in the ordinary course of the business of Seller and its Subsidiaries, or as disclosed in the Seller SEC Reports, no Regulatory Agency or Governmental Entity has initiated since January 1, 2010 or has pending any proceeding, enforcement action or, to the knowledge of Seller, investigation into the business, disclosures or operations of Seller or any of its Subsidiaries. Since January 1, 2010, except as disclosed in the Seller SEC Reports, no Regulatory Agency or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Seller, investigation into the business, disclosures or operations of Buyer or any of its Subsidiaries. Seller and its Subsidiaries have fully complied with, and there is no unresolved violation, criticism or exception by any Regulatory Agency or Governmental Entity with respect to, any report or statement relating to any examinations or inspections of Seller or any of its Subsidiaries. Since January 1, 2010, there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency or Governmental Entity with respect to the business, operations, policies or procedures of Seller or any of its Subsidiaries (other than normal examinations conducted by a Regulatory Agency or Governmental Entity in Seller’s ordinary course of business or as disclosed in the Seller SEC Reports).

(b)          Except as disclosed in the Seller SEC Reports, neither Seller nor any of its Subsidiaries is subject to any cease-and desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 2009 a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or since January 1, 2009 has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries (each, a “Seller Regulatory Agreement”), nor has Seller or any of its Subsidiaries been advised since January 1, 2009 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Seller Regulatory Agreement.

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(c)          Seller has made available to Buyer an accurate and complete copy of each registration statement, prospectus, report schedule, information statement, and proxy statement filed with or furnished to the SEC by Seller pursuant to the Securities Act, the Securities Exchange Act of 1934 (the “Exchange Act”), and the Sarbanes-Oxley Act of 2002 (including the rules and regulations promulgated thereunder) (the “Sarbanes-Oxley Act”) and before the date of this Agreement (the “Seller SEC Reports”). No such Seller SEC Report, at the time filed or furnished (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective effective or filed dates, all Seller SEC Reports complied as to form in all material respects with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, with respect thereto.

(d)          Since the enactment of the Sarbanes-Oxley Act, Seller, and each of its officers and directors, have been and are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act, including, without limitation, Section 404 thereof, and the rules and regulations promulgated thereunder, and (ii) the applicable listing and corporate governance rules and regulations of the NYSE.

(e)          Except as disclosed in the Seller SEC Reports, Seller has not received notice in writing from the SEC that either the Seller itself or any of the Seller SEC Reports is the subject of any ongoing review by the SEC or of any outstanding SEC investigation (whether formal or informal, including but not limited to a voluntary document request), and as of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Seller SEC Reports. Seller has made available to Buyer correct and complete copies of all material correspondence between the SEC, on the one hand, and the Seller and any of its Subsidiaries, on the other hand, occurring since the December 31, 2011 and prior to the date hereof.

(f)          Neither the Seller nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar contract (including any contract relating to any transaction, arrangement or relationship between or among the Seller or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K under the Securities Act)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving the Seller or any of its Subsidiaries in the Seller’s consolidated financial statements.

(g)          The Seller has made available to Buyer a complete and correct copy of any amendments or modifications to any agreements, reports or schedules which previously had been filed by the Seller with the SEC pursuant to the Securities Act or the Exchange Act, which amendments or modifications have not yet been filed with the SEC but which are required to be filed.

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3.6           Financial Statements

(a)          The financial statements of Seller and its Subsidiaries or Seller’s bank Subsidiary, as applicable, included (or incorporated by reference) in the Seller SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Seller and its Subsidiaries or Seller’s bank Subsidiary, as applicable; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Seller and its Subsidiaries or Seller’s bank Subsidiary, as applicable, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC or the FDIC, as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Seller and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Dixon Hughes Goodman LLP has served as independent registered public accountant for Seller or its bank Subsidiary, as applicable, for all periods covered in the Seller SEC Reports; such firm has not resigned or been dismissed as independent public accountants of Seller or its bank Subsidiary, as applicable, as a result of or in connection with any disagreements with Seller or its bank Subsidiary, as applicable, on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

(b)          Neither Seller nor any of its Subsidiaries has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Seller included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2012 or in connection with this Agreement and the transactions contemplated hereby.

(c)          Since June 30, 2012, (i) through the date hereof, neither Seller nor any of its Subsidiaries nor, to the knowledge of the officers of Seller, any director, officer, employee, auditor, accountant or representative of Seller or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Seller or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Seller or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney or auditor representing Seller or any of its Subsidiaries, whether or not employed by Seller or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Seller or any of its officers, directors, employees or agents to the Board of Directors of Seller or any committee thereof or to any director or officer of Seller.

3.7           Broker’s Fees. Neither Seller nor any Seller Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement, other than as set forth on Section 3.7 of the Seller Disclosure Schedule and pursuant to letter agreements, true, complete and correct copies of which have been previously delivered to Buyer.

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3.8           Absence of Certain Changes or Events.

(a)          Since June 30, 2012, except as disclosed in the Buyer SEC Reports, no event or events have occurred that have had or are reasonably likely to have, either individually or in the aggregate with all other events, a Material Adverse Effect on Seller. As used in this Agreement, the term “Material Adverse Effect” means, with respect to Buyer, Seller or the Surviving Corporation, as the case may be, any fact, event, change, condition, development, circumstance or effect that, individually or in the aggregate, (i) is material and adverse to the business, assets, liabilities, properties, results of operations or financial condition of such Party and its Subsidiaries taken as a whole (provided, however, that, with respect to this clause (i), a Material Adverse Effect shall not be deemed to include any event, change or effect to the extent arising from (A) changes, after the date hereof, in GAAP or regulatory accounting requirements applicable to banks or savings associations and their holding companies, generally, (B) changes, after the date hereof, in laws, rules or regulations of general applicability to banks or savings associations and their holding companies, generally, or interpretations thereof by courts or Governmental Entities, (C) changes, after the date hereof, in global or national political conditions (including the outbreak of war or acts of terrorism) or in general economic or market conditions affecting banks, savings associations or their holding companies generally, in each case except to the extent such Party is affected in a disproportionate manner as compared to other community banks in the southeastern United States or (D) the direct effects of compliance with this Agreement on the operating performance of Seller and its Subsidiaries) or (ii) materially impairs the ability of such Party to timely consummate the transactions contemplated by this Agreement.

(b)          Other than as set forth on Section 4.8 of the Seller Disclosure Schedule, since June 30, 2012 through and including the date of this Agreement, Seller and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with their past practice.

(c)          Except as set forth on Section 3.8(c) of the Seller Disclosure Schedule, since June 30, 2012, neither Seller nor any of its Subsidiaries has (i) except for (A) normal increases for employees made in the ordinary course of business consistent with past practice or (B) as required by applicable law or pre-existing contractual obligations, increased the wages, salaries, compensation, bonus opportunities (whether annual or long-term, or in the form of cash or property) pension, nonqualified deferred compensation or other fringe benefits or perquisites payable to any current, former or retired executive officer, employee, consultant, independent contractor, other service provider or director from the amount thereof in effect as of December 31, 2011, granted any severance, retirement or termination pay, entered into any contract to make or grant any severance, retirement or termination pay (in each case, except as required under the terms of agreements or severance plans listed on Section 3.11(a) of the Seller Disclosure Schedule, as in effect as of the date hereof), obligated itself to pay or paid any bonus other than the customary year-end bonuses in amounts consistent with past practice, (ii) granted, amended, accelerated, modified or terminated any stock appreciation rights or options to purchase shares of Seller Common Stock, any restricted, performance or fully vested shares of Seller Common Stock, any phantom or restricted stock units, or any right to acquire any shares of its capital stock with respect to any current, former or retired executive officer, director, consultant, independent contractor or other service provider or employee, (iii) changed any accounting methods, principles or practices of Seller or its Subsidiaries affecting its assets, liabilities or businesses, including any reserving, renewal or residual method, practice or policy, (iv) suffered any strike, work stoppage, slow-down or other labor disturbance, (v) adopted, amended, modified or terminated any Seller Benefit Plan, except as required by applicable laws, or (vi) hired, terminated, promoted or demoted any employee, consultant, independent contractor, executive officer, director or other service provider (other than in the ordinary course of business and consistent with past practice).

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3.9           Legal Proceedings.

(a)          Except as disclosed on Section 3.9(a) of the Seller Disclosure Schedule, neither Seller nor any of its Subsidiaries is a party to any, and there are no pending or, to the best of Seller’s knowledge, threatened, legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations of any nature against Seller or any of its Subsidiaries, including, without limitation any lender liability claims, or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement. None of the proceedings, claims, actions or governmental or regulatory investigations set forth on Section 3.9(a) of the Seller Disclosure Schedule would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Seller.

(b)          There is no Injunction, judgment or regulatory restriction (other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries) imposed upon Seller, any of its Subsidiaries or the assets of Seller or any of its Subsidiaries.

3.10         Taxes and Tax Returns.

(a)          Each of Seller and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns required to be filed by it on or before the date of this Agreement (all such returns being accurate and complete in all material respects), has paid all Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities (including, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against. Seller and its Subsidiaries are not subject to any ongoing or unresolved examination or audit by the Internal Revenue Service (“IRS”). There are no material disputes pending, or claims asserted, for Taxes or assessments upon Seller or any of its Subsidiaries for which Seller does not have reserves that are adequate under GAAP. Neither Seller nor any of its Subsidiaries is a party to or is bound by any Tax-sharing, -allocation or -indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Seller and its Subsidiaries). Within the past five years, neither Seller nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code. Neither Seller nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by Seller or any of its Subsidiaries. Neither Seller nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1). Neither Seller nor any of its Subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization under Section 368(a) of the Code.

(b)          As used in this Agreement, the term “Tax” or “Taxes” means (i) all federal, state, local and foreign income, bank, estimated, excise, gross receipts, gross income, ad valorem, profits, gains, property, escheat, unclaimed property, capital, sales, transfer, use, payroll, employment, severance, withholding, duties, intangibles, franchise, backup-withholding, value-added and other taxes, charges, levies or like assessments together with all penalties and additions to tax and interest thereon and (ii) any liability for Taxes described in clause (i) above under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign law).

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(c)          As used in this Agreement, the term “Tax Return” means a report, return or other information (including any amendments) required to be supplied to a Governmental Entity with respect to Taxes including, where permitted or required, combined or consolidated returns for any group of entities that includes Seller or any of its Subsidiaries.

3.11         Employee Matters.

(a)          Section 3.11(a) of the Seller Disclosure Schedule sets forth a true, complete and correct list of each “employee benefit plan” as defined in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended and including the regulations promulgated thereunder (“ERISA”), whether or not written or unwritten or subject to ERISA, as well as each employee or director benefit or compensation plan, arrangement or agreement (whether written or unwritten) and each employment, consulting, bonus, supplemental income, collective-bargaining, incentive or deferred compensation, vacation, stock purchase, stock option or other equity-based, severance, termination, retention, change-in-control, profit-sharing, fringe benefit, workers’ compensation, voluntary employees’ beneficiary association, health, welfare, accident, sickness, death benefit, hospitalization, insurance, personnel policy, disability benefit or other similar plan, program, agreement, arrangement or commitment (whether written or unwritten) for the benefit of any current, former or retired employee, consultant, independent contractor, other service provider or director of Seller or any of its ERISA Affiliates (as defined herein) entered into, maintained or contributed to by Seller or any of its ERISA Affiliates or to which Seller or any of its ERISA Affiliates is obligated to contribute (such plans, programs, agreements, arrangements and commitments, collectively, the “Seller Benefit Plans”). For purposes of this Agreement, the term “ERISA Affiliate” means any entity that is a member of (i) a controlled group of corporations (as defined in Section 414(b) of the Code), (ii) a group of trades or businesses under common control (as defined in Section 414(c) of the Code), (iii) an affiliated service group (as defined under Section 414(m) of the Code or the regulations under Section 414(o) of the Code) or (iv) a “controlled group” within the meaning of Section 4001 of ERISA, any of which includes Seller or any of its Subsidiaries. No other Seller Benefit Plan exists.

(b)          With respect to each Seller Benefit Plan, Seller has made available to Buyer true, complete and correct copies of the following (as applicable): (i) the written document evidencing such Seller Benefit Plan or, with respect to any such plan that is not in writing, a written description thereof; (ii) the summary plan description; (iii) any related trust agreements, insurance contracts or documents of any other funding arrangements; (iv) all amendments, modifications or supplements to any such document; (v) the two most recent actuarial reports; (vi) the most recent determination letter from the IRS; (vii) the three most recent Forms 5500 required to have been filed with the IRS, including all schedules thereto; (viii) any notices to or from the IRS or any office or representative of the Department of Labor or any other Governmental Entity relating to any compliance issues in respect of any such Seller Benefit Plan; and (ix) a list of each person who has options to purchase Seller Common Stock or has units or other awards outstanding under any stock-option or other equity-based plan, program or arrangement sponsored by Seller or any of its Subsidiaries, noting for each person the number of options, units and other awards available and the strike price, if any, associated therewith. Section 3.11(b) of the Seller Disclosure Schedule sets forth as of August 31, 2012 the accrued liability for any such plans, programs and arrangements.

(c)          With respect to each Seller Benefit Plan:

(i)          each Seller Benefit Plan is being and has been administered in all respects in accordance with ERISA, the Code and all other applicable laws and in all material respects in accordance with its governing documents, and all material obligations, whether arising by operation of law or by contract, required to be performed with respect to each Seller Benefit Plan have been timely performed, and there have been no material defaults, omissions or violations by any party with respect to any Seller Benefit Plan, and each Seller Benefit Plan;

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(ii)         each Seller Benefit Plan that is intended to be “qualified” under Section 401 and/or 409 of the Code is so qualified and has received a favorable determination letter from the IRS to such effect and, to the knowledge of Seller, no fact, circumstance or event has occurred since the date of such determination letter or exists that would reasonably be expected to adversely affect the qualified status of any such Seller Benefit Plan;

(iii)        either an application for a new determination letter was filed by the end of such Seller Benefit Plan’s applicable remedial amendment cycle as determined under Revenue Procedure 2005-66 or the deadline for filing such an application has not yet arrived and all requirements for relying on such extended filing date have been satisfied;

(iv)        each Seller Benefit Plan that is an “employee pension benefit plan” as defined in Section 3(2)(A) of ERISA and is not qualified under Code Section 401(a) is exempt from Part 2, 3 and 4 of Title I of ERISA as an unfunded plan that is maintained primarily for the purpose of providing deferred compensation or life insurance for a select group of management or highly compensated employees, pursuant to Sections 201(2), 301(a)(3) and 401(a)(1) of ERISA, and for each such plan Section 3.11(c)(iv) of the Seller Disclosure Schedule contains (A) a list of assets that are maintained or used to informally fund such plan, (B) an analysis of the emerging liabilities of any supplemental executive retirement plans (the “SERPs”) and (C) an analysis of the cash surrender value of the split-dollar insurance policies held pursuant to the SERPs. Any trust agreement supporting such plan has been provided as described in Section 3.11(b)(iii);

(v)         no claim, lawsuit, arbitration or other action has been threatened, asserted, instituted or, to Seller’s or any ERISA Affiliate’s knowledge, is anticipated against any of the Seller Benefit Plans (other than routine claims for benefits and appeals of such claims), any trustee or fiduciaries thereof, Seller (including any Subsidiary thereof), any ERISA Affiliate, any director, officer or employee thereof, or any of the assets of any trust of any of the Seller Benefit Plans;

(vi)        all contributions, premiums and other payments required to be made with respect to any Seller Benefit Plan have been made on or before their due dates under applicable law and the terms of such Seller Benefit Plan, and with respect to any such contributions, premiums or other payments required to be made with respect to any Seller Benefit Plan that are not yet due, to the extent required by GAAP, adequate reserves are reflected on the consolidated balance sheet of Seller for the fiscal year ended December 31, 2011 (including any notes thereto) or liability therefor was incurred in the ordinary course of business consistent with past practice since December 31, 2011;

(vii)       no Seller Benefit Plan is under, and Seller (including any Subsidiary or any ERISA Affiliate thereof) has not received any notice of, an audit or investigation by the IRS, Department of Labor or any other Governmental Entity and no such completed audit, if any, has resulted in the imposition of any Tax or penalty;

(viii)      no Seller Benefit Plan is a self-funded or self-insured arrangement, and, with respect to each Seller Benefit Plan that is funded in whole or in part through an insurance policy, neither Seller (including any Subsidiary thereof) nor any ERISA Affiliate has any liability in the nature of retroactive rate adjustment, loss-sharing arrangement or other actual or contingent liability arising wholly or partially out of events occurring on or before the date of this Agreement or is reasonably expected to have such liability with respect to periods through the Effective Time;

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(ix)         all reports and disclosures relating to each Seller Benefit Plan required to be filed with or furnished to Governmental Entities (including the IRS, Pension Benefit Guaranty Corporation and the Department of Labor), Seller Benefit Plan participants or beneficiaries have been filed or furnished in all material respects in a timely manner in accordance with applicable law;

(x)          neither the execution, delivery or performance of this Agreement by Seller nor the consummation of the transactions contemplated hereby (either alone or in connection with any other event) will (A) require Seller to make a larger contribution to, or pay greater benefits or provide other rights under, any Seller Benefit Plan than it otherwise would, whether or not some other subsequent action or event would be required to cause such payment or provision to be triggered, (B) create or give rise to any additional vested rights or service credits under any Seller Benefit Plan or (C) conflict with the terms of any Seller Benefit Plan;

(xi)         all obligations of Seller, each Subsidiary and ERISA Affiliate and each fiduciary under each Seller Benefit Plan, whether arising by operation of law or by contract, required to be performed under Section 4980B of the Code, as amended, and Sections 601 through 609 of ERISA, or similar state law (“COBRA”), including such obligations that may arise by virtue of the transactions contemplated by this Agreement, have been or will be timely performed in all material respects;

(xii)        to the knowledge of Seller, Seller and each Subsidiary and ERISA Affiliate of Seller, as applicable, has maintained in all material respects all employee data necessary to administer each Seller Benefit Plan, including all data required to be maintained under Section 107 of ERISA, and such data are true and correct and are maintained in usable form; and

(xiii)       except as disclosed on Section 3.11(c)(xiii) of the Seller Disclosure Schedule, no Seller Benefit Plan provides for any gross-up payment associated with any Taxes.

(d)          No Seller Benefit Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA or is a multiemployer plan or multiple employer plan within the meaning of Sections 4001(a)(3) or 4063/4064 of ERISA, respectively, and neither Seller nor any of its Subsidiaries or ERISA Affiliates has ever maintained, contributed to, sponsored or had an obligation to contribute to any such plan. Neither Seller nor any of its Subsidiaries or ERISA Affiliates has incurred, either directly or indirectly (including as a result of any indemnification or joint and several liability obligation), any liability pursuant to Title I or IV of ERISA or the penalty tax, excise tax or joint and several liability provisions of the Code relating to employee benefit plans, in each case, with respect to the Seller Benefit Plans and no event, transaction or condition has occurred or exists that could reasonably be expected to result in any such liability to Seller or any of its Subsidiaries or ERISA Affiliates.

(e)          Except as otherwise provided in this Agreement or as disclosed on Section 3.11(e) of the Seller Disclosure Schedule, neither the execution or delivery of this Agreement nor the consummation of the transactions contemplated by this Agreement will, either alone or in conjunction with any other event, (i) result in any payment or benefit becoming due or payable, or required to be provided, to any current, former or retired director, executive officer, employee, consultant, independent contractor or other service provider of Seller or any of its Subsidiaries or ERISA Affiliates, (ii) increase the amount or value of any benefit or compensation otherwise payable or required to be provided to any such director, employee or independent contractor, (iii) result in the acceleration of the time of payment, vesting or funding of any such benefit or compensation or (iv) result in any amount failing to be deductible by reason of Section 280G of the Code or be subject to the sanctions imposed under Section 4999 of the Code.

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(f)          Neither Seller, any other “disqualified person” (as defined in Section 4975 of the Code), any “party-in-interest” (as defined in Section 3(14) of ERISA) and, to the knowledge of Seller, any trustee or administrator of any Seller Benefit Plan, has engaged in a nonexempt “prohibited transaction,” as defined in Section 4975 of the Code and Section 406 of ERISA, in each case, such as could reasonably be expected to give rise to any tax or penalty under Section 4975 of the Code or Section 406 of ERISA. All “fiduciaries,” as defined in Section 3(21) of ERISA, with respect to the Seller Benefit Plans have complied in all respects with the requirements of Section 404 of ERISA. Seller and its ERISA Affiliates have in effect fiduciary liability insurance covering each fiduciary of the Seller Benefit Plans.

(g)          No payment made or to be made in respect of any employee or former employee of Seller or any of its Subsidiaries would reasonably be expected to be nondeductible by reason of Section 162(m) of the Code.

(h)          With respect to Seller and each of its Subsidiaries:

(i)          Neither Seller nor any of its Subsidiaries is a party to or bound by any labor or collective bargaining agreement and there are no organizational campaigns, petitions or other unionization activities seeking recognition of a collective bargaining unit with respect to, or otherwise attempting to represent, any of the employees of Seller or any of its Subsidiaries. There are no labor-related controversies, strikes, slowdowns, walkouts or other work stoppages pending or, to the knowledge of Seller, threatened and neither Seller nor any of its Subsidiaries has experienced any such labor-related controversy, strike, slowdown, walkout or other work stoppage within the past three years.

(ii)         Neither Seller nor any of its Subsidiaries is a party to, or otherwise bound by, any consent decree or conciliation agreement with, or citation, injunction or order by, any Governmental Entity relating to employees or employment practices.

(iii)        Each of Seller and its Subsidiaries are in compliance in all material respects with all applicable laws, statutes, orders, rules, regulations, policies or guidelines of any Governmental Entity relating to labor, employment, wages, overtime pay, employee classification, immigration, nondiscrimination, affirmative action, plant closings, mass layoffs, termination of employment or similar matters and have not engaged in any unfair labor practices or other prohibited practices related to employees, except where the failure to comply would not, either individually or in the aggregate, have a Material Adverse Effect.

(iv)        Neither Seller nor any of its Subsidiaries has any workers’ compensation liability outside the ordinary course of business.

(v)         To the knowledge of Seller, no executive of Seller or any of its Subsidiaries: (A) has any present intention to terminate his or her employment or (B) is a party to any noncompetition, noninterference, confidentiality, proprietary rights or other such agreement with a third party that would, if complied with, materially interfere with the performance of such executive’s current duties.

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(vi)        Section 3.11(h)(vi) of the Seller Disclosure Schedule contains a true, complete and correct list of the following information for each employee of Seller and each of its Subsidiaries: name; employing entity; job title; primary work location; current compensation rate; Seller or expected bonus; and Seller’s or its Subsidiary’s classification of such employee as exempt or not exempt from applicable minimum wage and overtime laws.

(i)          Section 3.11(i) of the Seller Disclosure Schedule sets forth a true, complete and correct list of all noncompetition, non-solicitation, noninterference, nondisclosure and similar agreements between Seller or its Subsidiaries and any of their employees, directors or independent contractors (including, for this purpose, any former employees, directors or independent contractors to the extent such agreements are currently in effect), copies of which have been made available to Buyer. Each of the agreements set forth on Section 3.11(i) of the Seller Disclosure Schedule is valid and binding and in full force and effect (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity).

(j)          Except as disclosed in Section 3.11(j) of the Seller Disclosure Schedule (which shall contain the actual value of the obligations of all such benefits other than health benefits, with respect to which current payment amounts and duration of payment obligation are provided), neither Seller nor its Subsidiaries (i) provides health or welfare benefits for any retired or former employee or (ii) is obligated to provide health or welfare benefits to any active employees after their retirement or other termination of service, unless required to do so under COBRA.

(k)          Neither Seller nor any of its Subsidiaries or ERISA Affiliates maintains any employee benefit plan or arrangement that is governed by the laws of any government outside of the United States.

(l)          Any individual who performs services for Seller or any of Seller’s Subsidiaries and who is not treated as an employee for federal income tax purposes by Seller or any of Seller’s Subsidiaries is not an employee under applicable law or for any purpose including for tax withholding purposes or Seller Benefit Plan purposes.

(m)          (i) Each Seller Benefit Plan that is a “nonqualified deferred compensation plan” (as defined in Section 409A(d)(1) of the Code), including each award thereunder, has been operated since its date of inception in good faith compliance with the applicable provisions of Section 409A of the Code and the Treasury Regulations and other official guidance issued thereunder (collectively, “Section 409A”) and has been since January 1, 2009, in documentary compliance with the applicable provisions of Section 409A; (ii) neither Seller nor any of its Subsidiaries (1) have been required to report to any government entity or authority any corrections made or Taxes due as a result of a failure to comply with Section 409A and (2) have any indemnity or gross-up obligation for any Taxes or interest imposed or accelerated under Section 409A; (iii) nothing has occurred, whether by action or failure to act, or is reasonably expected or intended to occur, that would subject an individual having rights under any such Seller Benefit Plan to accelerated Tax as a result of Section 409A or a Tax imposed under Section 409A; and (iv) for any Seller Benefit Plan that is not intended to be subject to Section 409A because it is not a nonqualified deferred compensation plan under Treasury Regulations 1.409A-1(a)(2) through 1.409A-1 (a)(5), or due to the application of Treasury Regulations Section 1.409A-1(b), all the conditions required to retain such treatment remain in effect and are not reasonably expected to change so as to subject such Seller Benefit Plan to Section 409A.

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3.12         Compliance with Applicable Law.

(a)          Seller and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all material respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Seller or any of its Subsidiaries. Other than as required by (and in conformity with) law, neither Seller nor any Seller Subsidiary acts, or has acted since January 1, 2007, as a fiduciary for any person, or administers any account for which it acts as a fiduciary, including as a trustee, agent, custodian, personal representative, guardian, conservator or investment advisor.

(b)          Section 3.12(b) of the Seller Disclosure Schedule sets forth, as of the date hereof, a schedule of all officers and directors of Seller or entities controlled by executive officers and directors of Seller who have outstanding loans from Seller or its Subsidiaries, and there has been no default on, or forgiveness or waiver of, in whole or in part, any such loan during the three years immediately preceding the date hereof.

3.13         Certain Contracts.

(a)          Except as otherwise provided in this Agreement or as disclosed on Section 3.13(a) of the Seller Disclosure Schedule, neither Seller nor any of its Subsidiaries is a party to or bound by any contract, arrangement, commitment or understanding (whether written or oral) (i) with respect to the employment of any directors, officers, employees, consultants, independent contractors or other service providers other than in the ordinary course of business consistent with past practice, (ii) that, upon execution of this Agreement or consummation or shareholder approval of the transactions contemplated by this Agreement, will (either alone or upon the occurrence of any additional acts or events) result in any payment or benefits (whether of severance pay or otherwise) becoming due from Buyer, Seller, the Surviving Corporation, or any of their respective Subsidiaries to any current, former or retired officer, employee, director, consultant, independent contractor or other service provider of Seller or any Subsidiary thereof, (iii) that is a contract material to the business of Seller to be performed after the date of this Agreement, (iv) that materially restricts the conduct of any line of business, or the area in which such business is conducted, by Seller or, to the knowledge of Seller, upon consummation of the Merger will materially restrict the ability of the Surviving Corporation to engage in any line of business in which a bank holding company may lawfully engage, (v) with or to a labor union or guild (including any collective bargaining agreement) or (vi) including any stock option plan, stock appreciation rights plan, restricted stock plan, performance stock, phantom or restricted stock units, stock purchase plan, employee stock ownership plan or benefits plan in which any of the benefits of which will be increased, or the vesting of the benefits of which will be accelerated, by the execution of this Agreement, the occurrence of any shareholder approval or the consummation of any of the transactions contemplated by this Agreement, or the value of any of the benefits of which will be calculated on the basis of or affected by any of the transactions contemplated by this Agreement. Each contract, arrangement, commitment or understanding of the type described in this Section 3.13(a), whether or not set forth in the Seller Disclosure Schedule, is referred to as a “Seller Contract,” and neither Seller nor any of its Subsidiaries knows of, or has received notice of, any material violation of any Seller Contract by any of the other parties thereto.

(b)          (i) Each Seller Contract is valid and binding on Seller or its applicable Subsidiary and is in full force and effect, (ii) Seller and each of its Subsidiaries has in all material respects performed all obligations required to be performed by it to date under each Seller Contract and (iii) no event or condition exists that constitutes or, after notice or lapse of time or both, will constitute, a material default on the part of Seller or any of its Subsidiaries under any such Seller Contract.

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3.14         Risk Management Instruments.

(a)          “Derivative Transactions” means any swap transaction, option, warrant, forward purchase or sale transaction, futures transaction, cap transaction, floor transaction or collar transaction relating to one or more currencies, commodities, bonds, equity securities, loans, interest rates, prices, values, or other financial or nonfinancial assets, credit-related events or conditions or any indexes, or any other similar transaction or combination of any of these transactions, including collateralized mortgage obligations or other similar instruments or any debt or equity instruments evidencing or embedding any such types of transactions, and any related credit support, collateral or other similar arrangements related to such transactions.

(b)          All Derivative Transactions, whether entered into for the account of Seller or any of its Subsidiaries or for the account of a customer of Seller or any of its Subsidiaries, were entered into in the ordinary course of business consistent with past practice and in accordance with applicable laws, rules, regulations and policies of any Regulatory Authority and in accordance with the investment, securities, commodities, risk management and other policies, practices and procedures employed by Seller and its Subsidiaries, and with counterparties believed at the time to be financially responsible and able to understand (either alone or in consultation with their advisers) and to bear the risks of such Derivative Transactions. All of such Derivative Transactions are legal, valid and binding obligations of Seller or one of its Subsidiaries enforceable against it in accordance with their terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity), and are in full force and effect. Seller and its Subsidiaries have duly performed their obligations under the Derivative Transactions to the extent that such obligations to perform have accrued and, to Seller’s knowledge, there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder.

3.15         Investment Securities and Commodities.

(a)          Except as would not reasonably be expected to have a Material Adverse Effect on Seller, each of Seller and its Subsidiaries has good title to all securities and commodities owned by it (except those sold under repurchase agreements or held in any fiduciary or agency capacity), free and clear of any Liens, except to the extent such securities or commodities are pledged in the ordinary course of business to secure obligations of Seller or its Subsidiaries. Such securities and commodities are valued on the books of Seller in accordance with GAAP in all material respects.

(b)          Seller and its Subsidiaries and their respective businesses employ and have acted in compliance in all material respects with investment, securities, commodities, risk management and other policies, practices and procedures (the “Policies, Practices and Procedures”) that Seller believes are prudent and reasonable in the context of such businesses. Before the date hereof, Seller has made available to Buyer in writing the material Policies, Practices and Procedures.

3.16         Loan Portfolio.

(a)          Section 3.16(a) of the Seller Disclosure Schedule sets forth, as of August 31, 2012 (i) the aggregate outstanding principal amount of all loan agreements, notes or borrowing arrangements (including leases, credit enhancements, commitments, guarantees and interest-bearing assets) payable to Seller or its Subsidiaries (collectively, “Loans”), other than “nonaccrual” Loans, (ii) the aggregate outstanding principal amount of all “nonaccrual” Loans, (iii) a summary of all Loans designated as of such date by Seller as “Special Mention”, “Substandard”, “Doubtful”, “Loss” or words of similar import by category of Loan (e.g., commercial, consumer, etc.), together with the aggregate principal amount of such Loans by category and the amount of specific reserves with respect to each such category of Loans and (iv) each asset of Seller or any of its Subsidiaries that is classified as “Other Real Estate Owned” and the book value thereof.

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(b)          Each Loan (i) is evidenced by notes, agreements or other evidences of indebtedness that are true, genuine and what they purport to be, (ii) to the extent secured, has been secured by valid liens and security interests that have been perfected, (iii) where required by applicable law, has been based on an appraisal and (iv) is the legal, valid and binding obligation of the obligor named therein, enforceable in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally and subject to general principles of equity). All Loans originated by Seller or its Subsidiaries, and all such Loans purchased by Seller or its Subsidiaries, were made or purchased in accordance with customary lending standards. All such Loans (and any related guarantees) and payments due thereunder are, and on the Closing Date will be, free and clear of any Lien, and Seller or its Subsidiaries have complied in all material respects, and on the Closing Date will have complied in all material respects, with all laws and regulations relating to such Loans.

(c)          Since June 30, 2012, none of the Seller Subsidiaries has incurred any unusual or extraordinary loan losses that would reasonably be expected to have a Material Adverse Effect on Seller; to Seller’s knowledge and in light of each of the Seller Subsidiaries’ historical loan loss experience and its management’s analysis of the quality and performance of its loan portfolio, the reserves for loan losses shown on the Seller SEC Reports were, on the respective dates thereof, adequate in all respects under the requirements of GAAP and applicable regulatory accounting practices, in each case consistently applied, to provide for probable loan losses as of such date, and were in accordance with the safety and soundness standards administered by, and the practices, procedures, requests and requirements of, the applicable Regulatory Agency.

3.17         Property.  Seller or one of its Subsidiaries (a) has fee simple title to all the real property assets reflected in the latest audited balance sheet included in the Seller SEC Reports as being owned by Seller or one of its Subsidiaries or acquired after the date thereof (except properties sold or otherwise disposed of since the date thereof in the ordinary course of business) (the “Owned Properties”), free and clear of all Liens of any nature whatsoever, except (i) statutory Liens securing payments not yet due, (ii) Liens for real property taxes not yet delinquent, (iii) easements, rights of way and other similar encumbrances and matters of record that do not materially adversely affect the use of the properties or assets subject thereto or affected thereby as used by Seller on the date hereof or otherwise materially impair business operations at such properties, as conducted by Seller on the date hereof and (iv) such imperfections or irregularities of title or Liens as do not materially affect the use of the properties or assets subject thereto or affected thereby or otherwise materially impair business operations at such properties as used by Seller on the date hereof (collectively, “Permitted Encumbrances”), and (b) is the lessee of all leasehold estates reflected in the latest audited financial statements included in such Seller SEC Reports or acquired after the date thereof (except for leases that have expired by their terms since the date thereof) (the “Leased Properties” and, collectively with the Owned Properties, the “Real Property”), free and clear of all Liens of any nature whatsoever encumbering Seller’s or its Subsidiaries’ leasehold estate, except for Permitted Encumbrances, and is in possession of the properties purported to be leased thereunder, and each such lease is valid without default thereunder by Seller or one of its Subsidiaries or, to Seller’s knowledge, the lessor. The Real Property is in material compliance with all applicable zoning laws and building codes, and the buildings and improvements located on the Real Property are in good operating condition and in a state of good working order, ordinary wear and tear and casualty excepted. There are no pending or, to the knowledge of Seller, threatened condemnation proceedings against the Real Property. Seller and its Subsidiaries are in material compliance with all applicable health and safety related requirements for the Real Property, including those under the Americans with Disabilities Act of 1990 and the Occupational Health and Safety Act of 1970.

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Seller currently maintains insurance on all its property, including the Real Property, in amounts, scope and coverage reasonably necessary for its operations. Seller has not received any notice of termination, nonrenewal or material premium adjustment for such policies.

3.18         Insurance.  Seller and each of its Subsidiaries are insured with reputable insurers against such risks and in such amounts as constitute reasonably adequate coverage against all risks customarily insured against by banking institutions and their subsidiaries of comparable size and operations to Seller and its Subsidiaries. Seller has a true and complete list of all insurance policies applicable and available to Seller and each of its Subsidiaries with respect to its business or that are otherwise maintained by or for Seller or any of its Subsidiaries (the “Seller Policies”) and has provided true and complete copies of all such Seller Policies to Buyer. Except as set forth in Section 3.18 of the Seller Disclosure Schedule, there is no claim for coverage by Seller or any of its Subsidiaries pending under any of such Seller Policies as to which coverage has been questioned, denied or disputed by the underwriters of such Seller Policies or in respect of which such underwriters have reserved their rights. Each Seller Policy is in full force and effect and all premiums payable by Seller or any of its Subsidiaries have been timely paid, by Seller or its Subsidiaries, as applicable. To the knowledge of the Seller, neither Seller nor any of its Subsidiaries have received written notice of any threatened termination of, material premium increase with respect to, lapse of coverage under, or material alteration of coverage under, any of such Seller Policies. To the best of Seller’s knowledge, no Seller Policy has been issued by a company that is rated less than “A-” by A.M. Best & Co.

3.19         Intellectual Property.  Except as would not reasonably be expected to have a Material Adverse Effect on Seller, Seller and each of its Subsidiaries owns, or is licensed to use (in each case, free and clear of any Liens), all Intellectual Property used in or necessary for the conduct of its business as currently conducted, and all license fees in connection with Seller’s Intellectual Property have been paid. The use of any Intellectual Property by Seller and its Subsidiaries does not, to the knowledge of Seller, infringe on or otherwise violate the rights of any person and is in accordance with any applicable license pursuant to which Seller or any Subsidiary acquired the right to use any Intellectual Property. To Seller’s knowledge, no person is challenging, infringing on or otherwise violating any right of Seller or any of its Subsidiaries with respect to any Intellectual Property owned by and/or licensed to Seller or its Subsidiaries. Neither Seller nor any of its Subsidiaries has received any written notice of any pending claim with respect to any Intellectual Property used by Seller and its Subsidiaries and, to Seller’s knowledge, no Intellectual Property owned and/or licensed by Seller or its Subsidiaries is being used or enforced in a manner that would result in the abandonment, cancellation or unenforceability of such Intellectual Property. For purposes of this Agreement, “Intellectual Property” means trademarks, service marks, brand names, certification marks, trade dress and other indications of origin, the goodwill associated with the foregoing and registrations in any jurisdiction of, and applications in any jurisdiction to register, the foregoing, including any extension, modification or renewal of any such registration or application; inventions, discoveries and ideas, whether patentable or not, in any jurisdiction; patents, applications for patents (including divisions, continuations, continuations in part and renewal applications), and any renewals, extensions or reissues thereof, in any jurisdiction; nonpublic information, trade secrets and confidential information and rights in any jurisdiction to limit the use or disclosure thereof by any person; writings and other works, whether copyrightable or not, in any jurisdiction; and registrations or applications for registration of copyrights in any jurisdiction, and any renewals or extensions thereof; and any similar intellectual property or proprietary rights.

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3.20         Environmental Liability.  There are no legal, administrative, arbitral or other proceedings, claims, actions, causes of action, orders, assessments (including penalty assessments) or notices of any kind with respect to any environmental, health or safety matters or any private or governmental environmental, health or safety investigations or remediation activities of any nature seeking to impose, or that are reasonably likely to result in, any material liability or obligation of Seller or any of its Subsidiaries arising under common law or under any local, state or federal environmental, health or safety statute, regulation or ordinance, including the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, pending or, to Seller’s knowledge, threatened against Seller or any of its Subsidiaries. To the knowledge of Seller, there is no reasonable basis for, or circumstances that are reasonably likely to give rise to, any such proceeding, claim, action, investigation or remediation by any Governmental Entity or any third party that would give rise to any material liability or obligation on the part of Seller or any of its Subsidiaries. Neither Seller nor any of its Subsidiaries is subject to any agreement, order, judgment, decree, letter or memorandum by or with any Governmental Entity or third party imposing any liability or obligation with respect to any of the foregoing. Each of Seller and its Subsidiaries, and, to Seller’s knowledge (except as set forth in written third-party environmental reports included in the relevant loan documentation regarding real property securing a Loan made in the ordinary course of business to a third party that is not an affiliate of Seller), any property in which Seller or any of its Subsidiaries holds a security interest, is in material compliance with all local, state or federal environmental, health or safety Laws, including the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended.

3.21         Leases.  Section 3.21 of the Seller Disclosure Schedule sets forth (a) a list of each personal property lease involving annual payments in excess of $50,000 to which Seller or any Subsidiary is a party and (b) a list of each parcel of real property leased by Seller or any of its Subsidiaries together with the current annual rent (each, a “Property Lease”). Each Property Lease is valid and binding on Seller or its applicable Subsidiary and is in full force and effect. Seller and each of its Subsidiaries has performed, in all material respects, all obligations required to be performed by it to date under each Property Lease. Neither Seller nor any of its Subsidiaries is in material default under any Property Lease.

3.22         Privacy of Customer Information.  Seller is the sole owner or, in the case of participated loans, a co-owner with the other participant(s), of all individually identifiable personal information (“IIPI”) relating to customers, former customers and prospective customers that will be transferred to Buyer pursuant to this Agreement and the other transactions contemplated hereby. For purposes of this Section 3.22, “IIPI” shall include any information relating to an identified or identifiable natural person. Neither Seller nor the Seller Subsidiaries have any reason to believe that any facts or circumstances exist, which would cause the collection and use of such IIPI by Seller, the transfer of such IIPI to Buyer, and the use of such IIPI by Buyer as contemplated by this Agreement not to comply with all applicable privacy policies, the Fair Credit Reporting Act of 1970, as amended (the “Fair Credit Reporting Act”), the Gramm-Leach-Bliley Act of 1999 (the “Gramm-Leach-Bliley Act”) and all other applicable state, federal and foreign privacy laws, and any contract or industry standard relating to privacy. In accordance with the requirements of the Gramm-Leach-Bliley Act, and the regulations promulgated thereunder, Seller and Seller Bank (i) maintain the security and confidentiality of customer records and information; (ii) protect against any anticipated threats or hazards to the security or integrity of such records; and (iii) protect against unauthorized access to or use of such records or information, which could result in substantial harm or inconvenience to any customer.

3.23         Bank Secrecy Act; Patriot Act; Money Laundering.  Neither Seller nor any Seller Subsidiary has any reason to believe that any facts or circumstances exist, which would cause Seller or the Seller Subsidiaries to be deemed to be operating in violation in any material respect of the Bank Secrecy Act of 1970, as amended and its implementing regulations (31 C.F.R. Part 103) (the “Bank Secrecy Act”), the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as amended, and the regulations promulgated thereunder (the “Patriot Act”), any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Board of Directors of Seller Bank has adopted and Seller Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the Patriot Act.

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3.24         CRA Compliance.  Neither Seller nor any Seller Subsidiary has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder. As of the date hereof, Seller is “well-capitalized” (as that term is defined at 12 C.F.R. 225.2(r)) and its and each Seller Subsidiary’s most recent examination rating under the CRA was “satisfactory” or better. Seller knows of no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Seller or any Seller Subsidiary to receive any notice of non-compliance with such provisions of the CRA or cause the CRA rating of Seller or any Seller Subsidiary to decrease below the “satisfactory” level.

3.25         Securitizations.  Seller is not a party to any agreement securitizing any of its assets.

3.26         State Takeover Laws.  The Seller Board has rendered inapplicable to this Agreement and the transactions contemplated hereby any “moratorium,” “control share,” “fair price,” “takeover” or “interested shareholder” law.

3.27         Reorganization; Approvals.  As of the date of this Agreement, Seller (a) is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and (b) knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

3.28         Opinion.  Before the execution of this Agreement, the Seller Board has received an opinion from Sandler O’Neill + Partners, L.P. to the effect that as of the date thereof and based upon and subject to the matters set forth therein, the Merger Consideration is fair to the shareholders of Seller from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

3.29         Disaster Recovery and Business Continuity.  Seller has developed and implemented a contingency planning program to evaluate the impact of significant events that may adversely affect Seller’s customers, assets, or employees. To the best of Seller’s knowledge, such program ensures that Seller and Seller Bank can recover its mission critical functions, and complying with the requirements of the Federal Financial Institutions Examination Council (“FFIEC”), the SEC, and the FDIC.

Article IV
REPRESENTATIONS AND WARRANTIES OF BUYER

Except as disclosed in the disclosure schedule (the “Buyer Disclosure Schedule”) delivered by Buyer to Seller before the execution of this Agreement, Buyer hereby represents and warrants to Seller as follows:

4.1           Corporate Organization.

(a)          Buyer is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Delaware. Buyer has the corporate power and authority to own or lease all of its properties and assets and to carry on its business as it is now being conducted, and is duly licensed or qualified to do business in each jurisdiction in which the nature of the business conducted by it or the character or location of the properties and assets owned or leased by it makes such licensing or qualification necessary.

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(b)          Buyer is duly registered as a bank holding company under the BHC Act. True, complete and correct copies of the Articles of Incorporation, as amended (the “Buyer Articles”) and Bylaws of Buyer, as amended (the “Buyer Bylaws”), as in effect as of the date of this Agreement, have previously been made available to Seller.

(c)          Except as set forth on Section 4.1(c) of the Buyer Disclosure Schedule, each Buyer Subsidiary (i) is duly incorporated or duly formed, as applicable to each such Subsidiary, and validly existing under the laws of its jurisdiction of organization, (ii) is duly qualified to do business and in good standing in all jurisdictions (whether federal, state, local or foreign) where its ownership or leasing of property or the conduct of its business requires it to be so qualified and (iii) has all requisite corporate power or other power and authority to own or lease its properties and assets and to carry on its business as now conducted. The articles of incorporation, bylaws and similar governing documents of each Buyer Subsidiary, copies of which have previously been made available to Seller, are true, complete and correct copies of such documents as of the date of this Agreement.

(d)          The deposit accounts of Buyer Bank are insured by the FDIC through the Deposit Insurance Fund to the fullest extent permitted by law, and all premiums and assessments required to be paid in connection therewith have been paid when due.

4.2           Capitalization.

(a)          The authorized capital stock of Buyer consists of 75,000,000 shares of Buyer Common Stock, of which, as of the date of this Agreement (the “Buyer Capitalization Date”), 28,386,195.1806 shares were issued and outstanding, and 5,000,000 shares of preferred stock, (the “Buyer Preferred Stock”), of which, as of the Buyer Capitalization Date, 24,900 shares of Buyer Series A Preferred Stock were issued and outstanding. As of the Buyer Capitalization Date, no shares of Buyer Common Stock or Buyer Preferred Stock were reserved for issuance, except for 233,377 shares of Buyer Common Stock underlying options currently outstanding; 484,356 shares of Buyer Common Stock available in connection with future grants of stock options, in each case reserved for issuance pursuant to employee and director stock plans of Buyer in effect as of the date of this Agreement (the “Buyer Stock Plans”); and 833,705 shares of Buyer Common Stock reserved for issuance in connection with a warrant granted to the Treasury Department. All of the issued and outstanding shares of Buyer Common Stock have been duly authorized and validly issued and are fully paid, non-assessable and free of preemptive rights. As of the Buyer Capitalization Date, except pursuant to this Agreement, the Buyer Stock Plans, the VantageSouth Merger Agreement, and as disclosed in Section 4.2 of the Buyer Disclosure Schedule, Buyer does not have and is not bound by any outstanding subscriptions, options, warrants, calls, rights, commitments or agreements of any character calling for the purchase or issuance of any shares of Buyer Common Stock, Buyer Preferred Stock, or any other equity securities of Buyer or any securities representing the right to purchase or otherwise receive any shares of Buyer Common Stock, Buyer Preferred Stock, or other equity securities of Buyer. The shares of Buyer Common Stock to be issued pursuant to the Merger will be duly authorized and validly issued and, at the Effective Time, all such shares will be fully paid, non-assessable and free of preemptive rights, with no personal liability attaching to the ownership thereof.

(b)          All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Buyer are owned by Buyer, directly or indirectly, free and clear of any Liens, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, non-assessable except to the extent set forth in Section 53-42 of the North Carolina General Statutes) and free of preemptive rights. No such Buyer Subsidiary has or is bound by any outstanding subscriptions, options, warrants, calls, commitments or agreements of any character calling for the purchase or issuance of any shares of capital stock or any other equity security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other equity security of such Subsidiary.

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4.3           Authority; No Violation.

(a)          Buyer has requisite corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby have been duly, validly authorized and approved by the Buyer Board. The Buyer Board has determined that the Merger, on substantially the terms and conditions set forth in this Agreement, is advisable and in the best interests of Buyer and its shareholders, and that the Agreement and the transactions contemplated hereby are at a price and terms that are fair to and in the best interest of the Buyer and its shareholders. The Buyer Board has directed that the Merger, on substantially the terms and conditions set forth in this Agreement, be submitted to Buyer’s shareholders for consideration at a duly held meeting of such shareholders and has recommended that Buyer’s shareholders vote in favor of the adoption and approval of this Agreement and the transactions contemplated hereby. Except for the approval of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Buyer Common Stock entitled to vote at such meeting, no other corporate proceedings on the part of Buyer are necessary to approve this Agreement or to consummate the transactions contemplated hereby. This Agreement has been duly and validly executed and delivered by Buyer and (assuming due authorization, execution and delivery by Seller) constitutes the valid and binding obligation of Buyer, enforceable against Buyer in accordance with its terms (except as may be limited by bankruptcy, insolvency, moratorium, reorganization or similar laws affecting the rights of creditors generally or by 12 U.S.C. Section 1818(b)(6)(D) (or any successor statute) and any bank regulatory powers and subject to general principles of equity).

(b)          Neither the execution and delivery of this Agreement by Buyer, nor the consummation by Buyer of the transactions contemplated hereby, nor compliance by Buyer with any of the terms or provisions of this Agreement, will (i) violate any provision of the Buyer Articles or the Buyer Bylaws or (ii) assuming that the consents, approvals and filings referred to in Section 4.4 are duly obtained and/or made, (A) violate any statute, code, ordinance, rule, regulation, judgment, order, writ, decree or Injunction applicable to Buyer, any of its Subsidiaries or any of their respective properties or assets or (B) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, result in the termination of or a right of termination or cancellation under, accelerate the performance required by, or result in the creation of any Lien upon any of the respective properties or assets of Buyer or any of its Subsidiaries under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, deed of trust, license, lease, agreement or other instrument or obligation to which Buyer or any of its Subsidiaries is a party or by which any of them or any of their respective properties or assets is bound.

4.4           Consents and Approvals. Except for (a) the filing of applications and notices, as applicable, with the Federal Reserve Board under the BHC Act, as amended, and the Federal Reserve Act, as amended, and approval of such applications and notices, (b) the Other Regulatory Approvals, (c) the filing with the SEC of a registration statement on Form S-4 (the “Form S-4”), and declaration of effectiveness of the Form S-4, (d) the filing of the Articles of Merger with the Delaware Secretary of State and the North Carolina Secretary of State pursuant to the DGCL and NCBCA, (e) the filing of the Bank Merger Certificates, (f) any consents, authorizations, approvals, filings or exemptions in connection with compliance with the applicable provisions of federal and state securities laws relating to the regulation of broker-dealers, investment advisers or transfer agents, and federal commodities laws relating to the regulation of futures commission merchants and the rules and regulations thereunder and of any applicable SRO, and the rules and regulations of the NASDAQ Global Market, or that are required under consumer finance, mortgage banking and other similar laws, (g) notices or filings under the HSR Act, if any, and (h) such filings and approvals as are required to be made or obtained under the securities or “blue sky” laws of various states in connection with the issuance of the shares of Buyer Common Stock pursuant to this Agreement and approval of listing of such Buyer Common Stock on the NASDAQ Global Market, no consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the consummation by Buyer of the Merger and the other transactions contemplated by this Agreement. No consents or approvals of or filings or registrations with any Governmental Entity are necessary in connection with the execution and delivery by Buyer of this Agreement.

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4.5           Reports; Regulatory Matters.

(a)          Except as set forth on Section 4.5 of the Buyer Disclosure Schedule, Buyer and each of its Subsidiaries have timely filed all reports, registrations and statements, together with any amendments required to be made with respect thereto, that they were required to file since January 1, 2010 with the Regulatory Agencies and each other applicable Governmental Entity, and all other reports and statements required to be filed by them since January 1, 2010, including any report or statement required to be filed pursuant to the laws, rules or regulations of the United States, any state, foreign entity or Regulatory Agency, and have paid all fees and assessments due and payable in connection therewith. Except for normal examinations conducted by a Regulatory Agency or Governmental Entity in the ordinary course of the business of Buyer and its Subsidiaries, or as disclosed in the Buyer SEC Reports, no Regulatory Agency or Governmental Entity has initiated since January 1, 2010 or has pending any proceeding, enforcement action or, to the knowledge of Buyer, investigation into the business, disclosures or operations of Buyer or any of its Subsidiaries. Since January 1, 2010, except as disclosed in the Buyer SEC Reports, no Regulatory Agency or Governmental Entity has resolved any proceeding, enforcement action or, to the knowledge of Buyer, investigation into the business, disclosures or operations of Buyer or any of its Subsidiaries. Buyer and its Subsidiaries have fully complied with, and there is no unresolved violation, criticism or exception by any Regulatory Agency or Governmental Entity with respect to, any report or statement relating to any examinations or inspections of Buyer or any of its Subsidiaries. Since January 1, 2010, there have been no formal or informal inquiries by, or disagreements or disputes with, any Regulatory Agency or Governmental Entity with respect to the business, operations, policies or procedures of Buyer or any of its Subsidiaries (other than normal examinations conducted by a Regulatory Agency or Governmental Entity in Buyer’s ordinary course of business or as disclosed in the Buyer SEC Reports).

(b)          Except as disclosed in the Buyer SEC Reports, neither Buyer nor any of its Subsidiaries is subject to any cease-and desist or other order or enforcement action issued by, or is a party to any written agreement, consent agreement or memorandum of understanding with, or is a party to any commitment letter or similar undertaking to, or is subject to any order or directive by, or has been since January 1, 2009 a recipient of any supervisory letter from, or has been ordered to pay any civil money penalty by, or since January 1, 2009 has adopted any policies, procedures or board resolutions at the request or suggestion of, any Regulatory Agency or other Governmental Entity that currently restricts in any material respect the conduct of its business or that in any material manner relates to its capital adequacy, its ability to pay dividends, its credit, risk management or compliance policies, its internal controls, its management or its business, other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries (each, a “Buyer Regulatory Agreement”), nor has Buyer or any of its Subsidiaries been advised since January 1, 2009 by any Regulatory Agency or other Governmental Entity that it is considering issuing, initiating, ordering or requesting any such Buyer Regulatory Agreement.

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(c)          Buyer has made available to Seller an accurate and complete copy of each registration statement, prospectus, report, schedule, information statement and proxy statement filed with or furnished to the SEC by Buyer pursuant to the Securities Act, the Exchange Act and the Sarbanes-Oxley Act (including the rules and regulations promulgated thereunder) and before the date of this Agreement (the “Buyer SEC Reports”). No such Buyer SEC Report, at the time filed or furnished (and, in the case of registration statements and proxy statements, on the dates of effectiveness and the dates of the relevant meetings, respectively), contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements made therein, in light of the circumstances in which they were made, not misleading, except that information as of a later date (but before the date of this Agreement) shall be deemed to modify information as of an earlier date. As of their respective effective or filed dates, all Buyer SEC Reports complied as to form in all material respects with the Securities Act, the Exchange Act and the Sarbanes-Oxley Act, with respect thereto.

(d)          Since the enactment of the Sarbanes-Oxley Act, Buyer, and each of its officers and directors, have been and are in compliance in all material respects with (i) the applicable provisions of the Sarbanes-Oxley Act and the rules and regulations promulgated thereunder, and (ii) the applicable listing and corporate governance rules and regulations of The NASDAQ Stock Market.

(e)          Buyer has not received notice in writing from the SEC that either the Buyer itself or any of the Buyer SEC Reports is the subject of any ongoing review by the SEC or of any outstanding SEC investigation (whether formal or informal, including but not limited to a voluntary document request), and as of the date hereof, there are no material outstanding or unresolved comments in comment letters from the SEC staff with respect to any of the Buyer SEC Reports. Buyer has made available to Seller correct and complete copies of all material correspondence between the SEC, on the one hand, and the Buyer and any of its Subsidiaries, on the other hand, occurring since the June 30, 2012 and prior to the date hereof.

(f)          Neither the Buyer nor any of its Subsidiaries is a party to, or has any commitment to become a party to, any joint venture, partnership agreement or any similar contract (including any contract relating to any transaction, arrangement or relationship between or among the Buyer or any of its Subsidiaries, on the one hand, and any unconsolidated affiliate, including any structured finance, special purpose or limited purpose entity or Person, on the other hand (such as any arrangement described in Section 303(a)(4) of Regulation S-K under the Securities Act)) where the purpose or effect of such arrangement is to avoid disclosure of any material transaction involving the Buyer or any of its Subsidiaries in the Buyer’s consolidated financial statements.

(g)          The Buyer has made available to Seller a complete and correct copy of any amendments or modifications to any agreements, reports or schedules which previously had been filed by the Buyer with the SEC pursuant to the Securities Act or the Exchange Act, which amendments or modifications have not yet been filed with the SEC but which are required to be filed.

4.6           Financial Statements.

(a)          The financial statements of Buyer and its Subsidiaries or Buyer’s bank Subsidiary, as applicable, included (or incorporated by reference) in the Buyer SEC Reports (including the related notes, where applicable) (i) have been prepared from, and are in accordance with, the books and records of Buyer and its Subsidiaries or Buyer’s bank Subsidiary, as applicable; (ii) fairly present in all material respects the consolidated results of operations, cash flows, changes in shareholders’ equity and consolidated financial position of Buyer and its Subsidiaries or Buyer’s bank Subsidiary, as applicable, for the respective fiscal periods or as of the respective dates therein set forth (subject in the case of unaudited statements to recurring year-end audit adjustments normal in nature and amount); (iii) complied as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC or the FDIC, as applicable, with respect thereto; and (iv) have been prepared in accordance with GAAP consistently applied during the periods involved, except, in each case, as indicated in such statements or in the notes thereto. The books and records of Buyer and its Subsidiaries have been, and are being, maintained in all material respects in accordance with GAAP and any other applicable legal and accounting requirements and reflect only actual transactions. Dixon Hughes Goodman LLP has served as independent registered public accountant for Buyer or its bank Subsidiary, as applicable, for all periods covered in the Buyer SEC Reports; such firm has not resigned or been dismissed as independent public accountants of Buyer or its bank Subsidiary, as applicable, as a result of or in connection with any disagreements with Buyer or its bank Subsidiary, as applicable, on a matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure.

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(b)          Neither Buyer nor any of its Subsidiaries has any material liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due), except for those liabilities that are reflected or reserved against on the consolidated balance sheet of Buyer included in its Quarterly Report on Form 10-Q for the quarterly period ended June 30, 2012 (including any notes thereto) and for liabilities incurred in the ordinary course of business consistent with past practice since June 30, 2012 or in connection with this Agreement and the transactions contemplated hereby.

(c)          Since June 30, 2012, (i) through the date hereof, neither Buyer nor any of its Subsidiaries nor, to the knowledge of the officers of Buyer, any director, officer, employee, auditor, accountant or representative of Buyer or any of its Subsidiaries has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of Buyer or any of its Subsidiaries or their respective internal accounting controls, including any material complaint, allegation, assertion or claim that Buyer or any of its Subsidiaries has engaged in questionable accounting or auditing practices, and (ii) no attorney representing Buyer or any of its Subsidiaries, whether or not employed by Buyer or any of its Subsidiaries, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by Buyer or any of its officers, directors, employees or agents to the Board of Directors of Buyer or any committee thereof or to any director or officer of Buyer.

4.7           Broker’s Fees. Neither Buyer nor any Buyer Subsidiary nor any of their respective officers or directors has employed any broker or finder or incurred any liability for any broker’s fees, commissions or finder’s fees in connection with the Merger or related transactions contemplated by this Agreement, other than as set forth on Section 4.7 of the Buyer Disclosure Schedule.

4.8           Absence of Certain Changes or Events.

(a)          Since June 30, 2012, except as disclosed in the Buyer SEC Reports, no event or events have occurred that have had or are reasonably likely to have a Material Adverse Effect on Buyer.

(b)          Other than as set forth on Section 4.8 of the Buyer Disclosure Schedule, since June 30, 2012 through and including the date of this Agreement, Buyer and its Subsidiaries have carried on their respective businesses in all material respects in the ordinary course of business consistent with their past practice.

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4.9           Legal Proceedings.

(a)          Except as disclosed in the Buyer SEC Reports or as previously disclosed to Seller, none of Buyer or any of its Subsidiaries is a party to any, and there are no pending or, to the best of Buyer’s knowledge, threatened, legal, administrative, arbitral or other material proceedings, claims, actions or governmental or regulatory investigations of any nature against Buyer or any of its Subsidiaries, including, without limitation any lender liability claims, or otherwise challenging the validity or propriety of the transactions contemplated by this Agreement. None of the proceedings, claims, actions or governmental or regulatory investigations set forth on Section 4.9(a) of the Buyer’s Disclosure Schedule would reasonably be expected to have, either individually or in the aggregate, a Material Adverse Effect on Buyer.

(b)          There is no Injunction, judgment or, as otherwise disclosed in the Buyer SEC Reports, regulatory restriction (other than those of general application that apply to similarly situated bank holding companies or their Subsidiaries) imposed upon Buyer, any of its Subsidiaries or the assets of Buyer or any of its Subsidiaries.

4.10         Taxes and Tax Returns. Except as set forth on Section 4.5 of the Buyer Disclosure Schedule, each of Buyer and its Subsidiaries has duly and timely filed (including all applicable extensions) all Tax Returns required to be filed by it on or before the date of this Agreement (all such returns being accurate and complete in all material respects), has paid all Taxes shown thereon as arising and has duly paid or made provision for the payment of all material Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local taxing authorities (including, if and to the extent applicable, those due in respect of its properties, income, business, capital stock, deposits, franchises, licenses, sales and payrolls) other than Taxes that are not yet delinquent or are being contested in good faith, have not been finally determined and have been adequately reserved against. Buyer and its Subsidiaries are not subject to any ongoing or unresolved examination or audit by the IRS. There are no material disputes pending, or claims asserted, for Taxes or assessments upon Buyer or any of its Subsidiaries for which Buyer does not have reserves that are adequate under GAAP. Neither Buyer nor any of its Subsidiaries is a party to or is bound by any Tax-sharing, -allocation or -indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Buyer, Piedmont Community Bank Holdings, Inc. and its Subsidiaries). Within the past five years, neither Buyer nor any of its Subsidiaries has been a “distributing corporation” or a “controlled corporation” in a distribution intended to qualify under Section 355(a) of the Code. Neither Buyer nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code, no such adjustment has been proposed by the IRS and no pending request for permission to change any accounting method has been submitted by Buyer or any of its Subsidiaries. Neither Buyer nor any of its Subsidiaries has participated in a “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(1). Neither Buyer nor any of its Subsidiaries has taken or agreed to take any action or is aware of any fact or circumstance that would prevent, or would be reasonably likely to prevent, the Merger from qualifying as a reorganization under Section 368(a) of the Code.

4.11         Compliance with Applicable Law. Buyer and each of its Subsidiaries hold all material licenses, franchises, permits and authorizations necessary for the lawful conduct of their respective businesses under and pursuant to each, and have complied in all respects with and are not in default in any material respect under any, applicable law, statute, order, rule, regulation, policy or guideline of any Governmental Entity relating to Buyer or any of its Subsidiaries.

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4.12         Assets. Since June 30, 2012, none of the Buyer Subsidiaries has incurred any unusual or extraordinary loan losses that are material to Buyer and its Subsidiaries on a consolidated basis; to Buyer’s knowledge and in light of each of the Buyer Subsidiaries’ historical loan loss experience and its management’s analysis of the quality and performance of its loan portfolio, the reserves for loan losses shown on the Buyer Financial Statements were, on the respective dates thereof, adequate in all respects under the requirements of GAAP and applicable regulatory accounting practices, in each case consistently applied, to provide for probable loan losses as of such date, and were in accordance with the safety and soundness standards administered by, and the practices, procedures, requests and requirements of, the applicable Regulatory Agency.

4.13         Reorganization; Approvals. As of the date of this Agreement, Buyer (a) is not aware of any fact or circumstance that could reasonably be expected to prevent the Merger from qualifying as a “reorganization” within the meaning of Section 368(a) of the Code and (b) knows of no reason why all regulatory approvals from any Governmental Entity required for the consummation of the transactions contemplated by this Agreement should not be obtained on a timely basis.

4.14         Bank Secrecy Act; Patriot Act; Money Laundering. Neither Buyer nor any Buyer Subsidiary has any reason to believe that any facts or circumstances exist, which would cause Buyer or the Buyer Subsidiaries to be deemed to be operating in violation in any material respect of the Bank Secrecy Act, the Patriot Act, any order issued with respect to anti-money laundering by the United States Department of the Treasury’s Office of Foreign Assets Control, or any other applicable anti-money laundering law. Furthermore, the Board of Directors of Buyer Bank has adopted and Buyer Bank has implemented an anti-money laundering program that contains adequate and appropriate customer identification verification procedures, that has not been deemed ineffective by any Governmental Authority and that meets the requirements of Sections 352 and 326 of the Patriot Act.

4.15         CRA Compliance. Neither Buyer nor any Buyer Subsidiary has received any notice of non-compliance with the applicable provisions of the Community Reinvestment Act and the regulations promulgated thereunder. As of the date hereof, Seller is “well-capitalized” (as that term is defined at 12 C.F.R. 225.2(r)) and its and each Buyer Subsidiary’s most recent examination rating under the CRA was “satisfactory” or better. Buyer knows of no fact or circumstance or set of facts or circumstances which would be reasonably likely to cause Buyer or any Buyer Subsidiary to receive any notice of non-compliance with such provisions of the CRA or cause the CRA rating of Buyer or any Buyer Subsidiary to decrease below the “satisfactory” level.

4.16         Opinion. Before the execution of this Agreement, the Buyer has received an opinion from Keefe, Bruyette & Woods, Inc. to the effect that as of the date thereof, and based upon and subject to the matters set forth therein, the Merger Consideration is fair to Buyer from a financial point of view. Such opinion has not been amended or rescinded as of the date of this Agreement.

Article V
COVENANTS RELATING TO CONDUCT OF BUSINESS

5.1           Conduct of Business Before the Effective Time. Except as expressly contemplated by or permitted by this Agreement or with the prior written consent of the other Party, which consent shall not be unreasonably withheld, during the period from the date of this Agreement to the Effective Time, each of the Buyer and Seller shall, and shall cause each of their respective Subsidiaries, to:

(a)          conduct its business in the ordinary course in all material respects; and

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(b)          use commercially reasonable best efforts to maintain and preserve intact its business organization and advantageous business relationships and retain the services of its key officers and key employees.

5.2           Seller Forbearances. During the period from the date of this Agreement to the Effective Time, except as expressly contemplated or permitted by this Agreement, Seller shall not, and shall not permit any of its Subsidiaries to, without the prior written consent of Buyer (which consent shall not be unreasonably withheld):

(a)          other than in the ordinary course of business consistent with past practice, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or capital contribution to, or investment in, any person (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposit and entering into repurchase agreements);

(b)          adjust, split, combine or reclassify any of its capital stock;

(c)          make, declare or pay any dividend, or make any other distribution on, or directly or indirectly redeem, purchase or otherwise acquire, any shares of its capital stock or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of its capital stock (except (A) dividends paid by any of the Subsidiaries of Seller to Seller or to any of its wholly owned Subsidiaries, (B) the acceptance of shares of Seller Common Stock in payment of the exercise price or withholding taxes incurred by any employee or director in connection with the vesting of equity-based awards in respect of Seller Common Stock granted under a Seller Stock Plans, in each case in accordance with past practice and the terms of the applicable Seller Stock Plans and related award agreements and (C) regular quarterly cash dividends on the Series A Preferred Stock in accordance with the terms thereof);

(d)          except for restricted shares that may be granted to directors of Seller or Seller Bank in lieu of cash for earned board of director and committee fees, grant any stock options, restricted shares or other equity-based award with respect to shares of Seller Common Stock under the Seller Stock Plans, or otherwise, or grant any individual, corporation or other entity any right to acquire any shares of its capital stock; or

(e)          issue any additional shares of capital stock or other securities except pursuant to the settlement of equity-based awards previously granted under the Seller Stock Plans, or as provided in Section 5.2(d);

(f)          hire any employees with a title of Vice President or above or an annualized base salary in excess of $120,000, enter into any new employment or independent contractor agreements or arrangements, or enter into any collective-bargaining agreements;

(g)          make any loan or extension of credit in an amount in excess of $1,000,000 (excluding any loan or extension of credit of a smaller amount on an outstanding loan or line of credit in excess of $1,000,000), or renew or amend any existing loan or extension of credit in an amount in excess of $500,000; provided, however, that, if Seller shall request the prior approval of Buyer in accordance with this Section 5.2 to make a loan or extend credit in an amount in excess of $1,000,000, or amend or renew any existing loan in an amount in excess of $500,000, and Buyer shall not have disapproved such request in writing within four business days upon receipt of such request from Seller, then such request shall be deemed to be approved by Buyer and thus Seller or its Subsidiary, may make the loan or extend the credit referenced in such request on the terms described in such request;

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(h)          except as required by applicable law or the terms of any Seller Benefit Plan as in effect on the date of this Agreement and, except for normal increases made in the ordinary course of business consistent with past practice, (i) except as disclosed in Section 5.2(h)(i) of the Seller Disclosure Schedule, increase the wages, salaries, incentive compensation, incentive compensation opportunities of, or benefits provided to, any current, former or retired employee, director, consultant, independent contractor or other service provider of Seller or any of its Subsidiaries or ERISA Affiliates, or, except for payments in the ordinary course of business consistent with past practice, pay or provide, or increase or accelerate the accrual rate, vesting or timing of payment or funding of, any compensation, benefits or other rights of any current, former or retired employee, director, consultant, independent contractor or other service provider of Seller or any of its Subsidiaries or ERISA Affiliates; (ii) except as disclosed in Section 5.2(h)(ii) of the Seller Disclosure Schedule, establish, adopt or become a party to any new employee benefit or compensation plan, program, commitment or agreement or amend, modify, change or terminate any Seller Benefit Plan; (iii) take any action other than in the ordinary course of business and consistent with past practice, to fund or in any way secure the payment of compensation or benefits under any Seller Benefit Plan; (iv) amend, alter or modify any warrant or other equity-based right to purchase any capital stock or other equity interests in Seller or any securities exchangeable for or convertible into the same or other Seller Common Stock outstanding on the date hereof, except as otherwise permitted in this Agreement; (v) enter into any collective-bargaining agreement; or (vi) other than in the ordinary course of business and consistent with past practice, enter, amend, modify, alter, terminate or change any third-party vendor or service agreement related to any Seller Benefit Plan;

(i)          sell, transfer, mortgage, encumber or otherwise dispose of any material amount of its properties or assets to any person other than a Subsidiary, or cancel, release or assign any material amount of indebtedness to any such person or any claims held by any such person, in each case other than in the ordinary course of business consistent with past practice or pursuant to contracts in force at the date of this Agreement; provided, however, that, if Seller or any of its Subsidiaries shall request the prior approval of Buyer in accordance with this Section 5.2 to make sell, transfer or dispose of any “Other Real Estate Owned” of Seller, and Buyer shall not have disapproved such request in writing within five business days upon receipt of such request from Seller or any of its Subsidiaries, as applicable, then such request shall be deemed to be approved by Buyer in writing and thus Seller or its Subsidiary, as applicable, may effect the sale, transfer or disposal referenced in such request on the terms described in such request; provided, further, prior approval is not required for (i) transactions disclosed in Section 5.2(i) of the Seller Disclosure Schedule or (ii) transactions with respect to any real estate valued at less than $250,000, in each case, so long as the sale or transfer price is at least 80% of the carrying value for such real estate on Seller’s financial statements as of June 30, 2012;

(j)          enter into any new line of business or change in any material respect its lending, investment, underwriting, risk and asset liability management and other banking, operating and servicing policies, except as required by applicable law, regulation or policies imposed by any Governmental Entity;

(k)          except for de minimus expenditures in each case not exceeding $10,000 and except as disclosed in Section 5.2(k) of the Seller Disclosure Schedule, make capital expenditures in excess of $250,000 in the aggregate, other than pursuant to binding commitments existing on the date hereof and expenditures reasonably necessary to maintain existing assets in good repair;

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(l)          take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code;

(m)          amend the Seller Articles or Seller Bylaws, or otherwise take any action to exempt any person (other than Buyer or its Subsidiaries) or any action taken by any person from any Takeover Statute or similarly restrictive provisions of its organizational documents or terminate, amend or waive any provisions of any confidentiality or standstill agreements in place with any third parties;

(n)          other than in prior consultation with Buyer, restructure or materially change its investment securities portfolio or its gap position, through purchases, sales or otherwise, or the manner in which the portfolio is classified or reported;

(o)          other than commencement or settlement of foreclosure actions in the ordinary course of business consistent with past practice, commence or settle any claim, action or proceeding where the amount in dispute is in excess of $50,000 or subjecting Seller or any of its Subsidiaries to any material restrictions on its current or future business operations (including the future business and operations of the Surviving Corporation);

(p)          take any action or fail to take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied;

(q)          implement or adopt any material change in its tax accounting or financial accounting principles, practices or methods, other than as may be required by applicable law, GAAP or regulatory guidelines;

(r)          file or amend any Tax Return other than in the ordinary course of business, make any significant change in any method of Tax or accounting (other than as may be required by applicable law, GAAP or regulatory guidelines), make or change any Tax election or settle or compromise any Tax liability in excess of $50,000;

(s)          except for transactions in the ordinary course of business consistent with past practice, terminate, or waive any material provision of, any Seller Contract or make any change in any instrument or agreement governing the terms of any of its securities, or material lease or contract, other than normal renewals of contracts and leases without material adverse changes of terms;

(t)          take any action that would materially impede or materially delay the ability of the Parties to obtain any necessary approvals of any Regulatory Agency or Governmental Entity required for the transactions, contemplated hereby; or

(u)          agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.2.

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5.3           Buyer Forbearances. Except as expressly permitted by this Agreement or with the prior written consent of Seller, during the period from the date of this Agreement to the Effective Time, Buyer shall not, and shall not permit any of its Subsidiaries to, (a) amend, repeal or otherwise modify any provision of the Buyer Articles or the Buyer Bylaws in a manner that would adversely affect the shareholders of Seller or the transactions contemplated by this Agreement; (b) take any action, or knowingly fail to take any action, which action or failure to act is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code; (c) take any action that is intended or may reasonably be expected to result in any of the conditions to the Merger set forth in Article VII not being satisfied; (d) take any action that would be reasonably expected to prevent, materially impede, materially impact or materially delay the ability of the Parties to obtain any necessary approvals of any Regulatory Agency or any Governmental Entity required for the consummation of the transactions contemplated by this Agreement or cause any other application to a bank Regulatory Agency for approval of a merger to be submitted for filing before the application related to the Merger is approved by such bank Regulatory Agency (except if such bank Regulatory Agency requires in writing a prior submission as a condition to its approval of the application related to the Merger); (e) other than in the ordinary course of business of Buyer or Buyer Bank consistent with past practice or as disclosed in Section 5.3 of the Buyer Disclosure Schedule, incur any indebtedness for borrowed money, assume, guarantee, endorse or otherwise as an accommodation become responsible for the obligations of any other individual, corporation or other entity, or make any loan or advance or capital contribution to, or investment in, any person (it being understood and agreed that incurrence of indebtedness in the ordinary course of business consistent with past practice shall include the creation of deposit liabilities, purchases of federal funds, borrowings from the Federal Home Loan Bank, sales of certificates of deposit and entering into repurchase agreements); or (f) agree to take, make any commitment to take, or adopt any resolutions of its board of directors in support of, any of the actions prohibited by this Section 5.3 (it being understood that Buyer’s pursuit, negotiation, and/or consummation of other acquisitions shall not constitute a violation of this Section 5.3.

Article VI
ADDITIONAL AGREEMENTS

6.1           Regulatory Matters.

(a)          Buyer shall promptly (and in any event within 60 days after the date hereof) prepare and file with the SEC the Form S-4. Buyer shall use its reasonable best efforts to have the Form S-4 declared effective under the Securities Act as promptly as practicable after such filing. Seller and Buyer shall promptly prepare and thereafter mail or deliver the Proxy Statements, as applicable, to each of its shareholders. Buyer shall also use its reasonable best efforts to obtain all necessary state securities law or “Blue Sky” permits and approvals required to carry out the transactions contemplated by this Agreement, and Seller shall furnish all information concerning Seller and the holders of Seller Common Stock as may be reasonably requested in connection with any such action.

(b)          The Parties shall cooperate with each other and use their respective reasonable best efforts to promptly prepare and file all necessary documentation, to effect all applications, notices, petitions and filings, to obtain as promptly as practicable all permits, consents, approvals and authorizations of all third parties and Governmental Entities that are necessary or advisable to consummate the transactions contemplated by this Agreement (including the Merger and the Bank Merger), and to comply with the terms and conditions of all such permits, consents, approvals and authorizations of all such third parties or Governmental Entities provided, however, that Buyer and Buyer Bank, as applicable, shall file applications with (i) the Federal Reserve Board, (ii) the North Carolina Office of the Commissioner of Banks, and (iii) the FDIC, in each case no later than 30 days following the date of this Agreement. Seller and Buyer shall have the right to review in advance and, to the extent practicable, each will consult the other on, in each case subject to applicable laws relating to the confidentiality of information, all the information relating to Seller or Buyer, as the case may be, and any of their respective Subsidiaries, that appears in any filing made with, or written materials submitted to, any third party or any Governmental Entity in connection with the transactions contemplated by this Agreement. In exercising the foregoing right, each of the Parties shall act reasonably and as promptly as practicable. The Parties shall consult with each other with respect to the obtaining of all permits, consents, approvals and authorizations of all third parties and Governmental Entities necessary or advisable to consummate the transactions contemplated by this Agreement and each Party will keep the other apprised of the status of matters relating to completion of the transactions contemplated by this Agreement, provided, further, that the Parties shall promptly notify each other in writing of any material notice (written or otherwise) or material communication (written or otherwise) from any Governmental Entity in connection with the consents and approvals to be obtained in connection with the transactions contemplated by this Agreement. Notwithstanding the foregoing, nothing contained herein shall be deemed to require Buyer to take any action, or commit to take any action, or agree to any condition or restriction, in connection with obtaining the foregoing permits, consents, approvals and authorizations of third parties or Governmental Entities, that would reasonably be expected to have a Material Adverse Effect on Buyer, giving effect to the Merger (a “Materially Burdensome Regulatory Condition”).

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(c)          Each of Buyer and Seller shall, upon request, furnish to the other all information concerning itself, its Subsidiaries, directors, officers and shareholders and such other matters as may be reasonably necessary or advisable in connection with the Proxy Statements, the Form S-4 or any other statement, filing, notice or application made by or on behalf of Buyer, Seller or any of their respective Subsidiaries to any Governmental Entity in connection with the Merger and the other transactions contemplated by this Agreement.

(d)          Each of Buyer and Seller shall promptly advise the other upon receiving any communication from any Governmental Entity the consent or approval of which is required for consummation of the transactions contemplated by this Agreement that causes such Party to believe that there is a reasonable likelihood that any Buyer Requisite Regulatory Approval or Seller Requisite Regulatory Approval, respectively, will not be obtained or that the receipt of any such approval may be materially delayed or subject to a Materially Burdensome Regulatory Condition.

(e)          The information relating to each Party and their respective Subsidiaries that is provided by such Party or its representative for inclusion in any application, notification or other document filed with any Regulatory Agency or Governmental Entity in connection with the transactions contemplated by this Agreement, will not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements therein, in light of the circumstances in which they are made, not misleading.

6.2           Access to Information; Confidentiality.

(a)          Upon reasonable notice and subject to applicable laws relating to the confidentiality of information, each of Seller and Buyer shall, and shall cause each of its Subsidiaries to, afford to the officers, employees, accountants, counsel, advisors, agents and other representatives of the other Party, reasonable access, during normal business hours during the period before the Effective Time, to all its properties, books, contracts, commitments and records, and, during such period, such Party shall, and shall cause its Subsidiaries to, make available to the other Party (i) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws or federal or state banking or insurance laws (other than reports or documents that such Party is not permitted to disclose under applicable law) and (ii) all other information concerning its business, properties and personnel as the other Party may reasonably request (in the case of a request by Seller, information concerning Buyer that is reasonably related to the prospective value of Buyer Common Stock or to Buyer’s ability to consummate the transactions contemplated hereby). Neither Seller nor Buyer, nor any of their Subsidiaries, shall be required to provide access to or to disclose information where such access or disclosure would jeopardize the attorney-client privilege of such Party or its Subsidiaries or contravene any law, rule, regulation, order, judgment, decree, fiduciary duty or binding agreement entered into before the date of this Agreement. The Parties shall make appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply.

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(b)          Each Party shall, and shall cause its respective agents and representatives to, maintain in confidence all information received from the other Party (other than disclosure to that Party’s agents and representatives in connection with the evaluation and consummation of the Merger) in connection with this Agreement or the Merger (including the existence and terms of this Agreement) and use such information solely to evaluate the Merger, unless (i) such information is already known to the receiving Party or its agents and representatives, (ii) such information is subsequently disclosed to the receiving Party or its agents and representatives by a third party that, to the knowledge of the receiving Party, is not bound by a duty of confidentiality, (iii) such information becomes publicly available through no fault of the receiving Party, (iv) the receiving Party in good faith believes that the use of such information is necessary or appropriate in making any filing or obtaining any consent required for the Merger (in which case the receiving Party shall advise the other party before making the disclosure) or (v) the receiving Party in good faith believes that the furnishing or use of such information is required by or necessary or appropriate in connection with any applicable laws or any listing or trading agreement concerning its publicly traded securities (in which case the receiving Party shall advise the other Party before making the disclosure).

All information and materials provided by Seller pursuant to this Agreement shall be subject to the provisions of the Confidentiality Agreement entered into between Buyer and Seller dated July 19, 2012.

(c)          No investigation by a Party or its representatives shall affect the representations and warranties of the other Party set forth in this Agreement.

6.3           Shareholder Approval.

(a)          Each of Seller and Buyer shall call a meeting of its shareholders to be held as soon as reasonably practicable after the date the Form S-4 is declared effective by the SEC for the purpose of obtaining the requisite shareholder approvals required in connection with the Merger (including any meeting that occurs after any adjournment or postponement, each a “Shareholder Meeting”), on substantially the terms and conditions set forth in this Agreement, and shall use its reasonable best efforts to cause such meetings to occur as soon as reasonably practicable. Except to the extent provided otherwise in Section 6.9(b), each of the Seller Board and Buyer Board shall use its reasonable best efforts to obtain from its shareholders the shareholder vote approving the Merger, on substantially the terms and conditions set forth in this Agreement, required to consummate the transactions contemplated by this Agreement. The Seller Board and the Buyer Board have adopted resolutions approving the Merger and recommending its approval by their respective shareholders, on substantially the terms and conditions set forth in this Agreement, and directing that the Merger, on such terms and conditions, be submitted to each of its shareholders for their consideration.

(b)          Each of Buyer and Seller shall, and shall cause its respective Subsidiaries to, use their reasonable best efforts (i) to take, or cause to be taken, all actions necessary, proper or advisable to comply promptly with all legal requirements that may be imposed on such Party or its Subsidiaries with respect to the Merger and, subject to the conditions set forth in Article VII, to consummate the transactions contemplated by this Agreement, and (ii) to obtain (and to cooperate with the other Party to obtain) any material consent, authorization, order or approval of, or any exemption by, any Governmental Entity and any other third party that is required to be obtained by Seller or Buyer or any of their respective Subsidiaries in connection with the Merger and the other transactions contemplated by this Agreement.

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6.4           The NASDAQ Global Market Listing. Buyer shall cause the shares of Buyer Common Stock to be issued in the Merger to be approved for listing on The NASDAQ Global Market, subject to official notice of issuance, before the Effective Time.

6.5           Employee Matters.

(a)          All individuals employed by, or on an authorized leave of absence from, Seller or any of its Subsidiaries immediately before the Effective Time (collectively, the “Covered Employees”) shall automatically become employees of Buyer and its affiliates as of the Effective Time. Immediately following the Effective Time, Buyer shall, or shall cause its applicable Subsidiaries to, provide to those Covered Employees employee benefits, rates of base salary or hourly wage and annual bonus opportunities that are substantially similar, in the aggregate, to the aggregate rates of base salary or hourly wage and the aggregate employee benefits and annual bonus opportunities provided to such Covered Employees under the Seller Benefit Plans as in effect immediately before the Effective Time; provided, however, that, notwithstanding the foregoing, nothing contained herein shall (i) be treated as an amendment of any particular Seller Benefit Plan, (ii) give any third party any right to enforce the provisions of this Section 6.5, (iii) limit the right of Buyer or any of its Subsidiaries to terminate the employment of any Covered Employee at any time or require Buyer or any of its Subsidiaries to provide any such employee benefits, rates of base salary or hourly wage or annual bonus opportunities for any period following any such termination or (iv) obligate Seller, Buyer or any of their respective Subsidiaries to (A) maintain any particular Seller Benefit Plan or (B) retain the employment of any particular Covered Employee.

(b)          If a Covered Employee who does not have an employment, change-of-control or severance agreement with Seller or any of its Subsidiaries (i) is terminated by Buyer or any of its Subsidiaries due to a permanent or indefinite reduction in staff resulting in job elimination, reduction of a position (including a position that had been held at Seller or any of its Subsidiaries) as the result of an organizational or business restructuring or the integration of Seller or any of its Subsidiaries with Buyer or any of its Subsidiaries, discontinuance of an operation, relocation of all or a part of Buyer’s or its Subsidiaries’ business, sale of an operation to another company, or sale or other change in ownership of all or a part of Buyer’s or its Subsidiaries’ business or (ii) voluntarily resigns after being notified that, as a condition of employment, such Covered Employee’s base salary will be materially decreased, in any case or both cases, during the period beginning at the Effective Time and ending six (6) months following the Effective Time, such Covered Employee shall be entitled to receive severance payments equal to (after providing customary releases) two weeks of severance pay for every year of employment with Seller, with a minimum severance payment of one month and a maximum of one year, regardless of employee classification.

Seller shall, and shall cause its Subsidiaries to, take whatever action is necessary to terminate any and all other severance arrangements and to ensure that it and Buyer have no other liability for any other severance payments (other than as set forth in this Section 6.5(b), payments disclosed in Section 3.11(e) of the Seller Disclosure Schedule and agreements disclosed in Section 3.11(i) and Section 3.13(a) of the Seller Disclosure Schedule). Seller shall cooperate with Buyer to effectuate the foregoing, including Buyer’s compliance with the Worker Adjustment Retraining and Notification Act or any similar state or local law.

Nothing contained in this Section 6.5(b) shall be construed or interpreted to limit or modify in any way Buyer’s at-will employment policy. In addition, in no event shall severance pay payable under this Section 6.5(b) to any Covered Employee who does not have an employment, change-in-control or severance agreement with Buyer be taken into account in determining the amount of any other benefit (including an individual’s benefit under any retirement plan, SERP or agreement). If, by reason of the controlling plan document, controlling law or otherwise, severance pay is taken into account in determining any other benefit, the severance pay otherwise payable shall be reduced by the present value of the additional benefit determined under other benefit plans attributable to the severance pay.

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(c)          If Buyer so requests (which request shall be made no less than 15 days before the Effective Time), Seller shall take any and all actions required (including the adoption of resolutions by its Board of Directors) to amend, freeze and/or terminate any or all Seller Benefit Plans (excluding the Seller Stock Plans) immediately before the Effective Time, and, if requested by Buyer, to implement any such actions.

(d)          Seller shall provide to Buyer at least 15 days before the Effective Time, documentation that shows that the requirements of ERISA, the Code or other applicable laws are met by or with respect to each Seller Benefit Plan subject to such requirements as to the plan’s latest three plan years that have ended before the date of this Agreement.

(e)          Prior to the Effective Time, A. Dwight Utz, Thomas M. Crowder, James J. Burson and T. Olin Davis shall have entered into an employment agreements or amendments to their existing employment/severance agreement(s) with Seller, with Buyer and Buyer Bank, which shall become effective only upon consummation of the Merger at the Effective Time.

(f)          Buyer shall honor all obligations under those agreements, as amended or terminated and replaced in their entirety to the extent required elsewhere in this Agreement, set forth in Section 6.5(f) of the Seller Disclosure Schedule.

6.6           Indemnification; Directors’ and Officers’ Insurance.

(a)          In the event of any threatened or actual claim, action, suit, proceeding or investigation, whether civil, criminal or administrative (a “Claim”), including any such Claim in which any individual who is now, or has been at any time before the date of this Agreement, or who becomes before the Effective Time, a director, officer or employee of Seller or any of its Subsidiaries or who is or was serving at the request of Seller or any of its Subsidiaries as a director, officer or employee of another person (the “Indemnified Parties”), is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining to (i) the fact that he is or was a director, officer or employee of Seller or any of its Subsidiaries before the Effective Time or (ii) this Agreement or any of the transactions contemplated by this Agreement, whether asserted or arising before or after the Effective Time, the Parties shall cooperate and use their best efforts to defend against and respond thereto. All rights to indemnification and exculpation from liabilities for acts or omissions occurring at or before the Effective Time now existing in favor of any Indemnified Party as provided in their respective articles of incorporation or bylaws (or comparable organizational documents), and any existing indemnification agreements set forth on Section 6.6(a) of the Seller Disclosure Schedule, shall survive the Merger and shall continue in full force and effect in accordance with their terms, and shall not be amended, repealed or otherwise modified after the Effective Time in any manner that would adversely affect the rights thereunder of such individuals for acts or omissions occurring at or before the Effective Time or taken at the request of Buyer pursuant to Section 6.7, it being understood that nothing in this sentence shall require any amendment to the articles of incorporation or bylaws of the Surviving Corporation.

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(b)          From and after the Effective Time, the Surviving Corporation shall, to the fullest extent permitted by applicable law, indemnify, defend and hold harmless, and provide advancement of reasonable expenses to, each Indemnified Party against all losses, claims, damages, costs, expenses (including reasonable attorney fees and expenses), liabilities or judgments or amounts that are paid in settlement of or in connection with any Claim based in whole or in part on or arising in whole or in part out of the fact that such person is or was a director, officer or employee of Seller or any Subsidiary of Seller, and pertaining to any matter existing or occurring, or any acts or omissions occurring, at or before the Effective Time, whether asserted or claimed before, or at or after, the Effective Time (including matters, acts or omissions occurring in connection with the approval of this Agreement and the consummation of the transactions contemplated hereby) or taken at the request of Buyer pursuant to Section 6.7.

(c)          Buyer shall cause the individuals serving as officers and directors of Seller or any of its Subsidiaries immediately before the Effective Time to be covered for a period of six years from the Effective Time by the directors’ and officers’ liability insurance policy maintained by Seller (provided that Buyer may substitute therefor policies of at least the same coverage and amounts containing terms and conditions that are not less advantageous to such officers and directors than such policy) with respect to acts or omissions occurring before the Effective Time that were committed by such officers and directors in their capacity as such; provided that in no event shall Buyer be required to expend annually in the aggregate an amount in excess of 300% of the annual premiums currently paid by Seller (which current amount is set forth on Section 6.6(c) of the Seller Disclosure Schedule) for such insurance (the “Insurance Amount”), and provided, further, that if Buyer is unable to maintain such policy (or such substitute policy) as a result of the preceding proviso, Buyer shall obtain as much comparable insurance as is available for the Insurance Amount.

(d)          The provisions of this Section 6.6 shall survive the Effective Time and are intended to be for the benefit of, and shall be enforceable by, each Indemnified Party and his or her heirs and representatives.

6.7           Additional Agreements. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement (including any merger between a Subsidiary of Buyer, on the one hand, and a Subsidiary of Seller, on the other) or to vest the Surviving Corporation with full title to all properties, assets, rights, approvals, immunities and franchises of either Party to the Merger, the proper officers and directors of each Party and their respective Subsidiaries shall take all such necessary action as may be reasonably requested by Buyer.

6.8           Advice of Changes. Each of Buyer and Seller shall promptly advise the other of any change or event (a) having or reasonably likely to have a Material Adverse Effect on it or (b) that it believes would or would be reasonably likely to cause or constitute a material breach of any of its representations, warranties or covenants contained in this Agreement; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the Parties (or remedies with respect thereto) or the conditions to the obligations of the Parties under this Agreement; provided, further, that a failure to comply with this Section 6.8 shall not constitute a breach of this Agreement or the failure of any condition set forth in Article VII to be satisfied unless the underlying Material Adverse Effect or material breach would independently result in the failure of a condition set forth in Article VII to be satisfied.

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6.9           No Solicitation.

(a)          None of Seller, its Subsidiaries or any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of Seller or any of its Subsidiaries shall directly or indirectly (i) solicit, initiate, encourage, facilitate (including by way of furnishing information) or take any other action designed to facilitate any inquiries or proposals regarding any merger, share exchange, consolidation, sale of assets, sale of shares of capital stock (including by way of a tender offer) or similar transaction involving Seller or any of its Subsidiaries that, if consummated, would constitute an Alternative Transaction (any of the foregoing inquiries or proposals being referred to herein as an “Alternative Proposal”), (ii) participate in any discussions or negotiations regarding an Alternative Transaction, or (iii) enter into any agreement regarding any Alternative Transaction. Seller shall, and shall cause each of the Subsidiaries and representatives of Seller and its Subsidiaries to, (A) immediately cease and cause to be terminated all existing discussions or negotiations with any person conducted heretofore with respect to any Alternative Proposal, (B) request the prompt return or destruction of all confidential information previously furnished in connection therewith and (C) not terminate, waive, amend, release or modify any provision of any confidentiality or standstill agreement relating to any Alternative Proposal to which it or any of its Subsidiaries is a party, and shall enforce the provisions of any such agreement. Notwithstanding the foregoing, if at any time after the date hereof but before approval of this Agreement by Seller’s shareholders, (1) Seller receives an unsolicited written Alternative Proposal that the Seller Board believes in good faith to be bona fide, (2) such Alternative Proposal was not the result of a violation of this Section 6.9, (3) the Seller Board determines in good faith (after consultation with outside counsel and its financial advisor) that such Alternative Proposal constitutes or is reasonably likely to lead to a Superior Proposal and (4) the Seller Board determines in good faith (after consultation with outside counsel) that the failure to take the actions referred to in clause (x) or (y) below would be reasonably likely to violate its fiduciary duties under applicable law, then Seller may (and may authorize its Subsidiaries and representatives to) (x) furnish nonpublic information regarding Seller and its Subsidiaries to the person making such Alternative Proposal (and its representatives) pursuant to a customary confidentiality agreement containing terms substantially similar to, and no less favorable to Seller than, those contained in the Confidentiality Agreement (provided, that any nonpublic information provided to any person given such access shall have been previously provided to Buyer or shall be provided to Buyer before or concurrently with the time it is provided to such person), and (y) participate in discussions and negotiations with the person making such Alternative Proposal.

(b)          Except as provided otherwise below, neither the Seller Board nor any committee thereof may (i)(A) withdraw (or modify or qualify in any manner adverse to Buyer) or refuse to recommend approval of this Agreement to Seller’s shareholders or (B) adopt, approve, recommend, endorse or otherwise declare advisable the adoption of any Alternative Proposal (each such action set forth in this Section 6.9(b)(i) being referred to as an “Adverse Recommendation Change”), or (ii) cause or permit Seller or any of its Subsidiaries to enter into any letter of intent, memorandum of understanding, agreement in principle, acquisition agreement, merger agreement, option agreement, joint venture agreement, partnership agreement or other agreement constituting or related to, or that is intended to or is reasonably likely to lead to, any Alternative Proposal (other than a confidentiality agreement permitted by Section 6.9(a)). Notwithstanding the foregoing, at any time before obtaining approval of the Merger by Seller’s shareholders, the Seller Board may, if the Seller Board determines in good faith (after consultation with outside counsel) that the failure to do so would be reasonably likely to violate its fiduciary duties under applicable law, taking into account all adjustments to the terms of this Agreement that may be offered by Buyer under this Section 6.9(b), make an Adverse Recommendation Change; provided, that Seller may not make any Adverse Recommendation Change in response to an Alternative Proposal unless (x) Seller shall not have breached this Section 6.9 in any respect and (y):

(i)          The Seller Board determines in good faith (after consultation with outside counsel and its financial advisor) that such Alternative Proposal is a Superior Proposal and such Superior Proposal has been made and has not been withdrawn and continues to be a Superior Proposal after taking into account all adjustments to the terms of this Agreement that may be offered by Buyer under this Section 6.9(b);

(ii)         Seller has given Buyer at least three days’ prior written notice of its intention to take such action set forth above (which notice shall specify the material terms and conditions of any such Superior Proposal (including the identity of the party making such Superior Proposal) and has contemporaneously provided an unredacted copy of the relevant proposed transaction agreements with the person making such Superior Proposal; and

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(iii)        Before effecting such Adverse Recommendation Change, Seller has negotiated, and has caused its representatives to negotiate, in good faith with Buyer during such notice period to the extent Buyer wishes to negotiate, to enable Buyer to revise the terms of this Agreement such that it would cause such Superior Proposal to no longer constitute a Superior Proposal.

In the event of any material change to the terms of such Superior Proposal, Seller shall, in each case, be required to deliver to Buyer a new written notice, the notice period shall have recommenced and Seller shall be required to comply with its obligations under this Section 6.9 with respect to such new written notice.

(c)          In addition to the obligations of Seller under Sections 6.9(a) and (b), Seller shall notify Buyer promptly (but in no event later than 24 hours) after receipt of any Alternative Proposal, or any material modification of or material amendment to any Alternative Proposal, or any request for nonpublic information relating to Seller or any of its Subsidiaries or for access to the properties, books or records of Seller or any Subsidiary by any person that informs the Seller Board or any Subsidiary that it is considering making, or has made, an Alternative Proposal. Such notice to Buyer shall be made orally and in writing, and shall indicate the identity of the person making the Alternative Proposal or intending to make or considering making an Alternative Proposal or requesting nonpublic information or access to the books and records of Seller or any Subsidiary, and the material terms of any such Alternative Proposal or modification or amendment to an Alternative Proposal. Seller shall keep Buyer fully informed, on a current basis, of any material changes in the status and any material changes or modifications in the terms of any such Alternative Proposal, indication or request. Seller shall also promptly, and in any event within 24 hours, notify Buyer, orally and in writing, if it enters into discussions or negotiations concerning any Alternative Proposal in accordance with Section 6.9(a).

(d)          As used in this Agreement:

(i)          “Alternative Transaction” means any of (A) a transaction pursuant to which any person (or group of persons) (other than Buyer or its affiliates), directly or indirectly, acquires or would acquire more than 25% of the outstanding shares of Seller Common Stock or outstanding voting power or of any new series or new class of preferred stock that would be entitled to a class or series vote with respect to the Merger, whether from Seller or pursuant to a tender offer or exchange offer, (B) a merger, share exchange, consolidation or other business combination involving Seller (other than the Merger), or (C) any transaction pursuant to which any person (or group of persons) (other than Buyer or its affiliates) acquires or would acquire control of assets (including for this purpose the outstanding equity securities of Subsidiaries of Seller and securities of the entity surviving any merger or business combination including any of Seller’s Subsidiaries) of Seller, or any of its Subsidiaries representing more than 25% of the assets of Seller and its Subsidiaries, taken as a whole, immediately before such transaction.

(ii)         “Superior Proposal” means any unsolicited bona fide Alternative Proposal that the Seller Board determines in good faith (after consultation with outside counsel and its financial advisor), taking into account all legal, financial, regulatory and other aspects of the proposal and the person (or group of persons) making the proposal (including any break-up fees, expense reimbursement provisions and conditions to consummation), (A) if consummated, would be more favorable to the shareholders of Seller from a financial point of view than the transactions contemplated by this Agreement (including taking into account any adjustment to the terms and conditions proposed by Buyer in response to such proposal under Section 6.9(b) or otherwise) and (B) if accepted, is reasonably likely to be completed on the terms proposed on a timely basis.

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(e)          Seller shall ensure that the officers, directors and all employees, agents and representatives (including any investment bankers, financial advisors, attorneys, accountants or other retained representatives) of Seller or its Subsidiaries are aware of the restrictions described in this Section 6.9 as reasonably necessary to avoid violations thereof. It is understood that any violation of the restrictions set forth in this Section 6.9 by any officer, director, employee, agent or representative (including any investment banker, financial advisor, attorney, accountant or other retained representative) of Seller or its Subsidiaries, at the direction or with the consent of Seller or its Subsidiaries, shall be deemed to be a breach of this Section 6.9 by Seller.

(f)          Nothing contained in this Section 6.9 shall prohibit Seller or its Subsidiaries from taking and disclosing to its shareholders a position required by Rule 14e-2(a) or Rule 14d-9 promulgated under the Exchange Act.

6.10        Buyer’s and Buyer Bank’s Board. Buyer shall take all action necessary to appoint, after consultation with the Seller and effective immediately following the Effective Date, three members of the Seller Board seats as non-management members on Buyer’s Board for a period until Buyer’s next annual meeting following the Effective Date (and shall use all reasonable efforts to arrange for such member to sit for election to a regular term at the next annual meeting of Buyer’s Board). In addition, Buyer shall take all action necessary to appoint, after consultation with the Seller and effective immediately following the Effective Date, three members of the Seller Board seats as members on Buyer Bank’s board of directors (“Buyer Bank Board”) for a period until Buyer Bank’s next annual meeting following the Effective Date (and shall use all reasonable efforts to arrange for such member to sit for election to a regular term at the next annual meeting of Buyer Bank’s Board), with one such member, A. Dwight Utz, to serve as Chairman of the Buyer Bank Board. While each such person sits as a director of either Buyer and/or Buyer Bank, Buyer and Buyer Bank shall pay the same compensation to such director paid to the other members of the Buyer Board and Buyer Bank Board (exclusive of any stock or option awards made to members of such board before the Effective Date). The other members of the Seller Board that have not been appointed to either the Buyer Board or the Buyer Bank Board shall each be named to an Eastern North Carolina Advisory Board to be created by Buyer or Buyer Bank (the “Advisory Board”) for a minimum term of twelve months following the Effective Time, and each member of the Advisory Board shall be compensated, for at least the twelve months following the Effective Time, with the same compensation that they received for service on the Board of Directors of Seller Bank during the twelve months preceding the date of this Agreement.

6.11        Reasonable Best Efforts; Cooperation. Each of Seller and Buyer agrees to exercise good faith and use its reasonable best efforts to satisfy the various covenants and conditions to Closing in this Agreement, and to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on its part under this Agreement and applicable law to consummate and make effective the Merger and the other transactions contemplated by this Agreement as soon as reasonably practicable, including preparing and filing as promptly as practicable all documentation to effect all necessary notices, reports and other filings and to obtain as promptly as reasonably practicable all consents, registrations, approvals, permits and authorizations necessary or advisable to be obtained from any third party and/or any Governmental Entity in order to consummate the Merger or any of the other transactions contemplated by this Agreement.

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6.12        Exemption from Liability Under Section 16(b). Prior to the Effective Date, Buyer shall take all such steps as may be required to cause any acquisitions of Buyer Common Stock resulting from the transactions contemplated by this Agreement by each director or officer of Seller who becomes subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Buyer to be exempt under Rule 16b-3 promulgated under the Exchange Act.

6.13        Completion of the Merger with VantageSouth Bank. Subject to the terms and conditions of the VantageSouth Merger Agreement, Buyer agrees to use all reasonable efforts to take promptly, or cause to be taken promptly, all actions and to do promptly, or cause to be done promptly, all things necessary, proper or advisable to consummate the merger with VantageSouth Bank (the “VantageSouth Merger”).

Article VII
CONDITIONS PRECEDENT

7.1          Conditions to Each Party’s Obligation To Effect the Merger. The respective obligations of the Parties to effect the Merger shall be subject to the satisfaction at or before the Effective Time of the following conditions:

(a)          Shareholder Approvals. The Merger, on substantially the terms and conditions set forth in this Agreement, shall have been approved by the requisite affirmative vote of the holders of Seller Common Stock and the Buyer Common Stock entitled to vote thereon.

(b)          The NASDAQ Global Market Listing. The shares of Buyer Common Stock to be issued to the holders of Seller Common Stock upon consummation of the Merger shall have been authorized for listing on The NASDAQ Global Market (or such other national securities exchange as determined by Buyer), subject to official notice of issuance.

(c)          Form S-4. The Form S-4 shall have become effective under the Securities Act, no stop order suspending the effectiveness of the Form S-4 shall have been issued and no proceedings for that purpose shall have been initiated or threatened by the SEC.

(d)          No Injunctions or Restraints; Illegality. No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition (an “Injunction”) preventing the consummation of the Merger or any of the other transactions contemplated by this Agreement shall be in effect. No statute, rule, regulation, order, Injunction or decree shall have been enacted, entered, promulgated or enforced by any Governmental Entity that prohibits or makes illegal consummation of the Merger.

(e)          Employment Agreements. The employment agreements, or amendments to existing Seller agreements, with A. Dwight Utz, Thomas M. Crowder, James J. Burson and T. Olin Davis referenced in Section 6.5(e) shall have become upon consummation of the Merger at the Effective Time.

(f)          Regulatory Approvals. All regulatory approvals set forth in Section 3.4 and 4.4 required to consummate the transactions contemplated by this Agreement, including the Merger, shall have been obtained and shall remain in full force and effect and all statutory waiting periods in respect thereof shall have expired (all such approvals and the expiration of all such waiting periods being referred to as the “Requisite Regulatory Approvals”), and no such regulatory approval shall have resulted in the imposition of any Materially Burdensome Regulatory Condition.

7.2          Conditions to Obligations of Buyer. The obligation of Buyer to effect the Merger is also subject to the satisfaction, or waiver by Buyer, at or before the Effective Time, of the following conditions:

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(a)          Representations and Warranties. Subject to the standard set forth in Section 9.2, the representations and warranties of Seller set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), and Buyer shall have received a certificate signed on behalf of Seller by the Chief Executive Officer or Chief Financial Officer of Seller to the foregoing effect.

(b)          Performance of Obligations of Seller. Seller shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Effective Time; and Buyer shall have received a certificate signed on behalf of Seller by the Chief Executive Officer of Seller to such effect.

(c)          Federal Tax Opinion. Buyer shall have received the opinion of its counsel, Womble Carlyle Sandridge & Rice, LLP, in form and substance reasonably satisfactory to Buyer, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code. In rendering such opinion, the counsel may require and rely upon customary representations contained in certificates of officers of Seller and Buyer.

(d)          Support Agreements. Each member of the Seller Board shall have executed and delivered to Buyer a Support Agreement in the form attached as Exhibit A.

(e)          Noncompete Agreements. Each member of the Seller Board shall have executed and delivered a noncompete agreement in the form attached as Exhibit B.

(f)          Resignations. The directors of Seller and its Subsidiaries immediately before the Effective Time shall have submitted their resignations to be effective as of the Effective Time.

(g)          Release Agreements. Each of A. Dwight Utz, Thomas M. Crowder, James J. Burson and T. Olin Davis shall have executed release agreements, in a form reasonably acceptable to Buyer, waiving their respective rights to severance payments under existing agreements with Seller.

(h)          Other Employment Agreements. All employees listed on Section 3.13(a) of the Seller Disclosure Schedule, other than those executives listed in Section 7.1(e) above, shall have entered into amendments to their existing employment/severance agreement(s), with Buyer and/or Buyer Bank, and such amendments shall relate solely to noncompetition and non-solicitation provisions of such agreements.  Such amended provisions shall be consistent with the noncompetition and non-solicitation provisions of the employment agreements for the four executives listed in Section 7.1(e) above.

7.3          Conditions to Obligations of Seller. The obligation of Seller to effect the Merger is also subject to the satisfaction or waiver by Seller at or before the Effective Time of the following conditions:

(a)          Representations and Warranties. Subject to the standard set forth in Section 9.2, the representations and warranties of Buyer set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Effective Time as though made on and as of the Effective Time (except that representations and warranties that by their terms speak specifically as of the date of this Agreement or another date shall be true and correct as of such date), and Seller shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer or the Chief Financial Officer of Buyer to the foregoing effect.

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(b)          Performance of Obligations of Buyer. Buyer shall have performed in all material respects all obligations required to be performed by it under this Agreement at or before the Effective Time, and Seller shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer or the Chief Financial Officer of Buyer to such effect.

(c)          Federal Tax Opinion. Seller shall have received the opinion of its counsel, Kilpatrick Townsend & Stockton LLP, in form and substance reasonably satisfactory to Seller, dated the Closing Date, substantially to the effect that, on the basis of facts, representations and assumptions set forth in such opinion that are consistent with the state of facts existing at the Effective Time, (i) the Merger will be treated as a reorganization within the meaning of Section 368(a) of the Code and (ii) no gain or loss will be recognized by any of the holders of Seller Common Stock in the Merger. In rendering such opinion, counsel may require and rely upon customary representations contained in certificates of officers of Seller and Buyer.

(d)          The VantageSouth Merger. The VantageSouth Merger shall have been consummated.

Article VIII
TERMINATION AND AMENDMENT

8.1          Termination. This Agreement may be terminated at any time before the Effective Time, whether before or after approval of the matters presented in connection with the Merger by the shareholders of Seller or Buyer:

(a)          Mutual Consent. By mutual consent of Seller and Buyer in a written instrument, if the board of directors of each of Seller and Buyer so determines by a vote of the majority of the members of its entire board of directors;

(b)          Shareholder Approval. By either Buyer or Seller, in the event of the failure of (i) the Seller’s shareholders to approve the Agreement at the Seller Shareholder Meeting; provided, however, that the Seller shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 6.3(a) (subject to Section 6.9) or (ii) Buyer’s shareholders to approve the Agreement at the Buyer Shareholder Meeting; provided, however, that Buyer shall only be entitled to terminate the Agreement pursuant to this clause if it has complied in all material respects with its obligations under Section 6.3(a). In the event that Buyer terminates this Agreement pursuant to this Section 8.1(b), Seller shall pay Buyer the Expense Reimbursement (as defined in Section 8.3(c)) in immediately available federal funds no later than two business days following the event that triggers such payment;

(c)          No Regulatory Approval. By either Seller or Buyer, if any Governmental Entity that must grant a Buyer Requisite Regulatory Approval or a Seller Requisite Regulatory Approval has denied approval of the Merger and such denial has become final and nonappealable or any Governmental Entity of competent jurisdiction shall have issued a final and nonappealable order permanently enjoining or otherwise prohibiting the consummation of the transactions contemplated by this Agreement;

(d)          Delay. By either Seller or Buyer, if the Merger shall not have been consummated on or before June 30, 2013, unless the failure of the Closing to occur by such date shall be due to the failure of the Party seeking to terminate this Agreement to perform or observe the covenants and agreements of such Party set forth in this Agreement;

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(e)          Material Breach of Representation, Warranty or Covenant. By either Buyer or Seller (provided that the terminating Party is not then in material breach of any representation, warranty, covenant or other agreement contained in this Agreement), if there shall have been a breach of any of the covenants or agreements or any of the representations or warranties set forth in this Agreement on the part of Seller, in the case of a termination by Buyer, or Buyer, in the case of a termination by Seller, which breach, either individually or in the aggregate, would result in, if occurring or continuing on the Closing Date, the failure of the conditions set forth in Section 7.2 or 7.3, as the case may be, and which is not cured within 45 days following written notice to the Party committing such breach or by its nature or timing cannot be cured within such time period; or

(f)          Failure to Recommend. By Buyer, if the Seller Board shall have (i) failed to recommend in the Proxy Statement, without modification or qualification, the approval and adoption of this Agreement or (ii) in a manner adverse to Buyer, (A) withdrawn, modified or qualified, or publicly discloses its intention to withdraw, modify or qualify, the recommendation by the Seller Board of this Agreement and/or the Merger to Seller’s shareholders, or (C) recommended any Alternative Proposal (or, in the case of clause (ii), resolved to take any such action), whether or not permitted by the terms hereof.

The Party desiring to terminate this Agreement pursuant to any clause of this Section 8.1 (other than clause (a)) shall give written notice of such termination to the other Party in accordance with Section 9.4, specifying the provision or provisions hereof pursuant to which such termination is effected.

8.2          Effect of Termination. If either Seller or Buyer terminates this Agreement as provided in Section 8.1, this Agreement shall forthwith become void and have no effect, and none of Seller, Buyer, any of their respective Subsidiaries or any of the officers or directors of any of them shall have any liability of any nature whatsoever under this Agreement, or in connection with the transactions contemplated by this Agreement, except that (i) Sections 6.2(b), 8.2, 8.3, 9.4, 9.7, 9.8 and 9.9 shall survive any termination of this Agreement and (ii) neither Seller nor Buyer shall be relieved or released from any liabilities or damages arising out of its willful breach of any provision of this Agreement.

8.3          Fees and Expenses.

(a)          Except as set forth in Sections 8.1(b) and 8.3(b), and except with respect to costs and expenses of printing and mailing the Proxy Statement and all filing and other fees paid to the SEC in connection with the Merger, which shall be borne equally by Seller and Buyer, all fees and expenses incurred in connection with the Merger, this Agreement and the transactions contemplated by this Agreement shall be paid by the Party incurring such fees or expenses, whether or not the Merger is consummated.

(b)          Seller shall pay to Buyer a termination fee in the amount of $2,000,000 (the “Termination Fee”) and the Expense Reimbursement in immediately available federal funds if:

(i)          this Agreement is terminated by Buyer pursuant to Section 8.1(b)(i), Section 8.1(e) (if the breach giving rise to such termination was knowing or intentional) or Section 8.1(f); (ii) at the time of such termination Buyer is not in material breach of any representation, warranty or material covenant contained herein and (iii)(A) before such termination in the case of termination pursuant to Section 8.1(e) or Section 8.1(f) or before the Seller Shareholder Meeting in the case of termination pursuant to Section 8.1(b)(i), an Alternative Transaction with respect to Seller was publicly proposed or publicly disclosed; and (B) within 12 months after such termination, (x) Seller shall have entered into a definitive agreement relating to the Alternative Transaction or (y) the Alternative Transaction shall have been consummated.

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(c)          The Termination Fee and the Expense Reimbursement must be paid no later than two business days following the event that triggers such payment described in Section 8.3(b). Upon payment of the Termination Fee and the Expense Reimbursement, Seller shall have no further liability to Buyer at law or in equity with respect to such termination or any other provision of this Agreement, or with respect to Seller Board’s failure to take action to convene the Seller Shareholder Meeting and/or recommend that Seller shareholders adopt this Agreement. “Expense Reimbursement” means an amount in cash of up to $500,000 in respect of Buyer’s documented out-of-pocket legal and due diligence expenses incurred in connection with the transactions contemplated by this Agreement (net of any amounts otherwise previously paid pursuant to Section 8.3(a)). The payment of the Expense Reimbursement shall be in lieu of any other agreement between Buyer and Seller with respect to the payment of Buyer’s expenses entered into before the date hereof.

(d)          Seller acknowledges that the agreements contained in this Section 8.3 are an integral part of the transactions contemplated by this Agreement and that, without these agreements, Buyer would not enter into this Agreement. The amounts payable pursuant to Section 8.3(b) constitute liquidated damages and not a penalty and shall be the sole remedy of Buyer in the event of termination of this Agreement specified in such section. Accordingly, if Seller fails to pay timely any amount due pursuant to this Section 8.3 and, in order to obtain such payment, Buyer commences a suit that results in a final, nonappealable judgment against Seller for the amount payable to Buyer pursuant to this Section 8.3, Seller shall pay to Buyer its documented out-of-pocket costs and expenses (including reasonable attorneys’ fees and expenses) in connection with such suit, together with interest on the Termination Fee and the Expense Reimbursement and such costs and expenses at the prime rate (as published in The Wall Street Journal on the date of termination) plus 2%.

8.4          Amendment. This Agreement may be amended by the Parties, by action taken or authorized by their respective Boards of Directors, at any time before or after approval of the matters presented in connection with the Merger by the shareholders of Seller; provided, however, that after any approval of the transactions contemplated by this Agreement by the shareholders of Seller, there may not be, without further approval of such shareholders, any amendment of this Agreement that (a) alters or changes the amount or the form of the Merger Consideration to be delivered under this Agreement, if such alteration or change would adversely affect the holders of any security of Seller, (b) alters or changes any term of the articles of incorporation of the Surviving Corporation, if such alteration or change would adversely affect the holders of any security of Seller, or (c) alters or changes any of the terms and conditions of this Agreement if such alteration or change would adversely affect the holders of any securities of Seller, in each case other than as contemplated by this Agreement. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the Parties.

8.5          Extension; Waiver. At any time before the Effective Time, the Parties, by action taken or authorized by their respective Boards of Directors, may, to the extent legally allowed, (a) extend the time for the performance of any of the obligations or other acts of the other Party, (b) waive any inaccuracies in the representations and warranties contained in this Agreement or (c) waive compliance with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a Party to any such extension or waiver shall be valid only if set forth in a written instrument signed on behalf of such Party, but such extension or waiver or failure to insist on strict compliance with an obligation, covenant, agreement or condition shall not operate as a waiver of, or estoppel with respect to, any subsequent or other failure.

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Article IX
GENERAL PROVISIONS

9.1          Closing. On the terms and subject to conditions set forth in this Agreement, the closing of the Merger (the “Closing”) shall take place at 10:00 a.m. on a date and at a place to be specified by the Parties, which date shall be no later than five business days after the satisfaction or waiver (subject to applicable law) of the latest to occur of the conditions set forth in Article VII (other than those conditions that by their nature are to be satisfied or waived at the Closing), unless extended by mutual agreement of the Parties (the “Closing Date”). If the conditions set forth in Article VII are satisfied or waived during the two weeks immediately before the end of a fiscal quarter of Buyer, then Buyer may postpone the Closing until the first full week after the end of that fiscal quarter.

9.2          Standard. No representation or warranty of Seller contained in Article III or of Buyer contained in Article IV shall be deemed untrue or incorrect for any purpose under this Agreement, and no Party shall be deemed to have breached a representation or warranty for any purpose under this Agreement, in any case as a consequence of the existence or absence of any fact, circumstance or event unless such fact, circumstance or event, individually or when taken together with all other facts, circumstances or events inconsistent with any representations or warranties contained in Article III, in the case of Seller, or Article IV, in the case of Buyer, has had or would be reasonably likely to have a Material Adverse Effect with respect to Seller or Buyer, respectively (disregarding for purposes of this Section 9.2 any materiality or Material Adverse Effect qualification contained in any representations or warranties). Notwithstanding the immediately preceding sentence, the representations and warranties contained in (x) Section 3.2(a), Section 3.2(d) and Section 3.3 shall be deemed untrue and incorrect if not true and correct in all respects, (y) Sections 3.2(b), 3.3(a), 3.3(b)(i) and 3.7, in the case of Seller, and Sections 4.2, 4.3(a), 4.3(b)(i) and 4.7, in the case of Buyer, shall be deemed untrue and incorrect if not true and correct in all material respects and (z) Section 3.8(a), in the case of Seller, and Section 4.8(a), in the case of Buyer, shall be deemed untrue and incorrect if not true and correct in all respects.

9.3          Nonsurvival of Representations, Warranties and Agreements. None of the representations, warranties, covenants and agreements set forth in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time, except for Section 6.7 and for those other covenants and agreements contained in this Agreement that by their terms apply or are to be performed in whole or in part after the Effective Time.

9.4          Notices. All notices and other communications in connection with this Agreement shall be in writing and shall be deemed given if delivered personally, sent via facsimile (with confirmation), mailed by registered or certified mail (return receipt requested) or delivered by an express courier (with confirmation) to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice):

(a) if to Seller, to:

ECB Bancorp, Inc.

35050 US Highway 264 East

Engelhard, NC 27824

Attention: A. Dwight Utz, President and Chief Executive Officer

E-mail:

with a copy to:

Kilpatrick, Townsend & Stockton LLP

49

607 14th Street, NW

Suite 900

Washington, DC 20005

Attention: Gary R. Bronstein

Email: gbronstein@kilpatricktownsend.com

and

(b) if to Buyer, to:

Piedmont Community Bank Holdings, Inc.

3600 Glenwood Avenue, Suite 300

Raleigh, NC 27612

Attention: Scott M. Custer, President and Chief Executive Officer

Email: SCuster@CrescentStateBank.com

with a copy to:

Womble Carlyle Sandridge & Rice, LLP

271 17th Street, NW, Suite 2400

Atlanta, GA 30363

Attention: Steven S. Dunlevie
Email: sdunlevie@wcsr.com

9.5          Interpretation. When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference shall be to an Article or Section of or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.” The Seller Disclosure Schedule and the Buyer Disclosure Schedule, as well as all other Schedules and all Exhibits hereto, shall be deemed part of this Agreement and included in any reference to this Agreement. This Agreement shall not be interpreted or construed to require any person to take any action, or fail to take any action, if to do so would violate any applicable law. For purposes of this Agreement, (a) “person” means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity (including its permitted successors and assigns) and (b) “knowledge” of any person that is not an individual means the actual knowledge (without investigation) of such person’s directors and senior executive officers.

9.6          Counterparts. This Agreement may be executed in two or more counterparts, all of which shall be considered one and the same agreement and shall become effective when counterparts have been signed by each of the Parties and delivered to the other Party, it being understood that each Party need not sign the same counterpart.

9.7          Entire Agreement. This Agreement (including the Disclosure Schedules and Exhibits hereto and the other documents and the instruments referred to in this Agreement), together with the Confidentiality Agreement, constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, between the Parties with respect to the subject matter of this Agreement, other than the Confidentiality Agreement.

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9.8          Governing Law; Jurisdiction. This Agreement shall be governed and construed in accordance with the internal laws of the State of Delaware applicable to contracts made and wholly performed within such state, without regard to any applicable conflicts-of-law principles. The Parties agree that any suit, action or proceeding brought by either Party to enforce any provision of, or based on any matter arising out of or in connection with, this Agreement or the transactions contemplated hereby shall be brought in any federal or state court located in Raleigh, North Carolina. Each of the Parties submits to the jurisdiction of any such court in any suit, action or proceeding seeking to enforce any provision of, or based on any matter arising out of, or in connection with, this Agreement or the transactions contemplated hereby and hereby irrevocably waives the benefit of jurisdiction derived from present or future domicile or otherwise in such action or proceeding. Each Party irrevocably waives, to the fullest extent permitted by law, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding in any such court or that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

9.9          Publicity. Neither Seller nor Buyer shall, and neither Seller nor Buyer shall permit any of its Subsidiaries or agents to, issue or cause the publication of any press release or other public announcement with respect to the transactions contemplated by this Agreement without the prior consent (which consent shall not be unreasonably withheld) of Buyer, in the case of a proposed announcement by Seller, or Seller, in the case of a proposed announcement by Buyer; provided, however, that either Party may, without the prior consent of the other Party (but after prior consultation with the other Party to the extent practicable under the circumstances) issue or cause the publication of any press release or other public announcement to the extent required by law or by the rules and regulations of The NASDAQ Stock Market.

9.10        Assignment; Third-Party Beneficiaries.

(a)          Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned by either of the Parties (whether by operation of law or otherwise) without the prior written consent of the other Party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by each of the Parties and their respective successors and assigns. Except as otherwise specifically provided in Section 6.6, this Agreement (including the documents and instruments referred to in this Agreement) is not intended to and does not confer upon any person other than the Parties any rights or remedies under this Agreement.

(b)          No provision in this Agreement modifies or amends or creates any employee benefit plan, program or document (“Benefit Plan”) unless this Agreement explicitly states that the provision “amends” or “creates” that Benefit Plan, and no third party shall be entitled to enforce any provision of this Agreement on the grounds that it is an amendment to, or a creation of, a Benefit Plan, unless that provision explicitly states that such enforcement rights are being conferred. This provision shall not prevent the Parties to this Agreement from enforcing any provision of this Agreement. If a person not entitled to enforce this Agreement brings a lawsuit or other action to enforce any provision in this Agreement as an amendment to, or creation of a Benefit Plan, and that provision is construed to be such an amendment or creation despite not being explicitly designated as one in this Agreement, that provision shall lapse retroactively, thereby precluding it from having any effect.

9.11        Enforcement. The Parties agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. Accordingly, each of the Parties shall be entitled to specific performance of the terms hereof, including an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement, this being in addition to any other remedy to which such Party is entitled at law or in equity. Each of the Parties hereby further waives (a) any defense in any action for specific performance that a remedy at law would be adequate and (b) any requirement under any law to post security as a prerequisite to obtaining equitable relief.

[Signature Page Follows]

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 IN WITNESS WHEREOF, Seller and Buyer have caused this Agreement to be executed by their respective duly authorized officers as of the date first above written.

ECB BANCORP, INC.

By:	/s/ A. Dwight Utz
Name: A. Dwight Utz
Title: President / CEO / Director

CRESCENT FINANCIAL BANCSHARES, INC.

By:	/s/ Scott Custer
Name: Scott Custer
Title: CEO

52

EXHIBIT A
SUPPORT AGREEMENT

September __, 2012

Crescent Financial Bancshares, Inc.

3600 Glenwood Avenue, Suite 300
Raleigh, NC 27612

Ladies and Gentlemen:

The undersigned is a director of ECB Bancorp, Inc, a North Carolina corporation (“Seller”), and the beneficial holder of shares of common stock of Seller (the “Seller Common Stock”).

Crescent Financial Bancshares, Inc., a Delaware corporation (“Buyer”), and Seller are considering the execution of an Agreement and Plan of Merger (the “Agreement”) contemplating the acquisition of Seller through the merger of Seller with and into Buyer (the “Merger”). The consummation of the Merger pursuant to the Agreement by Buyer is subject to the execution and delivery of this letter agreement.

In consideration of the substantial expenses that Buyer will incur in connection with the transactions contemplated by the Agreement and to induce Buyer to consummate the transactions contemplated by the Agreement and to proceed to incur such expenses, the undersigned agrees and undertakes, in his or her capacity as a shareholder of Seller, and not in his or her capacity as a director or officer of Seller, as follows:

1.          While this letter agreement is in effect, the undersigned shall not, directly or indirectly, except with the prior approval of Buyer, which approval shall not be unreasonably withheld, (a) sell or otherwise dispose of or encumber (other than in connection with an ordinary bank loan) before the record date of the meeting of Seller’s shareholders to approve the Merger (the “Seller Shareholders Meeting”) any or all of his or her shares of Seller Common Stock or (b) deposit any shares of Seller Common Stock into a voting trust or enter into a voting agreement or arrangement with respect to any shares of Seller Common Stock or grant any proxy with respect thereto, other than for the purpose of voting to approve the Agreement and the Merger and matters related thereto.

2.          While this letter agreement is in effect, the undersigned shall vote all of the shares of Seller Common Stock for which the undersigned has sole voting authority and shall use his or her best efforts to cause to be voted all of the shares of Seller Common Stock for which the undersigned has shared voting authority, in either case whether such shares are beneficially owned by the undersigned on the date of this letter agreement or are subsequently acquired: (a) for the approval of the Agreement and the Merger at the Seller Shareholders Meeting; and (b) against any Alternative Transaction (as defined in the Agreement) (other than the Merger).

3.          The undersigned hereby waives any rights of appraisal, or rights to dissent from the Merger, that the undersigned may have.

4.          The undersigned acknowledges and agrees that any remedy at law for breach of the foregoing provisions shall be inadequate and that, in addition to any other relief which may be available, Buyer shall be entitled to temporary and permanent injunctive relief without having to prove actual damages.

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5.          The foregoing restrictions shall not apply to shares with respect to which the undersigned may have voting power as a fiduciary for others. In addition, this letter agreement shall only apply to actions taken by the undersigned in his or her capacity as a shareholder of Seller and, if applicable, shall not in any way limit or affect actions the undersigned may take in his or her capacity as a director or officer of Seller.

6.          This letter agreement, and all rights and obligations of the parties hereunder, shall terminate upon the first to occur of (a) the Effective Time (as defined in the Agreement) of the Merger or (b) the date upon which the Merger Agreement is terminated in accordance with its terms, in which event the provisions of this Agreement shall terminate.

7.          As of the date hereof, the undersigned has voting power (sole or shared) with respect to the number of shares of Seller Common Stock set forth below.

IN WITNESS WHEREOF, the undersigned has executed this agreement as of the date first above written.

Very truly yours,

Print Name

Number of shares owned with sole voting authority:

Number of shares owned with shared voting authority:

Accepted and agreed to as of
the date first above written:

Crescent Financial Bancshares, Inc.

By: Scott M. Custer
Its: President and Chief Executive Officer

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EXHIBIT B
DIRECTOR’S AGREEMENT

THIS DIRECTOR’S AGREEMENT (this “Agreement”) is entered into by and between Crescent Financial Bancshares, Inc., a Delaware corporation (together with any of its parents, subsidiaries and affiliates, “Buyer”), and the undersigned individual (“Director”). Capitalized terms used but not defined herein shall have the same meanings provided in the Merger Agreement (as defined below).

WHEREAS, Buyer and ECB Bancorp, Inc., a North Carolina corporation (together with any of its parents, subsidiaries and affiliates, “Seller”), are parties to an Agreement and Plan of Merger dated as of September 25, 2012, as the same may be amended or supplemented in accordance with its terms (the “Merger Agreement”);

WHEREAS, Director is a director and shareholder of Seller and is receiving Merger Consideration pursuant to the terms and conditions of the Merger Agreement; and

WHEREAS, as a condition for and an inducement to Buyer to effect the Merger, Director has agreed to enter into and be bound by this Agreement.

IN CONSIDERATION of the premises and for other good and valuable consideration, including, without limitation, the Merger Consideration to be received by Director, the sufficiency and receipt of which are hereby acknowledged, Buyer and Director, intending to be legally bound, agree as follows:

1.            Contingent on Merger. This Agreement shall become effective at the Effective Time of the Merger. If the Merger Agreement is terminated, then this Agreement shall be void ab initio and of no force or effect.

2.            Noncompetition.

(a)          Director covenants and agrees that, during the Restricted Period (as defined below), Director shall not (except as required to carry out Director’s assigned duties with Buyer, if any): (i) engage in any aspect of the Restricted Business (as defined below) within the Prohibited Territory (as defined below); and/or (ii) as an employee, agent, partner, shareholder, member, investor, director, consultant or otherwise assist others to engage in the Restricted Business within the Prohibited Territory. Notwithstanding the preceding, owning the stock or options to acquire stock totaling less than five percent of the outstanding shares in a public company shall not by itself be considered engaging in, or assisting others to engage in, the “Restricted Business.”

(b)          “Restricted Period” means a period of one year following the Effective Time.

(c)          “Restricted Business” means the business that was engaged in by Seller immediately before the Effective Time. Director acknowledges and agrees that Seller was, immediately before the Effective Time, engaged in the business of providing business banking, personal banking, loan and mortgage services and products.

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(d)           “Prohibited Territory” means the areas within a twenty-five (25) mile radius of each office maintained by Seller immediately before the Effective Time; provided, however, if any such office closes during the Restricted Period, then that office shall no longer be included when determining the Prohibited Territory. Director acknowledges and agrees that Seller was actively engaged in the Restricted Business throughout the Prohibited Territory immediately before the Effective Time.

3.            Noninterference with Customers.

(a)          Director covenants and agrees that, during the Restricted Period, Director shall not, directly or indirectly: (i) solicit, encourage or cause any Restricted Customer (as defined below) to obtain any services or products related to the Restricted Business from any entity other than Buyer; or (ii) sell or provide to any Restricted Customer any services or products related to the Restricted Business, other than on behalf of and for the benefit of Buyer.

(b)          “Restricted Customer” means any person or entity that was a customer of Seller at any point during the 90 days preceding the Effective Time and: (i) with whom Director had material contact or communications at any time during the two-year period preceding the Effective Time (the “Look-Back Period”); (ii) for whom Director performed services or whose account Director managed, at any time during the Look-Back Period; or (iii) about whom Director obtained any Confidential Information (as defined below) at any time during the Look-Back Period.

4.            Noninterference with Employees. Director covenants and agrees that, during the Restricted Period, Director shall not, directly or indirectly: (a) solicit or induce any employee of Buyer who was an employee of Seller immediately before the Effective Time (each, a “Restricted Employee”) to leave or limit his or her employment relationship with Buyer; or (b) hire any Restricted Employee as an employee or engage any Restricted Employee as an independent contractor.

5.            Confidential Information.

(a)          Director covenants and agrees that, during the Restricted Period: (i) Director shall keep strictly confidential and not disclose to any person not employed by Buyer any Confidential Information; and (ii) Director shall not use personally or for any other person or entity any Confidential Information. However, this provision shall not preclude Director from: (x) the use or disclosure of information known generally to the public (other than information known generally to the public as a result of Director’s violation of this section) or (y) any disclosure required by law or court order so long as Director provides Buyer’s Chief Executive Officer prompt advance written notice of any potential disclosure under this subsection.

(b)          “Confidential Information” means all information not generally known or available in the marketplace that was furnished to, obtained by or created by Director in connection with Director being a director of Seller that could be used to compete against or harm Seller or Buyer. Confidential Information includes, by way of illustration, such information relating to: (i) Seller’s and Buyer’s customers, including customer lists, contact information, contractual terms and information regarding products or services provided to such customer; (ii) Seller’s and Buyer’s finances, including nonpublic financial statements, balance sheets, sales data, forecasts and cost analyses; (iii) Seller’s and Buyer’s plans and projections related to growth, new products and services, and potential sales/acquisitions; and (iv) Seller’s and Buyer’s pricing and fee strategies, operating processes, legal affairs, lending and credit information, commission structure, personnel matters, loan portfolios, contracts, services, products and operating results.

B-2

 6.            Reasonableness and Breach. Director acknowledges that the restrictions herein are fair, reasonable, and necessary for the protection of Buyer and its acquisition of Seller and constitute a material inducement for Buyer to effect the Merger and provide the Merger Consideration. Therefore, Director agrees not to contest the enforceability of this Agreement in any forum. Director further acknowledges and agrees that a breach of any of such obligations and agreements will result in irreparable harm and continuing damage to Buyer for which there will be no adequate remedy at law and further agrees that in the event of any breach of such obligations and agreements, Buyer and its successors and assigns will be entitled to injunctive relief and to such other relief as is proper under the circumstances. Director acknowledges and agrees that the covenants in this Agreement are direct consideration for a sale of a business and should be governed by standards applicable to restrictive covenants entered into in connection with a sale of a business.

7.            Judicial Modification. If a court of competent jurisdiction determines that any provision of this Agreement is invalid or incapable of being enforced, then the parties request that such court modify such provision by “blue-penciling” or otherwise in order to render such provision not invalid or incapable of being enforced and then enforce the provision as modified. The parties further agree that each provision of this Agreement is severable from each other provision of this Agreement.

8.            Assignment. Buyer shall have the right to assign or transfer this Agreement to any affiliated entity or any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise), and Director irrevocably consents to any such assignment or transfer. In the event of such assignment or transfer, “Buyer” shall mean the entity to which this Agreement is so assigned or transferred.

9.           Applicable Law. This Agreement shall be governed by and construed in accordance with the laws of the State of North Carolina without regard to any conflict-of-law rules.

10.         Waiver; Construction. No modification, termination or attempted waiver of any of the provisions of this Agreement shall be binding unless reduced to writing and signed by the parties. This Agreement shall be construed according to a plain reading of its terms and no presumption or burden of proof shall arise favoring or disfavoring any party by virtue of the authorship of any provision in this Agreement.

11.         Entire Agreement. This Agreement (including the recitals, which are hereby incorporated by reference) and the Merger Agreement constitute the entire agreement among the parties pertaining to the subject matters contained herein.

[Signature Page Follows]

B-3

IN WITNESS WHEREOF, the undersigned hereto sets his or her hand as of the date set forth below.

DIRECTOR

Date:
[NAME]

BUYER

Crescent Financial Bancshares, Inc.

By: Scott M. Custer
Its: President and Chief Executive Officer

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ANNEX B

September 24, 2012

Board of Directors

ECB Bancorp, Inc.

35050 US Highway 264 East

Engelhard, NC 27824

Ladies and Gentlemen:

ECB Bancorp, Inc. ("ECB"), and Crescent Financial Bancshares, Inc. ("Crescent") will enter into an agreement and plan of merger (the "Agreement") pursuant to which ECB will merge with and into Crescent (the "Merger"). Pursuant to the terms of the merger, upon the effective date of the Merger, each share of ECB common stock issued and outstanding immediately prior to the effective time of the Merger, except for certain shares as specified in the Agreement, will be converted into the right to receive 3.5500 shares of Crescent common stock (the "Merger Consideration"). The other terms and conditions of the Merger are more fully set forth in the Agreement, and capitalized terms used herein without definition shall have the meanings assigned to them in the Agreement. You have requested our opinion as to the fairness, from a financial point of view, of the Merger Consideration to the holders of ECB common stock.

Sandler O'Neill & Partners, L.P., as part of its investment banking business, is regularly engaged in the valuation of financial institutions and their securities in connection with mergers and acquisitions and other corporate transactions. In connection with this opinion, we have reviewed, among other things: (i) the Agreement; (ii) certain publicly available financial statements and other historical financial information of ECB that we deemed relevant; (iii) certain publicly available financial statements and other historical financial information of Crescent that we deemed relevant; (iv) internal financial projections for ECB for the years ending December 31, 2012 through December 31, 2015 as provided by senior management of ECB; (v) internal financial projections for Crescent for the years ending December 31, 2012 through December 31, 2015 as provided senior management of Crescent and pro forma for Crescent's publicly announced acquisition of VantageSouth Bank; (vi) the pro forma financial impact of the Merger on Crescent, based on assumptions relating to transaction expenses, purchase accounting adjustments and cost savings as determined by the senior managements of ECB and Crescent (vii) the publicly reported historical price and trading activity for ECB's and Crescent's common stock, including a comparison of certain financial and stock market information for ECB and Crescent with similar publicly available information for certain other commercial banks, the securities of which are publicly traded; (viii) the terms and structures of other recent mergers and acquisition transactions in the commercial banking sector; (ix) the current market environment generally and in the commercial banking sector in particular; (x) such other information, financial studies, analyses and investigations and financial, economic and market criteria as we considered relevant. We also discussed with certain members of senior management of ECB the business, financial condition, results of operations and prospects of ECB and held similar discussions with senior management of Crescent concerning the business, financial condition, results of operations and prospects of Crescent.

B-1

In performing our review, we have relied upon the accuracy and completeness of all of the financial and other information that was available to us from public sources, that was provided to us by ECB and Crescent or that was otherwise reviewed by us and have assumed such accuracy and completeness for purposes of preparing this letter_ We have further relied on the assurances of the respective managements of ECB and Crescent that they are not aware of any facts or circumstances that would make any of such information inaccurate or misleading in any material respect. We did not make an independent evaluation or appraisal of the specific assets, the collateral securing assets or the liabilities (contingent or otherwise) of ECB and Crescent any of their respective subsidiaries. We did not make an independent evaluation of the adequacy of the allowance for loan losses of ECB and Crescent or the combined entity after the Merger and we have we not reviewed any individual credit files relating to ECB and Crescent. We have assumed, with your consent, that the respective allowances for loan losses for both ECB and Crescent are adequate to cover such losses and will be adequate on a pro forma basis for the combined entity.

With respect to the internal financial projections used in our analyses for both ECB and Crescent, the respective senior managements of ECB and Crescent confirmed to us that they reflected the best currently available estimates and judgments of the future financial performances of ECB and Crescent, respectively, and we assumed that such performances would be achieved. With respect to the purchase accounting adjustments, cost savings and other synergies determined by the senior managements of ECB and Crescent, such managements confirmed that they reflected the best currently available estimates. We express no opinion as to such earnings estimates, growth rates and other estimates or the assumptions on which they are based.

We have assumed that there has been no material change in the respective assets, financial condition, results of operations, business or prospects of ECB and Crescent since the date of the most recent financial data made available to us. We have also assumed in all respects material to our analysis that ECB and Crescent would remain as a going concern for all periods relevant to our analyses, that all of the representations and warranties contained in the Agreement and all related agreements are true and correct, that each party to the agreements will perform all of the covenants required to be performed by such party under the agreements and that the conditions precedent in the agreements are not waived. We express no opinion as to any of the legal. accounting and tax matters relating to the Merger and any other transactions contemplated in connection therewith.

B-2

Our analyses and the views expressed herein are necessarily based on financial, economic, regulatory, market and other conditions as in effect on, and the information made available to us as of, the date hereof. Events occurring after the date hereof could materially affect our views. We have not undertaken to update, revise, reaffirm or withdraw this letter or otherwise comment upon events occurring after the date hereof.

We have acted as ECB's financial advisor in connection with the Merger and will receive a fee for our services, a substantial portion of which is contingent upon consummation of the Merger. We will also receive a fee for this fairness opinion. ECB has also agreed to indemnify us against certain liabilities arising out of our engagement.

In the ordinary course of our business as a broker-dealer, we may purchase securities from and sell securities to ECB and Crescent and their affiliates. We may also actively trade the debt securities of ECB and Crescent or their affiliates for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities. We render no opinion as to the trading value of Crescent's common stock at the time it is actually issued to ECB shareholders and render no opinion as to the trading value of ECB and Crescent common stock at any time.

This letter is directed to the Board of Directors of ECB in connection with its consideration of the Merger and does not constitute a recommendation to any shareholder of ECB as to how such shareholder should vote at any meeting of shareholders called to consider and vote upon the Merger. Our opinion is directed only to the fairness, from a financial point of view, of the Merger Consideration to the holders of ECB common stock and does not address the underlying business decision of ECB to engage in the Merger, the relative merits of the Merger as compared to any other alternative business strategies that might exist for ECB and Crescent or the effect of any other transaction in which ECB might engage. We were not asked to and did not seek out alternative bidders for ECB. This opinion shall not be reproduced or used for used for any other purposes, without Sandler O'Neill's prior written consent. This Opinion has been approved by Sandler O'Neill's fairness opinion committee. We do not express any opinion as to the fairness of the amount or nature of the compensation to be received in the Merger by ECB's officers, directors, or employees, or class of such persons, relative to the compensation to be received in the Merger by any other shareholders of ECB.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Merger Consideration is fair to the holders of ECB common stock from a financial point of view.

Very truly yours,

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ANNEX C

September 24, 2012

The Board of Directors

Crescent Financial Bancshares, Inc.

3600 Glenwood Avenue

Raleigh, NC 27612

Members of the Board:

You have requested our opinion as investment bankers as to the fairness, from a financial point of view, to Crescent Financial Bancshares, Inc. (“Crescent”) of the Common Stock Merger Consideration (as defined below), in the proposed merger (the “Merger”) of ECB Bancorp, Inc. (“ECB”) with and into Crescent, pursuant to the Agreement and Plan of Merger, dated as of September 25, 2012, by and between Crescent and ECB (the “Agreement”). Pursuant to the terms of the Agreement, each outstanding share of common stock, par value $3.50 per share, of ECB (the “Common Shares”) not owned by Crescent or ECB or by any of their respective wholly-owned subsidiaries (other than shares owned in a fiduciary capacity or as a result of debts previously contracted), will be cancelled and retired and converted into the right to receive 3.55 shares (the “Exchange Ratio”) of common stock, par value $0.001 per share, of Crescent (the “Common Stock Merger Consideration”) as more fully described in the Agreement. The terms and conditions of the Merger are more fully described in the Agreement.

Keefe, Bruyette & Woods, Inc, has acted as financial advisor to Crescent and not as an advisor to or agent of any other person. As part of our investment banking business, we are continually engaged in the valuation of bank and bank holding company securities in connection with acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuations for various other purposes. As specialists in the securities of banking companies, we have experience in, and knowledge of, the valuation of banking enterprises. In the ordinary course of our business as a broker-dealer, we may, from time to time purchase securities from, and sell securities to, Crescent and ECB, and as a market maker in securities, we may from time to time have a long or short position in, and buy or sell, debt or equity securities of Crescent and ECB for our own account and for the accounts of our customers. To the extent we have any such position as of the date of this opinion it has been disclosed to Crescent. We have acted exclusively for the Board of Directors of Crescent in rendering this fairness opinion and will receive a fee from Crescent for our services. A portion of our fee is contingent upon the successful completion of the Merger.

C-1

In the past two years, we have not provided investment banking and financial advisory services to Crescent. In addition, we have not provided investment banking and financial advisory services to ECB in the past two years. We may in the future provide investment banking and financial advisory services to Crescent and receive compensation for such services.

In connection with this opinion, we have reviewed, analyzed and relied upon material bearing upon the financial and operating condition of Crescent and ECB and the Merger, including among other things, the following: (i) the draft of the Agreement dated September 23, 2012 (the most recent draft made available to us); (ii) the Annual Reports on Form 10-K for the three years ended December 31, 2011 of Crescent and the Annual Reports to Stockholders and Annual Reports on Form 10-K for the three years ended December 31, 2011 of ECB; (iii) certain interim reports to stockholders and Quarterly Reports on Form 10-Q of Crescent and ECB and certain other communications from Crescent and ECB to their respective stockholders; and (iv) other financial information concerning the businesses and operations of Crescent and ECB furnished to us by Crescent and ECB for purposes of our analysis. We have also held discussions with senior management of Crescent and ECB regarding the past and current business operations, regulatory relations, financial condition and future prospects of their respective companies and such other matters as we have deemed relevant to our inquiry. In addition, we have compared certain financial and stock market information for Crescent and ECB with similar information for certain other companies the securities of which are publicly traded, reviewed the financial terms of certain recent business combinations in the banking industry and performed such other studies and analyses as we considered appropriate.

In conducting our review and arriving at our opinion, we have relied upon the accuracy and completeness of all of the financial and other information provided to us or publicly available and we have not independently verified the accuracy or completeness of any such information or assumed any responsibility for such verification or accuracy. We have relied upon the management of Crescent and ECB as to the reasonableness and achievability of the financial and operating forecasts and projections (and the assumptions and bases therefore) provided to us, and we have assumed that such forecasts and projections reflect the best currently available estimates and judgments of such managements and that such forecasts and projections will be realized in the amounts and in the time periods currently estimated by such managements. We are not experts in the independent verification of the adequacy of allowances for loan and lease losses and we have assumed, with your consent, that the aggregate allowances for loan and lease losses for Crescent and ECB are adequate to cover such losses. In rendering our opinion, we have not made or obtained any evaluations or appraisals of the property, assets or liabilities of Crescent or ECB, nor have we examined any individual credit files.

We have assumed that, in all respects material to our analyses, the following: (i) the Merger will be completed substantially in accordance with the terms set forth in the Agreement (the final version of which will not differ in any respect material to our analyses from the draft reviewed) with no additional payments or adjustments to the Common Stock Merger Consideration; (ii) the representations and warranties of each party in the Agreement and in all related documents and instruments referred to in the Agreement are true and correct; (iii) each party to the Agreement and all related documents will perform all of the covenants and agreements required to be performed by such party under such documents; (iv) all conditions to the completion of the Merger will be satisfied without any waivers or modifications to the Agreement; and (v) in the course of obtaining the necessary regulatory, contractual, or other consents or approvals for the Merger, no restrictions, including any divestiture requirements, termination or other payments or amendments or modifications, will be imposed that will have a material adverse effect on the future results of operations or financial condition of the combined entity or the contemplated benefits of the Merger, including the cost savings, revenue enhancements and related expenses expected to result from the Merger.

C-2

We have considered such financial and other factors as we have deemed appropriate under the circumstances, including, among others, the following: (i) the historical and current financial position and results of operations of Crescent and ECB; (ii) the assets and liabilities of Crescent and ECB; and (iii) the nature and terms of certain other merger transactions involving banks and bank holding companies. We have also taken into account our assessment of general economic, market and financial conditions and our experience in other transactions, as well as our experience in securities valuation and knowledge of the banking industry generally. Our opinion is necessarily based upon conditions as they exist and can be evaluated on the date hereof and the information made available to us through the date hereof. Our opinion does not address the underlying business decision of Crescent to engage in the Merger, or the relative merits of the Merger as compared to any strategic alternatives that may be available to Crescent.

This opinion addresses only the fairness, from a financial point of view, as of the date hereof, of the Common Stock Merger Consideration in the Merger to Crescent. We express no view or opinion as to any terms or other aspects of the Merger.

Further, we are not expressing any opinion about the fairness of the amount or nature of the compensation to any of ECB’s or Crescent’s officers, directors or employees, or any class of such persons, relative to the compensation to the public shareholders of ECB in connection with the Merger.

In addition, this opinion does not in any manner address the prices at which the Crescent common stock will trade following the consummation of the Merger and we express no view or opinion as to how the stockholders of Crescent should vote at the stockholders meeting to be held in connection with the Merger.

This opinion has been reviewed and approved by our Fairness Opinion Committee in conformity with our policies and procedures established under the requirements of Rule 2290 of the Financial Industry Regulatory Authority.

Based upon and subject to the foregoing, it is our opinion that, as of the date hereof, the Common Stock Merger Consideration in the Merger is fair, from a financial point of view, to Crescent.

Very truly yours,

C-3

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

The Board of Directors recommends you vote FOR the following proposal:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

0000156068_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

CRESCENT FINANCIAL BANCSHARES, INC.
Special Meeting of Shareholders
March 7, 2013 11:00 AM
This proxy is solicited by the Board of Directors

The undersigned hereby appoints Lee H. Roberts and Terry S. Earley, or either of them, as proxies, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of CRESCENT FINANCIAL BANCSHARES, INC. that the shareholder is entitled to vote at the Special Meeting of shareholders to be held at 11:00 AM, Eastern Standard Time on March 7, 2013, at the Operations Center of VantageSouth Bank located at 206 High House Road, Cary, North Carolina, and any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000156068_2 R1.0.0.51160

ECB BANCORP, INC.
P.O. BOX 337
35050 US HWY 264
ENGELHARD, NC 27824
ATTN: THOMAS CROWDER, CFO

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

1 OF 2
1
1

VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: ☒

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

02 0000000000

The Board of Directors recommends you vote FOR proposals 1, 2 and 3.

NOTE: Note: Such other business as may properly come before the meeting or any adjournment thereof.

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
SEQUENCE #

0000156563_1 R1.0.0.51160

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting: The Notice & Proxy Statement is/are available at www.proxyvote.com .

ECB BANCORP, INC.
Special Meeting of Shareholders
March 20, 2013 10:00 AM
This proxy is solicited by the Board of Directors of ECB Bancorp, Inc.

The undersigned hereby appoints Thomas M. Crowder and James. J Burson (the "Proxies"), and any substitute appointed by them, as the undersigned's attorneys and proxies, and authorizes any one or more of them to represent and vote as directed herein all shares of the common stock of ECB Bancorp, Inc. (the "Company") held of record by the undersigned on February 8, 2013, at the Special Meeting of Shareholders of the Company to be held at the Washington Civic Center, located at 110 Gladden Street, Washington, North Carolina 27889, at 10:00 a.m. Eastern time on March 20, 2013, and at any adjournment or postponement thereof.

This proxy, when properly executed, will be voted in the manner directed herein. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side

0000156563_2 R1.0.0.51160